UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOFUEL ENERGY CORP.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $275,000,000

(5)	Total fee paid: $35,420

☐	Fee paid previously with preliminary materials.
☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:
A filing fee of $4,327.68 was paid in connection with BioFuel Energy Corp.’s Registration Statement on Form S-1 (Reg. No. 333-197446), which was filed on July 16, 2014, calculated as set forth therein.

(2)	Form, Schedule or Registration Statement No.: Registration Statement on Form S-1 (Reg. No. 333-197446), filed on July 16, 2014

(3)	Filing Party: BioFuel Energy Corp.

(4)	Date Filed: July 16, 2014

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

BIOFUEL ENERGY CORP.
1600 Broadway, Suite 1740
Denver, Colorado 80202

[ ], 2014

Dear Stockholders,

On behalf of the Board of Directors, it is my pleasure to invite you to attend BioFuel Energy Corp.’s 2014 Annual Meeting of Stockholders. The Annual Meeting will be held in our executive offices located at 1600 Broadway, Suite 1740, Denver, Colorado on [ ], 2014 at [ ] [a.m.] [p.m.] local time. The matters to be addressed at the Annual Meeting are described in the proxy statement accompanying this invitation, electronic copies of which are also available at www.proxyvote.com.

At the Annual Meeting, stockholders will vote on a number of important matters, one of which will be a proposal to approve a Transaction Agreement, dated as of June 10, 2014 (the “Transaction Agreement”), by and among BioFuel Energy Corp. (the “Company”), certain affiliates of Greenlight Capital, Inc. and Brickman Member Joint Venture (collectively, the “Sellers”) and JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP (collectively, “JBGL”), pursuant to which the Company will acquire, directly or indirectly, all of the equity interests in JBGL from the Sellers for $275 million, payable in cash and shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The cash portion of the purchase price will be funded from the proceeds of a $70 million rights offering to be conducted by the Company (together with proceeds from purchases of shares of Common Stock by Greenlight Capital, Inc. and its affiliates (“Greenlight”), Third Point LLC and its affiliates and certain other backstop parties) and approximately $150 million in debt financing provided to the Company by Greenlight.

As of July 11, 2014, Greenlight beneficially owned approximately 26.2% of our outstanding Common Stock and 100% of our outstanding class B common stock, par value $0.01 (“Class B Common Stock”), or 35.4% of our outstanding Common Stock and Class B Common Stock together. Additionally, as of July 11, 2014, Greenlight held 780,958 units of membership interests in our subsidiary BioFuel Energy, LLC, which, together with an equal number of shares of Class B Common Stock, are exchangeable for shares of Common Stock on a one-for-one basis. In addition, David Einhorn, president of Greenlight, is a director of the Company.

A special committee of independent directors (the “Special Committee”) of the Board was established to review and consider the terms and conditions of the Transaction Agreement and the proposed transactions (the “Transactions”) contemplated by the Transaction Agreement and the related transaction documents (together with the Transaction Agreement, the “Transaction Documents”). The Special Committee unanimously determined that the Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board and the Compensation Committee of the Board) and the Transactions are fair to and in the best interests of the Company and its stockholders (other than Greenlight), declared the Transaction Documents (other than the Brickman Employment Agreement, which was unanimously approved by the Compensation Committee and the Board, other than Mr. Einhorn) and the Transactions to be advisable and recommended that the Board adopt the Transaction Agreement, approve the Transactions, submit the Transaction Agreement and the Transactions to a vote at a meeting of the stockholders of the Company and recommend that the stockholders of the Company vote their shares in favor of approving the Transaction Agreement and the Transactions. Based on the unanimous recommendation of the Special Committee, the Board unanimously (other than Mr. Einhorn, who abstained) adopted the Transaction Agreement and approved the Transactions, declared the Transaction Agreement and the Transactions to be advisable and in the best interests of the Company and its stockholders (other than Greenlight), directed that the adoption of the Transaction Agreement and the approval of the Transactions be submitted to a vote at a meeting of the stockholders of the Company and recommended that the stockholders of the Company vote for the adoption of the Transaction Agreement and the approval of the Transactions.

The enclosed proxy statement describes the Transaction Documents and provides specific information concerning the Annual Meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to, and you should, read the entire proxy statement carefully, including the annexes, as it sets forth the details of the Transaction Documents and other important information related to the Transactions.

Please take the time to read each of the proposals described in the proxy statement. Your vote is important. We urge you to vote your shares whether or not you plan to attend the Annual Meeting. Please sign and return your proxy card, or submit a proxy by telephone or the Internet prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. You may revoke your proxy prior to or at the meeting and still vote in person if you so desire.

We thank you for your continuing support of the Company.

Sincerely yours,

Mark W. Wong
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transactions, passed upon the merits or fairness of the Transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

BIOFUEL ENERGY CORP.
1600 Broadway, Suite 1740
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD [ ], 2014

The 2014 Annual Meeting of Stockholders of BioFuel Energy Corp. (the “Annual Meeting”) will be held in our executive offices located at 1600 Broadway, Suite 1740, Denver, Colorado, at [  ] [a.m.] [p.m.] local time on [           ], 2014, for the purpose of:

(1)	considering and voting on a proposal to adopt the Transaction Agreement, dated as of June 10, 2014 (the “Transaction Agreement”), by and among BioFuel Energy Corp. (the “Company”), certain affiliates of Greenlight Capital, Inc. and Brickman Member Joint Venture and JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP (collectively, “JBGL”) and to approve the proposed transactions (the “Transactions”) contemplated by the Transaction Agreement and the related transaction documents (together with the Transaction Agreement, the “Transaction Documents”) by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and class B common stock, par value $0.01 per share (“Class B Common Stock”), issued, present and voting at the Annual Meeting (“Proposal 1”);
(2)	considering and voting on a proposal to adopt the Transaction Agreement and to approve the Transactions by the affirmative vote of the holders of a majority of shares of the outstanding Common Stock and Class B Common Stock (other than those shares of Common Stock and Class B Common Stock owned by Greenlight Capital, Inc. and its affiliates (“Greenlight”)) (“Proposal 2”);
(3)	considering and voting on a proposal to approve the issuance of shares of Common Stock in connection with the Transactions (“Proposal 3”);
(4)	considering and voting on a proposal to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (as heretofore amended, the “Charter”) to increase the number of authorized shares of Common Stock (“Proposal 4”);
(5)	considering and voting on a proposal to approve an amendment to the Charter to change the name of the Company to “Green Brick Partners, Inc.” (“Proposal 5”);
(6)	considering and voting on a proposal to approve an amendment to the Charter to eliminate all provisions in the Charter relating to the units of membership interests of BioFuel Energy, LLC and the Class B Common Stock (“Proposal 6”);
(7)	considering and voting on a proposal to approve an amendment to the Charter to preserve certain tax benefits (“Proposal 7”);
(8)	conducting a nonbinding advisory vote to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the Transactions (this nonbinding, advisory vote relates only to contractual obligations of the Company in existence prior to consummation of the Transactions that may result in a payment of compensation to the Company’s named executive officers in connection with, or following, the consummation of the Transactions and does not relate to any new compensation or other arrangements between the Company’s named executive officers and the Company and its current or future subsidiaries following the Transactions) (“Proposal 8”);

(9)	considering and voting on a proposal to approve the 382 Rights Agreement, dated as of March 27, 2014, between the Company and Broadridge Corporate Issuer Solutions, Inc. (“Proposal 9”);
(10)	considering and voting on a proposal to elect seven directors to hold office until the 2015 annual meeting of stockholders and the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation, including resignation upon the closing pursuant to the Transaction Agreement (“Proposal 10”);
(11)	conducting a nonbinding advisory vote to approve executive compensation (“Proposal 11”);
(12)	conducting a nonbinding advisory vote on the frequency of future advisory votes on executive compensation (“Proposal 12”);
(13)	considering and voting on a proposal to adopt the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (“Proposal 13”);
(14)	considering and voting on a proposal to ratify our independent registered public accounting firm for 2014 (“Proposal 14”);
(15)	approving the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Transaction Agreement and approve the Transactions or any other of Proposals 1 through 5 or Proposal 7 (“Proposal 15” and, together with Proposals 1 through 14, the “Proposals,” and each, a “Proposal”); and
(16)	transacting any other business that may properly come before the Annual Meeting or any adjourned or postponed session of the Annual Meeting.

The Board has fixed the close of business on [  ], 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Holders of both Common Stock and Class B Common Stock are entitled to vote together as a single class for all Proposals listed above other than in respect of Proposal 6, which additionally requires the vote of holders of Class B Common Stock voting separately as a class.

As of July 11, 2014, Greenlight beneficially owned approximately 26.2% of our outstanding Common Stock and 100% of our outstanding Class B Common Stock, or a total of 35.4% of our outstanding Common Stock and Class B Common Stock together. Additionally, as of July 11, 2014, it held 780,958 units of membership interests in BioFuel Energy, LLC, which, together with an equal number of shares of Class B Common Stock, are exchangeable for shares of the Common Stock on a one-for-one basis. In addition, David Einhorn, president of Greenlight, is a director of the Company.

A special committee of independent directors (the “Special Committee”) of the Board was established to review and consider the terms and conditions of the Transaction Agreement and the Transactions and other alternatives thereto. The Special Committee unanimously determined that the Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board and the Compensation Committee of the Board) and the Transactions are fair to and in the best interests of the Company and its stockholders (other than Greenlight), declared the Transaction Documents (other than the Brickman Employment Agreement, which was unanimously approved by the Compensation Committee and the Board, other than Mr. Einhorn) and the Transactions to be advisable and recommended that the Board adopt the Transaction Agreement, approve the Transactions, submit the Transaction Agreement and the Transactions to a vote at a meeting of the stockholders of the Company and recommend that the stockholders of the Company vote their shares in favor of adopting the Transaction Agreement and approving the Transactions. Based on the unanimous recommendation of the Special Committee, the Board unanimously (other than Mr. Einhorn, who abstained) adopted the Transaction Agreement and approved the Transactions, declared the Transaction Agreement and the Transactions to be advisable and in the best interests of the Company and its stockholders (other than Greenlight), directed that the adoption of the Transaction Agreement and the approval of the Transactions be submitted to a vote at a meeting of the stockholders of the Company and recommended that the stockholders of the Company vote for the adoption of the Transaction Agreement and the approval of the Transactions.

The Board, based on the unanimous recommendation of the Special Committee, recommends a vote “FOR” Proposals 1 through 7. The Board also recommends a vote “FOR” Proposals 8 through 11 and “FOR” Proposals 13 through 15 and a vote for the option of “ONE YEAR ” with respect to Proposal 12. Approval of Proposals 1 through 5 and Proposal 7 by the requisite stockholder vote is a condition to the consummation of the Transactions contemplated by the Transaction Agreement.

IF YOU ARE A HOLDER OF COMMON STOCK OR CLASS B COMMON STOCK, A PROXY CARD IS ENCLOSED. PLEASE SUBMIT YOUR PROXY PROMPTLY BY INTERNET, TELEPHONE OR BY MAIL AS DIRECTED ON THE PROXY CARD IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU MAY REVOKE ANY PREVIOUSLY SUBMITTED PROXY AT ANY TIME BEFORE IT IS VOTED BY SUBMITTING A LATER DATED PROXY CARD, BY SUBSEQUENTLY SUBMITTING ANOTHER PROXY VIA THE INTERNET OR TELEPHONE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on [    ], 2014

The proxy statement, the Company’s Annual Report on Form 10-K, as amended by Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, and the Company’s Quarterly Report on Form 10-Q are available at www.proxyvote.com.

[ ], 2014

Mark L. Zoeller
Corporate Secretary

i

FREQUENTLY USED TERMS

Unless stated otherwise or unless the context otherwise requires, all references in this proxy statement to “BioFuel,” the “Company,” “we,” “our,” “ours” and “us” are to BioFuel Energy Corp., a Delaware corporation, and its subsidiaries.

In this proxy statement:

“2007 Equity Plan” means the 2007 Equity Incentive Compensation Plan of the Company;

“382 Rights Agreement” means the Rights Agreement, dated as of March 27, 2014, as the same may be amended from time to time, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent;

“Acquisition” means the acquisition by the Company, directly or indirectly, of all of the equity interests in JBGL as contemplated by the Transaction Agreement;

“Additional Equity Investment” means the agreement by Greenlight pursuant to the Greenlight Commitment Agreement to purchase, substantially simultaneously with the consummation of the Transactions, the same number of shares of Common Stock it would have purchased pursuant to the private rights offering had it exchanged all of its LLC Units for shares of Common Stock on or prior to the record date for the Rights Offering and exercised all of the basic subscription rights it received as a holder of such Common Stock pursuant to the private rights offering;

“Amended and Restated Charter” means the Charter as amended and restated by the Authorized Common Stock Amendment, the Name Change Amendment, the Dual Structure Amendment and the Section 382 Amendment;

“Annual Meeting” means the 2014 Annual Meeting of Stockholders of BioFuel Energy Corp. and any adjournments or postponements thereof;

“Authorized Common Stock Amendment” means the proposed amendment to the Charter to increase the number of shares of Common Stock authorized for issuance from 10,000,000 shares to 100,000,000 shares;

“Backstop Agreements” means the agreements entered into by the Company with each of the Backstop Parties;

“Backstop Commitments” means (i) the agreement of Third Point, subject to the terms and conditions set forth in the Third Point Commitment Agreement, to purchase, substantially simultaneously with the completion of the Rights Offering, all of the available shares of Common Stock not otherwise sold in the Rights Offering, up to the Third Point Ownership Threshold (as defined below) and (ii) the agreement of the Backstop Parties, subject to the terms and conditions of the Backstop Agreements, to severally purchase, substantially simultaneously with the completion of the Rights Offering, in the aggregate, all of the available shares of Common Stock not otherwise sold in the Rights Offering following the exercise of all holders’ basic subscription privileges and over-subscription privileges (other than the shares for which the Company has received a backstop commitment from Third Point as described in clause (i)).

“Backstop Parties” means each of the parties that have agreed to provide Backstop Commitments in respect of the Rights Offering pursuant to the Backstop Agreements;

“Board” means the board of directors of the Company;

“Brickman Employment Agreement” means the employment agreement to be entered into and effective as of the Closing between the Company and James R. Brickman in accordance with the term sheet set forth on Exhibit B to the Transaction Agreement;

“Brickman Parties” means the Brickman Member Joint Venture, James R. Brickman and his affiliates;

“Buyer Stockholder Approval” means the adoption of the Transaction Agreement and the approval of the Transactions by the Company’s stockholders (including an affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, as well as an affirmative vote of holders of a majority of the outstanding shares of Common Stock and Class B

Common Stock excluding the shares of Common Stock and Class B Common Stock owned by Greenlight), and the approval of the Authorized Common Stock Amendment, the Name Change Amendment and the Section 382 Amendment by holders of a majority of the outstanding shares of Common Stock and Class B Common Stock;

“Bylaws” means the Amended and Restated Bylaws of the Company dated as of March 20, 2009;

“Charter” means the Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 2, 2011, as amended by the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on February 3, 2011, the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 14, 2012, and the Certificate of Designation of Series B Junior Participating Preferred Stock, filed with the Secretary of State of the State of Delaware on March 27, 2014;

“Class B Common Stock” means the Company’s class B common stock, par value $0.01 per share;

“Closing” means the closing of the Acquisition;

“Closing Date” means the closing date of the Acquisition;

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

“Code” means the Internal Revenue Code of 1986, as amended;

“Common Stock” means the Company’s common stock, par value $0.01 per share;

“Debt Commitment Letter” means the commitment letter entered into by the Company and certain affiliates of Greenlight Capital, Inc. on June 10, 2014 in connection with the execution of the Transaction Agreement;

“DGCL” means the Delaware General Corporation Law, as amended;

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended;

“Dual Structure Amendment” means the proposed amendment to the Charter to eliminate Article V, Sections 4.03(b) and 4.06 of Article IV and all other provisions in the Charter relating to the LLC Units and the Class B Common Stock;

“Duff & Phelps” means Duff & Phelps Securities LLC and Duff & Phelps, LLC;

“End Date” means November 4, 2014;

“Equity Issuance” means the issuance of shares of Common Stock by the Company to the Sellers as a part of the consideration in the Acquisition such that, immediately after the Closing, after giving effect to the Rights Offering, the LLC Unit Exchange and the share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements, (i) Greenlight will own 49.9% of the outstanding Common Stock and (ii) the Brickman Parties will own 8.4% of the outstanding Common Stock;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Greenlight” means Greenlight Capital, Inc. and its affiliates;

“Greenlight Commitment Agreement” means the commitment letter entered into by certain affiliates of Greenlight Capital, Inc. and the Company on July 15, 2014;

“JBGL” means JBGL Builder Finance LLC, JBGL Exchange, LLC, JBGL Willow Crest, LLC, JBGL Hawthorne, LLC, JBGL Inwood, LLC, JBGL Chateau, LLC, JBGL Castle Pines, LP, JBGL Castle Pines Management, LLC, JBGL Lakeside, LLC, JBGL Mustang, LLC and JBGL Kittyhawk, LLC;

“JBGL Proposal” means the preliminary nonbinding proposal received by the Company on March 28, 2014 from Greenlight and the Brickman Parties;

“LLC” means BioFuel Energy, LLC;

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the LLC dated as of February 4, 2011;

“LLC Unit Exchange” means the agreement of Greenlight to exchange all of its LLC Units for shares of Common Stock on the Closing Date pursuant to the terms of the Voting Agreement, and the agreement of the Company to cause all other outstanding LLC Units, including those held by the Company’s management, to be exchanged for shares of Common Stock prior to Closing pursuant to the terms of the Transaction Agreement;

“LLC Units” means the units of membership interests in BioFuel Energy, LLC;

“Name Change Amendment” means the proposed amendment to the Charter to change the name of the Company to “Green Brick Partners, Inc.”;

“Nasdaq Stock Market” means The Nasdaq Stock Market LLC and its three market tiers, including The Nasdaq Capital Market. The Common Stock is currently listed on the Nasdaq Capital Market under the symbol “BIOF.”

“NOLs” means federal net operating loss carryforwards;

“Preferred Stock” means the Company’s Series B Junior Participating Preferred Stock, par value $0.01 per share;

“Purchase Price” means $275 million;

“Record Date” means the close of business on [ ], 2014;

“Registration Rights Agreements” means the registration rights agreements that the Company will enter into at the Closing with each of the Sellers, each of the Backstop Parties and Third Point, pursuant to which the Company may be required to register the sales of shares of the Common Stock held by the Sellers, the Backstop Parties and Third Point and certain of their transferees.

“Rights Offering” means a registered offering of rights to be conducted by the Company to the public holders of Common Stock, as of a record date to be determined, to purchase additional shares of Common Stock to raise gross proceeds (together with the proceeds from share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements) of approximately $70 million;

“Rights Offering Registration Statement” means the registration statement on Form S-1 (Reg. No. 333-197446) relating to the Rights Offering;

“SEC” means the U.S. Securities and Exchange Commission;

“Section 382 Amendment” means the proposed amendment to the Charter to add a new Article V to the Charter to impose restrictions on transfers and ownership of our Common Stock in order to preserve our NOLs and other tax benefits;

“Securities Act” means the Securities Act of 1933, as amended;

“Sellers” means certain affiliates of Greenlight Capital, Inc. and Brickman Member Joint Venture, as set forth on Schedule II to the Transaction Agreement;

“Special Committee” means the special committee of independent directors of the Board established to consider the JBGL Proposal and other alternative transactions;

“Stock Options” means options to purchase Common Stock pursuant to the Company’s 2007 Equity Plan;

“Subscription Rights” means the transferable subscription rights to purchase shares of our Common Stock in the Rights Offering;

“Third Point” means Third Point LLC and its affiliates;

v

“Third Point Commitment Agreement” means the commitment letter entered into by Third Point with the Company on July 15, 2014;

“Transaction Agreement” means the Transaction Agreement dated as of June 10, 2014 by and among the Company, the Sellers and JBGL, a copy of which is attached as Annex A to this proxy statement;

“Transaction Documents” means the Transaction Agreement, the Voting Agreement, the Registration Rights Agreements, the Backstop Agreements, the Brickman Employment Agreement, the Debt Commitment Letter, the Greenlight Commitment Agreement and the Third Point Commitment Agreement;

“Transactions” means the proposed transactions contemplated by the Transaction Agreement and the other Transaction Documents, including the proposed amendment and restatement of the Charter; and

“Voting Agreement” means the voting agreement entered into by certain affiliates of Greenlight Capital, Inc. with the Company on June 10, 2014, a copy of which is attached as Annex B to this proxy statement.

BIOFUEL ENERGY CORP.
1600 Broadway, Suite 1740
Denver, Colorado 80202
(303) 640-6500

SUMMARY TERM SHEET

This proxy statement contains information relating to the 2014 Annual Meeting of Stockholders of BioFuel Energy Corp. The Annual Meeting will be held on [ ], 2014, at [ ] [a.m.] [p.m.] local time, at the principal executive offices of the Company at 1600 Broadway, Suite 1740, Denver, Colorado 80202. We are furnishing this proxy statement to stockholders of the Company as part of the solicitation of proxies by the Board for use at the Annual Meeting and at any adjournments or postponements thereof. This proxy statement is dated [ ], 2014 and is first being mailed to our stockholders on or about [ ], 2014.

This summary term sheet highlights material information regarding the Transactions contemplated by the Transaction Agreement and the other Transaction Documents contained in this proxy statement, but does not contain all of the information in this proxy statement or regarding the Transactions contemplated by the Transaction Agreement and the other Transaction Documents that is important to your voting decision with respect to the adoption of the Transaction Agreement, the approval of the Transactions or the approval of the other matters being considered at the Annual Meeting. To understand the Transaction Agreement fully and for a more complete description of the terms of the Acquisition and the other Transactions contemplated by the Transaction Agreement and the other Transaction Documents, you should carefully read this entire proxy statement, including the attached annexes. In addition, BioFuel encourages you to read the information incorporated by reference into this proxy statement, which includes important business and financial information about BioFuel that has been filed with the SEC. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page [ ].

The Parties
(page [ ])

BioFuel

BioFuel Energy Corp. was incorporated as a Delaware corporation on April 11, 2006, to invest solely in BioFuel Energy, LLC, a limited liability company organized on January 25, 2006, to build and operate ethanol production facilities in the midwestern United States. From June 2008 through November 22, 2013, the Company operated two dry-mill ethanol production facilities located in Wood River, Nebraska, and Fairmont, Minnesota, that produced and sold ethanol and its related co-products. The Company’s ethanol plants were owned and operated by the operating subsidiaries of the LLC, which were party to a credit agreement (the “Senior Debt Facility”) with a group of lenders. Substantially all of the assets of the operating subsidiaries were pledged as collateral under the Senior Debt Facility. On November 22, 2013, the Company’s ethanol plants and all related assets were transferred to certain designees of the lenders in full satisfaction of all outstanding obligations under the Senior Debt Facility.

Following the disposition of the ethanol production facilities, the Company is a shell company under federal securities laws and a holding company with no substantial operations of its own. The Company is the sole managing member of the LLC, which is itself a holding company that indirectly owned all of the Company’s former operating assets. As the sole managing member of the LLC, the Company operates and controls all of the business and affairs of the LLC and its subsidiaries. The Company’s headquarters are located in Denver, Colorado.

At March 31, 2014, the Company retained approximately $10.1 million of cash and cash equivalents on its consolidated balance sheet. As of March 31, 2014, the Company also retained NOLs in the amount of approximately $179.0 million, which have been fully reserved against.

JBGL

JBGL is a real estate operator involved in the purchase and development of land for residential use, construction, lending and home building operations. JBGL Capital, LP and JBGL Builder Finance LLC were each formed under the laws of the State of Delaware. JBGL Capital, LP was formed in 2008 and JBGL Builder Finance LLC was formed in 2010. Affiliates of Greenlight provided a majority of the initial capital for both entities, with the Brickman Parties providing the remaining capital.

JBGL Capital (its land development business) and JBGL Builder Finance (its builder operations business) and their affiliates are engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing and sales of various residential projects in master planned communities, primarily in the high-growth metropolitan areas of Dallas and Fort Worth, Texas (“DFW”) and Atlanta, Georgia.

JBGL currently owns or controls approximately 4,600 home sites in prime locations in the DFW and Atlanta markets. JBGL operates as a leading land developer and develops lots for both public company builders and large privately held builders. JBGL also owns 50% controlling interests in several builders and provides construction financing for approximately 900 homes annually.

JBGL’s principal executive offices are located at 3131 Harvard Ave., Suite 104 Dallas, Texas 75205 and its main telephone number is 214-453-0145.

Greenlight

Greenlight Capital, Inc. was incorporated under the laws of the State of Delaware and is the investment manager for various Greenlight funds.

Greenlight’s principal executive offices are located at 2 Grand Central Tower, 140 East 45th Street, 24th Floor, New York, NY 10017 and its main telephone number is 212-973-1900.

Brickman Parties

James R. Brickman is the Chief Executive Officer of JBGL and Brickman Member Joint Venture is an affiliate of James R. Brickman and was formed under the laws of the State of Texas. James R. Brickman’s principal office is c/o JBGL, 3131 Harvard Ave., Suite 104 Dallas, Texas 75205 and his telephone number is 214-453-0145.

The Transactions
(page [ ])

On June 10, 2014, the Company entered into the Transaction Agreement with the Sellers and JBGL, pursuant to which the Company will acquire, directly or indirectly, all of the equity interests in JBGL. As of July 11, 2014 Greenlight owned a majority of the equity interests in JBGL and Greenlight beneficially owned approximately 35.4% of the outstanding Common Stock and Class B Common Stock. As of July 11, 2014 Greenlight also held 780,958 LLC Units in BioFuel Energy, LLC, which, together with an equal number of shares of Class B Common Stock, are exchangeable for shares of Common Stock on a one-for-one basis. In addition, David Einhorn, president of Greenlight, is a director of the Company. The Acquisition and the Transactions described below were approved by the Special Committee and the Board (other than Mr. Einhorn, who abstained).

The Equity Issuance
(page [ ])

Pursuant to the terms and subject to the conditions of the Transaction Agreement, the Company will acquire, directly or indirectly, all of the equity interests in JBGL for $275 million payable in cash and in shares of Common Stock. In respect of the shares of Common Stock to be issued as consideration in the Acquisition, the Company will issue a number of shares of Common Stock to the Sellers such that, immediately after the Closing, after giving effect to the Rights Offering, the LLC Unit Exchange and the share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements, (i) Greenlight will own 49.9% of the outstanding Common Stock and (ii) the Brickman Parties will own 8.4% of the outstanding Common Stock. The per share value of the Common Stock issued in the Equity Issuance will be the weighted average price per share of Common Stock as quoted on The Nasdaq Capital Market for the five trading days before the Closing. The remainder of the Purchase Price will be paid in cash. On or prior to the Closing, the Company and the Sellers will enter into a Registration Rights Agreement pursuant to which the Sellers will be permitted to demand registration of shares of Common Stock held by themselves and their affiliates up to an aggregate of two times in any 12-month period and will have unlimited piggyback registration rights, subject to customary limitations.

The Equity Issuance has been exempted by the Board under the 382 Rights Agreement. Additionally, the issuance of shares of Common Stock pursuant to the Equity Issuance will not be prohibited under the Section 382 Amendment of the Amended and Restated Charter, if the Section 382 Amendment is approved by the stockholders and becomes effective.

Reasons to Enter into the Transactions
(page [ ])

The Board formed the Special Committee comprised solely of disinterested and independent directors for the purpose of evaluating and negotiating the JBGL Proposal made by Greenlight and the Brickman Parties on March 28, 2014, identifying, evaluating and negotiating any other alternative transaction and, as appropriate, rejecting or recommending to the Board the JBGL Proposal or any other alternative transactions. On June 10, 2014, the Special Committee unanimously determined that the Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board and the Compensation Committee of the Board) and the Transactions are fair to and in the best interests of the Company and its stockholders (other than Greenlight), declared the Transaction Documents (other than the Brickman Employment Agreement, which was unanimously approved by the Compensation Committee and the Board, other than Mr. Einhorn) and the Transactions to be advisable and recommended that the Board adopt the Transaction Agreement, approve the Transactions, submit the Transaction Agreement and the Transactions to a vote at a meeting of the stockholders of the Company and recommend that the stockholders of the Company vote their shares in favor of adopting the Transaction Agreement and approving the Transactions. Based on the unanimous recommendation of the Special Committee, the Board unanimously (other than Mr. Einhorn, who abstained) adopted the Transaction Agreement and approved the Transactions, declared the Transaction Agreement and the Transactions to be advisable and in the best interests of the Company and its stockholders (other than Greenlight), directed that the adoption of the Transaction Agreement and the approval of the Transactions be submitted to a vote at a meeting of the stockholders of the Company and recommended that the stockholders of the Company vote for the adoption of the Transaction Agreement and the approval of the Transactions.

Opinion of Duff & Phelps, LLC
(page [ ] and Annex C)

Duff & Phelps, LLC delivered its opinion to the Special Committee to the effect that, as of June 10, 2014 and based upon and subject to the assumptions, qualifications and limiting conditions set forth therein, the Purchase Price to be paid by the Company in the Acquisition, taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter, was fair from a financial point of view to the public stockholders of the Company other than Greenlight (without giving effect to any impact of the Acquisition on any particular stockholder other than in its capacity as a stockholder), as described under the section titled “The Transactions — Opinion of Duff & Phelps, LLC” beginning on page [ ]. The full text of the opinion of Duff & Phelps, dated June 10, 2014, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection therewith, is attached as Annex C and is incorporated into this proxy statement by reference.

Conditions to the Acquisition
(page [ ])

Each party’s obligation to effect the Acquisition is subject to the satisfaction or waiver (if permissible under applicable law and other than clause (i)), on or prior to the Closing Date, of certain conditions, including without limitation: (i) the adoption of the Transaction Agreement and the approval of the Transactions by the Company’s stockholders (including an affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, as well as an affirmative vote of holders of a majority of the outstanding shares of Common Stock and Class B Common Stock excluding the shares of Common Stock and Class B Common Stock owned by Greenlight) and the approval of the Authorized Common Stock Amendment, the Name Change Amendment and the Section 382 Amendment by holders of a majority of the outstanding shares of Common Stock and Class B Common Stock, (ii) the consummation of the Rights Offering such that the Company receives gross proceeds (together with the proceeds from share purchases pursuant to the Greenlight Commitment Agreement, the

Third Point Commitment Agreement and the Backstop Agreements) of approximately $70 million, (iii) subject to specified standards, the accuracy of the representations and warranties of the other party, (iv) the absence of any material adverse effect on the other party and (v) the performance in all material respects by the other party of its obligations under the Transaction Agreement and, under certain circumstances applicable only to Greenlight, the Voting Agreement. In addition, conditions to the Sellers’ obligations to consummate the Acquisition include (1) the cancellation of all options outstanding under the Company’s stock option plan without compensation, (2) the completion of the LLC Unit Exchange, (3) the availability of at least $3 million of net cash in the Company, (4) the availability of the Company’s NOLs without impairment (subject to certain exceptions) and (5) the continued authorization for listing of the Common Stock on The Nasdaq Stock Market.

No Solicitation
(page [ ])

The Transaction Agreement restricts the Company’s ability to solicit third party offers for the Company to purchase more than 50% of the equity interests in another entity or provide information to or engage in discussions or negotiations with third parties that have made or that might make such an offer. Under certain circumstances, however, and in compliance with certain obligations contained in the Transaction Agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties making an unsolicited offer if the Special Committee or the Board determines in good faith, after consultation with its financial advisors and outside counsel, that (i) failure to take such action would reasonably be expected to be inconsistent with the Special Committee’s or the Board’s fiduciary duties and (ii) such Business Combination Proposal (as defined below) is or would reasonably be expected to lead to a Superior Proposal (as defined below).

Termination of the Transaction Agreement
(page [ ])

The Transaction Agreement may be terminated at any time prior to the Closing in the following circumstances:

•	by mutual written consent of the Company, the Sellers and JBGL;
•	if the Transactions are not consummated on or before the End Date; however, if such failure to consummate the Transactions was primarily due to the failure of a party to perform its obligations under the Transaction Agreement, then such party does not have this right to terminate the Transaction Agreement;
•	any injunction, order, judgment or ruling or applicable law enjoining, restraining, preventing or prohibiting the consummation of the Transactions is in effect and has become final and non-appealable; however, if the issuance of such final, non-appealable restraint was primarily due to the failure of a party to perform its obligations under the Transaction Agreement, then such party will not have this right to terminate the Transaction Agreement; or
•	the Buyer Stockholder Approval is not obtained at an annual or special meeting of the Company’s stockholders.

The Company may terminate the Transaction Agreement if any of the Sellers or JBGL has breached its representations, warranties, covenants or agreements set forth in the Transaction Agreement, or if Greenlight has breached or failed to perform under certain sections of the Voting Agreement, in each case, to a degree that would make the closing conditions incapable of being satisfied and such breach is incapable of being cured, or fails to be cured, within 30 days following receipt of notice from the Company.

The Sellers may terminate the Transaction Agreement if:

•	the Company has breached its representations, warranties, covenants or agreements to a degree that would make the closing conditions incapable of being satisfied and such breach is incapable of being cured, or fails to be cured, within 30 days following receipt of notice from the Sellers;
•	the Special Committee or the Board effects or publicly proposes to effect a change of its recommendation in favor of adopting the Transaction Agreement and approving the Transactions and the Authorized Common Stock Amendment, the Name Change Amendment and the Section 382 Amendment (the “Company Recommendation”), fails to include the Company Recommendation in the proxy statement or fails to recommend against acceptance of a publicly-announced transaction that constitutes a Business Combination Proposal within 10 business days after notice thereof (the “Termination Fee Provision”); or
•	the Common Stock ceases to be authorized for listing on The Nasdaq Stock Market.

Termination Fee and Reimbursement of Expenses
(page [ ])

Upon termination of the Transaction Agreement pursuant to the Termination Fee Provision prior to the stockholders’ meeting to adopt the Transaction Agreement, the Company will pay the Sellers a cash termination fee of $3 million. In addition, if either the Company or the Sellers terminates the Transaction Agreement as a result of the Buyer Stockholder Approval not being obtained, then the Company must pay the Sellers’, JBGL’s and their respective affiliates’ expenses in connection with the Transactions in an amount not to exceed $2 million.

Interests of the Company’s Directors and Executive Officers in the Transactions
(page [ ])

Certain executive officers and directors of the Company (including David Einhorn, who is a director of the Company and the president of Greenlight) may be deemed to have interests in the Transactions contemplated by the Transaction Agreement and the other Transaction Documents that may be different from, or in addition to, those of the Company’s stockholders generally. The Special Committee and the Board were aware of and considered these interests, among other matters, in reaching the determination to approve the Transaction Agreement and the Transactions, and in recommending that the Company’s stockholders vote in favor of adopting the Transaction Agreement and approving the Transactions.

Treatment of Existing Equity Awards
(page [ ])

Pursuant to the Transaction Agreement, each Stock Option outstanding immediately prior to the Closing will be terminated and canceled in accordance with its terms for no consideration. There are no other Company equity awards outstanding. The Company will terminate its 2007 Equity Plan, pursuant to which all Stock Options have been granted, immediately prior to the Closing.

Employee Matters
(page [ ])

The Transaction Agreement requires that from and after the Closing, the Company and JBGL will, individually and jointly, be responsible for providing continuation of medical coverage pursuant to COBRA to any current or former employee of the Company and JBGL (or any “qualified beneficiary” of any such current or former employee), in each case, regardless of when such individuals became eligible for continuation of medical coverage pursuant to COBRA.

Voting Agreement
(page [ ] and Annex B)

In connection with the execution of the Transaction Agreement, certain affiliates of Greenlight Capital, Inc. entered into a Voting Agreement with the Company on June 10, 2014. Pursuant to the Voting Agreement, Greenlight has agreed, among other things, to vote (or cause to be voted) the shares of Common Stock and Class B Common Stock it holds in favor of adopting the Transaction Agreement and approving the

Transactions and not to dispose of any such shares to third parties (other than to Greenlight’s affiliates) while the Voting Agreement is in effect. As of July 11, 2014, Greenlight owned 1,427,829 shares of Common Stock and 780,958 shares of Class B Common Stock, which, together, represent approximately 35.4% of the 6,237,583 aggregate shares of Common Stock and Class B Common Stock outstanding as of July 11, 2014. Greenlight has also agreed to exchange all of its LLC Units for shares of Common Stock on the Closing Date. Upon such exchange, the shares of Class B Common Stock corresponding to such LLC Units will, in accordance with the Charter, be automatically transferred to the Company and thereupon retired without any further action on the part of the Company or Greenlight.

Financing of the Transactions

The Debt Commitment Letter
(page [ ])

On June 10, 2014, in connection with the execution of the Transaction Agreement, the Company executed the Debt Commitment Letter with certain affiliates of Greenlight Capital, Inc., pursuant to which Greenlight has committed, subject to certain conditions, to provide the Company with a five-year term loan facility in an aggregate principal amount of approximately $150 million to fund, in part, the Acquisition and working capital for the Company. Amounts drawn under the debt facility will bear interest at 9.0% per annum from the Closing through the first anniversary thereof and 10.0% per annum thereafter, and the Company will have a one-time option to elect to pay up to one year’s interest in kind.

The Rights Offering
(page [ ])

To fund a portion of the cash consideration, the Company will conduct a registered offering of transferable rights to the public holders of its Common Stock, as of a record date to be determined, to purchase additional shares of Common Stock to raise gross proceeds (together with the proceeds from share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements) of approximately $70 million. The remaining portion of the cash consideration will be funded through cash on hand and approximately $150 million of debt financing to be provided by Greenlight pursuant to the Debt Commitment Letter, as described herein.

Each right will permit the holder to purchase shares of Common Stock for a per share purchase price equal to 80% of the average closing price per share of Common Stock for the 10 trading days immediately following the date the Company files the initial Rights Offering Registration Statement. However, in no event will the per share purchase price be greater than $5.00 per share or less than $1.50 per share. Greenlight and Third Point will participate in a side-by-side private rights offering to purchase additional shares of Common Stock pursuant to the Greenlight Commitment Agreement and Third Point Commitment Agreement, respectively, as described below.

The Backstop Agreements
(page [ ])

In connection with the Transaction Agreement, the Company entered into a Backstop Agreement with each of the parties that have agreed to provide Backstop Commitments in respect of the Rights Offering. The Backstop Agreements set forth, among other things, the terms and conditions of the Backstop Parties’ several commitments to purchase, substantially simultaneously with the consummation of the Rights Offering, in the aggregate, all of the available shares not otherwise sold in the Rights Offering (other than the shares for which the Company has received a Backstop Commitment from Third Point, as described below) in a private rights offering. However, the Backstop Agreements provide that none of the Backstop Parties may acquire more than 4.99% of the outstanding Common Stock as a result of its participation. The price per share to be paid by the Backstop Parties pursuant to the Backstop Agreements will be equal to the price to be paid by the other holders in the Rights Offering. No Backstop Party will receive compensation for its Backstop Commitment.

Prior to the consummation of the Rights Offering, the Company will enter into a Registration Rights Agreement with each of the Backstop Parties pursuant to which the Company may be required to register the sale of shares of the Common Stock held by the Backstop Parties and certain of their transferees. Under such Registration Rights Agreements, under certain circumstances and subject to certain restrictions, each of the Backstop Parties will have unlimited piggyback registration rights.

The Backstop Parties’ potential purchases of shares of Common Stock pursuant to the Backstop Agreements have been exempted by the Board under the 382 Rights Agreement.

The Greenlight Commitment Agreement
(page [ ])

On July 15, 2014, in connection with the execution of the Transaction Agreement, certain affiliates of Greenlight Capital, Inc. entered into the Greenlight Commitment Agreement with the Company. Pursuant to the Greenlight Commitment Agreement, Greenlight has agreed, subject to certain terms and conditions, to participate in a private rights offering for its full basic subscription privilege in the Rights Offering (and not to participate in the Rights Offering to the public) and to purchase substantially simultaneously with the consummation of the Acquisition the same number of shares of Common Stock it would have purchased pursuant to the Rights Offering had it exchanged all of its LLC Units for shares of Common Stock on or prior to the record date for the Rights Offering and exercised all of the basic subscription rights it received as a holder of such Common Stock pursuant to the private rights offering. The price per share to be paid by Greenlight pursuant to the Greenlight Commitment Agreement will be equal to the price to be paid by the other holders in the Rights Offering. Greenlight will not receive compensation for its commitment to participate in the private rights offering or the Additional Equity Investment.

Greenlight’s purchase of shares of Common Stock pursuant to the Greenlight Commitment Agreement has been exempted by the Board under the 382 Rights Agreement. Additionally, the issuance of shares of Common Stock pursuant to the Greenlight Commitment Agreement will not be prohibited under the Section 382 Amendment of the Amended and Restated Charter, if the Section 382 Amendment is approved by the stockholders and becomes effective.

The Third Point Commitment Agreement
(page [ ])

On July 15, 2014, in connection with the execution of the Transaction Agreement, certain investment funds managed by Third Point entered into the Third Point Commitment Agreement with the Company. Pursuant to the Third Point Commitment Agreement, Third Point has agreed, subject to certain terms and conditions, to participate in a private rights offering for its full basic subscription privilege in the Rights Offering (and not to participate in the Rights Offering to the public) and to exercise its over-subscription privilege in full and to purchase, substantially simultaneously with the consummation of the Rights Offering to the public, all of the available shares not otherwise sold in the Rights Offering following the exercise of all other holders’ basic subscription privileges up to such amount (the “Third Point Ownership Threshold”) that Third Point’s aggregate ownership of outstanding Common Stock, after giving effect to the Equity Issuance, the Rights Offering, the LLC Unit Exchange and the share purchases pursuant to the Greenlight Commitment Agreement and the Backstop Agreements, equals approximately 16.7%, which is Third Point’s current ownership level of the aggregate outstanding Common Stock and Class B Common Stock as of July 11, 2014. Third Point will receive priority allocation with respect to both its over-subscription privilege and its Backstop Commitment, up to the Third Point Ownership Threshold. In connection with the Transactions, Third Point will not acquire, either pursuant to the Rights Offering or its Backstop Commitment, shares of Common Stock in excess of the Third Point Ownership Threshold. The price per share to be paid by Third Point pursuant to the Third Point Commitment Agreement will be equal to the price paid by the other holders in the Rights Offering. Third Point will not receive compensation for its commitment to participate in the private rights offering or its Backstop Commitment.

Any purchase of shares of Common Stock by Third Point pursuant to the Third Point Commitment Agreement has been exempted by the Board under the 382 Rights Agreement. Additionally, the issuance of shares of Common Stock pursuant to the Third Point Commitment Agreement will not be prohibited under the Section 382 Amendment of the Amended and Restated Charter, if the Section 382 Amendment is approved by the stockholders and becomes effective.

Regulatory Approvals
(page [ ])

Other than having the Rights Offering Registration Statement declared effective by the SEC, there are no federal or state regulatory requirements applicable to the Transactions and no approval from federal or state regulators are required to be obtained in connection with the Transactions as contemplated by the Transaction Agreement or the other Transaction Documents.

No Appraisal Rights
(page [ ])

Stockholders do not have any appraisal rights in connection with the Transactions under the DGCL or the Charter.

Amended and Restated Charter
(page [ ] and Annex D)

In connection with the Acquisition, the Company intends to amend and restate its Charter to, among other things, increase the number of authorized shares of Common Stock, change the name of the Company to “Green Brick Partners, Inc.,” eliminate all provisions in the Charter relating to the LLC Units and the Class B Common Stock and add customary protections to preserve certain tax benefits.

Additional Information
(page [ ])

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. Please see the section of this proxy statement entitled “Where You Can Find More Information” beginning on page [ ] for additional information.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:	The Company is providing these proxy materials to you and soliciting proxies in connection with its 2014 Annual Meeting of Stockholders, which will take place on [ ], 2014. As a stockholder, you are invited to attend the meeting and may vote on the proposals described in this proxy statement. These materials were first sent or made available to the Company’s stockholders on or about [ ], 2014.

This proxy statement includes important information about the Transaction Agreement, the other Transaction Documents and the Transactions and the Annual Meeting. You should read the information set forth in this proxy statement and the accompanying annexes carefully and in its entirety. A copy of the Transaction Agreement is attached as Annex A to this proxy statement. The enclosed proxy card and the instructions set forth thereon allow you to have your shares represented and voted at the Annual Meeting without the need to attend the Annual Meeting. The vote of the Company’s stockholders is very important and the Company encourages its stockholders to return their proxies as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or on the voting instruction form provided by the stockholder of record if your shares of the Company’s stock are held in “street name” through a bank, broker or other nominee).

Q:	What may I vote on at the Annual Meeting?
A:	You may vote on the following proposals:
•	to adopt the Transaction Agreement and to approve the Transactions by the affirmative vote of the holders of a majority of shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting (“Proposal 1”);
•	to adopt the Transaction Agreement and to approve the Transactions by the affirmative vote of the holders of a majority of shares of Common Stock and Class B Common Stock outstanding (other than those shares of Common Stock and Class B Common Stock owned by Greenlight) (“Proposal 2”);
•	to authorize the issuance of shares of Common Stock in connection with the Transactions (“Proposal 3”);
•	to approve an amendment of the Charter to increase the number of authorized shares of Common Stock, which we also refer to as the “Authorized Common Stock Amendment” (“Proposal 4”);
•	to approve an amendment of the Charter to change the name of the Company to “Green Brick Partners, Inc.,” which we also refer to as the “Name Change Amendment” (“Proposal 5”);
•	to approve an amendment of the Charter to eliminate all provisions in the Charter relating to the membership interest in the LLC and the Class B Common Stock, which we also refer to as the “Dual Structure Amendment” (“Proposal 6”);
•	to approve an amendment of the Charter to preserve certain tax benefits of the Company, which we also refer to as the “Section 382 Amendment” (“Proposal 7”);
•	to conduct a nonbinding advisory vote to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the Transactions (this nonbinding, advisory vote relates only to contractual obligations of the Company in existence prior to consummation of the Transactions that may result in a payment of compensation to the Company’s named executive officers in connection with, or following, the consummation of the Transactions and does not relate to any new compensation or other arrangements between the Company’s named executive officers and the Company and its current or future subsidiaries following the Transactions), which we also refer to as the “nonbinding transaction-related compensation proposal” (“Proposal 8”);
•	to approve the 382 Rights Agreement (“Proposal 9”);

•	to elect seven directors to hold office until the 2015 annual meeting of stockholders and the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation, including resignation upon the Closing pursuant to the Transaction Agreement (“Proposal 10”);
•	to conduct a nonbinding advisory vote to approve executive compensation, which we also refer to as the “nonbinding executive compensation proposal” (“Proposal 11”);
•	to conduct a nonbinding advisory vote on the frequency of future advisory votes on executive compensation, which we also refer to as the “nonbinding frequency proposal” (“Proposal 12”);
•	to adopt the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (“Proposal 13”);
•	to ratify our independent registered public accounting firm for 2014 (“Proposal 14”); and
•	to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Transaction Agreement and approve the Transactions or any other of Proposals 1 through 5 or Proposal 7 (“Proposal 15” and, together with Proposals 1 through 14, the “Proposals” and each, a “Proposal”).

Holders of both Common Stock and Class B Common Stock are entitled to vote for all Proposals listed above together as a single class other than in respect of Proposal 6, which additionally requires the affirmative vote of holders of a majority of the outstanding shares of the Class B Common Stock voting separately as a class.

Q:	What are my voting choices?
A:	You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on Proposals 1 through 9, 11, 13, 14 and 15 to be voted on at the Annual Meeting. In the election of directors addressed by Proposal 10, you may vote “FOR” all of the director nominees or your vote may be “WITHHELD” with respect to one or more nominees to be voted on at the Annual Meeting. For the selection of the future frequency with which stockholders will be provided with an advisory vote on the compensation of the Company’s named executive officers addressed by Proposal 12, you may vote for one of the frequency alternatives (“ONE YEAR,” “TWO YEARS” or “THREE YEARS”) or you may “ABSTAIN” from voting on Proposal 12 to be voted on at the Annual Meeting.
Q:	How does the Board recommend I vote?
A:	The Board, acting on the unanimous recommendation of the Special Committee, recommends that you vote your shares “FOR” Proposals 1 through 7. The Board also recommends that you vote “FOR” Proposals 8 through 11 and “FOR” Proposals 13 through 15 and that you vote for the option of “ONE YEAR” as the future frequency with which stockholders will be provided an advisory vote on executive compensation, which is addressed by Proposal 12.

For a discussion of the factors that the Special Committee and the Board considered in determining to recommend the adoption of the Transaction Agreement and approval of the Transactions, please see the section of this proxy statement entitled “The Transactions — Reasons to Enter into the Transactions” beginning on page [ ]. In addition, in considering the recommendation of the Special Committee and the Board with respect to the Transaction Agreement and the Transactions, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Transactions” beginning on page [ ].

Questions about the Transaction Agreement and the Transactions
(Proposals 1 through 5 and Proposal 7)

Q:	What are the Transactions?
A:	Pursuant to the terms and subject to the conditions of the Transaction Agreement, the Company will acquire, directly or indirectly, all of the equity interests in JBGL for $275 million. As consideration for the Acquisition, the Company will issue a number of shares of Common Stock to the Sellers such that immediately after the Closing, after giving effect to the Rights Offering, the LLC Unit Exchange and the share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements, Greenlight will own 49.9% of the outstanding Common Stock and the Brickman Parties will own 8.4% of the outstanding Common Stock. The per share value of the Common Stock issued in the Equity Issuance will be the weighted average price per share of Common Stock as quoted on The Nasdaq Capital Market for the five trading days before Closing. The remainder of the Purchase Price will be paid in cash.

To fund a portion of the cash consideration, the Company is conducting the Rights Offering to raise gross proceeds (together with the proceeds from share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements) of approximately $70 million. The Equity Issuance and the share purchases pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement have been exempted by the Board under the Company’s 382 Rights Agreement. The remaining portion of the cash consideration will be funded through approximately $150 million of debt financing to be provided by Greenlight pursuant to the terms of the Debt Commitment Letter entered into by the Company and certain affiliates of Greenlight Capital, Inc.

In addition, in connection with the foregoing transactions:

•	pursuant to the Voting Agreement, Greenlight has agreed to exchange all of its LLC Units for shares of Common Stock on the Closing Date, and pursuant to the Transaction Agreement, the Company has caused all other outstanding LLC Units, including those held by the Company’s management, to be exchanged for shares of Common Stock;
•	the Company has agreed to amend its Charter to increase the number of authorized shares of Common Stock, to change the name of the Company, to eliminate references to the LLC Units and Class B Common Stock and to add customary ownership limitations regarding the preservation of the Company’s NOLs; and
•	the Company has agreed to enter into an employment agreement with Mr. Brickman (the term sheet for which is attached as Exhibit B to the Transaction Agreement).
Q:	What votes are required to approve the Transactions?
A:	Under the Transaction Agreement, the receipt of the required votes for Proposals 1 through 5 and Proposal 7 is a condition to the consummation of the Transactions. Proposals 1 through 5 and Proposal 7 are conditioned on each other. If stockholders fail to approve any of Proposals 1 through 5 or Proposal 7, the Transactions will not occur. Pursuant to the terms of the Transaction Agreement, any of the Company, the Sellers or JBGL may terminate the Transaction Agreement if stockholders fail to approve any of Proposals 1 through 5 or Proposal 7. If the Company or the Sellers terminate the Transaction Agreement for this reason, the Company will be obligated to pay all of the documented out-of-pocket expenses incurred by the Sellers and JBGL and their respective affiliates in connection with the Transaction Documents and the Transactions up to an amount not to exceed $2 million. The required votes for each of Proposals 1 through 5 and Proposal 7 are set forth below:
•	Approval of Proposal 1, the adoption of the Transaction Agreement and the approval of the Transactions by all holders of Common Stock and Class B Common Stock, requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 1.
•	Approval of Proposal 2, the adoption of the Transaction Agreement and the approval of the Transactions by the holders of all outstanding shares of Common Stock and Class B Common Stock other than Greenlight, requires the affirmative vote of holders of at least a majority of the shares of the Common Stock and Class B Common Stock outstanding, voting as a single class, other than those shares of the Common Stock or Class B Common Stock owned by Greenlight. Abstention, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to Proposal 2.
•	Approval of Proposal 3, the authorization of the issuance of shares of Common Stock in connection with the Transactions, requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 3.
•	Approval of Proposal 4, the Authorized Common Stock Amendment, requires the affirmative vote of holders of at least a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to Proposal 4.
•	Approval of Proposal 5, the Name Change Amendment, requires the affirmative vote of holders of at least a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to Proposal 5.
•	Approval of Proposal 7, the Section 382 Amendment, requires the affirmative vote of holders of at least a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to Proposal 7.
Q:	Have any of the holders of the Common Stock or Class B Common Stock already agreed to vote for Proposals 1 through 5 or Proposal 7?
A:	Yes. Certain affiliates of Greenlight Capital, Inc. have entered into a Voting Agreement with respect to an aggregate of 1,427,829 shares of the Common Stock and 780,958 shares of the Company’s Class B Common Stock, representing approximately 35.4% of the Common Stock and Class B Common Stock outstanding as of July 11, 2014. The Voting Agreement provides, among other things, that Greenlight will vote (or cause to be voted) in favor the adoption of the Transaction Agreement and the approval of the Transactions and the various elements thereof and any other action required in furtherance thereof or necessary for the consummation of the Transactions, including Proposals 1 through 5 and Proposal 7. Greenlight has also agreed to vote in favor of Proposal 6, as well as any proposal to adjourn the Annual Meeting for any reason, including to solicit additional votes (Proposal 15).
Q:	What will the holders of the Common Stock and Class B Common Stock receive in the Transactions?
A:	The holders of the Common Stock and Class B Common Stock will not directly receive any consideration in connection with the Transactions. In connection with the LLC Unit Exchange, the LLC Units (other than the LLC Units held by the Company) will be exchanged for shares of the Common Stock on a one-for-one basis, and the shares of Class B Common Stock corresponding to such LLC Units will, in accordance with the Charter, be automatically transferred to the Company and thereupon retired without further action on the part of the Company or the holder thereof. Therefore, after the consummation of the LLC Unit Exchange and the Transactions, no shares of Class B Common Stock will be outstanding. Immediately after the consummation of the Transactions, the holders of the Common Stock will continue to own shares in the Company, which will include the business of JBGL.
Q:	What will happen to outstanding Stock Options in the Transactions?
A:	All outstanding Stock Options will be terminated and canceled in accordance with their terms for no consideration. For information regarding the treatment of the Company’s equity awards, please see the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Transactions — Treatment of Stock Options under the Transaction Agreement” beginning on page [ ].

Q:	Are there any conditions to the consummation of the Transactions?
A:	Yes. The consummation of the Transactions is subject to a number of conditions, including:
•	the adoption of the Transaction Agreement and the approval of the Transactions by an affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, which is addressed by Proposal 1;
•	the adoption of the Transaction Agreement and the approval of the Transactions by an affirmative vote of holders of a majority of the outstanding shares of Common Stock and Class B Common Stock, excluding the shares of Common Stock and Class B Common Stock owned by Greenlight, which is addressed by Proposal 2;
•	the consummation of the Rights Offering such that the Company receives gross proceeds (together with the proceeds from share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements) of approximately $70 million, which requires the approval of the Equity Issuance by an affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, which is addressed by Proposal 3;
•	the approvals of the Authorized Common Stock Amendment, the Name Change Amendment and the Section 382 Amendment by holders of a majority of the outstanding shares of Common Stock and Class B Common Stock, which are addressed by Proposals 4, 5 and 7;
•	subject to standards specified in the Transaction Agreement, the accuracy of the representations and warranties of the other party made in the Transaction Agreement;
•	the absence of any material adverse effect on the other party; and
•	the performance in all material respects by the other party of its obligations under the Transaction Agreement.

In addition, conditions to the Sellers’ obligations to consummate the Transactions include:

•	the cancellation of all outstanding Stock Options;
•	the completion of the LLC Unit Exchange;
•	the availability of at least $3 million of net cash in the Company;
•	the availability of the Company’s NOLs without impairment (subject to certain exceptions); and
•	the continued authorization for listing of the Common Stock on The Nasdaq Stock Market.
Q:	When will the Transactions be completed?
A:	The Transactions are expected to be completed early in the fourth quarter of 2014. However, it is possible that the Transactions could be completed at a later time or not at all. Please see the section of this proxy statement entitled “Risk Factors” beginning on page [ ].
Q:	Are there risks associated with the Transactions?
A:	Yes. Please see the section of this proxy statement entitled “Risk Factors” beginning on page [ ] for a discussion of the material risks associated with the Transactions.
Q:	Will there be any change to the Board or the executive officers of the Company after the consummation of the Transactions?
A:	Yes. The Company has agreed to take all action necessary, including causing certain of its current directors to resign, so that David Einhorn will become Chairman of the Board and James R. Brickman, Elizabeth K. Blake, Harry Brandler, Kathleen Olsen, Richard Press and [ ] will be appointed to the Board effective as of the Closing. The Company has also agreed to cause the officers of the Company to resign so that James R. Brickman will become the Chief Executive Officer of the Company, Jason R. Hibbs will become the Chief Financial Officer of the Company, John Jason Corley will become the Chief

Operating Officer of JBGL Builder Finance LLC and Jed Dolson will become the Head of Land Acquisition and Development of the Company effective as of the Closing. Please see the section of this proxy statement entitled “Management — Executive Officers Post Consummation of the Transactions” beginning on page [ ].
Q:	Do any of the Company’s directors or executive officers have any interests in the Transactions that are different from, or in addition to, my interests as a stockholder?
A:	Yes. In considering the proposals to be voted on at the Annual Meeting, you should be aware that certain of the Company’s directors (including David Einhorn, who is a director of the Company and the president of Greenlight) and executive officers have interests in the Transactions that may be different from, or in addition to, your interests as a stockholder. The members of the Special Committee and the Board were aware of and considered these interests, among other matters, in reaching the determination to approve the Transaction Agreement, the other Transaction Documents and the Transactions, and in recommending to the Company’s stockholders that they adopt the Transaction Agreement and the other Transaction Documents and approve the Transactions.

These interests include the rights of certain of the Company’s executive officers to receive certain reimbursement payments pursuant to certain executive agreements for the cost of continued medical coverage after termination of employment.

Questions About the Dual Structure Amendment (Proposal 6)

Q:	Why is the Board recommending the Dual Structure Amendment?
A:	Following the LLC Unit Exchange, which is a condition to the Closing, there will be no shares of Class B Common Stock outstanding and the Company will be the only holder of the LLC Units. Therefore, the Board believes that the continuing reference to the LLC Units and the Class B Common Stock in the Charter will be unnecessary and potentially confusing to investors and the capital markets following the LLC Unit Exchange and the Closing.
Q:	What vote is required to approve the Dual Structure Amendment?
A:	The approval of the Dual Structure Amendment requires both the affirmative vote of holders of at least a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting as a single class, and the affirmative vote of holders of at least a majority of the outstanding shares of Class B Common Stock, voting separately as a class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to Proposal 6.
Q:	Have any of the holders of the Common Stock or Class B Common Stock already agreed to vote for Proposal 6?
A:	Yes. Pursuant to the Voting Agreement, Greenlight has agreed to, among other things, vote, or cause to be voted, the relevant shares of Common Stock and Class B Common Stock in favor of approving the Amended and Restated Charter, including the Dual Structure Amendment addressed in Proposal 6.

Questions About the Nonbinding Transaction-related Compensation Proposal (Proposal 8)

Q:	What vote is required to approve the nonbinding transaction-related compensation proposal (Proposal 8)?
A:	The approval of the nonbinding transaction-related compensation proposal requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 8.

Questions About the Approval of the 382 Rights Agreement (Proposal 9)

Q:	Why is the Board recommending the approval of the 382 Rights Agreement?
A:	Unless the 382 Rights Agreement is approved by our stockholders, the 382 Rights Agreement will automatically expire on March 26, 2015. The Board believes that both the Section 382 Amendment,

assuming it is approved at the Annual Meeting and it becomes effective, and the 382 Rights Agreement, employed together, provide protection against possible limitations on our ability to use our NOLs and other tax benefits as a result of an “ownership change” and, accordingly, recommends that our stockholders vote “FOR” both Proposals 7 and 9. Under the DGCL, the Section 382 Amendment may only be enforceable against shares held by stockholders who vote in favor of approving the Section 382 Amendment, subject to certain conditions. The 382 Rights Agreement is intended to diminish the likelihood of an ownership change by deterring (rather than prohibiting) persons or groups of persons from acquiring beneficial ownership of our Common Stock in excess of the specified limitations.
Q:	What vote is required to approve the 382 Rights Agreement?
A:	Approval of the 382 Rights Agreement requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 9.

Questions About the Election of Directors (Proposal 10)

Q:	What vote is required for the election of directors?
A:	If a quorum is present, directors will be elected by a plurality of the votes cast. This means that the seven nominees receiving the highest number of votes will be elected as directors. The Charter does not permit stockholders to cumulate their votes. Abstentions, broker non-votes and failures to vote will have no effect on the vote for directors addressed in Proposal 10.
Q:	What if I return a proxy but withhold authority to vote for one or more director nominees?
A:	In the election of directors, you may vote “FOR” all of the director nominees or your vote may be “WITHHELD” with respect to one or more director nominees. If you submit a properly executed proxy to the Company and the proxy indicates that you “WITHHELD” your vote for one or more of the director nominees, the shares subject to the proxy will not be voted for that director nominee or those director nominees and will be voted “FOR” the remaining director nominee(s), if any.

Questions About the Nonbinding Advisory Votes on the Executive Compensation of the Company’s Named Executive Officers and the Frequency of Holding Future Such Nonbinding Advisory Votes (Proposals 11 and 12)

Q:	What vote is required to approve the nonbinding executive compensation proposal (Proposal 11)?
A:	The approval of the nonbinding executive compensation proposal requires an affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 11.
Q:	What vote is required to approve the nonbinding frequency proposal (Proposal 12)?
A:	The nonbinding frequency proposal requires the election, by holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, of the frequency with which future nonbinding executive compensation proposals will be considered by our stockholders. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 12.

Questions About the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (Proposal 13)

Q:	What is the purpose of the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan?
A:	The purpose of the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan is to provide a means for the Company and its affiliates to attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of the Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders.
Q:	What vote is required to approve the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan?
A:	The approval of the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 13.

Questions About the Ratification of Our Independent Registered Public Accounting Firm (Proposal 14)

Q:	What vote is required to ratify our independent registered public accounting firm (Proposal 14)?
A:	The proposal to ratify the selection of our independent registered public accounting firm for 2014 will be approved by an affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 14. However, for the purposes of the Annual Meeting, the matter addressed by Proposal 14 is considered a “routine” matter. Therefore, in the event of a broker non-vote, such broker, bank or other nominee has discretionary authority to vote on Proposal 14 without instructions. Should a broker, bank or other nominee choose to not vote under these circumstances in respect of Proposal 14, then such broker non-votes will be excluded from the tabulation of votes cast and therefore will have no effect on the vote of Proposal 14.

Questions With Respect to the Adjournments of the Annual Meeting (Proposal 15)

Q:	What vote is required to approve adjournments of the Annual Meeting (Proposal 15)?
A:	Approval of adjournments of the Annual Meeting requires an affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 15. Our Bylaws also permit the chairperson of the meeting to adjourn the meeting from time to time whether or not a quorum is present.
Q:	Have any of the holders of the Common Stock or Class B Common Stock already agreed to vote for Proposal 15?
A:	Yes. Pursuant to the Voting Agreement, Greenlight has agreed to, among other things, vote its shares of the Common Stock and Class B Common Stock in favor of, among other things, any proposal to adjourn the Annual Meeting for any reason, which is addressed by Proposal 15.

General Questions About the Annual Meeting

Q:	Who may vote at the Annual Meeting?
A:	Only stockholders of record at the close of business on [ ], 2014, the Record Date, may vote at the Annual Meeting. As of the Record Date, there were [ ] shares of Common Stock outstanding, net of [ ] shares held in treasury, and [ ] shares of Class B Common Stock outstanding, which together constitute a total of [ ] outstanding voting shares of the Company. Each share of Common Stock and Class B Common Stock is entitled to one vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most stockholders hold shares through a broker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, which are summarized below:
•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the stockholder of record of those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote by proxy or to vote in person at the meeting. In that case, we have enclosed a proxy card for you to use. All holders of shares of Class B Common Stock are stockholders of record.
•	Beneficial Owner. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered to be the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the Annual Meeting. If you wish to vote these shares at the Annual Meeting, you must contact your broker, bank or other nominee for instructions as to how to do so. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares for you.
Q:	What if a holder of shares of the Common Stock or Class B Common Stock returns a proxy but does not indicate how the shares should be voted with respect to the Proposals?
A:	If a stockholder of the Company submits a properly executed proxy to the Company but the proxy does not indicate how it should be voted on any or all of the Proposals, the persons named as proxies will vote in accordance with the recommendation of the Board for each such Proposal. Such instances will not be considered failures to vote.
Q:	What if a holder of shares of the Common Stock or Class B Common Stock returns a proxy but instructs the proxy holder to abstain with respect to Proposals where abstention is permitted?
A:	If a stockholder of the Company submits a properly executed proxy to the Company and the proxy instructs the proxy holder to abstain from voting on any or all of the Proposals where abstention is permitted, the shares subject to the proxy will not be voted. An abstention on Proposal 2 or Proposals 4 through 7 will have the same effect as a vote “AGAINST” such Proposals. An abstention on Proposals 1, 3 and 8 through 15 will have no effect on the vote of such Proposals.
Q:	What if a holder of shares of the Common Stock is a beneficial owner in “street name” and fails to provide voting instructions with respect to the Proposals?
A:	If a stockholder of the Company is the beneficial owner of shares held in “street name” through its broker, bank or other nominee, the broker, bank or other nominee has the discretionary authority to vote on certain “routine” matters when it has not received instructions from beneficial owners. However, for the purposes of the Annual Meeting, only the ratification of the appointment of the independent registered public accounting firm (Proposal 14) is considered a “routine” matter, and all other Proposals to be considered at the Annual Meeting are not considered “routine” matters. Therefore, such broker, bank or other nominee does not have discretionary authority to vote on such Proposals without instructions. Broker non-votes will be excluded from the tabulation of votes cast in respect of Proposals 1, 3, 8 through 13 and 15, and therefore will have no effect on the vote of any of those Proposals except with the respect of the approval of “routine” matters. Broker non-votes in respect of Proposals 2 and 4 through 7 will have the same effect as a vote “AGAINST” such Proposals. In respect of Proposal 14, the relevant broker, bank or other nominee has the discretionary authority to vote on such Proposal in the event such broker, bank or other nominee has not received instructions from beneficial owners. Should the broker, bank or other nominee choose to not vote in respect of Proposal 14, then such broker non-votes will be excluded from the tabulation of votes cast and therefore will have no effect on the vote of Proposal 14.

Q:	How can I vote my shares?
A:	You may vote either in person at the meeting or by proxy, either telephonically, on the Internet or by signing and returning a proxy card. Please refer to the instructions included on your proxy card to submit a proxy. Proxies submitted by telephone or the Internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to submit a proxy by telephone or the Internet should not return their proxy cards by mail.

If you hold your shares in street name through a broker, bank or other nominee, then you may provide voting instructions by the methods your broker, bank or other nominee makes available using the instructions the bank or broker has included with this proxy statement. These methods may include providing voting instructions over the Internet, by telephone or by mailing a voting instruction card.

Q:	How are votes counted?
A:	We will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report thereof. Prior to the Annual Meeting, the inspectors will sign an oath to perform their duties with strict impartiality and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or against, or withheld or abstained from, each matter submitted at the meeting for a stockholder vote.
Q:	What is a “quorum” and why is it necessary?
A:	Conducting business at the Annual Meeting requires a quorum. For a quorum to exist, stockholders representing a majority of the outstanding shares entitled to vote generally must be present in person at the meeting or represented by proxy.

The Bylaws of the Company provide that the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or represented by proxy, constitute a quorum at any meeting of the Company’s stockholders. However, if any vote will be taken by classes or series of the Company’s stock, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or represented by proxy, constitute a quorum of such class or series. Consideration and approval of Proposals 1 through 15 will require a quorum of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Common Stock. Consideration and approval of Proposal 6 will also require a quorum of the holders of a majority of the votes entitled to be cast by the holders of the Class B Common Stock.

Abstentions will be counted for purposes of determining the presence of a quorum. Failures to vote will not be counted for purposes of determining the presence of a quorum. For the avoidance of doubt, if a stockholder submits a properly executed proxy to the Company but the proxy does not indicate how it should be voted on any or all of the Proposals, then the persons named as proxies will vote in accordance with the recommendation of the Board for each such Proposal, the vote will count for purposes for determining the presence of a quorum and the vote will not be considered a failure to vote. Broker non-votes will be counted for purposes of determining the presence of a quorum.

In the event that a quorum is not present at the Annual Meeting, or if there are insufficient votes to adopt the Transaction Agreement and to approve the Transactions at the time of the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Q:	Can I change my vote?
A:	You have the right to revoke your proxy at any time before the Annual Meeting by:
•	providing written notice to Mark L. Zoeller, our Corporate Secretary, that you revoke your proxy;
•	voting in person at the Annual Meeting; or
•	signing a later-dated proxy card and submitting it so that it is received before the Annual Meeting begins.

Attending the Annual Meeting will not by itself revoke a proxy unless you specifically revoke your proxy in writing or vote your shares in person at the Annual Meeting.

Q:	What does it mean if I get more than one proxy card?
A:	If your shares are registered differently and are held in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts so that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.
Q:	How will voting on any other business be conducted?
A:	If any other business is properly presented at the meeting, your proxy gives Scott H. Pearce, our Chief Executive Officer, and Kelly G. Maguire, our Chief Financial Officer, authority to vote on these matters in their discretion.
Q:	Who may attend the meeting?
A:	All stockholders who owned shares of the Common Stock and Class B Common Stock on the Record Date, [ ], may attend the meeting. You may indicate on the enclosed proxy card if you plan to attend the Annual Meeting.
Q:	Where and when will I be able to find the results of the voting?
A:	The results of the voting will be announced at the Annual Meeting. We will also disclose the final results in a Current Report on Form 8-K, which we will file with the SEC.
Q:	When are stockholder proposals or nominations for the 2015 annual meeting of stockholders due?
A:	In order for an item of business or a nomination for election of a director proposed by a stockholder to be considered properly brought before the annual meeting of stockholders as an agenda item, our Bylaws require that the stockholder give written notice to our Corporate Secretary. The notice must specify certain information concerning the stockholder and the item of business or the nominee, as the case may be, proposed to be brought before the meeting. The notice must be received by our Corporate Secretary not less than 90 nor more than 120 calendar days before the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary, notice by the stockholder must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, assuming that the date of the 2015 annual meeting of stockholders is [ ], 2015, proper notice of a stockholder proposal or nomination for the 2015 annual meeting of stockholders must be received by us no earlier than [ ] and no later than [ ].

Proposals intended to be included in the Company’s proxy materials for the 2015 annual meeting of stockholders must be received by the Company’s Corporate Secretary no later than [ ].

Q:	How can stockholders suggest a candidate for director?
A:	Directors are nominated by the Governance and Nominating Committee of the Board, or by the entire Board acting as such. Stockholders can suggest qualified candidates for director by giving written notice to our Corporate Secretary at BioFuel Energy Corp., 1600 Broadway, Suite 1740, Denver, Colorado 80202. The notice should include the name and qualifications of the candidate and any supporting material the stockholder feels is appropriate. In considering any candidate proposed by a stockholder, the Governance and Nominating Committee will reach a conclusion based on the Board’s established criteria. The Governance and Nominating Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Governance and Nominating Committee.

Q:	Who will bear the cost of soliciting proxies for the Annual Meeting, and how will these proxies be solicited?
A:	We will pay the cost of preparing, assembling, printing, posting, mailing and distributing these proxy materials, including the charges and expenses of brokers, banks, nominees and other fiduciaries who forward proxy materials to their principals. Proxies may be solicited by mail, in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for these solicitation activities.

FORWARD-LOOKING STATEMENTS

Any statements in this proxy statement about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed Acquisition and the expected timetable for completing the Transactions and benefits of the Transactions and future opportunities for the combined company and securities, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “could,” “intend,” “anticipate,” “plan,” “may,” “will,” “potential,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the Transactions; the conditions to the completion of the Transactions, including the receipt of certain stockholder approvals; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Transactions; operating costs, customer loss and business disruption, which may be greater than expected following the Transactions; and general economic conditions that are less favorable than expected. Additional information and other factors that could cause actual results to differ from those anticipated are discussed in the “Risk Factors” section of this proxy statement, our Annual Report on Form 10-K, filed with the SEC on March 26, 2014, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on April 30, 2014, and our other filings pursuant to the Exchange Act, including the Rights Offering Registration Statement we have filed with the SEC substantially concurrently with this proxy statement. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by the Company, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this proxy statement, and the Company disclaims any obligation to update any forward-looking statement to reflect events or circumstances after such date unless required to do so by law.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section entitled “Forward-Looking Statements” beginning on page [ ], you should carefully consider the following risks before deciding whether to vote to adopt the Transaction Agreement and approve the Transactions. In addition, you should read and consider the risks associated with each of the businesses of the Company and JBGL because these risks will also affect the Company following the consummation of the Acquisition. Descriptions of some of these risks can be found in our Annual Report on Form 10-K, filed with the SEC on March 26, 2014, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on April 30, 2014, and our other filings pursuant to the Exchange Act, including the Rights Offering Registration Statement we have filed with the SEC substantially concurrently with this proxy statement. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page [ ].

Risks Related to the Transactions

The Acquisition may not be completed on the terms or timeline currently contemplated, or at all.

The consummation of the Acquisition is subject to numerous conditions, including but not limited to (i) adoption of the Transaction Agreement and approval of the Transactions by the Company’s stockholders, including an affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, as well as an affirmative vote of holders of a majority of the outstanding shares of Common Stock and Class B Common Stock excluding shares of Common Stock and Class B Common Stock held by Greenlight, (ii) approval of the Authorized Common Stock Amendment, the Name Change Amendment and the Section 382 Amendment by the Company’s stockholders, including an affirmative vote of holders of a majority of the outstanding shares of the Common Stock and Class B Common Stock, (iii) completion of the Rights Offering, where (together with the proceeds from share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements) the Company shall have received at least $70 million in gross proceeds and (iv) the continued authorization for listing of the Common Stock on The Nasdaq Stock Market. See the section entitled “The Transaction Agreement — Conditions to the Completion of the Acquisition” beginning on page [ ]. There is no assurance that the Acquisition will be consummated on the terms or timeline currently contemplated, or at all. The Company and JBGL have expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory and financial services fees related to the Acquisition and the Transactions. These expenses must be paid regardless of whether the Acquisition is consummated.

The Transaction Agreement contains provisions that restrict the Company’s ability to pursue alternatives to the Transactions and, in specified circumstances, could require the Company to pay a termination fee to the Sellers as well as certain of the Sellers’ expenses.

Under the Transaction Agreement, the Company is restricted, subject to certain exceptions, from initiating, soliciting, knowingly encouraging or knowingly facilitating any inquiries or the making of any proposals or offers that constitute or would reasonably be expected to lead to any Business Combination Proposal or the making or consummation thereof. The Sellers may terminate the Transaction Agreement if the Special Committee or the Board effects or publicly proposes to effect a change of the Company Recommendation, fails to include the Company Recommendation in the proxy statement or fails to recommend against acceptance of a publicly-announced transaction that constitutes a Business Combination Proposal within 10 business days after notice thereof. Upon termination of the Transaction Agreement pursuant to the Termination Fee Provision prior to the stockholders’ meeting to adopt the Transaction Agreement, the Company will pay Sellers a cash termination fee of $3 million. In addition, if either the Company or the Sellers terminates the Transaction Agreement as a result of the Buyer Stockholder Approval not being obtained, then the Company must pay the Sellers’, JBGL’s and their respective affiliates’ expenses in connection with the Transactions in an amount not to exceed $2 million. See the sections entitled “The Transaction Agreement — Additional Agreements — No Solicitation” and “The Transaction Agreement — Termination of the Transaction Agreement” beginning on page [ ] and page [ ], respectively.

Directors and officers of the Company have certain interests that are different from those of the Company’s stockholders generally.

Directors and officers of the Company are participants in arrangements that give them interests in the Transactions that may be different from, or be in addition to, your interests as a stockholder of the Company. You should consider these interests in voting to adopt the Transaction Agreement and approve the Transactions. These different interests are described in the section entitled “Interests of the Company’s Directors and Executive Officers in the Transactions” beginning on page [ ].

Risks Related to Ownership of the Common Stock

The price of the Common Stock may continue to be volatile.

The trading price of the Common Stock is highly volatile and could be subject to future fluctuations in response to a number of factors beyond our control. In recent years the stock market has experienced significant price and volume fluctuations. These fluctuations may be unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of the Common Stock. The price of the Common Stock could fluctuate based upon factors that have little or nothing to do with our company or its performance, and those fluctuations could materially reduce the Common Stock price.

Certain large stockholders own a significant percentage of our shares and exert significant influence over us. Their interests may not coincide with yours and they may make decisions with which you may disagree.

Following the consummation of the Acquisition, we expect Greenlight, Third Point and the Brickman Parties to control approximately 49.9%, 16.7% and 8.4%, respectively, of the voting power of the Company assuming that Third Point acquires the maximum number of shares pursuant to the Third Point Commitment Agreement. These large stockholders, acting together, could determine substantially all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a sale or other change of control transaction involving the Company. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some transactions more difficult or impossible without the support of these stockholders. The interests of these stockholders may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that you would not approve or make decisions with which you may disagree.

Greenlight, our largest stockholder, will also be our largest creditor. Greenlight will exert a significant influence over us and its interest as a creditor may not coincide with our interest as a company or your interest as a stockholder.

Following the consummation of the Acquisition, we expect Greenlight to control approximately 49.9% of the voting power of the Company. In connection with the Acquisition, we expect to incur approximately $150 million of indebtedness from Greenlight. As our largest creditor, Greenlight may have interests that may not always coincide with our interests as a company or the interests of our stockholders generally. As our largest stockholder, Greenlight will exert a significant influence over us, which may cause us to enter into transactions or agreements, or to otherwise take actions, that you would not approve or make decisions with which you may disagree.

We do not intend to pay dividends on the Common Stock.

We have not paid any dividends since our inception and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any payment of future dividends will be at the discretion of our Board and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board deems relevant. Investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase the Common Stock.

The Common Stock could be delisted from The Nasdaq Stock Market, which could negatively impact the price of the Common Stock and our ability to access the capital markets.

The Common Stock is currently listed on The Nasdaq Capital Market under the symbol “BIOF.” On May 8, 2014, we received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market indicating that the Staff believes the Company is a “public shell” and the continued listing of its securities is no longer warranted. Therefore, in accordance with Rule 5101 of the Listing Rules of The Nasdaq Stock Market (the “Nasdaq Listing Rules”), the Staff determined to apply more stringent criteria for the continued listing of the Company’s securities and to suspend trading of the Common Stock and remove our securities from listing and registration on The Nasdaq Stock Market.

The Company timely appealed the Staff’s determination to a Hearings Panel (the “Panel”) of The Nasdaq Stock Market, which, on July 1, 2014, granted the Company an exception to the continued listing standards until November 4, 2014, which is 180 days from the date we received the delisting letter from the Staff. If we do not consummate the Acquisition on or prior to November 4, 2014, the Common Stock could be delisted from The Nasdaq Stock Market, which could negatively impact the price of the Common Stock and our ability to access the capital markets. Although the delisting of the Common Stock from The Nasdaq Stock Market would allow the Sellers to terminate the Transaction Agreement, we cannot assure you that they would do so. Further, although the Transaction Agreement gives us and the Sellers the right to terminate the Transaction Agreement if the Acquisition is not consummated on or before November 4, 2014, we and the Sellers could nevertheless agree to consummate the Acquisition and the related Transactions after such date.

Certain large stockholders’ shares may be sold into the market in the future, which could cause the market price of the Common Stock to decrease significantly.

Following the consummation of the Acquisition and the related Transactions described herein, we expect that all or a significant portion of the Common Stock held by Greenlight, Third Point and the Brickman Parties will be “restricted securities” within the meaning of the federal securities laws because they were acquired from us on a private, non-registered basis. In addition, any shares purchased by the Backstop Parties pursuant to the Backstop Commitments will be restricted securities because they will have been acquired from us on a private, non-registered basis. We have entered into Registration Rights Agreements with each of these parties, however, that give these parties the right to require us to register the resale of their shares. If these holders sell substantial amounts of these shares, the price of the Common Stock could decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional equity securities.

Risk Related to Our Tax Asset, Indebtedness and Organizational Structure

Our ability to use NOLs to offset future taxable income for U.S. federal income tax purposes may be limited as a result of the Acquisition and the related Transactions described herein, or of prior or future acquisitions of the Common Stock.

As of March 31, 2014, we reported NOLs of approximately $179.0 million, which will begin to expire if not used by December 31, 2029.

For accounting purposes, a valuation allowance is required to reduce our potential deferred tax assets if it is determined that it is more likely than not that all or some portion of such assets will not be realized due to the lack of sufficient taxable income. Our financial statements currently provide a full valuation allowance against all of our NOLs.

Our ability to utilize our tax attributes, such as NOLs and tax credits (“Tax Attributes”), will be subject to significant limitation for federal income tax purposes if we undergo an “ownership change” as defined in Section 382 of the Code. For this purpose, an ownership change generally occurs, as of any “testing date” (as defined under Section 382 of the Code), if our “5-percent shareholders” have collectively increased their ownership in the Common Stock by more than 50 percentage points over their lowest percentage ownership at any time during the relevant testing period, which generally begins the later of either January 1, 2008 or three years preceding the relevant testing date. In general, our 5-percent shareholders would include any (i) individual who owns 5% or more (directly, indirectly or constructively) of the Common Stock and (ii) “public groups” who own the Common Stock (even in certain cases if they own less than 5% of the

Common Stock) or stock in higher tier entities who own 5% or more (directly, indirectly or constructively) of the Common Stock. A “public group” generally consists of a group of persons each of whom owns (directly, indirectly or constructively) less than 5% of the Common Stock. An ownership change may therefore occur following substantial changes in the direct or indirect ownership of our outstanding Common Stock by one or more 5-percent shareholders over this period.

If we were to experience an ownership change, Section 382 of the Code imposes an annual limitation on the amount of our post-change taxable income that may be offset by our pre-change Tax Attributes. The limitation imposed by Section 382 of the Code for any post-change year is generally determined by multiplying the value of the Common Stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years.

It is unclear whether all or a portion of our Tax Attributes are or will be subject to a limitation under Section 382 of the Code following the consummation of the Transactions, either as a result of an ownership change experienced by us in the past or an ownership change to be experienced by us on account of the Acquisition and the related Transactions. The determination of whether the Transactions would result in an ownership change under Section 382 of the Code depends, in part, on the number of shares of Common Stock actually purchased in the Rights Offering and pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements, prior ownership shifts involving 5-percent shareholders and the effect of the Acquisition and the related Transactions.

Certain limitations are being imposed on the exercise of Subscription Rights (including the over-subscription privilege) in the Rights Offering and in the Third Point Commitment Agreement, the Backstop Commitment and the structure of the Acquisition in order to minimize the impact of these Transactions on our ownership change calculation.

Even if the Acquisition and the related Transactions do not result in an ownership change under Section 382 of the Code, it is possible that future changes in the ownership of the Common Stock by 5-percent shareholders, including certain changes in the ownership of any entity that owns 5% or more of the Common Stock, will result in an ownership change under Section 382 of the Code.

To reduce the likelihood of an ownership change, our Board has implemented the Section 382 Rights Agreement described herein and, in connection with the consummation of the Acquisition, we intend to amend our Charter to add customary ownership limitations regarding preservation of the Company’s NOLs. See the sections entitled “Description of BioFuel Energy Corp. Capital Stock — Series B Junior Participating Preferred Stock and 382 Rights Agreement” and “Proposal 7 — Approval of Amendment of the Charter to Preserve Certain Tax Benefits” beginning on page [ ] and page [ ], respectively.

Our ability to use our Tax Attributes will also depend on the amount of taxable income we generate in future periods. Our Tax Attributes may expire before we can generate sufficient taxable income to utilize them in full.

Our substantial debt could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our debt-related obligations.

Following the consummation of the Acquisition and the related Transactions described herein, we will have a substantial amount of debt. We estimate that the total principal amount of our debt following the Acquisition will be approximately $150 million (not including debt at the JBGL entity level relating to property acquisitions and development). Our substantial debt could have important consequences for the holders of the Common Stock, including:

•	making it more difficult for us to satisfy our obligations with respect to our debt or to our trade or other creditors;
•	increasing our vulnerability to adverse economic or industry conditions;
•	limiting our ability to obtain additional financing to fund capital expenditures and acquisitions, particularly when the availability of financing in the capital markets is limited;

•	requiring a substantial portion of our cash flows from operations and the proceeds of any capital markets offerings for the payment of interest on our debt and reducing our ability to use our cash flows to fund working capital, capital expenditures, acquisitions and general corporate requirements; and
•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us through capital markets financings or otherwise in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before its maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. In addition, we may incur additional indebtedness in order to finance our operations or to repay existing indebtedness. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional debt or equity or reducing or delaying capital expenditures, property acquisitions or developments, strategic acquisitions, investments and alliances. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would be advantageous to our stockholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements. Pursuant to the Debt Commitment Letter, if an event of default occurs under the documentation governing the new term loan facility the Company intends to enter into upon the consummation of the Acquisition, the lenders may accelerate our repayment obligations and/or exercise other remedies under the facility.

Provisions in our charter documents may delay or prevent our acquisition by a third party or may reduce the value of your investment.

Some provisions in our Charter and Bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder may deem to be in his or her best interest. For example, our Board may determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. In addition, stockholders must provide advance notice to nominate directors or to propose business to be considered at a meeting of stockholders and may not take action by written consent. Additionally, our Board adopted the 382 Rights Agreement described in the section entitled “Description of BioFuel Energy Corp. Capital Stock — Series B Junior Participating Preferred Stock and 382 Rights Agreement” beginning on page [ ] and, following the consummation of the Acquisition and the effectiveness of the Amended and Restated Charter, we expect that the Amended and Restated Charter will contain transfer restrictions intended to prevent future acquisitions of the Common Stock that would limit our ability to use the NOLs. The existence of these provisions could also limit the price that investors may be willing to pay in the future for shares of the Common Stock.

Risks Related to JBGL’s Business and Industry

The homebuilding industry is cyclical. A severe downturn in the industry, such as the one experienced in 2006 through 2011, could adversely affect JBGL’s business, results of operations and stockholder’s equity.

The residential homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions such as levels of employment, consumer confidence and income, availability of financing for acquisitions, construction and permanent mortgages, interest rate levels, inflation and demand for housing. Since early 2006, the U.S. housing market has been negatively impacted by declining consumer confidence, restrictive mortgage standards and large supplies of foreclosures, resales and new homes, among other factors. When combined with a prolonged economic downturn, high unemployment levels, increases in the rate of inflation and uncertainty in the U.S. economy, these conditions have contributed to decreased demand for housing, declining sales prices and increasing pricing pressure. While national data indicate that the overall demand for new homes improved during 2012 and 2013, in the event that the current recovery stalls or reverses and these economic and business trends continue or decline further, JBGL could experience declines in the market value of its inventory and demand for its lots, homes and construction loans, which could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations.

JBGL’s operating performance is subject to risks associated with the real estate industry.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond JBGL’s control. Certain events may decrease cash available for operations, as well as the value of JBGL’s real estate assets. These events include, but are not limited to:

•	adverse changes in international, national or local economic and demographic conditions;
•	adverse changes in financial conditions of buyers and sellers of properties, particularly residential homes and land suitable for development of residential homes;
•	competition from other real estate investors with significant capital, including other real estate operating companies and developers and institutional investment funds;
•	fluctuations in interest rates, which could adversely affect the ability of homebuyers to obtain financing on favorable terms or at all;
•	unanticipated increases in expenses, including, without limitation, insurance costs, development costs, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies; and
•	changes in enforcement of laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in the purchase of homes or an increased incidence of home order cancellations. If JBGL cannot successfully implement its business strategy, its business, prospects, liquidity, financial condition and results of operations will be adversely affected.

Further, acts of war, any outbreak or escalation of hostilities between the United States and any foreign power or acts of terrorism may cause disruption to the U.S. economy, or the local economies of the markets in which JBGL operates, cause shortages of building materials, increase costs associated with obtaining building materials, result in building code changes that could increase costs of construction, affect job growth and consumer confidence or cause economic changes that JBGL cannot anticipate, all of which could reduce demand for JBGL’s lots, homes and construction loans and adversely impact its business, prospects, liquidity, financial condition and results of operations.

JBGL’s business and financial results could be adversely affected by significant inflation or deflation.

Inflation can adversely affect JBGL’s homebuilding operations by increasing costs of land, financing, materials, labor and construction. While JBGL attempts to pass on cost increases to customers through increased prices, in a weak housing market, JBGL may not be able to offset cost increases with higher selling prices. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on housing demand. In a highly inflationary environment, depending on industry and other economic conditions, JBGL may be precluded from raising home prices enough to keep up with the rate of inflation, which could reduce its profit margins. Moreover, with inflation, the costs of capital increase and the purchasing power of JBGL’s cash resources could decline. Current or future efforts by the government to stimulate the economy may increase the risk of significant inflation and its adverse impact on JBGL’s business or financial results.

Alternatively, a significant period of deflation could cause a decrease in overall spending and borrowing levels. This could lead to a further deterioration in economic conditions, including an increase in the rate of unemployment. Deflation could also cause the value of JBGL’s inventories to decline or reduce the value of existing homes below the related mortgage loan balance, which could potentially increase the supply of existing homes and have a negative impact on JBGL’s results of operations.

JBGL is dependent on the continued availability and satisfactory performance of subcontractors, which, if unavailable, could have a material adverse effect on its business.

JBGL and its homebuilding subsidiaries conduct their land development and construction operations only as a general contractor. Virtually all land development and construction work is performed by unaffiliated third-party subcontractors. As a consequence, the timing and quality of the development of JBGL’s land and the construction of its homes depends on the availability and skill of its subcontractors. There may not be sufficient availability of and satisfactory performance by these unaffiliated third-party subcontractors in the markets in which JBGL operates. In addition, inadequate subcontractor resources could have a material adverse effect on JBGL’s business.

JBGL has recently experienced labor shortages and increased labor costs in both the DFW and Atlanta markets. These labor shortages have resulted in higher wages for subcontractors, construction workers frequently moving between jobs for higher pay, increased prices and delays in projects.

Labor and raw material shortages and price fluctuations could delay or increase the cost of land development and home construction, which could materially and adversely affect JBGL.

The residential construction industry experiences labor and raw material shortages from time to time, including shortages in qualified tradespeople and supplies of insulation, drywall, cement, steel and lumber. These labor and raw material shortages can be more severe during periods of strong demand for housing or if either of the regions in which JBGL operates experiences a natural disaster that has a significant impact on existing residential and commercial structures. The cost of labor and raw materials may also be adversely affected during periods of shortage or high inflation. During the recent economic downturn, a large number of qualified tradespeople went out of business or otherwise exited the market in the DFW and Atlanta regions. This reduction in available tradespeople exacerbated labor shortages as demand for new housing increased in these markets. Shortages and price increases could cause delays in, and increase JBGL’s costs of, land development and home construction, which in turn could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations.

Failure to recruit, retain and develop highly skilled, competent employees may have a material adverse effect on JBGL’s business and results of operations.

Key employees, including management team members at both the corporate and homebuilder subsidiary levels, are fundamental to JBGL’s ability to obtain, generate and manage opportunities. If any of the management team members were to cease employment with JBGL, its results of operations could suffer. JBGL’s ability to retain its management team or to attract suitable replacements should any members of its management team leave is dependent on the competitive nature of the employment market. The loss of services from key management team members or a limitation in their availability could materially and adversely impact JBGL’s business, prospects, liquidity, financial condition and results of operations. Further, such a loss could be negatively perceived in the capital markets. In addition, JBGL does not maintain key person insurance in respect of any member of its senior management team.

In addition, key employees working in the land development, homebuilding and construction industries are highly sought after. Experienced employees in the homebuilding, land acquisition and construction industries are fundamental to JBGL’s ability to generate, obtain and manage opportunities. In particular, local knowledge and relationships are critical to JBGL’s ability to source attractive land acquisition opportunities. Failure to attract and retain such personnel or to ensure that their experience and knowledge is not lost when they leave the business through retirement, redundancy or otherwise may adversely affect the standards of JBGL’s service and may have an adverse impact on its business, financial conditions and results of operations.

JBGL’s long-term success depends on its ability to acquire undeveloped land, partially-finished developed lots and finished lots suitable for residential homebuilding at reasonable prices, in accordance with its land investment criteria.

The homebuilding industry is highly competitive for suitable land and the risk inherent in purchasing and developing land increases as consumer demand for housing increases. The availability of finished and partially-finished developed lots and undeveloped land for purchase that meet JBGL’s investment criteria depends on a number of factors outside its control, including land availability in general, competition with other homebuilders and land buyers, inflation in land prices, zoning, allowable housing density, the ability to obtain building permits and other regulatory requirements. Should suitable land or lots become more difficult to locate or obtain, the number of lots JBGL may be able to develop and sell could decrease, the number of homes JBGL may be able to build and sell could be reduced and the cost of land could increase, perhaps substantially, which could adversely impact JBGL’s results of operations.

As competition for suitable land increases, the cost of acquiring both finished and undeveloped lots and the cost of developing owned land could rise and the availability of suitable land at acceptable prices may decline, which could adversely impact JBGL’s financial results. The availability of suitable land assets could also affect the success of JBGL’s land acquisition strategy, which may impact its ability to increase the number of actively selling communities, to grow its revenues and margins and to achieve or maintain profitability.

If JBGL is unable to develop communities successfully or within expected timeframes, JBGL’s results of operations could be adversely affected.

Before a community generates any revenue, time and material expenditures are required to acquire and prepare land, finish and entitle lots, obtain development approvals, pay taxes and construct significant portions of project infrastructure, amenities, model homes and sales facilities. It can take several years from the time that JBGL acquires control of a property to the time that JBGL makes its first home sale on the site. Delays in the development of communities expose JBGL to the risk of changes in market conditions for homes. A decline in JBGL’s ability to develop and market its communities successfully and to generate positive cash flow from these operations in a timely manner could have a material adverse effect on JBGL’s business and results of operations and on JBGL’s ability to service its debt and to meet its working capital requirements.

Because real estate investments are relatively illiquid, JBGL’s ability to promptly sell one or more properties for reasonable prices in response to changing economic, financial and investment conditions may be limited and it may be forced to hold non-income producing properties for extended periods of time.

Real estate investments are relatively difficult to sell quickly. As a result, JBGL’s ability to promptly sell one or more properties in response to changing economic, financial and investment conditions is limited and it may be forced to hold non-income producing assets for an extended period of time. JBGL cannot predict whether it will be able to sell any property for the price or on the terms that it sets or whether any price or other terms offered by a prospective purchaser would be acceptable to it. JBGL also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

JBGL depends on the success of its controlled homebuilding subsidiaries.

JBGL participates in the homebuilding business through subsidiaries in which it owns a 50% controlling interest, which we refer to as its “builders.” JBGL has entered into arrangements with these builders in order to take advantage of the local knowledge and relationships of the builders, acquire attractive land positions and brand images, manage its risk profile and leverage its capital base. The viability of JBGL’s participation in the homebuilding business depends on its ability to maintain good relationships with its builders. JBGL’s builders are focused on maximizing the value of their operations and working with a partner that can help them be successful. The effectiveness of JBGL’s management, the value of its expertise and the rapport it maintains with its builders are important factors for new builders considering doing business with JBGL and may affect JBGL’s ability to attract customers, subcontractors, employees or others upon whom its business, financial condition and results of operations ultimately depend. Further, JBGL’s relationships with its builders generate additional business opportunities that support its growth. If JBGL is unable to maintain good relationships with its builders, it may be unable to fully take advantage of existing agreements or expand its relationships with these builders. Additionally, JBGL’s opportunities for developing new relationships with additional builders may be adversely impacted.

JBGL sells lots to its builders for their homebuilding operations and provides them loans to finance home construction. If JBGL’s builders fail to successfully execute their business strategies for any reason, they may be unable to purchase lots from JBGL, repay outstanding construction finance loans made by JBGL or borrow from JBGL in the future, any of which could negatively impact JBGL’s business, financial condition and results of operations.

If JBGL is required to either repurchase or sell a substantial portion of the equity interest in its controlled homebuilding subsidiaries, JBGL’s capital resources and financial condition could be adversely affected.

The operating agreements governing two of JBGL’s controlled homebuilding subsidiaries contain buy-sell provisions that may be triggered in certain circumstances. In the event that a buy-sell event occurs, JBGL’s builder will have the right to initiate a buy-sell process, which may happen at an inconvenient time for JBGL. In the event the buy-sell provisions are exercised at a time when JBGL lacks sufficient capital to purchase the remaining equity interest, JBGL may elect to sell its equity interest in the entity. If JBGL is forced to sell its equity interest, it will no longer benefit from the future operations of the applicable entity. If a buy-sell provision is exercised and JBGL elects to purchase the interest in an entity that it does not already own, JBGL may be obligated to expend significant capital in order to complete such acquisition, which may result in JBGL being unable to pursue other investments or opportunities. If either of these events occurs, JBGL’s revenue and net income could decline or JBGL may not have sufficient capital necessary to implement its growth strategy.

JBGL’s geographic concentration could materially and adversely affect it if the homebuilding industry in its current markets should decline.

JBGL’s business strategy is focused on the development of land, the issuance of construction finance loans and the design, construction and sale of single-family detached and attached homes in the DFW and Atlanta markets, as well as the eventual entry into other geographic markets. In DFW, JBGL principally operates in the counties of Dallas, Collin and Denton. In Atlanta, it principally operates in the counties of Fulton, Gwinnett, Cobb, Forsyth and Dekalb. Because JBGL’s operations are concentrated in these areas, a prolonged economic downturn in one or more of these areas could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations, and a disproportionately greater impact on JBGL than other homebuilders with more diversified operations. Further, slower rates of population growth or population declines in the DFW or Atlanta markets, especially as compared to the high population growth rates in prior years, could affect the demand for housing, causing home prices in these markets to fall and adversely affect JBGL’s business, financial condition and results of operations.

JBGL’s developments are subject to extensive government regulation, which could cause it to incur significant liabilities or restrict its business activities.

JBGL’s developments are subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters that impose restrictive zoning and density requirements, the result of which is to limit the number of homes that can be built within the boundaries of a particular area. Projects that are not entitled may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. JBGL may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. Local governments also have broad discretion regarding the imposition of development and service fees for projects in their jurisdiction. Projects for which JBGL has received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen health, safety and welfare issues, which can further delay these projects or prevent their development. As a result, lot and home sales could decline and costs could increase, which could have a material adverse effect on JBGL’s business, prospects, liquidity, financial condition and results of operations.

If the market value of JBGL’s land and homes drops significantly, its profits would decrease.

The market value of land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions, and the measures JBGL employs to manage inventory risk may not be adequate to insulate its operations from a severe drop in inventory values. JBGL acquires land for replacement of land inventory and expansion within its current markets, and may in the future acquire land for expansion into new markets. If housing demand decreases below what JBGL anticipated when it acquired its inventory, it may not be able to generate profits consistent with those it has generated in the past and it may not be able to recover its costs when it sells lots and homes. When market conditions are such that land values are not appreciating, option arrangements previously entered into may become less desirable, at which time JBGL may elect to forego deposits and pre-acquisition costs and terminate such arrangements. In the face of adverse market conditions, JBGL may have substantial inventory carrying costs, may have to write down its inventory to its fair value in accordance with generally accepted accounting principles and/or may have to sell land or homes at a loss. Any material write-downs of assets, or sales at a loss, could have a material adverse effect on JBGL’s business, prospects, liquidity, financial condition and results of operations.

The terms and availability of mortgage financing can affect consumer demand for homes and the ability of consumers to complete the purchase of a home. Because most of JBGL’s homebuyers, and the homebuyers of those entities to whom JBGL sells lots, finance the purchase of their homes, unfavorable terms in, or the unavailability of, mortgage financing could materially and adversely affect JBGL.

JBGL’s business depends on the ability of its homebuyers, as well as the ability of those who buy homes from the homebuilding entities to which JBGL sells lots (JBGL’s “homebuilding customers”), to obtain financing for the purchase of their homes. Many of these homebuyers must sell their existing homes in order to buy a home from JBGL or its homebuilding customers. Since 2009, the U.S. residential mortgage market as a whole has experienced significant instability due to, among other things, defaults on subprime and other loans, resulting in the declining market value of such loans. In light of these developments, lenders, investors, regulators and other third parties questioned the adequacy of lending standards and other credit requirements for several loan programs made available to borrowers in recent years. This has led to tightened credit requirements and an increase in indemnity claims for mortgages. Deterioration in credit quality among subprime and other nonconforming loans has caused most lenders to eliminate subprime mortgages and most other loan products that do not conform to Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal Housing Administration (the “FHA”) or Veterans Administration (the “VA”) standards. Fewer loan products and tighter loan qualifications, in turn, make it more difficult for a borrower to finance the purchase of a new home or the purchase of an existing home from a potential “move-up” buyer who wishes to purchase a home from JBGL or its homebuilding customers. If potential buyers of JBGL’s or its homebuilding customers’ homes, or the buyers of those potential buyers’ existing homes, cannot obtain suitable financing, JBGL’s business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected.

Interest rate increases or changes in federal lending programs or other regulations could lower demand for JBGL’s lots, homes and construction finance loans, which could materially and adversely affect its business and results of operations.

Rising interest rates, decreased availability of mortgage financing or of certain mortgage programs, higher down payment requirements or increased monthly mortgage costs may lead to reduced demand for JBGL’s homes, lots and construction loans. Increased interest rates can also hinder JBGL’s ability to realize its backlog because certain of its home purchase contracts provide customers with a financing contingency. Financing contingencies allow customers to cancel their home purchase contracts in the event that they cannot arrange for adequate financing. As a result, rising interest rates can decrease JBGL’s home sales and mortgage originations. Any of these factors could have a material adverse effect on JBGL’s business, prospects, liquidity, financial condition and results of operations.

In addition, as a result of the turbulence in the credit markets and mortgage finance industry, the federal government has taken on a significant role in supporting mortgage lending through its conservatorship of Fannie Mae and Freddie Mac, both of which purchase home mortgages and mortgage-backed securities originated by mortgage lenders, and its insurance of mortgages originated by lenders through the FHA and the VA. The availability and affordability of mortgage loans, including consumer interest rates for such loans, could be adversely affected by a curtailment or cessation of the federal government’s mortgage-related programs or policies. The FHA may continue to impose stricter loan qualification standards, raise minimum down payment requirements, impose higher mortgage insurance premiums and other costs and/or limit the number of mortgages it insures. Due to growing federal budget deficits, the U.S. Treasury may not be able to continue supporting the mortgage-related activities of Fannie Mae, Freddie Mac, the FHA and the VA at present levels, or it may revise significantly the federal government’s participation in and support of the residential mortgage market. Further, in 2013 the Obama administration proposed the wind-down of Fannie

Mae and Freddie Mac, a proposal recently supported by Julian Castro, the incoming Secretary of Housing and Urban Development. Because the availability of Fannie Mae, Freddie Mac, FHA- and VA-backed mortgage financing is an important factor in marketing and selling many of JBGL’s homes, any limitations, restrictions or changes in the availability of such government-backed financing could reduce JBGL’s home sales, which could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations.

Furthermore, in July 2010, the Dodd-Frank Act was signed into law. This legislation provides for a number of new requirements relating to residential mortgages and mortgage lending practices, many of which are to be developed further by implementing rules. These include, among others, minimum standards for mortgages and lender practices in making mortgages, limitations on certain fees and incentive arrangements, retention of credit risk and remedies for borrowers in foreclosure proceedings. The effect of these provisions on lending institutions will depend on the rules that are ultimately enacted. These requirements, however, as and when implemented, are expected to reduce the availability of loans to borrowers and/or increase the costs to borrowers to obtain such loans. Any such reduction could result in a decline of JBGL’s home sales, lot sales and construction finance loan portfolio which could materially and adversely affect its business and results of operations.

Any increase in unemployment or underemployment may lead to an increase in the number of loan delinquencies and property repossessions, which would have an adverse impact on JBGL.

The unemployment rate in the United States was 6.1% as of June 2014, according to the U.S. Bureau of Labor Statistics (“BLS”). In addition, the labor force participation rate reported by the BLS has been declining, from 66.2% in January 2008 to 62.8% in June 2014, potentially reflecting an increased number of “discouraged workers” who have left the labor force. People who are not employed, are underemployed, who have left the labor force or are concerned about the loss of their jobs are less likely to purchase new homes, may be forced to try to sell the homes they own and may face difficulties in making required mortgage payments. Therefore, any increase in unemployment or underemployment may lead to an increase in the number of loan delinquencies and property repossessions and have an adverse impact on JBGL both by reducing demand for its homes, lots and construction loans and by increasing the supply of homes for sale.

Any limitation on, or reduction or elimination of, tax benefits associated with owning a home would have an adverse effect on the demand for JBGL’s homes, lots and construction loans, which could be material to its business.

Changes in federal income tax laws may affect demand for new homes. Current tax laws generally permit significant expenses associated with owning a home, primarily mortgage interest expense and real estate taxes, to be deducted for the purpose of calculating an individual’s federal, and in many cases state, taxable income. Various proposals have been publicly discussed to limit mortgage interest deductions and to limit the exclusion of gain from the sale of a principal residence. If such proposals were enacted without offsetting provisions, the after-tax cost of owning a new home would increase for many of JBGL’s potential customers and the potential customers of JBGL’s homebuilding customers. Enactment of any such proposal may have an adverse effect on the homebuilding industry in general, as the loss or reduction of homeowner tax deductions could decrease the demand for new homes.

The occurrence of severe weather or natural disasters could increase JBGL’s operating expenses and reduce its revenues and cash flows.

The climates and geology of the states in which JBGL operates, Georgia and Texas, present increased risks of severe weather and natural disasters. The occurrence of severe weather conditions or natural disasters can delay new home deliveries and lot development, reduce the availability of materials and/or negatively impact the demand for new homes in affected areas. For example, the winter of 2013-2014 brought severe weather conditions in the states in which JBGL operates, including extreme rain in Atlanta and abnormally low temperatures and icy conditions in the DFW region, which hindered land development and delayed home construction.

Further, to the extent that hurricanes, severe storms, earthquakes, tornadoes, droughts, floods, wildfires or other natural disasters or similar events occur, JBGL’s homes under construction or its building lots could be damaged or destroyed, which may result in losses exceeding JBGL’s insurance coverage. Any of these events could increase JBGL’s operating expenses, impair its cash flows and reduce its revenues.

High cancellation rates may negatively impact JBGL’s business.

JBGL’s backlog reflects the number and value of homes for which it has entered into non-contingent sales contracts with customers but not yet delivered. (While JBGL may accept sales contracts on a contingent basis in limited circumstances, such contracts are not included in JBGL’s backlog until the contingency is removed.) Although these sales contracts typically require a cash deposit and do not allow for the sale to be contingent on the sale of the customer’s existing home, a customer may in certain circumstances cancel the contract and receive a complete or partial refund of the deposit as a result of local laws or contract provisions. If home prices decline, the national or local homebuilding environment or general economy weakens, JBGL’s neighboring competitors reduce their sales prices (or increase their sales incentives), interest rates increase or the availability of mortgage financing tightens, homebuyers may have an incentive to cancel their contracts with JBGL, even where they might be entitled to no refund or only a partial refund. Significant cancellations could have a material adverse effect on JBGL’s business as a result of lost sales revenue and the accumulation of unsold housing inventory.

JBGL may not be able to compete effectively against competitors in the homebuilding, land development and financial services industries.

Competition in the land development and homebuilding industries is intense, and there are relatively low barriers to entry. Land developers and homebuilders compete for, among other things, customers, desirable land parcels, financing, raw materials and skilled labor. Increased competition could hurt JBGL’s business, as it could prevent JBGL from acquiring attractive land parcels for development and resale or homebuilding (or make such acquisitions more expensive), hinder JBGL’s market share expansion and lead to pricing pressures that adversely impact its margins and revenues. If JBGL is unable to compete successfully, its business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected. JBGL’s competitors may independently develop land and construct housing units that are superior or substantially similar to its products. Furthermore, a number of JBGL’s primary competitors are significantly larger, have a longer operating history and may have greater resources or lower cost of capital than JBGL’s. Accordingly, they may be able to compete more effectively in one or more of the markets in which JBGL operates. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which JBGL operates. JBGL’s homebuilding business also competes for sales with individual resales of existing homes and with available rental housing.

JBGL’s construction financing business competes with other lenders, including national, regional and local banks and other financial institutions, some of which have greater access to capital or different lending criteria and may be able to offer more attractive financing to potential customers.

JBGL’s future growth may include additional strategic investments, joint ventures, partnerships and/or acquisitions of companies that may not be as successful as JBGL anticipates and could disrupt its ongoing businesses and adversely affect its operations.

JBGL’s investments in its homebuilding subsidiaries have contributed to its historical growth and similar investments may be a component of its growth strategy in the future. JBGL may make additional strategic investments, enter into new joint venture or partnership arrangements or acquire businesses, some of which may be significant. These endeavors may involve significant risks and uncertainties, including distraction of management from current operations, significant start-up costs, insufficient revenues to offset expenses associated with these new investments and inadequate return of capital on these investments, any of which may adversely affect JBGL’s financial condition and results of operations. JBGL’s failure to successfully identify and manage future investments, joint ventures, partnerships or acquisitions could harm its results of operations.

JBGL may be unable to obtain suitable bonding for the development of its housing projects.

JBGL is often required to provide bonds to governmental authorities and others to ensure the completion of its projects. As a result of market conditions, surety providers have been reluctant to issue new bonds and some providers are requesting credit enhancements (such as cash deposits or letters of credit) in order to maintain existing bonds or to issue new bonds. If JBGL is unable to obtain required bonds for its future projects, or if it is required to provide credit enhancements with respect to its current or future bonds, its business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected.

Difficulty in obtaining sufficient capital could result in an inability to acquire land for JBGL’s developments or increased costs and delays in the completion of development projects.

The homebuilding industry is capital-intensive and requires significant up-front expenditures to acquire land parcels and begin development. If internally generated funds are not sufficient, JBGL may seek additional capital in the form of equity or debt financing from a variety of potential sources, including additional bank financings and/or securities offerings. The availability of borrowed funds, especially for land acquisition and construction financing, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. The credit and capital markets have recently experienced significant volatility. If JBGL is required to seek additional financing to fund its operations, continued volatility in these markets may restrict JBGL’s flexibility to access such financing. If JBGL is not successful in obtaining sufficient capital to fund its planned capital and other expenditures, it may be unable to acquire land for its housing developments and/or to develop the housing. Any difficulty in obtaining sufficient capital for planned development expenditures could also cause project delays and any such delay could result in cost increases. Any one or more of the foregoing events could have a material adverse effect on JBGL’s business, prospects, liquidity, financial condition and results of operations.

JBGL is subject to environmental laws and regulations, which may increase its costs, limit the areas in which it can build homes and develop land and delay completion of its projects.

JBGL is subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the environment. The particular environmental laws that apply to any given homebuilding or development site vary according to multiple factors, including the site’s location, its environmental conditions and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause JBGL to incur substantial compliance and other costs and can prohibit or severely restrict homebuilding and land development activity in environmentally sensitive regions or areas. In addition, in those cases where an endangered or threatened species is involved, environmental rules and regulations can result in the restriction or elimination of development in identified environmentally sensitive areas. From time to time, the United States Environmental Protection Agency (the “EPA”) and similar federal or state agencies review homebuilders’ compliance with environmental laws and may levy fines and penalties for failure to comply strictly with applicable environmental laws or impose additional requirements for future compliance as a result of past failures. Any such actions taken with respect to JBGL may increase its costs. Further, JBGL expects that increasingly stringent requirements will be imposed on homebuilders and land developers in the future. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber.

Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for related damages, including for bodily injury, and for investigation and clean-up costs incurred by such parties in connection with the contamination.

A major health and safety incident relating to JBGL’s business could be costly in terms of potential liabilities and reputational damage.

Building sites are inherently dangerous, and operating in the homebuilding and land development industries poses certain inherent health and safety risks. Due to health and safety regulatory requirements and the number of projects JBGL works on, health and safety performance is critical to the success of all areas of its business. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements, and a failure that results in a major or significant health and safety incident is likely to be costly in terms of potential liabilities incurred as a result. Such a failure could generate significant negative publicity and have a corresponding impact on JBGL’s reputation, its relationships with relevant regulatory agencies or governmental authorities and its ability to attract employees, subcontractors and customers, which in turn could have a material adverse effect on its business, financial condition and results of operations.

Poor relations with the residents of its communities, or with local real estate agents, could negatively impact JBGL’s home sales, which could cause its revenues or results of operations to decline.

Residents of communities JBGL develops rely on it to resolve issues or disputes that may arise in connection with the operation or development of their communities. Efforts made by JBGL to resolve these issues or disputes could be deemed unsatisfactory by the affected residents and subsequent actions by these residents could adversely affect sales or JBGL’s reputation. In addition, JBGL could be required to make material expenditures related to the settlement of such issues or disputes or to modify its community development plans, which could adversely affect its results of operations.

Most of JBGL’s homebuying customers engage local real estate agents that are unaffiliated with JBGL in connection with their search for a new home. If JBGL does not maintain good relations with, and a good reputation among, these real estate agents, the agents may not encourage consumers to consider, or may actively discourage consumers from considering, JBGL’s communities, which could adversely affect its results of operations.

Information technology failures and data security breaches could harm JBGL’s business.

JBGL uses information technology and other computer resources to carry out important operational and marketing activities, as well as to maintain its business records, including information provided by its customers. Many of these resources are provided to JBGL and/or maintained on its behalf by third-party service providers pursuant to agreements that specify certain security and service level standards. JBGL’s ability to conduct its business may be impaired if these resources are compromised, degraded, damaged or fail, whether due to a virus or other harmful circumstance, intentional penetration or disruption of JBGL’s information technology resources by a third party, natural disaster, hardware or software corruption or failure or error (including a failure of security controls incorporated into or applied to such hardware or software), telecommunications system failure, service provider error or failure, intentional or unintentional personnel actions (including the failure to follow JBGL’s security protocols) or lost connectivity to networked resources. A significant and extended disruption in the functioning of these resources could damage JBGL’s reputation and cause it to lose customers, sales and revenue.

Product liability claims and litigation and warranty claims that arise in the ordinary course of business may be costly, which could adversely affect JBGL’s business.

As a homebuilder, JBGL is subject to construction defect and home warranty claims arising in the ordinary course of business. These claims are common in the homebuilding industry and can be costly. In addition, the costs of insuring against construction defect and product liability claims are high, and the amount of coverage offered by insurance companies is currently limited. This coverage may be further restricted and become more costly. If the limits or coverages of JBGL’s current and former insurance programs prove inadequate, or it is not able to obtain adequate, or reasonably priced, insurance against these types of claims in the future, or the amounts currently provided for future warranty or insurance claims are inadequate, JBGL may experience losses that could negatively impact its financial results.

JBGL’s business is seasonal in nature, so its quarterly results of operations may fluctuate.

Historically, the homebuilding industry experiences seasonal fluctuations in quarterly results of operations and capital requirements. JBGL typically experiences the highest new home order activity in spring and summer, although this activity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors. Since it typically takes four to six months to construct a new home, JBGL delivers more homes in the second half of the year as spring and summer home orders convert to home deliveries. Because of this seasonality, homes starts, construction costs and related cash outflows have historically been highest in the second and third quarters, and the majority of cash receipts from home deliveries occurs during the second half of the year. JBGL expects this seasonal pattern to continue over the long-term, although it may also be affected by volatility in the homebuilding industry.

Additionally, weather-related problems may occur in the late winter and early spring, delaying starts or closings or increasing costs and reducing profitability. In addition, delays in opening new communities or new sections of existing communities could have an adverse impact on home sales and revenues. Expenses are not incurred and recognized evenly throughout the year. Because of these factors, JBGL’s quarterly results of operations may be uneven and may be marked by lower revenues and earnings in some quarters than in others.

Utility and resource shortages or rate fluctuations could have an adverse effect on JBGL’s operations.

The markets in which JBGL operates may in the future be subject to utility and resource shortages, including significant changes to the availability of electricity and water. Shortages of natural resources in JBGL’s markets, particularly of water, may make it more difficult for JBGL to obtain regulatory approval of new developments. JBGL has also experienced material fluctuations in utility and resource costs across its markets, and it may incur additional costs and may not be able to complete construction on a timely basis if such fluctuations arise. JBGL’s lumber inventory is particularly sensitive to these shortages. Furthermore, these shortages and rate fluctuations may adversely affect the regional economies in which JBGL operates, which may reduce demand for its homes, lots and construction loans and negatively affect its business and results of operations.

JBGL’s business and financial results could be adversely affected by the failure of persons who act on its behalf to comply with applicable regulations and guidelines.

Although JBGL expects all of its employees, officers and directors to comply at all times with all applicable laws, rules and regulations, there may be instances in which subcontractors or others through whom it does business engage in practices that do not comply with applicable regulations or guidelines. Should JBGL learn of practices relating to homes it builds, lots it develops or financing it provides that do not comply with applicable regulations or guidelines, it would move actively to stop the non-complying practices as soon as possible and would take disciplinary action with regard to employees who were aware of the practices and did not take steps to address them, including in some instances terminating their employment. However, regardless of the steps JBGL takes after it learns of practices that do not comply with applicable regulations or guidelines, JBGL can in some instances be subject to fines or other governmental penalties, and its reputation can be injured, due to the practices’ having taken place.

JBGL may become subject to litigation, which could materially and adversely affect JBGL.

In the future, JBGL may become subject to litigation, including claims relating to JBGL’s operations and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against JBGL, some of which are not, or cannot be, insured against. JBGL generally intends to vigorously defend itself. However, JBGL cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters may result in JBGL having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact JBGL’s earnings and cash flows, thereby materially and adversely affecting JBGL. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of JBGL’s insurance coverage, which could materially and adversely impact JBGL, expose JBGL to increased risks that would be uninsured, and materially and adversely impact JBGL’s ability to attract directors and officers.

JBGL may suffer uninsured losses or suffer material losses in excess of insurance limits.

JBGL could suffer physical damage to property and liabilities resulting in losses that may not be fully recoverable by insurance. In addition, certain types of risks, such as personal injury claims, may be, or may become in the future, either uninsurable or not economically insurable, or may not be currently or in the future covered by JBGL’s insurance policies or otherwise be subject to significant deductibles or limits. Should an uninsured loss or a loss in excess of insured limits occur or be subject to deductibles, JBGL could sustain financial loss or lose capital invested in the affected property as well as anticipated future income from that property. In addition, JBGL could be liable to repair damage or meet liabilities caused by risks that are uninsured or subject to deductibles. JBGL may be liable for any debt or other financial obligations related to affected property. Material losses or liabilities in excess of insurance proceeds may occur in the future.

The requirements of being a public company may strain JBGL’s resources and distract its management, which could make it difficult to manage its business.

JBGL has been a privately-held company since it began operations in 2008. Following the consummation of the Acquisition and the related Transactions described herein, JBGL will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to JBGL and could have a negative effect on its business, financial condition and results of operations.

As a public company, JBGL will be subject to the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act of 2002 (as amended, the “Sarbanes-Oxley Act”). These requirements may place a strain on JBGL’s system and resources. The Exchange Act requires that JBGL file annual, quarterly and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires that JBGL maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of its disclosure controls and procedures, JBGL may need to commit significant resources, hire additional staff and provide additional management oversight. JBGL will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining its growth also may require JBGL to commit additional management, operational and financial resources to identify new professionals to join JBGL and to maintain appropriate operation and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on JBGL’s business, financial condition and results of operations.

JBGL has identified material weaknesses in its internal control over financial reporting. Failure to establish and maintain effective internal control over financial reporting could have an adverse effect on JBGL’s business and results of operations.

Maintaining effective internal control over financial reporting is necessary for JBGL to produce reliable financial reports and is important in helping to prevent financial fraud. During the financial statement audit procedures conducted in connection with the preparation of JBGL’s combined and consolidated financial statements included in this prospectus, JBGL management and Grant Thornton, LLP, JBGL’s independent registered public accounting firm, identified material weaknesses in JBGL’s internal control over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of JBGL’s annual or interim financial statements will not be prevented or detected on a timely basis.

There can be no assurance that JBGL will be able to remediate these material weaknesses or that additional material weaknesses or significant deficiencies in JBGL’s internal control over financial reporting will not be identified in the future. Any failure to remediate material weaknesses or significant deficiencies noted by JBGL or its independent registered public accounting firm or to implement required new or improved controls or difficulties encountered in their implementation could cause JBGL to fail to meet its reporting obligations, result in material misstatements in its financial statements, result in harm to JBGL’s business and could cause investors to lose confidence in its reported financial information. The foregoing may result in a material adverse effect on JBGL’s business, prospects, liquidity, financial condition and results of operations and a decline in the trading price of the common stock. Failure to comply with Section 404 of the Sarbanes-Oxley Act and the related rules of the SEC could potentially subject JBGL to sanctions or investigations by the SEC, the Financial Industry Regulatory Authority or other regulatory authorities.

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is being furnished on or about [ ], 2014 to the holders of Common Stock and Class B Common Stock in connection with the solicitation by the Board of proxies to be voted at the 2014 Annual Meeting of Stockholders.

Date, Time and Place

The Annual Meeting will be held on [ ], 2014, at [ ] [a.m.] [p.m.] local time, at the Company’s executive offices at 1600 Broadway, Suite 1740, Denver, Colorado.

If you plan to attend the Annual Meeting, please note that you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), and, if you are an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the Record Date for the meeting. In addition, if your shares are held in the name of a bank, broker or other nominee, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the Record Date for the meeting.

Purpose of the Annual Meeting

The Annual Meeting is being held for the following purposes:

•	to consider and vote on a proposal to adopt the Transaction Agreement and to approve the Transactions by the affirmative vote of the holders of a majority of shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting (Proposal 1);
•	to consider and vote on a proposal to adopt the Transaction Agreement and to approve the Transactions by the affirmative vote of the holders of a majority of shares of Common Stock and Class B Common Stock outstanding (other than those shares of Common Stock and Class B Common Stock owned by Greenlight) (Proposal 2);
•	to consider and vote on a proposal to authorize the issuance of shares of Common Stock in connection with the Transactions (Proposal 3);
•	to consider and vote on a proposal to approve the Authorized Common Stock Amendment (Proposal 4);
•	to consider and vote on a proposal to approve the Name Change Amendment (Proposal 5);
•	to consider and vote on a proposal to approve the Dual Structure Amendment (Proposal 6);
•	to consider and vote on a proposal to approve the Section 382 Amendment (Proposal 7);
•	to consider and vote on the nonbinding transaction-related compensation proposal (Proposal 8);
•	to consider and vote on a proposal to approve the 382 Rights Agreement (Proposal 9);
•	to consider and vote on a proposal to elect seven directors to hold office until the 2015 annual meeting of stockholders and the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation, including resignation upon the Closing pursuant to the Transaction Agreement (Proposal 10);
•	to consider and vote on the nonbinding executive compensation proposal (Proposal 11);
•	to consider and vote on the nonbinding frequency proposal (Proposal 12);
•	to consider and vote on a proposal to adopt the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (Proposal 13);
•	to consider and vote on a proposal to ratify our independent registered public accounting firm for 2014 (Proposal 14);

•	to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Transaction Agreement and approve the Transactions or any other of Proposals 1 through 5 or Proposal 7 (Proposal 15); and
•	to transact any other business that may properly come before the Annual Meeting or any adjourned or postponed session of the Annual Meeting.

Approval of the Special Committee and Recommendations of the Board

The Special Committee and the Board (other than Mr. Einhorn) reviewed and considered the terms and conditions of the Transaction Agreement and the Transactions. The Special Committee unanimously determined that the Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board (other than Mr. Einhorn) and the Compensation Committee of the Board) and the Transactions are fair to and in the best interests of the Company and its stockholders (other than Greenlight), declared the Transaction Documents (other than the Brickman Employment Agreement, which was unanimously approved by the Compensation Committee and the Board, other than Mr. Einhorn) and the Transactions to be advisable and recommended that the Board adopt the Transaction Agreement, approve the Transactions, submit the Transaction Agreement and the Transactions to a vote at a meeting of the stockholders of the Company and recommend that the stockholders of the Company vote their shares in favor of adopting the Transaction Agreement and approving the Transactions. Based on the unanimous recommendation of the Special Committee, the Board unanimously (other than Mr. Einhorn, who abstained) adopted the Transaction Agreement and approved the Transactions and declared the Transaction Agreement and the Transactions to be advisable and in the best interests of the Company and its stockholders (other than Greenlight).

Accordingly, the Board, based on the unanimous recommendations of the Special Committee, recommends that you vote “FOR” Proposals 1 through 7. Approval of Proposals 1 through 5 and Proposal 7 by the requisite stockholders is a condition to the Closing contemplated by the Transaction Agreement.

Quorum

The Bylaws of the Company provide that the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or represented by proxy, constitute a quorum at any meeting of the Company’s stockholders. However, if any vote will be taken by classes or series of the Company’s stock, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or represented by proxy, constitute a quorum of such class or series. Consideration and approval of Proposals 1 through 15 will require a quorum of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Common Stock. Consideration and approval of Proposal 6 will also require a quorum of the holders of a majority of the votes entitled to be cast by the holders of the Class B Common Stock.

Abstentions will be counted for purposes of determining the presence of a quorum. Failures to vote will not be counted for purposes of determining the presence of a quorum. For the avoidance of doubt, if a stockholder submits a properly executed proxy to the Company but the proxy does not indicate how it should be voted on any or all of the Proposals, then the persons named as proxies will vote in accordance with the recommendation of the Board for each such Proposal, the vote will count for purposes for determining of the presence of a quorum and the vote will not be considered a failure to vote. “Broker non-votes” will be counted for purposes of determining the presence of a quorum.

A “broker non-vote” occurs when (i) your shares are held by a broker, bank or other nominee exercising fiduciary powers (typically referred to as being held in “street name”) and (ii) a broker, bank or other nominee submits a proxy card for your shares of the Common Stock held in street name, but does not vote on a particular proposal because the broker, bank or other nominee has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

Under the Nasdaq Listing Rules, brokers who hold shares in street name have the discretionary authority to vote on certain “routine” matters when they have not received instructions from beneficial owners. For purposes of the Annual Meeting, the ratification of the appointment of the independent registered public accounting firm (Proposal 14) is considered a routine matter. All other Proposals to be considered at the Annual Meeting are not considered “routine” matters. Broker non-votes will be excluded from the tabulation of votes cast in respect of Proposals 1, 3, 8 through 13 and 15, and therefore will have no effect on the vote of any of those Proposals except with the respect of the approval of “routine” matters. Broker non-votes in respect of Proposals 2 and 4 through 7 will have the same effect as a vote “AGAINST” such Proposals. In respect of Proposal 14, the relevant broker, bank or other nominee has the discretionary authority to vote on such Proposal in the event such broker, bank or other nominee has not received instructions from beneficial owners. Should the broker, bank or other nominee choose to not vote in respect of Proposal 14, then such broker non-votes will be excluded from the tabulation of votes cast and therefore will have no effect on the vote of Proposal 14.

In the event that a quorum is not present at the Annual Meeting, or if there are insufficient votes to adopt the Transaction Agreement and to approve the Transactions at the time of the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Record Date; Stockholders Entitled to Vote

Only stockholders of record at the close of business on [ ], 2014 may vote at the Annual Meeting. As of the Record Date, there were [    ] shares of Common Stock outstanding, net of [    ] shares held in treasury, and [    ] shares of Class B Common Stock outstanding, which together constitute a total of [    ] outstanding voting shares of the Company. Each share of Common Stock and Class B Common Stock is entitled to one vote.

Most stockholders hold shares through a broker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, which are summarized below:

•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the stockholder of record of those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote by proxy or to vote in person at the meeting. In that case, we have enclosed a proxy card for you to use. All holders of shares of Class B Common Stock are stockholders of record.
•	Beneficial Owner. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered to be the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. If you wish to vote these shares at the meeting, you must contact your broker, bank or other nominee for instructions as to how to do so. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares for you.

Required Vote

The adoption of the Transaction Agreement and the approval of the Transactions by all holders of Common Stock and Class B Common Stock (Proposal 1) require the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 1.

The adoption of the Transaction Agreement and the approval of the Transactions by the holders of the outstanding shares of Common Stock and Class B Common Stock (other than Greenlight) (Proposal 2) require the affirmative vote of holders of at least a majority of the shares of the Common Stock and Class B Common Stock outstanding, voting as a single class, other than those shares of the Common Stock or Class B Common Stock owned by Greenlight. Abstention, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to Proposal 2.

The authorization of the issuance of shares of Common Stock in connection with the Transactions (Proposal 3) requires the affirmative vote of holders of at least a majority of shares of the Common Stock and

Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 3.

The approval of the Authorized Common Stock Amendment (Proposal 4), the approval of the Name Change Amendment (Proposal 5) and the approval of the Section 382 Amendment (Proposal 7) each require the affirmative vote of holders of at least a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to each of Proposals 4, 5, and 7.

The approval of the Dual Structure Amendment (Proposal 6) requires both the affirmative vote of holders of at least a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting as a single class, and the affirmative vote of holders of at least a majority of the outstanding shares of Class B Common Stock, voting separately as a class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to Proposal 6.

The stockholder votes on the adoption of the nonbinding transaction-related compensation proposal (Proposal 8) and the nonbinding executive compensation proposal (Proposal 11) require the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. The nonbinding transaction-related proposal and the nonbinding executive compensation proposal are advisory votes only and neither of them is binding on the Company, the Board or the Compensation Committee. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposals 8 and 11.

The approval of the ratification of the 382 Rights Agreement (Proposal 9), the approval of the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (Proposal 13) and the approval of any adjournments of the Annual Meeting (Proposal 15) each require the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposals 9, 13 or 15.

The election of the seven director nominees to hold office until the 2015 annual meeting of stockholders and the due election and qualification of their respective successors, or such director nominee’s earlier death, removal or resignation, including resignation upon the Closing pursuant to the Transaction Agreement (Proposal 10), will be determined by a plurality vote of the shares present at the Annual Meeting, meaning the director nominee with the most affirmative votes for a particular slot is elected for that slot. The Charter does not permit stockholders to cumulate their votes. You may vote “FOR” all of the director nominees or your vote may be “WITHHELD” with respect to one or more director nominees. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 10.

The adoption of the nonbinding frequency proposal (Proposal 12) requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. If none of the frequency alternatives (“ONE YEAR,” “TWO YEARS” or “THREE YEARS”) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. The stockholder vote on this proposal is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee. Abstentions, broker non-votes and failures to vote will have no effect with respect to Proposal 12.

The ratification of our independent registered public accounting firm for 2014 (Proposal 14) requires an affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting. Abstentions and failures to vote will have no effect on the vote with respect to Proposal 14. However, for the purposes of the Annual Meeting, the matter addressed by Proposal 14 is considered a “routine” matter. Therefore, in the event of a broker non-vote, such broker, bank or other nominee has discretionary authority to vote on Proposal 14 without instructions. Should a broker, bank or other nominee choose to not vote under these circumstances in respect of Proposal 14, then such broker non-votes will be excluded from the tabulation of votes cast and therefore will have no effect on the vote of Proposal 14.

Under the Transaction Agreement, the receipt of the required votes for Proposals 1 through 5 and Proposal 7 is a condition to the consummation of the Transactions. Proposals 1 through 5 and Proposal 7 are conditioned on each other. If stockholders fail to approve any of Proposals 1 through 5 or Proposal 7, the Transactions will not occur. Pursuant to the terms of the Transaction Agreement, any of the Company, the Sellers or JBGL may terminate the Transaction Agreement if stockholders fail to approve any of Proposals 1 through 5 or Proposal 7. If the Company or the Sellers or JBGL terminate the Transaction Agreement for this reason, the Company will be obligated to pay all the expenses incurred by the Sellers, JBGL and their respective affiliates in connection with the Transactions up to an amount not to exceed $2 million.

Voting Procedures

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the Proposals are appreciated and we encourage you to act promptly to ensure that your shares are represented and voted at the Annual Meeting.

To ensure that your shares are represented and voted at the Annual Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Annual Meeting in person, using one of the following three methods:

•	Submit a Proxy via the Internet. Go to the web address www.proxyvote.com and follow the instructions for submitting a proxy via the Internet shown on the proxy card sent to you. You should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.
•	Submit a Proxy by Telephone. Dial 1-800-690-6903 and follow the instructions for submitting a proxy by telephone shown on the proxy card sent to you.
•	Submit a Proxy by Mail. If you do not wish to submit your proxy by the Internet or by telephone, please complete, sign, date and mail the enclosed proxy card in the envelope provided. If you submit a proxy via the Internet or by telephone, please do not mail your proxy card.

The Internet and telephone proxy submission procedures are designed to authenticate your identity and to allow you to submit a proxy for your shares for the matters before our stockholders as described in this proxy statement and confirm that your voting instructions have been properly recorded.

Proxies submitted by telephone or via the Internet for the matters before our stockholders as described in this proxy statement must be received by 11:59 p.m., Eastern time, on [ ], 2014, or such later time as may be established by the Board.

If you are a stockholder with shares held in “street name,” which means your shares are held in an account at a broker, bank or other nominee you must follow the instructions from your broker, bank or other nominee in order to vote. Without following those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” Proposals 2 and 4 through 7. Approvals of Proposals 2, 4, 5 and 7, among others, are conditions to the consummation of the Transactions.

For additional questions about the Transactions, assistance in submitting proxies or voting shares of Common Stock or Class B Common Stock, or to request additional copies of this proxy statement or the enclosed proxy card, please contact [ ] toll-free at [  ].

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in accordance with the recommendation of the Board for each of the Proposals.

Revocation of Proxies

If you are a stockholder with shares registered in your name, once you have submitted your proxy to vote for the matters before our stockholders as described in this proxy statement, you may revoke it at any time prior to the time it is voted, by providing written notice to the Corporate Secretary that you revoke your proxy, by voting in person at the Annual Meeting or by signing a later-dated proxy card and submitting it so that it is received before the Annual Meeting begins. Attending the Annual Meeting will not by itself revoke a proxy unless you specifically revoke your proxy in writing or vote your shares in person at the Annual Meeting. Please note, however, that only your last-dated proxy will count.

If you are a stockholder with shares held in “street name” you should follow the instructions of your broker, bank or other nominee regarding the revocation of proxies. If your broker, bank or other nominee allows you to submit a proxy via the Internet or by telephone, you may be able to change your voting instructions by submitting a new proxy via the Internet or by telephone or by mail. Please note that if your shares are held in the name of a broker, bank or other nominee you must obtain and bring to the Annual Meeting a proxy card issued in your name from the broker, bank or other nominee to be able to vote at the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and vote in person, you will be given a ballot at the Annual Meeting. Please note that admission to the Annual Meeting is limited to the Company’s stockholders as of the Record Date.

For stockholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the Annual Meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list.

For stockholders holding shares in “street name,” in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker, bank or other nominee or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date. Otherwise, you will not be permitted to attend the Annual Meeting. If your shares are held in the name of a broker, bank or other nominee you must obtain and bring to the Annual Meeting a proxy card issued in your name from the broker, bank or other nominee to be able to vote at the Annual Meeting.

Solicitation of Proxies

We will pay the cost of preparing, assembling, printing, posting, mailing and distributing these proxy materials, including the charges and expenses of brokers, banks, nominees and other fiduciaries who forward proxy materials to their principals. Proxies may be solicited by mail, in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for these solicitation activities.

Adjournments and Postponements

Although it is not currently expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. An adjournment of the Annual Meeting may be made by the affirmative approval of a majority of the shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting (Proposal 15). Abstentions, failures to vote and broker non-votes will have no effect on the outcome of Proposal 15. Any signed proxies received by the Company from stockholders of record in which no voting instructions are provided on such matter will be voted in favor of the adjournment addressed in Proposal 15. Our Bylaws also permit the chairperson of the meeting to adjourn the meeting from time to time whether or not a quorum is present.

If the time and place of an adjourned meeting are announced at the original convening of the Annual Meeting, no notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the Annual Meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Annual Meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

Stockholder Proposals and Nominations

In order for an item of business or a nomination for election of a director proposed by a stockholder to be considered properly brought before the annual meeting of stockholders as an agenda item, our Bylaws require that the stockholder give written notice to our Corporate Secretary. The notice must specify certain information concerning the stockholder and the item of business or nominee, as the case may be, proposed to be brought before the meeting. The notice must be received by the Corporate Secretary not less than 90 nor more than 120 calendar days before the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary, notice by the stockholder must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, assuming that the date of the 2015 annual meeting is [ ], 2015, proper notice of a stockholder proposal or nomination for the 2015 annual meeting must be received by us no earlier than [ ] and no later than [ ].

Voting by Company Directors, Executive Officers and Principal Stockholders

As of the close of business on the Record Date, the Company’s directors and named executive officers owned or had voting control over, in the aggregate, [    ] shares, or approximately [    ]%, of the outstanding shares of Common Stock and Class B Common Stock. The Company’s directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of the Common Stock in favor of the matters before our stockholders as described in this proxy statement. Certain of the Company’s directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of the Company’s stockholders generally. For more information, please see the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Transactions” beginning on page [ ].

Pursuant to the Voting Agreement, Greenlight has agreed to vote (or cause to be voted) its shares of Common Stock and Class B Common Stock to adopt the Transaction Agreement and approve the Transactions. As of July 11, 2014, Greenlight owned 26.2% of our outstanding Common Stock, 100% of our outstanding Class B Common Stock and 35.4% of our outstanding Common Stock and Class B Common Stock together. Please see the section of this proxy statement entitled “The Voting Agreement” beginning on page [ ].

Independent Registered Public Accounting Firm

Representatives of Grant Thornton LLP, the principal independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Assistance

[    ] will assist in the solicitation of proxies. The Company has agreed to pay [    ] a fee of approximately $[    ] for its services and to reimburse its reasonable out-of-pocket expenses.

THE PARTIES

BioFuel Energy Corp.

BioFuel Energy Corp. was incorporated as a Delaware corporation on April 11, 2006, to invest in BioFuel Energy, LLC, a limited liability company organized on January 25, 2006, to build and operate ethanol production facilities in the midwestern United States. From June 2008 through November 22, 2013, the Company operated two dry-mill ethanol production facilities located in Wood River, Nebraska, and Fairmont, Minnesota, that produced and sold ethanol and its related co-products. The Company’s ethanol plants were owned and operated by the operating subsidiaries of the LLC, which were party to the Senior Debt Facility with a group of lenders. Substantially all of the assets of the operating subsidiaries were pledged as collateral under the Senior Debt Facility. On November 22, 2013, the Company’s ethanol plants and all related assets were transferred to certain designees of the lenders in full satisfaction of all outstanding obligations under the Senior Debt Facility.

Following the disposition of the ethanol production facilities, the Company is a shell company under federal securities laws and a holding company with no substantial operations of its own. The Company is the sole managing member of the LLC, which is itself a holding company and indirectly owned all of the Company’s former operating assets. As the sole managing member of the LLC, the Company operates and controls all of the business and affairs of the LLC and its subsidiaries. The Company’s headquarters are located in Denver, Colorado.

At March 31, 2014, the Company retained approximately $10.1 million in cash and cash equivalents on its consolidated balance sheet. As of March 31, 2014, the Company also retained federal NOLs in the amount of $179.0 million, which have been fully reserved against.

JBGL

JBGL is a real estate operator involved in the purchase and development of land for residential use, construction, lending and home building operations. JBGL Capital, LP and JBGL Builder Finance LLC were each formed under the laws of the State of Delaware. Affiliates of Greenlight provided a majority of the initial capital for both entities, with the Brickman Parties providing the remaining capital.

JBGL Capital (its land development business) and JBGL Builder Finance (its builder operations business) and their affiliates are engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing and sales of various residential projects in master planned communities in the high growth metropolitan areas of DFW and Atlanta.

JBGL’s principal executive offices are located at 3131 Harvard Ave., Suite 104 Dallas, Texas 75205 and its main telephone number is 214-453-0145.

Greenlight

Greenlight Capital, Inc. was incorporated under the laws of the State of Delaware and is the investment manager for various Greenlight funds.

Greenlight’s principal executive offices are located at 2 Grand Central Tower, 140 East 45th Street, 24th Floor, New York, NY 10017 and its main telephone number is 212-973-1900.

Brickman Parties

James R. Brickman is the Chief Executive Officer of JBGL and Brickman Member Joint Venture is an affiliate of James R. Brickman and was formed under the laws of the State of Texas. James R. Brickman’s principal office is c/o JBGL, 3131 Harvard Ave., Suite 104 Dallas, Texas 75205 and his telephone number is 214-453-0145.

HISTORICAL PER SHARE MARKET PRICE AND DIVIDEND DATA

Market Information

The Company completed an initial public offering of shares of its Common Stock in June 2007. The Common Stock trades on The Nasdaq Capital Market under the symbol “BIOF.” The following table sets forth the high and low closing prices for the Common Stock as reported on The Nasdaq Capital Market for the quarterly periods indicated. These prices do not include retail markups, markdowns or commissions.

Year ended, December 31, 2012	High	Low
First Quarter	$17.00	$12.00
Second Quarter	$12.60	$3.56
Third Quarter	$10.21	$2.24
Fourth Quarter	$7.31	$3.68

Year ended December 31, 2013	High	Low
First Quarter	$6.73	$4.15
Second Quarter	$5.15	$3.08
Third Quarter	$4.23	$3.35
Fourth Quarter	$3.65	$1.45

Year ending December 31, 2014	High	Low
First Quarter	$7.30	$1.75
Second Quarter	$8.79	$5.17
Third Quarter (through July 11, 2014)	$6.92	$6.08

On March 27, 2014, which was the last trading day before the Company announced its receipt of the proposal from Greenlight and the Brickman Parties, the closing price of the Common Stock was $2.96. On June 10, 2014, which was the last trading day before the Company announced its entrance into the Transaction Agreement, the closing price of the Common Stock was $5.78. On July 11, 2014, the closing price of the Common Stock was $6.23.

On July 11, 2014, there were approximately 17 stockholders of record of the Common Stock and three stockholders of record of the Class B Common Stock. We believe the number of beneficial owners of the Common Stock is substantially greater than the number of record holders because a large portion of our outstanding Common Stock is held of record in broker “street names” for the benefit of individual investors. As of July 11, 2014, there were 5,456,625 shares of Common Stock outstanding, net of 40,481 shares held in treasury, and 780,958 shares of Class B Common Stock outstanding, which together constitute a total of 6,237,583 outstanding voting shares of the Company.

Dividend Policy

The Company has not paid any dividends since its inception and does not anticipate declaring or paying any cash dividends on the Common Stock in the foreseeable future. We currently anticipate that we will retain all of our available cash for general corporate purposes. Payment of future dividends, if any, will be at the discretion of the Board and will depend on many factors, including general economic and business conditions, our strategic plans, our financial results and condition, legal requirements and other factors as the Board deems relevant.

SELECTED COMBINED AND CONSOLIDATED HISTORICAL FINANCIAL
INFORMATION OF JBGL

The selected combined and consolidated historical financial information of JBGL as of and for the years ended December 31, 2013, 2012 and 2011 was derived from combined and consolidated financial statements of JBGL audited by Grant Thornton LLP, an independent registered public accounting firm, included in this proxy statement. The selected condensed combined historical financial information of JBGL as of and for the three months ended March 31, 2014 and for the three months ended March 31, 2013 was derived from unaudited condensed combined financial statements of JBGL included in this proxy statement. The selected combined and consolidated historical financial information of JBGL as of and for the years ended December 31, 2010 and 2009 was derived from unaudited combined and consolidated financial statements of JBGL not included in this proxy statement. The results for the three months ended March 31, 2014 are not necessarily indicative of the results to be expected for the entire year ended December 31, 2014. This selected financial information should be read in conjunction with the section entitled “JBGL Management’s Discussion and Analysis of Financial Condition and Results of Operations” and JBGL’s financial statements and the notes thereto included in this proxy statement.

	ASSETS
	As of March 31,		As of December 31,
	2014	2013	2013	2012	2011	2010	2009
Cash and cash equivalents	$14,441,792	$23,110,294	$18,066,679	$7,484,492	$8,127,135	$7,102,255	$1,441,851
Inventory	240,607,497	149,876,179	237,126,258	144,088,120	34,416,485	11,720,533	10,189,723
Notes receivable, net	7,707,845	6,417,229	7,556,070	15,272,170	29,801,457	12,628,515	$—
Other	8,755,319	5,171,825	5,658,691	1,965,836	973,854	122,485	$—
Total assets	$271,512,453	$184,575,527	$268,407,698	$168,810,618	$73,318,931	$31,573,788	$11,631,574
	LIABILITIES AND MEMBERS' EQUITY
Borrowings on lines of credit	$20,671,913	$10,341,874	$17,208,035	$6,544,264	$2,950,000	$—	$—
Notes payable	17,918,135	18,683,076	26,595,229	21,441,775	3,717,632	793,626	—
Other	26,321,490	17,571,727	25,785,540	19,136,699	4,571,973	3,004,239	108,038
Total liabilities	64,911,538	46,596,677	69,588,804	47,122,738	11,239,605	3,797,865	108,038
Total members' equity	206,600,915	137,978,850	198,818,894	121,687,880	62,079,326	27,775,923	11,523,536
Total liabilities and members' equity	$271,512,453	$184,575,527	$268,407,698	$168,810,618	$73,318,931	$31,573,788	$11,631,574

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
REVENUES:
Sale of residential units	$49,636,344	$27,129,401	$168,591,201	$50,105,030	$9,085,785	$864,822	$—
Cost of residential units	(37,392,367)	(21,043,004)	(122,616,113)	(39,642,357)	(7,921,806)	(491,628)	—
Gross profit on sale of residential units	12,243,977	6,086,397	45,975,088	10,462,673	1,163,979	373,194	—
Sale of land and lots	$13,372,568	$5,630,623	$33,734,513	$22,927,080	$6,184,206	$8,905,967	$2,508,650
Cost of land and lots	(9,768,066)	(2,595,292)	(21,512,814)	(15,256,065)	(3,982,602)	(5,540,845)	(1,724,781)
Gross profit on sale of land and lots	3,604,502	3,035,331	12,221,699	7,671,015	2,201,604	3,365,122	783,869
Interest and fees	374,460	894,853	3,542,174	7,124,339	2,558,159	137,698	—
Other income	52,422	432,094	1,400,418	3,771,839	1,636,099	225,524	553
	16,275,361	10,448,675	63,139,379	29,029,866	7,559,841	4,104,538	784,422
EXPENSES:
Salaries and management fees – related party	3,533,968	2,148,132	11,266,351	4,370,845	1,886,509	927,736	—
Selling, general and administrative	2,281,569	1,287,854	6,623,437	3,311,734	1,183,762	1,147,042	566,312
Other expenses	306,899	131,105	606,210	404,673	35,737	3,332	—
Total expenses	6,122,436	3,567,091	18,495,998	8,087,252	3,106,008	2,078,110	566,312
Net income before taxes	10,152,925	6,881,584	44,643,381	20,942,614	4,453,833	2,026,428	218,110

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
State tax expense	337,790	150,500	327,481	230,411	34,089	41,888	—
Net income	9,815,135	6,731,084	44,315,900	20,712,203	4,419,744	1,984,540	218,110
Less: net income attributable to non-controlling interest	2,466,634	699,625	12,308,734	3,517,911	56,382	—	—
Net income attributable to controlling interest	$7,348,501	$6,031,459	$32,007,166	$17,194,292	$4,363,362	$1,984,540	$218,110

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based upon the historical consolidated financial information of the Company and the historical combined and consolidated financial information of JBGL included elsewhere or incorporated by reference in this proxy statement and presents the combination of the historical financial statements of the Company and JBGL adjusted to give effect to (1) the issuance of Common Stock pursuant to the LLC Unit Exchange and the elimination of amounts related to the Company’s noncontrolling interest in the LLC, (2) the elimination of a valuation allowance against the Company’s deferred tax asset, (3) the issuance and sale of Common Stock pursuant to the Rights Offering and the private rights offering (including any shares of Common Stock sold pursuant to the Backstop Agreements), (4) the issuance and sale of Common Stock pursuant to the Additional Equity Investment, (5) the issuance of Common Stock pursuant to the Equity Issuance, (6) the incurrence of indebtedness pursuant to the Debt Commitment Letter, (7) the use of the net proceeds from the Rights Offering and the private rights offering (including any shares of Common Stock sold pursuant to the Backstop Agreements) and the Additional Equity Investment, together with borrowings pursuant to the Debt Commitment Letter and cash on hand, to finance the cash portion of the Purchase Price and to pay transaction costs and (8) the consummation of the Acquisition, in each case based on the assumptions and adjustments described in the notes accompanying the unaudited pro forma combined financial information. The historical financial information has been adjusted to give effect to events that are directly attributable to (1) the Company’s disposition of its ethanol plants or (2) the Acquisition and the related Transactions described herein, factually supportable and, in the case of the statement of income data, expected to have a continuing impact.

The unaudited pro forma combined balance sheet information has been prepared as of March 31, 2014, and gives effect to the consummation of the Acquisition and the related Transactions described herein as if they had occurred on that date. The unaudited pro forma combined income statement information, which has been prepared for the year ended December 31, 2013, and the three months ended March 31, 2014, gives effect to the disposition of the Company’s ethanol plants and the consummation of the Acquisition and the related Transactions described herein as if they had occurred on January 1, 2013.

The unaudited pro forma combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the disposition of the Company’s ethanol plants and the Acquisition and the related Transactions described herein been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined company after completion of the Acquisition.

You should read this data in conjunction with the historical consolidated financial statements of the Company and the related notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2014, each of which is incorporated by reference in this proxy statement, and the historical combined and consolidated financial statements of JBGL and the related notes thereto and the section entitled “ JBGL Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included elsewhere in this proxy statement.

BIOFUEL ENERGY CORP.

Pro Forma Combined Balance Sheet
As of March 31, 2014

	BioFuel Energy Corp. Actual	JBGL Actual	Pro Forma Adjustments			Pro Forma Combined
	(in thousands)
Assets
Cash and cash equivalents	$10,091	$12,813		$8,967	(a)	$31,871
Restricted cash		1,629				1,629
Accounts receivable	38	1,183				1,221
Inventory:
Completed home inventory and residential lots held for sale		55,201				55,201
Work in process		116,905				116,905
Undeveloped land		61,103				61,103
Investment in direct financing lease		7,398				7,398
Property and equipment, net	64	1,013				1,077
Notes receivable, net		7,708				7,708
Earnest money deposits		5,382				5,382
Deferred tax asset				62,642	(b)	62,642
Other assets	190	1,177		500	(c)	1,867
Total assets	$10,383	$271,512		$72,109		$354,004
Liabilities and equity
Accounts payable	$33	$7,652	$			$7,685
Accrued expenses	102	7,414				7,516
Customer and builder deposits		11,255				11,255
Borrowings on lines of credit		20,672				20,672
Notes payable		17,918		150,000	(d)	167,918
Total liabilities	135	64,911		150,000		215,046
Commitments and contingencies
Equity
BioFuel Energy Corp. stockholders’ equity:
Preferred stock
Common stock	54			260	(e)	314
Class B common stock	8			(8	)(f)
Less common stock held in treasury	(4,316)			4,316	(g)
Additional paid-in capital	191,197	195,582		(259,154	)(h)	127,625
Accumulated deficit	(169,039)			169,039	(h)
Total BioFuel Energy Corp. stockholders’ equity	17,904	195,582		(85,547)		127,939
Noncontrolling interest	(7,656)	11,019		7,656	(i)	11,019
Total equity	10,248	206,601		(77,891)		138,958
Total liabilities and equity	$10,383	$271,512		$72,109		$354,004

BIOFUEL ENERGY CORP.

Pro Forma Combined Income Statement
For the Year Ended December 31, 2013

	BioFuel Energy Corp. Actual		JBGL Actual	Pro Forma Adjustments			Pro Forma Combined
	(in thousands, except per share amounts)
Sale of residential units, net	$		$168,591	$			$168,591
Cost of residential units			122,616				122,616
Gross profit on sale of residential lots			45,975				45,975
Sale of land and lots			33,735				33,735
Cost of land and lots			21,513				21,513
Gross profit on sale of land and lots			12,222				12,222
Interest and fees income			2,503				2,503
Interest income on direct financing lease			1,039				1,039
Profit participation income on real estate projects			597				597
Other income			803				803
			63,139				63,139
General and administrative expenses:
Salaries and benefits		8,107	10,251				18,358
Management fees			1,016				1,016
Selling, general and administrative		1,636	6,915				8,551
Interest expense			314		14,700	(j)	15,014
Other expense		3					3
Income (loss) from continuing operations before income taxes		(9,746)	44,643		(14,700)		20,197
Income tax (provision) benefit			(327)		(2,828	)(k)	(3,155)
Net income (loss) from continuing operations		(9,746)	44,316		(17,528)		17,042
Less: Net (income) loss from continuing operations attributable to the noncontrolling interest		1,375	(12,309)		(1,375	)(i)	(12,309)
Net income (loss) from continuing operations attributable to BioFuel Energy Corp. common stockholders		$(8,371)	$32,007		$(18,903)		$4,733
Basic and fully diluted income (loss) per share attributable to BioFuel Energy Corp.		$(1.57)					$0.15
Weighted average shares outstanding – basic and fully diluted		5,345					31,433 (l)

BIOFUEL ENERGY CORP.

Pro Forma Combined Income Statement
For the Three Months Ended March 31, 2014

	BioFuel Energy Corp. Actual		JBGL Actual	Pro Forma Adjustments			Pro Forma Combined
	(in thousands, except per share amounts)
Sale of residential units, net	$		$49,636	$			$49,636
Cost of residential units			37,392				37,392
Gross profit on sale of residential lots			12,244				12,244
Sale of land and lots			13,373				13,373
Cost of land and lots			9,768				9,768
Gross profit on sale of land and lots			3,605				3,605
Interest and fees income			149				149
Interest income on direct financing lease			225				225
Other income		100	52				152
		100	16,275				16,375
General and administrative expenses:
Salaries and benefits		442	3,154				3,596
Management fees			380				380
Selling, general and administrative		463	2,389				2,852
Interest expense			199		3,675	(j)	3,874
Income (loss) from operations before income taxes		(805)	10,153		(3,675)		5,673
Income tax (provision) benefit			(338)		(944	)(k)	(1,282)
Net Income (loss)		(805)	9,815		(4,619)		4,391
Less: Net (income) loss attributable to the noncontrolling interest		94	(2,467)		(94	)(i)	(2,467)
Net income (loss) attributable to BioFuel Energy Corp. common stockholders		$(711)	$7,348		$(4,713)		$1,924
Basic and fully diluted income (loss) per share attributable to BioFuel Energy Corp.		$(0.13)					$0.06
Weighted average shares outstanding – basic and fully diluted		5,442					31,433 (l)

Notes

1. Basis of Presentation

On November 22, 2013, the Company transferred its ethanol plants and all related assets to certain designees of the lenders under the Senior Debt Facility. On June 10, 2014, the Company entered into the Transaction Agreement with the Sellers pursuant to which the Company will acquire, directly or indirectly, all of the equity interests in JBGL for cash and stock consideration of $275 million.

The unaudited pro forma combined financial information is presented after giving effect to (1) the issuance of Common Stock pursuant to the LLC Unit Exchange and the elimination of amounts related to the Company’s noncontrolling interest in the LLC, (2) the elimination of a valuation allowance against the Company’s deferred tax asset, (3) the issuance and sale of Common Stock pursuant to the Rights Offering and the private rights offering (including any shares of Common Stock sold pursuant to the Backstop Agreements), (4) the issuance and sale of Common Stock pursuant to the Additional Equity Investment, (5) the issuance of Common Stock pursuant to the Equity Issuance, (6) the incurrence of indebtedness pursuant to the Debt Commitment Letter, (7) the use of the net proceeds from the Rights Offering and the private rights offering (including any shares of Common Stock sold pursuant to the Backstop Agreements) and the Additional Equity Investment, together with borrowings pursuant to the Debt Commitment Letter and cash on hand, to finance the cash portion of the Purchase Price and to pay transaction costs and (8) the consummation of the Acquisition. The unaudited pro forma combined financial information assumes that the disposition of the Company’s ethanol plants and the consummation of the Acquisition and the related Transactions described herein occurred on January 1, 2013, for purposes of the unaudited pro forma combined income statements, and on March 31, 2014, for purposes of the unaudited pro forma combined balance sheet, and gives effect to such Transactions, for purposes of the unaudited pro forma combined income statements, as if they had been effective during the entire period presented.

The unaudited pro forma combined financial information represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed.

2. Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined financial information. All adjustments assume a rights price equal to $4.98, which is 80% of the closing sales price of our Common Stock on The Nasdaq Capital Market on July 11, 2014, and a per share value of the Common Stock to be issued in the Equity Issuance equal to $6.23, which was the closing sales price of our Common Stock on The Nasdaq Capital Market on July 11, 2014. The actual rights price will be the dollar amount equal to 80% of the average closing price per share of our Common Stock for the ten trading days immediately following the date of the initial filing of the Rights Offering Registration Statement; provided that in no event will the rights price be greater than $5.00 per share of Common Stock or less than $1.50 per share of Common Stock. The actual per share value of the Common Stock issued to the Sellers in the Equity Issuance will be equal to the weighted average price per share of our Common Stock as quoted on The Nasdaq Capital Market for the five trading days immediately prior to the Closing. All adjustments are based on current valuations, estimates and assumptions.

(a)	Reflects (1) $70 million aggregate gross cash proceeds received from the Rights Offering and the private rights offering (including any shares of Common Stock sold pursuant to the Backstop Agreements) and the Additional Equity Investment, (2) $150 million in cash borrowings pursuant to the Debt Commitment Letter, (3) $205,602,000 paid to the Sellers as the cash portion of the Purchase Price (assuming the per share value of the Common Stock described above) and (4) $5,431,000 of estimated transaction costs.
(b)	As of March 31, 2014, the Company had a $62,642,000 deferred tax asset related to its NOLs that expire beginning in 2029. This amount was fully reserved for due to the Company’s continued operating losses. Based on both current and projected operating income of the combined entity, it is more likely than not that the deferred tax asset will be realized in future periods and therefore the valuation allowance against the deferred tax asset was eliminated.
(c)	Reflects $500,000 of transaction costs related to the $150 million of indebtedness that will be set up as deferred loan fees.

(d)	Pursuant to the Debt Commitment Letter, the Company intends to incur $150 million of indebtedness under a new five-year secured term loan facility upon the consummation of the Acquisition.
(e)	Reflects (1) $8,000 relating to the issuance of approximately 0.8 million shares of Common Stock in connection with the LLC Unit Exchange, (2) $141,000 relating to the issuance of approximately 14.1 million shares of Common Stock in connection with the Rights Offering and the private rights offering (including any shares of Common Stock sold pursuant to the Backstop Agreements) and the Additional Equity Investment and (3) $111,000 relating to the issuance of approximately 11.1 million shares in connection with the Equity Issuance.
(f)	Pursuant to the Transaction Agreement, the Company expects that all outstanding LLC Units (other than those held by the Company) will be exchanged for shares of Common Stock prior to, or as part of, the Closing, and corresponding shares of Class B Common Stock will be automatically transferred to the Company and retired. Following the consummation of the Acquisition, there will be no noncontrolling interest in the combined entity and no Class B Common Stock outstanding. As a result, equity related to Class B Common Stock and amounts related to the Company’s noncontrolling interest in the LLC were eliminated.
(g)	Reflects the Company’s intent to retire the 40,481 shares held in treasury upon the consummation of the Acquisition.
(h)	Reflects (1) $7,656,000 relating to the elimination of the Company’s noncontrolling interest in the LLC, (2) $69,859,000 of proceeds from the Rights Offering and the private rights offering (including any shares of Common Stock sold pursuant to the Backstop Agreements) and the Additional Equity Investment (which represents $70 million of aggregate gross cash proceeds less the $141,000 par value of the Common Stock sold), (3) $69,287,000, which is the value of the Common Stock to be issued to the Sellers in the Equity Issuance, less the $111,000 par value of such Common Stock, (4) $4,931,000 of estimated transaction costs, (5) $62,642,000 relating to the elimination of the valuation allowance against the Company’s deferred tax asset, (6) a $275,000,000 elimination entry for the Company’s investment in JBGL, (7) reclassing of the Company’s $169,039,000 accumulated deficit balance to additional paid-in capital upon recapitalization of the Company and (8) $4,316,000 relating to the retiring of the Company’s treasury stock.
(i)	Reflects the elimination of the Company’s noncontrolling interest in the LLC.
(j)	Pursuant to the Debt Commitment Letter, the Company intends to incur $150 million of indebtedness under a new five-year secured term loan facility upon the consummation of the Acquisition. As set forth in the Debt Commitment Letter, the interest rate for the facility will be 9.0% per annum from the Closing through the first anniversary thereof and 10.0% per annum thereafter, which results in a blended effective interest rate of 9.8%. As a result, a $14,700,000 adjustment was made for interest expense related to the first year of the new term loan facility and a $3,675,000 adjustment was made for interest expense related to the first quarter of 2014 using the effective interest rate.
(k)	Reflects recording of income tax expense at a 40% combined state and federal rate to reflect the Company’s tax status.
(l)	Weighted average shares outstanding for both the year ended December 31, 2013, and the three months ended March 31, 2014, is calculated as follows: (1) 5,456,625 shares of Common Stock outstanding as of July 11, 2014, net of 40,481 shares held in treasury, plus (2) 12,296,503 shares to be issued pursuant to the Rights Offering and the private rights offering (including shares of Common Stock sold pursuant to the Backstop Commitments), plus (3) 11,139,400 shares to be issued pursuant to the Equity Issuance, plus (4) 1,759,888 shares to be issued pursuant to the Additional Equity Investment, plus (5) 780,958 shares to be issued pursuant to the LLC Unit Exchange.

BUSINESS OF JBGL

Overview of JBGL

JBGL is a real estate operator involved in the purchase and development of land for residential use, construction lending and home building operations. JBGL Capital (its land development business) and JBGL Builder Finance (its builder operations business) and their affiliates are engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing and sales of various residential projects in master planned communities, primarily in the high-growth metropolitan areas of DFW and Atlanta.

JBGL currently owns or controls approximately 4,600 home sites in prime locations in the DFW and Atlanta markets. JBGL operates as a leading land developer and develops lots for both public company builders and large privately held builders. JBGL also owns 50% controlling interests in several builders and provides construction financing for approximately 900 homes annually.

JBGL Capital, LP was formed in 2008 and JBGL Builder Finance LLC was formed in 2010. Affiliates of Greenlight provided a majority of the initial capital for both entities, with the Brickman Parties providing the remaining capital.

JBGL focused initially on the acquisition of distressed single family and townhome residential real estate projects including developed lots, completed units and notes receivable secured by property at deeply discounted prices from banks. From 2008 through 2011, banks generally did not lend to builders for the acquisition of lots and construction of homes without substantial equity investments, which most small builders were not capable of providing. This provided JBGL with the opportunity to finance lot purchases and home construction at above market pricing with low loan-to-value ratios.

JBGL has evolved into an active, value-added real estate investor and developer. JBGL formed and purchased 50% of The Providence Group of Georgia, LLC (“The Providence Group”) in 2011 and formed and purchased 50% of CB JENI Homes of DFW LLC (“CB JENI”) in 2012. In 2013, JBGL formed Southgate Homes DFW, LLC (“Southgate”). JBGL has voting control over these builders. The Providence Group focuses on the construction and sale of single family homes and townhomes in the Atlanta market and CB JENI does the same in the DFW market. Southgate is focused on the development of semi-custom homes and build-on-your-own-lot custom homes in the DFW market.

The following chart sets forth the number of new homes delivered by JBGL’s builders, the home sales revenue, the average sales price of homes delivered and the amount of lot sales revenue generated during the years ended December 31, 2013 and 2012.

	Year Ended December 31,		Increase (Decrease)
	2013	2012	Amount	%
New homes delivered	556	182	374	205.5
Home sales revenue (dollars in thousands)	$168,591	$50,105	$118,487	236.5
Average sales price of home delivered	$303,222	$275,302	$27,919	10.1
Lot sales revenue (dollars in thousands)	$33,735	$22,927	$10,807	47.1

JBGL’s Competitive Strengths

JBGL’s business is characterized by the following competitive strengths:

Experienced Management Team

JBGL’s management team is comprised of finance and real estate veterans that collectively have decades of experience and local knowledge of the real estate markets in which JBGL operates. As the founder of JBGL, James R. Brickman has over 37 years of experience in real estate development and home building. Jason Corley, JBGL’s Chief Operating Officer for builder operations, joined JBGL in 2010 and provides oversight of all construction lending, working with JBGL’s builders on operating/accounting systems, and planning for their future growth. Jed Dolson, JBGL’s Head of Land Acquisition and Development, joined JBGL in 2013 and is responsible for land entitlement and development activities, including overseeing the operations of JBGL Communities (the brand name of JBGL’s land development operations in DFW). Jason Hibbs, JBGL’s Chief Financial Officer, joined JBGL in 2014 and provides oversight for JBGL’s finance operations. The JBGL management team has a proven record of running profitable businesses and making prudent investment decisions. JBGL believes that its experienced management team is well positioned to design and execute the development of complex, master planned residential communities.

The Brickman Parties will own approximately 8.4% of the Company when the Acquisition closes.

Focus on Attractive Markets in Texas and Georgia with a Favorable Growth Outlook and Strong Demand Fundamentals

JBGL is currently focused on the DFW and Atlanta metropolitan areas, which JBGL believes are among the most desirable homebuilding markets in the nation. JBGL believes that these markets exhibit attractive residential real estate investment characteristics, such as growing economies, improving levels of employment and population growth relative to national averages, favorable migration patterns, general housing affordability, and desirable lifestyle and weather characteristics.

Among the 12 largest metropolitan areas in the country, the DFW metropolitan area ranked first in the rate of job growth and second in the number of jobs added from April 2013 to April 2014. (Source: US Bureau of Labor Statistics, April 2014). The Atlanta metropolitan area has recorded employment gains each month, as compared to the same month in the prior year, for nearly four years (Source: US Bureau of Labor Statistics, February 2014).

JBGL believes that increasing demand and supply constraints in its target markets create favorable conditions for its future growth. However, to the extent housing demand and population growth slow in these markets, JBGL may not realize the favorable growth outlook. Furthermore if JBGL is unable to compete effectively with the resale home market in its markets, it may not benefit from the growth in housing demand.

Attractive Land Positions in Core Markets

JBGL believes it has strong land positions strategically located within its core markets, which have been acquired at what JBGL believes are attractive prices, providing it significant opportunity for a healthy return on its investment, particularly as home prices and overall housing market conditions continue to improve, due to rising consumer confidence, high affordability metrics, and a reduction in home inventory levels.

JBGL selects land with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and demographics that JBGL believes will support long-term growth. For example, JBGL Capital currently owns or is developing approximately 2,300 home sites under the brand JBGL Communities in the DFW metropolitan area. JBGL Builder Finance owns or controls approximately 2,400 home sites in the DFW and Atlanta metropolitan areas.

JBGL believes that its attractive inventory of home sites will enable it to capture the benefits of expected increases in home sales volumes and home prices as the U.S. housing market continues to recover and demand for new homes increases.

Land Sourcing and Evaluation Capabilities

JBGL believes that its key personnel’s extensive experience and relationships with and strong reputation among other market participants provide it with a competitive advantage in efficiently sourcing, purchasing and entitling land. JBGL is actively involved in every step of the land entitlement and home construction process with its controlled builders. In addition, JBGL’s key personnel have developed significant collaborative relationships with land sellers, developers, contractors, lenders, brokers, and investors throughout the DFW and Atlanta markets. JBGL’s deep and wide-ranging knowledge of the DFW and Atlanta markets and JBGL’s ability to quickly and efficiently identify, acquire and develop land in desirable locations and on favorable terms are key to JBGL’s success.

Disciplined Investment Approach

JBGL seeks to maximize value over the long-term and therefore it operates its business to mitigate risks from downturns in the market and to position itself to capitalize on upturns in the market by controlling costs, maintaining a solid balance sheet and ensuring an overall strategic focus that is informed by national, regional and local market trends.

JBGL’s management team has gained significant operating expertise through varied economic cycles. The perspective gained from these experiences has helped shape JBGL’s investment approach. JBGL believes that its management team has learned to effectively evaluate the housing market, and to react quickly and rationally to market changes. For example, JBGL has been able to make investments at prices that it viewed as attractive in down markets. JBGL’s cycle-tested management approach is to balance on-site local day-to-day decision-making responsibility with centralized corporate oversight. JBGL believes that its strict operating discipline provides it with a competitive advantage in seeking to maximize returns while minimizing risk.

Superior Product Design

JBGL seeks to maximize customer satisfaction by offering homes that are built with quality materials and craftsmanship, exhibit distinctive design and floor plans, emphasize energy efficiency, and are situated in premium locations. JBGL seeks to differentiate its products by focusing on the home’s features, design and available customizing options. JBGL believes that its homes generally offer higher quality and more distinctive designs within defined price ranges than those built by its competitors.

The Providence Group was ranked the sixth largest builder in Atlanta by the Atlanta Business Chronicle in 2013, and the second fastest growing builder in the nation by Builder Magazine in 2013. The Providence Group has developed a reputation for intelligent craftsmanship and meticulous attention to detail, including offering upgrades as standard features.

CB JENI is a premier luxury townhome builder in the DFW market. CB JENI’s homes are built to accommodate today’s busy lifestyles and are filled with luxury and energy efficient amenities. Normandy Homes, which is a division of CB JENI, is a “move-up” builder (i.e., its target customers are current homeowners rather than first time buyers) offering single-family homes in some of the most sought after DFW locations. Southgate Homes is a luxury homebuilder offering exquisite craftsmanship and high-quality architecture and amenities.

Our Relationship with Greenlight

JBGL believes its long-term relationship with Greenlight, which has approximately $10 billion of assets under management, gives it a strong competitive advantage, in particular by providing JBGL with access to the relationships and the investing and operational expertise of Greenlight. Upon completion of the Acquisition, Greenlight will own approximately 49.9% of the outstanding Common Stock of the Company and David Einhorn, the President of Greenlight, will serve as Chairman of the Board of the Company.

No Legacy Issues

Unlike many competitors that were affected by the unprecedented downturn in the real estate markets that resulted from the recession of 2008, JBGL does not have distressed legacy assets or liabilities to manage. All of JBGL’s real estate assets, as well as those real estate assets JBGL has under option contracts, purchase contracts or nonbinding letters of intent, are located in markets that JBGL targeted after the downturn commenced, whereas many of JBGL’s competitors continue to own legacy properties in economically stagnant locations or land options either on undesirable properties or with unfavorable terms. The absence of legacy issues has allowed JBGL to attract and retain experienced and talented real estate development personnel who became available during the downturn. JBGL believes that its strong balance sheet and absence of legacy issues will enable it to focus on future growth, instead of having resources diverted to manage troubled assets. JBGL provides its builders with all their construction funding so they can concentrate on operating their business, rather than seeking capital to grow their business.

Optionality Provided by Hybrid Homebuilding and Land Development Strategy

As a hybrid homebuilder and land developer, JBGL is strategically positioned to either build new homes on its lots through its controlled builders or to sell lots to third-party homebuilders. While JBGL’s business plan increasingly has focused on building new homes on its lots, JBGL proactively monitors market conditions and its flexible operations allow it to opportunistically sell a portion of its lots to third-party homebuilders if JBGL believes that doing so will maximize its returns or lower its risk. JBGL believes its ability and willingness to opportunistically build on or sell its lots to third-party homebuilders affords it several advantages, including flexibility in optimizing its assets, working with other homebuilders and strategic partners and the ability to liquidate assets in multiple ways. By opportunistically selling lots as operating performance and market conditions dictate, JBGL can manage operational risk by reducing its land supply in periods where JBGL anticipates cyclical contraction.

JBGL’s Business Strategy

JBGL’s business strategy is focused on the design, construction and sale of single-family homes in planned communities in the DFW and Atlanta markets. JBGL’s business strategy is driven by the following:

Drive Revenue by Opening New Communities from Existing Land Supplies

Over the last several years JBGL has strategically invested in new land in its target markets. JBGL currently owns or controls approximately 4,600 home sites in prime locations in the DFW and Atlanta markets. A significant portion of JBGL’s land supply was purchased at low price points following the recent downturn in the housing cycle. Although future downturns may occur that could impact future home prices and land values, JBGL expects these land purchases to result in continued revenue growth and strong gross margin performance from its communities.

Maximize Benefits of Hybrid Homebuilding and Land Development Model

JBGL’s business model provides the flexibility to monetize the value of its land assets either by building and selling homes through its builders or developing land and selling lots to third-party homebuilders. When evaluating strategies for its land assets, JBGL considers each asset’s potential contribution to its overall performance, taking into account the timeframe over which JBGL may monetize the asset, rather than simply considering its ability to drive sales in a particular submarket over a short period of time. While JBGL currently intends to use the majority of its land assets to build homes, JBGL believes its hybrid homebuilding and land development model provides it with increased flexibility to seek to maximize risk-adjusted returns as market conditions warrant.

Combine Land Acquisition and Development Expertise with Homebuilding Operations to Maximize Profitability

JBGL’s ability to identify, acquire and develop land in desirable locations and on favorable terms is critical to its success. JBGL evaluates land opportunities based on how it expects such opportunities will contribute to overall corporate profitability and returns, rather than how they might drive volume on a market basis.

JBGL believes its expertise in land development and planning enables it to create desirable communities that meet or exceed its target customer’s expectations, while operating at competitive costs. JBGL also believes that its strategy of holding an inventory of land will provide it with a multi year supply of lots for future development. JBGL focuses on the development of entitled parcels that it can generally complete within 24 to 36 months from the start of sales; however, certain larger projects may take longer to complete. This focus allows JBGL to limit exposure to land development and market cycle risk while pursuing attractive returns on its investments. JBGL seeks to minimize its exposure to land risk through disciplined management of entitlements, as well as the use of land options and other flexible land acquisition arrangements.

Increase Market Position in Growth Markets

JBGL believes that there are significant opportunities to profitably expand in the DFW and Atlanta metropolitan markets, and JBGL continually reviews the allocation of its investments in those markets for both aggregate demographic trends and the impact on JBGL’s operating results. JBGL uses the results of these reviews to re-allocate its investments to those areas where it believes it can maximize its profitability and return on capital over the next several years. JBGL seeks to use its local relationships with land sellers, brokers and investors to pursue the purchase of attractive land parcels in the DFW and Atlanta markets. While JBGL’s primary growth strategy will focus on increasing its market position in its existing markets, JBGL may, on an opportunistic basis, explore expansion into other attractive markets through organic growth or acquisition.

Provide Superior Design and Homeowner Experience and Service

JBGL’s core operating philosophy is to provide a positive, memorable experience to its homeowners through active engagement in the building process, and by providing customers with customization options to suit their needs. JBGL and its builders engineer their homes for energy-efficiency, which is aimed at reducing the impact on the environment and lowering energy costs to homebuyers.

JBGL seeks to maximize customer satisfaction by offering homes that are built with quality materials and craftsmanship, exhibit distinctive design and floor plans, emphasize energy efficiency and that are situated in premium locations. JBGL’s selling process focuses on the home’s features, design and customization options. JBGL believes that its homes generally offer higher quality and more distinctive designs within a defined price range or category than those built by its competitors. JBGL’s goal is to not just to build houses, but rather to create desirable communities through superior design and execution.

Offer a Diverse Range of Products

JBGL and its builders offer a wide variety of product lines that enable it to meet the specific needs of each of its target markets, which JBGL believes provides it with a balanced portfolio and an opportunity to increase market share. JBGL has demonstrated expertise in effectively building homes across product offerings ranging from town homes to single family homes and luxury custom homes. JBGL focuses on researching and designing its products through the use of architects, consultants and homeowner focus groups for all levels and price points in the target markets. JBGL believes its diversified product strategy enables it to best serve a wide range of buyers, adapt quickly to changing market conditions and optimize performance and returns while strategically reducing portfolio risk. Within each of JBGL’s target markets, JBGL determines the profile of buyers it will target and designs neighborhoods and homes with the specific needs of those buyers in mind.

Markets and Products

JBGL is currently focused on the DFW and Atlanta metropolitan areas, which JBGL believes are among the most desirable homebuilding markets in the nation.

In the DFW market, JBGL operates land development and homebuilding operations. Homebuilding operations are conducted through JBGL’s companies, CB JENI and Southgate. Normandy Homes is operated under a division of CB JENI.

CB JENI is a premier luxury townhome builder and the second largest townhome builder in the DFW market. Normandy Homes is a “move-up” builder offering single-family homes priced from $400,000 to $600,000 in some of the most sought after DFW locations. Southgate builds luxury homes offering exquisite craftsmanship and high-quality architecture and amenities in the DFW market.

In the Atlanta market, JBGL operates land development and homebuilding operations. Homebuilding operations are conducted through The Providence Group, an affiliate of JBGL. The Providence Group sells unique homes priced from $300,000 to more than $2.5 million in over seventeen of Atlanta’s most sought-after neighborhoods. The Providence Group has received numerous industry awards, including the best master planned community by the Greater Atlanta Home Builders Association in 2013.

Project Sales by Market

The following table sets forth units sales revenue and units delivered by market during the three months ended March 31, 2014 and for the fiscal years ended December 31, 2013 and 2012.

Builder Operations	Three Months Ended March 31, 2014		Year Ended December 31,
			2013		2012
Location	Home Sales	Units Delivered	Home Sales	Units Delivered	Home Sales	Units Delivered
Builder Operations (Homes)	(dollars in thousands)
Texas Homes
CB JENI Brick Row Townhomes LLC	$2,703	13	$10,746	55	$4,250	24
CB JENI Chase Oaks Village II LLC	$—	—	$9,651	50	$—	—
CB JENI Hemingway Court LLC	$—	—	$8,940	32	$776	3
CB JENI Lake Vista Coppell LLC	$2,919	10	$7,089	25	$271	1
CB JENI Pecan Park LLC	$1,563	8	$722	3	$—	—
CB JENI – Settlement at Craig Ranch LLC	$—	—	$4,155	16	$6,361	26
CB JENI Viridian LLC	$1,798	8	$1,361	6	$—	—
Normandy Homes Alto Vista Irving, LLC	$2,540	5	$2,591	5	$—	—
Normandy Homes Lake Vista Coppell	$1,237	3	$1,571	4	$—	—
Southgate	$2,970	3	$2,953	8	$—	—
Centre Living(1)	$487	—	$2,985	2	$—	—
Texas Homes Total	$16,219	50	$52,765	206	$11,659	54
Georgia Homes
TPG Homes LLC (Woodbridge)	$2,761	8	$11,256	34	$5,123	14
TPG Homes at Abberley LLC	$2,261	8	$6,808	30	$1,666	7
TPG Homes at Crabapple LLC	$2,929	8	$10,516	28	$5,965	15
TPG Homes at Jamestown LLC	$3,883	11	$17,873	57	$5,432	18
TPG Homes at LaVista Walk LLC	$4,653	15	$11,600	38	$4,364	16
TPG Homes at Highlands LLC	$5,981	21	$20,766	68	$3,843	12
TPG Homes at Three Bridges LLC	$1,366	4	$8,887	37	$5,947	23
The Providence Group Custom Homes LLC	$407	9	$16,663	33	$2,005	6
The Providence Group & Associates LLC	$997	2	$1,950	4	$—	—
Providence Luxury Homes	$—	—	$321	1	$—	—
TPG Homes at Whitfield Parc	$631	2	$1,952	6	$—	—
The Providence Group at Jamestown II LLC	$—	—	$2,834	12	$4,102	17
Georgia Homes Total	$29,869	88	$111,426	348	$38,447	128
Other
TPG Custom Home of Florida LLC(2)	$—	—	$4,400	2	$—	—
Lot Sales Revenue(3)	$3,548	—	—	—	—	—
Other Total	$—	—	$4,400	2	$—	—

Builder Operations	Three Months Ended March 31, 2014		Year Ended December 31,
			2013		2012
Location	Home Sales	Units Delivered	Home Sales	Units Delivered	Home Sales	Units Delivered
Builder Operations (Homes)	(dollars in thousands)
Homes Total	$49,636	138	$168,591	556	$50,106	182
Highland Units(4)
Highlands Units	$—	—	$2,517	15	$11,069	52
Highland Units Total	$—	—	$2,517	15	$11,069	52
Total w/Highland Units	$49,636	138	$171,108	571	$61,175	234

(1)	Centre Living units will be sold prior to the consummation of the Acquisition.
(2)	JBGL has occasionally built homes in areas outside of DFW and Atlanta but has no plans to do so in the immediate future.
(3)	Lots owned and developed to build homes sold to a third party developer.
(4)	Highland Units represent notes receivable and are not included in units delivered.

Land Development	Three Months Ended March 31, 2014		Year Ended December 31,
			2013		2012
Location	Lot Sales	Units Delivered	Lot Sales	Units Delivered	Lot Sales	Units Delivered
Land Development (Lots)	(dollars in thousands)
Bethany Mews (TX)	$1,230	7	$1,236	8	$—	—
Chateau du Lac (TX)	$859	3	$865	4	$2,430	5
Cypress Meadows (TX)	$600	5	$—	—	$—	—
Hamilton Hills (TX)	$209	3	$5,394	33	$790	5
Hardin Lake (TX)	$1,823	23	$—		$—	—
Hawthorne Estates (TX)	$714	7	$1,868	19	$—	—
Inwood Hills (TX)	$625	10	$7,999	126	$4,135	76
Lakeside (TX)	$2,274	25	$1,712	18	$—	—
The Landings (TX)	$3,109	33	$5,746	81	$575	1
Mustang Park (TX)	$1,929	19	$7,462	58	$—	—
Willowcrest (TX)	$—	—	$1,453	25	$2,420	61
Lowry (CO)	$—	—	$—	—	$3,579	35
Wyndcroft (NC)	$—	—	$—	—	$1,715	17
Other Lot Sale Revenue(1)	—	—	—	—	$7,328	—
Lots Total	$13,372	135	$33,735	372	$22,972	200
Company Total (Homes and Lots)	$63,008	275	$204,843	943	$84,147	441

(1)	Lot sale revenue from builder operations to third party homebuilders which is not part of the normal course of business.

Description of Completed Projects and Communities under Development

JBGL’s homebuilding projects usually take approximately 24 to 36 months to complete from the start of sales. The following table presents project information relating to each of JBGL’s markets as of March 31, 2014 and includes information for all completed projects from JBGL’s inception and includes current projects under development. JBGL’s backlog reflects the number and value of homes for which it has entered into non-contingent sales contracts with customers but not yet delivered. (While JBGL may accept sales contracts on a contingnent basis in limited circumstances, such contracts are not included in JBGL’s backlog until the contingency is removed.)

Projects	Year of First Delivery(1)	Total Number of Homes in Project	Cumulative Units Closed as of March 31, 2014	Backlog at March 31, 2014	Lots as of March 31, 2014	Sales Price Range (in thousands)	Home Size Range (sq. ft.)
Texas
CB JENI Brick Row Townhomes LLC	2012	136	92	15	29	$180 – $270	1,371 – 2,074
CB JENI Chase Oaks Village II LLC	2013	50	50	—	—	$180 – $230	1,410 – 2,074
CB JENI Hemingway Court LLC	2012	35	35	—	—	$260 – $298	1,914 – 2,346
CB JENI Lake Vista Coppell LLC	2012	39	36	1	2	$260 – $325	1,923 – 2,444
CB JENI Pecan Park LLC	2013	66	11	10	45	$185 – $244	1,437 – 2,293
CB JENI – Settlement at Craig Ranch LLC	2012	42	42	—	—	$224 – $255	1,769 – 1,995
CB JENI Viridian LLC	2013	87	14	8	65	$185 – $252	1,371 – 2,270
CB JENI Grand Canal THs	2014	58	—	—	58	$225 – $300	1,700 – 2,600
CB JENI Raiford Road	2014	53	—	—	53	$215 – $270	1,700 – 2,600
CB JENI Bershire Place	2014	81	—	—	81	$199 – $252	1,400 – 2,000
CB JENI Mustang Park TH	2014	177	—	—	177	$230 – $300	1,526 – 2,270
Normandy Homes Alto Vista Irving, LLC	2013	27	10	3	14	$360 – $450	2,187 – 3,979
Normandy Homes Lake Vista Coppell	2013	39	7	17	15	$326 – $434	2,106 – 4,084
Normandy Pecan Creek	2014	33	—	3	30	$319 – $423	2,106 – 4,084
Normandy Lakeside	2014	60	—	16	44	$469 – $541	2,750 – 3,769
Normandy Cypress Meadows	2014	144	—	—	144	$442 – $525	2,750 – 3,958
Normandy Viridian SF	2014	36	—	—	36	$262 – $275	2,042 – 2,242
Normandy Grand Canal SFs	2015	41	—	—	41	$580 – $690	3,400 – 4,600
Normandy Cottonwood Crossing	2015	47	—	—	47	$255 – $320	1,800 – 3,164
Normandy Mustang SF	2015	53	—	—	53	$350 – $440	2,100 – 3,500
Normandy Twin Creeks	2015	750	—	—	750	$330 – $490	1,800 – 3,116
Southgate	2013	41	6	—	35	$600 – $1,000+	4,100 – 5,000
Model Home Fund – TX	2012	61	28	—	33	N/A	N/A
Centre Living	2013	12	2	—	10	$490 – $950	2,300 – 3,400
Texas Total		2,168	333	73	1,762
Georgia:
TPG Homes LLC (Woodbridge)	2011	66	59	7	—	$278 – $380	2,300 – 3,200
TPG Homes at Abberley LLC	2012	45	45	—	—	$209 – $235	1,900 – 3,200
TPG Homes at Crabapple LLC	2011	70	55	12	3	$285 – $425	2,300 – 3,200
TPG Homes at Jamestown LLC	2012	203	87	52	64	$219 – $400	1,700 – 3,200
TPG Homes at LaVista Walk LLC	2011	73	73	—	—	$275 – $380	1,700 – 2,400
TPG Homes at Highlands LLC	2012	163	101	20	42	$180 – $400	1,800 – 2,600

Projects	Year of First Delivery(1)	Total Number of Homes in Project	Cumulative Units Closed as of March 31, 2014	Backlog at March 31, 2014	Lots as of March 31, 2014	Sales Price Range (in thousands)	Home Size Range (sq. ft.)
TPG Homes at Three Bridges LLC	2012	177	66	43	68	$190 – $375	1,700 – 3,000
The Providence Group Custom Homes LLC	2012	104	48	6	50	$400 – $675	3,000 – 3,600
The Providence Group & Associates LLC	2013	17	6	1	10	$400 – $575	3,000 – 3,400
Providence Luxury Homes	2013	6	—	2	4	$830 – 2,500+	3,400 – 11,000
TPG Homes at Whitfield Parc	2013	76	8	7	61	$275 – $360	1,950 – 2,850
The Providence Group at Jamestown II LLC	2011	41	41	—	—	$221 – $400	1,700 – 2,800
TPG Homes at Seven Norcross	2015	103	—	—	103	$320 – $440	2,000 – 3,000
TPG Homes at Traditions	2015	100	—	—	100	$340 – $590	2,250 – 4,000
TPG Homes at Rivers Edge	2015	120	—	—	120	$250 – $390	1,900 – 2,800
TPG Homes – Highpointe at Vinings	2015	84	—	—	84	$450 – $600	2,800 – 3,600
TPG Homes at Brookmere	2015	194	—	—	194	$260 – $450	2,000 – 3,400
TPG Homes at Bellmoore Park LLC	2015	610	—	—	610	$390 – $1,200	2,250 – 5,300
TPG Homes at The Reserve at Providence	2015	37	—	—	37	$800 – $1,200	3,400 – 5,300
TPG Homes at Central Park at Deerfield Township	2015	283	—	—	283	$360 – $425	2,300 – 3,200
TPG Homes at East Village	2015	62	—	—	62	$310 – $390	1,900 – 2,400
TPG Homes at Bluffs at Lennox	2015	29	—	—	29	$450 – $500	1,900 – 2,100
TPG Homes at Byers Landing	2014	12	—	—	12	$399 – $475	2,800 – 3,500
Georgia Total		2,675	589	150	1,936
Other Total TPG Custom Home of Florida LLC	2013	2	2	0	0	$1,800 – $2,600
Total Lots		4,845	924	223	3,698

(1)	2014 and 2015 are estimated deliveries of “Year of First Delivery.”

Owned and Controlled Lots

The following tables present summaries of the lots owned or controlled by JBGL as of March 31, 2014 and as of December 31, 2013, 2012 and 2011. Owned lots are those to which JBGL holds title, while controlled lots are those that JBGL has the contractual right to acquire title but does not currently own it.

Lots Owned and Controlled	March 31,
	2014	2013
Texas	2,764	2,088
Georgia	1,878	1,832
Total	4,642	3,920

Lots Owned and Controlled Year Over Year	Total Lots Owned and Controlled
As of December 31, 2013	4,595
As of December 31, 2012	3,697
As of December 31, 2011	930

Acquisition Process

JBGL’s ability to identify, evaluate and acquire land in desirable locations and on favorable terms is critical to its success. JBGL evaluates land opportunities based on risk-adjusted returns and employs a rigorous due diligence process to identify risks, which JBGL then seeks to mitigate if it pursues the property.

JBGL often purchases land parcels from large, long-term landowners who sell portions of their land to benefit from JBGL’s experience in planning and executing complex land development projects. JBGL also purchases land from large real estate developers that recognize the benefit of working with an experienced and reputable home developer and builder. Additionally, JBGL acquires land from owners that want to leverage JBGL’s expertise in land entitlement so that the owners may later sell all, or part of their land to JBGL after entitlement. JBGL also acquires land from other developers that want JBGL’s builders to build homes in their neighborhoods.

JBGL also identifies attractive properties that are typically located in existing prime neighborhood locations. JBGL considers the existing and future supply of developable land before working to acquire the best valued properties. Analysis includes development costs in addition to land costs. JBGL has found that the prime quality infill locations have limited supply competition that may result in smaller value declines in down markets.

After contracting for a property, JBGL performs due diligence to evaluate any environmental or geotechnical issues that may exist. JBGL often seeks to secure entitlements such as zoning or plat approval during this period. After title has been reviewed and approved the property is acquired. JBGL manages and oversees all land development with its in-house staff.

Homebuilding, Marketing and Sales Process

JBGL’s builder, The Providence Group, builds town homes, single family homes and luxury homes in the Atlanta market. The Providence Group’s town homes range from 1,800 to 2,500 square feet, have two or more bedrooms and range in price from $225,000 to $350,000. The Providence Group’s single family homes have greater than 2,200 square feet, three or more bedrooms and range in price from $300,000 to $800,000. The Providence Group’s luxury homes have over 4,000 square feet, four or more bedrooms and range in price from $800,000 to more than $2.5 million.

In the DFW market, JBGL’s builders construct townhomes, single family homes and luxury homes. CB JENI builds town homes with 1,650 to 2,400 square feet, two or more bedrooms and prices ranging from $180,000 to $300,000. Normandy Homes constructs single family homes with square footage of over 3,500 square feet, four or more bedrooms and a price between $400,000 and $600,000. Southgate builds luxury homes that have over 4,500 square feet, four or more bedrooms and prices of $800,000 and above.

JBGL offers a preferred lender referral program to provide lending options to homebuyers in need of financing. JBGL offers homeowners a comprehensive warranty on each home. Homes are generally covered by a ten year warranty for structural concerns, one year for defects and products used, two years for electrical and plumbing, and ten years for HVAC parts and labor. JBGL’s Homeowner Services Department aims to respond to any questions or concerns from homebuyers within three business days.

JBGL sells its homes through its own sales representatives and also through independent real estate brokers. JBGL’s in-house sales force typically works from sales offices located in model homes close to or in each community. Sales representatives assist potential buyers by providing them with basic floor plans, price information, development and construction timetables, tours of model homes and the selection of customization and upgrade options. Sales personnel are trained by JBGL and generally have had prior experience selling new homes in the local market. JBGL’s personnel, along with subcontracted marketing and design consultants, carefully design the exterior and interior of each home to appeal to the lifestyles of targeted homebuyers. JBGL also advertises through the use of model homes, Internet, newspapers, billboards, publications, brochures, and newsletters.

Seasonality

Historically, the homebuilding industry experiences seasonal fluctuations in quarterly operating results and capital requirements. JBGL typically experiences the highest new home order activity in spring and summer, although this activity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors. Since it typically takes four to six months to construct a new home, JBGL delivers more homes in the second half of the year as spring and summer home orders are delivered. Because of this seasonality, home starts, construction costs and related cash outflows have historically been highest in the second and third quarters, and the majority of cash receipts from home deliveries occur during the third and fourth quarters. JBGL expects this seasonal pattern to continue over the long-term, although it may be affected by volatility in the homebuilding industry.

Segments

JBGL organizes its operations into two reportable segments: land development and homebuilding services. Within homebuilding services, JBGL’s two operating segments consist of Texas and Georgia. The reportable segments follow the same accounting policies as JBGL’s consolidated financial statements. Operational results of each segment are not necessarily indicative of the results that would have occurred had the segment been an independent stand-alone entity during the periods presented.

Raw Materials

Typically, all the raw materials and most of the components used in JBGL’s business are readily available in the United States. Most are standard items carried by major suppliers. However, a rapid increase in the number of homes started could cause shortages in the availability of such materials or in the price of services, thereby leading to delays in the delivery of homes under construction. JBGL continues to monitor the supply markets to achieve the best prices available. Please see the section of this proxy statement entitled “Risk Factors — Risks Related to JBGL’s Business and Industry — Labor and raw material shortages and price fluctuations could delay or increase the cost of land development and home construction, which could materially and adversely affect JBGL” beginning on page [  ].

JBGL Corporate Organization and Structure

JBGL carries out its business generally through a number of project-specific, wholly-owned limited liability company subsidiaries and its 50% controlling interests in its builders. JBGL’s homebuilding business is conducted primarily through JBGL Builder Finance LLC, and the land development operations conducts its business under the brand JBGL Communities.

Government Regulation and Environmental Matters

JBGL’s developments are subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters that impose restrictive zoning and density requirements, the result of which is to limit the number of homes that can be built within the boundaries of a particular area. Projects that are not entitled may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. JBGL may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. Local governments also have broad discretion regarding the imposition of development and service fees for projects in their jurisdiction. Projects for which JBGL has received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen health, safety and welfare issues, which can further delay these projects or prevent their development.

JBGL is also subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the environment. The particular environmental laws which apply to any given homebuilding site vary according to multiple factors, including the site’s location, its environmental conditions and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause JBGL to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding and land development activity in environmentally sensitive regions or areas. In addition, in those cases where an endangered or threatened species is involved, environmental rules and regulations can result in the restriction or elimination of development in identified environmentally sensitive areas. From time to time, the EPA and similar federal or state agencies review homebuilders’ compliance with environmental laws and may levy fines and penalties for failure to strictly comply with applicable environmental laws or impose additional requirements for future compliance as a result of past failures. Any such actions taken with respect to JBGL may increase its costs. Further, JBGL expects that increasingly stringent requirements will be imposed on homebuilders and land developers in the future. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber.

Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for related damages, including for bodily injury, and for investigation and clean-up costs incurred by such parties in connection with the contamination. Please see the section of this proxy statement entitled “Risk Factors” beginning on page [ ].

Competition

Competition in the homebuilding industry is intense, and there are relatively low barriers to entry into our business. Homebuilders compete for, among other things, homebuying customers, desirable land parcels, financing, raw materials and skilled labor. Increased competition could hurt JBGL’s business, as it could prevent JBGL from acquiring attractive land parcels on which to build homes or make such acquisitions more expensive, hinder JBGL’s market share expansion, and lead to pricing pressures on its homes that may adversely impact its revenues and margins. If JBGL is unable to successfully compete, its business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected. JBGL’s competitors may independently develop land and construct housing units that are superior or substantially similar to JBGL’s products. Furthermore, a number of JBGL’s primary competitors are significantly larger, have a longer operating history and may have greater resources or lower cost of capital than JBGL; accordingly, they may be able to compete more effectively in one or more of the markets in which JBGL operates. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which JBGL operates. JBGL also competes for sales with individual resales of existing homes and with available rental housing.

Employees

As of March 31, 2014, JBGL had approximately 130 employees, including those of its builders. Although none of JBGL’s employees are covered by collective bargaining agreements, certain of the subcontractors engaged by JBGL or its affiliates are represented by labor unions or are subject to collective bargaining arrangements. JBGL believes that its relations with its employees and subcontractors are good.

Legal Proceedings

JBGL is not involved in any material litigation nor, to its knowledge, is any material litigation threatened against JBGL.

Offices

JBGL’s principal executive offices are located at 3131 Harvard Ave., Suite 104 Dallas, Texas 75205 and its main telephone number is (214) 453-0145. JBGL’s internet website is http://jbgl-capital-lp.com. The information contained in, or that can be accessed through, JBGL’s website is not incorporated by reference and is not part of this prospectus.

JBGL MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Introduction

You should read the following in conjunction with the sections of this proxy statement entitled “Risk Factors,” “Forward-Looking Statements,” “Selected Combined and Consolidated Historical Financial Information of JBGL” and “Business of JBGL” and JBGL’s historical combined and consolidated financial statements and related notes thereto included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this proxy statement.

JBGL is a real estate operator involved in the purchase and development of land for residential use, construction lending and home building operations. JBGL Capital (its land development business) and JBGL Builder Finance (its builder operations business) and their affiliates are engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing and sales of various residential projects in master planned communities primarily in the high growth metropolitan areas of DFW and Atlanta.

JBGL currently owns or controls approximately 4,600 home sites in prime locations in the DFW and Atlanta markets. JBGL operates as a leading land developer and develops lots for both public builders and large private builders. JBGL also owns 50% controlling interests in several builders and provides construction financing for approximately 900 homes annually. JBGL Capital, LP was formed in 2008 and JBGL Builder Finance LLC was formed in 2010.

JBGL is an active, value-added real estate investor and developer. JBGL formed and purchased 50% of The Providence Group in 2011 and formed and purchased 50% of CB JENI in 2012. In 2013, JBGL formed Southgate. JBGL has voting control over these builders. TPG focuses on the construction and sale of single family homes and townhomes in the Atlanta market and CB JENI does the same in the DFW market. Southgate is focused on the development of semi-custom homes and build-on-your-own lot custom homes in the DFW market.

Definitions

In the following discussion, “backlog” refers to homes under sales contracts that have not yet closed at the end of the relevant period, “cancellation rate” refers to sales contracts canceled divided by sales contracts executed during the relevant period, “net new home orders” refers to new home sales contracts reduced by the number of sales contracts canceled during the relevant period, and “overall absorption rate” refers to the rate at which net new home orders are contracted per selling community during the relevant period. Sales contracts relating to homes in backlog may be canceled by the prospective purchaser for a number of reasons, such as the prospective purchaser’s inability to obtain suitable mortgage financing. Upon a cancellation, the escrow deposit may be returned to the prospective purchaser (other than with respect to certain design-related deposits, which JBGL retains). Accordingly, backlog may not be indicative of JBGL’s future revenue.

Overview and Outlook

The following are key operating metrics for JBGL for the three months ended March 31, 2014 as compared to the same period in 2013: home deliveries increased by 32.7%, home sales revenue increased by 83.0%, average selling prices increased by 37.9%, backlog units increased by 21.9%, backlog units value increased by 26.8%, while net new home orders decreased by 10.7% from 196 homes delivered in the three months ended March 31, 2013 compared to 175 homes delivered in the three months ended March 31, 2014. The increase in average sales price of homes during the comparable periods presented, including the increase in the average sales price of homes in backlog, is the result of changes to the mix of typical homes delivered and sold during those periods and local market appreciation of homes. The average sales price of homes may increase or decrease depending on the mix of typical homes JBGL delivers and sells during any period and local market conditions. These changes in the average sales price of homes are part of JBGL’s natural business cycle.

Key operating metrics improved substantially for JBGL during the year ended December 31, 2013 as compared to the same period in 2012 due to the acquisition of CB JENI in April 2012: net new home orders increased by 80.4%, home deliveries increased by 205.5%, home sales revenue increased by 236.5%, average selling prices increased by 10.1%, backlog units increased by 100.0%, and backlog units value increased by 129.9%.

During the year ended December 31, 2013 and the first quarter of 2014, the housing market continued to show signs of improvement driven by rising consumer confidence, high affordability metrics, and a reduction in home inventory levels.

JBGL’s two primary markets, DFW and Atlanta, have shown significant housing market recovery. JBGL believes the housing market recovery is sustainable, and that it operates in two of the most desirable housing markets in the nation. Among the 12 largest metropolitan areas in the country, the DFW metropolitan area ranked first in the rate of job growth and second in the number of jobs added from April 2013 to April 2014(Source: US Bureau of Labor Statistics, April 2014). The Atlanta metropolitan area has recorded year over year employment gains each month for nearly four years (Source: US Bureau of Labor Statistics, May 2014). JBGL believes that increasing demand and supply constraints in its target markets create favorable conditions for its future growth.

Basis of Presentation

JBGL’s combined and consolidated financial statements include its accounts and the accounts of its subsidiaries and have been prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). JBGL’s condensed, combined and consolidated financial statements and notes thereto for interim periods presented are unaudited.

These interim financial statements contain all adjustments (consisting of normal recurring adjustments) that are necessary for a fair statement of JBGL’s operating results, financial position and cash flows. Operating results for the interim periods presented are not necessarily indicative of the results for any subsequent interim period or for the full fiscal year ending December 31, 2014.

Results of Operations

Land Development

During the three months ended March 31, 2014, JBGL’s land development segment delivered 135 lots and generated approximately $13.4 million in revenue, as compared to 82 lots and $5.6 million in revenue for the three months ended March 31, 2013. This increase was caused by an increase in lot inventory, a greater supply of developed lots and greater market demand.

During the year ended December 31, 2013, JBGL’s land development segment delivered 372 lots and generated approximately $33.7 million in revenue, as compared to 200 lots and $22.9 million in revenue for the year ended December 31, 2012. This increase was caused by an increase in lot inventory, a greater supply of developed lots and greater market demand.

Builder Operations

During the three months ended March 31, 2014, JBGL’s builder operations segment delivered 138 homes, with an average sales price of $359,684. During the same period, JBGL’s builder operations segment generated approximately $49.6 million in revenue. For the three months ended March 31, 2014, JBGL’s builder operations segment’s net new home orders were 175, a 10.7% decrease over the same period in 2013 due to a greater amount of lower priced finished inventory in the three months ended March 31, 2013. At March 31, 2014, JBGL’s builder operations segment had a backlog of 223 sold but unclosed homes, a 21.9% increase over the same period in 2013, with a total value of approximately $69.5 million, a 26.8% increase over the same period in 2013, which was primarily attributable to an increase in the number of homes in backlog and an increase in the average sales price of homes in backlog due to market activity during the period.

During the year ended December 31, 2013, JBGL’s builder operations segment delivered 556 homes, with an average sales price of $303,222. During the same period, JBGL’s builder operations segment generated approximately $168.6 million in revenue. For the year ended December 31, 2013, net new home orders totaled 644, an 80.4% increase over the same period in 2012. At December 31, 2013, JBGL’s builder operations segment had a backlog of 182 sold but unclosed homes, a 100.0% increase over the same period in 2012, with a total value of approximately $58.6 million, a 129.9% increase over the same period in 2012, which was primarily attributable to an increase in the number of homes in backlog, an increase in the average sales price of homes in backlog due to market activity during the year, and a full year of results of a builder added in 2012.

Key operating metrics improved substantially for JBGL during the year ended December 31, 2012 as compared to the same period in 2011 due to the acquisition of two builders (CB JENI in April 2012 and The Providence Group in July 2011). During the year ended December 31, 2012, JBGL’s builder operations segment delivered 182 homes, with an average sales price of $275,302. During the same period, JBGL’s builder operations segment generated approximately $50.1 million in revenue. For the year ended December 31, 2012, net new home orders totaled 357, a 1685.0% increase over the same period in 2011. At December 31, 2012, JBGL’s builder operations segment had a backlog of 91 sold but unclosed homes, a 4,450.0% increase over the same period in 2011, with a total value of approximately $25.5 million, a 4,079.0% increase over the same period in 2011.

The increase in average sales price of homes during the comparable periods presented, including the increase in the average sales price of homes in backlog, is the result of changes to the mix of typical homes delivered and sold during those periods and local market appreciation of homes. The average sales price of homes may increase or decrease depending on the mix of typical homes delivered and sold during such period and local market conditions. These changes in the average sales price of homes are part of JBGL’s natural business cycle.

Revenues

JBGL primarily generates revenue through (a) the sale of lots from its land development segment to public builders, large private builders, and its builders, (b) making first lien construction loans to its builders, and (c) the closing and delivery of homes through its builder operations segment. JBGL recognizes revenue on homes and lots when completed and title to and possession of the property have been transferred to the purchaser.

All customer deposits are treated as liabilities. JBGL also serves as the general contractor for certain custom homes where the customers, and not JBGL, own the underlying land and improvements. JBGL recognizes revenue for these contracts either on a percentage of completion method or cost plus method.

Selling, General and Administrative Expenses

Selling, general and administrative expenses represent salaries, benefits and management fees, property taxes, advertising and marketing, rent and lease expenses and other administrative items, and are recorded in the period incurred.

Expenses

Lot acquisition, materials, other direct costs, interest and other indirect costs related to the acquisition, development, and construction of lots and homes are capitalized until the homes are complete, after which they are expensed. Direct and indirect costs of developing residential lots are allocated based on the relative sales price of the lots. Capitalized costs of residential lots are charged to earnings when the related revenue is recognized. Costs incurred in connection with developed lots such as permits and construction, and completed homes such as raw materials and labor, are charged to earnings when incurred.

Other Income (Expense), Net

Other income (expense) consists of interest income, interest expense, costs incurred for business acquisitions, depreciation, income from rental property and forfeited deposits.

Consolidated Financial Data

The consolidated historical financial data presented below reflect both JBGL’s land development and builder operations segments, and are not necessarily indicative of the results to be expected for any future period.

	March 31, 2014	March 31, 2013	December 31, 2013	December 31, 2012	December 31, 2011
	ASSETS
Cash and cash equivalents	$14,441,792	$23,110,294	$18,066,679	$7,484,492	$8,127,135
Inventory	240,607,497	149,876,179	237,126,258	144,088,120	34,416,485
Notes receivable, net	7,707,845	6,417,229	7,556,070	15,272,170	29,801,457
Other	8,755,319	5,171,825	5,658,691	1,965,836	973,854
Total assets	$271,512,453	$184,575,527	$268,407,698	$168,810,618	$73,318,931
	LIABILITIES AND MEMBERS’ EQUITY
Borrowings on lines of credit	$20,671,913	$10,341,874	$17,208,035	$6,544,264	$2,950,000
Notes payable	17,918,135	18,683,076	26,595,229	21,441,775	3,717,632
Other	26,321,490	17,571,727	25,785,540	19,136,699	4,571,973
Total liabilities	64,911,538	46,596,677	69,588,804	47,122,738	11,239,605
Total members’ equity	206,600,915	137,978,850	198,818,894	121,687,880	62,079,326
Total liabilities and members’ equity	$271,512,453	$184,575,527	$268,407,698	$168,810,618	$73,318,931

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
REVENUES:
Sale of residential units	$49,636,344	$27,129,401	$168,591,201	$50,105,030	$9,085,785
Cost of residential units	(37,392,367)	(21,043,004)	(122,616,113)	(39,642,357)	(7,921,806)
Gross profit on sale of residential units	12,243,977	6,086,397	45,975,088	10,462,673	1,163,979
Sale of land and lots	13,372,568	5,630,623	33,734,513	22,927,080	6,184,206
Cost of land and lots	(9,768,066)	(2,595,292)	(21,512,814)	(15,256,065)	(3,982,602)
Gross profit on sale of land and lots	3,604,502	3,035,331	12,221,699	7,671,015	2,201,604
Interest and fees	374,460	894,853	3,542,174	7,124,339	2,558,159
Other income	52,422	432,094	1,400,418	3,771,839	1,636,099
	16,275,361	10,448,675	63,139,379	29,029,866	7,559,840
EXPENSES:
Salaries and management fees – related party	3,533,968	2,148,132	11,266,351	4,370,845	1,886,509
Selling, general and administrative	2,281,569	1,287,854	6,623,437	3,311,734	1,183,762
Other expenses	306,899	131,105	606,210	404,673	35,737
	6,122,436	3,567,091	18,495,998	8,087,252	3,106,008
Net income before taxes	10,152,925	6,881,584	44,643,381	20,942,614	4,453,833
State tax expense	337,790	150,500	327,481	230,411	34,089
Net income	9,815,135	6,731,084	44,315,900	20,712,203	4,419,744
Less: net income attributable to non-controlling interest	2,466,634	699,625	12,308,734	3,517,911	56,382
Net income attributable to controlling interest	$7,348,501	$6,031,459	$32,007,166	$17,194,292	$4,363,362

Matters Affecting the Comparability of JBGL’s Financial Results

Key operating metrics improved substantially for JBGL during the years ended December 31, 2013 and 2012 as compared to the prior periods due in each case to the acquisition of two builders (CB JENI in April 2012 and The Providence Group in July 2011) and the inclusion of a full year of operations for such builders in the applicable period following each acquisition.

Three Months Ended March 31, 2014 Compared to the Three Months Ended March 31, 2013

Net New Home Orders and Backlog

The table below represents new home orders and backlog related to JBGL’s builder operations.

	Three Months Ended March 31,		Increase (Decrease)
New Home Orders and Backlog	2014	2013	Change	%
Net new home orders	175	196	(21)	(10.7)%
Number of cancellations	27	26	1	3.8%
Cancellation rate	15.4%	13.3%	2.2%	16.3%
Average selling communities	25	21	4	19.1%
Selling communities at end of period	25	21	4	19.1%
Backlog ($ in thousands)	$69,458	$54,767	$14,691	26.8%
Backlog (units)	223	183	40	21.9%
Average sales price of backlog	$311,471	$299,273	$12,196	4.1%

Net new home orders for the three months ended March 31, 2014 decreased by 21 homes, or 10.7%, to 175, due to a greater amount of lower priced finished inventory in the three months ended March 31, 2013. JBGL’s overall absorption rate for the three months ended March 31, 2014 was an average of 7.0 per selling community (2.3 monthly), compared to an average of 9.3 per selling community (3.1 monthly) for the three months ended March 31, 2013.

JBGL’s cancellation rate was approximately 15.4% for the three months ended March 31, 2014, compared to 13.3% for the three months ended March 31, 2013. The increase in JBGL’s cancellation rate was not due to any one significant factor but was the result of general market activity during the period.

Backlog units increased by 40 homes, or 21.9%, to 223 as of March 31, 2014, as compared to 183 as of March 31, 2013. The dollar value of backlog units increased $14.7 million, or 26.8%, to $69.5 million as of March 31, 2014 from $54.8 million as of March 31, 2013. The increase in value of backlog units reflects both an increase in the number of homes in backlog and an increase in the average sales price of homes in backlog. JBGL’s average sales price of homes in backlog increased $12,196, or 4.1%, to $311,471 for the three months ended March 31, 2014, compared to $299,273 for the three months ended March 31, 2013. The increase in the average sales price of homes in backlog is the result of changes to the mix of typical homes contracted for sale during the period. The average sales price of homes may fluctuate depending on the mix of typical homes delivered and sold during a period. The change in the average sales price of homes is a part of JBGL’s natural business cycle.

New Homes Delivered and Home Sales Revenue

The table below represents home sales revenue and new homes delivered related to JBGL’s builder operations segment.

	Three Months Ended March 31,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2014	2013	Change	%
New homes delivered	138	104	34	32.7%
Home sales revenue ($ in thousands)	$49,636	$27,129	$22,506	83.0%
Average sales price of home delivered	$359,684	$260,860	$98,824	37.9%

New home deliveries excluding existing completed homes purchased for the three months ended March 31, 2014 for JBGL’s builder operations segment was 138, compared to new home deliveries of 104 for the three months ended March 31, 2013, resulting in an increase of 34 homes, or 32.7%. The increase in new home deliveries was primarily attributable to an increase in net new home orders, which resulted from favorable housing market conditions.

Home sales revenue increased $22.5 million, or 83.0%, to $49.6 million for the three months ended March 31, 2014, from $27.1 million for the three months ended March 31, 2013. The increase in revenue was primarily attributable to (a) a 32.7% increase in homes delivered to 138 for the three months ended March 31, 2014, from 104 for the three months ended March, 31, 2013, and (b) an increase in average sales price of $98,824 per home to $359,684 for the three months ended March 31, 2014, from $260,860 for the three months ended March 31, 2013. The increase in the average sales price was the result of changes to the mix of typical homes delivered during those periods and local market appreciation of homes.

The average sales price of homes may fluctuate depending on the mix of typical homes delivered and sold during a period. The change in the average sales price of homes is a part of JBGL’s natural business cycle.

Homebuilding

The table below represents cost of home sales and gross margin related to JBGL’s builder operations segment.

	Three Months Ended March 31,
Homebuilding ($ in thousands)	2014	%	2013	%
Home sales	$49,636	100.0%	$27,129	100.0%
Cost of home sales	$37,392	75.3%	$21,043	77.6%
Homebuilding gross margin	$12,244	24.7%	$6,086	22.4%

Cost of home sales for the three months ended March 31, 2014 for JBGL’s builder operations segment was $37.4 million, compared to cost of home sales of $21.0 million for the three months ended March 31, 2013, resulting in an increase of $16.3 million, or 77.7%, primarily due to the 32.7% increase in the number of homes delivered.

Homebuilding gross margin percentage for the three months ended March 31, 2014 for builder operations was 26.8%, compared to an adjusted homebuilding gross margin percentage of 22.4% for the three months ended March 31, 2013. The increase in homebuilding gross margin was primarily due to the improving housing market and an increase in the average sales price of homes sold.

Selling, General and Administrative Expense

The table below represents selling, general and administrative expenses, including salaries and management fees, related to JBGL’s land development and builder operations segments.

	Three Months Ended March 31,		As Percentage of Home Sales Revenue
Selling, General and Administrative Expense Including Salaries and Management Fees ($ in thousands)	2014	2013	2014	2013
Land development	$541	$208	4.4%	3.7%
Builder operations	$5,274	$3,228	10.6%	11.9%

Land Development

Selling, general and administrative expense for the three months ended March 31, 2014 for JBGL’s land development segment was $0.5 million, compared to selling, general and administrative expense of $0.2 million for the three months ended March 31, 2013, resulting in an increase of 159.7%, which was primarily attributable to an increase in property taxes and general and administrative expenses to support land development operations.

Builder Operations

Selling, general and administrative expense for the three months ended March 31, 2014 for JBGL’s builder operations segment was $5.3 million, compared to selling, general and administrative expense of

$3.2 million for the three months ended March 31, 2013, resulting in an increase of 63.4%, which was primarily attributable to additional headcount of employees to support operations.

Other Income (Expense), Net

Other income (expense), net, for land development and builder operations decreased $1.1 million, or 90.0%, to $0.1 million for the three months ended March 31, 2014, from $1.2 million for the three months ended March 31, 2013. The decrease in other income (expense), net was primarily attributable to a decrease in interest and fee income.

Net Income

Land Development & Builder Operations (Consolidated)

Net income for the three months ended March 31, 2014 was $9.8 million, compared to net income of $6.7 million for the three months ended March 31, 2013, resulting in an increase of 45.8%.

Land Development

Net income for the three months ended March 31, 2014 for JBGL’s land development segment was $3.1 million, compared to net income of $3.2 million for the three months ended March 31, 2013, resulting in a decrease of 2.3%.

Builder Operations

Net income for the three months ended March 31, 2014 for JBGL’s builder operations segment was $4.2 million, compared to net income of $2.8 million for the three months ended March 31, 2013, resulting in an increase of 49.2%, which was primarily attributable to an increase of 34 homes delivered for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013.

Lots Owned and Controlled

The table below represents lots owned and controlled (including land option agreements) as of the dates presented related to JBGL’s land development segment.

	March 31,
Lots Owned and Controlled	2014	2013
Texas	2,764	2,088
Georgia	1,878	1,832
Total	4,642	3,920

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

Net New Home Orders and Backlog

The table below represents new home orders and backlog related to JBGL’s builder operations segment.

	Year Ended December 31,		Increase (Decrease)
New Home Orders & Backlog	2013	2012	Change	%
Net new home orders	644	357	287	80.4%
Number of cancellations	95	30	65	216.7%
Cancellation rate	14.8%	8.4%	6.3%	75.4%
Average selling communities	29	21	8	38.1%
Selling communities at end of period	25	21	4	19.1%
Backlog ($ in thousands)	$58,634	$25,500	$33,134	129.9%
Backlog (units)	182	91	91	100.0%
Average sales price of backlog	$322,165	$280,220	$41,945	14.9%

Net new home orders for the year ended December 31, 2013 increased by 287 homes to 644, or 80.4%, compared to 357 for the year ended December 31, 2012. JBGL’s overall absorption rate for the year ended December 31, 2013 was an average of 22.2 per selling community (1.9 monthly), compared to an average of 17.0 per selling community (1.4 monthly) for the year ended December 31, 2012. JBGL’s monthly absorption rate increased despite an increase in the cancellation rate.

JBGL’s cancellation rate was approximately 14.8% for the year ended December 31, 2013, compared to 8.4% for the year ended December 31, 2012. The increase in JBGL’s cancellation rate was not due to any one significant factor but was the result of general market activity during the period.

Backlog units increased by 91 homes, or 100.0%, to 182 as of December 31, 2013, compared to 91 as of December 31, 2012. The dollar value of backlog units increased $33.1 million, or 129.9%, to $58.6 million as of December 31, 2013 from $25.5 million as of December 31, 2012. The increase in value of backlog units reflects an increase in the number of homes in backlog and an increase in the average sales price of homes in backlog. JBGL’s average sales price of homes in backlog increased $41,945, or 14.9%, to $322,165 for the year ended December 31, 2013, compared to $280,220 for the year ended December 31, 2012. The increase in the average sales price of homes in backlog is the result of changes to the mix of typical homes contracted for sale during the period. The average sales price of homes may fluctuate depending on the mix of typical homes delivered and sold during a period. The change in the average sales price of homes is part of JBGL’s natural business cycle.

New Homes Delivered and Home Sales Revenue

The table below represents home sales revenue and new homes delivered related to JBGL’s builder operations segment.

	Year Ended December 31,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2013	2012	Change	%
New homes delivered	556	182	374	205.5%
Home sales revenue ($ in thousands)	$168,591	$50,105	$118,487	236.5%
Average sales price of home delivered	$303,222	$275,302	$27,919	10.1%

New home deliveries (excluding existing completed homes purchased) for the year ended December 31, 2013 for JBGL’s builder operations segment was 556, compared to new home deliveries of 182 for the year ended December 31, 2012, resulting in an increase of 374 homes, or 205.5%. The increase in new home deliveries was primarily attributable to the increase in net new home orders, which resulted from favorable housing market conditions and the addition of the operations of a second builder for the entire 2013 period.

Home sales revenue increased $118.5 million, or 236.5%, to $168.6 million for the year ended December 31, 2013, from $50.1 million for the year ended December 31, 2012. The increase in revenue was primarily attributable to (a) a 205.5% increase in homes delivered to 556 for the year ended December 31, 2013, from 182 for the year ended December, 31, 2012, and (b) an increase in average sales price of $27,919 per home to $303,222 for the year ended December 31, 2013, from $275,302 for the year ended December 31, 2012. The increase in the average sales price of homes delivered was attributable to changes in product mix, increase in the number of homes delivered at higher price points, and local market appreciation in homes.

Homebuilding

The table below represents cost of home sales and gross margin related to JBGL’s builder operations segment.

	Year Ended December 31,
Homebuilding ($ in thousands)	2013	%	2012	%
Home sales	$168,591	100.0%	$50,105	100.0%
Cost of home sales	$122,616	72.7%	$39,642	79.1%
Homebuilding gross margin	$45,975	27.3%	$10,463	20.9%

Cost of home sales for the year ended December 31, 2013 for builder operations was $122.6 million, compared to cost of home sales of $39.6 million for the year ended December 31, 2012, resulting in an increase of $83.0 million, or 209.3%, primarily due to the 205.5% increase in the number of homes delivered.

Homebuilding gross margin percentage for the year ended December 31, 2013 for builder operations was 27.3%, compared to gross margins of 20.9% for the year ended December 31, 2012 which resulted from favorable housing market conditions and an increase in the average sales price of homes sold.

Selling, General and Administrative Expense

The table below represents selling, general and administrative expenses, including salaries and management fees, related to JBGL’s land development and builder operations segments.

	Year Ended December 31,		As Percentage of Home Sales Revenue
Selling, General and Administrative Expense Including Salaries and Management Fees ($ in thousands)	2013	2012	2013	2012
Land development	$2,089	$761	6.2%	3.3%
Builder operations	$15,802	$6,875	9.4%	13.7%

Land Development

Selling, general and administrative expense for the year ended December 31, 2013 for land development was $2.1 million, compared to selling, general and administrative expense of $0.8 million for the year ended December 31, 2012, resulting in an increase of 174.6%. The increase was primarily the result of additional salaries and employee benefits to support land development operations.

Builder Operations

Selling, general and administrative expense for the year ended December 31, 2013 for builder operations was $15.8 million, compared to selling, general and administrative expense of $6.9 million for the year ended December 31, 2012, resulting in an increase of 129.9%. The increase was primarily the result of the addition of a full year of results of a builder added in 2012.

Other Income (Expense), Net

Other income (expense), net, for land development and builder operations decreased $6.2 million, or 58.7%, to $4.3 million for the year ended December 31, 2013, from $10.5 million for the year ended December 31, 2012. The decrease in other income (expense), net was due to less interest and fee income as JBGL had fewer notes receivable outstanding.

Net Income

Land Development and Builder Operations (Consolidated)

Net income for the year ended December 31, 2013 for land development and builder operations was $32.0 million, compared to net income of $17.2 million for the year ended December 31, 2012, resulting in an increase of 86.2%, which was primarily attributable to an increase in the overall number of lots and homes delivered for the year ended December 31, 2013 compared to the year ended December 31, 2012.

Land Development

Net income for the year ended December 31, 2013 for JBGL’s land development segment was $11.2 million, compared to net income of $7.2 million for the year ended December 31, 2012, resulting in an increase of 56.2%, which was primarily attributable to an increase of 172 lots delivered for the year ended December 31, 2013 compared to the year ended December 31, 2012.

Builder Operations

Net income for the year ended December 31, 2013 for JBGL’s builder operations segment was $20.8 million, compared to net income of $10.0 million for the year ended December 31, 2012, resulting in an increase of 107.7%, which was primarily attributable to an increase of 374 homes delivered for the year ended December 31, 2013 compared to the year ended December 31, 2012.

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Net New Home Orders and Backlog

The table below represents new home orders and backlog related to JBGL’s builder operations segment.

	Year Ended December 31,		Increase (Decrease)
New Home Orders & Backlog	2012	2011	Change	%
Net new home orders	357	20	337	1,685.0%
Number of cancellations	30	0	30	N/A
Cancellation rate	8.4%	0.0%	8.4%	N/A
Average selling communities	21	6	15	250.0%
Selling communities at end of period	21	6	15	250.0%
Backlog ($ in thousands)	$25,500	$610	$24,890	4,079.0%
Backlog (units)	91	2	89	4,450.0%
Average sales price of backlog	$280,220	$305,098	$(24,878)	(8.2)%

Net new home orders for the year ended December 31, 2012 increased by 337 homes to 357, or 1,685.0%, compared to 20 for the year ended December 31, 2011. JBGL’s overall absorption rate for the three months ended December 31, 2012 was an average 17.0 per selling community (1.4 monthly), compared to an average 3.3 per selling community (0.3 monthly) for the year ended December 31, 2011. This increase was primarily the result of the addition of one builder in 2012 and a full year of results for another builder that was added in July 2011.

JBGL’s cancellation rate was approximately 8.4% for the year ended December 31, 2012, compared to 0.0% for the year ended December 31, 2011. In 2011, there were no cancellations as JBGL’s building operations segment was in the early stages of its business. Cancellations are a normal function of the sales cycle.

Backlog units increased by 89 homes, or 4,450.0%, to 91 as of December 31, 2012, compared to 2 as of December 31, 2011. The value of the backlog increased $24.9 million, or 4,079.0%, to $25.5 million as of December 31, 2012, from $0.6 million as of December 31, 2011. The increase in value of the backlog reflects an increase in the number of homes in backlog. JBGL’s average sales price of homes in backlog decreased $24,878, or 8.2%, to $280,220 for the year ended December 31, 2012, compared to $305,098 for the year ended December 31, 2011. The decrease in the average sales price of homes in backlog is the result of changes to the mix of typical homes delivered and sold during the period. The average sales price of homes may fluctuate depending on the mix of typical homes delivered and sold during a period. The change in the average sales price of homes is part of JBGL’s natural business cycle.

New Homes Delivered and Home Sales Revenue

The table below represents home sales revenue and new homes delivered related to JBGL’s builder operations segment.

	Year Ended December 31,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2012	2011	Change	%
New homes delivered	182	35	147	420.0%
Home sales revenue ($ in thousands)	$50,105	$9,086	$41,019	451.5%
Average sales price of home delivered	$275,302	$259,594	$15,709	6.1%

New home deliveries (excluding existing completed homes purchased) for the year ended December 31, 2012 for JBGL’s builder operations segment was 182, compared to new home deliveries of 35 for the year ended December 31, 2011, resulting in an increase of 147 homes, or 420.0%. The increase in new home deliveries was primarily attributable to the increase in net new home orders.

Home sales revenue increased $41.0 million, or 451.5%, to $50.1 million for the year ended December 31, 2012, from $9.1 million for the year ended December 31, 2011. The increase in revenue was primarily attributable to the increase in net new home orders, and a full year of results from a builder that was added in July 2011.

Homebuilding

The table below represents cost of home sales and gross margin related to JBGL’s builder operations segment.

	Year Ended December 31,
Homebuilding ($ in thousands)	2012	%	2011	%
Home sales	$50,105	100.0%	$9,086	100.0%
Cost of home sales	$39,642	79.1%	$7,922	87.2%
Homebuilding gross margin	$10,463	20.9%	$1,164	12.8%

Cost of home sales for the year ended December 31, 2012 for JBGL’s builder operations segment was $39.6 million, compared to cost of home sales of $7.9 million for the year ended December 31, 2011, resulting in an increase of $31.7 million, or 400.4%, primarily due to the 420.0% increase in the number of homes delivered, which was primarily the result of the addition of one builder in 2012 and a full year of results for another builder that was added in July 2011.

Homebuilding gross margin percentage for the year ended December 31, 2012 for JBGL’s builder operations segment was 20.9%, compared to homebuilding gross margin percentage of 12.8% for the year ended December 31, 2011.

Selling, General and Administrative Expense

The table below represents selling, general and administrative expenses, including salaries and management fees, related to land JBGL’s development and builder operations segments.

	Year Ended December 31,		As Percentage of Home Sales Revenue
Selling, General and Administrative Expense Including Salaries and Management Fees ($ in thousands)	2012	2011	2012	2011
Land development	$761	$319	3.3%	5.2%
Builder operations	$6,875	$2,753	13.7%	30.3%

Land Development

Selling, general and administrative expense for the year ended December 31, 2012 for JBGL’s land development segment was $0.8 million, compared to selling, general and administrative expense of $0.3 million for the year ended December 31, 2011, resulting in an increase of 138.5%, which was primarily the result of increased selling expenses and property taxes to support land development operations.

Builder Operations

Selling, general and administrative expense for the year ended December 31, 2012 for JBGL’s builder operations segment was $6.9 million, compared to selling, general and administrative expense of $2.8 million for the year ended December 31, 2011, resulting in an increase of 149.7%. The increase was primarily the result of the addition of one builder in 2012 and a full year of results for another builder that was added in July 2011.

Other Income (Expense), Net

Other income (expense), net, for land development and builder operations increased $6.3 million, or 152.3%, to $10.5 million for the year ended December 31, 2012, from $4.2 million for the year ended December 31, 2011. The increase in other income (expense), net was due to additional interest and fee income as JBGL had more direct financing leases.

Net Income

Land Development and Builder Operations (Consolidated)

Net income for the year ended December 31, 2012 was $17.2 million, compared to net income of $4.4 million for the year ended December 31, 2011, resulting in an increase of 294.1%, which was primarily attributable to an increase in the overall number of lots and homes delivered for the year ended December 31, 2012, compared to the year ended December 31, 2011. JBGL was engaged in the process of acquiring builders during 2011 and 2012.

Land Development

Net income for the year ended December 31, 2012 for JBGL’s land development segment was $7.2 million, compared to net income of $3.4 million for the year ended December 31, 2011, resulting in an increase of 114.4%, which was primarily attributable to an increase in the number of lots delivered for the year ended December 31, 2012, compared to the year ended December 31, 2011.

Builder Operations

Net income for the year ended December 31, 2012 for JBGL’s builder operations segment was $10.0 million, compared to net income of $1.0 million for the year ended December 31, 2011, resulting in an increase of 890.0%, which was primarily attributable to an increase of 147 homes delivered for the year ended December 31, 2012 compared to the year ended December 31, 2011.

Lots Owned and Controlled

The table below represents lots owned and controlled (including land option agreements) as of the dates presented related to JBGL’s land development segment.

Lots Owned and Controlled	Total Lots Owned and Controlled
As of December 31, 2013	4,595
As of December 31, 2012	3,697
As of December 31, 2011	930

Liquidity and Capital Resources Overview

As of March 31, 2014, JBGL had $12.8 million of cash and cash equivalents. JBGL believes it has a prudent cash management strategy, including with respect to cash outlays for land and inventory acquisition and development.

JBGL intends to generate cash from the sale of inventory, and intends to redeploy the net cash generated from the sale of inventory to acquire and develop lots that represent opportunities to generate desired margins.

JBGL’s principal uses of capital for the three months ended March 31, 2014 were operating expenses, land purchases, land development, home construction and the payment of routine liabilities. JBGL used funds generated by operations and available borrowings to meet its short-term working capital requirements. JBGL remains focused on generating positive margins in its builder operations segment and acquiring desirable land positions in order to maintain a strong balance sheet and remain poised for growth.

Cash flows for each of JBGL’s communities depend on their stage in the development cycle, and can differ substantially from reported earnings. Early stages of development or expansion require significant cash outlays for land acquisitions, entitlements and other approvals, and construction of model homes, roads, utilities, general landscaping and other amenities. Because these costs are a component of JBGL’s inventory and are not recognized in JBGL’s statement of income until a home closes, JBGL incurs significant cash outlays prior to JBGL’s recognition of earnings. In the later stages of community development, cash inflows may significantly exceed earnings reported for financial statement purposes, as the cash outflow associated with home and land construction was previously incurred. JBGL is currently actively acquiring and developing lots in its primary markets in order to maintain and grow its lot supply.

JBGL intends to use both debt and equity as part of its ongoing financing strategy coupled with redeployment of cash flow from continuing operations, to provide it with the financial flexibility to access capital on the best terms available. In that regard, JBGL intends to maintain prudent leverage levels to finance the acquisition and development of lots and the construction of homes. JBGL’s existing indebtedness is recourse to it, and JBGL anticipates that future indebtedness will also be recourse.

JBGL intends to finance future acquisitions and developments with the most advantageous source of capital available at the time of the transaction, which may include a combination of common equity, secured and unsecured corporate level debt, property level debt, mortgage financing and other debt.

Revolving Credit Facility

On April 13, 2012, a subsidiary of JBGL opened a line of credit (“LOC”) issued by Inwood National Bank (“Inwood”) in the amount of $4,750,000 maturing on April 13, 2014, bearing interest at four percent per annum, and collateralized by certain leased assets. The LOC was renewed during 2014 until April 13, 2015.

On September 15, 2012, a subsidiary of JBGL opened a LOC issued by Inwood in the amount of $3,000,000 maturing on September 15, 2014, bearing interest at four percent per annum, and collateralized by certain leased assets.

On October 13, 2013, JBGL extended an existing credit facility with Inwood and increased the size of such facility from $8,000,000 to $25,000,000. Interest on amounts drawn under the credit facility accrues and is payable monthly at a rate of four percent per annum. Amounts drawn under this credit facility as of

March 31, 2014 totaled $16,500,000 and were secured by land owned by JBGL in John’s Creek, Georgia. The maturity date of the credit facility is October 13, 2014.

Notes Payable

On December 13, 2013, a subsidiary of JBGL signed a promissory note with Briar Ridge Investments, LTD for $9,000,000 maturing at December 31, 2017, bearing interest at six percent per annum and collateralized by land purchased by JBGL in Allen, Texas.

On December 17, 2013, a subsidiary of JBGL initiated a LOC with PlainsCapital Bank for $7,500,000 maturing on December 17, 2015, bearing interest at five percent per annum and collateralized by a lien on lots and land owned by JBGL located in the Carrollton, Texas area.

Subsidiaries of JBGL have purchased lots under various agreements from unrelated third parties. The sellers of these lots have subordinated a percentage of the lot purchase price to various construction loans of the JBGL subsidiary. Notes were signed in relation to the subordination bearing interest at between eight and fourteen percent per annum, collateralized by liens on the homes built by JBGL on each lot. The sellers will release their lien upon repayment of principal plus accrued interest at the closing of each individual home to a third party buyer.

Covenant Compliance

Under the credit facilities with Inwood described above, JBGL is required to maintain minimum multiples of net worth in excess of the outstanding loan balances on JBGL’s revolving lines of credit. At March 31, 2014, JBGL was in compliance with these covenants.

Cash Flows

Cash Flows — Three Months Ended March 31, 2014 to Three Months Ended March 31, 2013

For the three months ended March 31, 2014 as compared to the three months ended March 31, 2013, the comparison of cash flows is as follows:

•	Net cash provided by operating activities for the three months ended March 31, 2014 was $2.8 million, compared to net cash used of $3.8 million during the three months ended March 31, 2013. The change was a result of an increase in quarterly net income of $3.1 million and less inventory growth in the 2014 period.
•	Net cash provided by investing activities for the three months ended March 31, 2014 was $0.5 million, compared to net cash provided of $8.9 million during the three months ended March 31, 2013. The change was primarily the result of net note receivable repayments in the three months ended March 31, 2013.
•	Net cash used in financing activities for the three months ended March 31, 2014 was $7.2 million, compared to net cash provided of $10.6 million during the three months ended March 31, 2013. The change was a result of repayments of debt and net distributions to members in the 2014 period compared to net JBCL contributions in the prior year period.

Cash Flows — Year Ended December 31, 2013 to Year Ended December 31, 2012

For the year ended December 31, 2013 as compared to the year ended December 31, 2012, the comparison of cash flows is as follows:

•	Net cash used in operating activities for the year ended December 31, 2013 was $49.3 million, compared to net cash used of $63.7 million during the year ended December 31, 2012. The change was primarily the result an increase in net income.
•	Net cash provided by investing activities for the year ended December 31, 2013 was $10.2 million, compared to net cash provided of $2.5 million during the year ended December 31, 2012. The change was a result of the investment in direct financing leases in the prior year along with continued net repayments of notes receivable, albeit, at a slower pace than during 2012.

•	Net cash provided by financing activities for the year ended December 31, 2013 was $48.6 million, compared to net cash provided of $60.2 million during the year ended December 31, 2012. The change was a result of a decrease of net borrowings of $5.5 million and a decrease in net JBGL member contributions of $6.1 million.

Cash Flows — Year Ended December 31, 2012 to Year Ended December 31, 2011

For the year ended December 31, 2012 as compared to the year ended December 31, 2011, the comparison of cash flows is as follows:

•	Net cash used in operating activities for the year ended December 31, 2012 was $63.7 million, compared to net cash used of $17.5 million during the year ended December 31, 2011. The change was primarily the result of an increase in work in process inventory during 2012.
•	Net cash provided by investing activities for the year ended December 31, 2012 was $2.5 million, compared to net cash used of $17.2 million during the year ended December 31, 2011. The change was primarily the result of an increase in net repayments of notes receivable in 2012 offset by investments in direct leasing portfolios in 2012.
•	Net cash provided by financing activities for the year ended December 31, 2012 was $60.2 million, compared to net cash provided of $35.8 million during the year ended December 31, 2011. The change was a result of an increase in net borrowings of $15.4 million and net JBGL member contributions of $9.0 million in 2012.

Quantitative and Qualitative Disclosures about Market Risk

JBGL’s operations are interest rate sensitive. Because overall housing demand is adversely affected by increases in interest rates, a significant increase in mortgage interest rates may negatively affect the ability of homebuyers to secure adequate financing. Higher interest rates could adversely affect JBGL’s revenues, gross margins and net income.

In addition, JBGL’s lines of credit have variable interest rates. An increase interest in rates could cause the cost of those lines to increase. As of March 31, 2014, JBGL had $20.7 million outstanding on these lines of credit. However, the lines of credit are subject to a minimum interest rate which JBGL is being charged currently.

JBGL does not enter into, or intend to enter into, swaps, forward or option contracts on interest rates or commodities or other types of derivative financial instruments for trading, hedging or speculative purposes.

Many of the statements contained in this section are forward looking and should be read in conjunction with the disclosures in the section of this proxy statement entitled “Forward Looking Statements” beginning on page [  ].

Off-Balance Sheet Arrangements and Contractual Obligations

In the ordinary course of business, JBGL enters into land purchase contracts with third party developers in order to procure lots for the construction of JBGL’s homes. JBGL is subject to customary obligations associated with entering into contracts for the purchase of land and improved lots. These purchase contracts typically require a cash deposit, and the purchase of properties under these contracts is generally contingent upon satisfaction of certain requirements, including obtaining applicable property and development entitlements. JBGL also utilizes option contracts with land sellers as a method of acquiring land in staged takedowns, which are the schedules that dictate when lots must be purchased to help manage the financial and market risk associated with land holdings, and to reduce the use of funds from JBGL’s corporate financing sources. Option contracts generally require JBGL to pay a non-refundable deposit for the right to acquire lots over a specified period of time at pre-determined prices. JBGL generally has the right at JBGL’s discretion to terminate JBGL’s obligations under both purchase contracts and option contracts by forfeiting JBGL’s cash deposit with no further financial responsibility to the land seller.

JBGL’s utilization of land option contracts is dependent on, among other things, the availability of land sellers willing to enter into these arrangements, the availability of capital to finance the development of optioned lots, general housing market conditions, and local market dynamics. Options may be more difficult to procure from land sellers in strong housing markets and are more prevalent in certain geographic regions.

Contractual Obligations Table

The following table summarizes JBGL’s future estimated cash payments under contractual obligations, including interest payments on debt, as of December 31, 2013, including estimated cash payments due by period. JBGL did not have any specific lot and/or land purchase obligations as of December 31, 2013.

	Payments Due by Period (in thousands)
Contractual Obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Debt payments (LOC and notes payable) of principal and interest	$47,532	$27,765	$10,188	$9,579	$—
Operating leases	2,510	338	887	581	704
Total	$50,042	$28,103	$11,075	$10,160	$704

Inflation

Homebuilding operations can be adversely impacted by inflation, primarily from higher land prices, and increased costs of financing, labor, materials and construction. In addition, inflation can lead to higher mortgage rates, which can significantly affect the affordability of mortgage financing to homebuyers. While JBGL attempts to pass on cost increases to customers through increased prices, when weak housing market conditions exist, JBGL may be unable to offset cost increases with higher selling prices.

Seasonality

Historically, the homebuilding industry experiences seasonal fluctuations in quarterly operating results and capital requirements. JBGL typically experiences the highest new home order activity in spring and summer, although this activity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors. Since it typically takes four to six months to construct a new home, JBGL delivers more homes in the second half of the year as spring and summer home orders lead to home deliveries. Because of this seasonality, home starts, construction costs and related cash outflows have historically been highest in the second and third quarters, and the majority of cash receipts from home deliveries occurs during the second half of the year. JBGL expects this seasonal pattern to continue over the long-term, although it may be affected by volatility in the homebuilding industry.

Significant Accounting Policies

JBGL’s financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires JBGL’s management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of costs and expenses during the reporting period. On an ongoing basis, JBGL’s management evaluates its estimates and judgments, including those which impact JBGL’s most critical accounting policies. JBGL’s management bases its estimates and judgments on historical experience and on various other factors that JBGL believes to be reasonable under the circumstances. Actual results may differ from JBGL’s estimates under different assumptions or conditions. JBGL’s management believes that the following accounting policies are among the most important to the portrayal of JBGL’s financial condition and results of operations and require among the most difficult, subjective or complex judgments.

Principles of Consolidation

The combined and consolidated financial statements include the operations of JBGL Builder Finance and JBGL Capital. All significant intercompany balances and transactions have been eliminated in consolidation and combination. Investments in which JBGL directly or indirectly has an interest of more than 50 percent and/or is able to exercise control over the operations have been fully consolidated and non-controlling interests are stated separately in the condensed combined and consolidated financial statements as required under the provisions of FASB ASC 810, Consolidations.

Revenue Recognition

Revenue from sales of residential units, land and lots are not recognized until a sale is deemed to be consummated. Consummation is defined as a) when the parties are bound by the terms of a contract, b) all net consideration has been exchanged, c) any permanent financing for which the seller is responsible has been arranged and d) all conditions precedent to closing have been performed. Generally, consummation does not happen until a sale has closed. When the earnings process is complete and a sale has closed, income is recognized under the full accrual method which allows full recognition of the gain on the sale at the time of closing.

Inventories and Cost of Sales

Inventory consists primarily of land in the process of development, developed lots, model homes, completed homes, and raw land scheduled for development, primarily in Texas and Georgia. Inventory is valued at cost unless the carrying value is determined to not be recoverable in which case the affected inventory is written down to fair value. Cost includes any related pre-acquisition costs that are directly identifiable with a specific property so long as those pre-acquisition costs are recoverable at the sale of the property.

Residential lots held for sale and lots held for development include the initial cost of acquiring the land as well as certain costs capitalized related to developing the land into individual residential lots including interest, real estate taxes and direct and indirect overhead costs.

Land, development and other project costs, including property taxes incurred during development and home construction, are capitalized. Land development and other common costs that benefit an entire community are allocated based on the relative sales price of the lots. The costs of lots are transferred to homes in progress when home construction begins. Home construction costs and related carrying charges (principally interest and property taxes) are allocated to the cost of individual homes using the specific identification method.

Inventory costs for completed homes are expensed as cost of sales as homes are sold. Changes to estimated total development costs subsequent to initial home closings in a community are generally allocated to the unsold homes in the community on a pro-rata basis. The life cycle of a community generally ranges from two to five years, commencing with the acquisition of land, continuing through the land development phase, and concluding with the construction, sale, and delivery of homes. JBGL’s inventory currently includes two larger communities with life cycles that may be six years or more.

Impairment of Real Estate Inventories

JBGL evaluates residential lots and homes held for sale for impairment when indicators of potential impairment are present. Indicators of impairment include, but are not limited to, decreases in local housing market values and or actual or undiscounted projected losses. For the three months ended March 31, 2014, JBGL has not identified any events or changes in circumstances that may indicate that the carrying amount of inventory may be impaired.

Income Taxes

Under existing provisions of the Internal Revenue Code, the income or loss of a limited liability company or a limited partnership is recognized by the individual members for federal income tax purposes. Accordingly, no provision for federal income tax has been provided for in the accompanying combined and consolidated financial statements.

With the exception of Texas, the states in which JBGL operates follow the federal “pass-through” taxation treatment. However, due to its presence in Texas, JBGL is subject to Texas margin tax.

JBGL has adopted the provisions of FASB ASC 740, Accounting for Uncertainty in Income Taxes. The guidance requires the assessment of tax positions taken or expected to be taken in the tax returns and to determine whether the tax positions are “more-likely-than-not” of being sustained upon examination by the applicable taxing authority. Tax positions deemed to meet the more-likely-than-not criteria would be recorded as a tax benefit or expense in the current year. JBGL is required to assess open tax years, as defined by the statute of limitations, for all major jurisdictions, including federal and certain states. Open tax years are those that are open for examination by taxing authorities. JBGL does not have any such examinations in progress. All tax positions taken related to JBGL, for which the statute of limitations remained open have been reviewed, and JBGL is of the opinion that material positions taken by it would more likely than not be sustained upon examination. Accordingly, JBGL has not recorded an income tax liability for uncertain tax positions. JBGL files state franchise tax returns, which remain open for examination for the previous five year period.

Related Party Transactions

See Note 3 to JBGL’s historical financial statements included elsewhere in this proxy statement for a description of JBGL’s transactions with related parties.

THE TRANSACTIONS

Overview

The Company is seeking the adoption by its stockholders of the Transaction Agreement and approval of the Transactions and related matters. Under the terms of the Transaction Agreement, subject to the satisfaction or waiver (to the extent permitted by applicable law) of specified conditions, the Company would acquire, directly or indirectly, all of the equity interests in JBGL. Based on recommendations of the Special Committee, the Board has unanimously (other than Mr. Einhorn, who abstained) approved the Transaction Agreement and the Transactions and recommends that the Company’s stockholders vote for the adoption of the Transaction Agreement and the approval of the Transactions.

Background of the Transactions

The Company’s management and the Board regularly review the Company’s performance and prospects in light of the current business and economic environment. These reviews have included consideration, from time to time, of potential alternatives, including strategic acquisitions, a sale of the Company or a business combination transaction. In light of the Company’s current financial and operational status and the fact that the Company’s only material assets as of March 31, 2014 are $10.1 million in cash and cash equivalents and NOLs in the amount of $179.0 million, the Company management and the Board have reviewed potential opportunities with a focus on utilizing the Company’s available assets.

On March 28, 2014, the Company received a preliminary nonbinding proposal from the Brickman Parties and Greenlight, a principal stockholder of the Company and an investment management company co-founded by David Einhorn, one of the Company’s directors who serves as President of Greenlight. Greenlight and the Brickman Parties proposed a possible transaction pursuant to which the Company would acquire, directly or indirectly, all of the equity interests in JBGL for $275 million, payable in cash and shares of the Common Stock. The JBGL Proposal was conditioned upon the approval of the Special Committee and stockholder approval by a majority of the shares of Common Stock not owned by Greenlight. The Company filed the full text of the JBGL Proposal in a Current Report on Form 8-K with the SEC on March 28, 2014.

In response to the JBGL Proposal, the Board met on March 28, 2014 to discuss the JBGL Proposal and the establishment of a special committee consisting of independent directors to evaluate the JBGL Proposal and any other alternatives for the Company.

Subsequently on April 2, 2014, the Board adopted resolutions establishing the Special Committee, appointing disinterested and independent members of the Board to serve on the Special Committee (comprised of Mark W. Wong, Elizabeth K. Blake, John D. March and Ernest J. Sampias) and delegating to the Special Committee the exclusive power and authority to, among other things, evaluate and negotiate the JBGL Proposal and any other alternative transaction, to, in its sole discretion, reject the JBGL Proposal and any other alternative transaction, to determine whether the JBGL Proposal or any other alternative transaction was fair to, and in the best interests of, the Company and all of its stockholders (other than Greenlight) and to recommend to the Board what action, if any, should be taken by the Board with respect to the JBGL Proposal or any other alternative transaction. In connection with the establishment of the Special Committee, the Board also adopted resolutions providing that the Board would not recommend the JBGL Proposal or any other alternative transaction to the Company’s stockholders without a prior favorable recommendation of the Special Committee and granting the Special Committee the authority to retain independent legal counsel and independent financial advisors to assist it in fulfilling its mandate.

On April 4, 2014, the members of the Special Committee met to discuss the retention of independent legal counsel and independent financial advisors. Also present at the meeting by invitation of the Special Committee were representatives of Richards, Layton & Finger, P.A. (“RLF”) and representatives of Cravath, Swaine & Moore LLP, counsel to the Company (“Cravath”). Following a discussion of the selection of independent legal counsel, the Special Committee unanimously determined to select RLF to serve as its legal counsel. Following the selection of RLF as its legal counsel, the Special Committee reviewed with representatives of RLF and Cravath its broad mandate to evaluate potential strategic transactions available to the Company, which mandate included the power and authority to explore all strategic alternatives available to the Company, and to reject any and all proposals and alternatives thereto, including the JBGL Proposal.

On April 9, 2014, the members of the Special Committee met to interview potential financial advisors. Also present at the meeting by invitation of the Special Committee was a representative of RLF and, for portions of the meeting, representatives of the potential financial advisors. After interviewing potential financial advisors and considering, among other things, such advisors’ qualifications, expertise and recent experience in comparable transactions, the Special Committee determined that it would request that Duff & Phelps provide the Special Committee with an engagement letter.

After consulting with representatives of RLF, Mr. Wong resigned from the Special Committee on April 10, 2014 due to the fact that Mr. Wong could not completely foreclose the possibility that he could have an interest in exploring the alternatives that had previously been explored or discussed by the Company.

On April 18, 2014, the members of the Special Committee met to discuss the decision of Mark Wong to resign from the Special Committee and the retention of Duff & Phelps as the Special Committee’s independent financial advisor. Pursuant to the engagement letter, Duff & Phelps was retained, among other things, to provide an opinion to the Special Committee as to the fairness, from a financial point of view, to the Company’s public stockholders (other than Greenlight) of (i) the Purchase Price to be paid by the Company in the Acquisition and (ii) the material economic terms contemplated by the Debt Commitment Letter. Also present at the start of the meeting by invitation of the Special Committee were representatives of RLF. Following a discussion of Duff & Phelps’ engagement letter, the Special Committee adopted resolutions unanimously approving the Duff & Phelps engagement letter and the retention of Duff & Phelps as its independent financial advisor. Following the retention of Duff & Phelps, representatives of Duff & Phelps joined the meeting and the Special Committee discussed the process moving forward.

On April 22, 2014, representatives of Duff & Phelps conducted a due diligence call with members of management of the Company at which a representative of RLF and representatives of Cravath were present.

On April 23, 2014, representatives of Duff & Phelps conducted a due diligence call with representatives of JBGL and Greenlight at which a representative of RLF was present.

On April 25, 2014 and May 2, 2014, the members of the Special Committee met with representatives of RLF and Duff & Phelps to discuss the Special Committee’s fiduciary duties and Duff & Phelps’ progress in its due diligence and to consider and discuss the process moving forward.

On May 8, 2014, the Company was notified that The Nasdaq Stock Market believed the Company lacked an operating business and, unless the Company requested an appeal, the Common Stock would be delisted.

On May 8, 2014, as part of its due diligence process, Duff & Phelps met with members of management of the Company at its headquarters in Denver, Colorado.

On May 9, 2014, the members of the Special Committee met to discuss the Company’s NOLs, the notice that the Company had received from The Nasdaq Stock Market about the potential delisting of the Common Stock as well as, among other things, the status of Duff & Phelps’ due diligence and the next steps for moving forward in the process. Present for portions of the meeting by invitation of the Special Committee were Kelly Maguire, Executive Vice President and Chief Financial Officer of the Company, a representative of Ehrhardt, Keefe, Steiner & Hottman, P.C., tax advisor to the Company, and representatives of RLF, Cravath and Duff & Phelps.

On May 15, 2014, in response to the notice that the Company had received from The Nasdaq Stock Market about the potential delisting of the Common Stock, the Company timely requested a hearing before the Panel.

On May 16, 2014, at the direction of the Special Committee, representatives of Duff & Phelps conducted an internal outreach effort to all corporate finance managing directors and directors of Duff & Phelps via an email communication. The email communication described on a no-names basis certain characteristics of the Company, including its NOLs.

From May 19, 2014 through May 22, 2014, as part of its due diligence process, Duff & Phelps met with representatives of JBGL in Atlanta, Georgia and Dallas, Texas.

On May 23, 2014, the members of the Special Committee met to receive an update from Duff & Phelps on its due diligence process and to discuss the next steps for moving forward in the process. Also present at the meeting by invitation of the Special Committee were representatives of RLF. During the course of Duff & Phelps’ update, the Special Committee discussed and considered, among other things, the process and timeline for appealing the delisting of the Common Stock and, in connection therewith, the process and timeline for moving forward in respect of the JBGL Proposal and the Special Committee’s concurrent exploration of alternatives thereto.

On May 27, 2014, Cravath received an initial draft of the Transaction Agreement from Akin Gump Strauss Hauer & Feld LLP, the Sellers’ counsel (“Akin”), in respect of the JBGL Proposal.

On May 28, 2014, at the direction of the Special Committee and as part of its internal outreach effort, representatives of Duff & Phelps circulated information to four of their colleagues who had responded to the earlier email communication sent on May 16, 2014. The information identified the Company and set forth certain public information about the Company and about the JBGL Proposal.

On May 30, 2014, the members of the Special Committee met to discuss the proposed terms of the Transaction Agreement, to receive Duff & Phelps’ updated preliminary financial analyses in respect of the JBGL Proposal, which had been circulated in presentation form to the Special Committee prior to the meeting, to receive an update from Duff & Phelps on the status of JBGL management meetings and site visits and to discuss the next steps in the process. Also present at the meeting by invitation of the Special Committee were representatives of RLF and Cravath. Following a discussion of the principal proposed terms of the Transaction Agreement and Duff & Phelps’ presentation of its updated preliminary financial analyses, Duff & Phelps shared with the Special Committee information provided by Company management with respect to the decision of a potential solar energy target (which the Company had previously engaged in discussions regarding a possible transaction with prior to the receipt of the JBGL Proposal) not to restart discussions with the Company and that no potential alternative transactions had been identified through Duff & Phelps’ internal outreach effort. The Special Committee also discussed the next steps for moving forward in the process and determined to schedule an additional meeting of the Special Committee for June 4, 2014. Later that day, Cravath received an initial draft of the Debt Commitment Letter from Akin.

On May 31, 2014, Cravath received an initial draft of the Voting Agreement from Akin.

On June 4, 2014, the members of the Special Committee, except for John March who was unable to attend the meeting, met to have Duff & Phelps present their financial analyses, which had been circulated prior to the meeting, and to discuss and consider the material terms and provisions of the proposed Transaction Documents in respect of the JBGL Proposal. Also present at the meeting by invitation of the Special Committee were representatives of RLF and Cravath. At the meeting, Duff & Phelps presented their financial analyses and the Special Committee then discussed, among other things, the manner in which the analyses framed the proposed next steps in negotiating the terms of the Transaction Documents. In connection therewith, the Special Committee discussed and considered, among other things, the Transaction Documents and the impact that the Transactions would have on the ability of the Company to use its NOLs.

On June 5, 2014, a representative of RLF provided Mr. March with an update on the proceedings of the Special Committee’s meeting on June 4, 2014.

On June 6, 2014, the members of the Special Committee met for an update on Duff & Phelps’ discussions with representatives of Greenlight in respect of the proposed debt component of the JBGL Proposal and to discuss the remaining open issues in respect of the Transaction Documents. Also present at the meeting by invitation of the Special Committee were representatives of RLF and Cravath. Representatives of Duff & Phelps informed members of the Special Committee that Duff & Phelps, LLC would not be able to render an opinion with respect to the fairness, taken individually, of the material economic terms of the financing then contemplated by the Debt Commitment Letter. Following further discussion of the proposed debt component of the JBGL Proposal, the Special Committee decided that Ms. Blake, as Chairperson of the Special Committee, would reach out to David Einhorn directly about the terms and structure of the debt. After a discussion about the remaining open issues in respect of the Transaction Documents, the meeting was temporarily adjourned to permit Ms. Blake to reach out to Mr. Einhorn. The meeting was subsequently reconvened and Ms. Blake reported to the Special Committee that, although Mr. Einhorn had expressed his reluctance to negotiate the terms of the debt, he had indicated that he might be willing to lower the interest rate payable in the first year of the loan by one percent and that he would not agree to otherwise change the material terms of the debt. A discussion then ensued about the modified debt terms, both as a separate component of the JBGL Proposal and taking into account the JBGL Proposal as a whole. In connection therewith, the Special Committee discussed, in light of its fiduciary duty to evaluate and determine the fairness of any strategic alternative as a whole, the appropriateness of receiving an opinion from Duff & Phelps as to the fairness of the Purchase Price to be paid in the JBGL Proposal, taking into account the material economic terms contemplated by the draft Debt Commitment Letter.

Between June 3 and June 10, 2014, Cravath and Akin engaged in various negotiations regarding the terms of the Transaction Agreement and the other Transaction Documents. During this time, Cravath and the Company’s management also held various meetings to discuss the terms of the Transaction Agreement and the other Transaction Documents, as well as the issues raised during the negotiations of the Transaction Documents with Akin.

On June 10, 2014, the members of the Special Committee met to review Duff & Phelps’ financial analyses that had been circulated prior to the meeting and to review, and if appropriate, approve, the resolutions and the current drafts of each of the Transaction Documents that had been circulated prior to the meeting. Also present at the meeting by invitation of the Special Committee were representatives of RLF and Cravath. The representatives of Duff & Phelps noted as an initial matter that an addendum to their engagement letter had been finalized that provided for Duff & Phelps to opine as to the fairness to the Company’s public stockholders (other than Greenlight) of the Purchase Price, taking into account the material economic terms contemplated by the Debt Commitment Letter, rather than as to fairness of the Purchase Price and of the debt component in two discrete parts. The representatives of Duff & Phelps then reviewed with the Special Committee Duff & Phelps’ financial analyses of the Purchase Price, taking into account the material economic terms contemplated by the Debt Commitment Letter, and answered the Special Committee’s questions in respect thereof. The representatives of Duff & Phelps orally delivered Duff & Phelps’ opinion to the Special Committee to the effect that, as of June 10, 2014 and based upon and subject to the assumptions, qualifications and limiting conditions set forth in the opinion, the Purchase Price to be paid by the Company in the Acquisition, taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter, was fair from a financial point of view to the public stockholders of the Company other than Greenlight (without giving effect to any impact of the Acquisition on any particular stockholder other than in its capacity as a stockholder). The oral opinion was confirmed by delivery of a written opinion later that day, which opinion is attached to this proxy statement as Annex C. Then the representatives of Cravath reviewed with the Special Committee each of the Transaction Documents that the Special Committee was being asked to act with respect to. Thereafter, upon consideration of the remaining open issues and the finalized terms of the Transaction Documents, a representative of RLF reviewed with the Special Committee its fiduciary duties generally and in the context of considering the JBGL Proposal in particular. After further discussion, the Special Committee, having determined that it believed that the JBGL Proposal was fair to, and in the best interests of the Company and its stockholders (other than Greenlight), upon motion duly made, unanimously adopted the resolutions approving the Transaction Agreement, the other Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board and the Compensation Committee of the Board) and the Transactions contemplated thereby, declaring the same advisable and recommending that the Board approve and adopt the Transaction Agreement, the other Transactions Documents (other than the Brickman Employment Agreement, which was unanimously approved by the Compensation Committee and the Board (other than Mr. Einhorn) as discussed below) and the Transactions contemplated thereby, submit the Transaction Agreement and the Transactions to a vote at a meeting of the stockholders of the Company and recommend that the stockholders of the Company vote their shares in favor of adopting the Transaction Agreement and approving the Transactions.

Later that day, the members of the Board (other than Mr. Einhorn) met to review Duff & Phelps’ financial analyses that had been circulated prior to the meeting and the recommendation of the Special Committee and, if appropriate, to approve the resolutions and the current drafts of each of the Transaction Documents that had been circulated prior to the meeting. Also present at the meeting by invitation of the

Board were representatives of Cravath. The members of the Compensation Committee of the Board first discussed the employment term sheet for James R. Brickman, which is attached as Exhibit B to the Transaction Agreement. David Einhorn was present for this portion of the meeting only (and was not present to discuss any other matter or vote on any matter at the meeting) and answered questions regarding the employment term sheet for James R. Brickman. Mr. Einhorn then left the meeting. After further discussions, the Compensation Committee, having determined that it believed employing Mr. Brickman, effective as of the Closing, was advisable and in the best interest of the Company, upon motion duly made, recommended to the Board that it approve the employment term sheet and the employment of Mr. Brickman effective as of the Closing. Representatives of Cravath then reviewed with the Board each of the Transaction Documents that the Board was being asked to act with respect to, including considerations of the remaining open issues and the finalized terms of the Transaction Documents. A representative of Cravath also reviewed with the Board its fiduciary duties generally and in the context of considering the JBGL Proposal in particular. The Board then discussed the Duff & Phelps’ financial analyses as to the fairness to the Company and its stockholders (other than Greenlight) of the Purchase Price to be paid in the JBGL Proposal, taking into account the material economic terms contemplated by the Debt Commitment Letter, and the representatives of Duff & Phelps answered the Board’s questions. The members of the Special Committee then gave a report regarding their process, analyses and decisions in respect of the JBGL Proposal and the Transactions. After further discussion, the Board, based on the unanimous recommendation of the Special Committee, unanimously (other than Mr. Einhorn, who did not participate as described herein) determined that it is advisable and in the best interests of the Company and its stockholders (other than Greenlight) to enter into the Transaction Agreement and the other Transaction Documents and consummate the Transactions contemplated thereby. Upon motion duly made, the Board adopted the resolutions approving the proposed Transaction Agreement, the other Transaction Documents and the Transactions contemplated thereby, declaring the same advisable, directing that the adoption of the Transaction Agreement and approval of the Transactions be submitted to a vote at a meeting of the stockholders of the Company and recommending that the Company’s stockholders adopt the Transaction Agreement and approve the Transactions. In connection with the Transactions, the Board also exempted the Equity Issuance and Greenlight’s commitment to participate in the Rights Offering (and to purchase the related shares of Common Stock) and Greenlight’s commitment to purchase shares of Common Stock pursuant to the Voting Agreement under the 382 Rights Agreement.

The parties executed and delivered the Transaction Agreement, the Voting Agreement and the Debt Commitment Letter, each dated June 10, 2014. The Company then issued a press release announcing the Transactions and the execution of the Transaction Documents on June 11, 2014.

On June 12, 2014, the Company, together with representatives of Greenlight and JBGL, attended the requested hearing before the Panel and requested continued listing of the Common Stock on The Nasdaq Stock Market.

On July 1, 2014, the Company was notified by The Nasdaq Stock Market that the Panel had granted the request of the Company for continued listing of the Common Stock on The Nasdaq Stock Market, subject to the condition that, on or before November 4, 2014, the Company informs the Panel that it has consummated the Acquisition and that the application for initial listing of the resulting entity has been approved by the Staff of The Nasdaq Stock Market.

On July 8, 2014, the members of the Board met to review and if appropriate, approve, the resolutions and the current drafts of the Amended and Restated Charter, the Greenlight Commitment Agreement and the Third Point Commitment Agreement that had been circulated prior to the meeting. Also present at the meeting by invitation of the Board were representatives of Cravath. Representatives of Cravath reviewed with the Board each of the documents that the Board was being asked to act with respect to and reviewed with the Board its fiduciary duties generally and in the context of considering the Amended and Restated Charter in particular. After discussion, upon motion duly made, the Board adopted the resolutions approving the proposed Amended and Restated Charter, the Greenlight Commitment Agreement and the Third Point Commitment Agreement, declaring the same advisable, directing that the approval of the Amended and Restated Charter be submitted to a vote at a meeting of the stockholders of the Company and recommending that the Company’s stockholders approve the Amended and Restated Charter. In addition, the Board exempted Greenlight’s commitment to purchase shares of Common Stock pursuant to the Greenlight Commitment Agreement,

Third Point’s purchase of shares of Common Stock pursuant to the Third Point Commitment Agreement and the Backstop Parties’ potential purchases of shares of Common Stock pursuant to the Backstop Agreements under the 382 Rights Agreement. David Einhorn abstained from the vote in respect of the Greenlight Commitment Agreement and the Third Point Commitment Agreement.

Reasons to Enter into the Transactions

As described above in the section entitled “— Background of the Transactions” beginning on page [ ], prior to and in reaching the determination that the Transaction Agreement, the other Transaction Documents and the Transactions contemplated thereby were advisable, fair to, and in the best interests of the Company and its stockholders (other than Greenlight), the Special Committee and the Board (other than Mr. Einhorn) consulted with and received the advice of the Special Committee’s financial advisor and the Company’s and the Special Committee’s outside counsel, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the Transactions, including the following:

•	the current status of the Company as a shell company under federal securities laws and a holding company with no substantial operations of its own or at its subsidiaries;
•	the fact that the Company’s only material assets as of March 31, 2014 are $10.1 million in cash and cash equivalents and NOLs in the amount of $179.0 million;
•	JBGL’s historical operations, financial condition and earnings, prospects and competitive position in its industry;
•	the financial analyses conducted by Duff & Phelps and the opinion delivered by Duff & Phelps, LLC to the Special Committee, dated as of June 10, 2014, to the effect that as of that date and based upon and subject to the assumptions, qualifications and limiting conditions set forth therein, the Purchase Price to be paid by the Company in the Acquisition, taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter, was fair from a financial point of view to the public stockholders of the Company other than Greenlight (without giving effect to any impact of the Acquisition on any particular stockholder other than in its capacity as a stockholder), as provided in the Transaction Agreement and described below in the section entitled “— Opinion of Duff & Phelps, LLC” beginning on page [ ];
•	the review of other alternatives reasonably available to the Company, taking into account the Company’s current assets;
•	whether there were other potential parties that might have an interest in, and be capable of, engaging in a transaction with the Company and the valuation and financing issues that might arise, the impact on the Company’s NOLs in connection with pursuing such a transaction and that the Special Committee did not receive any alternative proposals indicative of interest after the public announcement of the JBGL Proposal on March 28, 2014;
•	the belief that the terms of the Transaction Agreement and the other Transaction Documents, taken as a whole, including the parties’ representations, warranties and covenants, and the conditions to the parties’ respective obligations, as applicable, are reasonable; and
•	the inclusion of provisions that permit the Board, under specified circumstances, to change or withdraw its recommendation with respect to the Transaction Agreement and the Transactions and respond to unsolicited offers for the Company to purchase equity interests in another entity to the extent the Board believes in good faith that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties.

The Special Committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Transactions. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the fairness of the Transactions to the Company’s stockholders who are unaffiliated with the Company:

•	the Transaction Agreement and the Transactions must be approved by the affirmative vote of (i) the holders of a majority of all shares of Common Stock and Class B Common Stock issued, present and voting at the stockholders meeting, and (ii) the holders of at least a majority of all outstanding shares of Common Stock and Class B Common Stock, other than Greenlight;
•	the authority granted to the Special Committee by the Board to consider and evaluate the JBGL Proposal and any other alternative transaction, to negotiate the terms of the definitive agreement with respect to the JBGL Proposal and any other alternative transactions, or to determine not to pursue any agreement with Greenlight and the Brickman Parties or any other alternative transactions;
•	the fact that the Special Committee acted to represent the interests of the public stockholders of the Company (other than Greenlight) and that the Special Committee had independent control of the negotiations with Greenlight and the Brickman Parties and their advisors;
•	the Special Committee consists solely of independent and disinterested directors. The members of the Special Committee are not employees of the Company or any of its subsidiaries, are not affiliated with Greenlight or the Brickman Parties and have no financial interest in the Transactions that is different from, or in addition to, that of the Company’s unaffiliated stockholders;
•	the Special Committee held numerous meetings and met regularly to discuss and evaluate the JBGL Proposal and any other alternative transactions available, and was advised by independent financial and legal advisors, and each member of the Special Committee was actively engaged in the process on a regular basis;
•	the opinion, dated June 10, 2014, of Duff & Phelps, LLC to the Special Committee; and
•	the recognition by the Special Committee that it had no obligation to recommend the approval of the Transactions or any other transaction.

In the course of its deliberations, the Special Committee and the Board also considered a variety of risks and other countervailing factors related to the Transaction Documents and the Transactions, including the following:

•	the possibility that the Acquisition might not be consummated in a timely manner or at all due to a failure of certain conditions, including the continued authorization for listing of the Common Stock on The Nasdaq Stock Market;
•	the fact that Greenlight was only willing to decrease the interest rate on the term loan pursuant to the Debt Commitment Letter by 1% for the first year;
•	the significant costs involved in connection with negotiating the Transaction Documents and completing the Transactions, and that if the Transactions are not consummated the Company may be required to bear such costs without benefiting from the consummation of the Transactions; and
•	the termination fee that the Company must pay to the Sellers if the Transactions are not consummated under certain circumstances and the Company’s obligation to reimburse expenses of the Sellers, JBGL and their respective affiliates in connection with the Transactions if the requisite approvals from the Company’s stockholders are not obtained.

While the Special Committee considered potentially positive and negative factors, it concluded that, overall, the potentially positive factors outweighed the potentially negative factors, and at a meeting held on June 10, 2014, the Special Committee unanimously:

•	determined that the Transaction Agreement and the Transactions contemplated by the Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board and the Compensation Committee of the Board) are fair to and in the best interests of the Company’s stockholders (other than Greenlight) and declared the Transaction Agreement and the Transactions to be advisable; and
•	approved resolutions recommending that the Board adopt the Transaction Agreement, approve the Transactions, submit the Transaction Agreement and the Transactions to a vote at a meeting of the stockholders of the Company and recommend that the stockholders of the Company vote their shares in favor of adopting the Transaction Agreement and approving the Transactions.

In addition, the Board (other than Mr. Einhorn) believes that the Transaction Agreement and the Transactions contemplated by the Transaction Documents are advisable and in the best interests of the Company and its stockholders (other than Greenlight) and approved resolutions adopting the Transaction Agreement and approving the Transactions. In reaching these determinations, the Board (other than Mr. Einhorn) considered:

•	the Special Committee’s analyses, conclusions and unanimous determination that the Transaction Agreement and the Transactions contemplated by the Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board and the Compensation Committee of the Board) were fair to, advisable and in the best interests of the Company’s stockholders (other than Greenlight); and
•	the Special Committee’s unanimous recommendation that the Board adopt the Transaction Agreement and approve the Transactions and submit the Transaction Agreement and the Transactions to the Company’s stockholders for approval, and recommend that the stockholders vote their shares in favor of adopting the Transaction Agreement and approving the Transactions.

In making the determination that the Transaction Agreement, the other Transaction Documents and the Transactions contemplated thereby were advisable, fair to, and in the best interests of the Company and its stockholders (other than Greenlight), the Board (other than Mr. Einhorn) also considered a number of other factors, including the following:

•	the Special Committee’s having retained and received advice from its independent financial and legal advisors;
•	that the Special Committee consists solely of independent and disinterested directors;
•	the process undertaken by the Special Committee and its advisors in connection with evaluating the Transactions, as described above in the section entitled “— Background of the Transactions”;
•	the opinion, dated June 10, 2014, of Duff & Phelps, LLC to the Special Committee which the Board may rely upon; and
•	their views that the benefit of operating as a real estate company going forward would outweigh risks and uncertainties associated with the future prospects of the Company remaining as a shell company with no material assets other than cash and NOLs.

The foregoing discussion of the factors considered by the Special Committee and the Board is not intended to be exhaustive, but rather includes material factors considered by the Special Committee and the Board, including the substantive and procedural factors considered by the Special Committee and the Board. In view of the wide variety of factors considered by the Special Committee and the Board in connection with their evaluation of the Transactions and the complexity of these matters, the Special Committee and the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their decisions and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Special Committee or the Board. Rather, the Special Committee and the Board made their recommendations based on the totality of the information available, including discussions with, and questioning of, the Company’s management and their respective legal advisors, as well as financial advisors to the Special Committee, and the Board also reviewed the recommendation of the Special Committee. In considering the factors discussed above, individual members of the Special Committee and the Board may have given different weights to different factors. This explanation of the Special Committee’s and the Board’s reasons for recommending the adoption of the Transaction Agreement and the approval of the Transactions and other information presented in this section may be forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Forward-Looking Statements” beginning on page [ ].

Opinion of Duff & Phelps, LLC

Duff & Phelps, LLC was engaged to serve as an independent financial advisor to the Special Committee and to provide an opinion as to the fairness, from a financial point of view, to the public stockholders of the Company other than Greenlight of the Purchase Price to be paid by the Company in the Acquisition (without giving effect to any impact of the Acquisition on any particular stockholder other than in its capacity as a stockholder), taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter.

Duff & Phelps, LLC delivered its written opinion to the Special Committee on June 10, 2014 to the effect that, based upon and subject to the assumptions, qualifications and limiting conditions set forth therein, as of such date, the Purchase Price to be paid by the Company in the Acquisition, taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter, was fair, from a financial point of view, to the public stockholders of the Company other than Greenlight (without giving effect to any impact of the Acquisition on any particular stockholder other than in its capacity as a stockholder).

The full text of the opinion of Duff & Phelps is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The full text of the written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion.

The opinion of Duff & Phelps was furnished for the use and benefit of the Special Committee, the Board and the Company in connection with their consideration of the Acquisition and the financing as contemplated by the Debt Commitment Letter and was not intended to, and does not, confer any rights or remedies upon any other person, and was not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. The opinion of Duff & Phelps also did not address the merits of the underlying business decision to enter into the Acquisition or the financing as contemplated by the Debt Commitment Letter versus any alternative strategy, source of financing, or transaction; did not address any transaction related to the Acquisition or the financing as contemplated by the Debt Commitment Letter; was not a recommendation as to how the Special Committee, the Board or any stockholder should vote or act with respect to any matters relating to the Acquisition or the financing as contemplated by the Debt Commitment Letter, or whether to proceed with the Acquisition or the financing as contemplated by the Debt Commitment Letter or any related transaction; and did not indicate that the consideration paid or the terms of the financing as contemplated by the Debt Commitment Letter were the best possibly attainable under any circumstances; instead, it merely stated whether the Purchase Price to be paid by the Company in the Acquisition, taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter, was within a range suggested by certain financial analyses described in more detail below. Further, the opinion of Duff & Phelps addressed only the fairness of the Purchase Price to be paid by the Company in the Acquisition, taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter, and did not address the fairness, taken individually, of the Purchase Price to be paid by the Company in the Acquisition or of the material economic terms of the financing as contemplated by the Debt Commitment Letter. The decision as to whether to proceed with the Acquisition or the financing as contemplated by the Debt Commitment Letter or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion of Duff & Phelps was based. The opinion of Duff & Phelps should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

In connection with its opinion, Duff & Phelps, LLC made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps, LLC’s procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	Reviewed the following documents:
•	The audited financial statements for JBGL Capital, LP (“JBGL Capital”) for the years ended December 31, 2011 through December 31, 2013 and JBGL Capital’s unaudited interim financial statements for the four months ended April 30, 2014;
•	The audited financial statements for JBGL Builder Finance LLC (“JBGL Builder Finance”) for the years ended December 31, 2011 through December 31, 2013 and JBGL Builder Finance’s unaudited interim financial statements for the four months ended April 30, 2014;
•	Unaudited segment and pro forma financial information for each of JBGL Capital and JBGL Builder Finance for the four months ended April 30, 2014, which JBGL’s management identified as being the most current financial statements available;
•	Other internal documents relating to the history, current operations, and probable future outlook of JBGL, including financial projections for the years 2014 through 2016 (the “JBGL Management Projections”), provided to Duff & Phelps by management of JBGL;
•	The Company’s annual report and audited financial statements filed on Form 10-K with the SEC for the year ended December 31, 2013 and the Company’s unaudited interim financial statements for the three months ended March 31, 2014 included in the Company’s Form 10-Q filed with the SEC;
•	The Transaction Agreement; and
•	The Debt Commitment Letter;
•	Discussed the information referred to above and the background and other elements of the Acquisition with the management of each of the Company and JBGL;
•	Reviewed the historical trading price and trading volume of the Common Stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
•	Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis and an analysis of selected public companies that Duff & Phelps deemed relevant;
•	Reviewed the material economic terms of certain recent debt issuances that Duff & Phelps deemed relevant; and
•	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the Acquisition, Duff & Phelps, with the Special Committee’s consent:

•	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management and JBGL management, and did not independently verify such information;
•	Relied upon the fact that the Special Committee, the Board and the Company have been advised by counsel as to all legal matters with respect to the Acquisition, including whether all procedures required by law to be taken in connection with the Acquisition have been duly, validly and timely taken;

•	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps, LLC expressed no opinion with respect to such projections or the underlying assumptions;
•	Assumed that information supplied and representations made by the Company and JBGL management were accurate regarding the Company, JBGL and the Acquisition;
•	Assumed that the representations and warranties made in the Transaction Agreement were accurate;
•	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;
•	Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company or JBGL since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there was no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;
•	Assumed that the Company’s existing NOLs will not be limited after giving effect to the Acquisition pursuant to Code Section 382;
•	Assumed that all of the conditions required to implement the Acquisition will be satisfied and that the Acquisition will be completed in accordance with the Transaction Agreement and the Debt Commitment Letter without any amendments thereto or any waivers of any terms or conditions thereof; and
•	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Acquisition will be obtained without any adverse effect on the Company or JBGL or the contemplated benefits expected to be derived in the Acquisition.

To the extent that any of the foregoing assumptions or any of the facts on which its opinion was based prove to be untrue in any material respect, the opinion of Duff & Phelps cannot and should not be relied upon. Furthermore, in Duff & Phelps, LLC’s analysis and in connection with the preparation of its opinion, Duff & Phelps, LLC made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Acquisition.

The opinion of Duff & Phelps was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of its opinion, and Duff & Phelps, LLC disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps, LLC after the date of its opinion.

Duff & Phelps did not evaluate the Company’s or JBGL’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Acquisition, the assets, businesses or operations of the Company, or any alternatives to the Acquisition other than two parties that were contacted by Duff & Phelps with the approval of the Special Committee, or with respect to the financing for the Acquisition or any alternatives to the financing as contemplated by the Debt Commitment Letter, (ii) negotiate the terms of the Acquisition, and therefore, Duff & Phelps assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Transaction Agreement and the Acquisition, or (iii) advise the Board or any other party with respect to alternatives to the Acquisition or the financing as contemplated by the Debt Commitment Letter.

Duff & Phelps, LLC did not express any opinion as to the market price or value of the Common Stock (or anything else) after the announcement or the consummation of the Acquisition. The opinion of Duff & Phelps should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s or JBGL’s credit worthiness, as tax advice or as accounting advice. Duff & Phelps has not made, and assumed no responsibility to make, any representation, or render any opinion, as to any legal or tax matter. The issuance of its opinion was approved by Duff & Phelps, LLC’s authorized internal committee.

In rendering its opinion, Duff & Phelps, LLC did not express any opinion with respect to the amount or nature of any compensation to any of the Company’s or JBGL’s officers, directors, or employees, or any class of such persons, relative to the consideration to be paid by the Company in the Acquisition or to the terms of the financing as contemplated by the Debt Commitment Letter or otherwise, or with respect to the fairness of any such compensation.

Set forth below is a summary of the material analyses performed by Duff & Phelps, LLC in connection with providing its opinion to the Special Committee. This summary is qualified in its entirety by reference to the full text of the written opinion, attached to this proxy statement as Annex C. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, neither the fairness opinion nor Duff & Phelps, LLC’s underlying analysis is readily susceptible to partial analysis or a summary description. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that the totality of its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, and the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying Duff & Phelps, LLC’s financial analyses and opinion.

Selected Public Companies Analysis

Duff & Phelps compared certain financial information of JBGL to corresponding data and ratios from the following seventeen publicly traded companies that Duff & Phelps deemed relevant to its analysis:

•	Beazer Homes USA, Inc.
•	D.R. Horton, Inc.
•	Hovnanian Enterprises, Inc.
•	KB Home
•	Lennar Corporation
•	M.D.C. Holdings, Inc.
•	Meritage Homes Corporation
•	NVR, Inc.
•	PulteGroup, Inc.
•	Standard Pacific Corp.

•	Taylor Morrison Home Corporation
•	The Ryland Group, Inc.
•	Toll Brothers, Inc.
•	TRI Pointe Homes, Inc.
•	UCP, Inc.
•	WCI Communities, Inc., and
•	William Lyon Homes

Although none of these companies is directly comparable to JBGL, Duff & Phelps selected these companies for its analysis based on their relative similarity to JBGL. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected companies. This analysis produced valuation multiples of selected financial metrics which Duff & Phelps utilized to estimate the equity value of JBGL.

The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies as of June 6, 2014. The estimates for 2014 and 2015 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to JBGL’s fiscal year ends for which information was available.

	REVENUE GROWTH				RETURN ON TANGIBLE EQUITY		EPS GROWTH				EBITDA GROWTH				EBITDA MARGIN
	3-YR CAGR	LTM	2014	2015	3-YR CAGR	LTM	3-YR CAGR	LTM	2014	2015	3-YR CAGR	LTM	2014	2015	3-YR CAGR	LTM	2014	2015
High	88.0%	197.6%	76.2%	92.8%	15.4%	25.1%	130.6%	179.5%	77.1%	118.0%	166.9%	167.4%	295.8%	52.4%	11.2%	14.0%	19.9%	19.7%
Low	7.5%	10.5%	-0.2%	11.5%	-39.0%	-4.1%	17.1%	-18.1%	-0.6%	9.5%	9.8%	39.5%	-0.8%	4.4%	0.6%	4.7%	6.1%	5.6%
Mean	23.0%	45.3%	27.7%	24.8%	0.9%	8.8%	61.3%	99.3%	33.9%	37.7%	77.0%	99.4%	85.6%	25.2%	5.9%	10.0%	12.9%	13.1%
Median	21.0%	38.3%	25.9%	19.7%	4.3%	7.9%	53.0%	97.6%	30.1%	29.2%	61.5%	92.0%	58.3%	22.8%	6.3%	11.2%	12.2%	13.4%
JBGL	N/A	193.1%	14.4%	50.4%	7.2%	9.5%	N/A	N/A	5.0%	42.7%	N/A	110.6%	1.8%	40.9%	15.1%	19.0%	16.9%	15.8%

STOCK PRICE AS A MULTIPLE OF
	TANGIBLE BOOK VALUE	LTM EPS	2014 EPS	2015 EPS
High	3.96x	25.8x	24.1x	37.5x
Low	0.70x	8.6x	10.7x	9.8x
Mean	1.69x	18.3x	16.6x	13.8x
Median	1.66x	19.2x	15.9x	12.0x

METRIC	SELECTED MULTIPLE RANGE
2014 Net Income	14.0x – 15.0x
2015 Net Income	10.0x – 11.0x
Book Value as of April 30, 2014	1.40x – 1.50x

CAGR — Compounded Annual Growth Rate
EPS — Earnings Per Share
LTM — Last Twelve Months
Source: Bloomberg, Capital IQ, SEC filings

Duff & Phelps applied the selected multiple ranges to the JBGL Management Projections to calculate an equity value range for JBGL of approximately $270.0 million to approximately $292.0 million. In addition, as summarized below, Duff & Phelps also derived an estimated equity value range for JBGL using a selected public companies analysis taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter.

The companies utilized for comparative purposes in Duff & Phelps’ analysis were not identical to JBGL. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of JBGL. Additionally, while there may have been other companies that have similar business models or primary customers to JBGL, Duff & Phelps did not specifically identify any companies for this purpose.

Selected M&A Transactions Analysis

Duff & Phelps performed a search for precedent M&A transactions in the homebuilding industry, but did not identify any transactions for which public information was available or that it deemed relevant.

Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow analysis of the estimated future free cash flows to equity of JBGL for the fiscal years ending December 31, 2014 through December 31, 2016, with “free cash flow” defined as cash generated by the business that is available either to reinvest or to distribute to equity holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing an appropriate cost of equity for the discount rate, which reflects the relative risk associated with these cash flows as well as the rates of return that equity holders could expect to realize on alternative investment opportunities with similar risk profiles. Duff & Phelps utilized and relied upon the JBGL Management Projections and assumptions provided by JBGL’s management for purposes of its discounted cash flow analysis.

Duff & Phelps used discount rates ranging from 14.0% to 16.0%, reflecting Duff & Phelps’ estimate of JBGL’s cost of equity, to discount the projected free cash flows and terminal value. Duff & Phelps estimated JBGL’s terminal value in 2016 using a range of terminal value multiples of 9.0x to 10.0x based on JBGL’s 2016 estimated net income, as provided by JBGL’s management.

Based on these assumptions, this analysis indicated an estimated equity value range for JBGL of approximately $274.9 million to approximately $309.6 million. In addition, as summarized below, Duff & Phelps also derived an estimated equity value range for JBGL using a discounted cash flow analysis taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter.

Summary of Analyses of the Material Economic Terms of the Financing as Contemplated by the Debt Commitment Letter

Duff & Phelps estimated the fair market value of the financing as contemplated by the Debt Commitment Letter by discounting the projected interest and principal payments of the contemplated financing using a discount rate based on prices and yields of debt securities recently offered for sale in public markets. The process of selecting a discount rate for the financing as contemplated by the Debt Commitment Letter involved a comparison of the contemplated financing to other similar debt issuances with recently observable prices or quotes. In this approach, debt prices were converted into yields, which were in turn converted into spreads to the applicable Treasury rate. Considerations such as seniority in the capital structure, leverage, interest coverage and other debt characteristics were analyzed for selected debt securities, and a range of spreads to the applicable Treasury rate were selected to indicate a yield to maturity for the financing as contemplated by the Debt Commitment Letter. Duff & Phelps used a range of yields to maturity as the range of discount rates used to estimate the present value of the interest and principal payments of the financing as contemplated by the Debt Commitment Letter.

Duff & Phelps performed a credit analysis based on available information on the following twelve companies with publicly traded debt securities that Duff & Phelps deemed relevant to its analysis to compare the issuer’s credit statistics to those of JBGL:

•	Beazer Homes USA, Inc.
•	D.R. Horton, Inc.
•	Forestar Group Inc.
•	Hovnanian Enterprises, Inc.

•	KB Home
•	Lennar Corporation
•	Meritage Homes Corporation
•	Shea Homes Limited Partnership
•	Standard Pacific Corp.
•	Taylor Morrison Home Corporation
•	The Ryland Group, Inc., and
•	William Lyon Homes

The tables below summarize certain credit metrics, company size in terms of revenues and earnings before interest, tax, depreciation and amortization, or “EBITDA,” debt pricing, yields to worst, terms to worst and spreads to Treasury of the selected companies with publicly traded debt securities.

	Credit Metrics				Size ($ in millions)
	BV Debt/ LTM EBITDA	BV Net Debt/LTM EBITDA	BV Debt/Total Capital	LTM EBITDA/Interest Expense	LTM Revenue	LTM EBITDA
High	15.4x	12.4x	75%	7.54x	$6,958	$959
Low	3.3x	2.3x	29%	0.82x	$318	$81
Mean	6.8x	5.5x	48%	3.12x	$2,352	$322
Median	4.9x	4.2x	45%	2.88x	$2,041	$238
JBGL(1)	4.6x	3.9x	51%	2.45x	$215	$41

(1)	JBGL LTM metrics for the period ending December 31, 2013.

	Price	Yield to Worst	Term to Worst (yrs)	Spread to Treasury (bps)	Term Adjustment (bps)	Adjusted Spread to Treasury (bps)
High	119.49	8.4%	9.0	649	66	639
Low	91.25	2.4%	1.0	213	(32)	208
Mean	108.45	5.0%	5.7	334	1	336
Median	110.15	4.9%	5.9	290	(2)	291

Term Adjustment — For bonds rated BB- or higher, the difference between the credit spread of the 5-year BB bond index and the BB bond index with a term equal to the term to worst of the public bond. For bonds rated B+ or lower, the difference between the credit spread of the 5-year B rated bond index and the B rated bond index with a term equal to the term to worst of the public bond.

BV — Book Value

bps — Basis Points

Source: Capital IQ, Bloomberg, and SEC filings

Based on a comparison of JBGL’s pro forma credit statistics, taking into account the terms of the Acquisition and the financing as contemplated by the Debt Commitment Letter, to those of the selected public companies with publicly traded debt securities, Duff & Phelps estimated the yield to maturity for the financing as contemplated by the Debt Commitment Letter to be in the range of 7.00% to 8.00% for cash-pay interest (“Cash Interest Rate”) and 7.75% to 8.75% for PIK interest (“PIK Interest Rate”) based on the adjusted spreads to Treasury of the selected public companies with publicly traded debt securities, as adjusted for security specific factors including lack of liquidity, minimal call protection, smaller company size, and no commitment fee.

Duff & Phelps discounted the cash interest payments (assumed interest payments for the first year after the Acquisition were PIK) and the principal payment due at maturity back to year 1 using the Cash Interest Rate, and discounted this value back to present value from year 1 using the PIK Interest Rate. Based on these assumptions, the value of the financing as contemplated by the Debt Commitment Letter as a percent of face value was in the range of 107.05 to 111.75, with a premium over the face value of the financing as contemplated by the Debt Commitment Letter in the range of $10.6 million to $17.6 million, with a midpoint of $14.1 million.

Summary of Analyses

Based upon the range of the estimated premium over face value of approximately $10.6 million to $17.6 million, the range of estimated values for JBGL that Duff & Phelps derived from its discounted cash flow analysis, taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter, was $257.3 million to $299.0 million, and the range of estimated values for JBGL that Duff & Phelps derived from its selected public companies analyses, taking into account the financing as contemplated by the Debt Commitment Letter, was $252.4 million to $281.4 million. Duff & Phelps concluded that JBGL’s value, taking into account the material economic terms of the financing as contemplated by the Debt Commitment Letter, was within a range of $254.9 million to $290.4 million based on the analyses described above. Duff & Phelps noted that the aggregate consideration of approximately $275.0 million to be paid by the Company in the Acquisition was within the range of values indicated by these analyses.

The opinion of Duff & Phelps was only one of the many factors considered by the Special Committee and the Board in their evaluation of the Acquisition and should not be viewed as determinative of the views of the Special Committee or the Board.

Miscellaneous

The Special Committee selected Duff & Phelps because Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation and corporate finance services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and Employee Retirement Income Security Act (“ERISA”) advisory services, legal business solutions and dispute consulting.

Fees and Expenses

The amount of the fees for Duff & Phelps’ services in connection with the rendering of its opinion to the Special Committee are payable as follows: $250,000 in cash upon execution of the engagement letter with Duff & Phelps plus $50,000 per month; $1,000,000 in cash upon Duff & Phelps, LLC’s informing the Special Committee that it was prepared to deliver its opinion; and $250,000 in cash upon the closing of the Acquisition. No portion of Duff & Phelps’ fee is contingent upon the conclusion expressed in its opinion; however, a portion of Duff & Phelps’ fee is contingent on whether the Acquisition is successfully consummated. Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of its opinion. The Company has also agreed to reimburse Duff & Phelps for certain of its out-of-pocket expenses. The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

The terms of the fee arrangements with Duff & Phelps, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Special Committee and the Board are aware of these fee arrangements.

Other than this engagement, during the two years preceding the date of its opinion, Duff & Phelps has not had any material relationship with any party to the Acquisition for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Accounting Treatment of the Transactions

The Company intends to account for the Acquisition as a recapitalization of JBGL. Upon analyzing the applicable accounting literature, the Company has determined that JBGL will be the accounting acquirer in the Acquisition. Accordingly, JBGL’s assets, liabilities and results of operations will become the historical financial statements of the registrant recorded at their historical cost basis, and the Company’s assets, liabilities and results of operations will be consolidated with JBGL effective as of the Closing Date.

Regulatory Approvals

All the assets of JBGL are used in real estate development, and the direct acquisition of those assets would be exempt from the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) under section 802.2 of the rules promulgated under the HSR Act (the “HSR Rules”). Acquisition of the limited liability company interests and limited partnership interests of JBGL is exempt under section 802.4 of the HSR Rules, which provides, in substance, that an acquisition of equity interests of an unincorporated entity is exempt if acquisition of the unincorporated entity’s assets would be exempt. The issuance of the Common Stock to, and the purchase of such Common Stock by, the Sellers as a part of the equity consideration for the Acquisition is exempt from the requirements of the HSR Act because the Company’s two main assets are cash and NOLs. The value of all its other assets is less than $75.9 million, which is the threshold for an HSR filing. Under HSR Rule 802.21, cash is not considered, for purposes of the HSR Act, to be an asset when it is acquired, and NOLs are considered to be equivalent to cash. Accordingly, other than having the Rights Offering Registration Statement declared effective by the SEC, there are no federal or state regulatory requirements applicable to the Transactions and no approvals from federal or state regulators are required to be obtained in connection with the Transactions as contemplated by the Transaction Agreement or the other Transaction Documents.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights in connection with the Transactions under the DGCL or the Charter.

THE TRANSACTION AGREEMENT

The following summary describes the material provisions of the Transaction Agreement. This summary may not include all of the information about the Transaction Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Transaction Agreement, which is attached as Annex A to this proxy statement and incorporated by reference into this section of the proxy statement. You are urged to read the Transaction Agreement carefully and in its entirety, as it is the legal document governing the Acquisition.

The Transaction Agreement summary below is included in this proxy statement only to provide you with information regarding the terms and conditions of the Transaction Agreement. The representations and warranties and other provisions of the Transaction Agreement should not be read alone, but instead should be read in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference in this proxy statement. Please see the section of this proxy statement entitled “Where You Can Find More Information” beginning on page [ ].

The representations, warranties and covenants contained in the Transaction Agreement and described in this proxy statement were made only for purposes of the Transaction Agreement and as of specific dates, were made solely for the benefit of the parties to the Transaction Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures, for the purposes of allocating risk between parties to the Transaction Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. The representations and warranties contained in the Transaction Agreement do not survive the Closing of the Transactions. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Structure of the Acquisition

Pursuant to the terms and subject to the conditions of the Transaction Agreement, at the Closing, the Company will acquire, directly or indirectly, all of the equity interests in JBGL.

Closing of the Acquisition

The Closing is expected to occur no later than the third business day following the satisfaction or waiver of all conditions set forth in the Transaction Agreement (other than those conditions that are to be satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing), but at least five business days following the expiration of the offering period for the Rights Offering, or on such other date as the parties agree.

Consideration

The Purchase Price for the Acquisition will be $275 million. As consideration in the Acquisition, the Company will issue a number of shares of Common Stock to the Sellers such that, immediately after the Closing, after giving effect to the Rights Offering, the LLC Unit Exchange and the share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements, Greenlight will own 49.9% of the outstanding Common Stock and the Brickman Parties will own 8.4% of the outstanding Common Stock. The per share value of the Common Stock issued in the Equity Issuance will be the weighted average price per share of Common Stock as quoted on The Nasdaq Capital Market for the five trading days before the Closing. The Common Stock to be issued by the Company and acquired by the Sellers will not be registered under the Securities Act or any state securities laws, and the Sellers may not sell or dispose of any such Common Stock except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities laws. However, on or prior to the Closing, the Company and the Sellers will enter into a Registration Rights Agreement, pursuant to which the Sellers will be permitted to demand registration of shares of Common Stock held by themselves and their affiliates up to an aggregate of two times in any 12-month period and will have unlimited piggyback registration rights, subject to customary limitations.

Charter and Bylaws of the Company

Prior to the Closing, the Charter of the Company will, subject to the approval by the stockholders of Proposals 4 through 7, be amended and restated substantially in the form attached hereto as Annex D.

The Bylaws of the Company immediately prior to the Closing shall be the Bylaws of the Company immediately after the Closing until amended in accordance with its provisions and applicable law.

The Company’s Board of Directors After the Transactions

Subject to applicable law, immediately after the Closing, the directors of the Company will be David Einhorn, James R. Brickman, Elizabeth K. Blake, Harry Brandler, Kathleen Olsen, Richard Press and [ ]. Please see the section of this proxy statement entitled “Proposal 10 — Election of Directors” beginning on page [ ].

Representations and Warranties

The Transaction Agreement contains generally customary representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Transactions. These representations and warranties were made for the purposes, and subject to the qualifications, limitations and exceptions, described in the introduction to the section of this proxy statement entitled “The Transaction Agreement” beginning on page [ ]. The Company, on the one hand, and the Sellers and JBGL, on the other hand, have made representations and warranties to the other in the Transaction Agreement with respect to the following subject matters:

•	corporate existence and good standing;
•	corporate power and authorization to enter into and carry out the obligations under the Transaction Agreement and the enforceability of the Transactions; and
•	brokers and other advisors.

The Company, on the one hand, and JBGL, on the other hand, have made representations and warranties in the Transaction Agreement with respect to the following subject matters:

•	qualification to conduct business;
•	capitalization;
•	absence of any conflict or violation of organizational documents, law, or third party agreements as a result of entering into and carrying out the obligations under the Transaction Agreement and the Transactions;
•	governmental and regulatory approvals or consents required to complete the Transactions;
•	certain financial information;
•	absence of a material adverse effect since December 31, 2013, in the case of the Company, and March 31, 2014, in the case of JBGL;
•	good and valid title to all assets;
•	tax matters;
•	employee benefit plans;
•	labor matters;
•	environmental matters;
•	contracts; and
•	full disclosure.

The Company has made additional representations and warranties to the Sellers in the Transaction Agreement with respect to:

•	approval by the Special Committee of the Transactions;
•	the required approval by the Company stockholders of the Transaction Agreement and the Transactions;
•	the opinion of the Special Committee’s financial advisor;
•	the Company’s NOLs;
•	satisfaction of conditions under the Company’s 382 Rights Agreement so that the execution and delivery of the Transaction Agreement does not cause the rights granted under such agreement to become exercisable or give rise to any triggering event;
•	filings with the SEC since January 1, 2011;
•	compliance with the provisions of the Sarbanes-Oxley Act and applicable Nasdaq Listing Rules;
•	maintenance of a system of internal accounting controls in conformity with GAAP; and
•	absence of a rights agreement aside from the 382 Rights Agreement.

JBGL has made additional representations and warranties to the Company in the Transaction Agreement with respect to:

•	litigation or outstanding judgments;
•	sufficiency of assets;
•	compliance with laws including possession of necessary permits;
•	real property; and
•	insurance matters.

Finally, the Sellers have made additional representations and warranties to the Company in the Transaction Agreement with respect to:

•	lawful and beneficial ownership of the equity interests that are to be purchased pursuant to the Transaction Agreement;
•	certain investment representations; and
•	the Brickman Parties not owning any shares of Common Stock.

Certain representations and warranties of JBGL, the Sellers and the Company are qualified as to materiality or as to “material adverse effect,” which means any change, event, occurrence or effect that individually or in the aggregate with other events effects, occurrences or changes (A) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition, assets, liabilities or properties of JBGL or the Company, as applicable, or (B) prevents or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the completion of the Transactions, except that, with respect to JBGL and the Company, no material adverse effect may be caused by or arise from:

(i)	any condition, change, event, occurrence or effect in any of the industries or markets where JBGL or the Company operates;
(ii)	any enactment, change in or change in interpretation of any law or GAAP;
(iii)	general economic, regulatory or political conditions (or changes thereto);
(iv)	conditions in the financial, credit or securities markets (or changes thereto, including changes in interest or currency exchange rates);

(v)	force majeure events;
(vi)	the announcement or pendency of the Transactions, including the impact of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, employees or regulators;
(vii)	any action taken as required by the terms of the Transaction Agreement; or
(viii)	any change in market price or trading volume of the Common Stock (with respect to the Company only).

Conditions to the Completion of the Acquisition

The completion of the Transactions is subject to various conditions.

Conditions to Each Party’s Obligations

Each party’s obligation to complete the Transactions is subject to the satisfaction or, to the extent permitted by law, waiver of the following conditions:

•	adoption of the Transaction Agreement and approval of the Transactions by the Company’s stockholders, including an affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, as well as an affirmative vote of holders of a majority of the outstanding shares of Common Stock and Class B Common Stock excluding shares of Common Stock and Class B Common Stock held by Greenlight;
•	approval of the Authorized Common Stock Amendment, the Name Change Amendment and the Section 382 Amendment by the Company’s stockholders, including an affirmative vote of holders of a majority of the outstanding shares of Common Stock and Class B Common Stock;
•	receipt of required approvals for the consummation of the Transactions by any governmental authority pursuant to any antitrust laws, if applicable;
•	the absence of any law, judgment or ruling by any governmental authority prohibiting the consummation of the Transactions or making such consummation illegal; and
•	completion of the Rights Offering, where (together with the purchases of shares pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements, as well as any increase in debt financing) the Company shall have received at least $70 million in gross proceeds.

Additional Conditions to the Company’s Obligations

The obligation of the Company to complete the Transactions is also subject to the satisfaction or, to the extent permitted by law, waiver of certain conditions, including:

•	the accuracy of JBGL’s and the Sellers’ representations and warranties, except in certain cases where the failure of such representations and warranties to be so true and correct individually or in the aggregate has not had, and would not reasonably be expected to have, a material adverse effect on JBGL or the Sellers’ ability to consummate the Transactions;
•	performance in all material respects by JBGL and the Sellers of their obligations under the Transaction Agreement;
•	performance in all material respects of Greenlight of its obligations under the Voting Agreement;
•	the absence of any change or event that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on JBGL or the Sellers; and
•	delivery by JBGL to the Company of an officer’s certificate, certifying to the effect that certain closing conditions have been satisfied.

Additional Conditions to the Sellers’ Obligations

The obligation of the Sellers to complete the Transactions is also subject to the satisfaction or, to the extent permitted by law, waiver of certain conditions, including:

•	the accuracy of the Company’s representations and warranties, except in certain cases where the failure of such representations and warranties to be so true and correct individually or in the aggregate has not had, and would not reasonably be expected to have, a material adverse effect on the Company;
•	performance in all material respects by the Company of its obligations under the Transaction Agreement;
•	delivery by the Company to the Sellers of an officer’s certificate, certifying to the effect that certain closing conditions have been satisfied;
•	cancellation by the Company of all Stock Options outstanding under the Company’s 2007 Equity Plan;
•	the absence of any change or event that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;
•	the LLC Unit Exchange shall have occurred and such conversion shall not cause any triggering event under the 382 Rights Agreement;
•	the Common Stock remaining authorized for listing on The Nasdaq Stock Market;
•	maintenance by the Company of a minimum of net cash of no less than $3 million on the Closing Date, before giving effect to the Transactions but after giving effect to the payment of all fees and expenses of the Company in connection with the Transactions; and
•	in the reasonable belief of the Sellers, acting in good faith, the Company’s NOLs (i) were not subject to any limitation under Section 382 of the Code as of June 10, 2014, and (ii) are not subject to any limitation under Section 382 of the Code as of the Closing Date, unless, in the case of clause (ii) only, such limitation is attributable to (A) the execution and delivery of the Transaction Agreement or the consummation of the Transactions or (B) any actions taken by, or the ownership or change of ownership of, Greenlight or any Seller after June 10, 2014.

Conduct of Business Pending the Acquisition

Conduct of Business

Except as specifically contemplated by the Transaction Agreement, the Transactions or otherwise consented to or approved in writing by either party (which consent will not be unreasonably withheld or delayed), from June 10, 2014 until the Closing Date, each of the Company and JBGL agree that they will, and will each cause their subsidiaries to:

•	conduct their business in the ordinary course of business consistent with past practice or, in the case of the Company, consistent with the description of the business set forth in the Company’s annual report for the fiscal year ended December 31, 2013 and most recent quarterly report filed with the SEC on May 8, 2014;
•	preserve their business organization by retaining present officers and key employees and preserving the goodwill of business relationships; and
•	subject to certain exceptions, not take, or permit any of their subsidiaries to take, the following actions:
•	amend its organizational documents;
•	issue, deliver, sell, redeem or authorize the issuance, delivery, sale or redemption of, or incur any indebtedness that could be convertible into, equity securities of any entity;

•	amend (including by way of split, subdivision, combination or other reorganization) any term of any outstanding equity security of any entity;
•	amend any term of equity securities, whether by merger, consolidation or otherwise;
•	declare, set aside or pay any dividend or distribution or other capital return in respect of its equity securities;
•	materially change any accounting methods, principles or practices, other than as required or permitted by GAAP;
•	enter into, terminate or materially modify a material contract, other than in the ordinary course of business;
•	acquire by merger, consolidation, purchase of all equity securities or assets, or otherwise acquire by any other means whether in a single transaction or a series of related transactions, any material business of any corporation, partnership, association, or other business organization;
•	sell, transfer, lease, mortgage, encumber or otherwise dispose of any entity, business, material property or material asset, other than as permitted by the Transaction Agreement;
•	make or grant any bonus or a material wage or salary increase to any employee, other than in the ordinary course of business consistent with past practice or as required under an employee benefit plan;
•	materially amend or terminate an existing employee benefit plan or adopt any new employee benefit plan, other than (i) to the extent reasonably necessary to avoid the imposition of additional taxes, (ii) to the extent reasonably necessary to comply with applicable law or (iii) as permitted by the Transaction Agreement;
•	pay or agree to pay any officer or employee, whether past or present, any employee benefit that is not contemplated by an existing employee benefit plan or employment agreement, other than in the ordinary course of business consistent with past practice or as reasonably necessary to comply with applicable law;
•	enter into, adopt or amend any bonus, severance, retirement or any other employment contract, other than in the ordinary course of business consistent with past practice or as reasonably necessary to comply with applicable law;
•	enter into, adopt or materially amend any employment contract with an executive officer, other than in the ordinary course of business;
•	make any loans, advances, capital commitments or guarantees for the benefit of any person other than as permitted in the Transaction Agreement;
•	incur any indebtedness for borrowed money in excess of $100,000 individually or $500,000 in the aggregate, other than as permitted by the Transaction Agreement;
•	make any capital expenditures or investments in excess of $100,000 individually or $500,000 in the aggregate, other than as permitted by the Transaction Agreement;
•	cancel any third party indebtedness, other than, with respect to JBGL, in the ordinary course of the real estate business;
•	settle or compromise any action if the amount of the settlement of the action exceeds $250,000, the action will not be paid in full prior to the Closing or if such settlement or compromise would reasonably be expected to have a continuing adverse effect on its business after the Closing;
•	make or change any tax election;
•	change any annual accounting period;

•	adopt or change accounting methods with respect to taxes;
•	surrender any right to claim a refund of taxes;
•	file any amended tax return;
•	settle or compromise any tax claim or assessment;
•	consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;
•	take any other action relating to the filing of any tax return or the payment of any tax, if such action would have the effect of increasing any tax liability for any time period ending after the Closing Date or decreasing any tax attribute existing on the Closing Date; or
•	agree or commit to take any of the foregoing actions with any third party.

Conduct of JBGL’s Operations

Except as expressly required in the Transaction Agreement and notwithstanding the restrictions described above, from June 10, 2014 until the closing date, JBGL will be permitted to:

•	enter into contracts in the ordinary course of business consistent with past practice with respect to, and consummate the transactions contemplated thereby, the purchase, sale or development of land, in each case, for up to an aggregate amount of $25 million; and
•	take any action for the purchase, sale or development of land or any other assets, or to provide construction financing, pursuant to a contract that was entered into prior to June 10, 2014.

Additional Agreements

Preparation of Proxy Statement and Rights Offering Registration Statement

The Company has agreed to use reasonable best efforts to have the Rights Offering Registration Statement declared effective by the SEC as promptly as reasonably practicable and to keep the Rights Offering Registration Statement effective as long as is necessary to consummate the Rights Offering. The Sellers and JBGL have agreed to cooperate with the Company in connection with the filing of the Rights Offering Registration Statement and this proxy statement, including the delivery of the requisite financial statements of JBGL to be included in such filings. The parties will generally consult on all matters related to the preparation and filing of this proxy statement and the Rights Offering Registration Statement.

Stockholders Meetings

The Company will, as promptly as practicable after the Rights Offering Registration Statement is declared effective under the Securities Act and this proxy statement is cleared by the SEC, take all action necessary in accordance with applicable laws and its organizational documents, and duly give notice of, convene and hold a meeting of its stockholders to consider the adoption of the Transaction Agreement and the approval of the other transactions described in this proxy statement.

Except in the case of a permitted change of recommendation by the Company, the Company will, through its Board, recommend that its stockholders adopt the Transaction Agreement and approve the Transactions and will take all lawful action reasonably necessary to solicit the Company’s stockholders in order to obtain approval of the Company’s stockholders for the Transaction Agreement and the Transactions and to take all other action necessary or advisable to secure the approval of the Company’s stockholders required by the Nasdaq Listing Rules and applicable laws.

Stock Exchange Listing

The Company has agreed to use its reasonable best efforts to maintain the listing of its Common Stock on The Nasdaq Stock Market and enable the listing of its Common Stock to be issued in connection with the Transactions on The Nasdaq Stock Market.

Option Plans

The Company has agreed to use its reasonable best efforts to take (or cause the Board or the Compensation Committee of the Board, as applicable, to take) all necessary action to terminate the Company’s stock option plan and to settle, for no consideration and in accordance with the terms thereunder, any awards outstanding under the Company’s stock option plan immediately prior to the Closing Date.

The LLC Unit Exchange

The Sellers have agreed to cause the LLC Unit Exchange with respect to Greenlight and its affiliates’ LLC Units to occur on the Closing Date, and the Company has caused the LLC Unit Exchange with respect to its managements’ LLC Units to occur, in each case, such that the rights granted under the 382 Rights Agreement shall not become exercisable solely as a result of such LLC Unit Exchange.

Certain Tax Matters/NOLs

Prior to the Closing, the parties (and pursuant to the Voting Agreement, Greenlight) have agreed not to take any action that would cause the Company’s NOLs or other tax attributes to become subject to limitation under Section 382 of the Code or otherwise.

Employee Matters

From and after the Closing, the Company and JBGL will be responsible for providing continuation of medical coverage pursuant to COBRA to any current or former employee of the Company and JBGL (or any “qualified beneficiary” of any such current or former employee), in each case, regardless of when such individuals became eligible for continuation of medical coverage pursuant to COBRA. The Company and JBGL will provide to certain current or former employees of the Company reimbursement in respect of the cost of COBRA coverage provided under the Executive Agreements (as defined below).

Efforts Related to Consents and Approvals of Governmental Entities and Third Parties

Subject to the terms and conditions of the Transaction Agreement, each of the parties will use its commercially reasonable efforts to promptly take all actions necessary, proper or advisable under applicable laws to complete the Transactions, including obtaining all necessary approvals from governmental entities, obtaining all necessary third party approvals, defending any legal proceedings relating to the Transactions, and all other actions reasonably necessary to complete the Transactions.

Public Statements

Subject to certain exceptions, and except as required by applicable law, the parties will use reasonable best efforts to consult with each other before issuing any press release or making any public announcement relating to the Transactions.

Financing

The Company and the Sellers have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things reasonably necessary, proper or advisable to, in the case of the Company, arrange and obtain, or, in the case of the Sellers, arrange and provide, the financing on the terms and conditions described in the Debt Commitment Letter, including maintaining in effect the Debt Commitment Letter and using reasonable best efforts to, as promptly as possible, (a) with respect to the Company, satisfy on a timely basis all conditions applicable to the Company to obtain the financing and (b) with respect to the Company and the Sellers, negotiate and enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Commitment Letter.

Investigation

To the extent it does not unreasonably disrupt the operations of the other party, cause a violation of any third party agreement or applicable law, or risk a loss of privilege, in each case subject to certain exceptions and conditions, each party will afford the other parties and its officers, employees and representatives reasonable access during normal business hours, until the earlier of the Closing and the termination of the Transaction Agreement, to its and its subsidiaries’ personnel and properties, contracts, books and records (other than any documents filed by it pursuant to applicable law) and with such additional information as the other party may reasonably request.

No Solicitation

The Company has agreed and has agreed to cause its subsidiaries, directors, officers and employees to, and has agreed to instruct and use its reasonable best efforts to cause its and its subsidiaries’ representatives to, cease discussions with any persons regarding any Business Combination Proposal and to request the prompt return or destruction of any confidential information furnished in connection with any such Business Combination Proposal. The Company, its subsidiaries, directors, officers and employees each will use their reasonable best efforts not to, directly or indirectly, take the following actions:

•	initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to any Business Combination Proposal or the making or consummation thereof;
•	enter into, continue or otherwise participate in any discussions or negotiations or furnish any non-public information about the Company relating to or that would reasonably be expected to lead to a Business Combination Proposal;
•	knowingly facilitate any effort or attempt to make a Business Combination Proposal; or
•	authorize any of or commit to agree to do any of the foregoing;

except that, if at any time prior to the receipt of the Buyer Stockholder Approval, the Company or any of its subsidiaries or any of their respective representatives receives a written Business Combination Proposal from any person, the Company, the Board, the Special Committee and their representatives may negotiate or furnish information to the person who made the Business Combination Proposal and that person’s representatives or potential financing sources, if, before engaging in such discussions, the Board or the Special Committee determines in good faith, after consultation with the Company’s outside legal and financial advisors, that:

•	failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties; and
•	the Business Combination Proposal is or would reasonably be expected to lead to a Superior Proposal; provided that:
•	the Company receives an acceptable confidentiality agreement from the person who made the Business Combination Proposal prior to giving such person any non-public information; and
•	any non-public information that is given to the person who made the Business Combination Proposal is provided to the Sellers simultaneously therewith or before such information is provided to the person who made the Business Combination Proposal.

In addition, the Company will promptly, and in any event within 24 hours, notify the Sellers in writing of the receipt of any Business Combination Proposal or request for information that would reasonably be expected to lead to a Business Combination Proposal, communicate the material terms of any proposal to the Sellers (including, if applicable, copies of any written materials related to a Business Combination Proposal) and notify the Sellers that the Company may furnish non-public information and/or enter into discussions with the person who made the Business Combination Proposal. The Company will keep the Sellers reasonably apprised of the status of the Business Combination Proposal upon request by the Sellers or upon a change in a material term or condition of the Business Combination Proposal. The Company will not terminate, modify or fail to enforce a provision of the 382 Rights Agreement or any similar “standstill” obligation of any person unless the Board or the Special Committee determines that such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

“Business Combination Proposal” means any bona fide inquiry, proposal or offer for the Company or for any of its subsidiaries to purchase or otherwise acquire 50% or more of the outstanding equity interests of any person (other than an affiliate) pursuant to a merger, consolidation or other business reorganization for an aggregate transaction value of at least $75 million.

“Superior Proposal” means any bona fide written Business Combination Proposal that is not obtained in violation of the Transaction Agreement on terms which the Board or the Special Committee determines in good faith, after consultation with the Company’s outside legal and financial advisors, to be (a) reasonably likely to be completed in accordance with its terms and (b) more favorable than the Transactions to the holders of Common Stock (other than to Greenlight), taking timing into effect and giving effect to all adjustments which may be offered by the Sellers.

Change in Recommendation

Except as specifically provided in the Transaction Agreement, the Special Committee and the Board will not do any of the following:

•	withhold, withdraw, qualify or modify or publicly propose to withhold, withdraw, qualify or modify the recommendation of the Board with respect to the Transactions in a manner adverse to the Company;
•	adopt, approve, recommend or otherwise declare advisable a Business Combination Proposal; or
•	fail to include the recommendation of the Board in favor of the Transactions in this proxy statement.

Additionally, the Special Committee and the Board will not cause or permit the Company or a subsidiary to enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or any other definitive agreement related to a Business Combination Proposal.

Except as specifically provided in the Transaction Agreement, at any time prior to, but not after, the receipt of the Buyer Stockholder Approval, the Board may change its recommendation in response to a Superior Proposal or to an Intervening Event (as defined below) if:

•	in each case, the Company and the Board has complied with the terms and conditions of the Transaction Agreement;
•	in each case, the Special Committee or the Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with their fiduciary duties;
•	in the event the Special Committee or the Board intends to change the recommendation as a result of a Business Combination Proposal, the Board shall have determined, in good faith after consultation with its outside legal counsel and financial advisors, that the Business Combination Proposal is a Superior Proposal;
•	with respect to a change of recommendation in response to a Superior Proposal:
•	the Sellers receive (a) prior written notice from the Company advising them that the Board intends to change its recommendation and (b) copies of the material terms and conditions of the Superior Proposal and the material documents related to the Superior Proposal, it being understood that notice of a Superior Proposal is not itself a change of recommendation;
•	during the four business days following the Sellers’ receipt of notice of a Superior Proposal, the Company or the Company’s representatives negotiate in good faith with the Sellers to make adjustments in the terms and conditions of the Transaction Agreement; and
•	if, four business days after the Sellers’ receipt of a notice of a Superior Proposal, the Board determines, in good faith after consultation with outside legal and financial advisors, taking into account any modifications proposed by the Sellers in response to the notice of a Superior Proposal, that the Business Combination Proposal is still a Superior Proposal; and
•	with respect to a change of recommendation in response to an Intervening Event:
•	the Sellers receive prior written notice from the Company advising them that the Board intends to change its recommendation after the occurrence of such Intervening Event, it being understood that notice of an Intervening Event is not itself a change of recommendation;
•	during the four business days following the Sellers’ receipt of notice of an Intervening Event, the Company or the Company’s representatives negotiate in good faith with the Sellers to make adjustments in the terms and conditions of the Transaction Agreement, that failure to make a change in the recommendation is no longer inconsistent with the Board’s or Special Committee’s fiduciary duties; and

•	if, four business days after the Sellers’ receipt of notice of an Intervening Event, the Board has determined in good faith after consultation with outside legal advisors, taking into account any modifications proposed by the Sellers in response to the notice of an Intervening Event, that the failure to change its recommendation would be inconsistent with fiduciary duties.

In addition, the Company or the Board may, as applicable:

•	take and disclose to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act;
•	inform any person of the existence of the provisions set forth in the Transaction Agreement; or
•	make any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act.

“Intervening Event” means any material event or circumstance that effects the business, assets or operations of the Company that was not known or reasonably foreseeable to the Board as of June 10, 2014, but becomes known to the Board prior to the time that the Company receives the Buyer Stockholder Approval for the Transactions; provided that the receipt, existence of, or circumstances relating to a Business Combination Proposal will not constitute an Intervening Event.

Termination of the Transaction Agreement

The Transaction Agreement may be terminated and the Transactions abandoned, at any time before the Closing Date, in the following circumstances:

•	by mutual written agreement of the Company, the Sellers and JBGL;
•	by any of the parties in the following circumstances:
•	if the Transactions have not been completed on or before November 4, 2014, although no party has a right to terminate the agreement if the failure to complete the Transactions is primarily due to such party’s failure to comply with its obligations under the Transaction Agreement;
•	if any governmental authority has enjoined, restrained or otherwise prohibited the completion of the Transactions, and such restraint is final and non-appealable, although no party has a right to terminate the agreement if the issuance of the restraint is primarily due to such party’s failure to comply with its obligations under the Transaction Agreement; or
•	if the Company does not obtain the Buyer Stockholder Approval;
•	by the Company if any of the Sellers or JBGL have breached or failed to perform any of their representations, warranties, covenants or agreements set forth in the Transaction Agreement, or if Greenlight has breached or failed to perform its covenants in the Voting Agreement, and in each case, the breach constitutes a failure of a condition under the Transaction Agreement that cannot be cured on or before November 4, 2014, or, if the breach is capable of being cured but it is not cured within 30 days following receipt of written notice of the breach. The Company may not, however, terminate the Transaction Agreement if the Company itself is also in material breach of any of its representations, warranties, covenants, or other agreements under the Transaction Agreement; or
•	by the Sellers:
•	if the Company has breached or failed to perform any of its representations, warranties, covenants, or other agreements set forth in the Transaction Agreement, and the breach constitutes a failure of a condition under the Transaction Agreement that cannot be cured on or before November 4, 2014, or, the breach is capable of being cured but it is not cured within 30 days following receipt of written notice of the breach. The Sellers, however, may not terminate the Transaction Agreement if they are also in material breach of any of their representations, warranties, covenants, or other agreements made under the Transaction Agreement or if Greenlight is in material breach of any of its covenants or agreements under the Voting Agreement;

•	if the Board effects or publicly proposes to effect a change of its recommendation in favor of the Transactions, fails to include such recommendation in the proxy statement or fails to recommend against a Business Combination Proposal within 10 business days after notice thereof; or
•	if the Common Stock ceases to be authorized for listing on The Nasdaq Stock Market.

Effect of Termination

If the Transaction Agreement is terminated for a reason described in the section entitled “— Termination of Transaction Agreement” beginning on page [ ], all other parties must be given written notice specifying the reason for the termination. None of the Company, the Sellers or their respective directors, officers and affiliates will be held liable for termination of the Transaction Agreement; provided, however, that (a) the Company may be liable for payment of a termination fee or be required to pay the Sellers’, JBGL’s and their respective affiliates’ expenses incurred in connection with the Transactions, as described in the section entitled “— Termination Fee; Expenses” below, and (b) all parties will remain liable for any liabilities or damages that arise from such party’s willful and material breach of the Transaction Agreement. The confidentiality agreements entered into in connection with the Transaction Agreement will survive any termination of the Transaction Agreement.

Termination Fee; Expenses

A termination fee or reimbursement of expenses may be paid in the following circumstances:

•	if the Transaction Agreement is terminated by the Sellers pursuant to the Termination Fee Provision (including due to a change of recommendation by the Board or the Special Committee), then the Company will pay to the Sellers a $3 million termination fee in connection with the termination of the Transaction Agreement; or
•	if the Company or the Sellers terminate the Transaction Agreement due to failure to obtain the Buyer Stockholder Approval, then the Company will promptly, but no later than three business days after being notified by the Sellers, pay up to $2 million of all of the documented out-of-pocket expenses incurred by the Sellers, JBGL and their respective affiliates, in connection with the Transaction Agreement and the Transactions.

The payment of a termination fee and the reimbursement of expenses is the sole and exclusive remedy available to the Sellers and JBGL and, upon any payment by the Company of a termination fee, the Company, its affiliates and its and their respective directors, officers, employees, stockholders and representatives will have no further liability to the Sellers or to JBGL. In the event that the Company does not timely pay the termination fee or expenses, the Sellers may commence a suit against the Company for such payment, and the Company must pay the Sellers their costs and expenses in connection with such suit.

Fees and Expenses

All expenses incurred in connection with the Transaction Agreement and the Transactions will be paid by the party incurring such expenses, except that (a) in the event that the Transaction Agreement is terminated in certain circumstances, the Company shall pay a termination fee or pay the Sellers’, JBGL’s and their respective affiliates’ expenses incurred in connection with the Transactions, as described above in the section entitled “— Termination Fee; Expenses” beginning on page [ ]; and (b) transfer taxes shall be borne equally by the Company and the Sellers.

Amendment or Supplement

The Transaction Agreement may be amended by the parties at any time before the Closing Date by written agreement of the parties.

Waiver

At any time prior to the Closing Date, the Company or the Sellers and JBGL together may, subject to applicable law, (a) waive any inaccuracies in the representations and warranties of a party, (b) extend the time for performance of any obligations or acts of a party or (c) waive compliance by a party with any of the agreements contained in the Transaction Agreement, or, except as otherwise provided in the Transaction Agreement, waive any conditions to the obligations of a party. Any extension or waiver must be agreed to in writing and signed by each applicable party.

Assignment

Neither the Transaction Agreement nor any of the rights or obligations in the Transaction Agreement may be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of JBGL and the Sellers (if the Company assigns its interest) or the Company (if the Sellers or JBGL assign their respective interests). Greenlight Onshore Investments, LLC may, while remaining responsible for all of its obligations under the Transaction Agreement, assign its rights and interests to any of its affiliates who agree to be bound by the Transaction Agreement or designate any of its affiliates to perform its obligations under the Transaction Agreement.

Third Party Beneficiaries

The Transaction Agreement does not confer any rights or remedies upon any person other than the parties to the Transaction Agreement.

Governing Law; Jurisdiction

The Transaction Agreement is governed by the laws of the State of Delaware. Any matters related to the Transaction Agreement or the Transactions must be exclusively brought in the Chancery Court of the State of Delaware. Notwithstanding the foregoing, any action brought against any debt financing source of the Company in connection with the Transactions must exclusively be brought in New York State or United States federal courts sitting in New York City.

Specific Enforcement

The Company, the Sellers and JBGL are each entitled to seek specific performance to enforce the terms of the Transaction Agreement.

THE VOTING AGREEMENT

Pursuant to the Voting Agreement, Greenlight has agreed that until the termination of the Voting Agreement in accordance with its terms, at any meeting of the Company’s stockholders and at every adjournment or postponement thereof, Greenlight, which as of the date of the Voting Agreement held shares of Common Stock and Class B Common Stock representing approximately 35.4% of the total voting power of the Company, will appear at such meeting or otherwise cause such shares to be counted as present for the purposes of establishing a quorum and vote or cause to be voted:

•	in favor of the approval of the Transaction Agreement, the Transactions and the various elements thereof and any other action required in furtherance thereof or necessary for the consummation of the Transactions;
•	in favor of any proposal or recommendation by the Board or the Special Committee to adjourn or postpone the meeting for any reason, including to solicit additional votes;
•	against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of the Company contained in the Transaction Agreement; and
•	against any action or agreement that would be reasonably likely to impede, interfere with, materially delay, frustrate the purposes of or prevent the Transactions.

Greenlight also appointed the Company as its proxy and attorney-in-fact to vote or cause to be voted the applicable shares of Common Stock and Class B Common Stock in accordance with the above.

Greenlight has also agreed that until the termination of the Voting Agreement in accordance with its terms, other than transfers of stock it beneficially owns to an affiliate who agrees to be bound by the terms of the Voting Agreement, Greenlight and its controlled affiliates will not, directly or indirectly:

•	offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (including by merger or otherwise by operation of law), or enter into a loan of, any or all of the Common Stock or Class B Common Stock it beneficially owns or any interest therein;
•	grant any proxy or power of attorney with respect to any of the Common Stock or Class B Common Stock it beneficially owns, or deposit any such stock it beneficially owns into a voting trust or enter into a voting agreement or arrangement with respect to any such stock except as provided in the Voting Agreement or any proxy or power of attorney granted in favor of its investment manager on terms not inconsistent with the terms of the Voting Agreement; or
•	take any other action that would prevent or materially impair Greenlight from performing any of its obligations under the Voting Agreement or that would make any representation or warranty of Greenlight under the Voting Agreement untrue or have the effect of preventing or materially impairing the performance by Greenlight of any of its obligations under the Voting Agreement.

FINANCING OF THE TRANSACTIONS

Debt Commitment Letter

On June 10, 2014, the Company executed the Debt Commitment Letter with certain affiliates of Greenlight Capital, Inc., pursuant to which Greenlight and its affiliates have committed, subject to certain conditions, to provide the Company with a five-year term loan facility in an aggregate principal amount of approximately $150 million to fund, in part, the Acquisition.

Interest and Repayments

Amounts drawn under the facility will bear interest at 9.0% per annum from the Closing Date through the first anniversary thereof and 10.0% per annum thereafter, and the Company will have a one-time option to elect to pay up to one year’s interest in kind. The facility will have no amortization but is subject to early repayment with 100% of the net cash proceeds received from the incurrence of any debt by the Company or the issuance of any equity securities. Voluntary prepayments of the facility will be permitted at any time. All prepayments made prior to the second anniversary of the Closing Date will be subject to a 1.0% prepayment premium.

Collateral

The facility will be secured by (i) a first priority lien on substantially all of the Company’s assets and substantially all of the assets, subject to certain exceptions, of each of the Company’s subsidiaries and (ii) a second priority lien on the assets of any guarantor that are subject to existing valid and perfected liens immediately prior to the Acquisition securing indebtedness of JBGL to the extent such second priority lien is permitted by the documents governing such existing indebtedness or liens or otherwise consented to by the requisite holder(s) thereof, in each case subject to certain exceptions described in the Debt Commitment Letter.

Covenants

The facility will be subject to customary affirmative covenants (subject to certain customary exceptions), including affirmative covenants relating to: maintenance of corporate existence and rights; performance and payment of obligations; delivery of consolidated financial statements and an annual budget; delivery of notices of default, material litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of books and records; maintenance of customary insurance; compliance with laws; inspection of books and properties; environmental matters; additional guarantors; additional real estate assets; leases; additional collateral; further assurances in respect of collateral matters; use of proceeds; and payment of taxes.

The facility will also be subject to customary negative covenants (subject to certain customary exceptions), including negative covenants relating to: limits on dispositions of assets outside the ordinary course of business and changes of business and ownership; limits on mergers and acquisitions; limits on dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; limits on incurring indebtedness (including guarantees and other contingent obligations) and issuing preferred stock; limits on liens and further negative pledges; limits on transactions with affiliates; limits on changes in the business of the Company and its subsidiaries; limits on restrictions of subsidiaries to pay dividends or make distributions; and limits on amendments to subordinated debt.

During the term of the facility the Company will be required to maintain a minimum consolidated fixed charge coverage ratio.

Events of Default

Subject to customary and other thresholds and grace periods to be agreed upon, the following events will be an event of default under the facility allowing the lenders to accelerate the Company’s repayment obligations and exercise other remedies under the facility: nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy and similar events; material judgments; ERISA events; actual or asserted invalidity of guarantees or security documents in each case representing a material portion of the guarantees or the collateral; and a change of control of the Company. Upon and during the continuance of any payment or bankruptcy event of default, overdue principal, interest, fees and other overdue amounts will bear interest at the applicable interest rate plus 2.0% per annum.

The Rights Offering

To fund a portion of the Purchase Price, the Company will conduct a registered offering of transferable Subscription Rights to the record holders of its Common Stock, as of a record date to be determined to purchase additional shares of Common Stock to raise gross proceeds (together with the proceeds from share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements) of approximately $70 million.

The Subscription Rights

The Company will distribute to the record holders of Common Stock as of 5:00 p.m., New York City time, on the record date for the Rights Offering, Subscription Rights to purchase shares of Common Stock. Each Subscription Right will permit the holder of such right to acquire, at the rights price (as described below), [ ] shares of Common Stock under the basic subscription privilege and will also provide the holder of such right with an over-subscription privilege.

Each holder of Common Stock as of the record date for the Rights Offering will receive one Subscription Right for each share of Common Stock owned as of the record date for the Rights Offering. As described in the section below entitled “— Private Rights Offering,” a portion of the Rights Offering to certain of the Company’s existing stockholders will be conducted on a private, non-registered basis, which is referred to herein as the “private rights offering.”

Rights Price

Pursuant to the Transaction Agreement, the rights price for the Rights Offering is the dollar amount equal to 80% of the average closing price per share of Common Stock for the ten trading days immediately following the date of the initial filing of the Rights Offering Registration Statement; provided that in no event will the rights price be greater than $5.00 per share of Common Stock or less than $1.50 per share of Common Stock. The rights price will be determined prior to the commencement of the Rights Offering and will be included in the first amendment to the Rights Offering Registration Statement.

Aggregate Size

Pursuant to the Transaction Agreement, the Company must receive at least $70 million in gross proceeds from the Rights Offering, the private rights offering and the Additional Equity Investment in order for the conditions thereunder to be satisfied. The Company expects to receive gross proceeds of approximately $8.8 million from the Additional Equity Investment. Please see the section below entitled “— The Greenlight Commitment Agreement — Additional Equity Investment.” Consequently, the expected “Aggregate Size” of the Rights Offering and the private rights offering (including shares not otherwise purchased in the Rights Offering that are sold pursuant to the Backstop Commitments) will be approximately $61.2 million.

Private Rights Offering

A portion of the Rights Offering, referred to herein as the private rights offering, is being conducted on a private, non-registered basis to Greenlight and Third Point. Please see the sections below entitled “— The Greenlight Commitment Agreement” and “— The Third Point Commitment Agreement.” As of July 11, 2014, Greenlight held 1,427,829 shares of Common Stock and Third Point held 1,043,126 shares of Common Stock, for which they will receive an equal number of subscription rights, respectively. Because each of Greenlight and Third Point has agreed to fully participate in the private rights offering for their basic subscription privilege, the Company expects to receive at least $27.7 million in gross proceeds from the private rights offering. The Company may receive additional gross proceeds from the private rights offering if Third Point receives any shares of Common Stock in connection with its exercise of its over-subscription privilege.

Basic Subscription Privilege

Pursuant to the basic subscription privilege, recipients of Subscription Rights may purchase [ ] shares of Common Stock per Subscription Right at a rights price per share equal to $[ ], upon delivery of the required documents and payment of $[ ] per share prior to the expiration of the Rights Offering. Recipients of Subscription Rights may exercise all or a portion of their basic subscription privilege in a whole number of Subscription Rights. If such recipients exercise less than their full basic subscription privilege, however, they will not be entitled to purchase shares pursuant to their over-subscription privilege.

Under the Third Point Commitment Agreement and the Greenlight Commitment Agreement, Third Point and Greenlight, respectively, have agreed, subject to the terms and conditions in such agreements, to exercise their basic subscription privileges in full. Please see the sections below entitled “— The Greenlight Commitment Agreement” and “— The Third Point Commitment Agreement.” Any shares of Common Stock purchased by Greenlight and Third Point pursuant to their basic subscription privileges will be purchased directly from the Company on a private basis and will not be registered pursuant to the Rights Offering Registration Statement.

Over-Subscription Privilege

If recipients of Subscription Rights exercise their basic subscription privilege, they will be entitled, pursuant to their over-subscription privilege, to subscribe for additional shares of Common Stock, if any, that remain unsubscribed as a result of any unexercised basic subscription privileges of other recipients. Subject to the limitations set forth below in the section entitled “— The Backstop Agreements — Limitation on Amount Purchased,” the over-subscription privilege allows holders to subscribe for an additional amount of shares of Common Stock equal to up to 100% of the shares for which such holders were entitled to subscribe pursuant to their basic subscription privilege.

Greenlight has agreed not to exercise its over-subscription rights. Third Point has agreed to fully exercise its over-subscription privilege and it will receive any available over-subscription shares prior to such shares being allocated to other holders, up to the Third Point Ownership Threshold. After Third Point has been allocated over-subscription shares up to the Third Point Ownership Threshold, any remaining shares of Common Stock will be allocated to other holders who have exercised their over-subscription privileges. If there is a sufficient number of shares of Common Stock remaining after any allocation to Third Point to fully satisfy the over-subscription privilege requests of all holders, all over-subscription requests will be honored in full. If insufficient shares of Common Stock are available to fully satisfy the over-subscription privilege requests of all holders after any allocation to Third Point, the available shares will be distributed proportionately among those holders who exercised their over-subscription privileges based on the number of shares each holder subscribed for pursuant to its over-subscription privilege.

The Backstop Agreements

In connection with the Transaction Agreement, the Company entered into Backstop Agreements with each of the parties that have agreed to provide Backstop Commitments in respect of the Rights Offering. The Backstop Agreements include certain agreements and commitments as described below. Each of the Backstop Agreements will be an exhibit to the Rights Offering Registration Statement.

Requirement to Effect Rights Offering

Under the Transaction Agreement, the Company must use its reasonable best efforts to commence and complete the Rights Offering as soon as reasonably practicable, subject to the terms and conditions set forth in the Transaction Agreement.

Backstop Commitments

Subject to the terms and conditions set forth in the Backstop Agreements, the Backstop Parties have severally agreed to purchase, substantially simultaneously with the completion of the Rights Offering, in the aggregate, all of the available shares not otherwise sold in the Rights Offering following the exercise of all holders’ basic subscription privileges and over-subscription privileges (other than the shares for which the Company will have received a Backstop Commitment from Third Point). These Backstop Commitments and the Backstop Commitment the Company received from Third Point pursuant to the Third Point Commitment Agreement described below, collectively, are referred to as the “Backstop Commitments.”

The price per share of Common Stock paid by the Backstop Parties pursuant to the Backstop Commitments will be equal to the price paid by the other holders in the Rights Offering.

Any shares of Common Stock purchased by the Backstop Parties pursuant to the Backstop Commitments will be purchased directly from the Company on a private basis and will not be registered pursuant to the Rights Offering Registration Statement.

Limitation on Amount Purchased

Notwithstanding the foregoing, the Backstop Agreements provide that no Backstop Party may acquire more than 4.99% of the Company’s outstanding Common Stock as a result of its participation in its Backstop Commitment and, to the extent that the purchase of shares of Common Stock by a Backstop Party pursuant to a Backstop Agreement would result in such Backstop Party acquiring more than 4.99% of the Company’s outstanding Common Stock upon the consummation of the Rights Offering, the Acquisition and the other Transactions, such Backstop Party’s participation in its Backstop Commitment will be reduced accordingly.

Backstop Parties’ Ownership; Lock-up Agreement

None of the Backstop Parties currently holds shares of Common Stock. Each Backstop Party has agreed in the applicable Backstop Agreement not to offer, sell, contract to sell, pledge or otherwise dispose of, or, other than in connection with its obligations pursuant to its Backstop Commitment, purchase or otherwise acquire, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock prior to the closing of the Acquisition or the termination of the Transaction Agreement in accordance with its terms.

Conditions to Backstop Parties’ Obligations

A Backstop Party’s obligation to purchase shares of Common Stock pursuant to its Backstop Commitment is subject to various conditions, including the following (unless waived by such Backstop Party): (1) the Company must be in compliance with its obligations under the Backstop Agreements and the Transaction Agreement in all material respects; (2) the representations and warranties made by the Company in the Backstop Agreements must be true and correct as of the date of the Backstop Agreements and the consummation of the Rights Offering; (3) such Backstop Party must have received a legal opinion from Cravath, Swaine & Moore LLP with regard to the matters set forth in an exhibit to the Backstop Agreements; and (4) the Acquisition must be consummated substantially simultaneously with the issuance to such Backstop Party of shares of Common Stock pursuant to its Backstop Commitment in accordance, in all material respects, with the terms of the Transaction Agreement, without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to such Backstop Party without the prior consent of such Backstop Party.

Termination

The obligations of a Backstop Party under the Backstop Agreements are subject to immediate termination, upon the election of such Backstop Party, at any time prior to the consummation of the Rights Offering upon the occurrence of any of the following: (1) if in the reasonable judgment of such Backstop Party, the conditions to its obligations are incapable of being satisfied prior to November 4, 2014; (2) a Material Adverse Effect, Buyer Material Adverse Effect or Seller Material Adverse Effect (each as defined in the Transaction Agreement) has occurred; (3) the Company’s adoption of any plan of reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against the Company under any similar law; (4) the Common Stock is no longer listed on The Nasdaq Stock Market; or (5) the Transaction Agreement has been terminated.

Additionally, the Backstop Agreements provide that the obligations of the parties to the Backstop Agreements may be terminated by either the Backstop Parties or the Company upon the occurrence of: (1) another party’s material breach of any of the representations, warranties or covenants set forth in the Backstop Agreements that remains uncured for a period of five business days after the receipt by the non-terminating party of notice of such breach or (2) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Rights Offering or any related transactions. Each Backstop Agreement may also be terminated by mutual agreement between the Company and the applicable Backstop Party.

Fees Paid or Payable to the Backstop Parties

No Backstop Party will receive compensation for its Backstop Commitment.

Expenses; Indemnification

Under the Backstop Agreements, the Company has agreed to reimburse certain reasonable and documented legal fees and expenses of each Backstop Party incurred in connection with the preparation and negotiation of the Backstop Agreements, and the proposed documentation and the transactions contemplated thereby. Additionally, the Company has agreed to indemnify and hold harmless each Backstop Party and its equityholders, members and general and limited partners and the respective officers, directors, employees, affiliates, advisors, agents, attorneys, accountants and consultants of each such entity and to hold the Backstop Party and such other persons and entities (each an “Indemnified Party”) harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to the Backstop Agreements, the matters referred to therein, the proposed Backstop Commitments contemplated thereby, the use of proceeds thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each such Indemnified Person within five business days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person. Notwithstanding any other provision of the Backstop Agreements, neither the Company nor any Indemnified Person will be liable for any special, indirect, consequential or punitive damages in connection with its respective activities related to the Backstop Commitments.

The Greenlight Commitment Agreement

On July 15, 2014, in connection with the execution of the Transaction Agreement, certain affiliates of Greenlight Capital, Inc. entered into the Greenlight Commitment Agreement with the Company. The Greenlight Commitment Agreement is substantially similar in all material respects to the Backstop Agreements, other than the provisions described below.

Participation in the Private Rights Offering

Subject to the terms and conditions set forth in the Greenlight Commitment Agreement (which are substantially similar in all material respects to the terms and conditions set forth in the Backstop Agreements described above), Greenlight has agreed to purchase shares of Common Stock in an amount equal to its full basic subscription privilege in the private rights offering, and has agreed not to exercise its over-subscription privilege.

The price per share of Common Stock paid by Greenlight pursuant to its participation in the private rights offering will be equal to the price paid by the other holders in the Rights Offering.

Any shares of Common Stock purchased by Greenlight pursuant to its participation in the private rights offering will be purchased directly from the Company on a private basis and will not be registered pursuant to the Rights Offering Registration Statement.

Additional Equity Investment

As of July 11, 2014, Greenlight held 780,958 LLC Units and an equal number of shares of Class B Common Stock. Greenlight will not exchange its LLC Units for Common Stock on or prior to the record date for the Rights Offering and thus will not receive Subscription Rights in respect of its LLC Units. To allow Greenlight to avoid the dilution it would otherwise experience because it will not exchange its LLC Units for Common Stock before the record date for the Rights Offering, the Company has agreed to sell to Greenlight, and Greenlight has, subject to certain conditions, agreed to purchase from the Company substantially simultaneously with the consummation of the Acquisition, the number of shares of Common Stock it would have purchased pursuant to the Rights Offering had it exchanged all of its LLC Units for Common Stock on or prior to the record date for the Rights Offering and exercised all of the resulting basic Subscription Rights. The Company expects to receive gross proceeds of approximately $8.8 million from the Additional Equity Investment.

Greenlight’s Ownership; Lock-up Agreement

As of July 11, 2014, Greenlight held 1,427,829 shares of Common Stock and 780,958 shares of Class B Common Stock, or approximately 35.4% of the 6,237,583 aggregate outstanding shares of Common Stock and Class B Common Stock. Greenlight has agreed in the Greenlight Commitment Agreement not to offer, sell, contract to sell, pledge or otherwise dispose of, or, other than in connection with its obligations pursuant to the Greenlight Commitment Agreement and the Transaction Agreement, purchase or otherwise acquire, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock prior to the closing of the Acquisition or the termination of the Transaction Agreement in accordance with its terms.

The Third Point Commitment Agreement

On July 15, 2014, in connection with the execution of the Transaction Agreement, certain investment funds managed by Third Point entered into the Third Point Commitment Agreement with the Company. The Third Point Commitment Agreement is substantially similar in all material respects to the Backstop Agreements, other than the provisions described below.

Participation in the Private Rights Offering

Subject to the terms and conditions set forth in the Third Point Commitment Agreement (which, except as described below, are substantially similar in all material respects to the terms and conditions set forth in the Backstop Agreements described above), Third Point has agreed to fully exercise its basic subscription privilege in the private rights offering and to fully subscribe for its over-subscription privilege, up to the Third Point Ownership Threshold. Third Point will receive priority over all other holders in the allocation of shares available to fulfill over-subscription requests, up to the Third Point Ownership Threshold.

The price per share of Common Stock paid by Third Point pursuant to its participation in the private rights offering will be equal to the price paid by the other holders in the Rights Offering.

Any shares of Common Stock purchased by Third Point pursuant to its participation in the private rights offering will be purchased directly from the Company on a private basis and will not be registered pursuant to the Rights Offering Registration Statement.

Backstop Commitment

Subject to the terms and conditions set forth in the Third Point Commitment Agreement, Third Point has agreed to purchase, substantially simultaneously with the completion of the Rights Offering, all of the available shares not otherwise sold in the Rights Offering, up to the Third Point Ownership Threshold. Third Point’s Backstop Commitment will have priority over the Backstop Commitments of the Backstop Parties, up to the Third Point Ownership Threshold. In connection with the Transactions, Third Point will not acquire, either pursuant to the Rights Offering or its Backstop Commitment, shares of Common Stock in excess of the Third Point Ownership Threshold.

The price per share of Common Stock paid by Third Point pursuant to its Backstop Commitment will be equal to the price paid by the other holders in the Rights Offering.

Any shares of Common Stock purchased by Third Point pursuant to its Backstop Commitment will be purchased directly from the Company on a private basis and will not be registered pursuant to the Rights Offering Registration Statement.

Third Point’s Ownership; Lock-up Agreement

As of July 11, 2014, Third Point held 1,043,126 shares of Common Stock, or approximately 16.7% of the aggregate Common Stock and Class B Common Stock outstanding. Third Point has agreed in the Third Point Commitment Agreement not to offer, sell, contract to sell, pledge or otherwise dispose of, or, other than in connection with its obligations pursuant to the Third Point Commitment Agreement, purchase or otherwise acquire, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock prior to the closing of the Acquisition or the termination of the Transaction Agreement in accordance with its terms.

Limitation on Amount Purchased

Other than with respect to Greenlight and Third Point as described herein, a person or entity, together with related persons or entities, may not exercise Subscription Rights (including the over-subscription privilege) to purchase shares of Common Stock in the Rights Offering that would result in such person or entity, together with any related persons or entities, owning more than 4.99% of the issued and outstanding shares of Common Stock upon the consummation of the Rights Offering, the Acquisition and the related Transactions. Without limiting the foregoing, the Company does not intend to accept any subscriptions pursuant to the basic subscription privilege, or over-subscriptions pursuant to the over-subscription privilege, if the Company believe such subscriptions or over-subscriptions may have an unfavorable effect on its ability to preserve its NOLs and other future tax benefits.

Registration Rights

In connection with the Transaction Agreement, the Company agreed, prior to the consummation of the Rights Offering, to enter into a Registration Rights Agreement with each of the Sellers pursuant to which the Company will agree, subject to certain exceptions and limitations, to effect the registration of any shares of Common Stock beneficially owned by a Seller, its affiliates from time to time and certain of their transferees; provided that the Company will not be obligated to effect the registration of any shares of Common Stock held by a Seller, its affiliates and certain of their transferees that (1) have been sold pursuant to an effective registration statement; (2) have been sold pursuant to Rule 144 of the Securities Act (or a successor rule); or (3) have become eligible for immediate sale under Rule 144 of the Securities Act (or a successor rule) without any time or volume limitations thereunder. The Sellers, acting either individually or together, may issue to the Company a written request that the Company effect the registration of all or any portion of a Seller’s Common Stock (a “Demand Registration”). During every 12-month period, the Sellers will be entitled to two Demand Registrations. In certain circumstances, the Company may postpone effecting a Demand Registration for up to 60 days. In addition, the Sellers will have unlimited “piggyback” registration rights, subject to customary cutbacks, and the ability to require that, after the Company becomes eligible to file a shelf registration statement with the SEC on Form S-3, the Company file such a shelf registration statement and keep it continuously effective until all of the Sellers’ Common Stock is sold. The Company will pay all expenses of the registered offerings pursuant to the Sellers’ exercise of their registration rights (other than underwriting discounts and commissions with respect to underwritten offerings). The Company’s obligations to register the Sellers’ Common Stock will terminate when the Sellers are able to sell all of their Common Stock without limitation under Rule 144 of the Exchange Act. The Registration Rights Agreement the Company will enter into with the Sellers will contain customary indemnification provisions.

In connection with each of the Backstop Agreements and the Third Point Commitment Agreement, the Company agreed, prior to the consummation of the Rights Offering, to enter into a Registration Rights Agreement with each Backstop Party and Third Point pursuant to which the Company will agree, subject to certain exceptions and limitations, to effect the registration of any shares of Common Stock beneficially owned by the Backstop Parties and Third Point, their respective affiliates from time to time and certain of their transferees; provided that the Company will not be obligated to effect the registration of any shares of Common Stock held by the Backstop Parties and Third Point, their respective affiliates and certain of their transferees that (1) have been sold pursuant to an effective registration statement; (2) have been sold pursuant to Rule 144 of the Securities Act (or a successor rule); or (3) have become eligible for immediate sale under Rule 144 of the Securities Act (or a successor rule) without any time or volume limitations thereunder. Each Backstop Party and Third Point will have unlimited “piggyback” registration rights, subject to customary cutbacks. The Company will pay all expenses of the registered offerings pursuant to the exercise of registration rights by the Backstop Parties or Third Point (other than underwriting discounts and commissions with respect to underwritten offerings). The Company’s obligations to register the Common Stock of the Backstop Parties and Third Point will terminate when they are able to sell all of their Common Stock without limitation under Rule 144 of the Exchange Act. The Registration Rights Agreements the Company will enter into with the Backstop Parties and Third Point will contain customary indemnification provisions.

PROPOSAL 1 — ADOPTION OF THE TRANSACTION AGREEMENT AND APPROVAL OF THE TRANSACTIONS BY ALL STOCKHOLDERS ENTITLED TO VOTE

The Special Committee unanimously determined that the Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board and the Compensation Committee of the Board) and the Transactions are fair to and in the best interests of the Company and its stockholders (other than Greenlight), declared the Transaction Documents (other than the Brickman Employment Agreement, which was unanimously approved by the Compensation Committee and the Board, other than Mr. Einhorn) and the Transactions to be advisable and recommended that the Board adopt the Transaction Agreement, approve the Transactions, submit the Transaction Agreement and the Transactions to a vote at a meeting of the stockholders of the Company and recommend that the stockholders of the Company vote their shares in favor of adopting the Transaction Agreement and approving the Transactions. Based on the unanimous recommendation of the Special Committee, the Board (other than Mr. Einhorn) adopted the Transaction Agreement and approved the Transactions, declared the Transaction Agreement and the Transactions to be advisable and in the best interests of the Company and its stockholders (other than Greenlight), directed that the adoption of the Transaction Agreement and the approval of the Transactions be submitted to a vote at a meeting of the stockholders of the Company and recommended that the stockholders of the Company vote for the adoption of the Transaction Agreement and the approval of the Transactions.

Relationship to Other Proposals

Implementation of this Proposal 1 is contingent upon obtaining the requisite stockholder approval of Proposals 2 through 5 and Proposal 7. Approval of this Proposal 1 is a condition to consummation of the Transactions.

Required Vote

The adoption of the Transaction Agreement and the approval of the Transactions pursuant to this Proposal 1 require the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to this Proposal 1.

Recommendation

The Board, based on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” the adoption of the Transaction Agreement and the approval of the Transactions.

PROPOSAL 2 — ADOPTION OF THE TRANSACTION AGREEMENT AND APPROVAL OF THE TRANSACTIONS BY STOCKHOLDERS ENTITLED TO VOTE OTHER THAN GREENLIGHT

The Special Committee unanimously determined that the Transaction Documents (other than the Brickman Employment Agreement, which the Special Committee directed to the Board and the Compensation Committee of the Board) and the Transactions are fair to and in the best interests of the Company and its stockholders (other than Greenlight), declared the Transaction Documents (other than the Brickman Employment Agreement, which was unanimously approved by the Compensation Committee and the Board, other than Mr. Einhorn) and the Transactions to be advisable and recommended that the Board adopt the Transaction Agreement, approve the Transactions, submit the Transaction Agreement and the Transactions to a vote at a meeting of the stockholders of the Company and recommend that the stockholders of the Company vote their shares in favor of adopting the Transaction Agreement and approving the Transactions. Based on the unanimous recommendation of the Special Committee, the Board (other than Mr. Einhorn) adopted the Transaction Agreement and approved the Transactions, declared the Transaction Agreement and the Transactions to be advisable and in the best interests of the Company and its stockholders (other than Greenlight), directed that the adoption of the Transaction Agreement and the approval of the Transactions be submitted to a vote at a meeting of the stockholders of the Company and recommended that the stockholders of the Company vote for the adoption of the Transaction Agreement and the approval of the Transactions.

Relationship to Other Proposals

Implementation of this Proposal 2 is contingent upon obtaining the requisite stockholder approval of Proposal 1, Proposals 3 through 5 and Proposal 7. Approval of this Proposal 2 is a condition to consummation of the Transactions.

Required Vote

The adoption of the Transaction Agreement and the approval of the Transactions pursuant to this Proposal 2 require the affirmative vote of holders of at least a majority of the shares of the Common Stock and Class B Common Stock outstanding, other than those shares of the Common Stock or Class B Common Stock owned by Greenlight, voting as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to this Proposal 2.

Recommendation

The Board, based on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” the adoption of the Transaction Agreement and the approval of the Transactions.

PROPOSAL 3 — ISSUANCE OF BIOFUEL COMMON STOCK IN THE TRANSACTIONS

Background and Overview

The Equity Issuance

Pursuant to the terms of the Transaction Agreement, as part of the consideration for the Acquisition, the Company will issue a number of shares of Common Stock to the Sellers in a private placement such that immediately after the Closing, after giving effect to the Rights Offering, the LLC Unit Exchange and the share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements, (1) Greenlight will own 49.9% of the outstanding Common Stock and (2) the Brickman Parties will own 8.4% of the outstanding Common Stock. The per share value of the Common Stock issued in the Equity Issuance will be the weighted average price per share of Common Stock as quoted on The Nasdaq Capital Market for the five trading days before the Closing.

As of July 11, 2014, Greenlight beneficially owns approximately 35.4% of the outstanding common stock of the Company (comprised of Common Stock and Class B Common Stock). Greenlight also holds 780,958 LLC Units, which, together with an equal number of shares of Class B Common Stock, are exchangeable for shares of the Common Stock on a one-for-one basis.

The Backstop Commitment

In connection with the Transaction Agreement, the Company has entered into a Backstop Agreement with each of the Backstop Parties. The Backstop Agreements set forth, among other things, the terms of the Backstop Parties’ participation in the Backstop Commitment. Subject to the terms and conditions set forth therein, each Backstop Party has severally agreed to purchase, immediately prior to the expiration of the Rights Offering, in the aggregate, up to 25% of the available shares not otherwise sold in the Rights Offering following the exercise of all other holders’ basic subscription privileges and over-subscription privileges (which is all of such available shares, other than the shares for which we have received a Backstop Commitment from Third Point, as described below). However, none of the Backstop Parties may acquire more than 4.99% of the outstanding Common Stock as a result of its participation in the Backstop Commitment.

The price per share of Common Stock paid by the Backstop Parties pursuant to the Backstop Commitments will be equal to the price paid by the other holders in the Rights Offering. Each Subscription Right in the Rights Offering will permit the holder to purchase shares of Common Stock for a per share purchase price equal to 80% of the average closing price per share of Common Stock for the 10 trading days immediately following the date the Company files the Rights Offering Registration Statement. However, in no event will the per share purchase price be greater than $5.00 per share or less than $1.50 per share. The price per share paid by the Backstop Parties pursuant to the Backstop Agreements will be equal to the price paid by the other holders in the Rights Offering. The Backstop Parties will not receive compensation for their commitment to participate in the private rights offering or their Backstop Commitment.

Any shares purchased by the Backstop Parties pursuant to the Backstop Agreements will be purchased directly from the Company on a private basis and are not being registered pursuant to the Rights Offering Registration Statement.

The Backstop Parties are JMB Capital Partners Master Fund, L.P., Lonestar Partners, LP, North Run Master Fund, LP, and Scoggin LLC. None of the Backstop Parties currently holds shares of Common Stock and each of the Backstop Parties has agreed not to buy or sell shares of the Common Stock (other than in connection with its Backstop Commitment) until the Closing or the termination of the Transaction Agreement in accordance with its terms.

Third Point Commitment

In connection with the Transaction Agreement, the Company has entered into the Third Point Commitment Agreement with Third Point. The Third Point Commitment Agreement sets forth, among other things, the terms of Third Point’s participation in the private rights offering and the Backstop Commitment. Third Point’s obligations under the Third Point Commitment Agreement are subject to various conditions as described under the section of this proxy statement entitled “Financing of the Transactions — Rights Offering — Third Point Commitment Agreement” beginning on page [ ].

As of July 11, 2014, Third Point held approximately 1,043,126 shares of Common Stock, or 16.7% of the aggregate shares of the Common Stock and Class B Common Stock outstanding. Subject to the terms and conditions set forth in the Third Point Commitment Agreement, Third Point has agreed to purchase shares of Common Stock in an amount equal to its full basic subscription privilege in the private rights offering (and not to participate in the Rights Offering).

Subject to the terms and conditions set forth in the Third Point Commitment Agreement, Third Point has also agreed to purchase, immediately prior to the expiration of the Rights Offering to the public, available shares not otherwise sold in the Rights Offering following the exercise of all other holders’ basic subscription privileges and over-subscription privileges (which is all of such available shares, other than the shares for which we have received a Backstop Commitment from the Backstop Parties as described above) up to such amount that Third Point’s aggregate ownership of our outstanding Common Stock, after giving effect to the Rights Offering, the Equity Issuance and the Additional Equity Investment, equals 16.7%.

The price per share paid by Third Point pursuant to the Third Point Commitment Agreement will be equal to the price per share paid by the other holders in the Rights Offering. Third Point will not receive compensation for its commitment to participate in the private rights offering or its Backstop Commitment. The Company has agreed to reimburse Third Point for its reasonable and documented legal fees and expenses incurred in connection with the preparation and negotiation of the Third Point Commitment Agreement in an amount up to $10,000.

Any shares purchased by Third Point pursuant to the Third Point Commitment Agreement will be purchased directly from the Company on a private basis and are not being registered pursuant to the Rights Offering Registration Statement.

Greenlight Commitment

In connection with the Transaction Agreement, the Company has entered into the Greenlight Commitment Agreement with certain affiliates of Greenlight Capital, Inc. The Greenlight Commitment Agreement sets forth, among other things, the terms of Greenlight’s participation in the private rights offering and the Additional Equity Investment. Greenlight’s obligations under the Greenlight Commitment Agreement are subject to various conditions as described under the section of this proxy statement entitled “Financing of the Transactions — The Rights Offering — Greenlight Commitment Agreement” beginning on page [ ].

Subject to the terms and conditions set forth in the Greenlight Commitment Agreement, Greenlight has agreed to purchase shares of Common Stock in an amount equal to its full basic subscription privilege in the private rights offering (and not to participate in the Rights Offering). Greenlight has agreed not to exercise its over-subscription privilege. Subject to the terms and conditions set forth in the Greenlight Commitment Agreement, Greenlight has also agreed to purchase, substantially simultaneously with the consummation of the Acquisition, the same number of shares of Common Stock it would have purchased pursuant to the private rights offering had it exchanged all of the LLC Units it holds for shares of Common Stock on or prior to the record date for the Rights Offering and exercised all of the basic subscription rights it would receive as a holder of such Common Stock pursuant to the private rights offering. The purpose of the Additional Equity Investment is to give Greenlight the economic benefit of the private rights offering with respect to any membership interests in the LLC and shares of Class B Common Stock (which together are exchangeable for shares of Common Stock on a one-for-one basis) it has not exchanged for shares of Common Stock on or prior to the record date for the Rights Offering. The price per share paid by Greenlight pursuant to the Greenlight Commitment Agreement will be equal to the price per share paid by the other holders in the Rights Offering. Greenlight will not receive compensation for its commitment to participate in the private rights offering or the Additional Equity Investment. The Company has agreed to reimburse Greenlight for its reasonable and documented legal fees and expenses incurred in connection with the preparation and negotiation of the Greenlight Commitment Agreement in an amount up to $10,000.

Any shares purchased by Greenlight pursuant to the Greenlight Commitment Agreement will be purchased directly from the Company on a private basis and are not being registered pursuant to the Rights Offering Registration Statement. Greenlight has agreed not to buy or sell shares of the Common Stock (other than in connection with the private rights offering, the Additional Equity Investment and the Equity Issuance) until the earlier of the Closing or the termination of the Transaction Agreement in accordance with its terms.

The terms of the Backstop Agreements, Third Point Commitment Agreement and Greenlight Commitment Agreement are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K dated July 15, 2014 filed with the SEC on July 15, 2014, and the Transaction Documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed Transaction Documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if (1) such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities or (2) any director, officer or “Substantial Shareholder” (defined as an interest consisting of 5% or more of the number of shares of common stock or 5% or more of the voting power outstanding) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in the outstanding common shares or voting power of 5% or more.

The number of shares of Common Stock to be issued in connection with the Equity Issuance to the Sellers may exceed 20% of the outstanding Common Stock or voting power before the issuance.

Pursuant to the terms of the Backstop Commitments, the Company may also issue 20% or more of its outstanding Common Stock or voting power before the issuance if the Backstop Parties, in the aggregate, purchase the maximum amount of available shares not otherwise sold in the Rights Offering to the public following the exercise of all other holders’ basic subscription privileges and over-subscription privileges.

In addition, pursuant to the Third Point Commitment Agreement, Third Point, which is a Substantial Shareholder, will purchase shares of Common Stock in an amount equal to its full basic subscription privilege in the private rights offering and to exercise its over-subscription privilege in full and to purchase, simultaneously with the completion of the Rights Offering to the public, all of the available shares not otherwise sold in the Rights Offering to the public following the exercise of all other holders’ basic subscription privileges up to such amount that Third Point’s aggregate ownership of our outstanding Common Stock, after giving effect to the Rights Offering, the Equity Issuance and the Additional Equity Investment, equals 16.7%, which is Third Point’s current ownership level of our outstanding Common Stock.

Furthermore, pursuant to the Greenlight Commitment Agreement, Greenlight, which is a Substantial Shareholder, will purchase shares of Common Stock in an amount equal to its full basic subscription privilege in the private rights offering and the same number of shares of Common Stock it would have purchased pursuant to the private rights offering had it exchanged all of its membership interest in the LLC for shares of Common Stock on or prior to the record date for the Rights Offering and exercised all of the basic subscription rights it received as a holder of such Common Stock pursuant to the private rights offering. Additionally, Greenlight will receive shares of Common Stock via the Equity Issuance as part of the Acquisition. Such purchases by Greenlight in the private rights offering and the Additional Equity Investment, together with the shares of Common Stock it will receive pursuant to the Equity Issuance, individually or in the aggregate, could result in an increase in the outstanding Common Stock or voting power by 5% or more or cause the Company to issue 20% or more of its outstanding Common Stock or voting power before the issuance in connection therewith.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

The price per share to be paid by the Backstop Parties pursuant to the Backstop Agreements, Third Point pursuant to the Third Point Commitment Agreement and Greenlight pursuant to the Greenlight Commitment Agreement is the same as the price to be paid by participants in the Rights Offering, which is equal to 80% of the average closing price per share of Common Stock for the 10 trading days immediately following the date the Company files the Rights Offering Registration Statement. In no event will the per share purchase price be greater than $5.00 per share or less than $1.50 per share. Accordingly, the Company may issue, through the Backstop Commitment and pursuant to the Third Point Commitment Agreement and the Greenlight Commitment Agreement, 20% or more of its outstanding Common Stock or voting power before the issuance at a price that is less than the greater of book or market value.

Effect of Proposal on Current Stockholders

If this Proposal 3 is adopted, up to a maximum of [ ] shares of Common Stock would be issuable upon consummation of the Transactions, assuming that the per share value of the Common Stock issued to the Sellers pursuant to the Equity Issuance and the per right exercise price in the Rights Offering (and private rights offerings) is equal to $6.23 (the closing sales price of our Common Stock on The Nasdaq Capital Market on July 11, 2014), representing up to [ ]% of the shares of our Common Stock outstanding on the date hereof. The issuance of such shares, in the aggregate, would result in dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Relationship to Other Proposals

Implementation of this Proposal 3 is contingent upon obtaining the requisite stockholder approval of Proposals 1, 2, 4, 5 and 7. Approval of the Common Stock issuance as set forth in this Proposal 3 is a condition to consummation of the Transactions.

Required Vote

The approval of this Proposal 3 requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to this Proposal 3.

The Board, based on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” Proposal 3.

PROPOSAL 4 — APPROVAL OF AMENDMENT OF THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board has approved and recommends that the stockholders approve a proposed amendment to the Charter to increase the number of authorized shares of Common Stock, par value $0.01 per share, from 10,000,000 shares to 100,000,000 shares. There will be no change in the number of authorized shares of preferred stock of the Company, which will remain at 5,000,000.

Reasons for the Authorized Common Stock Amendment

We are seeking stockholder approval of the Authorized Common Stock Amendment in order to allow for (i) the issuance of all shares of our Common Stock that are issuable upon the exercise of the Subscription Rights to purchase shares of our Common Stock in the Rights Offering, (ii) the issuance of all shares of our Common Stock that are issuable in connection with the Equity Issuance, (iii) the issuance of all shares of our Common Stock that are issuable pursuant to the Backstop Agreements, (iv) the issuance of all shares of our Common Stock that are issuable pursuant to the Third Point Commitment Agreement, (v) the issuance of all shares of our Common Stock that are issuable pursuant to the Greenlight Commitment Agreement, (vi) the issuance of all shares of our Common Stock that are issuable in connection with the LLC Unit Exchange and (iv) future issuances under the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan and to support future capital needs and anticipated growth.

As of July 11, 2014, before giving effect to the Authorized Common Stock Amendment, we had 10,000,000 shares of authorized Common Stock available for issuance. As of July 11, 2014, there were 5,456,625 shares of Common Stock outstanding, net of 40,481 shares held in treasury, and 780,958 shares of Class B Common Stock outstanding, which together constitute a total of 6,237,583 shares of outstanding voting shares of the Company. In addition, as of July 11, 2014, 780,958 shares of our authorized but unissued Common Stock are reserved for issuance upon the exchange of currently outstanding LLC Units (along with the corresponding shares of Class B Common Stock) and 119,540 shares of our authorized but unissued Common Stock are reserved for issuance pursuant to awards granted under the Company’s 2007 Equity Plan.

[    ] shares of Common Stock will be issued upon consummation of the Rights Offering. A summary of the material terms of the Rights Offering can be found under the section of the proxy statement entitled “Financing of the Transactions — The Rights Offering” beginning on page [ ].

Pursuant to the Transaction Agreement, the Company has agreed to issue a number of shares of Common Stock to the Sellers such that immediately after the Closing, after giving effect to the Rights Offering, the LLC Unit Exchange and the share purchases pursuant to the Greenlight Commitment Agreement, the Third Point Commitment Agreement and the Backstop Agreements, (i) Greenlight will own 49.9% of the outstanding Common Stock and (ii) the Brickman Parties will own 8.4% of the outstanding Common Stock. Assuming the per share value of the Common Stock to be issued to the Sellers is $6.23, which is the closing sales price of our Common Stock on The Nasdaq Capital Market on July 11, 2014, a total of [ ] shares of Common Stock would be issuable in the Equity Issuance.

In addition, as of July 11, 2014, 780,958 LLC Units, as well as 780,958 corresponding shares of Class B Common Stock, were issued, outstanding and held by persons other than the Company. Holders of LLC Units (other than the Company) may exchange the LLC Units for shares of Common Stock on a one-for-one basis. Upon such exchange, the corresponding Class B Common Stock will, in accordance with the Charter, be automatically transferred to the Company and thereupon retired without further action on the part of the Company or the holder thereof. In connection with the Transaction Agreement, the Company has caused all holders’ (other than Greenlight’s), including the Company’s managements’, LLC Units to be exchanged for shares of Common Stock, and Greenlight (pursuant to the Voting Agreement) has agreed to exchange all of its LLC Units for shares of Common Stock on the Closing Date.

As a result, before giving effect to the Authorized Common Stock Amendment, we do not have sufficient authorized but unissued shares of Common Stock to allow for all the issuances of Common Stock described above in connection with the Transactions.

Additionally, the Board has determined that this proposal to increase the number of shares of authorized Common Stock is advisable and in our stockholders’ best interest because it would allow for the consummation of the Transactions and would provide the Company with the ability to support our future anticipated growth and provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, acquisitions, stock dividends, issuances under stock incentive plans and other corporate purposes. The availability of additional shares of Common Stock would permit us to proceed with certain of these actions without the delay and expense associated with holding a special meeting of stockholders to obtain stockholder approval each time an opportunity arises that would require the issuance of shares of Common Stock.

Effect of the Authorized Common Stock Amendment

If the Authorized Common Stock Amendment addressed in this Proposal 4 is approved by the stockholders and becomes effective, Section 4.01 of Article IV of the Charter will be amended to read in its entirety as follows:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is 105,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and (b) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The number of authorized shares of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.”

If the Authorized Common Stock Amendment is approved by the stockholders and becomes effective, the Charter will also be amended to eliminate the Series A Non-Voting Convertible Preferred Stock of the Company, which were initially authorized on February 3, 2011 by a Certificate of Designations filed with the Secretary of State of the State of Delaware and no shares of which are currently outstanding. The amendment proposed by the Authorized Common Stock Amendment is also set forth on Annex D to this proxy statement (proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking).

If the Authorized Common Stock Amendment is approved at the Annual Meeting and the Board has not determined that the Authorized Common Stock Amendment is no longer in the best interests of the Company or its stockholders, the Amended and Restated Charter incorporating the Authorized Common Stock Amendment (together with the proposed amendments addressed in Proposals 5 through 7, if those are also approved by stockholders) will be filed with the Secretary of State of the State of Delaware prior to the Closing. Upon the filing and effectiveness of the Amended and Restated Charter, the Authorized Common Stock Amendment will become effective.

Relationship to Other Proposals

Implementation of this Proposal 4 is contingent upon obtaining the requisite stockholder approval of Proposals 1 through 3, 5 and 7. Approval of the Authorized Common Stock Amendment addressed in this Proposal 4 is a condition to consummation of the Transactions.

Required Vote

Approval of the Authorized Common Stock Amendment contemplated by this Proposal 4 requires the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock and Class B Common Stock, voting together as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to this Proposal 4.

Recommendation

The Board, based on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” Proposal 4.

PROPOSAL 5 — APPROVAL OF AMENDMENT OF THE CHARTER TO CHANGE THE NAME OF THE COMPANY TO “GREEN BRICK PARTNERS, INC.”

The Board has approved and recommends that the stockholders approve a proposed amendment to the Charter to change the name of the Company to “Green Brick Partners, Inc.”.

Reasons for the Name Change Amendment

Pursuant to the Transaction Agreement, the Company has agreed to change its name from “BioFuel Energy Corp.” to “Green Brick Partners, Inc.” The Board believes that the Name Change Amendment is advisable and that the proposed new name appropriately recognizes the change in the nature of the business conducted by the Company following the consummation of the Transactions.

Effect of the Name Change Amendment

If the Name Change Amendment addressed in this Proposal 5 is approved by the stockholders and becomes effective, Article I of the Charter will be amended to read in its entirety as follows:

“The name of this corporation is Green Brick Partners, Inc.”

The amendments proposed by the Name Change Amendment are also set forth on Annex D to this proxy statement (proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking).

The change of the Company’s name will not affect, in any way, the validity of currently outstanding stock certificates, nor will it be necessary for stockholders to surrender or exchange any stock certificates that they currently hold as a result of the name change. In connection with the Name Change Amendment, the Company may seek to change the trading symbol of the Common Stock on The Nasdaq Stock Market.

If the Name Change Amendment is approved at the Annual Meeting and the Board has not determined that the Name Change Amendment is no longer in the best interests of the Company or its stockholders, the Amended and Restated Charter incorporating the Name Change Amendment (together with the proposed amendments addressed in Proposals 4, 6 and 7, if those are also approved by stockholders) will be filed with the Secretary of State of the State of Delaware prior to the Closing. Upon the filing and effectiveness of the Amended and Restated Charter, the Name Change Amendment will become effective.

Relationship to Other Proposals

Implementation of this Proposal 5 is contingent upon obtaining the requisite stockholder approval of Proposals 1 through 4 and 7. Approval of the Name Change Amendment addressed in this Proposal 5 is a condition to consummation of the Transactions.

Required Vote

Approval of the Name Change Amendment contemplated by this Proposal 5 requires the affirmative vote of holders of at least a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to this Proposal 5.

Recommendation

The Board, based on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” Proposal 5.

PROPOSAL 6 — APPROVAL OF AMENDMENT OF THE CHARTER TO ELIMINATE REFERENCES TO LLC UNITS AND CLASS B COMMON STOCK

The Board has approved and recommends that the stockholders approve a proposed amendment to the Charter to eliminate Article V, Sections 4.03(b) and 4.06 of Article IV and all other provisions in the Charter relating to the LLC Units and the Class B Common Stock. The Dual Structure Amendment also reflects certain non-substantive conforming changes consistent with the intent of the Dual Structure Amendment.

Reasons for the Dual Structure Amendment

The Company currently has two classes of common stock authorized for issuance. The holders of the Common Stock and the holders of the Class B Common Stock have identical voting rights, and the holders of the Common Stock and Class B Common Stock vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by applicable law. Holders of the Class B Common Stock do not have any right to receive dividends or receive a distribution upon dissolution, liquidation or winding up of the Company. This dual class structure was established when the Company issued to holders of LLC Units one share of Class B Common Stock for each LLC Unit it held at the time of the Company’s initial public offering of Common Stock. Pursuant to the LLC Agreement, holders of LLC Units (other than the Company) are entitled to exchange those LLC Units for an equal number of shares of Common Stock.

Pursuant to the terms of the Voting Agreement, Greenlight has agreed to exchange all LLC Units it holds for shares of Common Stock on the Closing Date, and pursuant to the terms of the Transaction Agreement, the Company has caused the members of the Company’s management who hold LLC Units to exchange their LLC Units for shares of Common Stock. Pursuant to the Charter, if a holder of Class B Common Stock exchanges any of the LLC Units it holds for shares of Common Stock, the shares of Class B Common Stock held by such holder and attributable to the exchanged LLC Unit will automatically be transferred to the Company and retired without further action by the Company or the holder thereof. Therefore, after the LLC Unit Exchange, all outstanding shares of Class B Common Stock will have been transferred to the Company and retired and the Company will be the only holder of LLC Units.

The Board believes that the maintenance of Article V and the continuing reference to the LLC Units and the Class B Common Stock in the Charter will be unnecessary and potentially confusing to investors and the capital markets following the LLC Unit Exchange and the consummation of the Transactions. Therefore, the Board believes that it is advisable and in the Company’s best interests and in the best interests of the Company’s stockholders to amend the Charter to eliminate Article V, Sections 4.03(b) and 4.06 of Article IV and all other provisions in the Charter relating to LLC Units and the Class B Common Stock.

After the Closing and the LLC Unit Exchange, the Company will be the only holder of LLC Units and there will no shares of Class B Common Stock outstanding. Additionally, the LLC has no current intention to issue any additional LLC Units in the future and the Company has no current intention to issue any shares of Class B Common Stock in the future.

Effect of the Dual Structure Amendment

The Dual Structure Amendment would eliminate Article V, Sections 4.03(b) and 4.06 of Article IV and all other provisions in the Charter relating to the LLC Units and the Class B Common Stock, including, but not limited to, provisions relating to the exchange of LLC Units for shares of Common Stock and the rights, preferences and limitations of the Class B Common Stock. The Dual Structure Amendment will not change any substantive terms of the Common Stock or any powers or rights of its holders. The amendments proposed by the Dual Structure Amendment are set forth on Annex D to this proxy statement (proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking).

If the Dual Structure Amendment is approved at the Annual Meeting and the Board has not determined that the Dual Structure Amendment is no longer in the best interests of the Company or its stockholders, after the consummation of the LLC Unit Exchange, the Amended and Restated Charter incorporating the proposed Dual Structure Amendment (together with the proposed amendments addressed in Proposals 4, 5 and 7, if those are also approved by stockholders) will be filed with the Secretary of State of the State of Delaware prior to the Closing. Upon the filing and effectiveness of the Amended and Restated Charter, the Dual Structure Amendment will become effective.

Relationship to Other Proposals

Implementation of this Proposal 6 is contingent upon the consummation of the LLC Unit Exchange so that no Class B Common Stock is outstanding at the time of filing with the Secretary of State of the State of Delaware. Approval of the Dual Structure Amendment addressed in this Proposal 6 is not a condition to consummation of the Transactions.

Required Vote

Pursuant to Sections 4.03 and 5.02 of the Charter, approval of the Dual Structure Amendment requires (i) the affirmative vote of holders of at least a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting as a single class and (ii) the affirmative vote of holders of at least a majority of the outstanding shares of the Class B Common Stock, voting separately as a class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” with respect to this Proposal 6.

Recommendation

The Board, based on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” Proposal 6.

DESCRIPTION OF BIOFUEL ENERGY CORP. CAPITAL STOCK

The following discussion is a summary of the material terms of the Common Stock, preferred stock, Series B Junior Participating Preferred Stock, 382 Rights Agreement, Charter and Bylaws.

Authorized Capital

Our authorized capital stock currently consists of 10 million shares of Common Stock, par value $0.01 per share, 3.75 million shares of Class B Common Stock, par value $0.01 per share, and five million shares of preferred stock, par value $0.01 per share.

In connection with the Acquisition, we intend to amend and restate our Charter to (1) increase the number of authorized shares of the Common Stock, (2) change the name of the Company to “Green Brick Partners, Inc.,” (3) eliminate all provisions in the Charter relating to the LLC Units and the Class B Common Stock and (4) preserve certain tax benefits of the Company. See Proposals 4 through 7. Following the Acquisition and the filing of our Amended and Restated Charter with the Secretary of State of the State of Delaware, we expect that our authorized capital stock will consist of 100 million shares of Common Stock, par value $0.01 per share, and 5 million shares of preferred stock, par value $0.01 per share. The following descriptions of our authorized capital stock assume that the Acquisition is consummated and the Amended and Restated Charter is effected as described herein.

Common Stock

Holders of the Common Stock are entitled to one vote for each share held of record on all matters on which stockholders generally are entitled to vote. Holders of the Common Stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Holders of the Common Stock are entitled to receive dividends when and if declared by the Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. We do not intend to pay cash dividends on the Common Stock for the foreseeable future.

In the event of our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

The holders of Common Stock have no conversion, preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

The Board has the authority, subject to any limitations imposed by law or the Nasdaq Listing Rules, without further action by the stockholders, to issue up to 5 million shares of preferred stock in one or more series and to fix the voting powers (if any), the preferences, and relative, participating, optional or other special rights, if any, of such series and the qualifications, limitations and restrictions thereof. These rights, preferences and privileges include, but are not limited to, dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of that series, any or all of which may be greater than the rights of Common Stock.

Series B Junior Participating Preferred Stock and 382 Rights Agreement

The following description is a summary of the material terms of the certificate of designation for the Series B Junior Participating Preferred Stock, par value $0.01 per share, and does not purport to be complete. This summary is qualified in its entirety by reference to the certificate of designation itself, a copy of which is attached as Annex I to the Amended and Restated Charter attached as Annex D to this proxy statement.

General

On March 27, 2014, the Board declared a dividend of one preferred share purchase right (a “382 Right”) for each outstanding share of Common Stock of the Company, to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company at a price of $13.50 per one one-thousandth of a share of Preferred Stock (the “382 Purchase Price”), subject to adjustment as provided in the 382 Rights Agreement. The dividend was payable to stockholders of record at the close of business on April 7, 2014 (the “382 Record Date”). The description and terms of the 382 Rights are set forth in the 382 Rights Agreement, dated as of March 27, 2014, as the same may be amended from time to time, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

The Board adopted the 382 Rights Agreement to protect the Company from a possible limitation on the Company’s ability to use its NOLs and other future tax benefits, which may be used to reduce potential future income tax obligations. The Company has experienced substantial operating losses, and under the Code, and rules promulgated thereunder, the Company may “carry forward” these NOLs and other future tax benefits in certain circumstances to offset current and future earnings and thus reduce the Company’s income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. If, however, the Company experiences an “ownership change,” as defined in Section 382 of the Code, the Company’s ability to use its NOLs and other future tax benefits will be substantially limited. Generally, an ownership change would occur if the Company’s stockholders (including certain “public” 5% stockholders) who own, or are deemed to own, 5% or more of the Common Stock increase their collective ownership in the Company by more than 50% over a rolling three-year period.

The following is a summary of the material terms of the 382 Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 382 Rights Agreement, a copy of which is attached as Annex E to this proxy statement.

Effectiveness

The 382 Rights Agreement became effective on March 27, 2014 (the “382 Effective Date”). Upon and following the 382 Effective Date, 382 Rights were issued in respect of all outstanding shares of Common Stock on the 382 Record Date, and for all shares of Common Stock issued after the Record Date and, subject to the next sentence, prior to the earliest of the 382 Distribution Date (as defined below), the redemption of the 382 Rights and the expiration of the 382 Rights. 382 Rights may be distributed with respect to shares of Common Stock that become outstanding after the 382 Distribution Date only in certain limited circumstances as described in the 382 Rights Agreement (such as the issuance of Common Stock pursuant to stock options, employee compensation or benefit plans and convertible securities).

Term

The 382 Rights will expire on the earliest of (1) March 27, 2017, (2) the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if our Board determines that the 382 Rights Agreement is no longer necessary or desirable for the preservation of NOLs or other tax benefits, (3) the close of business on the first day of a taxable year of the Company to which the Board determines that no NOLs or other tax benefits may be carried forward and (4) the close of business on March 26, 2015, if approval of the 382 Rights Agreement by a majority of votes cast by the stockholders present in person or by proxy and voting on the matter has not been obtained on or before such date, unless earlier redeemed or exchanged by the Company as set forth more fully in the 382 Rights Agreement. The stockholder approval contemplated by clause (4) above is being sought in connection with the stockholders’ meeting being held to adopt the Transaction Agreement and related matters.

Exercisability

Initially, the 382 Rights will not be exercisable. The 382 Rights will become exercisable upon the earlier of the following dates (such date, the “382 Distribution Date”):

•	on the tenth calendar day after such date that the Company learns that (a) a person (other than a Grandfathered Person (as defined below)) or group beneficially owns (as defined in the 382 Rights Agreement) 4.99% or more of the outstanding Common Stock or (b) a Grandfathered Person has exceeded its Grandfathered Percentage (as defined below) by 0.5% of the outstanding shares of Common Stock (any person or group specified in this bullet point, an “Acquiring Person”); and
•	such date, if any, as may be designated by our Board following the commencement of, or first public disclosure of an intention to commence, a tender offer or exchange offer for outstanding Common Stock which could result in a person or group becoming an Acquiring Person.

Grandfathered Persons

Any person or group (a “Grandfathered Person”) that beneficially owned (as disclosed in public filings) 4.99% or more of the outstanding Common Stock as of March 27, 2014 (such percentage, the “Grandfathered Percentage”) will not be deemed an Acquiring Person, so long as such person or group does not exceed its Grandfathered Percentage by 0.5% of the outstanding shares of Common Stock.

If a Grandfathered Person sells or otherwise disposes of its Common Stock, its Grandfathered Percentage will be the lesser of (a) its Grandfathered Percentage immediately prior to the sale or other disposition or (b) the percentage of Common Stock beneficially owned by the Grandfathered Person immediately following the sale or other disposition.

If at any time a Grandfathered Person beneficially owns less than 4.99% of the outstanding shares of Common Stock, it will cease to be a Grandfathered Person under the 382 Rights Agreement.

To the Company’s knowledge, the only Grandfathered Persons are Greenlight and Third Point.

Exempt Persons and Exempt Transactions

Prior to someone becoming an Acquiring Person, the Board can determine that any person or group that would otherwise be an Acquiring Person can be exempted from becoming an Acquiring Person, or any transaction that would result in someone becoming an Acquiring Person can be exempted in determining whether someone has become an Acquiring Person. After someone has become an Acquiring Person, the Board’s ability to grant an exemption is generally limited to circumstances where a person or group has inadvertently become an Acquiring Person. Before granting an exemption, the Board may require that a person or group make certain representations, undertakings or covenants.

Any exchange by any holder of LLC Units in the LLC held by it on March 27, 2014 for shares of Common Stock pursuant to its rights under the LLC Agreement (including the LLC Unit Exchange) then in effect will be an “Exempt Transaction.”

Prior to our entry into the Transaction Agreement, the Board determined to exempt the Equity Issuance in connection with the Acquisition and Greenlight’s commitment to purchase shares of Common Stock in the Rights Offering and otherwise pursuant to provisions of the Voting Agreement under the 382 Rights Agreement.

In addition, on July 8, 2014, the Board determined to exempt each of Third Point’s commitment to purchase shares of Common Stock pursuant to the Third Point Commitment Agreement, Greenlight’s commitment to purchase shares of Common Stock pursuant to the Greenlight Commitment Agreement and the Backstop Parties’ potential purchases of shares of Common Stock pursuant to the Backstop Agreements under the 382 Rights Agreement.

382 Rights Certificates and Detachability

Prior to the 382 Distribution Date, the 382 Rights will be evidenced by the certificates for shares of Common Stock, and the 382 Rights will be transferable with and only with the related Common Stock (or, in the case of uncertificated Common Stock, the applicable record of ownership) and will be automatically transferred with any transfer of the related Common Stock. Until the 382 Distribution Date (or earlier expiration of the 382 Rights), new Common Stock certificates issued after the 382 Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the 382 Rights Agreement by reference, and notice of such legend will be furnished to holders of book-entry shares. Until the 382 Distribution Date (or earlier expiration of the 382 Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the 382 Record Date, even without such legend or a copy of the summary of 382 Rights, will also constitute the transfer of the 382 Rights associated with the shares of Common Stock represented by such certificate or registered in book-entry form. As soon as practicable following the 382 Distribution Date, separate certificates evidencing the 382 Rights (“382 Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the 382 Distribution Date and such separate 382 Right Certificates alone will evidence the 382 Rights.

The 382 Rights are not exercisable until the 382 Distribution Date. The 382 Rights will expire on March 27, 2017 (the “Final 382 Expiration Date”), unless the 382 Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions, including if approval of the 382 Rights Agreement by a majority of votes cast by the stockholders present in person or by proxy and voting on the matter has not been obtained on or before March 26, 2015, in which case the 382 Rights will expire on such date.

Preferred Stock Purchasable Upon Exercise of 382 Rights

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Terms of Preferred Stock

The terms of the Preferred Stock issuable upon exercise of the 382 Rights are designed so that each one one-thousandth of a share of Preferred Stock is the economic and voting equivalent of one whole share of Common Stock of the Company. In addition, the Preferred Stock has certain minimum dividend and liquidation rights.

Flip-In Trigger

If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a 382 Right, other than 382 Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a 382 Right that number of one one-thousandths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of two times the exercise price of the 382 Right.

In addition, at such time that any person or group becomes an Acquiring Person (but not if the “flip-over” trigger applies as described in the paragraph below such that the Company is not the surviving corporation) and solely in the event that an insufficient number of authorized but unissued shares of Class B Common Stock are available to give effect to Section 7.11(e) of the LLC Agreement, the Company will offer each holder of LLC Units (other than a holder that is an Acquiring Person) the option to purchase, at a purchase price equal to the par value thereof, such number of one one-thousandths of a share of Preferred Stock equal to the number of Preferred Units (as defined in the LLC Agreement) such holder would have been entitled to receive under the LLC Agreement but for the absence of available authorized shares of Class B Common Stock (but only to the extent such Preferred Units could not be issued because of such absence).

Flip-Over Trigger

If, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a 382 Right (other than 382 Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a 382 Right that number of shares of Common Stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the 382 Right.

Exchange Provision

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph, our Board may exchange the 382 Rights (other than 382 Rights owned by such Acquiring Person and certain transferees thereof which will have become null and void), in whole or in part, for consideration per 382 Right consisting of one-half of the Preferred Stock (or fractions thereof) that would be issuable at such time upon the exercise of one 382 Right pursuant to the terms of the 382 Rights Agreement.

Redemption of the 382 Rights

At any time prior to the earlier of (i) the time an Acquiring Person becomes such and (ii) the Final 382 Expiration Date, the Board may redeem the 382 Rights in whole, but not in part, at a price of $0.0001 per 382 Right (the “382 Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the 382 Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the 382 Rights, the right to exercise the 382 Rights will terminate and the only right of the holders of 382 Rights will be to receive the 382 Redemption Price.

Amendment of Terms of 382 Rights Agreement and 382 Rights

For so long as the 382 Rights are then redeemable, the Company may, except with respect to the 382 Redemption Price, amend the 382 Rights Agreement in any manner. After the 382 Rights are no longer redeemable, the Company may, except with respect to the 382 Redemption Price, amend the 382 Rights Agreement in any manner that does not, among other things, adversely affect the interests of holders of the 382 Rights (other than holders of 382 Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).

Voting Rights; Other Stockholder Rights

Until a 382 Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions

The 382 Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the 382 Rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (2) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (3) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

Anti-Takeover Effects of Our Charter and Bylaws

The Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company, even in those cases where such a transaction may be at a premium to the current market price of the Common Stock.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders

The Charter provides that stockholder action (other than actions by holders of preferred stock, if any) can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the Board, the chief executive officer or the president, or pursuant to a resolution adopted by a majority of the Board. Stockholders are not permitted to call a special meeting or to require the Board to call a special meeting.

Advance Notice Procedure

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of candidates for election to the Board. Stockholders at an annual meeting will be able to consider only proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares

Subject to the Nasdaq Listing Rules, our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock may also have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Anti-Takeover Effects of the 382 Rights Agreement and the Section 382 Amendment

The Company’s ability to use the NOLs to offset future taxable income for U.S. federal income tax purposes may be limited as a result of prior or future acquisitions of the Common Stock. As a result, the Board adopted the 382 Rights Agreement to protect the Company from a possible limitation on its ability to use the NOLs and other tax benefits as discussed above. In addition, the Board proposes that the Company’s stockholders approve the Section 382 Amendment, which, if approved by the requisite vote, would also add certain ownership limitations to preserve the NOLs and other tax benefits in the Charter. These provisions may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company, even in those cases where such a transaction may be at a premium to the current market price of the Common Stock. Please see the sections of this proxy statement entitled “— Series B Junior Participating Preferred Stock and 382 Rights Agreement,” “Proposal 7 — Approval of Amendment of the Charter to Preserve Certain Tax Benefits” and “Proposal 9 — Approval of 382 Rights Agreement” beginning on page [ ] and page [ ], respectively.

Certain Other Provisions of the Charter and Bylaws and Delaware Law

Board of Directors

The Charter provides that the number of directors will be fixed in the manner provided in the Bylaws. The Bylaws provide that the number of directors will be fixed from time to time solely pursuant to a resolution adopted by the Board. The Board currently has seven members.

Section 203 of Delaware Law

The Charter expressly states that we have elected not to be subject to the provisions of Section 203 of the DGCL. Subject to exceptions specified therein, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” including general mergers or consolidations or acquisitions of additional shares of the corporation, for a three-year period following the time that such stockholder became an interested stockholder.

Except as otherwise specified in Section 203 of the DGCL, an “interested stockholder” is generally defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three years immediately prior to the date of determination; and
•	the affiliates and associates of any such person.

The statute is intended to prohibit or delay mergers or other takeover or change in control attempts. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

PROPOSAL 7 — APPROVAL OF AMENDMENT OF THE CHARTER TO PRESERVE
CERTAIN TAX BENEFITS

The Board has approved and recommends that the stockholders approve a proposed amendment of the Charter to add a new Article V to the Charter to impose restrictions on transfers and ownership of our Common Stock in order to preserve our NOLs and other tax benefits.

Background and Reasons for the Section 382 Amendment

As of March 31, 2014, the Company reported federal NOLs of approximately $179.0 million, which will begin to expire if not used by December 31, 2029. Under the Code, and the rules and regulations promulgated thereunder, the Company may “carry forward” these NOLs and other tax benefits in certain circumstances to offset current and future earnings and thus reduce the Company’s income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. If, however, the Company experiences an “ownership change,” as defined in Section 382 of the Code, the Company’s ability to use its NOLs and other tax benefits will be substantially limited. For this purpose, an ownership change generally occurs if, as of any “testing date” (as defined under Section 382 of the Code), the Company’s “5-percent shareholders” (as defined in the Code) have collectively increased their ownership in the Common Stock by more than 50 percentage points over their lowest percentage ownership at any time during the relevant testing period, which generally begins three years before each “testing date” transaction. In general, 5-percent shareholders would include (i) any individual who owns 5% or more of the Common Stock and (ii) any “public group” that owns the Common Stock, in each case whether such stockholders own the Common Stock directly or indirectly through one or more higher tier entities that directly or indirectly own 5% or more of the Common Stock. A “public group” generally consists of a group of individuals each of whom directly or indirectly owns less than 5% of our Common Stock. An ownership change may therefore occur following substantial changes in the direct or indirect ownership of the Company’s outstanding stock by one or more 5-percent shareholders over this period.

On July 8, 2014, the Board approved and declared advisable the form of Amended and Restated Charter, which includes the Section 382 Amendment to protect the Company from a possible limitation on the Company’s ability to use its NOLs and other tax benefits. The Company has also entered into the 382 Rights Agreement, which the Company is submitting to stockholders for approval at the Annual Meeting (see Proposal 9). If our stockholders do not approve the Section 382 Amendment, the Section 382 Amendment will not be included in the amended and restated certificate of incorporation to be filed with the Secretary of State of the State of Delaware prior to the Closing and will not become effective. If the Section 382 Amendment is not approved and the 382 Rights Agreement is not approved, our ability to deter an “ownership change” that could impair the Company’s ability to use its NOLs and other tax benefits after March 26, 2015 will be significantly more limited.

Description of the Section 382 Amendment

The following is a summary of the proposed Section 382 Amendment. The amendments proposed by the Section 382 Amendment are set forth on Annex D to this proxy statement (proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking).

Prohibited Transfers; Exception

The restrictions on transfer and ownership contained in the proposed Section 382 Amendment generally will restrict any direct or indirect transfer of our Common Stock if the effect would be to:

•	increase the direct or indirect ownership of the Common Stock under Section 382 of the Code from less than 4.99% to 4.99% or more of the Common Stock, subject to limited exceptions; or
•	increase the percentage of Common Stock owned directly or indirectly by any existing stockholder that owns 4.99% or more of our Common Stock as of the effective time of the Section 382 Amendment (a “Substantial Stockholder”), subject to limited exceptions.

Transfers restricted by the Section 382 Amendment include sales to persons or a group of persons whose resulting percentage ownership (direct or indirect) of Common Stock would exceed the 4.99% threshold discussed above, or to persons whose direct or indirect ownership of Common Stock would by attribution cause another person to exceed such threshold. For purposes of determining the existence and identity of, and the amount of Common Stock owned by, any stockholder, the Company will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date. The restrictions on transfer and ownership may result in the delay or refusal of certain requested transfers of Common Stock. As a result of these rules, the restrictions on transfer and ownership could result in prohibiting ownership (thus requiring dispositions) of Common Stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our Common Stock. The restrictions on transfer and ownership will also apply to proscribe the creation or transfer of certain “options” (which is broadly defined by Section 382 of the Code) in respect of our Common Stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

The restrictions on transfer and ownership contained in the proposed Section 382 Amendment will not apply to an attempted transfer if the transferor or the transferee obtains prior written approval of the Board or a duly authorized committee of the Board.

Transfers pursuant to the Equity Issuance, Greenlight Commitment Agreement and Third Point Commitment Agreement will not be prohibited transfers under the Amended and Restated Charter, if approved by the Company’s stockholders.

Treatment of Existing Substantial Stockholders

Existing Substantial Stockholders as of the effective time of the Section 382 Amendment will not be required to sell their shares but generally will be restricted from increasing their ownership of the Company’s stock as determined under Section 382 of the Code.

Consequences of Prohibited Transfers

Upon implementation of the Section 382 Amendment, any direct or indirect transfer in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as a stockholder of the Company, and shall not be entitled with respect to such transferred shares of Common Stock to any rights of stockholders of the Company, including, without limitation, the right to vote such shares and to receive dividends or distributions. In this proxy statement, shares of Common Stock purportedly acquired in violation of the restrictions on transfer and ownership are referred to as “excess securities.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess securities to the Company’s agent along with any dividends or other distributions paid with respect to such excess securities. The agent will sell such excess securities in an arms’ length transaction (or series of transactions) that would not constitute a violation under the restrictions on transfer and ownership. The net proceeds of the sale, together with any other distributions with respect to such excess securities received by the agent, will be distributed first to reimburse the agent for its costs and expenses, second to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess securities on the date of the prohibited transfer, subject to certain conditions and exceptions) incurred by the purported transferee to acquire such excess securities, and the balance of the proceeds, if any, to one or more charities designated by the Board. If the excess securities are sold by the purported transferee, such person will be treated as having sold the excess securities on behalf of the agent, and will be required to remit all proceeds to the agent (except to the extent the Company grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

With respect to any indirect or other transfer of Common Stock that does not involve a transfer of the Company’s “securities” within the meaning of the DGCL but which would cause any Substantial Stockholder to violate the restrictions on transfer and ownership (such as, for example, the acquisition of an equity interest in an entity that owns shares of the Company’s stock), the following procedure (the “Alternate Procedure”) will apply instead of the procedures described above. In such a case, no such Substantial Stockholder will be required to dispose of any interest that is not a security issued by us. Instead, such Substantial Stockholder and/or any person whose ownership of our securities is attributed to such Substantial Stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such Substantial Stockholder not to be in violation of the restrictions on transfer and ownership, and such securities will be treated as excess securities to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such Substantial Stockholder or such other person that was the direct holder of such excess securities from the proceeds of sale by the agent being the fair market value of such excess securities at the time of the prohibited transfer.

If a purported transferee fails to surrender the excess securities of the proceeds of a sale of excess securities to the agent within thirty days from the date on which the Company makes a written demand, then the Company may take any action it deems necessary to enforce the provisions of the Section 382 Amendment, including the institution of legal proceedings to compel the surrender, and the Board may authorize such additional actions as its deems advisable to give effect to the provisions of the Section 382 Amendment.

Authority of the Board

The Board will have the power to determine and interpret, in its sole discretion, all matters necessary for assessing compliance with the provisions of the Section 382 Amendment. These matters include (i) the identification of Substantial Stockholders, (ii) whether a transfer is a prohibited transfer, (iii) whether to exempt a transfer, (iv) the percentage stock ownership interest in the Company of any person for the purposes of Section 382 of the Code, (v) whether an instrument constitutes a security of the Company, (vi) the amount or fair market value due to a purported transferee pursuant to the Alternate Procedure described above and (vii) any other matters which the Board determines to be relevant. The determination of the Board on such matters will be conclusive and binding for all purposes of the Section 382 Amendment.

Implementation; Expiration of the Section 382 Amendment

If the Section 382 Amendment is approved at the Annual Meeting and the Board has not determined that the Section 382 Amendment is no longer in the best interests of the Company or its stockholders, the Amended and Restated Charter incorporating the proposed Section 382 Amendment (together with the proposed amendments addressed in Proposals 4 through 6, if those amendments are also approved by the stockholders) will be filed with the Secretary of State of the State of Delaware prior to the Closing. Upon the filing and effectiveness of the Amended and Restated Charter, the Section 382 Amendment will become effective.

The restrictions on transfer and ownership imposed by the Section 382 Amendment will expire on the earlier of (i) the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if the Board determines that the Section 382 Amendment is no longer necessary or desirable for the preservation of NOLs or other tax benefits and (ii) the close of business on the first day of a taxable year of the Company with respect to which the Board determines that no NOLs or other tax benefits may be carried forward.

Effectiveness and Enforceability

Although the Section 382 Amendment is intended to reduce the likelihood of an ownership change, for a number of reasons, we cannot eliminate the possibility that an ownership change will occur even if the Section 382 Amendment is adopted. For example:

•	the Board can permit a transfer to an acquirer that results in or contributes to an ownership change if it determines that such transfer is in our or our stockholders’ best interests;
•	a court could find that part or all of the Section 382 Amendment is not enforceable, or that the Section 382 Amendment is not enforceable against particular stockholders. Under the laws of the State of Delaware, our jurisdiction of incorporation, a restriction on the transfer or registration of securities of a corporation, or on the amount of securities of a corporation that may be owned by a person or group of persons, is conclusively presumed to be for a reasonable purpose when the purpose of such restriction is for maintaining or preserving any tax attribute (including without limitation NOLs). Under Delaware law, the restrictions on transfer and ownership set forth in the Section 382 Amendment will, with respect to shares of our Common Stock issued prior to the effectiveness of such restrictions, only be effective against (i) holders of the shares who vote in favor of this proposal and (ii) purported transferees of shares that were held by a holder who voted for this proposal if (A) the restriction on transfer and ownership is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the restrictions on transfer and ownership (even absent such conspicuous notation). Please see below the section entitled “— Certain Considerations Relating to the Section 382 Amendment — Effect of the Section 382 Amendment if you vote against it” beginning on page [ ];
•	even if the Section 382 Amendment is approved and becomes effective, there is still a risk that certain changes in relationships among stockholders or other events could contribute to or cause an ownership change under Section 382 of the Code;
•	an ownership change could be caused or contributed to as a result of our own actions, such as issuing, repurchasing or redeeming shares of our Common Stock, which we remain free to do if our Board determines that it is in our or our stockholders’ best interests to do so; and
•	as discussed below under the section entitled “— Certain Considerations Relating to the Section 382 Amendment — Effect of the Section 382 Amendment if you vote against it” beginning on page [ ], a court could find that the Section 382 Amendment is unenforceable in general or as applied to a particular stockholder or fact situation.

As a result of these and other factors, the Section 382 Amendment would serve to reduce, but would not eliminate, the risk that we will undergo a Section 382 ownership change. Accordingly, we cannot assure you that an ownership change will not occur even if the Section 382 Amendment becomes effective.

Certain Considerations Relating to the Section 382 Amendment

The Board believes that attempting to protect the NOLs and other tax benefits is in our and the stockholders’ best interests. Nonetheless, we cannot eliminate the possibility that an ownership change will occur even if the Section 382 Amendment is approved. You should consider the factors below when making your decision.

•	Future Use and Amount of the NOLs and Other Tax Benefits Is Uncertain. Our use of the NOLs and other tax benefits depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or the NOLs or other tax benefits at such time will exceed any potential limitation under Section 382 of the Code.
•	Potential Challenge to the NOLs and Other Tax Benefits. The amount of the NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of the provisions of Section 382 of the Code and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or another taxing authority will not claim that we experienced an ownership change and attempt to reduce the benefit of the NOLs and other tax benefits available to us at such time even if the Section 382 Amendment is in place.
•	Continued Possibility of Ownership Change. Although the Section 382 Amendment is intended to reduce the likelihood of an ownership change by, among other things, making certain transfers of our Common Stock void ab initio to the fullest extent permitted by law, we cannot assure you that it will be effective. The amount by which an ownership interest may change in the future could, for example, be affected by sales of our Common Stock by stockholders who are 5% shareholders (as defined under Section 382 of the Code) or by sales or purchases of stock or other interests in corporations, partnerships or other legal entities that own 5% or more of our Common Stock, over which we have no control. Additionally, it may be in our best interests, taking into account all relevant facts and circumstances at the time, to permit the acquisition of Common Stock in excess of the specified limitations or to issue a reasonable amount of equity in the future, all of which may increase the likelihood of an ownership change.
•	Potential Effects on Liquidity. The Section 382 Amendment is intended to deter persons or groups of persons from acquiring beneficial ownership of our Common Stock in excess of the specified limitations. A stockholder’s ability to dispose of our Common Stock may be limited if the Section 382 Amendment reduces the number of persons willing to acquire our Common Stock or the amount they are able to acquire. A stockholder may violate the restrictions on transfer and ownership set forth in the Section 382 Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our Common Stock and consult their own legal advisors and/or us to determine whether their ownership of the shares approaches the proscribed level.
•	Potential Impact on Value. If the Section 382 Amendment is approved, the Board intends to include a legend conspicuously noting the restrictions on transfer and ownership included in the Section 382 Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in certificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.99% of our Common Stock and certain institutional holders who may not be comfortable holding our Common Stock with restrictive legends, may not be able or willing to purchase our Common Stock, the Section 382 Amendment could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting our NOLs and future tax benefits.
•	Anti-Takeover Effect. The Board adopted the Section 382 Amendment to diminish the risk that our ability to use the NOLs and other tax benefits to reduce potential federal and state income tax obligations becomes limited. Nonetheless, the Section 382 Amendment may have an “anti-takeover effect” because it may deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our Common Stock and the ability of persons, entities or groups now owning more than 4.99% of our Common Stock from acquiring additional shares of our Common Stock without the approval of the Board. The Section 382 Amendment could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.
•	Effect of the Section 382 Amendment if you vote for it and already own more than 4.99% of our Common Stock. If you already own more than 4.99% of our Common Stock and you vote for the Section 382 Amendment, you would be able to transfer shares of our Common Stock only if the transfer does not increase the percentage of stock ownership of another holder of 4.99% or more of our Common Stock or create a new holder of 4.99% or more of our Common Stock. As a result you would not be able to sell your shares as a block to a single purchaser. You will also be able to transfer your shares of our Common Stock through open-market sales to multiple purchasers, as long as those purchasers are not a group for purposes of Section 382 of the Code. Shares acquired by any person or group in any such transaction will be subject to the Section 382 Amendment’s restrictions on transfer and ownership.
•	Effect of the Section 382 Amendment if you vote for it and own less than 4.99% of our Common Stock. The Section 382 Amendment will apply to you, but, so long as you own less than 4.99% of our Common Stock you can transfer your shares to a purchaser who, after the sale, also would own less than 4.99% of our Common Stock.
•	Effect of the Section 382 Amendment if you vote against it. Under Delaware law, the proposed restrictions on transfer and ownership will, with respect to shares of our Common Stock issued prior to the effectiveness of such restrictions, be effective against (i) holders of the shares who voted in favor of this proposal and (ii) purported transferees of shares that were held by a holder who voted for this proposal if (A) the restriction on transfer and ownership is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the restrictions on transfer and ownership (even absent such conspicuous notation). We intend to cause shares of our Common Stock issued after the effectiveness of the Section 382 Amendment to be issued with such restrictions conspicuously noted on the certificate(s) representing such shares, and therefore we expect that under Delaware law such newly issued shares will be subject to the restrictions described herein. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form pursuant to and in accordance with Delaware law. For the purpose of determining whether a stockholder is subject to the Section 382 Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Section 382 Amendment that are proposed to be transferred are subject to the Section 382 Amendment, unless a stockholder establishes that it did not vote in favor of the Section 382 Amendment. Nonetheless, a court could find that the Section 382 Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

The Board believes that it is advisable and in our best interests and in the best interests of the stockholders to approve the Section 382 Amendment to impose certain restrictions on transfers of our Common Stock in order to prevent the inadvertent loss of our NOLs and future tax benefits.

If the Section 382 Amendment is approved at the Annual Meeting and the Board has not determined that the Section 382 Amendment is no longer in the best interests of the Company or its stockholders, the Amended and Restated Charter incorporating the Section 382 Amendment (together with the proposed amendments addressed in Proposals 4 through 6, if those are also approved by stockholders) will be filed with the Secretary of State of the State of Delaware prior to the Closing. Upon the filing and effectiveness of the Amended and Restated Charter, the Section 382 Amendment will become effective.

Relationship to Other Proposals

Implementation of this Proposal 7 is contingent upon obtaining the requisite stockholder approval of Proposals 1 through 5. Approval of the Section 382 Amendment addressed in this Proposal 7 is a condition to consummation of the Transactions.

Required Vote

Approval of the Section 382 Amendment contemplated by this Proposal 7 requires the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock and Class B Common Stock, voting together as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” in respect of this Proposal 7.

Recommendation

The Board, based on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” Proposal 7.

INTERESTS OF THE COMPANY’S DIRECTORS AND
EXECUTIVE OFFICERS IN THE TRANSACTIONS

Overview

Certain executive officers and directors of the Company may be deemed to have interests in the Transactions contemplated by the Transaction Documents that may be different from, or in addition to, those of the Company’s stockholders generally. In considering the recommendation of the Board (which is based on the recommendation of the Special Committee) that you vote to adopt the Transaction Agreement and approve the Transactions, you should be aware of these interests. The Special Committee and the Board were aware of these interests and considered them, among other matters, in reaching the decision to adopt the Transaction Agreement and approve the Transactions and the Board, based on recommendation of the Special Committee, recommends that the Company’s stockholders vote in favor of adopting the Transaction Agreement and approving the Transactions. Please see the sections of this proxy statement entitled “The Transactions —  Background of the Transactions” and “The Transactions — Reasons to Enter into the Transactions” beginning on page [ ] and [ ], respectively, for further discussion of these matters. As described in more detail below, these interests include:

•	eligibility of the Company’s executive officers to receive, pursuant to certain agreements with the Company (the “Executive Agreements”), reimbursements for the cost of continued medical coverage upon termination of employment upon or following the consummation of the Transactions;
•	the interest of David Einhorn, who is a director of the Company and the president of Greenlight, which, as of July 11, 2014 owns approximately 91.6% of the outstanding equity of JBGL and will therefore receive, among other payments and benefits, 91.6% of the purchase price for the sale of all of the equity interests in JBGL; and
•	entitlement to the indemnification and exculpation benefits in favor of directors and officers of the Company described in more detail below in the section entitled “— Indemnification and Exculpation of Directors and Officers” beginning on page [ ].

Pursuant to the Transaction Agreement, the Stock Options held by executive officers and directors of the Company, all of which are vested, will be terminated and canceled in accordance with their terms for no consideration. Please see below the section entitled “— Treatment of Stock Options under the Transaction Agreement” beginning on page [ ].

Special Committee Compensation

In consideration of the time and effort required of the members of the Special Committee in evaluating the Transactions and any other alternative transactions, as well as negotiating the terms and conditions of the Transaction Agreement and the related transaction documents, our Board determined that each member of the Special Committee will receive, as compensation for such member’s service on the Special Committee, an amount equal to $2,500 per month (with the Chairperson of the Special Committee receiving an additional $500 per month), commencing with and including the month of April 2014, and reimbursement of reasonable expenses incurred by such member in connection with such member’s service on the Special Committee. Such fees are payable whether or not the Transactions or any other alternative transactions are recommended by the Special Committee or consummated. No other compensation will be paid to the members of the Special Committee in connection with their service on the Special Committee.

Treatment of Stock Options under the Transaction Agreement

As of the date of this proxy statement, all of our executive officers and directors held Stock Options. Pursuant to the Transaction Agreement, each Stock Option outstanding and unexercised immediately prior to the Closing will be settled in accordance with its terms. The Transaction Agreement provides that no consideration will be provided for the settlement of Stock Options without the consent of the Sellers. Because the per share exercise price of each Stock Option is significantly greater than the current price of Common Stock, each Stock Option outstanding immediately prior to the Closing will be terminated and canceled in accordance with their terms without consideration in connection with the Transactions.

The table below sets forth, for each of our executive officers’ and directors’ holdings of Stock Options as of July 11, 2014, the aggregate number of shares of Common Stock subject to such Stock Options.

Name	Shares Subject to Stock Options(1)
Executive Officers
Scott H. Pearce(2)	17,500
Doug M. Anderson(3)	—
Kelly G. Maguire	14,250
Todd R. Gander	—
Mark L. Zoeller	6,000
Directors
Elizabeth K. Blake	250
David Einhorn	250
Richard I. Jaffee	250
John D. March	250
Ernest J. Sampias	250
Mark W. Wong	20,250

(1)	All Stock Options are vested. The Stock Options will be terminated and canceled in accordance with their terms for no consideration because the per share exercise price of the Stock Options significantly exceeds the current price of a share of Common Stock. The average closing price of the Common Stock for the first five days following the public announcement of the Transactions was $7.09. The weighted average exercise price of the Stock Options as of July 11, 2014, was $60.03.
(2)	Mr. Pearce also serves as a director. All of the Stock Options held by Mr. Pearce are reflected above under Mr. Pearce’s holdings of Stock Options as an executive officer.
(3)	Mr. Anderson’s last day of employment with the Company was January 3, 2014. All of the Stock Options held by Mr. Anderson have expired.

Other Payments under the Transaction Agreement

No other payments will be paid to our executive officers or directors in connection with the Transactions.

Interests of David Einhorn

David Einhorn is one of our directors and is the president of Greenlight. As of July 11, 2014, Greenlight owned approximately 35.4% of the total issued and outstanding Common Stock and Class B Common Stock. As of July 11, 2014 Greenlight also owned approximately 91.6% of the outstanding equity of JBGL and will be entitled to receive approximately 91.6% of the $275 million purchase price for the sale of all of the equity interests in JBGL, which will include both additional shares of Common Stock and cash as described in the section of this proxy statement entitled “The Transaction Agreement — Consideration” beginning on page [ ]. In connection with the Transaction Agreement, the Company executed the Debt Commitment Letter with certain affiliates of Greenlight Capital, Inc. pursuant to which Greenlight has committed to provide the Company with a five-year term loan facility in an aggregate principal amount of approximately $150 million to fund, in part, the Acquisition. After the consummation of the Transactions, Greenlight will be entitled to interest and principal payments under the debt facility. Please see the section of this proxy statement entitled “Financing of the Transactions — Debt Commitment Letter” beginning on page [ ]. After consummation of the Transactions, Greenlight will own 49.9% of the total issued and outstanding Common Stock and will enjoy the benefits from any future earnings and growth of the Company to the extent of its shareholdings from time to time.

Executive Agreements

All current executive officers are entitled, after termination of employment, to reimbursement for the cost of continued medical coverage pursuant to COBRA under certain Executive Agreements entered into with the Company. The period of COBRA coverage for which reimbursement of premiums is provided to the executive officers ranges from 6 months to 18 months. Mr. Pearce will receive 18 months for reimbursement of COBRA premiums. Mr. Maguire will receive 12 months for reimbursement of COBRA premiums. Messrs. Zoeller and Gander will receive 6 months of reimbursement for COBRA premiums.

In addition, each executive officer has agreed under his Executive Agreement that he will not directly or indirectly interfere with the employment relationship of, or hire or attempt to hire, any current or former employee of the Company or disparage the Company or its products or services.

Quantification of Payments and Benefits

The table below titled “Potential Change in Control Payments to Named Executive Officers and Other Executive Officers,” along with its footnotes, shows the compensation that is based on or otherwise relates to the Transactions that is potentially payable to (i) the Company’s named executive officers as identified in the Company’s most recent annual report on Form 10-K with respect to its fiscal year ending December 31, 2013 (i.e., the Company’s principal executive officer and the two other most highly compensated executive officers as determined as of the last day of the Company’s most recently completed fiscal year), as required by Item 402(t) of Regulation S-K and (ii) the Company’s other executive officers who are not named executive officers. Doug Anderson, who served as Executive Vice President and Chief Operating Officer until he terminated his employment with the Company on January 3, 2014, was considered a named executive officer for the year ended December 31, 2013, but is not entitled to any payments or benefits in connection with the Transactions.

The table assumes that the Closing occurred on July 11, 2014 and that the employment of the executive was terminated by the Company on such date. Because none of the payments will become payable immediately at the Closing, none of the payments below are noted as “single trigger.” Payments noted in the footnotes to the table below as “double-trigger” will not be paid to the executive unless the executive’s employment is terminated by the Company on or after the Closing. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, please see above the sections entitled “— Treatment of Stock Options under the Transaction Agreement” and “— Executive Agreements” beginning on page [ ] and page [ ], respectively.

Potential Change of Control Payments To Named Executive Officers and Other Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Other ($)(3)	Total ($)
Named Executive Officers
Scott H. Pearce	$0	$0	$32,886	$32,886
Doug M. Anderson	$0	$0	$—	$—
Kelly G. Maguire	$0	$0	$21,924	$21,924
Other Executive Officers
Todd R. Gander	$0	$0	$10,962	$10,962
Mark L. Zoeller	$0	$0	$10,962	$10,962

(1)	There are no anticipated cash payments.
(2)	As described above, all Stock Options will be terminated and canceled in accordance with their terms for no consideration because the per share exercise price of the Stock Options significantly exceeds the current price of a share of Common Stock. The average closing price of the Common Stock for the first five (5) days following the public announcement of the Transactions was $7.09. The weighted average exercise price of the Stock Options as of July 11, 2014, was $60.03.
(3)	As described above, the other payments to the Company’s executive officers consist of the reimbursement for the cost of continued medical coverage under COBRA. Reimbursement will be on a monthly basis for the cost of coverage during the applicable month. The payments are “double-trigger” as they will only be payable upon termination of employment.

Employee Matters

The Transaction Agreement requires that from and after the Closing, the Company and JBGL will, individually and jointly, be responsible for providing continuation of medical coverage pursuant to COBRA to any current or former employee of the Company and JBGL (or any “qualified beneficiary” of any such current or former employee), in each case, regardless of when such individuals became eligible for continuation of medical coverage pursuant to COBRA. The Transaction Agreement also contemplates that the Company and JBGL will provide to certain current or former executives of the Company reimbursement in respect of the cost of COBRA coverage provided under the Executive Agreements. JBGL (or any “qualified beneficiary” of any such current or former employee), in each case, regardless of or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

Potential for Future Arrangements

To the knowledge of the Company, except for certain agreements described in this proxy statement between the Company and its executive officers and the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan, no employment or other agreement, arrangement or understanding between any executive officer or director of the Company, on the one hand, and the Company, JBGL or subsidiaries of JBGL, on the other hand, existed as of the date of this proxy statement, and none of the Transactions is conditioned upon any executive officer or director of the Company entering into any such agreement, arrangement or understanding.

Indemnification and Exculpation of Directors and Officers

The Charter generally requires the Company to indemnify its directors and officers to the fullest extent permitted by law.

Section 145(a) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Charter also provides for the limitation of liability set forth in Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit.

The Company has obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Company may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

The employment agreements of Mr. Pearce and Mr. Maguire provide for indemnification to the fullest extent permitted by law against any claims or judgments that result by reason of employment with the Company. In addition, during the term of employment of each of Mr. Pearce and Mr. Maguire, and for a period of three years following employment, the Company must maintain officers’ and directors’ liability insurance for each of Mr. Pearce and Mr. Maguire at least equal to the coverage that the Company provides for any other present or former senior executive or director.

Prior to consummation of the Transactions, the Company will obtain prepaid (or “tail”) directors’ and officers’ liability insurance policies with respect to acts or omissions occurring prior to the Closing, covering each such person on terms with respect to coverage and amounts that are substantially the same as the terms in the Company’s current directors’ and officers’ liability insurance policies.

Future Employment Agreements

In connection with the consummation of the Transactions, the Company will enter into the Brickman Employment Agreement. The terms of the Brickman Employment Agreement were agreed to at the time that the Company, the Sellers and JBGL entered into the Transaction Agreement and were attached as Exhibit B to the Transaction Agreement. Under the Brickman Employment Agreement, Mr. Brickman will serve as the Chief Executive Officer of the Company and as a member of the Board. The initial term of the Brickman Employment Agreement will be five years. Mr. Brickman’s annual base salary will be $1.4 million. He will be eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals, such as EBITDA targets, approved by the Board. In addition, Mr. Brickman will be entitled to receive a one-time award of 500,000 stock options, which award will vest in five substantially equal installments on each of the first five anniversaries of the date of grant. The specific terms and conditions relating to Mr. Brickman’s stock options will be set forth in an award agreement between the Company and Mr. Brickman. In the event that Mr. Brickman’s employment is terminated by the Company without Cause (as will be defined in the Brickman Employment Agreement) or Mr. Brickman’s resignation for Good Reason (as will be defined in the Brickman Employment Agreement), subject to Mr. Brickman’s execution of a release of claims in a form reasonably determined by the Company, the Company will provide Mr. Brickman with severance in an amount equal to two times (x) his base salary plus (y) his target bonus. Mr. Brickman will not be entitled to severance upon the expiration of the term of employment. The Company may require repayment of any bonus and equity-based compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Mr. Brickman will be subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (iii) perpetual confidentiality and non-disparagement covenants.

After the consummation of the Transactions, the Company will enter into employment agreements with Jason R. Hibbs, John Jason Corley and Jed Dolson. For a summary of the material terms of these agreements, please see the section of this proxy statement entitled “Executive Compensation Information — JBGL Compensation Discussion and Analysis — Employment Agreements” beginning on page [ ].

PROPOSAL 8 — ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a nonbinding advisory vote on the compensation that may be payable to its named executive officers in connection with, or following, the consummation of the Transactions. This nonbinding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment of compensation to the Company’s named executive officers in connection with, or following, the consummation of the Transactions and does not relate to any new compensation or other arrangements between the Company’s named executive officers and the Company or, following the Transactions, the Company and JBGL. Further, it does not relate to any compensation arrangement with its directors or executive officers who are not named executive officers. As required by the Exchange Act rules, the Company is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with, or following, the consummation of the Transactions, as disclosed in the table titled “Potential Change of Control Payments to Named Executive Officers and Other Executive Officers” on page [ ], and as further described in the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on executive compensation payable in connection with the Transactions is a vote separate and apart from the vote to approve the Transactions. Accordingly, you may vote to approve the Transactions and vote not to approve the executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company. Accordingly, to the extent that the Company is contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto and regardless of the outcome of the advisory vote.

Required Vote

The nonbinding compensation proposal will be deemed approved if it receives the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to this Proposal 8. This is an advisory vote only and will not be binding on the Company or the Board.

Recommendation

The Board recommends that you vote “FOR” the nonbinding compensation Proposal 8.

PROPOSAL 9 — APPROVAL OF 382 RIGHTS AGREEMENT

The Board is asking stockholders to approve the 382 Rights Agreement adopted by the Board on March 27, 2014. The Board adopted the 382 Rights Agreement in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our NOLs and other tax benefits as a result of an “ownership change,” as defined in Section 382 of the Code. The 382 Rights Agreement will automatically expire on March 26, 2015, if not approved by the stockholders by or on that date. For background information and the terms of the 382 Rights Agreement, please see the section of this proxy statement entitled “Description of BioFuel Energy Corp. Capital Stock — Series B Junior Participating Preferred Stock and 382 Rights Agreement.”

Although we are simultaneously seeking the stockholders’ approval with respect to the Section 382 Amendment, approval of the 382 Rights Agreement is still important as the Section 382 Amendment is subject to certain limitations. Please see the section of this proxy statement entitled “Proposal 7 — Approval of Amendment of the Charter to Preserve Certain Tax Benefits” beginning on page [ ].

Certain Considerations Relating to the 382 Rights Agreement

The Board believes that attempting to protect the NOLs and other tax benefits is advisable and in our and the stockholders’ best interests. Nonetheless, we cannot eliminate the possibility that an ownership change will occur even if the 382 Rights Agreement is approved. You should consider the factors below when making your decision.

•	Future Use and Amount of the NOLs and Other Tax Benefits Is Uncertain. Our use of the NOLs and other tax benefits depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or the NOLs or other tax benefits at such time will exceed any potential limitation under Section 382 of the Code.
•	Potential Challenge to the NOLs and Other Tax Benefits. The amount of the NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of the provisions of Section 382 of the Code and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or another taxing authority will not claim that we experienced an ownership change and attempt to reduce the benefit of the NOLs and other tax benefits available to us at such time even if the 382 Rights Agreement is in place.
•	Continued Possibility of Ownership Change. Although the 382 Rights Agreement is intended to diminish the likelihood of an ownership change by deterring (rather than prohibiting) persons or groups of persons from acquiring beneficial ownership of our Common Stock in excess of the specified limitations, we cannot assure you that it will be effective. The amount by which an ownership interest may change in the future could, for example, be affected by sales of our Common Stock by stockholders who are 5% shareholders (as defined under Section 382 of the Code) or by sales or purchases of stock or other interests in corporations, partnerships or other legal entities that own 5% or more of our Common Stock, over which we have no control. Additionally, it may be in our best interests, taking into account all relevant facts and circumstances at the time, to permit the acquisition of Common Stock in excess of the specified limitations or to issue a reasonable amount of equity in the future, all of which may increase the likelihood of an ownership change.

•	Potential Effects on Liquidity. The 382 Rights Agreement is intended to deter persons or groups of persons from acquiring beneficial ownership of our Common Stock in excess of the specified limitations. A stockholder’s ability to dispose of our Common Stock may be limited if the 382 Rights Agreement reduces the number of persons willing to acquire our Common Stock or the amount they are willing to acquire. A stockholder may become an Acquiring Person upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our Common Stock and consult their own legal advisors and/or us to determine whether their ownership of the shares approaches the proscribed level.
•	Potential Impact on Value. The 382 Rights Agreement could negatively impact the value of our Common Stock by deterring persons or groups of persons from acquiring our Common Stock, including in acquisitions in which stockholders might receive a premium above market value.
•	Anti-Takeover Effect. The Board adopted the 382 Rights Agreement to diminish the risk that our ability to use the NOLs and other tax benefits to reduce potential federal and state income tax obligations becomes limited. Nonetheless, the 382 Rights Agreement may have an “anti-takeover effect” because it may deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our Common Stock or, in the case of a person or group of persons that already owns 4.99% or more of our Common Stock, from increasing its Grandfathered Percentage by 0.5% or more of our outstanding shares. The 382 Rights Agreement could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.

Required Vote

Approval of the 382 Rights Agreement requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 9.

Recommendation

The Board recommends that you vote “FOR” Proposal 9.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information with respect to the beneficial ownership of BioFuel’s Common Stock and Class B Common Stock as of July 11, 2014, by:

•	each person who is known by the Company to beneficially own 5% or more of any class of the outstanding shares of Common Stock;
•	each member of the Board who beneficially owns any class of shares of the Common Stock;
•	each of the Company’s executive officers; and
•	all members of the Board and the Company’s executive officers as a group.

Beneficial ownership is determined in accordance with the SEC rules and includes voting or investment power with respect to the securities. Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Unless otherwise indicated, the address for all beneficial owners is c/o BioFuel Energy Corp., 1600 Broadway, Suite 1740, Denver, Colorado 80202. At the close of business on July 11, 2014, there were 5,456,625 shares of Common Stock outstanding, net of 40,481 shares of Common Stock held in treasury, and 780,958 shares of Class B Common Stock outstanding, which together constitute a total of 6,237,583 shares of outstanding voting shares of the Company. Each share of Common Stock and Class B Common Stock is entitled to one vote. The percentage of voting shares outstanding was determined based on 6,237,583 shares outstanding on July 11, 2014.

Beneficial Owner	Number of Shares of Common Stock	Number of Shares of Class B Common Stock	Options Exercisable(5)	Total Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Greenlight Capital, Inc. and its affiliates(1) 2 Grand Central Tower 140 East 45th Street, 24th floor New York, NY 10017	1,427,829	780,958	—	2,208,787	35.4%
Third Point Funds(2) 390 Park Avenue, 18th floor New York, NY 10022	1,082,653	—	—	1,082,653	17.4%
Scott H. Pearce	102,402	—	17,500	119,902	1.9%
Kelly G. Maguire	22,688	—	14,250	36,938	*
Elizabeth K. Blake	5,022	—	250	5,272	*
David Einhorn(3)	2,750	—	250	3,000	*
Ernest J. Sampias	2,441	—	250	2,691	*
Richard I. Jaffee	2,500	—	250	2,750	*
John D. March	3,131	—	250	3,381	*
Mark W. Wong	35,611	—	20,250	55,861	*
All Directors and Named Executive Officers as a group, 9 persons(4)	1,604,374	780,958	53,250	2,438,582	39.1%

*	less than 1%
(1)	Greenlight Capital, Inc. is the investment manager for Greenlight Capital Qualified, L.P., Greenlight Capital, L.P. and Greenlight Capital Offshore Partners, and as such has voting and dispositive power over 95,448 shares of Common Stock and 553,969 shares of Class B Common Stock held by Greenlight Capital Qualified, L.P., 18,268 shares of Common Stock and 149,933 shares of Class B Common Stock held by Greenlight Capital, L.P., and 965,925 shares of Common Stock held by Greenlight Capital Offshore Partners. DME Advisors, LP (“DME Advisors”) is the investment manager for Greenlight Reinsurance, Ltd., and as such has voting and dispositive power over 265,747 shares of Common Stock held by Greenlight Reinsurance, Ltd. DME Capital Management, LP (“DME Management”) is the investment manager for Greenlight Capital (Gold), LP, and Greenlight Capital Offshore Master (Gold), Ltd., and as such has voting and dispositive power over 30,192 shares of Common Stock and 77,056 shares of Class B Common Stock held by Greenlight Capital (Gold), LP and 52,249 shares of Common Stock held by Greenlight Capital Offshore Master (Gold), Ltd. DME Advisors GP, LLC (“DME GP”) is the general partner of DME Advisors and DME Management, and as such has voting and dispositive power over 348,188 shares of Common Stock and 77,056 shares of Class B Common Stock. David Einhorn, one of our directors, is the principal of Greenlight Capital, Inc., DME Advisors, DME Management and DME GP, and as such has voting and dispositive power over 1,430,829 shares of Common Stock and 780,958 shares of Class B Common Stock held by these affiliates of Greenlight Capital, Inc. Mr. Einhorn disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.
(2)	Includes shares held of record by Third Point Offshore Master Fund LP, Third Point Partners LP, Third Point Partners Qualified LP and Third Point Ultra Master Fund LP, which are investment funds managed by Third Point LLC, and by an individual the Company believes to be affiliated with Third Point LLC. Shares held by the individual the Company believes to be affiliated with Third Point LLC are not subject to the Third Point Commitment Agreement.
(3)	See note 1.
(4)	Includes shares held by Greenlight Capital, Inc., which is controlled by one of our directors, David Einhorn.
(5)	The Company plans to terminate the 2007 Equity Plan and settle all equity awards outstanding thereunder immediately prior to consummation of the Acquisition. The only equity awards currently outstanding under the 2007 Equity Plan are stock options. The per share exercise price of each such stock option exceeds the price of a share of Common Stock and, therefore, all such stock options will be terminated and canceled in accordance with their terms without any consideration immediately prior to consummation of the Acquisition.

CORPORATE GOVERNANCE

Board Structure

The Company’s business and affairs are managed under the direction of the Board and through an Audit Committee, a Compensation Committee and a Governance and Nominating Committee of the Board. The Board currently comprises seven members. Of these seven members, five members (Ms. Blake and Messrs. Jaffee, March, Sampias and Wong) have been determined by the Board to be independent directors according to the rules and regulations of the SEC and the Nasdaq Listing Rules. Members of the Board and the Company’s senior management consult on a regular basis relating to matters of corporate strategy and governance. During 2013, the Company’s strategic direction consisted mainly in implementing a Deed in Lieu of Foreclosure and Joint Escrow Instructions (“DIL”) agreement with the Company’s lenders, in exchange for the extinguishment of substantially all of the Company’s debt. As a result, while the full Board conducted one regular telephonic meeting in 2013, it held nine telephonic updates with management and the Company’s outside advisers to monitor progress in implementing the DIL. In addition, the Audit Committee of the Board met four times and the Compensation Committee of the Board met one time in 2013. The Governance and Nominating Committee did not meet in 2013. All directors attended at least 75% of the meetings of the Board and board committees on which they served.

Committees of the Board

The Audit Committee, Compensation Committee and Governance and Nominating Committee have been established by the Board in order to comply with the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. The directors appointed to each of the committees are as follows:

Audit Committee
Ernest J. Sampias*
Elizabeth K. Blake
Richard I. Jaffee

Compensation Committee
Mark W. Wong*
John D. March
Richard I. Jaffee

Governance and Nominating Committee
Elizabeth K. Blake*
Richard I. Jaffee
John D. March

*	Committee Chair

Audit Committee

Each member of our Audit Committee has been determined by the Board to be an independent director according to the rules and regulations of the SEC and the Nasdaq Listing Rules, and Mr. Sampias has been determined by the Board to be an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC. The Audit Committee has responsibility for, among other things:

•	retaining, compensating, overseeing and terminating any registered public accounting firm in connection with the preparation or issuance of an audit report, and approving all audit services and any permissible non-audit services provided by the independent registered public accounting firm;
•	receiving direct reports from any registered public accounting firm engaged to prepare or issue an audit report;

•	reviewing and discussing annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm;
•	reviewing with the independent registered public accounting firm any audit problems and management’s response;
•	discussing earnings releases, financial information and earnings guidance provided to analysts and rating agencies;
•	periodically meeting separately with management, internal auditors and the independent registered public accounting firm;
•	establishing procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters;
•	obtaining and reviewing, at least annually, an independent registered public accounting firm report describing the independent registered public accounting firm internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent registered public accounting firm or any inquiry by governmental authorities;
•	approving and recommending to the Board the hiring of any employees or former employees of the independent registered public accounting firm;
•	retaining independent counsel and other outside advisors, including experts in the area of accounting, as it determines necessary to carry out its duties; and
•	reporting regularly to the full Board with respect to any issues raised by the foregoing.

The Board has adopted a written charter for the Audit Committee, which is available on our website at www.bfenergy.com.

Compensation Committee

The Compensation Committee has responsibility for, among other things:

•	reviewing key employee compensation policies, plans and programs;
•	reviewing and approving the compensation of the Chief Executive Officer and other executive officers of the Company and its subsidiaries;
•	reviewing and approving any employment contracts or similar arrangements between the Company and any executive officer of the Company;
•	reviewing and consulting with the Chairman and Chief Executive Officer of the Company concerning performance of individual executives and related matters; and
•	administering the Company’s stock plans, incentive compensation plans and other similar plans that the Board may from time to time adopt and exercising all the powers, duties and responsibilities of the Board with respect to the plans.

Governance and Nominating Committee

The Governance and Nominating Committee has responsibility for, among other things:

•	recommending to the Board proposed nominees for election to the Board by the stockholders at annual meetings, including an annual review as to the re-nominations of incumbents and proposed nominees for election by the Board to fill vacancies that occur between stockholder meetings; and
•	making recommendations to the Board regarding corporate governance matters and practices.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of our Compensation Committee, and none of them has served, or will be permitted to serve, on the Compensation Committee (or any committee serving a similar function) of any other entity of which an executive officer serves, or is expected to serve, as a member of our Compensation Committee.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines, in accordance with applicable rules and regulations of the SEC and the Nasdaq Listing Rules, to govern the responsibilities and requirements of the Board. The corporate governance guidelines are available on our website at www.bfenergy.com.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to our directors and to all of our employees, including the Chief Executive Officer and the Chief Financial Officer. This Code of Business Conduct and Ethics is posted on our website at www.bfenergy.com. Any waivers of, or amendments to, our Code of Business Conduct and Ethics will be posted on our website and reported as required by the SEC.

Whistleblower Procedures

The Company has established a “whistle blower” hotline supported by a third party vendor. The purpose of the hotline is to permit employees and third parties who have any concerns about the Company and its policies and practices to bring those concerns to the attention of the Company’s senior management and directly to the Audit Committee of the Board. The hotline process allows complaints to be raised on an anonymous basis where requested. All communications through the hotline will be reviewed with the Audit Committee. The whistleblower procedures are available on our website at www.bfenergy.com.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Company’s Board by writing to the Board, or a specific director at:

Board of Directors (or specific director)
BioFuel Energy Corp.
c/o Corporate Secretary
1600 Broadway, Suite 1740
Denver, Colorado 80202

Communications addressed to individual Board members will be forwarded by the Corporate Secretary to the individual addressee. Any communications addressed to the Board will be forwarded by the Corporate Secretary to the Chairman of the Board.

Consideration of Director Candidates

The Governance and Nominating Committee will consider candidates for Board membership. The charter of the Governance and Nominating Committee requires that the Committee select nominees to become directors based on an assessment of the fulfillment of necessary independence requirements for the composition of the Board; the highest ethical standards and integrity; a willingness to act on and be accountable for Board decisions; an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; and individual backgrounds that provide a diverse portfolio of experience and knowledge commensurate with the Company’s needs. The Committee will consider all of these qualities when selecting, subject to Board ratification, candidates for director. There are no differences in the manner in which the Governance and Nominating Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.

Stockholders can suggest qualified candidates for director by giving written notice to our Corporate Secretary at BioFuel Energy Corp., 1600 Broadway, Suite 1740, Denver, Colorado 80202. Stockholder submissions should include the name and qualifications of the candidate and any supporting material the stockholder feels is appropriate. In considering any candidate proposed by a stockholder, the Governance and Nominating Committee will reach a conclusion based on the criteria described above. The Governance and Nominating Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Governance and Nominating Committee.

Available Information

The Company’s website address is www.bfenergy.com. The Company makes available free of charge through its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The Company’s website also includes our Corporate Governance Guidelines, Code of Business Conduct and Ethics, our whistleblower procedures and the charter of the Audit Committee. These documents are also available in print to any stockholder upon request mailed to the Company.

Relationships with Related Persons, Promoters and Certain Control Persons

Review, Approval or Ratification of Transactions with Related Persons

Our Board reviews and pre-approves transactions we may enter into with our directors, executive officers, principal stockholders or persons affiliated with our directors, executive officers or principal stockholders. While we do not have formal procedures for these reviews, our Board evaluates and considers these transactions individually on a facts and circumstances basis. Furthermore, our Code of Business Conduct and Ethics requires directors and executive officers to disclose any transaction with us in which they may have a direct or indirect interest.

Certain Equity Interests Held by Our Principal Stockholders

Immediately prior to the consummation of the Company’s initial public offering in June 2007, the LLC amended and restated its LLC Agreement to replace its then outstanding LLC Units with a single class of LLC Units. All of our historical LLC equity investors, including certain of our executive officers and principal stockholders (including Greenlight), exchanged their existing LLC Units in the LLC for new LLC Units in amounts determined in accordance with the then-existing LLC Agreement and based on the initial offering price of our shares of Common Stock issued in the initial public offering. Upon consummation of the initial public offering, the Company issued to each historical LLC equity investor, including certain of our executive officers and principal stockholders (including Greenlight), shares of our Class B Common Stock equal to the number of LLC Units held.

A summary of these issuances that remained outstanding as of July 11, 2014 is presented in the table below:

Stockholder Name	LLC Units & Class B Shares Held
Greenlight Capital, LP	149,933
Greenlight Capital Qualified, LP	553,969
Greenlight Capital (Gold), LP	77,056
Total	780,958

Holders of LLC Units (other than the Company) may exchange these LLC Units for shares of Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. At any time a share of Common Stock is redeemed, repurchased, acquired, canceled or terminated by the Company, one LLC Unit registered in the name of the Company will automatically be canceled by the LLC so that the number of LLC Units held by the Company at all times equals the number of shares of Common Stock outstanding. The LLC maintains a capital account for each member of the LLC. No such member will be required to make additional capital contributions to the LLC without its consent, and no such member will be required to pay to the LLC or to any other member of the LLC any deficit or negative balance which may exist from time to time in such member’s capital account. LLC Units are also subject to certain restrictions on transfer, as set forth in the LLC Agreement.

In connection with the Transaction Agreement, the Company has caused all holders’ (other than Greenlight’s), including Company managements’, LLC Units to be exchanged for shares of Common Stock and Greenlight (pursuant to the Voting Agreement) has agreed to exchange all of its LLC Units for shares of Common Stock on the Closing Date.

JBGL

The Acquisition and the Rights Offering

Greenlight and the Brickman Parties are parties to, or the beneficiaries of, various agreements related to the Acquisition and the Rights Offering, including the Transaction Agreement, the Greenlight Commitment Agreement, the Brickman Employment Agreement, the Debt Commitment Letter, the Registration Rights Agreements and the Voting Agreement. Please see the sections of this proxy statement entitled “The Transaction Agreement” beginning on page [ ], “Financing of the Transactions — The Rights Offering — The Greenlight Commitment Agreement” beginning on page [ ], “Executive Compensation Information — JBGL Compensation Discussion and Analysis — Employment Agreements — James R. Brickman” beginning on page [ ], “Financing of the Transactions — Debt Commitment Letter” beginning on page [ ], “Financing of the Transactions — The Rights Offering — Registration Rights” beginning on page [ ] and “The Voting Agreement” beginning on page [ ], respectively, for more information about these agreements.

Policies and Procedures for Related Person Transactions

As a privately held company, JBGL has not established any policies and procedures regarding transactions with related persons; however, upon completion of the Acquisition, the Audit Committee of the Company will be responsible for the review and approval of all related-party transactions.

PROPOSAL 10 — ELECTION OF DIRECTORS

Directors Prior to Consummation of the Transactions

As of the date of this proxy statement, our Board consists of seven directors, five of whom are independent. The Board has proposed that the stockholders elect the following directors at the Annual Meeting: Mark W. Wong, Scott H. Pearce, Elizabeth K. Blake, David Einhorn, Richard I. Jaffee, John D. March and Ernest J. Sampias. Information regarding the business experience of each nominee is provided below.

The director nominees below will be elected to serve until the next annual meeting of stockholders and the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation, including resignation upon the Closing pursuant to the Transaction Agreement.

Each nominee is presently serving as a director and has served as a director of the Company for the period indicated in his or her biography. Our Board expects that all of the nominees will be available to serve as directors as indicated. In the event that any nominee should become unavailable, however, the proxy holders will vote for a nominee or nominees who would be designated by our Board unless the Board chooses to reduce the number of directors serving on our Board.

Mark W. Wong — Mr. Wong, age 65, has been one of our directors since January 2008 and Chairman of the Board since March 2010. Mr. Wong was the Chief Executive Officer of Renewable Agricultural Energy Corporation, a private ethanol production company, from 2006 to 2007. From 1999 to 2005, Mr. Wong was the founder and Chief Executive Officer of Emergent Genetics, an international seed company sold to Monsanto Company in 2005. Prior to that time, Mr. Wong founded and managed a series of agricultural and biotechnology companies including Big Stone Partners, Agracetus Corporation and Agrigenetics Corporation. Mr. Wong also worked as an engineer for FMC Corporation and Chemical Construction Corporation. Mr. Wong received his Bachelor of Science degree in Chemical Engineering from Lehigh University and his M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Scott H. Pearce — Mr. Pearce, age 48, is our President and Chief Executive Officer and a co-founder of BioFuel Energy Corp. He joined the Company in 2006 after co-founding the predecessor company, Bio Fuel Solutions LLC in 2004. Mr. Pearce has been developing and operating natural resource companies for the past 20 years, with specific focus on leading renewable energy firms for the past ten years. Previously, he was President and Chief Executive Officer of Poseidon Resources Corp. a water industry leader that developed large-scale desalination projects. Mr. Pearce is a U.S. Army veteran of both the Panama and Desert Storm conflicts. He served in various leadership positions, including duties as an attack helicopter pilot and commander, attaining the rank of captain. Mr. Pearce received a Bachelor of Science degree in engineering from Auburn University and an M.B.A. from the MIT Sloan School of Management.

Elizabeth K. Blake — Ms. Blake, age 63, has been one of our directors since September 2007. Since 2006, Ms. Blake has served as Senior Vice President — Advocacy, Government Affairs & General Counsel of Habitat For Humanity International Inc., a non-profit organization that through local partnerships seeks to build affordable housing for families in need in 74 countries around the world. Ms. Blake served on the Board of Patina Oil & Gas Corporation from 1998 through its sale to Noble Energy in 2005. From March 2003 to 2005, Ms. Blake was the Executive Vice President — Corporate Affairs, General Counsel and Corporate Secretary for US Airways Group, Inc. From April 2002 through December 2002, Ms. Blake served as Senior Vice President and General Counsel of Trizec Properties, Inc., a public real estate investment trust. Ms. Blake served as Vice President and General Counsel of General Electric Power Systems from 1998 to 2002. From 1996 to 1998, Ms. Blake served as Vice President and Chief of Staff of Cinergy Corp. Ms. Blake received a Bachelor of Arts degree with honors from Smith College and her Juris Doctor from Columbia Law School, where she was a Harlan Fiske Stone Scholar. Ms. Blake was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College and an Honorary Doctorate of Letters from the College of Mt. St. Joseph. From 1982 to 1984, she was an associate with Frost & Jacobs, a law firm in Cincinnati, Ohio and a partner from 1984 to 1996. From 1977 to 1982, she was with the law firm of Davis Polk & Wardwell in New York. She is past Chair of the Ohio Board of Regents.

David Einhorn — Mr. Einhorn, age 45, has been one of our directors since May 2006. Since 1996, Mr. Einhorn has been the President of Greenlight Capital, Inc., one of our principal stockholders and an investment management company he co-founded. From March 2006 until March 2007, Mr. Einhorn was on the board of directors of New Century Financial Corp., a real estate investment trust that operated mortgage finance companies. Mr. Einhorn received a Bachelor of Arts degree in Government from Cornell University.

Richard I. Jaffee — Mr. Jaffee, age 56, has been one of our directors since January 2008. Mr. Jaffee was a Managing Director of Goldman Sachs from 1991 to 2004. Prior to that time, Mr. Jaffee served as Vice President, Institutional Sales, Equities Division, at Bear, Stearns & Co. from 1986 to 1991. He also served as Vice President, Leveraged Buyout Finance Division at Citicorp from 1982 to 1986. Mr. Jaffee received his Bachelor of Arts degree from Brandeis University and his M.B.A. from Columbia University.

John D. March — Mr. March, age 67, has been one of our directors since January 2008. Mr. March retired in December 2007 as a Corporate Vice President of Cargill, Incorporated. Mr. March was with Cargill in various capacities since 1971, including most recently serving as a member of the Corporate Center, as a Platform Leader on the Grain and Oilseed Supply Chain and Food Ingredients North America Platform and as a member of the Commodity Risk Committee. Mr. March is a past chairman of the National Oilseed Processors Association, a past director of the Virginia Soybean Commission and Soybean Association and a past treasurer and second vice president of the Virginia State Feed Association. Mr. March received his Bachelor of Arts degree in Economics from Dartmouth College and his M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Ernest J. Sampias — Mr. Sampias, age 63, has been one of our directors since July, 2010. Mr. Sampias’ professional experience includes financial and leadership roles for both private and public companies within the information technologies, telecommunications, and directories industries. Most recently, he served as Interim CEO and Director for Xyratex, Ltd, a public company until its sale in March 2014. Prior to that he served as Chief Financial Officer for Sensis Pty Ltd, a consumer directory company in Melbourne, Australia from 2007-2009. His prior experience includes Chief Financial Officer roles for Spectralink, Local Matters, Inc., McDATA Corporation, Convergent Communications, and US West Dex Directories. Mr. Sampias graduated from Indiana University with a Bachelors Degree in Business with Distinction, and holds a Masters Degree in Taxation from DePaul University. He is a Certified Public Accountant and member of the Financial Executives Institute.

Directors Post Consummation of the Transactions

Upon the consummation of the Transactions, the composition of the Board will change. As required by the Transaction Agreement, prior to the Closing, BioFuel will take all action necessary, including causing certain of its current directors to resign, in order for David Einhorn to become Chairman of the Board and James R. Brickman, Elizabeth K. Blake, Harry Brandler, Kathleen Olsen, Richard Press and [ ] to be elected or appointed to the Board effective as of the Closing. Of these seven directors, we believe that at least four, constituting a majority, will be considered “independent,” in accordance with the rules and regulations of the SEC and the Nasdaq Listing Rules. From and after the Closing, all directors will be elected annually to serve until the next annual meeting and until their successors are elected. Information regarding the business experience and ages (as of July 11, 2014) of each of James R. Brickman, Harry Brandler, Kathleen Olsen, Richard Press and [ ] is provided below.

James R. Brickman — Mr. Brickman, age 62, has been the founding manager and advisor of each of JBGL Capital LP since 2008 and JBGL Builder Finance LLC since 2010. Mr. Brickman is responsible for all major investment decisions, capital allocation, strategic planning, and relationships with JBGL’s builders and lead investor. Prior to forming JBGL in 2008, Mr. Brickman was a manager of various joint ventures and limited partnerships that developed/built low and high rise office buildings, multifamily and condominium homes, single family homes, entitled land, and supervised a property management company. He previously also served as Chairman and CEO of Princeton Homes Ltd. and Princeton Realty Corporation that developed land, constructed single family custom homes, and managed apartments it built. Mr. Brickman has over 37 years’ experience in nearly all phases of real estate construction, development, and real estate finance property management. He received a B.B.A. and M.B.A. from Southern Methodist University.

Harry Brandler — Mr. Brandler, age 43, is expected to serve as a director of the Company upon the consummation of the Acquisition. Since December 2001, Mr. Brandler has served as the Chief Financial Officer of Greenlight Capital, Inc. Prior to joining Greenlight Capital, Inc., from 2000 to 2001, Mr. Brandler served as Chief Financial Officer of Wheatley Partners, a venture capital firm, where he oversaw the firm’s back office operations and restructured the firm’s marketing, client relations and technology. From 1996 to 2000, Mr. Brandler served as a Manager at Goldstein, Golub & Kessler, where he provided audit, tax and consulting services to investment partnerships and other financial organizations and where he was promoted to Manager in January 1999. Mr. Brandler received a B.S. in Accounting from New York University in 1993. Mr. Brandler was admitted as a Certified Public Accountant in New York in 1996.

Kathleen Olsen — Ms. Olsen, age 42, is expected to serve as a director of the Company upon the consummation of the Acquisition. Since 2011, Ms. Olsen has been a private investor. From 1999 through 2011, Ms. Olsen served as Chief Financial Officer of Eminence Capital, LLC, a long/short global equity fund. From 1993 to 1999, Ms. Olsen served as audit manager, specializing in investment partnerships, at Anchin, Block & Anchin LLP, a public accounting firm located in New York City. Ms. Olsen received a Bachelor of Science degree with honors from the State University of New York at Albany. Ms. Olsen is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.

Richard Press — Mr. Press, age 75, is expected to serve as a director of the Company upon the consummation of the Acquisition. Before retiring, Mr. Press was a Senior Vice President at Wellington Management from 1994 to 2006, where he started and built the firm’s insurance asset management practice. Prior to that, Mr. Press was a Senior Vice President of Stein Roe & Farnham from 1982 to 1994 and Scudder Stevens and Clark from 1964 to 1982. Mr. Press sits on various committees of the Controlled Risk Insurance Company and the Risk Management Foundation since 2006; has been a board member of the Housing Authority Insurance Group since 2008; has been a board member of Millwall Holdings PLC and Millwall Football Club, London since 2010; and has served as a member of the Board of Overseers of Beth Israel Deaconess Medical Center (Boston) since 2007. Previously he served as a board member and chairman of each of Transatlantic Holdings (NYSE: TRH) from August 2006 to March 2012 and Pomeroy IT Solutions (NASDAQ: PMRY) from July 2007 to November 2009. He was a founding member of the Board of Governors and the Advisory Board of the National Pediatric Multiple Sclerosis Center, Stony Brook University and Medical School, New York (2001 – 2013). Mr. Press earned a B.A. from Brown University in 1960; and after serving in the US Army, he received his M.B.A. from Harvard Business School in 1964.

[Director] — [  ]

Required Vote

Directors are elected by plurality vote of the shares present at the Annual Meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. The proxy holders will vote in favor of the seven persons listed below unless contrary instructions are given. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the seven persons recommended by our Board, except where authorization to do so is withheld. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to Proposal 10.

Recommendation

The Board recommends that stockholders vote “FOR” each of the nominees listed above under “— Directors Prior to Consummation of the Transactions.”

MANAGEMENT

Executive Officers Prior to Consummation of the Transactions

The following table identifies the Company’s executive officers and their ages as of April 15, 2014.

Name	Age	Position
Scott H. Pearce	48	President, Chief Executive Officer and Director
Kelly G. Maguire	50	Executive Vice President and Chief Financial Officer
Todd R. Gander	50	Vice President — Strategy and Business Development
Mark L. Zoeller	54	Vice President — General Counsel and Corporate Secretary

Each officer serves at the discretion of the Board and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The following sets forth certain biographical information with respect to our executive officers. The biographical information for Scott H. Pearce appears above under “Proposal 10 — Election of Directors.”

Kelly G. Maguire — Mr. Maguire has been our Chief Financial Officer since June 2008 and was named Executive Vice President in August 2010. Mr. Maguire was previously Executive Vice President of Pendum, Inc., a privately held company with roughly 2,800 employees servicing 60,000 automated teller machines (ATM’s) nationwide. Mr. Maguire served as Pendum’s Chief Financial Officer from 2000 to 2006. Previously, he served as Chief Financial Officer of TMJ Implants Inc., a medical device manufacturer, from 1996 to 2000. Mr. Maguire began his career with Deloitte & Touche, LLP, spending almost 10 years in the audit area. Mr. Maguire received his B.A. degree in Accounting from the University of North Dakota.

Todd R. Gander — Mr. Gander was appointed our Vice President — Strategy and Business Development in September 2011. From August 2007 to June 2011, Mr. Gander served as the director of Market Intelligence and Decision Analysis and, earlier, the director of Strategic Alliances for Covidien’s Respiratory and Monitoring Solutions Group. From 2006 to 2007 he was Vice President for Strategic Planning for Renewable Agricultural Energy, having been a co-founder of the company, a development-stage enterprise that focused on the construction and operation of fuel ethanol plants. From 1998 to 2006, he served in business development and strategic planning roles with SomaLogic, a Boulder, Colorado-based biotechnology company and its predecessor, NeXstar Pharmaceuticals, Inc. During this time, he also advised companies as an independent consultant, focusing on strategy development for life sciences companies. Prior to this, Mr. Gander held positions with Big Stone Partners, PiperJaffray, and Empire Blue Cross and Blue Shield. He began his career with the Boston Consulting Group. Mr. Gander received his B.S. degree in Biology from Yale University and his M.B.A. from the University of Colorado.

Mark L. Zoeller — Mr. Zoeller was appointed our Vice President — General Counsel and Corporate Secretary in August 2009. Prior to that time, from July 2008 until his appointment, Mr. Zoeller served on a contract basis as the Company’s General Counsel and acting Corporate Secretary. From 2007 through April 2008, Mr. Zoeller was Vice President and General Counsel of Vanguard Mortgage & Title, Inc., a privately-held consolidator in the residential mortgage origination industry. From 2005 through 2006, Mr. Zoeller was in private practice as a sole practitioner and business consultant. From 1997 through 2005, Mr. Zoeller served in a variety of roles with Cenveo, Inc., a NYSE-listed printing and printing-related services company, most recently as Vice President, General Counsel and Corporate Secretary. Mr. Zoeller began his legal career with Rothgerber, Johnson & Lyons, a Denver-based law firm. Mr. Zoeller received his B.A. degree in Economics from the University of Chicago, and his Juris Doctor degree from the University of Colorado School of Law.

Executive Officers Post Consummation of the Transactions

Upon consummation of the Transactions, the Company’s executive officers listed above will resign effective as of the Closing, and James R. Brickman will become the Chief Executive Officer of the Company (and also a director), Jason R. Hibbs will become the Chief Financial Officer of the Company, John Jason Corley will become the Chief Operating Officer of JBGL Builder Finance LLC and Jed Dolson will become the Head of Land Acquisition and Development of the Company. Set forth below is the biographical information as of July 11, 2014 with respect to the new executive officers of the Company upon consummation of the Transactions. The biographical information for James R. Brickman appears in the section of this proxy statement entitled “Proposal 10 — Election of Directors” beginning on page [  ].

Name	Age	Position
James R. Brickman	62	Chief Executive Officer and Director
Jason R. Hibbs	41	Chief Financial Officer
John Jason Corley	38	Chief Operating Officer of JBGL Builder Finance LLC
Jed Dolson	36	Head of Land Acquisition and Development

Jason R. Hibbs — Mr. Hibbs, age 41, is the Chief Financial Officer of each of JBGL Capital, LP and JBGL Builder Finance LLC. He joined JBGL in June 2014. Prior to joining JBGL, from August 2005 to June 2014, Mr. Hibbs served as a Director (management consulting) of KPMG, LLP. Mr. Hibbs has over 17 years of experience assisting clients and C-level executives deliver solutions ranging from strategic planning, performance improvement, and enterprise-wide technology initiatives in the area of finance. Mr. Hibbs received a B.S. degree from Baylor University and his M.B.A. from the University of Dallas.

John Jason Corley — Mr. Corley, age 38, has been the Chief Operating Officer of JBGL Builder Finance LLC since January 2013. His responsibilities include oversight of all construction lending, working with JBGL’s builders on operating/accounting systems, and planning for their future growth. From February 2011 to January 2013, he served as Operations Director of JBGL Finance LLC. Prior to joining JBGL in 2010, he worked five years as an auditor for Arthur Andersen and Ernst & Young, then six years as a financial and land acquisition analyst for K. Hovnanian Homes in Texas and Florida. Mr. Corley received a B.S. degree in Accounting and his M.B.A. from Louisiana Tech University.

Jed Dolson — Mr. Dolson, age 36, has been the Head of Land Acquisition and Development since September 2013. From March 2010 to September 2013, Mr. Dolson served as a managing member of Pecos One LLC, a consulting firm that provided services to JBGL. Prior to joining JBGL Capital, LP, Mr. Dolson worked for three years at Jones & Boyd Engineering, and later he served five years as Director of Development for a local private residential developer. Mr. Dolson received a B.S. degree in Civil Engineering from Texas A&M University and a Master’s Degree in Civil Engineering from Stanford University.

EXECUTIVE COMPENSATION INFORMATION

Company Executive Compensation Information

The following discussion contains a description of (1) the compensation and compensation arrangements of our Chief Executive Officer, two other most highly compensated executive officers and directors with respect to our fiscal year ended December 31, 2013; (2) the changes to the compensation and compensation arrangements of our Chief Executive Officer and two other most highly compensated executive officers between January 1, 2014 and the date of this proxy statement; and (3) the policies and objectives underlying JBGL’s compensation program for the JBGL NEO’s (as defined below) during 2013 and a preview of certain modifications that will be made to such compensation program following the consummation of the Acquisition.

Executive and Director Compensation Arrangements of the Company for the Fiscal Year Ended December 31, 2013

Summary Compensation Table

The following table provides compensation information for the Chief Executive Officer and two other most highly compensated executive officers as of December 31, 2013. These executive officers are referred to as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total Compensation
Scott H. Pearce President and Chief Executive Officer	2013	$380,000	$—	$—	$—	$32,064	$412,064
	2012	375,577	—	310,050	—	32,467	718,094

Doug M. Anderson Executive Vice President and Chief Operating Officer(5)	2013	250,000	—	—	—	8,233	258,233
	2012	248,077	—	110,500	—	13,097	371,674

Kelly G. Maguire Executive Vice President and Chief Financial Officer	2013	260,000	—	—	—	8,901	268,901
	2012	258,077	—	175,500	—	13,272	446,849

(1)	There were no bonuses earned in 2012 and 2013.
(2)	Messrs. Pearce, Anderson and Maguire each received restricted stock grants approved by the Board in March 2012. These shares of restricted stock were scheduled to vest in equal increments on each of the four anniversaries of the grant date, subject to each executive officer’s continued employment; however, under the Company’s Change of Control Plan, the remaining shares of unvested restricted stock automatically vested in December 2013 due to the disposition of the Company’s ethanol plants. The amounts reported represent the aggregate grant date fair value of such awards computed in accordance with FASB ASC 718. For a further discussion of the assumptions used in the calculation of the grant date fair values for all applicable grants of equity awards pursuant to ASC 718, please see “Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 10 Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	The Company did not grant any Stock Options during 2012 or 2013.
(4)	Amount paid to Mr. Pearce includes relocation expenses of $19,200 and $18,462 paid in 2012 and 2013, respectively. All other amounts relate to the Company’s voluntary matching contribution to the 401(k) Plan paid in 2012 and 2013.
(5)	Mr. Anderson’s last day of employment with the Company was January 3, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to stock options held by the named executive officers as of December 31, 2013:

	Option Awards(1)					Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Scott H. Pearce	7,500	—		63.80	12/14/2014
	10,000	—		55.20	3/1/2015
Douglas M. Anderson	2,500	—		56.60	3/18/2015
Kelly G. Maguire	6,750	—		63.80	12/14/2014
	7,500	—		55.20	3/1/2015

(1)	All Stock Option grants were made pursuant to the 2007 Equity Plan. As of December 31, 2013, all outstanding Stock Options were fully vested and exercisable. The Company plans to terminate the 2007 Equity Plan and settle all equity awards outstanding thereunder immediately prior to the Closing. The only equity awards currently outstanding under the 2007 Equity Plan are Stock Options. The per share exercise price of each such Stock Option exceeds the price of a share of Common Stock and, therefore, all such stock options will be terminated and canceled in accordance with their terms without any consideration immediately prior to the Closing.
(2)	The exercise price equals the fair market value (as defined in the 2007 Equity Plan) of the Common Stock on the date of grant.
(3)	All stock grants that were made pursuant to the 2007 Equity Plan have vested as of December 31, 2013.

Narrative Disclosure to Summary Compensation Table

Annual Cash Compensation

Base Salary

The Company pays base salaries that are competitive with similar positions in the renewable energy sector and other comparable public companies and that provide for equitable compensation among executives of the Company. The Company reviews the compensation of its executive officers annually. The Chief Executive Officer recommends initial base salaries and annual adjustments, as appropriate, and the Compensation Committee considers and approves base salaries, based upon the elements of the compensation program established by the Compensation Committee. The Chief Executive Officer’s salary is reviewed by the Compensation Committee and approved by the Board. Historically, including in 2012, the Compensation Committee has engaged the services of Mercer (US) Inc. (“Mercer”) with respect to compensation decisions related to the named executive officers. The Compensation Committee did not engage the services of any compensation consultant during 2013. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. In 2013, the Company’s focus was on certain potential transactions and entry into, and operating in accordance with, the Deed in Lieu of Foreclosure and Joint Escrow Instructions. As a result, there were no increases in the named executive officers’ base salaries for 2013.

Cash Incentive Bonuses

In 2013, as in 2012, the Company paid no bonuses to its executive officers due to the Company’s financial performance in light of challenging circumstances in the ethanol industry resulting from the drought in the U.S. Corn Belt and other factors, as well as the fact that the Company transferred ownership of its ethanol plants in satisfaction of certain outstanding debt. We expect that any future bonus payments will be awarded in the sole discretion of, and based on such measurements as adopted by, the Compensation Committee and approved by the Board. The Company funds any cash incentive bonuses that it pays from cash on hand.

Equity Incentive Compensation

The 2007 Equity Plan provides for the grant of equity incentive awards. In March 2012, the Compensation Committee, based in part on the recommendations of Mercer, and with the approval of the entire Board, awarded shares of restricted stock under the 2007 Equity Plan to the named executive officers in the following amounts: Mr. Pearce, 23,850; Mr. Anderson, 8,500; and Mr. Maguire, 13,500. Each of these grants was scheduled to vest in equal increments on each of the first four anniversaries of the grant date; however, pursuant to the terms of the 2007 Equity Plan and the Company’s Change of Control Plan, the remaining shares of unvested restricted stock automatically vested in December 2013 due to the disposition of the Company’s ethanol plants. Because of the pending disposition of substantially all of the Company’s assets, the Board did not make any equity grants in 2013.

Other Compensation

General Benefits

All of the Company’s executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and our profit sharing and 401(k) plan (the “401(k) Plan”). These benefits are designed to provide a stable array of support to employees and their families and are provided to all employees regardless of their individual performance levels.

Eligible employees may make voluntary contributions to the 401(k) Plan up to limits permitted under law, and the Company provides a contributory match equal to 50% of the first 6% of compensation contributed by participants. In addition, the Company may, at its discretion, make discretionary profit sharing contributions to the 401(k) Plan in addition to this match. All full-time employees who have completed one month of service are eligible to participate in the 401(k) Plan. The Company match and any discretionary contributions made by it are subject to vesting restrictions as follows: employees become 34% vested at the end of the first Plan Year following their date of hire, employees are 67% vested at the end of the next succeeding Plan Year and employees are 100% vested at the end of the next succeeding Plan Year thereafter. As of December 31, 2013, all of the named executive officers were 100% vested in their respective Company matches under the 401(k) Plan.

Perquisites

We do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with a substantial amount of compensation in the form of perquisites. In 2013, we did not provide any perquisites to our executive officers.

Relocation Expenses

As part of our ordinary recruitment efforts, we may offer reimbursement of relocation expenses to our officers and employees from time to time. The Company paid relocation expenses of $19,200 and $18,462 to Mr. Pearce in 2012 and 2013, respectively.

Stock Ownership Guidelines

The Company does not have specific share retention or ownership guidelines for its executive officers.

Material Terms of Named Executive Officer Employment Agreements and Post-Employment Compensation

The Company has entered into an employment agreement with each of Messrs. Pearce and Maguire, as well as a written Offer of Continued Employment with Mr. Anderson, setting forth the terms of their employment. The summary below discloses the material terms of these arrangements as of December 31, 2013, and does not discuss any actions taken during 2014 with respect to the executive officer employment arrangements. For a discussion regarding compensation actions taken during 2014, please see below the section entitled “— 2014 Compensation Activity” beginning on page [  ].

Employment Agreements with Messrs. Pearce and Maguire

In August 2010, the Company entered into executive employment agreements with each of Messrs. Pearce and Maguire. The agreements provide that Messrs. Pearce and Maguire will serve as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, for initial terms of two years. Each agreement automatically renews for successive one year terms, unless either party provides notice of its intent not to renew the agreement at least 60 days prior to the end of any term. Mr. Pearce’s agreement provides for a base salary of not less than $350,000 per year and an annual incentive target bonus of 85% of Mr. Pearce’s base salary. Mr. Maguire’s agreement provides for a base salary of not less than $245,000 per year and an annual incentive target bonus of 55% of Mr. Maguire’s base salary.

Each agreement also provides that if the Company terminates the executive officer’s employment without “cause” or the executive officer terminates his employment for “good reason” (as such terms are defined in each agreement), and upon execution of a severance agreement and a customary release of claims, the Company will pay the executive officer all accrued unpaid base salary and bonus from the previous year, unreimbursed expenses and a severance payment equal to 12 months of his then-current base salary plus a pro rata portion of his target bonus based on the number of weeks of the year that have lapsed prior to such termination. Each agreement also provides that if the Company terminates the executive officer’s employment without cause or the executive officer terminates his employment for good reason, in each case, within one year following a “change of control” (as defined in each agreement), the Company will pay the executive officer an additional severance payment equal to 12 months of his then-current base salary and, in the case of Mr. Pearce, an additional payment equal to the pro rata portion of his target bonus. The Company will also provide Mr. Pearce with 18 months and Mr. Maguire with 12 months of health benefit coverage following termination of their employment under the above described circumstances.

Each executive officer has also agreed to maintain our confidential information in strictest confidence and not to use or disclose to any third party our confidential information, except as we may permit from time to time. Each executive officer has agreed not to compete with us during his employment and for a period of one year following the termination or expiration date of the agreement. During the non-compete period, the executive officer will not solicit or persuade any of our employees to leave us or hire any employee that we have terminated. Each executive officer has also agreed that, during the non-compete period, he will not divert any business away from us or our customers. Each agreement also provides that we will indemnify the executive officer against any claims or judgments that result by reason of his employment with us. In addition, during the executive officer’s term of employment, and for a period of three years following employment, we must maintain officers’ and directors’ liability insurance for his benefit at least equal to the coverage that we provide for any other present or former senior executive or director.

Under the terms of each of Messrs. Pearce’s and Maguire’s employment agreements, assuming that the Company terminated each executive officer’s employment without cause or the executive officer terminated his employment for good reason on December 31, 2013, upon execution of a severance agreement and a customary release of claims, the Company would have paid the following severance in equal installments during the 12-month period following such termination:

•	Mr. Pearce a severance payment in an amount equal to $703,000 and provided health benefit coverage equal to approximately $33,000; and
•	Mr. Maguire a severance payment in an amount equal to $403,000 and provided health benefit coverage equal to approximately $22,000.

Had such termination occurred following a change of control, the Company would have paid Mr. Pearce an additional cash severance payment in an amount equal to $703,000 and Mr. Maguire an additional severance payment in an amount equal to $260,000, in each case payable in equal installments during the 12-month period following such termination.

Mr. Anderson’s Offer of Continued Employment

In August 2010, the Company entered into an Offer of Continued Employment (the “Offer”) with Mr. Anderson to serve as Vice President, Operations of the Company. The Offer is not an employment agreement and does not include a set term. The Offer provides for a base salary of $225,000 per year and a performance-based bonus of up to 65% of Mr. Anderson’s base salary.

Mr. Anderson’s Offer provides that, if the Company terminates Mr. Anderson’s employment without “cause” or he terminates his employment for “good reason” (as such terms are defined in the Offer), and upon execution of a customary release of claims and a six-month non-competition agreement, the Company will pay Mr. Anderson all accrued unpaid base salary and bonus from the previous year, unreimbursed expenses and a severance payment equal to six months of his base salary plus a pro rata portion of his target bonus based on the number of weeks of the year that have lapsed prior to such termination. If such termination occurs following a change of control, Mr. Anderson will be entitled to the greater of the severance described in the preceding sentence and the severance provided under the Company’s Change of Control Plan (the “COC Plan”), described below. The Company will also reimburse Mr. Anderson for six months of health benefit coverage following termination of his employment under the above described circumstances.

Under the terms of Mr. Anderson’s Offer, assuming that the Company terminated his employment without cause or he terminated his employment for good reason on December 31, 2013, upon execution of a non-competition agreement and a customary release of claims, the Company would have paid Mr. Anderson a severance payment in an amount equal to $287,500 and provided health benefit coverage equal to approximately $7,000. Pursuant to the terms of the COC Plan, assuming termination within one year following a change of control (as defined in the COC Plan), or resignation within 30 days after a Material Change (as defined in the COC Plan) occurring within one year following a change of control, based on his current salary and target bonus, we would potentially pay Mr. Anderson an additional severance payment in an amount equal to $287,500, and any non-vested rights under the 401(k) Plan and the 2007 Equity Plan would vest. Mr. Anderson’s employment with the Company terminated on January 3, 2014, which triggered severance payments and benefits under the COC Plan. For a summary of the severance payments to which Mr. Anderson became entitled in connection with his departure from the Company, please see the discussion below in the section entitled “— 2014 Compensation Activity” beginning on page [  ].

Change of Control Plan

The Company has adopted and maintained the COC Plan, effective November 10, 2006, which may require us to pay severance benefits to certain executives, key managers and other employees in the event of a change of control (as defined in the COC Plan). The purpose of the COC Plan is to assure the continued services of our employees on an objective and impartial basis, without distraction or conflict of interest in the event of an attempt by a third party to obtain control of the Company. The COC Plan covers all of our employees other than Messrs. Pearce and Maguire, who are entitled to severance payments and benefits pursuant to their respective employment agreements as described above. The COC Plan provides for three levels of severance benefits in the event of a change of control. Executive officers will receive the highest level of compensation under the COC Plan, and key managers and other employees will receive more limited severance benefits.

Under the COC Plan, upon a change of control, all non-vested securities of the Company held by employees will automatically vest, as will all non-vested rights under or in connection with all benefit plans, including the 2007 Equity Plan and the 401(k) Plan. In addition, under the COC Plan, if an executive officer, key manager or other employee, as applicable, is terminated within one year following a change of control or he or she resigns within 30 days after a reduction of title, duties, compensation or benefits (defined as a “Material Change” in the COC Plan) occurring within one year following a change of control, (i) an executive officer will receive a payment consisting of (A) 100% of Base Compensation (as defined in the COC Plan), (B) 100% of the greater of the executive’s most recent annual bonus or the projected annual bonus for the year in which the change of control occurs, (C) a pro rata portion of the executive’s projected annual bonus for the year in which the change of control occurs, plus (D) accrued but unpaid bonuses; (ii) a key manager will receive a payment consisting of (A) 100% of Base Compensation, (B) a pro rata portion of the key manager’s projected annual bonus for the year in which the change of control occurs, plus (C) accrued but unpaid bonuses; and (iii) any other employee will receive a payment consisting of (A) 50% of the annual base salary then in effect, (B) a pro rata portion of the employee’s projected annual bonus for the year in which the change of control occurs, plus (C) accrued but unpaid bonuses.

The COC Plan may be amended or terminated by the Company at any time, except during the one year period immediately following a change in control. In no event may an amendment or termination of the COC Plan following a change of control alter or curtail any vested benefits under the COC Plan due to employees who have been terminated prior to such amendment or termination.

Compensation of Directors

The only compensation earned by the Company’s directors for services rendered during the fiscal year ended on December 31, 2013 was cash fees in the form of annual retainers and meeting fees as set forth in the following table:

Name	Fees Earned or Paid in Cash ($)
Elizabeth K. Blake	44,000
David Einhorn	32,500
Richard I. Jaffee	37,500
John D. March	33,500
Ernest J. Sampias	51,500
Mark W. Wong	120,000

As of December 31, 2013, each of the directors, other than Mr. Sampias, held options to purchase 250 shares of Common Stock at $14.60 per share and options to purchase 250 shares of Common Stock at $34.40 per share. Mr. Sampias held options to purchase 250 shares of Common Stock at $29.90 per share. In addition to the options disclosed above, Mr. Wong also held options to purchase 20,000 shares of Common Stock at $63.80 per share. In all cases, the options described above are fully vested and exercisable.

Under the Company’s compensation program for directors, directors who are also full-time officers or employees of the Company receive no additional compensation for serving as directors. All non-employee directors receive an annual retainer of $30,000, with the exception of Mr. Wong, whose compensation as Chairman of the Board is determined annually by the other non-employee directors. Mr. Wong’s 2013 retainer was $120,000. Each non-employee director, other than Mr. Wong, also receives a fee of $2,500 for each Board meeting attended and $1,000 for each committee meeting attended, if such committee meeting is held on a day different from that of a Board meeting. In addition, the Chairman of the Audit Committee receives an annual retainer of $15,000 and the Chairman of the Governance and Nominating Committee receives an annual retainer of $7,500.

The Company policy had been to make grants of stock options and/or shares of restricted stock to its non-employee directors who join the Board, and thereafter to make regular, annual grants of stock options and/or restricted stock to its non-employee directors. These options and shares of restricted stock were typically scheduled to vest one year from their respective dates of grant. The restricted stock granted to Mr. Wong in March 2012 vested in equal increments on each of the first four anniversaries of the date of grant. Pursuant to the terms of the 2007 Equity Plan, Mr. Wong’s unvested restricted stock automatically vested in December 2013 due to the disposition of the Company’s ethanol plants. Because of the pending disposition of substantially all of the Company’s assets, the Board did not receive any equity grants in 2013.

2014 Compensation Activity

During the first quarter of 2014, the Company entered into agreements with each of its named executive officers, pursuant to which the Company agreed to make certain payments to each named executive officer in exchange for a release of claims in favor of the Company and agreement to certain restrictive covenants, including confidentiality, non-solicitation of employees and non-disparagement restrictions. These agreements and the payments and benefits provided thereunder are intended to represent severance payments to the named executive officers in lieu of the payments they would have been entitled to receive, upon termination of employment, under their individual employment arrangements and the COC Plan. Pursuant to the agreements, the Company made the following cash payments to each named executive officer in a lump sum during the first quarter of 2014: $1,352,167 to Mr. Pearce; $561,458 to Mr. Anderson; and $651,083 to Mr. Maguire. In addition to the cash payments, the named executive officers are also entitled to receive certain vested benefits under the Company’s welfare and retirement plans, including the 401(k) Plan and the 2007 Equity Plan.

Mr. Anderson’s last day of employment with the Company was January 3, 2014. Other than the payment and benefits described in the preceding paragraph, Mr. Anderson did not receive and is not entitled to receive any other payments or benefits in connection with his departure from the Company. As a result of entry into, and payment under, these agreements, Messrs. Pearce and Maguire continue to be employed by the Company on an at-will basis with no contractual rights to any additional payments or benefits upon termination of their respective employment other than those described in the preceding paragraph, the cash portion of which has already been paid to them.

The Company plans to terminate the 2007 Equity Plan and settle all equity awards outstanding thereunder immediately prior to consummation of the Acquisition. The only equity awards currently outstanding under the 2007 Equity Plan are stock options. The per share exercise price of each such stock option exceeds the price of a share of Common Stock and, therefore, all such stock options will be terminated and canceled in accordance with their terms without any consideration immediately prior to consummation of the Acquisition.

JBGL Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the policies and objectives underlying JBGL’s compensation program for its named executive officers, who are identified in the table below (collectively, “JBGL NEOs” or “JBGL’s NEOs”), during 2013. In connection with the consummation of the Acquisition, JBGL’s NEOs will become employees of the Company and, going forward, their compensation will be governed by the employment agreements that they will enter into with the Company, as further described below. Accordingly, this section addresses and analyzes each element of JBGL’s historical compensation program and previews certain modifications that will be made to the JBGL NEOs’ compensation following the consummation of the Acquisition. This section also presents a series of tables containing specific information about the compensation awarded to, earned by or paid to the JBGL NEOs.

For the year ended December 31, 2013, JBGL’s NEOs were:

Named Executive Officers	Title
James R. Brickman	Chief Executive Officer
John Jason Corley	Chief Operating Officer, JBGL Builder Finance LLC
Jed Dolson	Head of Land Acquisition and Development

Mr. Brickman is a JBGL NEO based on his position as JBGL’s Chief Executive Officer and Messrs. Corley and Dolson are JBGL NEOs by reason of being JBGL’s two most highly compensated executive officers other than its Chief Executive Officer who were serving as executive officers as of December 31, 2013.

Effective June 6, 2014, Jason R. Hibbs was appointed as JBGL’s Chief Financial Officer.

Executive Summary

JBGL believes that its success in achieving strategic objectives will depend in large part on its ability to attract and retain exceptional executive talent and to align the interests of all executives with investor success. JBGL has established an approach to executive remuneration that it believes will help achieve these objectives.

In determining aggregate compensation levels for JBGL’s NEOs, JBGL uses the following approach:

•	providing cash compensation opportunities to executive officers that, in the aggregate, reflect general industry practice;
•	rewarding superior overall JBGL and individual performance using discretionary cash bonuses when appropriate; and
•	allowing individual pay levels to vary considerably with individual executive responsibilities, capabilities and performance.

In connection with the consummation of the Acquisition, each of JBGL’s NEOs will enter into an employment agreement with the Company, as further described below. Each JBGL NEO’s employment agreement will set forth the primary components of his compensation going forward.

JBGL Executive Compensation Philosophy and Objectives

The intent of JBGL’s executive compensation philosophy is to ensure that the total compensation paid to its executive officers, including JBGL’s NEOs, is fair, reasonable and competitive.

The philosophy behind JBGL’s executive compensation program has been to:

•	Support an environment that rewards performance and value creation for JBGL’s investors; and
•	Integrate its incentive compensation program with JBGL’s short-and long-term success.

Compensation for JBGL’s NEOs has been designed to provide rewards commensurate with each of JBGL’s NEO’s contribution. JBGL’s executive compensation strategy has been designed to:

•	Attract and retain highly qualified executives;
•	Provide executives with compensation that is competitive within the industry in which it operates;
•	Establish compensation packages that take into consideration the executive’s role, qualifications, experience, responsibilities, leadership potential, individual goals and performance; and
•	Align executive compensation to support JBGL’s objectives.

Role of Executive Officers in Compensation Decisions

Historically, as a private company, JBGL’s executive compensation program has been administered by its Chief Executive Officer, who also serves as JBGL’s sole manager. Following the consummation of the Acquisition, the Compensation Committee will be responsible for reviewing and approving executive salaries, incentive arrangements, and goals and objectives relevant to the performance of JBGL’s NEOs. Furthermore, the Compensation Committee will also be responsible for overseeing all other aspects of executive compensation including executive benefits and perquisites, post-employment benefits and employment agreements. In addition, no less than annually, the Compensation Committee will appraise the performance of JBGL’s NEOs in light of these goals and objectives and set compensation levels based on this evaluation.

It is anticipated that the Chief Executive Officer will provide recommendations to the Compensation Committee regarding the compensation for the Company’s named executive officers other than the Chief Executive Officer. However, the Compensation Committee will have final approval over all compensation decisions for all named executive officers. The Chief Executive Officer will not be permitted to attend any meetings of the Compensation Committee at which the Chief Executive Officer’s performance or compensation is discussed, unless specifically invited by the Compensation Committee.

Use of Consultants

To date, JBGL has not retained or otherwise used the services of a compensation consultant. After completion of the Acquisition, the Compensation Committee may engage a compensation consultant as it deems appropriate and necessary.

Elements of JBGL’s Executive Compensation Program

The primary elements of JBGL’s executive compensation program, which covers JBGL’s NEOs, for the year ended December 31, 2013 were:

•	advisory fees for Mr. Brickman;
•	base salaries for Messrs. Corley and Dolson;
•	discretionary cash bonuses;
•	equity-based compensation in the form of profits interests for Messrs. Corley and Dolson; and
•	limited perquisites and other personal benefits.

Further specifics with regard to each element of compensation are discussed in the sections below.

Advisory Fees

Mr. Brickman, JBGL’s Chief Executive Officer, was compensated under two advisory agreements during 2013, one pertaining to JBGL Capital, LP and another pertaining to JBGL Builder Finance LLC. Other than the compensation provided to Mr. Brickman under these agreements, Mr. Brickman did not receive any other compensation from JBGL in 2013. In connection with the consummation of the Acquisition, these advisory agreements will be terminated and Mr. Brickman will be compensated pursuant to the terms of his employment agreement, as further described below.

Base Salary

During 2013, JBGL paid certain of JBGL’s NEOs a base salary as fixed compensation for their time, efforts and commitments throughout the year. Base salary ranges for JBGL NEOs were determined for each executive based on position and scope of responsibility. Salary levels were typically reviewed annually as part of JBGL’s performance review process as well as upon a promotion or other change in job responsibility. JBGL considered, among other performance standards, the JBGL NEO’s contributions in assisting JBGL in meeting its financial targets, improving operational efficiencies, creating and executing a clear strategy, and leading and overseeing significant company driven projects.

The base salary for each of JBGL’s NEOs for 2013 are shown in the table below:

Named Executive Officer	2013 Base Salary ($)
James R. Brickman	0
John Jason Corley	200,000
Jed Dolson	240,000

Mr. Corley’s base salary increased from $133,000 to $200,000 in 2013 in connection with his promotion from Director of Operations to Chief Operating Officer of JBGL Builder Finance LLC.

As discussed above, Mr. Brickman was solely compensated under his advisory agreements during 2013 and therefore did not receive a base salary from JBGL. In connection with the consummation of the Acquisition, the initial base salary for each of JBGL’s NEOs will be set forth in an employment agreement with the Company, as further described below.

Discretionary Cash Bonus

JBGL’s executives, including JBGL’s NEOs other than its Chief Executive Officer, are eligible to receive discretionary cash bonuses on a case by case basis in order to reward exceptional performance. The discretionary cash bonus gives JBGL the flexibility to take into consideration the different quantitative and qualitative measures over the fiscal year in determining the eligible executive’s bonus. In determining discretionary bonus amounts, JBGL may consider a combination of factors, including overall JBGL and individual performance. The annual discretionary bonus is payable at the sole discretion of the Chief Executive Officer.

JBGL’s Chief Executive Officer did not approve any discretionary cash bonuses for its eligible JBGL NEOs for 2013.

Equity-Based Compensation

Profits Interests

Pursuant to the Second Amended and Restated Limited Liability Company Agreement of JBGL Builder Finance LLC and related accession agreements, in 2013 Messrs. Corley and Dolson each received equity-based compensation in the form of Class B membership interests of JBGL Builder Finance LLC, which are intended to be profits interests (“Profits Interests”). The Profits Interests represent the right of the holder to share in distributions from JBGL Builder Finance LLC after investors therein have received certain returns on their investment.

The Profits Interests granted to Mr. Corley vest in five substantially equal installments on December 31, 2013 and each of the next four anniversaries thereof, subject to his continued employment with JBGL. Twenty percent of the Profits Interests granted to Mr. Corley is currently vested. The Profits Interests granted to Mr. Dolson vest in five substantially equal installments on December 31, 2014 and each of the next four anniversaries thereof, subject to his continued employment with JBGL. No portion of the Profits Interests granted to Mr. Dolson is currently vested.

The Profits Interests are described further below in this section entitled “— Grants of Plan-Based Awards” beginning on page [  ].

In connection with the consummation of the Acquisition, the Profits Interests will be canceled and Messrs. Corley and Dolson will have no further rights in respect thereof.

Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan

In addition, in connection with the consummation of the Acquisition, the Company intends to adopt the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (the “2014 Equity Plan”), pursuant to which employees of the Company, including current JBGL NEOs, will be eligible to receive equity-based compensation awards. For a description of the 2014 Equity Plan, please see the section of this proxy statement entitled “Proposal 13 — Approval of the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan” beginning on page [  ].

Limited Perquisites and Other Personal Benefits

JBGL’s NEOs participate in the same benefit programs as the rest of its general employee population. These benefits include health insurance coverage, short-and long-term disability insurance, and life insurance, among others. In addition, JBGL’s senior executives, including JBGL’s NEOs, are eligible for certain perquisites, which do not constitute a significant portion of their total compensation package. In 2013, these additional perquisites included a $700 monthly car allowance and cell phone allowance for Mr. Dolson.

Employment Agreements

In connection with the consummation of the Acquisition, the Company will enter into an employment agreement with each of JBGL’s NEOs, as described below. Effective June 6, 2014, Jason R. Hibbs was appointed as JBGL’s Chief Financial Officer and the Company will also enter into an employment agreement with him upon the consummation of the Acquisition, as described below.

James R. Brickman

James R. Brickman will enter into the Brickman Employment Agreement, pursuant to which Mr. Brickman will serve as the Chief Executive Officer of the Company and as a member of the Board. The initial term of the Brickman Employment Agreement will be five years. Mr. Brickman’s annual base salary will be $1.4 million. He will be eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals, such as EBITDA targets, approved by the Board. In addition, Mr. Brickman will be entitled to receive a one-time award of 500,000 stock options, which award will vest in five substantially equal installments on each of the first five anniversaries of the date of grant. The specific terms and conditions relating to Mr. Brickman’s stock options will be set forth in an award agreement between the Company and Mr. Brickman. In the event that Mr. Brickman’s employment is terminated by the Company without Cause (as will be defined in the Brickman Employment Agreement) or Mr. Brickman’s resignation for Good Reason (as will be defined in the Brickman Employment Agreement), subject to Mr. Brickman’s execution of a release of claims in a form reasonably determined by the Company, the Company will provide Mr. Brickman with severance in an amount equal to two times (x) his base salary plus (y) his target bonus. Mr. Brickman will not be entitled to severance upon the expiration of the term of employment. The Company may require repayment of any bonus and equity-based compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Brickman will be subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (iii) perpetual confidentiality and non-disparagement covenants.

Jason R. Hibbs

Jason R. Hibbs will enter into an employment agreement with the Company (the “Hibbs Employment Agreement”), pursuant to which Mr. Hibbs will serve as the Chief Financial Officer of the Company. The initial term of the Hibbs Employment Agreement will be one year. Mr. Hibbs’ annual base salary will be $205,000. He will be eligible to receive an annual bonus with a target award equal to 50% of his base salary contingent upon the achievement of performance goals, such as EBITDA targets, approved by the Board. In the event that Mr. Hibbs’ employment is terminated by the Company without Cause (as will be defined in the Hibbs Employment Agreement) or Mr. Hibbs’ resignation for Good Reason (as will be defined in the Hibbs Employment Agreement), subject to Mr. Hibbs’ execution of a release of claims in a form reasonably determined by the Company, the Company will provide Mr. Hibbs with severance in an amount equal to his base salary. Mr. Hibbs will not be entitled to severance upon the expiration of the term of employment. The Company may require repayment of any bonus and equity-based compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Mr. Hibbs will be subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (iii) perpetual confidentiality and non-disparagement covenants.

John Jason Corley

John Jason Corley will enter into an employment agreement with the Company (the “Corley Employment Agreement”), pursuant to which Mr. Corley will serve as the Chief Operating Officer of the Company. The initial term of the Corley Employment Agreement will be three years. Mr. Corley’s annual base salary will be $300,000. He will be eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals, such as EBITDA targets, approved by the Board. Under the Corley Employment Agreement, in exchange for the cancelation of his Profits Interests, Mr. Corley will be entitled to receive a one-time award of $1,250,000, payable in a combination of cash and shares of Common Stock, which award will vest in four substantially equal installments on the date the Acquisition is consummated and each of the next three anniversaries thereof, subject to Mr. Corley’s continued employment with the Company. In the event that Mr. Corley’s employment is terminated by the Company without Cause (as will be defined in the Corley Employment Agreement) or Mr. Corley’s resignation for Good Reason (as will be defined in the Corley Employment Agreement), subject to Mr. Corley’s execution of a release of claims in a form reasonably determined by the Company, the Company will provide Mr. Corley with severance in an amount equal to one and one half times the sum of (x) his base salary and (y) his annual bonus for the year preceding the year of termination. Mr. Corley will not be entitled to severance upon the expiration of the term of employment. The Company may require repayment of any bonus and equity-based compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Mr. Corley will be subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (iii) perpetual confidentiality and non-disparagement covenants.

Jed Dolson

Jed Dolson will enter into an employment agreement with the Company (the “Dolson Employment Agreement”), pursuant to which Mr. Dolson will serve as the Head of Land Acquisition and Development of the Company. The initial term of the Dolson Employment Agreement will be three years. Mr. Dolson’s annual base salary will be $300,000. He will be eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals, such as EBITDA targets, approved by the Board. Under the Dolson Employment Agreement, in exchange for the cancelation of his Profits Interests, Mr. Dolson will be entitled to receive a one-time award of $1,250,000, payable in a combination of cash and shares of Common Stock, which award will vest in four substantially equal installments on the date the Acquisition is consummated and each of the next three anniversaries thereof, subject to Mr. Dolson’s continued employment with the Company. Mr. Dolson will also be eligible to receive a car, cell phone and toll road allowance. In the event that Mr. Dolson’s employment is terminated by the Company without Cause (as will be defined in the Dolson Employment Agreement) or Mr. Dolson’s resignation for Good Reason (as will be defined in the Dolson Employment Agreement), subject to Mr. Dolson’s execution of a release of claims in a form reasonably determined by the Company, the Company will provide Mr. Dolson with severance in an amount equal to one and one half times the sum of (x) his base salary and (y) his annual bonus for the year preceding the year of termination. Mr. Dolson will not be entitled to severance upon the expiration of the term of employment. The Company may require repayment of any bonus and equity-based compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Mr. Dolson will be subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (iii) perpetual confidentiality and non-disparagement covenants.

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”), limits the deduction for a publicly held corporation for otherwise deductible compensation to any “covered employee” to $1,000,000 per year. This limit does not apply to “performance-based compensation” within the meaning of Section 162(m). As of December 31, 2013, JBGL was not a publicly held corporation; therefore Section 162(m) was not applicable to JBGL. In general, it is intended that compensation payable to JBGL’s NEOs will be structured to comply with Section 162(m) following the consummation of the Acquisition.

Summary Compensation Table

The following table summarizes the total compensation of each of JBGL’s NEOs for services rendered during 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
James R. Brickman, Chief Executive Officer	2013	—	—	—	—	—	1,318,736	1,318,736
John Jason Corley, Chief Operating Officer of JBGL Builder Finance LLC	2013	194,014	300,000	0	—	—	—	494,014
Jed Dolson, Head of Land Acquisition and Development	2013	120,000	—	0	—	—	491,700	611,700

(1)	Mr. Dolson’s base salary was pro-rated for 2013 based on his start date of July 1, 2013.
(2)	Reflects a one-time payment made to Mr. Corley in lieu of any distributions due to him in respect of his Profits Interests.
(3)	The amounts in this column represent the aggregate grant date fair value of the Profits Interests issued to Messrs. Corley and Dolson in accordance with FASB ASC Topic 718.
(4)	Reflects amounts Mr. Brickman received under his advisory agreements for 2013. The amount shown for Mr. Dolson includes $487,500 in consulting fees paid to him in 2013 prior to his becoming an employee of JBGL and $4,200 for his car and cell phone allowance.

Grants of Plan-Based Awards

The following table sets forth certain information for plan-based awards granted to each of JBGL’s NEOs for the fiscal year ended December 31, 2013.

Named Executive Officers	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
James R. Brickman	—	—	—
John Jason Corley	8/8/2013	See note.	0
Jed Dolson	8/8/2013	See note.	0

(1)	The Profits Interests granted to Messrs. Corley and Dolson are not denominated in shares or units, as further described below.
(2)	The amounts in this column represent the aggregate grant date fair value of the Profits Interests issued to Messrs. Corley and Dolson in accordance with FASB ASC Topic 718.

Narrative Accompanying Summary Compensation Table and Grants of Plan-Based Awards Table

Profits Interests

On August 8, 2013, certain of JBGL’s NEOs were issued Profits Interests. The Profits Interests represent the right of the holders to share in distributions from JBGL Builder Finance LLC after certain preferred distributions have been made. The Profits Interests granted to Messrs. Corley and Dolson are not denominated in shares or units. Each of Mr. Corley and Mr. Dolson received Profits Interests, which entitle them to receive 2.5% and 1.5%, respectively, of distributions from JBGL Builder Finance LLC after certain preferred distributions have been made and subject to vesting terms and conditions.

The Profits Interests granted to Mr. Corley vest in five substantially equal installments on December 31, 2013 and each of the next four anniversaries thereof, subject to his continued employment with JBGL. Twenty percent of the Profits Interests granted to Mr. Corley is currently vested. The Profits Interests granted to Mr. Dolson vest in five substantially equal installments on December 31, 2014 and each of the next four anniversaries thereof, subject to his continued employment with JBGL. No portion of the Profits Interests granted to Mr. Dolson is currently vested.

In connection with the consummation of the Acquisition, the Profits Interests will be canceled and Messrs. Corley and Dolson will have no further rights in respect thereof. In exchange for the cancelation of their Profits Interests, each of Mr. Corley and Mr. Dolson will be entitled to receive a one-time award of $1,250,000, payable in a combination of cash and shares of Common Stock, which award will vest in four substantially equal installments on the date the Acquisition is consummated and each of the next three anniversaries thereof, subject to the applicable JBGL NEO’s continued employment with the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards for JBGL’s NEOs as of December 31, 2013.

	Stock awards
Named Executive Officers	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
James R. Brickman	—	—
John Jason Corley	See note.	0
Jed Dolson	See note.	0

(1)	The Profits Interests granted to Messrs. Corley and Dolson are not denominated in shares or units, as further described above.
(2)	The market value of the Profits Interests was $0.00 as of December 31, 2013.

Option Exercises and Stock Vested

Stock options exercised by JBGL’s NEOs and stock awards vested for the fiscal year ended December 31, 2013 are as follows:

Stock awards
Named Executive Officers	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
James R. Brickman	—	—
John Jason Corley	See note.	0
Jed Dolson	—	—

(1)	The Profits Interests granted to Mr. Corley are not denominated in shares or units, as further described above.
(2)	The market value of the Profits Interests was $0.00 as of December 31, 2013.

Pension Benefits and Nonqualified Deferred Compensation

JBGL does not provide defined benefit pension benefits or non-qualified deferred compensation.

Potential Payments Upon Termination of Employment or Change in Control

Historically, JBGL has not provided JBGL’s NEOs with severance or change in control protection. Following the consummation of the Acquisition, JBGL’s NEOs will be eligible for severance as set forth in their employment agreements, as further described above.

Director Compensation in Fiscal Year 2013

JBGL did not pay any director compensation for 2013.

Company Equity Compensation Plan Information

The following table summarizes information about the Company’s equity compensation plans, which consist of stock options granted under our 2007 Equity Plan, as of December 31, 2013:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	65,481	$58.94	114,553
Equity Compensation Plans not approved by security holders	—	N/A	—
Total	65,481	$58.94	114,553

The Company plans to terminate the 2007 Equity Plan and settle all equity awards outstanding thereunder immediately prior to the Closing. The only equity awards currently outstanding under the 2007 Equity Plan are stock options. The per share exercise price of each such stock option exceeds the price of a share of Common Stock and, therefore, all such stock options will be terminated and canceled in accordance with their terms without any consideration immediately prior to the Closing.

PROPOSAL 11 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes the significant interest of stockholders in executive compensation matters. Pursuant to amendments to Section 14A of the Exchange Act that were added by the Dodd-Frank Act, we are providing our stockholders with an opportunity, in accordance with SEC rules, to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the section of this proxy statement entitled the “Executive Compensation Information — JBGL Compensation Discussion and Analysis — Summary Compensation Table” beginning on page [  ] and other tables and the related narratives.

The Company’s compensation philosophy and framework have resulted in compensation for its named executive officers that is commensurate with BioFuel’s financial results. Our executive compensation is designed to attract, motivate and retain executives and professionals of the highest level of quality and effectiveness. Our executive compensation arrangements focus on rewarding the types of performance that preserve stockholder value, link executive compensation to BioFuel’s long-term strategic objectives and align executive officers’ interests with those of our stockholders.

As this is an advisory vote, the result will not be binding on our Board, although our Compensation Committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices. The Board believes that our current executive compensation program has been effective at directly linking executive compensation to our performance and aligning the interests of our named executive officers with those of our stockholders. We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures in the section of this proxy statement entitled “Executive Compensation Information” beginning on page [  ]. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement.

Required Vote

Approval of this Proposal 11 requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to this Proposal 11.

Recommendation

The Board recommends that the stockholders vote “FOR” the adoption of the following nonbinding resolution:

RESOLVED, that the compensation paid to BioFuel’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

PROPOSAL 12 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to amendments to Section 14A of the Exchange Act added by the Dodd-Frank Act, the Company is required to obtain a stockholder advisory vote as to how often we should include a proposal, similar to Proposal 11 in this proxy statement, asking for an advisory vote on the compensation paid to our named executive officers. Therefore we are asking our stockholders to express their preference as to whether BioFuel should include an advisory vote to approve the compensation of our named executive officers every one, two or three years. Stockholders may also, if they wish, abstain from casting a vote on this proposal. In considering their vote, stockholders may wish to carefully review the information presented in connection with Proposal 11 of this proxy statement. While the Board intends to carefully consider the stockholder vote resulting from this proposal, this is an advisory vote and, as such, will not be binding on the Board.

After careful consideration of the frequency alternatives, the Board recommends at this time that you vote to hold an advisory vote on executive compensation once every year. The Board currently believes that holding an annual advisory vote on executive compensation will provide the Company with more direct and immediate feedback on the compensation paid to our named executive officers.

Required Vote

Approval of this Proposal 12 requires the affirmative vote of holders of at least a majority of shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. If none of the frequency alternatives (“ONE YEAR,” “TWO YEARS” or “THREE YEARS”) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to this Proposal 12.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

Recommendation

The Board recommends that the stockholders vote for the option of every “ONE YEAR” as the future frequency with which stockholders will be provided an advisory vote on the compensation of our named executive officers.

PROPOSAL 13 — APPROVAL OF THE GREEN BRICK PARTNERS, INC. 2014 OMNIBUS EQUITY INCENTIVE PLAN

The Board (other than Mr. Einhorn) has approved and recommends that the stockholders approve the adoption of the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan, effective as of the consummation of the Acquisition (the “2014 Equity Plan”).

Background and Reasons for the 2014 Equity Plan

The purpose of the 2014 Equity Plan is to provide a means for the Company and its affiliates to attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders.

The 2014 Equity Plan provides for awards of stock options, whether nonqualified stock options or incentive stock options, stock appreciation rights, restricted stock and restricted stock units, other stock-based awards and performance awards (which may be in the form of performance units, performance-based shares or other equity and non-equity performance-based awards). The total shares that may be issued pursuant to awards under the 2014 Equity Plan may not exceed 7.5% of the total shares of Common Stock outstanding immediately after giving effect to the Transactions, subject to adjustment for certain corporate events or changes in the Company’s capital structure.

If approved by the stockholders, the 2014 Equity Plan will become effective upon consummation of the Acquisition. In the event the 2014 Equity Plan is not approved by the stockholders, then the 2014 Equity Plan will not become effective and no awards may be issued thereunder.

Description of the 2014 Equity Plan

The following is a general description of the principal terms of the 2014 Equity Plan. However, this summary does not purport to be a complete description of all of the provisions of the 2014 Equity Plan, a copy of which is attached on Annex F to this proxy statement.

Purpose.  The purpose of the 2014 Equity Plan is to provide a means for the Company and its affiliates to attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of the Company’s Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders. The 2014 Equity Plan will terminate automatically on the tenth anniversary of the date it becomes effective. No awards will be granted under the 2014 Equity Plan after that date, but awards granted prior to that date may extend beyond that date.

Awards.  Under the 2014 Equity Plan, awards of stock options, including both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, other stock-based awards and performance compensation awards may be granted. The maximum number of shares of the Company’s Common Stock that will be authorized and reserved for issuance under the 2014 Equity Plan will be equal to 7.5% of the total shares of Common Stock outstanding immediately after giving effect to the Transactions, subject to adjustment for certain corporate events or changes in the Company’s capital structure.

Eligibility.  In general, the Company’s employees, consultants and directors and those of the Company’s affiliates, as well as those reasonably expected to become the Company’s employees, consultants and directors, or those of the Company’s affiliates, are eligible for awards under the 2014 Equity Plan, provided that incentive stock options may be granted only to employees. After the consummation of the Acquisition and the effectiveness of the 2014 Equity Plan, it is anticipated that the Company will have four executive officers, six non-employee directors and approximately 130 other employees (including employees of JBGL’s builders) who would be eligible to receive awards under the 2014 Equity Plan. A written agreement between the Company and each participant will evidence the terms of each award granted under the 2014 Equity Plan.

Shares Subject to the 2014 Equity Plan.  The shares that may be issued pursuant to awards are shares of Common Stock and the maximum aggregate amount of Common Stock which may be issued upon exercise of all awards under the 2014 Equity Plan, including incentive stock options, may not exceed 7.5% of the total shares of Common Stock outstanding immediately after giving effect to the Transactions, subject to adjustment to reflect certain corporate transactions or changes in the Company’s capital structure. If any award under the 2014 Equity Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, the Common Stock withheld from issuance under that award will become available for future issuance under the plan. If shares issued under the 2014 Equity Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, those shares will become available for future awards under the plan. Awards that can only be settled in cash will not be treated as shares of Common Stock granted for purposes of the 2014 Equity Plan. The maximum amount that can be paid to any single participant in any one calendar year pursuant to a cash bonus award under the 2014 Equity Plan is $2,000,000.

Administration.  The Compensation Committee of the Company will administer the 2014 Equity Plan following the consummation of the Acquisition. Among other responsibilities, the Compensation Committee will select participants from among the eligible individuals, determine the number of shares of Common Stock that will be subject to each award and determine the terms and conditions of each award, including exercise price, methods of payment and vesting schedules. In general, the Board may amend, alter, suspend, discontinue, or terminate the 2014 Equity Plan or any portion thereof at any time.

Adjustments in Capitalization.  In general, in the event of (i) any dividend or other distribution (whether in the form of cash, stock or other securities or property), stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other similar corporate transaction or event (including, without limitation, a “change in control” (as defined in the 2014 Equity Plan)) that affects the Common Stock, or (ii) certain unusual or nonrecurring events (including, without limitation, a change in control), appropriate equitable adjustments or substitutions (as determined by the Compensation Committee) will be made to the various limits under, and the terms of, the 2014 Equity Plan and the awards granted thereunder, including the maximum number of shares of Common Stock reserved under the 2014 Equity Plan, the price or kind of other securities or other consideration subject to awards or any applicable performance measures (e.g., performance criteria), to the extent necessary to preserve the economic intent of the award. In addition, the Compensation Committee may cancel outstanding awards and cause participants to receive, in cash, stock, other securities or property, or a combination thereof, the value of the awards.

Change in Control.  In the event of a “change in control,” the Compensation Committee may generally provide for one or more of the following: (i) that all options and stock appreciation rights subject to an award will become fully vested and immediately exercisable, (ii) that any restricted period imposed upon restricted awards will expire immediately, and (iii) that participants will receive partial or full payment for outstanding performance awards.

Nontransferability.  In general, each award granted under the 2014 Equity Plan may be exercisable only by a participant during the participant’s lifetime or, if permissible under applicable law, by the participant’s legal guardian or representative. Except in very limited circumstances, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us. However, the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

No Rights as a Stockholder.  In general, except as otherwise provided in the 2014 Equity Plan or any award agreement thereunder, no person who receives an award under the plan will be entitled to the privileges of a stockholder until the shares covered by such award have been issued or delivered to that person.

Summary of the U.S. Federal Income Tax Consequences of Awards Granted under the 2014 Equity Plan

The following is a summary of the material U.S. federal income tax consequences of receiving awards under the 2014 Equity Plan and is based on an analysis of the current provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and/or local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information purposes only and is not intended as tax advice.

Section 162(m) Limitation.  Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee’s remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to awards granted under the 2014 Equity Plan is generally included within the $1,000,000 limitation. However, to the extent that the performance-based compensation requirements under Section 162(m) of the Code are satisfied (e.g., the 2014 Equity Plan is approved by our stockholders, grants are made by the Compensation Committee, and performance goals are established and certified by the Compensation Committee), compensation attributable to awards should not be subject to the $1,000,000 limitation. We have attempted to structure the 2014 Equity Plan in such a manner that the remuneration attributable to awards should not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. As such, there can be no assurance that any compensation attributable to awards granted under the plan will be deductible by us.

Nonqualified Stock Options.  A participant receiving a nonqualified stock option should not recognize taxable income at the time of grant. A participant should generally recognize ordinary compensation income in an amount equal to the excess, if any, in the Fair Market Value (as defined in the 2014 Equity Plan) of the option shares on exercise of the nonqualified stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) of the Code and discussed above, we are entitled to deduct from our taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

Incentive Stock Options.  An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. We are not entitled to any deduction on account of the grant of the incentive stock options or on the participant’s exercise of the option to acquire Common Stock. However, in the event of a subsequent disqualifying disposition of such shares of Common Stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Section 162(m) of the Code and discussed above, in general, we should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

Restricted Stock and Restricted Stock Units.  Participants who receive awards of restricted stock or restricted stock units generally do not recognize income at the time of grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the shares or units at such time, and we generally will receive a corresponding income tax deduction, subject to any applicable limitation under Section 162(m) of the Code. However, no later than 30 days after a participant receives a restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares of Common Stock at the time of grant. Provided that the election is made in a timely manner, the participant generally will not recognize any additional income when the restrictions on the shares lapse. If the participant forfeits the shares (e.g., upon a termination of employment prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to unvested restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Section 280G of the Code.  Under certain circumstances, the accelerated vesting or settlement of awards in connection with a change in control may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax under Section 4999 of the Code and we may be denied a federal income tax deduction under Section 280G of the Code.

Section 409A of the Code.  In general, awards under the 2014 Equity Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, which governs the payment of nonqualified deferred compensation. To the extent that the 2014 Equity Plan or awards under the plan fail to comply with the requirements of Section 409A of the Code, participants may be subject to a 20% additional tax and premium interest on payments.

New Plan Benefits

If the 2014 Equity Plan is approved, the amounts that would be payable under the 2014 Equity Plan to each of (a) our named executive officers, (b) our executive officers as a group, and (c) our employees who are not executive officers as a group are not currently determinable. Similarly, if the 2014 Equity Plan had been in effect for the fiscal 2013 year, the amounts that would have been payable for such year under the 2014 Equity Plan to each of (a) our named executive officers, (b) our executive officers as a group, and (c) our employees who are not executive officers as a group would not have been determinable.

Required Vote

Approval of the 2014 Equity Plan requires the affirmative vote of holders of at least a majority of shares of the Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to this Proposal 13.

Recommendation

The Board recommends that the stockholders vote “FOR” Proposal 13.

REPORT OF AUDIT COMMITTEE, FEES OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM AND RELATED MATTERS

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2013.

The Audit Committee oversees the Company’s financial reporting process, internal controls and audit functions on behalf of the Board and operates under a written charter adopted by the Board. Each of the three members of the Audit Committee, Mr. Sampias, Ms. Blake and Mr. Jaffee, are independent directors, according to the rules and regulations of the SEC and the Nasdaq Listing Rules.

Management is responsible for the financial statements and the reporting process, including the system of internal controls. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

In performing its oversight responsibilities, the Audit Committee reviewed and discussed with management and Grant Thornton LLP the audited consolidated financial statements of the Company for the year ended December 31, 2013 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with Grant Thornton LLP their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm to the Audit Committee required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee also noted that the only non-audit related services performed by the independent registered public accounting firm in 2013 related to an agreed upon procedures report as required by the EPA and certain state property tax compliance services, thus maintaining the independent registered public accounting firm’s independence.

Based on the reviews, discussions and representations from management referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

By the Audit Committee of the Board,

Ernest J. Sampias, Chairman
Elizabeth K. Blake
Richard I. Jaffee

Fees of Independent Registered Public Accounting Firm

Audit Fees

The audit fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements and audit of the subsidiaries and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q totaled $200,000 and $247,900 for the 2013 and 2012 fiscal years, respectively.

Audit Related Fees

There were no audit related services rendered by Grant Thornton LLP for fiscal years 2013 and 2012.

Tax Fees

Tax services rendered by Grant Thornton LLP totaled $9,540 and $11,130 for fiscal years 2013 and 2012, respectively, and related to the preparation of the Nebraska property tax return for the Company’s Wood River plant.

All Other Fees

Other professional services rendered by Grant Thornton LLP totaled $19,950 and $19,090 for the fiscal years 2013 and 2012, and related to an agreed upon procedures report as required by the EPA. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence. All audit and non-audit services must be approved in advance by the Audit Committee. All audit-related services, tax services and other services for 2013 and 2012 set forth above were pre-approved by the Audit Committee which determined that such services would not impair the independence of our independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PROPOSAL 14 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has ratified and affirmed the Audit Committee’s appointment of the independent accounting firm of Grant Thornton LLP to serve as the independent registered public accounting firm of the Company for the current fiscal year. Grant Thornton LLP was first appointed to serve as the independent registered public accounting firm of the Company in 2007 and is considered by the Audit Committee and the management of the Company to be well qualified.

Although stockholder ratification is not required, the appointment of Grant Thornton LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Grant Thornton LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will reconsider its appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm requires the affirmative vote of holders of at least a majority of shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, broker non-votes and failures to vote will have no effect on the vote with respect to this Proposal 14.

Recommendation

The Board recommends that stockholders vote “FOR” Proposal 14.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC, initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company. To the Company’s knowledge, based solely upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2013, no executive officer, director or 10% owner of the Company failed to file reports required by Section 16(a) on a timely basis during the fiscal year ended December 31, 2013.

By Order of the Board,

Mark L. Zoeller
Corporate Secretary

PROPOSAL 15 — ADJOURNMENT OF ANNUAL MEETING, IF NECESSARY

Although it is not currently expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any signed proxies received by the Company from stockholders of record in which no voting instructions are provided on such matter will be voted in favor of this Proposal 15. Our Bylaws permits the chairperson of the meeting to adjourn the meeting from time to time whether or not a quorum is present.

If the time and place of an adjourned meeting are announced at the original convening of the Annual Meeting, no notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the Annual Meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Annual Meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

Required Vote

An adjournment of the Annual Meeting may be approved by an affirmative vote of holders of at least a majority of shares of Common Stock and Class B Common Stock issued, present and voting at the Annual Meeting, voting as a single class. Abstentions, failures to vote and broker non-votes will have no effect on the outcome of this Proposal 15.

Recommendation

The Board recommends that stockholders vote “FOR” the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Transaction Agreement and approve the Transactions or any other of Proposals 1 through 5 or Proposal 7.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed by phone at (303) 640-6500 or by mail to BioFuel Energy Corp., 1600 Broadway, Suite 1740, Denver, Colorado 80202. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may contact the Company at the address and telephone number above to request that only a single copy of a proxy statement be mailed in the future.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on our website at www.bfenergy.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website or by contacting BioFuel Energy Corp. at 1600 Broadway, Suite 1740, Denver, Colorado, attention: Corporate Secretary.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A; and
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A, and a copy of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, accompany this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the Transactions or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
JBGL Builder Finance, LLC
JBGL Capital Companies

We have audited the accompanying combined and consolidated balance sheets of JBGL Builder Finance, LLC and its consolidated subsidiaries and affiliated companies and JBGL Capital Companies (collectively, “JBGL” or the “Company”) as of December 31, 2013, and 2012, and the related combined and consolidated statements of income, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined and consolidated financial statements referred to above present fairly, in all material respects, the financial position of JBGL as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Dallas, Texas
July 15, 2014

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

JBGL

COMBINED AND CONSOLIDATED BALANCE SHEETS
December 31, 2013 and 2012

ASSETS

	2013	2012
Cash and cash equivalents	$16,683,424	$7,164,397
Restricted cash	1,383,255	320,095
Accounts receivable, net	445,192	111,966
Inventory:
Completed home inventory and residential lots held for sale	33,949,707	16,506,804
Work in process	140,325,098	110,879,138
Undeveloped land	54,502,157	5,184,882
Investment in direct financing leases	8,349,296	11,517,296
Property and equipment, net	864,860	469,602
Notes receivable, net	7,556,070	15,272,170
Earnest money deposits	3,292,006	584,829
Other assets	1,056,633	799,439
Total assets	$268,407,698	$168,810,618
LIABILITIES AND MEMBERS' EQUITY
Accounts payable	$8,653,237	$4,515,898
Accrued expenses	6,359,013	2,402,981
Customer and builder deposits	10,773,290	12,217,820
Borrowings on lines of credit	17,208,035	6,544,264
Notes payable	26,595,229	21,441,775
Total liabilities	69,588,804	47,122,738
Commitments and contingencies (Note 10)
Members' equity
Controlling interest	189,110,456	119,295,510
Non-controlling interest	9,708,438	2,392,370
Total members' equity	198,818,894	121,687,880
Total liabilities and members' equity	$268,407,698	$168,810,618

The accompanying notes are an integral part of these
combined and consolidated financial statements.

JBGL

COMBINED AND CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
REVENUES:
Sale of residential units	$168,591,201	$50,105,030	$9,085,785
Cost of residential units	(122,616,113)	(39,642,357)	(7,921,806)
Gross profit on sale of residential units	45,975,088	10,462,673	1,163,979
Sale of land and lots	33,734,513	22,927,080	6,184,206
Cost of land and lots	(21,512,814)	(15,256,065)	(3,982,602)
Gross profit on sale of land and lots	12,221,699	7,671,015	2,201,604
Interest and fees	2,503,340	6,217,347	2,558,159
Interest on direct financing leases	1,038,834	906,992	—
Profit participation on notes receivable	596,929	2,559,141	476,558
Other income	803,489	1,212,698	1,159,541
	63,139,379	29,029,866	7,559,841
EXPENSES:
Salaries	10,250,739	3,790,108	1,505,342
Management fees – related party	1,015,612	580,737	381,167
Selling, general and administrative	6,623,437	3,311,734	1,183,762
Interest expense	314,353	351,384	27,595
Depreciation expense	291,857	53,289	8,142
	18,495,998	8,087,252	3,106,008
Net income before taxes	44,643,381	20,942,614	4,453,833
State tax expense	327,481	230,411	34,089
Net income	44,315,900	20,712,203	4,419,744
Less: net income attributable to non-controlling interest	12,308,734	3,517,911	56,382
Net income attributable to controlling interest	$32,007,166	$17,194,292	$4,363,362
PRO FORMA INFORMATION (UNAUDITED)
Net income attributable to controlling interest	$32,007,166
Pro forma provision for income taxes	(12,802,866)
Pro forma net income attributable to controlling interest	$19,204,300

The accompanying notes are an integral part of these
combined and consolidated financial statements.

JBGL

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
For the Years Ended December 31, 2013, 2012 and 2011

	Controlling Interest
	Builder Finance	Capital	Non-controlling Interest	Total Members' Equity
Members' equity
January 1, 2011	$7,697,056	$20,078,867	$—	$27,775,923
Contributions	29,847,500	—	424,587	30,272,087
Distributions	—	(357,130)	(31,298)	(388,428)
Net income	1,010,633	3,352,729	56,382	4,419,744
Members' equity
December 31, 2011	$38,555,189	$23,074,466	$449,671	$62,079,326
Contributions	9,700,000	31,800,000	1,214,766	42,714,766
Distributions	(481,963)	(546,474)	(2,789,978)	(3,818,415)
Net income	10,005,698	7,188,594	3,517,911	20,712,203
Members' equity
December 31, 2012	$57,778,924	$61,516,586	$2,392,370	$121,687,880
Contributions	52,707,500	4,578,035	1,756,417	59,041,952
Distributions	(17,511,437)	(1,966,318)	(6,749,083)	(26,226,838)
Net income	20,782,525	11,224,641	12,308,734	44,315,900
Members' equity
December 31, 2013	$113,757,512	$75,352,944	$9,708,438	$198,818,894

The accompanying notes are an integral part of these
combined and consolidated financial statements.

JBGL

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to controlling interest	$32,007,166	$17,194,292	$4,363,362
Net income attributable to non-controlling interest	12,308,734	3,517,911	56,382
Adjustment to reconcile net income to net cash used in operating activities:
Depreciation expense	291,857	53,289	8,142
(Increase) decrease in:
Restricted cash	(1,063,160)	(320,095)	—
Accounts receivable	(333,226)	624,021	(100,979)
Inventory	(96,206,138)	(98,154,339)	(23,245,952)
Earnest money deposits	(1,982,640)	(1,309,366)	—
Other assets	(981,731)	130,858	(182,088)
Increase (decrease) in:
Accounts payable	4,137,339	4,257,636	220,900
Accrued expenses	3,956,032	1,156,370	192,234
Customer and builder deposits	(1,444,530)	9,150,720	1,154,600
NET CASH USED IN OPERATING ACTIVITIES	(49,310,297)	(63,698,703)	(17,533,399)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in direct financing leases	—	(13,284,446)	—
Proceeds from sale of direct financing leases	3,168,000	1,767,150	—
Issuance of notes receivable	(4,200,840)	(17,788,385)	(35,276,206)
Repayments of notes receivable	11,916,940	32,317,672	18,103,264
Acquisition of property and equipment	(687,115)	(490,784)	(26,444)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	10,196,985	2,521,207	(17,199,386)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from lines of credit	39,000,000	28,203,718	4,675,000
Proceeds from notes payable	21,462,727	22,876,514	5,102,796
Repayments of lines of credit	(28,336,229)	(24,609,454)	(1,725,000)
Repayments of notes payable	(16,309,273)	(5,152,371)	(2,178,790)
Contributions from controlling interest members	57,285,535	41,500,000	29,847,500
Contributions from non-controlling interest members	1,756,417	1,214,766	424,587
Distributions to controlling interest members	(19,477,755)	(1,028,437)	(357,130)
Distributions to non-controlling interest members	(6,749,083)	(2,789,978)	(31,298)
NET CASH PROVIDED BY FINANCING ACTIVITIES	48,632,339	60,214,758	35,757,665
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,519,027	(962,738)	1,024,880
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	7,164,397	8,127,135	7,102,255
CASH AND CASH EQUIVALENTS AT END OF YEAR	$16,683,424	$7,164,397	$8,127,135
Cash paid for:
Interest	$496,574	$345,584	$23,695
State income taxes	$664,880	$137,620	$10,344

The accompanying notes are an integral part of these
combined and consolidated financial statements.

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The combined financial statements of JBGL consist of JBGL Builder Finance LLC and its consolidated subsidiaries and affiliated companies (collectively “Builder Finance”), and JBGL Capital Companies (“Capital”), a combined group of commonly managed limited liability companies and partnerships (collectively with Builder Finance, the “Company”). The operations of the aforementioned affiliated and limited liability companies have been consolidated into those of the combined Company. The Company is a real estate operator involved in the purchase and development of land for residential use, construction lending and home building operations. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing and sales of various residential projects in master planned communities, primarily in the high-growth metropolitan areas of Dallas and Fort Worth, Texas and Atlanta, Georgia.

Basis of Presentation

The combined and consolidated financial statements, presented in U.S. dollars, are prepared in accordance with accounting principles generally accepted in the United States of America.

Combination and Consolidation Policy

The combined and consolidated financial statements include the operations of Builder Finance and Capital. All significant intercompany balances and transactions have been eliminated in consolidation and combination. Investments in which the Company directly or indirectly has an interest of more than 50 percent and or is able to exercise control over the operations have been fully consolidated and non-controlling interests are stated separately in the combined and consolidated financial statements as required under the provisions of FASB ASC 810, Consolidations. The Company has created subsidiaries (sixty two, as of December 31, 2013) for each significant community and or project in which it invests.

Use of Estimates

The preparation of the combined and consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the combined and consolidated financial statements and accompanying notes, including the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Unaudited pro forma income taxes

These financial statements have been prepared in anticipation of a transaction with BioFuel Energy Corp. (“BioFuel”). In connection with the transaction, controlling interests in the Company will be treated as a taxable C corporation and thus will be subject to federal and state income taxes. Accordingly, a pro forma income tax provision has been disclosed as if the Company was a taxable corporation for the year ended December 31, 2013. The Company has computed pro forma tax expense using a 40% blended corporate level federal and state tax rate. As the non-controlling interest will continue to be subject to “pass through” taxation after the aforementioned transaction, the non-controlling interest has been excluded.

Cash and Cash Equivalents

The Company considers all cash and short term liquid investments with original maturities of 90 days or less to be cash and cash equivalents. The cash balances of the Company are held in multiple financial institutions. At times, cash and cash equivalent balances at certain banks and financial institutions may exceed insurable amounts. The company believes it mitigates this risk by monitoring the financial stability of institutions holding material cash balances. The Company has not experienced any losses in such accounts and believes that the risk of loss is minimal.

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Accounts Receivable

Accounts receivable represent amounts due from customers and third parties originating during the normal course of business. As of December 31, 2013 and 2012, all amounts are considered fully collectible and no allowance for doubtful accounts is recorded.

Inventory

Inventory consists primarily of land in the process of development, developed lots, model homes, completed homes, and raw land scheduled for development, primarily in Texas and Georgia. Inventory is valued at cost unless the carrying value is determined to be not recoverable in which case the affected inventory is written down to fair value. Cost includes any related pre-acquisition costs that are directly identifiable with a specific property so long as those pre-acquisition costs are recoverable at the sale of the property.

Residential lots held for sale and lots held for development include the initial cost of acquiring the land as well as certain costs capitalized related to developing the land into individual residential lots including interest, real estate taxes and direct and indirect overhead costs.

Land, development and other project costs, including property taxes incurred during development and home construction, are capitalized. Land development and other common costs that benefit an entire community are allocated to individual lots or homes based on relative sales value. The costs of lots are transferred to homes in progress when home construction begins. Home construction costs and related carrying charges (principally interest and property taxes) are allocated to the cost of individual homes using the specific identification method.

Inventory costs for completed homes are expensed as cost of sales as homes are sold. Changes to estimated total development costs subsequent to initial home closings in a community are generally allocated to the unsold homes in the community on a pro-rata basis. The life cycle of a community generally ranges from two to five years, commencing with the acquisition of land, continuing through the land development phase, and concluding with the construction, sale, and delivery of homes. The Company’s inventory currently includes two larger communities with life cycles that may range 6 years or more.

Impairment of Inventory

The Company evaluates residential lots and homes held for sale for impairment when indicators of potential impairment are present. Indicators of impairment include, but are not limited to, decreases in local housing market values and or actual or undiscounted projected losses. For the years ended December 31, 2013 and 2012, the Company has not identified any events or changes in circumstances that may indicate that the carrying amount of inventory may be impaired.

Earnest Money Deposits

In the ordinary course of business, the Company enters into land option agreements in order to procure land for the construction of homes in the future. Pursuant to these land option agreements, the Company generally provides a deposit to the seller as consideration for the right to purchase land at different times in the future, usually at predetermined prices. Such contracts enable the Company to defer acquiring portions of properties owned by third parties or unconsolidated entities until the Company has determined whether and when to exercise its option, which reduces the Company’s financial risks associated with long-term land holdings. Option deposits and pre-acquisition costs (such as environmental testing, surveys, engineering, and entitlement costs) are capitalized if the costs are directly identifiable with the land under option and acquisition of the property is probable. Such costs are reflected in other assets and are reclassified to inventory upon taking title to the land. The Company writes off deposits and pre-acquisition costs when it becomes probable that the Company will not go forward with the project or recover the capitalized costs. Such

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

decisions take into consideration changes in local market conditions, the timing of required land takedowns, the availability and best use of necessary incremental capital, and other factors.

Investment in Direct Financing Leases

The Company has entered into a series of direct finance leases for a portfolio of model homes. The Company leases these model homes to the entity that it acquired the homes from. The lessee has the option to repurchase the model homes at a predetermined price. The lease payments are recorded as interest on direct finance leases in the combined and consolidated statements of income.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred. Depreciation is computed over the estimated useful lives of the assets using the straight line method. The estimated useful lives of assets range from three to ten years.

Notes Receivable

Notes receivable are stated at principal balances, net of deferred fees. Interest is recognized over the term of the note and is calculated on principal amounts outstanding, including accrued interest which is typically added to the principal balances monthly. Origination fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related notes using a method that approximates the interest method. For acquired notes, if, at acquisition, the Company could not reasonably estimate cash flows from such notes or, if subsequent to acquisition, such cash flows could not be estimated, such notes would be accounted on non-accrual basis. For non-accrual notes, interest income is subsequently recognized on a cash basis as long as the remaining book balance of the asset is deemed to be collectible. If collectability is questionable, then cash payments are applied to principal. Some notes have specific profit participation features. Upon payoff of certain notes resulting from closing of real estate projects, the Company may recognize revenue from these special participation features which is included within profit participation on notes receivable within the combined and consolidated statements of income.

Allowance for Losses on Notes Receivable

The Company evaluates the need for an allowance for notes receivable losses on a regular basis by reviewing the collectability of the notes in light of historical experience, the nature and volume of the note portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

While borrowers may not have the ability to repay the notes by any means other than the sale of the underlying collateral, the Company believes the borrowers will be able to sell the properties in the normal course of business at prices well in excess of the note balances. In addition, if the borrowers are unable to fulfill their commitments under the note contracts, the Company believes the collateral can be foreclosed and sold at prices that will preclude any losses to the Company.

Customer and Builder Deposits

The Company typically requires customers to submit a deposit for home purchases, and for builders to submit a deposit in connection with their construction loan agreements. The deposits serve as a guarantee to performance under home purchase and building contracts. Cash received as customer deposits are shown as restricted cash on the combined and consolidated balance sheets.

Warranties

The Company accrues an estimate of its exposure to warranty claims based on both current and historical home sales data and warranty costs incurred. The Company offers homeowners a comprehensive third party warranty on each home. Homes are generally covered by a ten year warranty for qualified and defined

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

structural defects, one year for defects and products used, two years for electrical, mechanical and plumbing systems. The Company accrues between $250 and $800 per home closed for future warranty claims, and evaluates the adequacy of the reserve annually. Warranty accruals are included with accrued expenses on the combined and consolidated balance sheets.

Members’ Equity

Capital and Builder Finance have different membership structures, with common owners. For Capital, income is allocated for each fiscal period amongst the members pro-rata based upon the members’ capital balances.

For Builder Finance, there are two classes of members: Class A members, who contributed all of the capital and make up the entirety of the members’ equity and Class B members who have no members’ equity or voting rights. Income is allocated amongst the class A members pro rata based upon the members’ capital balances.

Additionally, for 2011 and 2012, the Class B members were generally entitled to receive ten percent of the Class A members’ cash distributions, after return of capital and a twelve and a half percent preferred return. As of December 31, 2012, there were no amounts earned by the Class B members and these interests were forfeited when the employee who held the Class B members’ interest ceased employment with the Company. During 2013, two Class B members were admitted. In addition, the Class B interest was also forfeited as the Class B members chose to receive a compensation payment in lieu of an equity distribution. Collectively, they are entitled to four percent of the Class A members’ cash distributions, after return of capital, subject to vesting schedules. As of December 31, 2013, accrued distributions of $2,318,105 were included within 2013 distributions but were not yet paid in cash.

Revenue Recognition

Revenue from sales of residential units, land and lots are not recognized until a sale is deemed to be consummated. Consummation is defined as a) when the parties are bound by the terms of a contract, b) all net consideration has been exchanged, c) any permanent financing for which the seller is responsible has been arranged and d) all conditions precedent to closing have been performed. Generally, consummation does not happen until a sale has closed. When the earnings process is complete and a sale has closed, income is recognized under the full accrual method which allows full recognition of the gain on the sale at the time of closing.

Cost Recognition

Lot acquisition, materials, other direct costs, interest and other indirect costs related to the acquisition, development, and construction of lots and homes are capitalized. Direct and indirect costs of developing residential lots are allocated evenly to all applicable lots. Capitalized costs of residential lots are charged to earnings when the related revenue is recognized. Costs in connection with developed lots and completed homes and other selling and administrative costs are charged to earnings when incurred.

Advertising Expense

The Company expenses advertising as incurred. Advertising costs are included in selling, general and administrative expenses in the combined and consolidated statements of income. Advertising expense for the years ended December 31, 2013, 2012, and 2011 totaled $457,082, $468,432, and $74,807, respectively.

Income Taxes

Under existing provisions of the Internal Revenue Code, the income or loss of a limited liability company or a limited partnership is recognized by the individual members for federal income tax purposes. Accordingly, no provision for federal income tax has been provided for in the combined and consolidated financial statements.

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

With the exception of Texas, the states that the Company operates in follow the federal “pass-through” taxation treatment. However, due to the Company’s presence in Texas, the Company is subject to Texas margin tax.

The Company has adopted the provisions of FASB ASC 740, Accounting for Uncertainty in Income Taxes. The guidance requires the assessment of tax positions taken or expected to be taken in the tax returns and to determine whether the tax positions are “more-likely-than-not” of being sustained upon examination by the applicable taxing authority. Tax positions deemed to meet the more-likely-than-not criteria would be recorded as a tax benefit or expense in the current year. We are required to assess open tax years, as defined by the statute of limitations, for all major jurisdictions, including federal and certain states. Open tax years are those that are open for examination by taxing authorities. We have no examinations in progress. All tax positions taken related to the Company, for which the statute of limitations remained open have been reviewed, and the Compnay is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax positions. The Company files state franchise tax returns, which remain open for examination for the previous five year period.

Fair Value Measurements

The Company has adopted and implemented the provisions of FASB ASC 820-10, Fair Value Measurements, with respect to fair value measurements of (a) all elected financial assets and liabilities and (b) any nonfinancial assets and liabilities that are recognized or disclosed in the combined and consolidated financial statements at fair value on a recurring basis (at least annually). Under FASB ASC 820-10, fair value is defined as an exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. These provisions establish a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of input are defined as follows:

Level 1 —	unadjusted quoted prices for identical assets or liabilities in active markets accessible by the Company;
Level 2 —	inputs that are observable in the marketplace other than those classified as Level 1; and
Level 3 —	inputs that are unobservable in the marketplace and significant to the valuation.

Entities are encouraged to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of input that is significant to the fair value calculation.

The Company’s valuation methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

At December 31, 2013 and 2012 there were no assets or liabilities carried at fair value.

Fair Value of Financial Instruments

The Company’s financial instruments, none of which are held for trading purposes, include cash and cash equivalents, restricted cash, accounts receivable, notes receivable, investment in direct financing lease, earnest money deposits, other assets, accounts payable, accrued liabilities, customer and builder deposits, borrowings on lines of credit and notes payable. The Company estimates that due to the short term nature of underlying instruments or the proximity of the underlying transaction to the applicable reporting date, that the fair value of all financial instruments does not differ materially from the aggregate carrying values recorded in the

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

combined and consolidated financial statements at December 31, 2013 and 2012. Per the fair value hierarchy, level 1 financial instruments include: cash and cash equivalents, restricted cash, earnest money deposits, and customer and builder deposits. All other instruments are deemed to be level 3.

Segment Information

The Company’s operations are organized into two reportable segments: builder operations and land development. Builder operations consist of two operating segments: Texas and Georgia. In accordance with ASC 280, Segment Reporting, in determining the most appropriate reportable segments, we considered similar economic and other characteristics, geography including product types, production processes, average selling prices, gross profits, suppliers, land acquisition results, and underlying demand and supply.

2.  ACQUISITIONS

The Company purchased fifty one percent voting control and fifty percent of the equity of The Providence Group of Georgia, LLC (“TPG”) in 2011 and CB JENI Homes of DFW LLC (“CB JENI”) in 2012. TPG focuses on the construction and sale of single-family homes and townhome units in Atlanta, Georgia, and CB JENI does the same in the Dallas-Fort Worth, Texas market. Each subsidiary’s operations are consolidated within the financial statements per the Company’s consolidation policy.

The transactions were accounted for using the purchase method of accounting. Under this method, all assets purchased and liabilities assumed were acquired at their estimated fair value.

The composition of the acquirees balance sheets consisted of the following at the time of their acquisitions:

	TPG	CB JENI
Work in progress	$8,708,786	$3,163,442
Other Assets	220,825	265,943
Total assets acquired	$8,929,611	$3,429,435
Accounts payable	$—	$321,952
Debt	8,267,015	2,092,048
Other liabilities	69,105	10,892
Total liabilities acquired	8,336,120	2,424,892
Total consideration paid	$593,491	$1,004,543

3.  RELATED PARTY TRANSACTIONS

During 2013, 2012, and 2011, the Company had related party transactions through the normal course of business. These transactions include the following:

The Company leases its Dallas, Texas headquarters on a month-to-month basis from a related party. During 2013, 2012, and 2011, the Company paid rent of $28,137, $18,000, and $18,000, respectively under this agreement which is included in selling, general and administrative expense in the combined and consolidated statements of income.

The Company pays a quarterly management fee to a related party calculated at .375% of cumulative capital contributions of certain members of Builder Finance at the end of each quarter. During 2013, 2012, and 2011, the Company incurred $1,015,612, $580,737, and $381,167, respectively of expenses from this arrangement which are included as management fees in the combined and consolidated statements of income.

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

3.  RELATED PARTY TRANSACTIONS – (continued)

The Company received interest income from companies that are affiliates of the non-controlling members in connection with construction loans. Interest income received during December 31, 2013, 2012, and 2011, totaled $726,828, $889,303, and $0, respectively and are included in interest and fees in the combined and consolidated statements of income.

A payable due to an affiliate of a non-controlling member in connection with a note purchase agreement totaled $225,654 at December 31, 2012, and are included in accounts payable in the combined and consolidated balance sheets. As of December 31, 2013, this liability has been relieved.

4.  INVESTMENT IN DIRECT FINANCE LEASES

Direct finance leases bear interest at rates from 10% to 12%. Some of these include a profit participation which is recognized on the sale of the property under lease which is shown as profit participation on real estate projects on the combined and consolidated statements of income.

5.  PROPERTY AND EQUIPMENT

The following is a summary of property and equipment and related accumulated depreciation by major classification as of December 31, 2013 and 2012:

	2013	2012
Office furniture and equipment	$149,578	$11,445
Computers and equipment	338,722	301,634
Model home furnishings	647,586	231,459
Field trailers	10,000	10,000
Design center	95,766	—
	1,241,652	554,538
Less: accumulated deprecation	(376,792)	(84,936)
Total property and equipment	$864,860	$469,602

Depreciation expense for the years ended December 31, 2013, 2012, and 2011 totaled $291,857, $53,289, and $8,142, respectively.

6.  NOTES RECEIVABLE

Notes receivable represent amounts due from third parties involved in development and home building activities. The Company believes that all notes are fully collectible. Notes receivables are secured by collateral property and guaranteed by individual third parties and are noted as follows:

Borrower	Principal & Interest due at 12/31/2013	Interest Rate	Maturity Date
Rivendell UM, LLC	$5,256,070	17.9%[1]	November 23, 2014[2]
Major Road Developers, LLC[3]	2,200,000	0%	Various[4]
Other	100,000	5%	July 10, 2015
Total notes receivable	$7,556,070

[1]	Interest rate increased from 15% to 17.9% upon renewal on November 23, 2013.
[2]	Note was paid in full as of May 31, 2014.
[3]	The owners of the borrower personally guarantee the completion and associated costs of the homes collateralizing the note.
[4]	Maturity dates will be upon closing of underlying lots collateralizing this note.

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

6.  NOTES RECEIVABLE – (continued)

Borrower	Principal & Interest due at 12/31/2012	Interest Rate	Maturity Date
Rivendell UM, LLC	$4,506,227	15.0%	November 23, 2013
Pinecrest, LLC	4,504,034	15.0%	November 23, 2013
Highland Land & Lender[1]	2,687,761	13.9%	Various[2]
CB JENI Willowcrest[1,3]	1,959,997	12.5%	Various[2]
Other[3]	1,614,151	Various	Various[2]
Total notes receivable	$15,272,170

[1]	Owners of the borrower personally guarantee the completion and associated costs of the homes collateralizing the note.
[2]	Maturity dates will be upon closing of underlying lots collateralizing this note. Notes were paid during 2013.
[3]	An affiliate of a non-controlling member.

At December 31, 2013 and 2012, notes receivable were concentrated by geographic area in Texas, Colorado and Georgia.

Location	2013	2012
Colorado	70%	59%
Georgia	29%	18%
Texas	1%	23%

7.  EARNEST MONEY DEPOSITS

Earnest money deposits act as security for option agreements for the purchase of land for the construction of homes in the future. As of December 31, 2013 and 2012, there were 910 and 196 lots under option, respectively, with a total exercise price of approximately $62 million and $8 million, respectively.

8.  DEBT

Lines of Credit

Lines of credit outstanding at December 31, 2013 and 2012 consist of the following:

	2013	2012
Promissory note to Inwood National Bank (“Inwood”):
Direct finance leases A1	$2,438,815	$3,803,725
Direct finance leases B2	2,269,220	2,740,539
John’s Creek[3]	12,500,000	—
Total lines of credit	$17,208,035	$6,544,264

[1]	On April 13, 2012, a subsidiary of the Company opened a line of credit (“LOC”) issued by Inwood in the amount of $4,750,000 maturing on April 13, 2014, bearing interest at four percent, and collateralized by the leased assets. The LOC was renewed during 2014 until April 13, 2015.
[2]	On September 15, 2012, a subsidiary of the Company opened a LOC issued by Inwood in the amount of $3,000,000 maturing on September 15, 2014, bearing interest at four percent, and collateralized by the leased assets.
[3]	During 2012, a subsidiary of the Company initiated an $8,000,000 LOC with Inwood. On December 31, 2012, there were no outstanding borrowings. On October 13, 2013, the Company extended its existing facility and increased the size from $8,000,000 to $25,000,000. Interest accrues and is payable monthly at

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

8.  DEBT – (continued)

a rate of four percent. Amounts drawn under the agreement on December 31, 2013 totaled $12,500,000 and were secured by land in John’s Creek, Georgia. The maturity date of the line of credit is October 13, 2014.

Notes Payable

Notes payable outstanding at December 31, 2013 and 2012 consist of the following:

	2013	2012
Note payable to unrelated third party:
Briar Ridge Investments, LTD[1]	$9,000,000	$—
PlainsCapitalBank[2]	7,500,000	—
Bossy Boots Holding, LTD[3]	5,654,832	17,069,810
Lakeside DFW Land, LTD[4]	2,980,629	—
WPC 2004 Coppell, LLC[5]	—	1,020,000
Inwood National Bank[6]	—	776,860
Other	38,792	467,069
Subordinated Lot Notes[7]	1,420,976	2,108,036
Total notes payable	$26,595,229	$21,441,775

[1]	On December 13, 2013, a subsidiary of the Company signed a promissory note for $9,000,000 maturing at December 31, 2017, bearing interest at six percent collateralized by land purchased in Allen, Texas. Accrued interest at December 31, 2013 was $26,630.
[2]	On December 17, 2013, a subsidiary of the Company initiated a LOC with PlainsCapital Bank for $7,500,000 maturing on December 17, 2015, bearing interest at five percent, collateralized by a lien on lots and land located in the Carrollton, Texas area and subject to certain covenants. At December 31, 2013, the Company is in compliance with all covenants.
[3]	On December 31, 2012, a subsidiary of the Company signed a promissory note for $17,069,810 maturing on February 28, 2014, bearing interest at six percent, collateralized by a tract of land located in Allen, Texas. Accrued interest is payable upon maturity. This note was paid in full during 2014.
[4]	On April 15, 2013, a subsidiary of the Company signed a promissory note for $3,541,750 maturing on January 22, 2014 bearing interest at six percent collateralized by land located in Denton, Texas. This note was paid in full during 2014.
[5]	During 2012, a subsidiary of the Company signed a promissory note for $1,295,000 with interest at five and a half percent, due August 15, 2014, secured by single family lots in Coppell, Texas. The note was paid in full during 2013.
[6]	During 2012, a subsidiary of the Company signed a promissory note for $1,852,599 maturing on May 15, 2014, bearing interest at four percent, collateralized by townhouse units in Alpharetta, Georgia. The note was paid in full during 2013.
[7]	Subsidiaries of the Company purchased lots under various agreements from unrelated third parties. The sellers subordinated a percentage of the lot purchase price to the subsidiary of the Company's construction loans. Notes were signed in relation to the subordination bearing interest at between eight and fourteen percent, collateralized by liens on the homes built on each lot. The sellers release their lien upon payment of principle plus accrued interest at the closing of each individual home to a third party buyer.

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

8.  DEBT – (continued)

The approximate annual minimum principal payments over the next five years under the debt agreements as of December 31, 2013 are:

	Notes Payable	Line of Credit	Total
2014	$8,958,736	$17,208,035	$26,166,771[1]
2015	7,890,000	—	7,890,000
2016	707,700	—	707,700
2017	9,038,793	—	9,038,793
2018 and thereafter	—	—	—
	$26,595,229	$17,208,035	$43,803,264

[1]	Through the date of these financial statements of the debt maturing in 2014, $8,635,461 was paid and $2,438,815 was extended through 2015. The Company fully expects to either renew its debt facilities or have adequate cash on hand to pay all debt when due.

Interest incurred at December 31, 2013, 2012 and 2011 consists of the following:

	2013	2012	2011
Interest capitalized	$1,065,257	$53,457	$100,363
Interest expensed	314,353	351,384	27,595
Total interest incurred	$1,379,610	$404,841	$127,958

9.  SEGMENT INFORMATION

Financial information relating to Company’s reportable segments was as follows. Operational results of each reportable segment are not necessarily indicative of the results that would have been achieved had the reportable segment been an independent, stand-alone entity during the periods presented.

	Year End December 31,
	2013	2012	2011
Revenues:
Builder Operations
Texas	$52,764,364	$11,658,668	$—
Georgia	115,826,837	38,446,362	9,085,765
Land Development	33,734,513	22,927,080	6,184,206
Financing[2]	—	—	—
	$202,325,714	$73,032,110	$15,629,941
Gross profit:
Builder Operations
Texas	$15,054,857	$2,324,803	$—
Georgia	30,920,231	8,137,870	1,163,978
Land Development	12,221,699	7,671,015	2,201,604
Financing[2]	4,942,592	10,986,178	4,194,258
	$63,139,739	$29,119,866	$7,559,840

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

9.  SEGMENT INFORMATION – (continued)

	Year End December 31,
	2013	2012	2011
Assets:[1]
Builder Operations
Texas	$25,494,123	18,585,782
Georgia	99,238,950	31,576,045
Land Development	104,043,889	82,408,997
	$228,776,962	132,570,824

[1]	Assets include completed home inventory and residential lots held for sale, work in process and undeveloped land.
[2]	The financing segment began to phase out and builder operations began to ramp up with the acquisition and consolidation of TPG, in 2011, and CB JENI, in 2012.

10.  COMMITMENTS AND CONTINGENCIES

Warranties

Warranty activity for 2013, 2012 and 2011 consists of the following:

	2013	2012	2011
Beginning balance	$58,066	$3,275	$—
Additions	290,000	56,300	3,275
Charges	(20,041)	(1,509)	—
Ending balance	$328,025	$58,066	$3,275

Commitments

The Company has a month to month lease with a related party (See Note 3). The Company also has entered into leases associated with office space in Georgia and Texas which are classified as operating leases. Rent expense under these leases totals $246,013, $131,569, and $56,649 in 2013, 2012, and 2011, respectively and are included in the selling, general and administrative expense in the combined and consolidated statements of income.

The approximate annual minimum lease payments over the next five years under the operating lease as of December 31, 2013 are:

2014	$338,060
2015	438,473
2016	448,958
2017	311,198
2018 and thereafter	973,220
$2,509,909

Legal Matters

Lawsuits, claims and proceedings may be instituted or asserted against us in the normal course of business. The Company is also subject to local, state and federal laws and regulations related to land development activities, house construction standards, sales practices, employment practices and environmental protection. As a result, the Company may be subject to periodic examinations or inquiry by agencies administering these laws and regulations.

JBGL

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012 and 2011

10.  COMMITMENTS AND CONTINGENCIES – (continued)

The Company records a reserve for potential legal claims and regulatory matters when they are probable of occurring and a potential loss is reasonably estimable. The Company accrues for these matters based on facts and circumstances specific to each matter and revises these estimates when necessary.

In view of the inherent difficulty of predicting outcomes of legal claims and related contingencies, the Company generally cannot predict their ultimate resolution, related timing or eventual loss. If evaluations indicate loss contingencies that could be material are not probable, but are reasonably possible, the Company will disclose their nature with an estimate of possible range of losses or a statement that such loss is not reasonably estimable. At December 31, 2013 and 2012, the Company did not have any accruals for asserted or unasserted matters.

11.  SUBSEQUENT EVENT

The Company has evaluated subsequent events through July 15, 2014, the date on which the combined and consolidated financial statements were available to be issued. Any subsequent events that are deemed material have been included.

On June 10, 2014 the Company entered into a definitive transaction agreement with BioFuel, which provides that, subject to certain terms and conditions, the Company will receive $275 million, payable in cash and shares of BioFuel’s common stock.

JBGL

CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS
March 31, 2014 and December 31, 2013
(unaudited)

ASSETS

	Pro Forma March 31, 2014	March 31, 2014	December 31, 2013
Cash and cash equivalents	$12,813,376	$12,813,376	$16,683,424
Restricted cash	1,628,416	1,628,416	1,383,255
Accounts receivable, net	1,183,356	1,183,356	445,192
Inventory:
Completed home inventory and residential lots held for sale	55,201,058	55,201,058	33,949,707
Work in process	116,905,231	116,905,231	140,325,098
Undeveloped land	61,102,862	61,102,862	54,502,157
Investment in direct financing leases	7,398,346	7,398,346	8,349,296
Property and equipment, net	1,012,873	1,012,873	864,860
Notes receivable, net	7,707,845	7,707,845	7,556,070
Earnest money deposits	5,382,367	5,382,367	3,292,006
Other assets	1,176,723	1,176,723	1,056,633
Total assets	$271,512,453	$271,512,453	$268,407,698
LIABILITIES AND MEMBERS' EQUITY
Accounts payable	$7,651,970	$7,651,970	$8,653,237
Accrued expenses	7,414,569	7,414,569	6,359,013
Customer and builder deposits	11,254,951	11,254,951	10,773,290
Borrowings on lines of credit	20,671,913	20,671,913	17,208,035
Notes payable	167,918,135	17,918,135	26,595,229
Total liabilities	214,911,538	64,911,538	69,588,804
Commitments and contingencies (Note 4)
Members' equity
Controlling interest	45,582,424	195,582,424	189,110,456
Non-controlling interest	11,018,491	11,018,491	9,708,438
Total members' equity	56,600,915	206,600,915	198,818,894
Total liabilities and members' equity	$271,512,453	$271,512,453	$268,407,698

The accompanying notes are an integral part of these
condensed combined and consolidated financial statements.

JBGL

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2014 and 2013
(unaudited)

	2014	2013
REVENUES:
Sale of residential units	$49,636,344	$27,129,401
Cost of residential units	(37,392,367)	(21,043,004)
Gross profit on sale of residential units	12,243,977	6,086,397
Sale of land and lots	$13,372,568	$5,630,623
Cost of land and lots	(9,768,066)	(2,595,292)
Gross profit on sale of land and lots	3,604,502	3,035,331
Interest and fees	149,124	611,746
Interest on direct financing leases	225,336	283,107
Other income	52,422	432,094
	16,275,361	10,448,675
EXPENSES:
Salaries	3,154,280	1,948,020
Management fees – related party	379,688	200,112
Selling, general and administrative	2,281,569	1,287,854
Interest expense	199,181	91,265
Depreciation expense	107,718	39,840
	6,122,436	3,567,091
Net Income before taxes	10,152,925	6,881,584
State tax expense	337,790	150,500
Net income	9,815,135	6,731,084
Less: net income attributable to non-controlling interest	2,466,634	699,625
Net income attributable to controlling interest	$7,348,501	$6,031,459
PRO FORMA INFORMATION (UNAUDITED):
Net income attributable to controlling interest	$7,348,501
Pro forma provision for income taxes	(2,939,400)
Pro forma net income attributable to controlling interest	$4,409,101

The accompanying notes are an integral part of these
condensed combined and consolidated financial statements.

JBGL

CONDENSED COMBINED AND CONSOLIDATED
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
For the Three-months Ended March 31, 2014 and the Year Ended December 31, 2013
(unaudited)

	Controlling Interest
	Builder Finance	Capital	Non-controlling Interest	Total Members' Equity
Members' equity
January 1, 2013	$57,778,924	$61,516,586	$2,392,370	$121,687,880
Contributions	52,707,500	4,578,035	1,756,417	59,041,952
Distributions	(17,511,437)	(1,966,318)	(6,749,083)	(26,226,838)
Net income	20,782,525	11,224,641	12,308,734	44,315,900
Members' equity
December 31, 2013	$113,757,512	$75,352,944	$9,708,438	$198,818,894
Contributions	—	—	—	—
Distributions	—	(876,533)	(1,156,581)	(2,033,114)
Net income	4,219,203	3,129,298	2,466,634	9,815,135
Members' equity
March 31, 2014	$117,976,715	$77,605,709	$11,018,491	$206,600,915

The accompanying notes are an integral part of these
condensed combined and consolidated financial statements.

JBGL

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three-months Ended March 31, 2014 and 2013
(unaudited)

	March 31, 2014	March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to controlling interest	$7,348,501	$6,031,459
Net income attributable to non-controlling interest	2,466,634	699,625
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	107,718	39,840
(Increase) decrease in:
Restricted cash	(245,161)	72,085
Accounts receivable	(738,164)	(2,546,698)
Inventory	(4,432,189)	(6,007,509)
Earnest money deposits	(2,090,361)	(4,750)
Other assets	(120,090)	(480,477)
Increase (decrease) in:
Accounts payable	(1,001,267)	(2,939,721)
Accrued expenses	1,055,556	(578,092)
Customer and builder deposits	481,661	1,952,841
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,832,838	(3,761,397)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of direct financing leases	950,950	219,450
Issuance of notes receivable	(1,756,508)	(4,524,570)
Repayments of notes receivable	1,604,733	13,379,511
Acquisition of property and equipment	(255,731)	(213,905)
NET CASH PROVIDED BY INVESTING ACTIVITIES	543,444	8,860,486
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from line of credit	4,000,000	10,000,000
Proceeds from notes payable	689,619	2,097,278
Repayments of line of credit	(536,123)	(6,202,390)
Repayments of notes payable	(9,366,712)	(4,855,977)
Contributions from controlling interest members	—	12,000,000
Contributions from non-controlling interest members	—	50,518
Distributions to controlling interest members	(876,533)	(2,227,428)
Distributions to non-controlling interest members	(1,156,581)	(263,203)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(7,246,330)	10,598,798
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,870,048)	15,697,887
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	16,683,424	7,164,397
CASH AND CASH EQUIVALENTS AT END OF YEAR	$12,813,376	$22,862,284
Cash paid for:
Interest	$260,969	$99,737
State income taxes	$154,246	$96,130

The accompanying notes are an integral part of these
condensed combined and consolidated financial statements.

JBGL

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(unaudited)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The condensed combined financial statements of JBGL consist of JBGL Builder Finance LLC and its consolidated subsidiaries and affiliated companies (collectively “Builder Finance”), and JBGL Capital Companies (“Capital”), a combined group of commonly managed limited liability companies and partnerships (collectively with Builder Finance the “Company”). The operations of the aforementioned affiliated and limited liability companies have been consolidated into those of the combined Company. The Company is a real estate operator involved in the purchase and development of land for residential use, construction lending and home building operations. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing and sales of various residential projects in master planned communities, primarily in the high-growth metropolitan areas of Dallas and Fort Worth, Texas and Atlanta, Georgia.

Basis of Presentation

The unaudited condensed combined and consolidated financial statements, presented in U.S. dollars, are prepared in accordance with accounting principles generally accepted in the United States of America, but do not include all of the information and footnotes required for complete financial statements. In the Company’s opinion, these interim unaudited condensed combined and consolidated financial statements include all adjustments of a normal recurring nature necessary for a fair statement of the Company’s combined and consolidated financial position at March 31, 2014, and December 31, 2013, combined and consolidated results of operations for the three months ended March 31, 2014 and 2013, combined and consolidated members’ equity for the three months ended March 31, 2014 and the year ended December 31, 2013 and combined and consolidated cash flows for the three months ended March 31, 2014 and 2013.

Combination and Consolidation Policy

The condensed combined and consolidated financial statements include the operations of Builder Finance and Capital. All significant intercompany balances and transactions have been eliminated in consolidation and combination. Investments in which the Company directly or indirectly has an interest of more than 50 percent and or is able to exercise control over the operations have been fully consolidated and non-controlling interests are stated separately in the condensed combined and consolidated financial statements as required under the provisions of FASB ASC 810, Consolidations.

Use of Estimates

The preparation of the condensed combined and consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the condensed combined and consolidated financial statements and accompanying notes, including the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end and the results for the interim periods shown in this report are not necessarily indicative of results to be expected for the full year due in part to financial market conditions, inventory supply and demand, market competition and interruptions of business processes. These interim unaudited condensed combined and consolidated financial statements should be read in conjunction with the Company’s audited combined and consolidated financial statements and notes thereto for the year ended December 31, 2013.

Unaudited pro forma notes payable

The pro forma balance sheet as of March 31, 2014 reflects the pro forma indebtedness incurred from an intended five-year secured term loan facility of $150 million upon the consummation of the transaction with BioFuel Energy Corp. (“BioFuel”). The proceeds from the issuance will be paid to the controlling interest members of the Company upon issuance.

JBGL

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(unaudited)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Unaudited pro forma income taxes

These financial statements have been prepared in anticipation of a transaction with BioFuel. In connection with the transaction, controlling interests in the Company will be treated as a taxable C corporation and thus will be subject to federal and state income taxes. Accordingly, a pro forma income tax provision has been disclosed as if the Company was a taxable corporation for the three months ended March 31, 2014. The Company has computed pro forma tax expense using a 40% blended corporate level federal and state tax rate. As the non-controlling interest will continue to be subject to “pass through” taxation after the aforementioned transaction, the non-controlling interest has been excluded.

Inventory

Inventory consists primarily of land in the process of development, developed lots, model homes, completed homes, and raw land scheduled for development, primarily in Texas and Georgia. Inventory is valued at cost unless the carrying value is determined to be not recoverable in which case the affected inventory is written down to fair value. Cost includes any related pre-acquisition costs that are directly identifiable with a specific property so long as those pre-acquisition costs are recoverable at the sale of the property.

Residential lots held for sale and lots held for development include the initial cost of acquiring the land as well as certain costs capitalized related to developing the land into individual residential lots including interest, real estate taxes and direct and indirect overhead costs.

Land, development and other project costs, including property taxes incurred during development and home construction, are capitalized. Land development and other common costs that benefit an entire community are allocated to individual lots or homes based on relative sales value. The costs of lots are transferred to homes in progress when home construction begins. Home construction costs and related carrying charges (principally interest and property taxes) are allocated to the cost of individual homes using the specific identification method.

Inventory costs for completed homes are expensed as cost of sales as homes are sold. Changes to estimated total development costs subsequent to initial home closings in a community are generally allocated to the unsold homes in the community on a pro-rata basis. The life cycle of a community generally ranges from two to five years, commencing with the acquisition of land, continuing through the land development phase, and concluding with the construction, sale, and delivery of homes. The Company’s inventory currently includes two larger communities with life cycles that may range 6 years or more.

Impairment of Inventory

The Company evaluates residential lots and homes held for sale for impairment when indicators of potential impairment are present. Indicators of impairment include, but are not limited to, decreases in local housing market values and or actual or undiscounted projected losses. For the three months ended March 31, 2014 and 2013, the Company has not identified any events or changes in circumstances that may indicate that the carrying amount of inventory may be impaired.

Notes Receivable

Notes receivable are stated at principal balances, net of deferred fees. Interest is recognized over the term of the note and is calculated on principal amounts outstanding, including accrued interest which is typically added to the principal balances monthly. Origination fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related notes using a method that approximates the interest method. For acquired notes, if, at acquisition, the Company could not reasonably estimate cash flows from such notes or, if subsequent to acquisition, such cash flows could not be estimated, such notes would be accounted on non-accrual basis. For non-accrual notes, interest income is subsequently

JBGL

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(unaudited)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

recognized on a cash basis as long as the remaining book balance of the asset is deemed to be collectible. If collectability is questionable, then cash payments are applied to principal. Some notes have specific profit participation features. Upon payoff of certain notes resulting from closing of real estate projects, the Company may recognize revenue from these special participation features which is included within profit participation on notes receivable within the condensed combined and consolidated statements of income.

Allowance for Losses on Notes Receivable

The Company evaluates the need for an allowance for notes receivable losses on a regular basis by reviewing the collectability of the notes in light of historical experience, the nature and volume of the note portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

While borrowers may not have the ability to repay the notes by any means other than the sale of the underlying collateral, the Company believes the borrowers will be able to sell the properties in the normal course of business at prices well in excess of the note balances. In addition, if the borrowers are unable to fulfill their commitments under the note contracts, the Company believes the collateral can be foreclosed and sold at prices that will preclude any losses to the Company.

Income Taxes

Under existing provisions of the Internal Revenue Code, the income or loss of a limited liability company or a limited partnership is recognized by the individual members for federal income tax purposes. Accordingly, no provision for federal income tax has been provided for in the combined and consolidated financial statements.

With the exception of Texas, the states that the Company operates in follow the federal “pass-through” taxation treatment. However, due to the Company’s presence in Texas, the Company is subject to Texas margin tax.

The Company has adopted the provisions of FASB ASC 740, Accounting for Uncertainty in Income Taxes. The guidance requires the assessment of tax positions taken or expected to be taken in the tax returns and to determine whether the tax positions are “more-likely-than-not” of being sustained upon examination by the applicable taxing authority. Tax positions deemed to meet the more-likely-than-not criteria would be recorded as a tax benefit or expense in the current year. We are required to assess open tax years, as defined by the statute of limitations, for all major jurisdictions, including federal and certain states. Open tax years are those that are open for examination by taxing authorities. We have no examinations in progress. All tax positions taken related to the Company, for which the statute of limitations remained open have been reviewed, and the Company is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax positions. The Company files state franchise tax returns, which remain open for examination for the previous five year period.

Fair Value Measurements

The Company has adopted and implemented the provisions of FASB ASC 820-10, Fair Value Measurements, with respect to fair value measurements of (a) all elected financial assets and liabilities and (b) any nonfinancial assets and liabilities that are recognized or disclosed in the combined and consolidated financial statements at fair value on a recurring basis (at least annually). Under FASB ASC 820-10, fair value is defined as an exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. These provisions establish a

JBGL

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(unaudited)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of input are defined as follows:

Level 1 —	unadjusted quoted prices for identical assets or liabilities in active markets accessible by the Company;
Level 2 —	inputs that are observable in the marketplace other than those classified as Level 1; and
Level 3 —	inputs that are unobservable in the marketplace and significant to the valuation.

Entities are encouraged to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of input that is significant to the fair value calculation.

The Company’s valuation methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

At March 31, 2014 and December 31, 2013 there were no assets or liabilities carried at fair value.

Fair Value of Financial Instruments

The Company’s financial instruments, none of which are held for trading purposes, include cash and cash equivalents, restricted cash, accounts receivable, notes receivable, investment in direct financing lease, earnest money deposits, other assets, accounts payable, accrued liabilities, customer and builder deposits, borrowings on lines of credit and notes payable. The Company estimates that due to the short term nature of underlying instruments or the proximity of the underlying transaction to the applicable reporting date, that the fair value of all financial instruments does not differ materially from the aggregate carrying values recorded in the combined and consolidated financial statements at March 31, 2014 and December 31, 2013. Per the fair value hierarchy, level 1 financial instruments include: cash and cash equivalents, restricted cash, earnest money deposits, and customer and builder deposits. All other instruments are deemed to be level 3.

Segment Information

The Company’s operations are organized into two reportable segments: builder operations and land development. Builder operations consist of two operating segments: Texas and Georgia. In accordance with ASC 280, Segment Reporting, in determining the most appropriate reportable segments, we considered similar economic and other characteristics, geography including product types, production processes, average selling prices, gross profits, suppliers, land acquisition results, and underlying demand and supply.

2.  DEBT

Lines of Credit

Lines of credit outstanding at March 31, 2014 and December 31, 2013 consist of the following:

	March 31, 2014	December 31, 2013
Promissory note to Inwood National Bank (“Inwood”):
Direct finance leases A1	$1,902,693	$2,438,815
Direct finance leases B2	2,269,220	2,269,220
John’s Creek[3]	16,500,000	12,500,000
Total lines of credit	$20,671,913	$17,208,035

JBGL

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(unaudited)

2.  DEBT – (continued)

[1]	On April 13, 2012, a subsidiary of the Company opened a line of credit (“LOC”) issued by Inwood in the amount of $4,750,000 maturing on April 13, 2014, bearing interest at four percent, and collateralized by the leased assets. The LOC was renewed during 2014 until April 13, 2015.
[2]	On September 15, 2012, a subsidiary of the Company opened a LOC issued by Inwood in the amount of $3,000,000 maturing on September 15, 2014, bearing interest at four percent, and collateralized by the leased assets.
[3]	On October 13, 2013, the Company extended its existing facility and increased the size from $8,000,000 to $25,000,000. Interest accrues and is payable monthly at a rate of four percent. Amounts drawn under the agreement on March 31, 2014 totaled $16,500,000 and were secured by land in John’s Creek, Georgia. The maturity date of the line of credit is October 13, 2014.

Notes Payable

Notes payable outstanding at March 31, 2014 and December 31, 2013 consist of the following:

	March 31, 2014	December 31, 2013
Note payable to unrelated third party:
Briar Ridge Investments, LTD[1]	$9,000,000	$9,000,000
PlainsCapitalBank[2]	7,500,000	7,500,000
Bossy Boots Holdings, LTD[3]	—	5,654,832
Lakeside DFW Land, LTD[4]	—	2,980,629
Other	31,034	38,792
Subordinated Lot Notes[5]	1,387,101	1,420,976
Total notes payable	$17,918,135	$26,595,229

[1]	On December 13, 2013, a subsidiary of the Company signed a promissory note for $9,000,000 maturing at December 31, 2017, bearing interest at six percent collateralized by land purchased in Allen, Texas.
[2]	On December 17, 2013, a subsidiary of the Company initiated a LOC with PlainsCapital Bank for $7,500,000 maturing on December 17, 2015, bearing interest at five percent, collateralized by a lien on lots and land located in the Carrollton, Texas area and subject to certain covenants.
[3]	On December 31, 2012, a subsidiary of the Company signed a promissory note for $17,069,810 maturing on February 28, 2014, bearing interest at six percent, collateralized by a tract of land located in Allen, Texas. Accrued interest is payable upon maturity. This note was paid in full during 2014.
[4]	On April 15, 2013, a subsidiary of the Company signed a promissory note for $3,541,750 maturing on January 22, 2014 bearing interest at six percent collateralized by land located in Denton, Texas. The note was paid in full during 2014.
[5]	Subsidiaries of the Company purchased lots under various agreements from unrelated third parties. The sellers subordinated a percentage of the lot purchase price to the subsidiary of the Company's construction loans. Notes were signed in relation to the subordination bearing interest at between eight and fourteen percent, collateralized by liens on the homes built on each lot. The sellers release their lien upon payment of principle plus accrued interest at the closing of each individual home to a third party buyer.

JBGL

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(unaudited)

3.  SEGMENT INFORMATION

Financial information relating to Company’s reportable segments was as follows. Operational results of each reportable segment are not necessarily indicative of the results that would have been achieved had the reportable segment been an independent, stand-alone entity during the periods presented.

	For the three months ended March 31,
	2014	2013
Revenues:
Builder Operations
Texas	$18,098,767	$12,842,670
Georgia	31,537,577	14,286,731
Land Development	13,372,568	5,630,623
	$63,008,912	$32,760,024
Gross profit:
Builder Operations
Texas	$5,023,052	$3,117,219
Georgia	7,220,925	2,948,978
Land Development	3,604,502	3,055,531
	$15,848,479	$9,121,728

	March 31, 2014	December 31, 2013
Assets[1]:
Builder Operations
Texas	$28,411,921	$25,494,123
Georgia	104,233,534	99,238,950
Land Development	100,563,696	104,043,889
	$233,209,151	$228,776,962

[1]	Assets include completed home inventory and residential lots held for sale, work in process and undeveloped land.

4.  COMMITMENTS AND CONTINGENCIES

Warranties

The Company accrues an estimate of its exposure to warranty claims based on both current and historical home sales data and warranty costs incurred. The Company offers homeowners a comprehensive third party warranty on each home. Homes are generally covered by a ten year warranty for qualified and defined structural defects, one year for defects and products used, two years for electrical, mechanical and plumbing systems. The Company accrues between $250 and $800 per home closed for future warranty claims, and evaluates the adequacy of the reserve annually. Warranty accruals are included with accrued expenses on the condensed combined and consolidated balance sheets.

Commitments

The Company has a month to month lease with a related party. The Company also has entered into leases associated with office space in Georgia and Texas which are classified as operating leases. Rent expense under these leases are included in the selling, general and administrative expense in the condensed combined and consolidated statements of income.

JBGL

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(unaudited)

4.  COMMITMENTS AND CONTINGENCIES – (continued)

Legal Matters

Lawsuits, claims and proceedings may be instituted or asserted against us in the normal course of business. The Company is also subject to local, state and federal laws and regulations related to land development activities, house construction standards, sales practices, employment practices and environmental protection. As a result, the Company may be subject to periodic examinations or inquiry by agencies administering these laws and regulations.

The Company records a reserve for potential legal claims and regulatory matters when they are probable of occurring and a potential loss is reasonably estimable. The Company accrues for these matters based on facts and circumstances specific to each matter and revises these estimates when necessary.

In view of the inherent difficulty of predicting outcomes of legal claims and related contingencies, the Company generally cannot predict their ultimate resolution, related timing or eventual loss. If evaluations indicate loss contingencies that could be material are not probable, but are reasonably possible, the Company will disclose their nature with an estimate of possible range of losses or a statement that such loss is not reasonably estimable. At March 31, 2014 and December 31, 2013, the Company did not have any accruals for asserted or unasserted matters.

5.  SUBSEQUENT EVENT

The Company has evaluated subsequent events through July 15, 2014, the date on which the condensed combined and consolidated financial statements were available to be issued. Any subsequent events that are deemed material have been included.

On June 10, 2014 the Company entered into a definitive transaction agreement with BioFuel, which provides that, subject to certain terms and conditions, the Company will receive $275 million, payable in cash and shares of BioFuel’s common stock.

Annex A

TRANSACTION AGREEMENT

Dated as of June 10, 2014

by and among

BioFuel Energy Corp.,

the Companies listed on Schedule I,

and

the Sellers listed on Schedule II

A-i

A-ii

A-iii

TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT, dated as of June 10, 2014 (this “Agreement”), is entered into by and among (i) each entity listed on Schedule I (each, a “Company” and collectively, the “Companies”), (ii) each entity listed on Schedule II (each, a “Seller” and collectively, “Sellers”) and (iii) BioFuel Energy Corp., a Delaware corporation (“Buyer”). Defined terms used herein have the meanings set forth in Section 8.14.

W I T N E S S E T H

WHEREAS, each Company and their respective Subsidiaries listed in the Company Disclosure Schedule (each, a “Company Subsidiary” and collectively, the “Company Subsidiaries”) are engaged in the business of providing real estate services including the purchase and development of land for residential purposes, construction lending and home building operations (the “Real Estate Business”);

WHEREAS, Sellers own all of the equity interests set forth on Schedule II (the “Purchased Interests”);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Sellers desire to sell, and Buyer desires to acquire, the Purchased Interests;

WHEREAS, the consideration for the acquisition of the Purchased Interests (the “Acquisition”) is a combination of cash and the issuance of common stock, par value $0.01 per share, of Buyer (the “Common Stock”) to Sellers (the “Common Stock Issuance”);

WHEREAS, prior to and contingent upon the closing of the Acquisition (the “Closing”), Buyer will conduct a rights offering for shares of its Common Stock (the “Regular Rights Offering”) to raise, collectively with the transactions contemplated by Section 9(b) of the Voting Agreement and the transactions contemplated by the Backstop Agreements, at least $70,000,000 (the “Rights Offering”);

WHEREAS, the Acquisition will be financed in part by the proceeds from the Rights Offering and from the financing contemplated by the Debt Commitment Letter (the “Financing”);

WHEREAS, the Amended Charter shall be filed with the Secretary of State of the State of Delaware prior to Closing; and

WHEREAS, the Buyer Board (upon the unanimous recommendation of the Special Committee) has approved this Agreement in accordance with the DGCL and has determined or declared that it is advisable and in the best interests of Buyer and its stockholders (other than Greenlight and stockholders that are Affiliates of Greenlight) to consummate the Transactions;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, and intending to be legally bound hereby, the Parties hereby agree as set forth herein:

ARTICLE I

THE TRANSACTIONS

Section 1.1 The Regular Rights Offering.  Buyer will conduct the Regular Rights Offering in accordance with the terms set forth in the Backstop Agreements and as described in the Registration Statement on Form S-1 relating to the Regular Rights Offering (the “Registration Statement”). Each right offered in the Regular Rights Offering will permit the holder thereof to purchase shares of Common Stock for a price per share equal to 80% of the average closing price per share of the Common Stock for the 10 trading days immediately following the date of filing (the “ Filing Date”) of the Registration Statement; provided that in no event will the price per share of Common Stock be greater than $5.00 per share of Common Stock, or less than $1.50 per share of Common Stock (in each case, as adjusted for any stock splits, combinations, recapitalizations and the like). The Regular Rights Offering will be backstopped by certain investors pursuant to the terms of the Backstop Agreements.

Section 1.2 Purchase and Sale of the Purchased Interests.

(a) At the Closing, subject to the terms and conditions of this Agreement:

(i) Buyer shall:

(A) pay to Sellers at the Closing, the Cash Consideration as allocated among Sellers as directed by Sellers in writing at least two Business Days prior to Closing; and

(B) issue to Sellers at the Closing, the Equity Consideration (free and clear of all Encumbrances other than Permitted Transfer Restrictions) as allocated among Sellers as directed by Sellers in writing at least two Business Days prior to Closing;

(ii) Each Seller shall:

(A) sell, convey, transfer, assign and deliver to Buyer at the Closing, all of such Seller’s interest in the Purchased Interests free and clear of all Encumbrances other than Permitted Transfer Restrictions; and

(B) accept in payment for all of such Seller’s interest in the Purchased Interests such Seller’s portion of the Cash Consideration and the Equity Consideration.

(b) The aggregate purchase price for all of the Purchased Interests (the “Purchase Price”) is an amount equal to $275,000,000, comprised of the Equity Consideration plus the Cash Consideration.

(c) As used in this Section 1.2, the following terms shall have the meanings set forth below.

(i) “Cash Consideration” means $275,000,000 minus the Equity Consideration Value.

(ii) “Closing Date Common Stock Value” means the weighted average price per share of Common Stock as quoted on NASDAQ for the five trading days immediately preceding the Closing Date.

(iii) “Equity Consideration” means a number of shares of Common Stock equal to the sum of:

(A) (I) a number of shares of Common Stock (such number of shares being the “Greenlight Equity Consideration”) such that immediately after the Closing (including the issuance of the Equity Consideration and calculated after giving effect to the LLC Unit Conversion and the Rights Offering) Greenlight shall collectively own, directly and indirectly, in the aggregate 49.9% of the total issued and outstanding Common Stock minus (II) the number of shares of Common Stock owned by Greenlight immediately prior to the Closing (calculated after giving effect to the Rights Offering and the LLC Unit Conversion); plus

(B) a number of shares of Common Stock (such number of shares being the “Brickman Equity Consideration”) such that immediately after the Closing (including the issuance of the Equity Consideration and calculated after giving effect to the LLC Unit Conversion and the Rights Offering) the Brickman Parties shall collectively own, directly and indirectly, in the aggregate 8.4% of the total issued and outstanding Common Stock.

(iv) “Equity Consideration Value” means (x) the Equity Consideration multiplied by (y) the Closing Date Common Stock Value.

(d) The LLC Unit Conversion.  In accordance with Section 5.11 of this Agreement and Section 9 of the Voting Agreement, Greenlight and its Affiliates’ limited liability company interests in the LLC (“LLC Units”), on the Closing Date, and all other holders’, including Buyer managements’, LLC Units, prior to the Closing Date, shall be converted into shares of Common Stock (the “LLC Unit Conversion”).

Section 1.3 Closing.

(a) The Closing will take place (i) at the offices of Akin, Gump, Strauss, Hauer & Feld, One Bryant Park, New York, NY 10036, no later than the third Business Day following the satisfaction or waiver of all conditions set forth in Article VI (other than those conditions that are contemplated to be satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing), but in all events at least five Business Days following the expiration of the offering period for the Regular Rights Offering, or (ii) at such other place, date and time as Buyer and Sellers may agree. The date of the Closing shall be the “Closing Date”.

(b) At the Closing, each Seller will deliver, or cause to be delivered, to Buyer the following:

(i) documentation appropriate to effect a transfer of the Purchased Interests duly executed for transfer by delivery and any other documents that are necessary or customary to transfer to Buyer good title to all such Purchased Interests free and clear of any Encumbrances other than Permitted Transfer Restrictions; and

(ii) all other instruments, agreements, certificates and documents expressly required by any other Transaction Document to be delivered by Sellers at or prior to the Closing Date.

(c) At the Closing, each Company will deliver, or cause to be delivered, to Buyer the following:

(i) a certificate of a manager or officer of each Company certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the board of directors (or equivalent body) of each Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions;

(ii) a certificate of a manager or officer of each Company certifying the names and signatures of the officers of each Company authorized to sign this Agreement, the other Transaction Documents and the other documents to be delivered hereunder and thereunder;

(iii) the Officer’s Certificate referenced in Section 6.2(d);

(iv) a good standing certificate for each Company from the state of its formation, dated within three Business Days of the Closing Date; and

(v) all other instruments, agreements, certificates and documents expressly required by any other Transaction Document to be delivered by Sellers at or prior to the Closing Date.

(d) At the Closing, Buyer will deliver, or cause to be delivered, to Sellers the following:

(i) the payments required by Section 1.2(a);

(ii) documentation evidencing the Common Stock Issuance in a form reasonably acceptable to Sellers;

(iii) a copy of the Registration Rights Agreement executed by Buyer and Sellers and a copy of the Registration Rights Agreement executed by Buyer and parties to the Backstop Agreement, the term sheets for which are attached hereto as Exhibit A (together, the “Registration Rights Agreements”);

(iv) a copy of the Employment Agreement executed by Buyer, the term sheet for which is attached hereto as Exhibit B (the “Employment Agreement”);

(v) a copy of the Amended Charter duly filed with, and approved by, the Secretary of State of the State of Delaware;

(vi) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the Buyer Board authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions;

(vii) a certificate of the Secretary or Assistant Secretary (or equivalent officer) certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the other Transaction Documents and the other documents to be delivered hereunder and thereunder;

(viii) the Officer’s Certificate referenced in Section 6.3(c);

(ix) a good standing certificate for Buyer from the Secretary of State of the State of Delaware, dated within three Business Days of the Closing Date; and

(x) all other instruments, agreements, certificates and documents expressly required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or any other Transaction Document.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Each Company represents and warrants to Buyer, jointly and severally, as of the date hereof, and as of the Closing Date, except as disclosed in the disclosure schedule delivered by the Companies to Buyer simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”) (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article II or Article III or to one or more of the Companies’ or Sellers’ covenants contained in Article V, except that any information set forth in one section of the Company Disclosure Schedule will be deemed to apply to all other sections or subsections thereof to the extent the relevance of such information to such other section or subsection is readily apparent from the face of such information):

Section 2.1 Organization, Standing and Power.

(a) Section 2.1 of the Company Disclosure Schedule sets forth the jurisdiction of formation and entity classification for each Company. Each Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Each Company has all requisite power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which its business is operated or the character or location of the properties and assets owned or leased by it and used in its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not have or reasonably be expected to have a Material Adverse Effect.

(b) Each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each Company Subsidiary has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it operates or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have or reasonably be expected to have a Material Adverse Effect.

Section 2.2 Capitalization.

(a) Section 2.2 of the Company Disclosure Schedule sets forth the capitalization of each Company Entity.

(b) Other than the Purchased Interests as set forth on Schedule II, no Equity Securities of any Company are issued, reserved for issuance or outstanding. Other than as set forth on Section 2.2 of the Company Disclosure Schedule, no Equity Securities of any Company Entity are issued, reserved for issuance or outstanding. All of the outstanding Equity Securities of the Company Entities are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of, and are not subject to, any preemptive rights and are free and clear of all Encumbrances, other than Permitted Transfer Restrictions. There are no bonds, debentures, notes or other Indebtedness of any type whatsoever of any Company Entity having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any equityholders of any Company Entity may vote. Other than the Transaction Documents, there are no outstanding options, warrants, Contracts or other rights of any nature to purchase, obtain or acquire from a Company Entity, or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any Equity Securities of any Company Entity. None of the Company Entities or their Affiliates are obligated, pursuant to any securities, options, warrants, Contracts or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase or redeem any Equity Securities of any Company Entity, any other securities of any Company Entity or any interest in or assets of any Company Entity to or from any Person or to issue, deliver, sell, purchase or redeem any Contracts relating to any Equity Securities of any Company Entity to or from any Person. Except for their respective interests in the Company Subsidiaries, the Companies do not own, directly or indirectly, any Equity Securities in any Person.

(c) All of the outstanding Equity Securities of each Company Entity have been issued in compliance in all material respects with all requirements of Laws and Contracts applicable to each Company Entity and the Equity Securities of each Company Entity.

(d) Except as contemplated by the Transaction Documents, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other Contract or understanding to which any Company Entity is a party or by which any Company Entity is bound with respect to its Equity Securities.

(e) As a result of the consummation of the Transactions, no Equity Securities of any Company Entity are issuable and no rights in connection with any shares, warrants, rights, options or other securities or Indebtedness of any Company Entity accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

Section 2.3 Authority; Noncontravention.

(a) Each of the Companies has all necessary power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Transactions to which it is a party. The execution and delivery of and performance by each of the Companies under the Transaction Documents to which it is a party, and the consummation of the Transactions to which it is a party, have been duly authorized and approved by the governing body of such Company and no other action on the part of such Company or the equityholders of such Company is necessary to authorize the execution and delivery of and performance by such Company under the Transaction Documents to which it is a party and the consummation by it of the Transactions to which it is a party. The Transaction Documents to which it is a party have been duly executed and delivered by each relevant Company and, assuming due authorization, execution and delivery hereof and thereof by each of the other Parties, constitute legal, valid and binding obligations of such Company enforceable against such Company in accordance with their terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii) collectively, the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of the Transaction Documents by the Companies, the consummation by the Companies of the Transactions to which they are a party, nor compliance by the Companies with any of the terms or provisions hereof or thereof, will: (i) conflict with or violate any provision of the Organizational Documents of any Company; (ii) assuming that each of the consents, authorizations and approvals referred to in Section 2.3 of the Company Disclosure Schedule are obtained and each of the filings referred to in Section 2.3 of the Company Disclosure Schedule are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to the Companies or the Transactions to which they are a party; or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract related to the business of a Company or to which a Company is a party or result in the creation of an Encumbrance, other than any Permitted Encumbrance, upon any of the properties or assets of the Companies, other than, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or failure as would not have, and would not reasonably be expected to have, a Material Adverse Effect.

Section 2.4 Governmental Approvals.  Except for (a) compliance with state securities and “blue sky” Laws; and (b) each of the notices, consents, authorizations and approvals referred to in Section 2.4 of the Company Disclosure Schedule, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Companies and the consummation by the Companies and the Company Subsidiaries of the Transactions to which they are a party, other than any such consents, approvals, filings, declarations or registrations the failure of which to obtain would not have, and would not reasonably be expected to have, a Material Adverse Effect.

Section 2.5 Financial Information.

(a) Set forth in the Company Disclosure Schedule are (i) the audited balance sheets of each of JBGL Finance and JBGL Capital and certain of Sellers, as of December 31, 2011, December 31, 2012 and December 31, 2013 and the related audited statements of operations, members’ equity and cash flows for the periods ended December 31, 2011, December 31, 2012 and December 31, 2013 (collectively, the “Company Audited Financial Statements”) and (ii) the unaudited balance sheet of each of JBGL Finance and JBGL Capital and certain of Sellers (the “2014 Company Balance Sheets” and, together with the Company Audited Financial Statements, the “Available Financial Statements”) as of March 31, 2014 (the “Company Latest Balance Sheet Date”). The Available Financial Statements have been, and the 2014 Company Income Statements and Statements of Cash Flow when delivered pursuant to Section 5.19 will be, prepared from and in accordance with the books, accounts and financial records of the applicable Company in conformity with GAAP applied on a consistent basis, and present fairly, in all material respects, the financial position of such person as of the dates set forth therein and their results of operations and cash flows for the periods set forth therein (subject, in the case of the Company Unaudited Financial Statements, to (x) the absence of footnote disclosures and (y) changes resulting from normal year-end audit adjustments).

(b) No Company Entity has Liabilities of any kind or character, except for (i) Liabilities in the amounts set forth or reserved against on the applicable 2014 Company Balance Sheet or the notes thereto, including contingent liabilities, (ii) Liabilities arising since the Company Latest Balance Sheet Date in the ordinary course of business or (iii) expenses incurred in connection with the Transactions.

Section 2.6 Absence of Material Adverse Effect.  Since the Company Latest Balance Sheet Date and until the date hereof, there have not been any events, occurrences, changes, developments or circumstances which would have, or would reasonably be expected to have, a Material Adverse Effect.

Section 2.7 Litigation.  (i) No judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other Governmental Authority to which a Company Entity is a party or by which a Company Entity or any assets of any thereof is bound, and which relates to or affects a Company Entity, the assets, properties, Liabilities or employees of a Company Entity or the business of a Company Entity is in effect and (ii) no Company Entity is a party to or engaged in or, to the Company’s Knowledge, threatened with any Action which relates to or affects any Company Entity, the assets, properties, Liabilities or employees of a Company Entity, the business of a Company Entity, any Transaction Document or the Transactions to which a Company Entity is a party, except in each of the foregoing clauses (i) and (ii), as would not have, and would not reasonably be expected to have, a Material Adverse Effect.

Section 2.8 Compliance with Applicable Law and Permits.  Since January 1, 2011, and except as would not have, and would not reasonably be expected to have, a Material Adverse Effect, (i) each Company Entity is in compliance with all Laws applicable to such Company Entity, (ii) no written claims or complaints from any Governmental Authority or other Persons have been asserted or received by such Company Entity related to or affecting such Company Entity or its business and, to the Company’s Knowledge, no claims or complaints are threatened, alleging that such Company Entity is in violation of any Laws or Permits applicable to such Company Entity and its business and (iii) to the Company’s Knowledge, no investigation, inquiry or review by any Governmental Authority with respect to such Company Entity and its business is pending or threatened. All Permits issued or granted to a Company Entity are validly held by the applicable Company Entity and such Company Entity has complied in all material respects with all terms and conditions thereof. To the Company’s Knowledge, none of such Permits will be subject to any suspension, modification, revocation or nonrenewal as a result of the execution and delivery of the Transaction Documents or the consummation of the Transactions.

Section 2.9 Good and Valid Title to Assets; Sufficiency of Assets.  The Company Entities have good and valid title to or, in the case of leased assets a valid leasehold interest in, all assets of the Company Entities used in the operation or conduct of such entity’s or JBGL Capital’s business or that are (i) reflected in the applicable balance sheet as of the Company Latest Balance Sheet Date or (ii) thereafter acquired by a Company Entity as permitted hereunder (except those assets sold or otherwise disposed of in the ordinary course of business consistent with past practice), in each case, free and clear of all Encumbrances, except Permitted Encumbrances. Except as set forth in Section 2.9 of the Company Disclosure Schedule, the assets that will be owned, leased or licensed by the Company Entities immediately following the Closing will constitute all the assets necessary to conduct the business of JBGL Finance and JBGL Capital and their respective Subsidiaries in substantially the same manner as it is conducted as of the date hereof.

Section 2.10 Tax Matters.

(a) (i) The Company Entities have duly and timely filed or had filed on their behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by them, and all such Tax Returns are complete and accurate in all material respects; (ii) the Company Entities have paid (or withheld and paid) all material Taxes required to be paid (or withheld and paid, as the case may be), except for Taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP on the Company Financial Statements; (iii) no deficiency with respect to Taxes has been proposed, asserted or assessed against any Company Entity that has not been fully paid or adequately reserved in accordance with GAAP on the Company Financial Statements, (iv) no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes or Tax Returns of the Company Entities and no written notice thereof has been received; (v) none of the Company Entities is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2); (vi) the Company Entities have not waived any statute of limitations with respect to any material amount of Taxes or agreed to any extension of time with respect to the assessment or collection of any material amount of Taxes; (vii) none of the Company Entities is a party to or is bound by any Tax sharing, allocation or indemnification agreement (other than (A) any such agreement exclusively between or among the Company Entities or (B) any agreement the primary purpose of which does not relate to Taxes) or otherwise has any liability for Taxes of any other Person; (viii) each Company Entity is either treated as a partnership or disregarded as an entity separate from its owner, and has been so treated or disregarded for the past five years, for U.S. federal income Tax purposes; and (ix) each Company Entity that is treated as a partnership for U.S. federal income Tax purposes has in effect a valid election under Section 754 of the Code.

(b) For purposes of this Agreement: (i) “Taxes” means all federal, state, local or non-U.S. taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any of the foregoing and (ii) “Tax Returns” means any return, report, claim for refund, estimate, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 2.11 Employee Benefit Plans.

(a) Section 2.11 of the Company Disclosure Schedule contains a complete list of each material Plan in which current or former employees of a Company Entity participate, or which the Company Entities maintain, or to which the Company Entities contribute or have any obligation to contribute, or with respect to which the Company Entities are reasonably expected to have any material Liability. No such Plan subject to ERISA is funded with securities of the Company Entities.

(b) With respect to each material Plan, the Company Entities have provided Buyer with true and complete copies of: (i) all documents embodying such Plan, including all amendments thereto and related trust agreements, if any; (ii) the most recent annual actuarial valuations and annual and periodic accounting, if any, prepared for such Plan; (iii) the most recently filed annual report (Form 5500), if any, for such Plan; (iv) the most recent summary plan description and summary of material modifications, if any, required under ERISA for such Plan; and (v) the current employee handbooks.

(c) The Company Entities do not, nor does any other Person that is or that has been a member of a controlled group or any other similar arrangement that would be combined with the Company Entities under Code Section(s) 414(b), (c), (m) or (o), participate in or contribute to and has not, during the six years prior to the date hereof, participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA) or any plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

(d) No Plan provides post-termination health, accident or life insurance benefits, other than group health benefits required to be provided to former employees, their spouses and other dependents under Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA or applicable similar state Law (“COBRA”). No Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(e) The requirements of COBRA and of Code Section 9801, et seq., and any applicable state Laws have been met in all material respects with respect to each Plan that is subject to such applicable provisions.

(f) There is no pending or, to the Company’s Knowledge, threatened Action (other than routine claims for benefits) by or on behalf of any Plan or any trusts which are associated with such Plans. To the Company’s Knowledge, no Plans are under audit or investigation by any Governmental Authority.

(g) All contributions (including all employer contributions and employee salary reduction contributions) and all premiums or other such payments have been paid to each Plan for any period ending on or before the Closing Date. All contributions, premiums and other payments which are not yet due have been accrued on the Company Financial Statements in accordance with GAAP and consistent with past practice.

(h) Except as disclosed in the Company Disclosure Schedule, the completion of the Transactions will not result, separately or in the aggregate, in the payment of any amount that will be: (A) characterized as an “excess parachute payment” within the meaning of Code Section 280G(b)(1); or (B) subject to the excise tax under Code Section 4999. The Company Disclosure Schedule discloses each: (i) agreement with any equityholder, manager, director, officer or other key employee of the Company Entities earning an annual salary or annual fees (as applicable) in excess of $250,000, the benefits under which are contingent, or the terms of which are materially altered, upon the consummation of the Transactions and (ii) Plan under which benefits will be paid, benefits will be increased, or the vesting or payment of the benefits under which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits under which will be calculated on the basis of any of the Transactions.

(i) To the Company’s Knowledge, (i) since January 1, 2011, the Company Entities have operated and administered all Plans that are nonqualified deferred compensation plans (as defined under Code Section 409A) in good faith and in material compliance with the requirements of Code Section 409A and the rules, regulations and guidance issued thereunder and (ii) no employee of the Company Entities will have compensation includable in his or her gross compensation as a result of the application of Code Section 409A.

(j) The Plans have been maintained, funded and administered in accordance with their terms in all material respects and comply in form and in application in all material respects with the applicable requirements of ERISA, the Code and applicable Laws.

(k) All of the Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Plans are qualified and the plans and trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code and, to the Company’s Knowledge, (i) no such determination letter has been revoked and revocation has not been threatened and (ii) no such Plan has been amended (or operated since the date of its most recent determination letter or application therefor) in a manner that would adversely affect its qualification.

Section 2.12 Labor Matters.  None of the Company Entities is a party to or negotiating any collective bargaining agreement. There are no pending or, to the Company’s Knowledge, threatened strikes, work stoppages, or other material labor disputes with respect to any Company Entity. To the Company’s Knowledge there are no union organizing activities pending or threatened, nor have there been any such activities within the past three years with respect to any Company Entity. Each of the Company Entities is in compliance in all material respects with all Laws pertaining to employees and employment practices, including all such Laws relating to wages, hours, discrimination, immigration, worker safety and health, employee classification, contractor classification and termination of employment, including any obligations pursuant to the Worker Adjustment and Retraining Notification Act and similar Laws (collectively, the “WARN Act”). None of the Company Subsidiaries is subject to any consent decree with any Governmental Authority relating to employees or employment practices, and there are no material Actions pending or, to the Company’s Knowledge, threatened alleging breach or violation of any labor or employment Law.

Section 2.13 Environmental Matters.  Except for those matters that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect: (a) the operations of each of the Company Entities are in compliance with all applicable Environmental Laws; (b) each of the Company Entities holds and their respective operations are in compliance with all Permits that are required under Environmental Laws (“Environmental Permits”) for the operation of its business as operated or conducted since the beginning of the most recent complete fiscal year and no Company Entity has received any written notice that any such Environmental Permits will be revoked, adversely modified, or not renewed in the ordinary course or that any pending applications for any additional Environmental Permits will not be granted on the terms sought, nor to the Company’s Knowledge, is there any factual basis that would be expected to result in any such revocations, adverse modification, non-renewal, or non-grant; (c) there is no Action relating to or arising from any noncompliance with, or liability under, Environmental Laws that is pending or, to the Company’s Knowledge, threatened against any of the Company Entities relating to any real property currently owned, operated or leased by any Company Entity; (d) no Company Entity has, within the past three years, received any written notice of, or entered into any order, settlement, judgment, injunction or decree involving, currently uncompleted, outstanding or unresolved liabilities or corrective or remedial obligations relating to or arising under Environmental Laws with respect to the Real Estate Business; (e) no Company Entity has Released any Hazardous Material at any Company Owned Real Property or Company Leased Real Property or, to the Company’s Knowledge, at any other location, and to the Company’s Knowledge, Hazardous Materials are not otherwise present in or emanating from, soil or groundwater at the Company Owned Real Property or Company Leased Real Property in a manner that could reasonably be expected to result in Liability to any Company Entity or interfere with any current operations of any Company Entity thereon; and (f) no Company Entity has assumed or retained, by contract or operation of Law, any Liability under any Environmental Laws regarding the presence or Release of or exposure to any Hazardous Materials.

Section 2.14 Real Property.

(a) Schedule 2.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Owned Real Property, and identifies each Company Owned Real Property by owner. Except as set forth on Schedule 2.14(a), (i) the Company Entities own and have good, valid and marketable fee title to all Company Owned Real Property, in each case used in the Real Estate Business and free and clear of all Encumbrances other than Permitted Encumbrances. Except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the use of the Company Owned Real Property to which they relate in the business of the Company Entities as currently conducted (i) there are no outstanding rights of reversion, Contracts, options or rights of first refusal or offer in favor of any third party to purchase, lease, occupy or otherwise utilize any Company Owned Real Property or any portion thereof or interest therein that, (ii) none of the Company Entities has received written notice of any condemnation Action or proposed action or agreement for taking in lieu of condemnation with respect to any portion of the Company Owned Real Property, nor to their Knowledge, is any such proceeding, action or agreement pending or threatened, (iii) none of the Company Owned Real Property has been leased and (iv) none of the Company Owned Real Property has been licensed, nor has any third party been granted any right to use or occupy all or any portion of any Company Owned Real Property.

(b) Schedule 2.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all Real Property Leases, specifying for each such Real Property Lease the date thereof, the current parties thereto, the dates of any amendments thereto and the address or location and use thereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) except as may be limited by the Bankruptcy and Equity Exception, each Real Property Lease is valid, binding, enforceable and in full force and effect, (ii) no uncured default of a material nature on the part of Company Entity, or, to the Knowledge of the Company Entities, on the part of the landlord or other party thereto, exists thereunder, (iii) the Company Entities have good and valid leasehold interests in the Company Leased Real Property, subject to the terms of the Real Property Leases applicable thereto, in each case free and clear of all Encumbrances (except in all cases for Permitted Encumbrances), (iv) none of the Company Entities has received written notice of any condemnation Action or proposed action or agreement for taking in lieu of condemnation with respect to any portion of the Company Leased Real Property, nor to their Knowledge, is any such proceeding, action or agreement pending or threatened and (v) no portion of the Company Leased Real Property is subleased to any third party. The Company Entities have made true and complete copies of each Real Property Lease available to Buyer for review.

Section 2.15 Contracts.

(a) Section 2.15 of the Company Disclosure Schedule lists all of the following Contracts of the Company Entities in effect as of the date hereof (the “Company Contracts”):

(i) Contracts which involve commitments to make capital expenditures or investments, or which provide for the purchase of goods or services by any Company Entity from any one Person under which the undelivered balance of such products or services has a purchase price, in each case, in excess of $250,000;

(ii) Contracts which provide for the sale of products or services by any Company Entity that involve revenues in excess of $250,000;

(iii) Contracts relating to the borrowing of money by any Company Entity, to the granting of loans or advances by any Company Entity, to the granting by any Company Entity of an Encumbrance on any of its assets, or any guaranty by any Company Entity of any obligation or Liability in any case involving a Liability in excess of $250,000;

(iv) any power of attorney (whether revocable or irrevocable) given to any Person by any Company Entity;

(v) Contracts requiring any Company Entity not to compete in any business or in any geographical area;

(vi) any employment agreements, severance agreements, bonus agreements and non-competition agreements with employees of any Company Entity involving annual salaries in excess of $250,000;

(vii) any Contract with any manager, officer, director or equityholder of a Company Entity or any of their respective Affiliates;

(viii) any Contract that relates to the formation, operation, management or control of a joint venture, partnership or other similar agreement or arrangement with a third party;

(ix) any Contract under which a Company Entity has (A) any future liability with respect to an “earn-out”, contingent purchase price, deferred purchase price or similar contingent payment obligation or (B) any indemnification obligations entered into outside the ordinary course of business; and

(x) any other Contract of a Company Entity which is material to the operation of the Real Estate Business.

(b) The Company Entities (and, to the Company’s Knowledge, each of the other party or parties thereto) have performed all obligations required to be performed by them under each Company Contract, except for any failure to perform that would not have, and would not reasonably be expected to have, a Material Adverse Effect. No event has occurred or circumstance exists with respect to the Company Entities or, to the Company’s Knowledge, with respect to any other Person that (with or without lapse of time or the giving of notice or both) does or may contravene, conflict with or result in a violation or breach of or give any Company Entity or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any Company Contract except in each case as would not have, and would not reasonably be expected to have, a Material Adverse Effect. To the Company’s Knowledge, no party to any Company Contract has repudiated any material provision thereof or terminated any Company Contract. All Company Contracts are, and upon consummation of the Transactions shall continue to be, valid and binding on the applicable Company Entity and, to the Company’s Knowledge, the other parties thereto, and are, and upon consummation of the Transactions shall continue to be, in full force and effect, except in each case as would not have, and would not reasonably be expected to have, a Material Adverse Effect.

Section 2.16 Insurance.  Section 2.16 of the Company Disclosure Schedule lists all insurance policies currently owned or held by any Company Entity on the date of this Agreement which cover any Company Entity or are related to the Real Estate Business. All such insurance policies are in full force and effect and are valid and enforceable and cover against the risks normally insured against by entities in the same or similar lines of business. All premiums due thereunder have been paid. No Company Entity has received written notice of cancellation or termination with respect to such insurance policies other than in connection with normal renewals of any such insurance policies.

Section 2.17 Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee, in connection with the Transactions based upon arrangements made by or on behalf of the Companies, Greenlight or the Brickman Parties.

Section 2.18 No Other Representations or Warranties.  Except for the representations and warranties expressly made by the Companies in this Article II (as modified by the Company Disclosure Schedule), the Companies make no other representation or warranty with respect to any Company Entity or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Buyer or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

Section 2.19 Full Disclosure.  None of the representations and warranties made by the Companies or any Company in this Agreement, as modified by the Company Disclosure Schedule, contain, as brought down by the Officer’s Certificate delivered pursuant to Section 6.2(d) hereof, or will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances in which they were made, not misleading as of the date to which it speaks.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, jointly and severally, as of the date hereof, and as of the Closing Date, represents and warrants to Buyer, that, except as disclosed in the Company Disclosure Schedule:

Section 3.1 Organization and Standing.  Such Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation.

Section 3.2 Authority; Noncontravention.

(a) Such Seller has all necessary power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions to which it is a party. The execution and delivery of and performance by such Seller under the Transaction Documents to which it is a party, and the consummation by such Seller of the Transactions to which it is a party, have been duly authorized and approved by all necessary action by such Seller, and no other action on the part of such Seller or the equityholders of such Seller is necessary to authorize the execution and delivery of and performance by such Seller under the Transaction Documents to which it is a party and the consummation by such Seller of the Transactions to which it is a party. The Transaction Documents to which such Seller is a party have been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery hereof and thereof by the other Parties, constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of the Transaction Documents to which any Seller is a party by such Seller, nor the consummation by such Seller of the Transactions to which it is a party, nor compliance by such Seller with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the Organizational Documents of such Seller, in each case as amended to the date of this Agreement, or (ii) assuming that each of the consents, authorizations and approvals referred to in Section 3.2 of the Company Disclosure Schedule are obtained and each of the filings referred to in Section 3.2 of the Company Disclosure Schedule are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to such Seller, except, in the case of clause (ii), as would not have, and would not reasonably be expected to have, a Seller Material Adverse Effect.

Section 3.3 Title to Purchased Interests.  Each Seller is the lawful record and beneficial owner of the Purchased Interests set forth opposite such Seller’s name on Schedule II, and has good and marketable title to such interests, free and clear of any Encumbrances, and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Upon delivery to Buyer at the Closing of documents appropriate to effect a transfer of the Purchased Interests, duly executed for transfer by delivery, and upon Sellers’ receipt of the Cash Consideration and Equity Consideration, good and marketable title to the Purchased Interests will pass to Buyer, free and clear of any Encumbrances, other than Permitted Transfer Restrictions. After giving effect to the execution and delivery of the Transaction Documents to which it is a party, no Seller is a party to any Contract with respect to the acquisition, disposition, transfer, registration or voting of or any other matters in any way pertaining or relating to, or any other restrictions on any of the Purchased Interests (other than this Agreement).

Section 3.4 Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee, in connection with the Transactions based upon arrangements made by or on behalf of any Seller.

Section 3.5 Investment Representations.  Each Seller is acquiring the Common Stock to be acquired by it pursuant to the Transactions for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, and such Seller has no present intention of selling, granting any participation in or otherwise distributing the same, in violation of the applicable securities Laws. Such Seller has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Common Stock, and such Seller is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Common Stock. Such Seller acknowledges that the Common Stock it is acquiring in connection with the Common Stock Issuance have not been registered under the Securities Act, or any state securities Laws, and understands and agrees that it may not sell or dispose of any such Common Stock except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities Laws.

Section 3.6 Brickman Parties Shareholding.  The Brickman Parties do not own, directly or indirectly, any Common Stock (other than any Common Stock to be acquired in connection with the Common Stock Issuance).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each Seller, as of the date hereof, and as of the Closing Date, that, except as disclosed in the Buyer SEC Documents (other than disclosures in the Buyer SEC Documents contained in the “Risk Factors” and “Forward Looking Statements” sections or any other disclosures in the Buyer SEC Documents to the extent they are forward-looking or cautionary in nature) or in the disclosure schedule delivered by Buyer simultaneously with the execution of this Agreement (the “Buyer Disclosure Schedule”) (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV or to one or more of Buyer’s covenants contained in Article V, except that any information set forth in one section of the Buyer Disclosure Schedule will be deemed to apply to all other sections or subsections thereof to the extent the relevance of such information to such other section or subsection is readily apparent from the face of such information):

Section 4.1 Organization, Standing and Corporate Power.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which it operates or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have and would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.2 Capitalization.

(a) Section 4.2 of the Buyer Disclosure Schedule sets forth (i) the authorized Equity Securities of Buyer, (ii) the number of Equity Securities of Buyer that are issued and outstanding, (iii) the number of Equity Securities held in treasury, and (iv) the number of Equity Securities of Buyer that are reserved for issuance, in each case, at the close of business on June 10, 2014. Since June 10, 2014, other than in connection with the Transactions and the LLC Unit Conversion, no Equity Securities have been issued or redeemed by Buyer. Section 4.2 of the Buyer Disclosure schedule sets forth the capitalization of each Subsidiary of Buyer.

(b) Other than as set forth in Section 4.2 of the Buyer Disclosure Schedule, no Equity Securities of any Buyer Entity are issued, reserved for issuance or outstanding. All of the outstanding shares of Common Stock and Class B Common Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive rights. When issued to Sellers, the Common Stock to be issued as the Equity Consideration will be duly authorized and validly issued, fully paid and non-assessable, and shall be free and clear of all Encumbrances, other than Permitted Transfer Restrictions. There are no bonds, debentures, notes or other Indebtedness of any type whatsoever of any Buyer Entity having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any stockholders of Buyer may vote. Other than the Transaction Documents, there are no outstanding options, warrants, Contracts or other rights of any nature to purchase, obtain or acquire from any Buyer Entity, or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any Equity Securities of any Buyer Entity. No Buyer Entities are obligated, pursuant to any securities, options, warrants, Contracts or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase or redeem any Equity Securities of any Buyer Entity or any interest in or assets of any Buyer Entity to or from any Person or to issue, deliver, sell, purchase or redeem any Contracts relating to any Equity Securities of any Buyer Entity to or from any Person.

(c) All of the outstanding Equity Securities of the Buyer Entities have been issued in compliance in all material respects with all requirements of Laws and Contracts applicable to the Buyer Entities and the Equity Securities of the Buyer Entities.

(d) Except as contemplated by the Transaction Documents and the 382 Rights Plan, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other Contract or understanding to which any Buyer Entity is a party or by which any Buyer Entity is bound with respect to its Equity Securities.

(e) As a result of the consummation of the Transactions, other than Equity Securities issued pursuant to the Transaction Documents, no Equity Securities of any Buyer Entity are issuable and no rights in connection with any shares, warrants, rights, options or other securities or Indebtedness of Buyer accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

Section 4.3 Authority; Noncontravention.

(a) Buyer has all necessary corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions to which it is a party, subject to receipt of the Buyer Stockholder Approval. The execution and delivery of and performance by Buyer under this Agreement, and the consummation by Buyer of the Transactions to which it is a party, have been or, with respect to the Amended Charter, will be prior to Closing, duly authorized and approved by all necessary corporate action by Buyer (including by the Buyer Board), subject, in each case, to receipt of the Buyer Stockholder Approval. Each Transaction Document to which it is a party has been or, with respect to the Amended Charter, the Registration Rights Agreements, the Backstop Agreements and the Employment Agreement, will be prior to or at Closing, duly executed and delivered by Buyer and, assuming due authorization, execution and delivery hereof and thereof by the other Parties, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of the Transaction Documents by Buyer, nor the consummation by Buyer of the Transactions to which it is a party, nor compliance by Buyer with any of the terms or provisions hereof and thereof, will, (i) assuming receipt of the Buyer Stockholder Approval, conflict with or violate any provision of the certificate of incorporation and bylaws of Buyer, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 4.4 of the Buyer Disclosure Schedule are obtained and each of the filings referred to in Section 4.4 of the Buyer Disclosure Schedule are made and any applicable waiting periods referred to therein have expired and the Buyer Stockholder Approval has been received, violate any Law applicable to Buyer or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract to which Buyer is a party, except, in the case of clauses (ii) and (iii), as would not have, and would not reasonably be expected to have, a Buyer Material Adverse Effect.

(c) The Special Committee of the Buyer Board (the “Special Committee”) is composed of three members of the Buyer Board who are not members of Buyer’s management. The Buyer Board, acting upon the unanimous recommendation of the Special Committee (other than with respect to the Employment Agreement), has or, with respect to the Amended Charter, will have prior to Closing (i) determined that the Transactions, on the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Buyer and its stockholders (other than Greenlight and stockholders that are Affiliates of Greenlight), (ii) approved and declared advisable the Transaction Documents and the Transactions to which Buyer is a party and (iii) resolved to make the Buyer Board Recommendation to the holders of Common Stock and Class B Common Stock. The Buyer Board, acting upon the unanimous recommendation of the Special Committee, has directed that this Agreement and the Transactions be submitted to the holders of Common Stock and Class B Common Stock for their adoption and approval.

(d) The Buyer Stockholder Approval is the only vote or approval of the holders of any class or series of capital stock of Buyer or its Subsidiaries which is necessary to adopt the Transaction Documents and approve the Transactions.

Section 4.4 Governmental Approvals.  Except for (a) the filing with the SEC of the Registration Statement and the Proxy Statement and other filings required under, and compliance with other applicable requirements of, the Securities Act, the Exchange Act and the rules of NASDAQ, (b) filing of the Amended Charter with the Secretary of State of the State of Delaware and (c) compliance with state securities and

“blue sky” Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transactions, other than any such consents, approvals, filings, declarations or registrations the failure of which to obtain would not have, and would not reasonably be expected to have, a Buyer Material Adverse Effect.

Section 4.5 Financial Information.

(a) Set forth in the Buyer Disclosure Schedule are (i) the audited balance sheets of Buyer as of December, 31, 2011, December 31, 2012 and December 31, 2013 and the related audited statements of operations, stockholders’ equity and cash flows for the periods ended December 31, 2011, December 31, 2012 and December 31, 2013 (the “Buyer Audited Financial Statements”) and (ii) the unaudited balance sheet of Buyer (the “2014 Buyer Balance Sheet”) as of March 31, 2014 (the “Buyer Latest Balance Sheet Date”) and the related statements of operations, stockholder’ equity and cash flows for the three month period ended March 31, 2014 (the “Buyer Unaudited Financial Statements” and collectively, with the Buyer Audited Financial Statements and the notes to each of them, the “Buyer Financial Statements”). The Buyer Financial Statements have been prepared from and in accordance with the books, accounts and financial records of Buyer in conformity with GAAP applied on a consistent basis, and present fairly, in all material respects, the financial position of Buyer as of the dates set forth therein and its results of operations and cash flows for the periods set forth therein (subject, in the case of the Buyer Unaudited Financial Statements to changes resulting from normal year-end audit adjustments).

(b) No Buyer Entity has Liabilities of any kind or character, except for (i) Liabilities in the amounts set forth or reserved against on the 2014 Buyer Balance Sheet or the notes thereto, including contingent liabilities, (ii) Liabilities arising in the ordinary course of business since the Buyer Latest Balance Sheet Date or (iii) expenses incurred in connection with the Transactions. No Buyer Entity has material Liabilities of any kind or character, including contingent liabilities, directly or indirectly relating to, arising out of or in connection with the ownership, operations and management of ethanol production facilities or businesses.

Section 4.6 Assets and Properties.  Buyer has (i) good title to all of its material assets and properties (whether real, personal or mixed, or tangible or intangible) (including all assets and properties recorded on the Buyer Balance Sheet, other than assets and properties disposed of in the ordinary course of business since the Buyer Latest Balance Sheet Date) and (ii) valid leasehold interests in all of its assets and properties which it leases, in each case (with respect to both clauses (i) and (ii) above), free and clear of any Encumbrances, other than Permitted Encumbrances.

Section 4.7 Contracts.

(a) Section 4.7 of the Buyer Disclosure Schedule lists all of the following Contracts of the Buyer Entities in effect as of the date hereof (the “Buyer Contracts”):

(i) Contracts which involve commitments to make capital expenditures or investments or which provide for the purchase of goods or services by any Buyer Entity from any one Person under which the undelivered balance of such products or services has a purchase price, in each case, in excess of $50,000;

(ii) Contracts which provide for the sale of products or services by any Buyer Entity that involve revenues in excess of $50,000;

(iii) Contracts relating to the borrowing of money by any Buyer Entity, to the granting of any loans or advances by any Buyer Entity, to the granting by any Buyer Entity of an Encumbrance on any of its assets, or any guaranty by any Buyer Entity of any obligation or Liability in any case involving a Liability in excess of $50,000;

(iv) any power of attorney (whether revocable or irrevocable) given to any Person by any Buyer Entity;

(v) Contracts requiring any Buyer Entity not to compete in any business or in any geographical area;

(vi) any employment agreements, severance agreements, bonus agreements and non-competition agreements with employees of any Buyer Entity involving annual salaries in excess of $50,000;

(vii) any Contract with any manager, officer, director or equityholder of a Buyer Entity or any of their respective Affiliates;

(viii) any Contract that relates to the formation, operation, management or control of a joint venture, partnership or other similar agreement or arrangement with a third party;

(ix) any Contract under which a Buyer Entity has (A) any future liability with respect to an “earn-out”, contingent purchase price, deferred purchase price or similar contingent payment obligation or (B) any indemnification obligations entered into outside the ordinary course of business; and

(x) any other Contract of a Buyer Entity which is material to the operation of the Buyer Entities, taken as a whole.

(b) The Buyer Entities (and, to the Knowledge of Buyer, each of the other party or parties thereto), have performed all obligations required to be performed by them under each Buyer Contract, except for any failure to perform that would not have, and would not reasonably be expected to have, a Buyer Material Adverse Effect. No event has occurred or circumstance exists with respect to Buyer or, to the Knowledge of Buyer, with respect to any other Person that (with or without lapse of time or the giving of notice or both) does or may contravene, conflict with or result in a violation or breach of or give Buyer or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any Buyer Contract except in each case as would not have, and would not reasonably be expected to have, a Buyer Material Adverse Effect. To the Knowledge of Buyer, no party to any Buyer Contract has repudiated any material provision thereof or terminated any Buyer Contract. All Buyer Contracts are, and upon consummation of the Transactions shall continue to be, valid and binding on Buyer and, to the Knowledge of Buyer, the other parties thereto, and are, and upon consummation of the Transactions shall continue to be, in full force and effect, except in each case as would not have, and would not reasonably be expected to have, a Buyer Material Adverse Effect.

(c) There is no Contract or other understanding, commitment or obligation of any kind, whether written or oral, to which Buyer is a party or by or to which any of the properties or assets of Buyer may be bound, subject or affected, which (i) creates or imposes a liability greater than $50,000, and (ii) may not be cancelled by Buyer on 30 days’ or less prior notice without payment of a penalty or premium of any kind.

Section 4.8 Environmental Matters.  Except for those matters that, individually or in the aggregate, would not be reasonably likely to have a Buyer Material Adverse Effect: (a) the operations of each Buyer Entity are in compliance with all applicable Environmental Laws; (b) each Buyer Entity holds and their respective operations are in compliance with all Environmental Permits that are required for the operation of their business as operated or conducted since the beginning of the most recent complete fiscal year and no Buyer Entity has received any written notice that any such Environmental Permits will be revoked, adversely modified, or not renewed in the ordinary course or that any pending applications for any additional Environmental Permits will not be granted on the terms sought, nor to the Knowledge of Buyer, is there any factual basis that would be expected to result in any such revocations, adverse modification, non-renewal or non-grant; (c) there is no Action relating to or arising from any noncompliance with, or liability under, Environmental Laws that is pending or, to the Knowledge of Buyer, threatened against any Buyer Entity relating to any real property currently owned, operated or leased by any Buyer Entity; (d) other than as set forth in Section 4.8 of the Buyer Disclosure Schedule, no Buyer Entity has, within the past three years, received any written notice of, or entered into any order, settlement, judgment, injunction or decree involving, currently uncompleted, outstanding or unresolved liabilities or corrective or remedial obligations relating to or arising under Environmental Laws with respect to its business; (e) no Buyer Entity has Released any Hazardous Material at any Buyer Owned Real Property or Buyer Leased Real Property or, to the Knowledge of Buyer, at any other location, and to the Knowledge of Buyer, Hazardous Materials are not otherwise present in or emanating from, soil or groundwater at the Buyer Owned Real Property or Buyer Leased Real Property in a manner that could reasonably be expected to result in Liability to any Buyer Entity or interfere with any current operations of any Company Entity thereon; and (f) no Buyer Entity has assumed or retained, by contract or operation of Law, any Liability under any Environmental Law regarding the presence or Release of or exposure to any Hazardous Materials.

Section 4.9 Brokers and Other Advisors.  Except for Duff & Phelps Securities, LLC, the fees of which will be paid by Buyer, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee, in connection with the Transactions based upon arrangements made by or on behalf of Buyer.

Section 4.10 Purchased Interests.  Buyer is purchasing the Purchased Interests for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof and Buyer has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the applicable securities Laws.

Section 4.11 Opinion of Financial Advisor.  The Special Committee has received the opinion of Duff & Phelps, LLC, dated as of the date of this Agreement, to the effect that, as of such date, the Purchase Price to be paid by Buyer in the Acquisition, taking into account the material economic terms of the Financing as contemplated by the Debt Commitment Letter, is fair from a financial point of view to the public stockholders of Buyer other than Greenlight and its Affiliates (without giving effect to any impact of the Acquisition on any particular stockholder other than in its capacity as a stockholder).

Section 4.12 Tax Returns.  (i) Buyer has duly and timely filed (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such Tax Returns are complete and accurate in all material respects; (ii) Buyer has paid (or withheld and paid) all material Taxes required to be paid (or withheld and paid, as the case may be), except for Taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) no deficiency with respect to Taxes has been proposed, asserted or assessed against Buyer that has not been fully paid or adequately reserved in accordance with GAAP; (iv) no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes or Tax Returns of Buyer and no written notice thereof has been received; (v) Buyer is not and has not been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2); (vi) Buyer has not waived any statute of limitations with respect to any material amount of Taxes or agreed to any extension of time with respect to the assessment or collection of any material amount of Taxes; and (vii) Buyer is not a party to or bound by any Tax sharing, allocation or indemnification agreement (other than (A) any such agreement exclusively between or among Buyer and its Subsidiaries or (B) any agreement the primary purpose of which does not relate to Taxes) and Buyer does not otherwise have any liability for Taxes of any other Person.

Section 4.13 Net Operating Losses.  As of the date this representation is made, in the reasonable belief of Buyer, the net operating loss carryforwards (the “NOLs”) of Buyer, as set forth in Section 4.13 of the Buyer Disclosure Schedule, are not subject to any limitation under Section 382 of the Code, or otherwise.

Section 4.14 Rights Plan.

(a) The Section 382 Rights Plan adopted by Buyer on March 27, 2014 (the “382 Rights Plan”) is in effect and has not been amended since its adoption, nor has Buyer granted any waivers or exceptions under the 382 Rights Plan, either as of the date of this Agreement or as of the Closing Date, except for any waivers or exceptions granted in satisfaction of clause (b) of this Section 4.14.

(b) Buyer has taken all necessary action so that neither the execution and delivery of the Transaction Documents nor the consummation of the Transactions (including, for the avoidance of doubt, the Common Stock Issuance, the Rights Offering and the LLC Unit Conversion) contemplated hereby will (i) cause the rights granted under the 382 Rights Plan to become exercisable, (ii) cause Sellers, or any Affiliate thereof to become an “Acquiring Person” (as defined in the 382 Rights Plan) or (iii) give rise to a “Distribution Date” (as defined in the 382 Rights Plan) or other triggering event under the 382 Rights Plan.

Section 4.15 SEC Documents.

(a) As of its filing date, each Buyer SEC Document filed since January 1, 2011 complied, and each such Buyer SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act, as the case may be.

(b) As of its filing date, each Buyer SEC Document filed pursuant to the Exchange Act since January 1, 2011 did not, and each such Buyer SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) There are no outstanding loans or other extensions of credit made by Buyer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Buyer. Buyer has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 4.16 Absence of Material Adverse Effect.  Since December 31, 2013 and until the date hereof, there have not been any events, occurrences, changes, developments or circumstances which would have or would reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.17 Sarbanes-Oxley; Internal Accounting Controls.  Buyer is in material compliance with all provisions of the United States Sarbanes-Oxley Act of 2002 which are applicable to it and the applicable listing and corporate governance rules and regulations of NASDAQ. Buyer and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Buyer has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Buyer and its Subsidiaries and has reasonably designed such disclosure controls and procedures to ensure that material information required to be disclosed by Buyer in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Buyer’s certifying officers have evaluated the effectiveness of Buyer’s disclosure controls and procedures as of the end of the period covered by Buyer’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Buyer presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in Buyer’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, Buyer’s internal control over financial reporting.

Section 4.18 Employee Benefits Plans.

(a) Section 4.18 of the Buyer Disclosure Schedule contains a complete list of each material Plan in which current or former employees of a Buyer Entity participate, or which the Buyer Entities maintain, or to which the Buyer Entities contribute or have any obligation to contribute, or with respect to which the Buyer Entities are reasonably expected to have any material Liability. No such Plan subject to ERISA is funded with securities of the Buyer Entities.

(b) With respect to each material Plan, the Buyer Entities have provided Sellers with true and complete copies of: (i) all documents embodying such Plan, including all amendments thereto and related trust agreements, if any; (ii) the most recent annual actuarial valuations and annual and periodic accounting, if any, prepared for such Plan; (iii) the most recently filed annual report (Form 5500), if any, for such Plan; (iv) the most recent summary plan description and summary of material modifications, if any, required under ERISA for such Plan; and (v) the current employee handbooks.

(c) The Buyer Entities do not, nor does any other Person that is or that has been a member of a controlled group or any other similar arrangement that would be combined with the Buyer Entities under Code Section(s) 414(b), (c), (m) or (o), participate in or contribute to and has not, during the six years prior to the date hereof, participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA) or any plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

(d) Except as disclosed in Section 4.18 of the Buyer Disclosure Schedule, no Plan provides post-termination health, accident or life insurance benefits, other than group health benefits required to be provided to former employees, their spouses and other dependents under COBRA. No Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(e) There is no pending or, to the Knowledge of Buyer, threatened Action (other than routine claims for benefits) by or on behalf of any Plan or any trusts which are associated with such Plans. To the Knowledge of Buyer, no Plans are under audit or investigation by any Governmental Authority.

(f) The requirements of COBRA and of Code Section 9801, et seq., and any applicable state Laws have been met in all material respects with respect to each Plan that is subject to such applicable provisions.

(g) Except as disclosed in Section 4.18 of the Buyer Disclosure Schedule, all contributions (including all employer contributions and employee salary reduction contributions) and all premiums or other such payments have been paid to each Plan for any period ending on or before the Closing Date. All contributions, premiums and other payments which are not yet due have been accrued on the Buyer Financial Statements in accordance with GAAP and consistent with past practice.

(h) Except as disclosed in the Buyer Disclosure Schedule, the completion of the Transactions will not result, separately or in the aggregate, in the payment of any amount that will be: (A) characterized as an “excess parachute payment” within the meaning of Code Section 280G(b)(1); or (B) subject to the excise tax under Code Section 4999. The Buyer Disclosure Schedule discloses each: (i) agreement with any equityholder, manager, director, officer or other key employee of the Buyer Entities earning an annual salary or annual fees (as applicable) in excess of $50,000, the benefits under which are contingent, or the terms of which are materially altered, upon the consummation of the Transactions and (ii) plan under which benefits will be paid, benefits will be increased, or the vesting or payment of the benefits under which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits under which will be calculated on the basis of any of the Transactions.

(i) To Buyer’s Knowledge, (i) since January 1, 2011, the Buyer Entities have operated and administered all Plans that are nonqualified deferred compensation plans (as defined under Code Section 409A) in good faith and in material compliance with the requirements of Code Section 409A and the rules, regulations and guidance issued thereunder and (ii) no employee of the Buyer Entities will have compensation includable in his or her gross compensation as a result of the application of Code Section 409A.

(j) The Plans have been maintained, funded and administered in accordance with their terms in all material respects and comply in form and in application in all material respects with the applicable requirements of ERISA, the Code and applicable Laws.

(k) All of the Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Plans are qualified and the plans and trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code and, to the Knowledge of Buyer, (i) no such determination letter has been revoked and revocation has not been threatened and (ii) no such Plan has been amended (or operated since the date of its most recent determination letter or application therefor) in a manner that would adversely affect its qualification.

Section 4.19 Labor Matters.  None of the Buyer Entities is a party to or negotiating any collective bargaining agreement. There is no pending, or to the Knowledge of Buyer, threatened strikes, work stoppages, or other material labor disputes with respect to any Buyer Entity. To the Knowledge of Buyer, there are no union organizing activities pending or threatened, nor have there been any such activities within the past three years with respect to any Buyer Entity. Each of the Buyer Entities is in compliance in all material respects with all Laws pertaining to employees and employment practices, including all such Laws relating to wages, hours, discrimination, immigration, worker safety and health, employee classification, contractor classification and termination of employment, including any obligations pursuant to the WARN Act. None of the Buyer Entities is subject to any consent decree with any Governmental Authority relating to employees or employment practices, and there are no material Actions pending or, to the Knowledge of Buyer, threatened alleging breach or violation of any labor or employment Law.

Section 4.20 Application of Takeover Protections.  Other than the 382 Rights Plan, there is no control share acquisition, business combination, rights plan (including any distribution under a rights agreement) or other similar anti-takeover provision under either Buyer’s certificate of incorporation (or similar charter documents) or the Laws of the State of Delaware that is, or could become, applicable to Buyer as a result of the Parties fulfilling their obligations or exercising their rights hereunder.

Section 4.21 No Other Representations or Warranties.  Except for the representations and warranties expressly made by Buyer in this Article IV (as modified by the Buyer Disclosure Schedule), Buyer makes no other representation or warranty with respect to Buyer or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Sellers or the Companies or any of their respective Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

Section 4.22 Full Disclosure.  None of the representations and warranties made by Buyer in this Agreement, as modified by the Buyer Disclosure Schedule and the Buyer SEC Documents, contain, as brought down by the Officer’s Certificate delivered pursuant to Section 6.3(c), or will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading as of the date to which it speaks.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business.

(a) Each of Buyer and the Companies agree (and shall cause their Subsidiaries to) that, except as permitted, required or specifically contemplated by the Transaction Documents, Section 5.1(b) and those actions contemplated on Section 5.1 of the Company Disclosure Schedule or Section 5.1 of the Buyer Disclosure Schedule, as applicable, or in this Article V, or as otherwise consented to or approved in writing by the other Parties, which consent shall not be unreasonably withheld or delayed, during the period commencing on the date hereof and ending at the Closing Date:

(i) the businesses of the Company Entities shall be conducted only in the ordinary course of business consistent with past practice and the businesses of the Buyer Entities shall be conducted only in the ordinary course of business consistent with the description thereof as set forth in its annual report for the fiscal year ended December 31, 2013 and its most recent quarterly report filed with the SEC on May 8, 2014;

(ii) none of the Company Entities or the Buyer Entities shall (A) amend its Organizational Documents, or (B) (1) issue, deliver or sell, redeem or authorize the issuance, delivery, redemption or sale of or incur any Indebtedness convertible into, any Equity Securities of such entity, (2) amend (including by way of a split, subdivision, combination or other reorganization) any term of any outstanding Equity Securities of such entities, or (3) amend any term of Equity Securities of the Company Entities or the Buyer Entities, respectively (in each case, whether by merger, consolidation or otherwise);

(iii) the Company Entities and the Buyer Entities will use their respective commercially reasonable efforts to preserve intact their business organization, to keep available the services of their present officers and key employees (as determined by the Companies and Buyer, as applicable), and to preserve the goodwill of those having business relationships with them;

(iv) none of the Company Entities or the Buyer Entities shall declare, set aside or pay any dividend or distribution or other capital return in respect of its Equity Securities;

(v) neither the Companies nor Buyer shall, except as required or permitted by GAAP, materially change any accounting methods, principles or practices;

(vi) none of the Company Entities or the Buyer Entities shall, except in the ordinary course of business, enter into, terminate or materially modify any Contract that is a Company Contract or a Buyer

Contract, as applicable, or any Contract that, if in effect on the date hereof, would have been a Company Contract or a Buyer Contract, as applicable;

(vii) none of the Company Entities or the Buyer Entities shall: (A) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the Equity Securities or assets of, or otherwise acquire, whether in a single transaction or series of related transactions, any material business of any corporation, partnership, association or other business organization or division thereof; or (B) sell, transfer, lease, mortgage, encumber or otherwise dispose of any entity, business or any material property or assets (other than as permitted by Section 5.1(b));

(viii) none of the Company Entities or the Buyer Entities shall: (A) make or grant any bonus or any material wage or salary increase to any employee or group of employees (other than in the ordinary course of business consistent with past practice, or as required pursuant to any existing Plans); (B) materially amend or terminate any existing Plan or adopt any new Plan (except (x) to the extent reasonably necessary to avoid the imposition of additional Taxes under Section 409A of the Code, (y) otherwise reasonably necessary to comply with applicable Law or (z) as permitted under clauses (D) and (E) of this Section 5.1(a)(viii)); (C) pay or agree to pay any pension, retirement allowance or other employee benefit not contemplated by any existing Plan or employment agreement to any officer or employee, whether past or present, other than (x) in the ordinary course of business consistent with past practice and (y) as reasonably necessary to comply with applicable Law; (D) enter into, adopt or materially amend any bonus, severance or retirement Contract, or any employment Contract with a non-executive officer, other than in the ordinary course of business, consistent with past practices or as required by Law, including Section 409A of the Code; or (E) enter into, adopt or materially amend any employment Contract with an executive officer, other than in the ordinary course of business;

(ix) none of the Company Entities or the Buyer Entities shall make any loans, advances, capital commitments or guarantees for the benefit of, any Person (other than its Subsidiaries and, with respect to the Company Entities only, other than as permitted by Section 5.1(b) and with respect to the ordinary course operations of the Real Estate Business) or, other than as permitted by Section 5.1(b), incur any Indebtedness for borrowed money, in excess of $100,000 individually or $500,000 in the aggregate;

(x) none of the Company Entities (other than as permitted by Section 5.1(b)) or the Buyer Entities shall make any capital expenditures or investments in excess of $100,000 individually or $500,000 in the aggregate;

(xi) none of the Company Entities or the Buyer Entities shall cancel any third party indebtedness owed to either the Company Entities (other than with respect to the ordinary course operations of the Real Estate Business) or the Buyer Entities, as applicable;

(xii) none of the Company Entities or the Buyer Entities shall settle or compromise any Action if the amount of such settlement exceeds $250,000 or will not be paid in full prior to the Closing or which settlement or compromise would reasonably be expected to have a continuing adverse impact on the business of either the Company Entities or the Buyer Entities, as applicable, after the Closing;

(xiii) the Company Entities and the Buyer Entities shall not make or change any Tax election;

(xiv) the Company Entities and the Buyer Entities shall not change any annual accounting period;

(xv) the Company Entities and the Buyer Entities shall not adopt or change any accounting method with respect to Taxes;

(xvi) the Company Entities and the Buyer Entities shall not surrender any right to claim a refund of Taxes;

(xvii) the Company Entities and the Buyer Entities shall not file any amended Tax Return;

(xviii) the Company Entities and the Buyer Entities shall not settle or compromise any Tax claim or assessment relating to Companies or Buyer, as applicable;

(xix) the Company Entities and the Buyer Entities shall not consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company Entities or the Buyer Entities, as applicable;

(xx) the Company Entities and the Buyer Entities shall not take any other action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of any of the Buyer Entities or Company Entities for any period ending after the Closing Date or decreasing any Tax attribute of any of the Buyer Entities or Company Entities existing on the Closing Date; and

(xxi) none of the Company Entities or the Buyer Entities shall agree with any third party, whether in writing or otherwise, to do any of the foregoing.

(b) Notwithstanding anything to the contrary in Section 5.1(a), from the date hereof until the Closing Date, the Companies shall be permitted to enter into Contracts in the ordinary course of business consistent with past practice with respect to, and consummate the transactions contemplated thereby, (i) the purchase of land in an amount not to exceed $25,000,000 in the aggregate, (ii) the sale of land in an amount not to exceed $25,000,000 in the aggregate, and (iii) the development of land in an amount not to exceed $25,000,000 in the aggregate. In addition, nothing in Section 5.1(a) shall prohibit the Companies from taking any action pursuant to a Contract for the purchase, sale or development of land or other assets, or for the provision of construction financing, entered into prior to the date hereof.

Section 5.2 Preparation of the SEC Filings; Stockholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, Buyer shall prepare and file with the SEC (i) a proxy statement with respect to the Buyer Stockholders Meeting to obtain the Buyer Stockholder Approval (the “Proxy Statement”) and (ii) the Registration Statement, and the Companies and Sellers shall cooperate with Buyer and its Subsidiaries in connection with the preparation of each of the foregoing filings, it being agreed that Buyer cannot and will not make such filings until (x) the form of Amended Charter has been agreed between Buyer and Sellers pursuant to Section 5.20 and approved by Buyer Board and (y) the Companies shall have delivered to Buyer for inclusion in such filings financial statements of the Companies required to be included in the Proxy Statement or the Registration Statement prepared on a combined consolidated basis in accordance with GAAP and audited by a firm of public accountants registered with the Public Company Accounting Oversight Board. The Companies will use their reasonable best efforts to cause such financial statements be prepared and audited as promptly as reasonably practicable. Buyer shall promptly notify Sellers upon receipt of any comments from the SEC or the staff of the SEC with respect to the Proxy Statement or the Registration Statement and shall provide Sellers with copies of all written correspondence between Buyer and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand with respect to the Proxy Statement or the Registration Statement. Buyer shall use its reasonable best efforts to respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement and Sellers and the Companies shall cooperate with the foregoing. After the initial filing thereof, Buyer shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as reasonably practicable and to keep the Registration Statement effective as long as is necessary to consummate the Regular Rights Offering.

(b) No filing of, or amendment or supplement to, or correspondence with the SEC with respect to, the Proxy Statement or Registration Statement will be made by Buyer without providing the Companies a reasonable opportunity to review and comment thereon and Buyer shall include in such document or response comments reasonably proposed by the Companies. The Companies and Sellers shall cooperate with Buyer in connection with the preparation and filing of the Proxy Statement and Registration Statement, including (i) promptly furnishing to Buyer the quarterly financial statements of the Companies on a combined consolidated basis and obtaining any required consents from the Companies’ firm of public accountants in connection with such filings, (ii) promptly furnishing to Buyer all financial and other information of the Company Entities requested by Buyer that is reasonably necessary to prepare pro forma financial statements in accordance with Article 11 of Regulation S-X to be included in the Proxy Statement or the Registration Statement and (iii) following written request therefor, promptly furnishing to Buyer any and all other information concerning the Company Entities as may be required to be set forth in the Proxy Statement or Registration Statement under applicable Law.

(c) Buyer shall use reasonable best efforts, and the other Parties shall cooperate, to obtain all necessary state securities Law or “blue sky” permits or approvals required with respect to the issuance of Common Stock pursuant to the Transactions. Buyer shall furnish all information concerning Buyer and the holders of Common Stock as may be reasonably requested in connection with any such action. Buyer shall advise the other Parties promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of Common Stock issuable in connection with the Transactions or any request by the SEC for amendment of the Registration Statement.

(d) Buyer shall use its reasonable best efforts to cause the Proxy Statement and prospectus set forth in the Registration Statement to be disseminated to its stockholders as promptly as reasonably practicable after resolution of all comments from the SEC with respect to the Proxy Statement and the Registration Statement and the declaration of effectiveness of the Registration Statement.

(e) Each of the Parties shall ensure that the information provided by it for inclusion in the Proxy Statement and Registration Statement and each amendment or supplement thereto, at the time of dissemination thereof and at the time of the Buyer Stockholders Meeting, as applicable, or, in the case of information provided by it for inclusion in the Registration Statement or any amendment or supplement thereto, at the time it becomes effective, (i) will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. If at any time prior to the Closing Date any information relating to a Party, or any of their respective Affiliates, officers or directors, should be discovered by such Party which should be set forth in an amendment or supplement to the Proxy Statement or Registration Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and disseminated to the stockholders of Buyer.

(f) Buyer shall, in accordance with applicable Law, Buyer’s Organizational Documents and the NASDAQ rules, establish the record date, duly give notice of, convene and hold an annual or special meeting of its stockholders (the “Buyer Stockholders Meeting”) as soon as reasonably practicable after dissemination of the Proxy Statement for purposes of obtaining Buyer Stockholder Approval; provided, however, that Buyer shall be permitted to delay or postpone convening Buyer Stockholders Meeting: (i) with the consent of Sellers; (ii) for the absence of a quorum; (iii) to allow reasonable additional time for any supplemental or amended disclosure which Buyer has determined in good faith (after consultation with outside legal counsel) is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Buyer’s stockholders prior to Buyer Stockholders Meeting; or (iv) to allow additional solicitation of votes in order to obtain Buyer Stockholder Approval.

(g) Buyer shall, through Buyer Board (upon recommendation of the Special Committee), except where a Buyer Adverse Recommendation Change has been made pursuant to Section 5.3, (i) recommend to its stockholders that Buyer Stockholder Approval be given (the “Buyer Board Recommendation”), (ii) include the Buyer Board Recommendation in the Proxy Statement and (iii) take all lawful action reasonably necessary to solicit Buyer’s stockholders in order to obtain Buyer Stockholder Approval. Unless this Agreement is terminated in accordance with Section 7.1, this Agreement shall be submitted to the stockholders of Buyer at the Buyer Stockholders Meeting for the purpose of voting on the approval of the Transactions and nothing contained in this Agreement shall be deemed to relieve Buyer of such obligation; provided, however, that if Buyer Board shall have effected a Buyer Adverse Recommendation Change, then Buyer Board may submit this Agreement to Buyer’s stockholders without recommendation.

(h) For purposes of this Section 5.2, references to, and actions that may be taken by, Buyer Board will also include a duly established and empowered committee thereof, including the Special Committee, as applicable.

Section 5.3 No Solicitation; Change in Recommendation.

(a) Buyer agrees that it shall, and shall cause its Subsidiaries, directors (other than any Affiliate of a Seller), officers and employees to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ respective other Representatives to, immediately (i) cease all discussions or negotiations with any Person with respect to any Business Combination Proposal and (ii) request the prompt return or destruction of all confidential information previously furnished in connection therewith and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives in connection therewith. Except as otherwise expressly provided in this Section 5.3, from the date of this Agreement until the earlier of the Closing Date or the date, if any, on which this Agreement is terminated pursuant to Section 7.1, Buyer shall not, and shall cause its Subsidiaries, directors (other than any Affiliate of a Seller), officers and employees not to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly, (A) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Business Combination Proposal or the making or consummation thereof, (B) enter into, continue or otherwise participate in any discussions (except to notify such Person of the existence of the provisions of this Section 5.3(a)) or negotiations regarding, or furnish to any Person any non-public information or data concerning Buyer or its Subsidiaries relating to or that would reasonably be expected to lead to any Business Combination Proposal, (C) otherwise knowingly facilitate any effort or attempt to make a Business Combination Proposal or (D) authorize any of, or commit to agree to do any of, the foregoing. Without limiting the foregoing, it is agreed that any violation of this Section 5.3(a) by a Representative of Buyer or one of its Subsidiaries shall be deemed a violation by Buyer.

(b) Notwithstanding anything to the contrary contained in this Agreement, if, at any time prior to, but not after, obtaining the Buyer Stockholder Approval, Buyer or any of its Subsidiaries, or any of its or their respective Representatives, receives a written Business Combination Proposal from any Person, Buyer, Buyer Board, the Special Committee and their Representatives may engage in negotiations and discussions with, or furnish any information and other access to, any Person making such Business Combination Proposal and any of its Representatives or potential sources of financing if prior to engaging in such discussions or providing such information the Buyer Board determines in good faith, after consultation with Buyer’s outside legal and financial advisors, (i) that failure to take such actions would reasonably be expected to be inconsistent with the fiduciary duties of the Buyer Board under applicable Law and (ii) that such Business Combination Proposal is or would reasonably be expected to lead to a Superior Proposal; provided that (x) prior to furnishing any non-public information to any such Person, Buyer receives from the Person making such Business Combination Proposal an Acceptable Confidentiality Agreement and (y) any such non-public information so furnished has been previously provided to Sellers or is provided to Sellers substantially concurrently with it being so furnished to such Person or its Representatives. Buyer will promptly, and in any event within 24 hours, notify Sellers in writing of the receipt of any Business Combination Proposal or request for information that would reasonably be expected to result in a Business Combination Proposal and communicate the material terms and conditions of such Business Combination Proposal to Sellers (including, if applicable, copies of any written requests, proposals, offers or agreements) and that it proposes to furnish non-public information and/or enter into discussions or negotiations as provided in this Section 5.3(b). Buyer will keep Sellers reasonably apprised of the status of such Business Combination Proposal upon request (but in any event upon a change in the price or other material term or condition). Subject to compliance with the terms of this Section 5.3, Buyer shall not terminate, amend, modify, waive or fail to enforce any provision of the 382 Rights Plan (other than any requisite waivers in connection with the consummation of the Transactions) or any “standstill” or similar obligation of any Person unless the Buyer Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(c) Except as otherwise provided in this Section 5.3, the Special Committee and the Buyer Board shall not: (i)(A) withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, in a manner adverse to Buyer, the Buyer Board Recommendation; (B) adopt, approve, recommend or otherwise declare advisable, or publicly propose to adopt, approve, recommend or otherwise declare advisable, a Business Combination Proposal or (C) fail to include the Buyer Board Recommendation in the Proxy Statement (any action described in this clause (i) being referred to herein as a “Buyer Adverse Recommendation Change”); or (ii) cause or permit Buyer or any Subsidiary of Buyer to enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or other definitive agreement relating to a Business Combination Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 5.3(b)) (an “Alternative Acquisition Agreement”).

(d) Notwithstanding anything to the contrary in this Agreement, at any time prior to, but not after, obtaining Buyer Stockholder Approval, Buyer Board may make a Buyer Adverse Recommendation Change in response to a Superior Proposal or an Intervening Event if:

(i) in each case, Buyer and Buyer Board have complied in all material respects with this Section 5.3;

(ii) in each case, the Special Committee or Buyer Board determines in good faith after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;

(iii) if the Special Committee or the Buyer Board intends to make a Buyer Adverse Recommendation Change following and as a result of a Business Combination Proposal, Buyer Board has determined in good faith, after consultation with Buyer’s outside legal counsel and financial advisors, that such Business Combination Proposal is a Superior Proposal (after giving effect to all adjustments which may be offered by Sellers pursuant to Section 5.3(d)(iv));

(iv) with respect to a Buyer Adverse Recommendation Change in response to a Superior Proposal, (A) Sellers have received prior written notice from Buyer advising Sellers that Buyer Board intends to make a Buyer Adverse Recommendation Change to the effect that Buyer Board has received a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, Buyer Board has resolved to effect a Buyer Adverse Recommendation Change, which notice shall include the material terms and conditions of the Superior Proposal and copies of all material documents relating thereto, including proposed Alternative Acquisition Agreements (a “Notice of Superior Proposal”), it being understood that such Notice of Superior Proposal shall not in itself be deemed a Buyer Adverse Recommendation Change and that any material revision or amendment to the terms (including the financial terms) of such Superior Proposal shall require a new Notice of Superior Proposal (and Buyer shall be required to again comply with the provisions of this Section 5.3(d)(iv)); provided, however, in such case, all references to four Business Days in this Section 5.3(d)(iv) shall be deemed to be two Business Days); (B) during the four Business Day period following Sellers’ receipt of the Notice of Superior Proposal (such period, the “Superior Proposal Notice Period”), Buyer shall, and shall cause its Representatives to, negotiate with Sellers in good faith (to the extent Sellers desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal and (C) following the end of the Superior Proposal Notice Period, Buyer Board shall have determined in good faith after consultation with its outside legal and financial advisors, taking into account any modifications to this Agreement proposed by Sellers in response to the Notice of Superior Proposal or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal; and

(v) with respect to Buyer Adverse Recommendation Change in response to an Intervening Event, (A) Sellers have received prior written notice from Buyer advising Sellers that Buyer Board intends to make a Buyer Adverse Recommendation Change, to the effect that an Intervening Event has occurred and, absent any revision to the terms and conditions of this Agreement, Buyer Board has resolved to effect a Buyer Adverse Recommendation Change, which notice shall include a description containing all material facts regarding the Intervening Event (a “Notice of Intervening Event”), it being understood that such Notice of Intervening Event shall not in itself be deemed a Buyer Adverse Recommendation Change; (B) during the four Business Day period following Sellers’ receipt of the Notice of Intervening Event (such period, the “Intervening Event Notice Period”), Buyer shall, and shall cause its Representatives to, negotiate with Sellers in good faith (to the extent Sellers desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to make such Buyer Adverse Recommendation Change is no longer inconsistent with the fiduciary duties of the Buyer Board under applicable Law and (C) following the end of the Intervening Event Notice Period, Buyer Board shall have determined in good faith after consultation with its outside legal advisors, taking into account any modifications to this Agreement proposed by Sellers in response to the Notice of Intervening Event or otherwise, that failure to make a Buyer Adverse Recommendation Change with respect to such Intervening Event continues to be inconsistent with its fiduciaries duties under applicable Law.

(e) Nothing contained in this Agreement shall prohibit Buyer or the Buyer Board from: (i) taking and disclosing to the stockholders of Buyer a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act; (ii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iii) making any “stop, look and listen” communication to the stockholders of Buyer pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the stockholders of Buyer); provided that any Buyer Adverse Recommendation Change shall only be made in accordance with Section 5.3(d).

(f) As used in this Agreement, “Business Combination Proposal” means any bona fide inquiry, proposal or offer for Buyer or any of its Subsidiaries to purchase or otherwise acquire, in a single transaction or series of related transactions, 50% or more of the outstanding Equity Securities of any Person (other than an Affiliate) pursuant to a merger, consolidation or other business combination, reorganization, share exchange, recapitalization, liquidation, dissolution, sale of Equity Securities, tender offer, exchange offer or other similar transaction for an aggregate transaction value of at least $75,000,000.

(g) As used in this Agreement, “Superior Proposal” means any bona fide written Business Combination Proposal not obtained in violation of Section 5.3 on terms which the Buyer Board determines in good faith, after consultation with Buyer’s outside legal counsel and independent financial advisors, to be (i) reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including the financing terms thereof), regulatory, timing and other aspects of the proposal (including any break-up fees, expense reimbursement obligations, conditions to closing and availability of financing) that the Buyer Board deems relevant and the Person making the proposal and (ii) more favorable to the holders of Common Stock (other than Greenlight and its Affiliates) from a financial point of view than the Transactions, taking into account the timing of consummation as compared to the Transactions and after giving effect to all of the adjustments which may be offered by Sellers pursuant to Section 5.3(d)(iv).

(h) As used in this Agreement, “Intervening Event” means any material event or circumstance that affects the business, assets or operations of Buyer that was not known or reasonably foreseeable to the Buyer Board on the date of this Agreement, which event or circumstance becomes known to the Buyer Board prior to the time at which Buyer receives the Buyer Stockholder Approval; provided, that in no event shall the receipt, existence or terms of, or events or circumstances relating to, a Business Combination Proposal constitute an Intervening Event.

(i) For purposes of this Section 5.3, references to, and actions that may be taken by, Buyer Board will also include a duly established and empowered committee thereof, including the Special Committee.

Section 5.4 Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied; (ii) the obtaining of all consents, approvals or waivers from third parties required to consummate the Transactions; (iii) the defending of any Actions challenging any Transaction Document or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions, and to fully carry out the purposes of the Transaction Documents. Anything contained in this Agreement to the contrary notwithstanding, none of the

Parties or their Affiliates will be required to commence litigation or divest or hold separate any business or assets or limit or restrict its rights or ability to engage in any business in connection with the consummation of the Transactions.

Section 5.5 Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Buyer, Sellers and the Companies. Following such initial press release, Buyer, Sellers and the Companies shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with NASDAQ (and then only after as much advance notice and consultation as is feasible); provided that the foregoing shall not limit the ability of any Party to (i) make internal announcements to their respective employees and other equityholders that are not inconsistent in any material respects with the prior public disclosures regarding the Transactions or (ii) make any public announcements with respect to a Superior Proposal or a Buyer Adverse Recommendation Change.

Section 5.6 Access to Information; Confidentiality.

(a) From the date hereof until the earlier of the Closing Date or the date on which this Agreement is terminated in accordance with its terms, upon reasonable prior written notice from Buyer or Sellers, Buyer and the Companies shall afford the other Party and such Party’s Representatives reasonable access during normal business hours to the properties, books, Contracts, records, officers, employees and Representatives of the disclosing Party and its Subsidiaries, and the disclosing Party shall furnish promptly to the requesting Party such information concerning the disclosing Party and its Subsidiaries as the requesting Party may reasonably request (other than any publicly available document filed by it pursuant to the requirements of federal or state securities Laws); provided that the requesting Party and its Representatives shall conduct any such review or activities in such a manner as not to interfere unreasonably with the business or operations of the disclosing Party; and provided, further, that the disclosing Party shall not be obligated to provide such access or information if the disclosing Party determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract to which the disclosing Party or its Subsidiary is a party or an obligation of confidentiality owing from the disclosing Party or its Subsidiary to a third-party, or jeopardize the protection of the attorney-client privilege. The Parties will obtain the requisite consents or make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply. Until the Closing Date, the information provided will be subject to the terms of the confidentiality letter agreements, each dated as of April 4, 2014, between Buyer and Greenlight Capital, Inc., and among Buyer, JBGL Capital and JBGL Finance (as they may be amended from time to time, the “Confidentiality Agreement”), and, without limiting the generality of the foregoing, the requesting Party shall not, and the requesting Party shall cause its respective Representatives not to, use such information for any purpose unrelated to the consummation of the Transactions.

(b) Notwithstanding anything to the contrary in this Agreement, Buyer may not undertake any Phase II or other intrusive environmental assessment(s) of the operations, business, and/or properties of a Company Entity or any Affiliates thereof.

Section 5.7 Transaction Litigation.  Buyer shall give Sellers the opportunity to participate in, but not control, the defense or settlement of any stockholder litigation against Buyer, any of its Subsidiaries or any of its or their directors or officers relating to any Transaction Document or the Transactions, and no such settlement shall be agreed to without Sellers’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Each Seller and Buyer shall notify the other promptly (and in any event within 48 hours) of the commencement of any such stockholder litigation of which it has received notice.

Section 5.8 Financing.  Buyer and Sellers shall use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things reasonably necessary, proper or advisable to, in the case of Buyer, arrange and obtain, or, in the case of Sellers, arrange and provide, the Financing on the terms and conditions described in the Debt Commitment Letter provided by Sellers to Buyer on the date hereof (the “Debt Commitment Letter”), including maintaining in effect the Debt

Commitment Letter and using reasonable best efforts to, as promptly as possible, (a) with respect to Buyer, satisfy on a timely basis all conditions applicable to Buyer to obtain the Financing set forth therein and (b) with respect to Buyer and Sellers, negotiate and enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Commitment Letter. Nothing set forth in this Section 5.8 shall obligate Sellers to waive any of the conditions to, or waive or amend any of the terms of, the Debt Commitment Letter.

Section 5.9 Directors and Officers of Buyer After Closing.  Buyer shall take all necessary action, including causing Buyer’s directors to resign, so that the persons set forth on Schedule III are appointed or elected, as applicable, to the positions of directors of Buyer, to serve in such positions effective immediately after the Closing. In addition, Buyer shall take all necessary action to cause all of the Buyer Entities’ officers to resign as of the Closing Date.

Section 5.10 Purchase Price Allocation.  Sellers shall prepare an allocation of the Purchase Price hereunder (and all other capitalized costs) among the assets of the Companies in accordance with Sections 755 and 1060 of the Code and the Treasury Regulations promulgated thereunder (and any similar provisions of applicable Law) and shall deliver such allocation to Buyer for its review and comment within 60 days after the Closing Date. Sellers shall consider in good faith any reasonable comments made by Buyer and deliver a final allocation within 30 days of receiving any such comments from Buyer. The Parties shall report, act and file Tax Returns (including Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation, and the Parties shall take no position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law. The allocation (or allocations) shall be adjusted to the extent necessary to reflect any adjustments to the Purchase Price hereunder.

Section 5.11 The LLC Unit Conversion.  Sellers shall cause the LLC Unit Conversion with respect to Greenlight and its Affiliates’s LLC Units to occur on the Closing Date and Buyer shall cause the LLC Unit Conversion with respect to Buyer’s managements’ LLC Units to occur prior to the Closing Date such that, in each case, the rights granted under the 382 Rights Plan shall not become exercisable solely as a result of such LLC Unit Conversion.

Section 5.12 NASDAQ Listing.  Buyer shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to (a) maintain the listing of Buyer’s Common Stock outstanding as of the date hereof and as of the Closing Date, and (b) enable the listing by Buyer of the Common Stock to be issued in connection with the Transactions.

Section 5.13 Option Plans.  As soon as practicable following the date hereof, Buyer shall use its reasonable best efforts to take (or cause the Buyer Board or the compensation committee of the Buyer Board, as applicable, to take) all necessary action, including obtaining the consent of the individual holders (if determined by Buyer in its sole discretion to be necessary) (i) to terminate the Buyer’s Stock Option Plan and (ii) to settle in accordance with the terms of such Stock Option Plan, any awards outstanding thereunder immediately prior to the Closing Date. Buyer will not pay any consideration to the holders of such awards without the prior written consent of Sellers.

Section 5.14 Employee Benefits Matters.  Notwithstanding anything herein to the contrary and for the avoidance of doubt, Buyer and the Company Entities agree and acknowledge that each of them shall, individually and jointly, be responsible for providing (i) continuation of coverage, within the meaning of the continuation of coverage requirements under COBRA, in respect of any current or former employee of Buyer or the Company Entities (or any “qualified beneficiary” (as defined in COBRA) of any such current or former employee) who incurs a “qualifying event” (as defined in COBRA), in each case, whether occurring before, on or after the Closing Date and (ii) to current or former employees of Buyer, the benefits set forth on Section 5.14 of the Buyer Disclosure Schedule.

Section 5.15 Additional Common Stock.  The Brickman Parties shall not acquire, directly or indirectly, any shares of Common Stock from the date hereof to the Closing Date (other than any Common Stock to be acquired in connection with the Common Stock Issuance).

Section 5.16 Transfer Taxes.  Any liability arising out of any documentary, sales, use, real property transfer, registration, transfer, stamp, recording or other similar Taxes (including any penalties and interest) with respect to the transactions contemplated by this Agreement shall be borne 50% by Buyer and 50% by Sellers. Buyer and Sellers agree to cooperate with each other in the filing of any Tax Returns with respect to such Taxes, including by promptly supplying any information in either of their possession that is reasonably necessary to complete such Tax Returns.

Section 5.17 Net Operating Losses.  Prior to Closing, the Parties shall not take any action that would cause Buyer’s NOLs or other tax attributes (as described in Section 4.13) to become subject to limitation under Section 382 of the Code or otherwise.

Section 5.18 FIRPTA Certificates.  Sellers shall deliver to Buyer one or more certificates sufficient to demonstrate that no withholding will be required under Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

Section 5.19 Certain Unaudited Financial Statements.  As soon as reasonably practicable, but no later than 10 days after the date hereof, the Companies shall deliver to Buyer statements of operations, members’ equity and cash flows for the three month period ended March 31, 2014 for each of JBGL Finance and JBGL Capital (the “2014 Company Income Statements and Statements of Cash Flow” and, together with the 2014 Company Balance Sheets, the “Company Unaudited Financial Statements” and, collectively with the Company Audited Financial Statements and the notes to each of them, the “Company Financial Statements”).

Section 5.20 Amended Charter.  Sellers and Buyer shall use their reasonable best efforts to agree upon a mutually satisfactory form of Amended Charter by no later than 10 days following the date hereof.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Transactions.  The respective obligations of each Party hereto to effect the Transactions shall be subject to the satisfaction (or waiver, if permissible under applicable Law (other than the condition set forth in Section 6.1(a))) on or prior to the Closing Date of the following conditions:

(a) Buyer Stockholder Approval.  The Buyer Stockholder Approval shall have been obtained.

(b) Regulatory Approvals.  All waiting periods (and any extensions thereof) applicable to the consummation of the Transactions under the HSR Act shall have been terminated or shall have expired and any other required approval of the consummation of the Transactions by any Governmental Authority pursuant to any other antitrust Laws shall have been obtained.

(c) No Injunctions or Restraints.  No Law, injunction, order, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting the consummation of the Transactions or making the consummation of the Transactions illegal.

(d) Rights Offering.  The Rights Offering shall have been consummated at or immediately prior to the Closing, and Buyer shall have received (together with the proceeds from any Incremental Financing (as defined in the Debt Commitment Letter) from the Financing) at least $70 million of gross proceeds.

Section 6.2 Conditions to Obligations of Buyer.  The obligations of Buyer to effect the Transactions are further subject to the satisfaction (or waiver by Buyer, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties set forth in Section 2.2 (Capitalization) and Section 2.9 (Good and Valid Title to Assets; Sufficiency of Assets) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties set forth in Article II and Article III, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, Seller Material Adverse Effect or other similar materiality qualifier, shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect or Seller Material Adverse Effect, as applicable.

(b) Performance of Obligations of the Companies.  The Companies and Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. Greenlight shall have performed in all material respects all obligations required to be performed by it under Section 5 and Section 9 of the Voting Agreement at or prior to the Closing Date.

(c) Absence of Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred a Material Adverse Effect or a Seller Material Adverse Effect.

(d) Officer’s Certificate.  Buyer shall have received a certificate signed on behalf of the Companies by an executive officer or manager of each Company to the effect that the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

Section 6.3 Conditions to Obligations of Sellers.  The obligation of Sellers to effect the Transactions is subject to the satisfaction (or waiver by Sellers, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties set forth in Section 4.2 (Capitalization) and in Section 4.13 (Net Operating Losses) shall be true and correct in all respects, except (with respect to Section 4.2 only) for any de minimis inaccuracies, and except (with respect to Section 4.13 only) to the extent that such representation or warranty is not true and correct in all respects resulting from (A) the execution and delivery of the Transaction Documents or the consummation of the Transactions or (B) any actions taken by, or the ownership (or any change therein) of, Greenlight or any Seller after the date hereof (for purposes of the foregoing, a limitation will not be deemed to result from the events described in clause (A) or (B) to the extent there have been unrelated increases in the percentage of stock of Buyer owned by one or more “5-percent shareholders” (within the meaning of Section 382 of the Code) after the date hereof and, in the absence of such increases, the relevant limitation would not have been imposed), as of the date of this Agreement and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of Buyer set forth in Article IV, disregarding all qualifications and exceptions contained therein relating to materiality or Buyer Material Adverse Effect or other similar materiality qualifier, shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, have or be reasonably expected to have a Buyer Material Adverse Effect.

(b) Performance of Obligations of Buyer.  Buyer shall have performed in all material respects all obligations required to be performed by Buyer under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate.  Sellers shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

(d) Buyer Stock Options.  All options outstanding under Buyer’s Stock Option Plan shall have been cancelled.

(e) Absence of Buyer Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred a Buyer Material Adverse Effect.

(f) The LLC Unit Conversion.  The LLC Unit Conversion shall have occurred and will not have caused the rights granted under the 382 Rights Plan to become exercisable or cause any other triggering event under the 382 Rights Plan.

(g) NASDAQ Listing.  The Common Stock currently outstanding, and the Common Stock issued pursuant to the Regular Rights Offering, shall continue to be authorized for listing on NASDAQ, and all Common Stock to be issued pursuant to the Common Stock Issuance shall be authorized for listing on NASDAQ.

(h) Available Cash.  On the Closing Date, before giving effect to the Transactions but after giving effect to the payment of all fees and expenses of the Buyer Entities related thereto, the Buyer Entities shall have Net Cash equal to no less than $3,000,000, and Sellers shall have received a certificate with respect to the foregoing signed on behalf of Buyer by the chief financial officer of Buyer.

(i) Change in Circumstances.  In the reasonable belief of Sellers, acting in good faith, the NOLs (i) were not subject to any limitation under Section 382 of the Code, or otherwise, as of the date hereof and (ii) as of the Closing Date, will not be subject to any limitation under Section 382 of the Code, or otherwise, except, in the case of this clause (ii) only, to the extent that any such limitation results from (A) the execution and delivery of the Transaction Documents or the consummation of the Transactions or (B) any actions taken by, or the ownership (or any change therein) of, Greenlight or any Seller after the date hereof. For purposes of the foregoing, a limitation will not be deemed to result from the events described in clause (A) or (B) to the extent there have been unrelated increases in the percentage of stock of Buyer owned by one or more “5-percent shareholders” (within the meaning of Section 382 of the Code) after the date hereof and, in the absence of such increases, the relevant limitation would not have been imposed.

Section 6.4 Frustration of Closing Conditions.  None of Sellers or Buyer may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to perform any of its obligations under this Agreement.

ARTICLE VII

TERMINATION

Section 7.1 Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing Date, whether before or after receipt of the Buyer Stockholder Approval:

(a) by the mutual written consent of the Parties; or

(b) by any of the Parties:

(i) if the Transactions shall not have been consummated on or before November 4, 2014 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a Party if the failure of the Transactions to have been consummated on or before the End Date was primarily due to the failure of such Party to perform or comply with any of its obligations under this Agreement;

(ii) if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such Party to perform or comply with any of its obligations under this Agreement; or

(iii) if the Buyer Stockholders Meeting (including any adjournments or postponements thereof) shall have concluded and the Buyer Stockholder Approval contemplated by this Agreement shall not have been obtained; or

(c) by Buyer if any of the Companies or Sellers shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if Greenlight shall have breached or failed to perform any of its covenants or agreements set forth in Section 5 or Section 9 of the Voting Agreement, in each case, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), respectively, and (B) cannot be cured by the Companies, Sellers or Greenlight by the End Date or, if capable of being cured, shall not have been cured within 30 calendar days following receipt of written notice to the Companies, Sellers or Greenlight of such breach; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder so as to cause any of the conditions set forth in Section 6.3(a) or Section 6.3(b) not to be capable of being satisfied; or

(d) by Sellers:

(i) if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b), respectively, and (B) cannot be cured by Buyer by the End Date or, if capable of being cured, shall not have been cured within 30 calendar days following receipt of written notice to Buyer of such breach; provided that Sellers shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if they or the Companies are then in material breach of any of their representations, warranties, covenants or other agreements hereunder or Greenlight is then in material breach of any of its covenants or other agreements under Section 5 or Section 9 of the Voting Agreement, in each case, so as to cause any of the conditions set forth in Section 6.2(a) or Section 6.2(b) not to be capable of being satisfied; or

(ii) prior to the Buyer Stockholders Meeting, if the Buyer Board (or a duly authorized committee thereof including the Special Committee) (A) shall have effected a Buyer Adverse Recommendation Change or publicly proposes to make a Buyer Adverse Recommendation Change, (B) fails to include the Buyer Board Recommendation in the Proxy Statement or (C) fails to recommend against acceptance of a publicly-announced transaction that constitutes a Business Combination Proposal within 10 Business Days after notice thereof; or

(iii) if the Common Stock shall cease to be authorized for listing on NASDAQ.

Section 7.2 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 7.3 (solely with respect to Buyer’s payment obligations), Section 5.5, this Section 7.2 and Article VIII, all of which shall survive termination of this Agreement in accordance with their respective terms), and, except as provided in Section 7.3, there shall be no liability on the part of Buyer or Sellers or their respective directors, officers and Affiliates hereunder; provided, however, that, subject to Section 7.3, no Party shall be relieved or released from any liabilities or damages arising out of any willful and material breach of this Agreement. The Confidentiality Agreements shall survive, in accordance with their terms, any termination of this Agreement. For purposes of this Agreement, “willful and material breach” means a material breach that is a consequence of an act undertaken by the breaching party with knowledge that the taking of such act would, or would be reasonably likely to, cause a breach of this Agreement.

Section 7.3 Termination Fee; Expenses.

(a) In the event that this Agreement is terminated by Sellers pursuant to Section 7.1(d)(ii), Buyer shall pay or cause to be paid as directed by Sellers the Termination Fee immediately prior to or substantially concurrently with such termination of this Agreement.

(b) For purposes of this Agreement, “Termination Fee” means an amount equal to $3,000,000.

(c) In the event of termination of this Agreement by either Buyer or Sellers pursuant to Section 7.1(b)(iii), Buyer shall promptly, but in no event later than three Business Days after being notified of such by Sellers, pay at the direction of Sellers all of the documented out-of-pocket expenses incurred by Sellers and the Companies and their respective Affiliates in connection with the Transaction Documents and the Transactions up to an amount not to exceed $2,000,000 (“Sellers’ Expenses”).

(d) Notwithstanding anything to the contrary in this Agreement, the Parties agree that the payment of the Termination Fee and the reimbursement of Sellers’ Expenses shall be the sole and exclusive remedy available to the Companies and Sellers with respect to this Agreement and the Transactions in the event any such payment becomes due and payable, and, upon any such payment of the Termination Fee, Buyer (and Buyer’s

Affiliates and its and their respective directors, officers, employees, stockholders and Representatives) shall have no further liability to the Companies and Sellers under this Agreement.

(e) Any amount that becomes payable pursuant to this Section 7.3 shall be paid by wire transfer of immediately available funds to an account designated by Sellers.

(f) Each of the Parties acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the Transactions, (ii) the Termination Fee is not a penalty and is in a reasonable amount that will compensate Sellers in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the Parties would not enter into this Agreement; accordingly, if Buyer fails to timely pay any amount due pursuant to this Section 7.3 and, in order to obtain such payment, Sellers commence a suit that results in a judgment against Buyer for the payment of any amount set forth in this Section 7.3, Buyer shall pay Sellers their costs and expenses in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Survival of Representations, Warranties and Covenants.  The representations and warranties set forth in this Agreement or in any certificate delivered in connection with this Agreement and each covenant requiring performance prior to the Closing shall terminate effective as of immediately prior to the Closing such that no claim for breach of any such representation or warranty or covenant may be brought after the Closing. Any covenant of any party in this Agreement that requires performance at or after the Closing shall survive the Closing.

Section 8.2 Fees and Expenses.  Except as provided in Section 7.3 and Section 5.16, whether or not the Transactions are consummated, all fees and expenses incurred in connection with the Transactions and the Transaction Documents shall be paid by the Party incurring or required to incur such fees or expenses.

Section 8.3 Amendment or Supplement.  At any time prior to the Closing Date, this Agreement may be amended or supplemented in any and all respects by written agreement of the Parties.

Section 8.4 Waiver.  At any time prior to the Closing Date, Buyer may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of Sellers and the Companies, (b) extend the time for the performance of any of the obligations or acts of Sellers and the Companies or (c) waive compliance by Sellers or the Companies with any of the agreements contained herein or, except as otherwise provided herein, waive any conditions to the obligations of Buyer. At any time prior to the Closing Date, Sellers and the Companies together may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of Buyer, (b) extend the time for the performance of any of the obligations or acts of Buyer or (c) waive compliance by Buyer with any of the agreements contained herein or, except as otherwise provided herein, waive any conditions to the obligations of Sellers and the Companies. Notwithstanding the foregoing, no failure or delay by Buyer or Sellers and the Companies in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Buyer or Sellers and the Companies to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 8.5 Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the Companies and Sellers (in the event of an assignment by Buyer) or Buyer (in the event of an assignment by the Companies or Sellers); provided, however, that Greenlight Onshore Investments, LLC may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates who acquires all of the Purchased Interests held by it and who agrees to be bound hereby and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Greenlight Onshore Investments, LLC nonetheless will remain responsible for the performance of all of its obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.5 shall be null and void.

Section 8.6 Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic communication, facsimile or otherwise) to the other Parties.

Section 8.7 Entire Agreement; Third-Party Beneficiaries.  This Agreement, including the Disclosure Schedules, and the exhibits and schedules hereto, together with the other instruments referred to herein, including the Confidentiality Agreements, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.

Section 8.8 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the Parties hereto hereby agrees that: (i) all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or United States Federal court within the State of Delaware); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The parties hereby further agree that New York state or United States Federal courts sitting in the City of New York in the State of New York shall have exclusive jurisdiction over any Action brought against any debt financing source of Buyer in connection with the transactions contemplated by this Agreement.

(c) Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 8.8 in any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Article VIII. However, the foregoing shall not limit the right of a Party to effect service of process on any other Party by any other legally available method.

Section 8.9 Specific Enforcement.  Except as otherwise provided below, the Parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, except as otherwise provided below, if for any reason any Party shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then another Party seeking to enforce this Agreement against such nonperforming Party under this Agreement shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity. It is agreed that Sellers shall be entitled to enforce specifically Buyer’s obligation to send a drawdown notice under any definitive agreement with respect to the Financing if the conditions set forth in Article VI have been satisfied (other than conditions which by their nature cannot be satisfied until Closing).

Section 8.10 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 8.11 Notices.  All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled or email (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

If to Buyer, to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:  Eric L. Schiele
Facsimile:  Craig F. Arcella
Email:     (212) 474-3700
           eschiele@cravath.com
           carcella@cravath.com

with a copy (which shall not constitute notice) to:

BioFuel Energy Corp.
1600 Broadway, Suite 1740
Denver, CO 80202
New York, NY 10019
Attention:  Mark Zoeller
Facsimile:  (303) 592-8117
Email:     mzoeller@bfenergy.com

If to the Companies or Sellers, to:

JBGL Capital, LP
3131 Harvard Avenue, Suite 103
Dallas, TX 75205
New York, NY 10019
Attention:  James R. Brickman
Email:     jim@jbgl-capital-lp.com

and

with a copy (which shall not constitute notice) to:

Greenlight Capital, Inc.
2 Grand Central Tower
140 East 45 Street, Floor 24
New York, NY 10017
Attention:  Andy Weinfeld
           Harry Brandler
Facsimile:  (212) 973-9219
Email:     aweinfeld@GreenlightCapital.com
           hbrandler@GreenlightCapital.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer and Feld LLP
One Bryant Park
New York, NY 10036
Attention:  Kerry Berchem
Facsimile:  (212) 872-1002
Email:      kberchem@akingump.com

or such other address or facsimile number as such Party may hereafter specify by like notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.12 Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible. Notwithstanding the foregoing, the Parties intend the remedies and limitations thereon contained in Section 7.3 to be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder or under the Debt Commitment Letter.

Section 8.13 Non-Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no other party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Parties hereunder, in no event shall any Party or any Affiliates of a Party, and the Parties agree not to and to cause their respective Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any other party.

Section 8.14 Definitions.  As used in this Agreement, the following terms have the meanings ascribed to them below:

“2014 Buyer Balance Sheet” has the meaning set forth in Section 4.5(a).

“2014 Company Balance Sheets” has the meaning set forth in Section 2.5(a).

“2014 Company Income Statements and Statements of Cash Flow” has the meaning set forth in Section 5.19.

“382 Rights Plan” has the meaning set forth in Section 4.14.

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality terms that are not less favorable in the aggregate to Buyer than those contained in the Confidentiality Agreement, with any changes thereto as reasonably necessary to give effect to the identity of the Party.

“Acquisition” has the meaning set forth in the Recitals.

“Action” means any action, claim, suit, audit, assessment, inquiry, arbitration, investigation or proceeding, in each case by or before any Governmental Authority or arbitrator.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.3(c).

“Amended Charter” means the Amended and Restated Charter of Buyer as amended and restated to, among other things, change the name of Buyer, to increase the authorized Equity Securities of Buyer in amounts mutually agreed upon by the Parties (but in any event sufficient to issue the shares of Common Stock contemplated by the Transaction Documents), to add customary ownership limitations regarding the preservation of Buyer’s net operating losses and for any other amendments as may be mutually agreed upon by Sellers and Buyer pursuant to Section 5.20.

“Available Financial Statements” has the meaning set forth in Section 2.5(a).

“Backstop Agreements” means, collectively, the Letter Agreements to be entered into with respect to the Regular Rights Offering in substantially the form of Exhibit C attached hereto, or such other form acceptable to Buyer and Sellers.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.3(a).

“Brickman Equity Consideration” has the meaning set forth in Section 1.2(c).

“Brickman Parties” means Brickman Member Joint Venture, James R. Brickman and his Affiliates.

“Business Combination Proposal” has the meaning set forth in Section 5.3(f).

“Business Day” means a day except a Saturday, a Sunday or other day on which the commercial banks in the City of New York are authorized or required by Law to be closed.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Adverse Recommendation Change” has the meaning set forth in Section 5.3(c).

“Buyer Audited Financial Statements” has the meaning set forth in Section 4.5(a).

“Buyer Board” means the board of directors of Buyer.

“Buyer Board Recommendation” has the meaning set forth in Section 5.2(g).

“Buyer Contracts” has the meaning set forth in Section 4.7(a).

“Buyer Disclosure Schedule” has the meaning set forth in Article IV.

“Buyer Entities” means, collectively, Buyer and its Subsidiaries.

“Buyer Financial Statements” has the meaning set forth in Section 4.5(a).

“Buyer Latest Balance Sheet Date” has the meaning set forth in Section 4.5(a).

“Buyer Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property which is used or intended to be used by a Buyer Entity.

“Buyer Material Adverse Effect” means any change, event, occurrence or effect that individually or in the aggregate with other events, effects, occurrences or changes (a) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition, assets, liabilities, properties or business of the Buyer Entities, taken as a whole; provided, however, that the following shall be excluded from the determination of Buyer Material Adverse Effect: (i) any condition, change, event, occurrence or effect in any of the industries or markets in which the Buyer Entities operate; (ii) after the date hereof, any enactment of, change in, or change in interpretation of, any Law or GAAP; (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Buyer Entities operate; (iv) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of terrorism, armed hostilities or war; (v) the announcement or pendency of the Transactions, including by reason of the identity of Sellers and the Companies and including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, employees or regulators; (vi) any action taken as required by the terms of this Agreement; or (vii) any change in the market price or trading volume of the Common Stock (provided, however, that the facts or occurrences giving rise to or contributing to such change may nonetheless be taken into consideration (unless otherwise excluded pursuant to this definition) in determining whether a Buyer Material Adverse Effect has occurred); or (b) prevents or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Buyer Entities of the Transactions to which they are a party.

“Buyer Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Buyer Entity.

“Buyer SEC Documents” means all of Buyer’s reports, statements, schedules and registration statements filed with the SEC, other than the Registration Statement and the Proxy Statement.

“Buyer Stockholder Approval” means, collectively, (i) the affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock (if any) issued, present and voting at the Buyer Stockholders Meeting to approve the Transactions (assuming a quorum is present at the Buyer Stockholders Meeting) and the various elements thereof as required under the DGCL and applicable NASDAQ rules, (ii) the affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock (if any) outstanding to approve the Amended Charter and (iii) the affirmative vote of holders of a majority of the shares of Common Stock and Class B Common Stock (if any) outstanding (other than those shares of Common Stock or Class B Common Stock (if any) owned by Greenlight and its Affiliates) to approve the Transactions.

“Buyer Stockholders Meeting” has the meaning set forth in Section 5.2(f).

“Buyer Unaudited Financial Statements” has the meaning set forth in Section 4.5(a).

“Cash Consideration” has the meaning set forth in Section 1.2(c)(i).

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of Buyer.

“Clayton Act” means the Clayton Act of 1914.

“Closing” has the meaning set forth in the Recitals.

“Closing Date” has the meaning set forth in Section 1.3(a).

“Closing Date Common Stock Value” has the meaning set forth in Section 1.2(c)(ii).

“COBRA” has the meaning set forth in Section 2.11(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Issuance” has the meaning set forth in the Recitals.

“Companies” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Audited Financial Statements” has the meaning set forth in Section 2.5(a).

“Company Contracts” has the meaning set forth in Section 2.15(a).

“Company Disclosure Schedule” has the meaning set forth in Article II.

“Company Entities” means, collectively, the Companies and the Company Subsidiaries.

“Company Financial Statements” has the meaning set forth in Section 5.19.

“Company Latest Balance Sheet Date” has the meaning set forth in Section 2.5(a).

“Company Leased Real Property” means all leasehold or subleasehold estates, licenses and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property under which any Company Entity is the tenant, subtenant or occupant.

“Company Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Company Entity.

“Company Subsidiaries” has the meaning set forth in the Recitals.

“Company Subsidiary” has the meaning set forth in the Recitals.

“Company Unaudited Financial Statements” has the meaning set forth in Section 5.19.

“Confidentiality Agreement” has the meaning set forth in Section 5.6.

“Contract” means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, subcontract, license, contract, commitment or other agreement, in each case whether written or oral, including any and all amendments or modifications thereto.

“Debt Commitment Letter” has the meaning set forth in Section 5.8.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Schedules” means, collectively, the Company Disclosure Schedule and the Buyer Disclosure Schedule.

“Employment Agreement” has the meaning set forth in Section 1.3(d).

“Encumbrances” means any lien, encumbrance, security interest, pledge, mortgage, deed of trust, charge, adverse claim, hypothecation, conditional sale, lease, license, servitude, easement (including conservation easements and/or public trust easements), covenant, right of way, road use Contract, condition, restriction (including any restriction on transfer of title), reservation, license or other matter of any kind affecting title to real or personal property.

“End Date” has the meaning set forth in Section 7.1(b)(i).

“Environmental Laws” means all Laws relating to pollution, protection of the environment or natural resources, including all those relating to the generation, handling, transportation, treatment, storage, distribution, labeling, Release, threatened Release, control, or cleanup of any Hazardous Materials, as the foregoing are enacted and in effect on or prior to the Closing Date.

“Environmental Permits” has the meaning set forth in Section 2.13.

“Equity Consideration” has the meaning set forth in Section 1.2(c).

“Equity Consideration Value” has the meaning set forth in Section 1.2(c).

“Equity Securities” means any capital stock, partnership or limited liability company interest or other equity or voting interest or any security or evidence of indebtedness convertible into or exchangeable for any capital stock, partnership or limited liability company interest or other equity interest, or any right, warrant or option to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Evaluation Date” has the meaning set forth in Section 4.17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Trade Commission Act” means the Federal Trade Commission Act of 1914.

“Filing Date” has the meaning set forth in Section 1.1.

“Financing” has the meaning set forth in the Recitals.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, state, provincial, municipal or local, domestic, foreign or multinational government, court, regulatory or administrative agency, commission, department, bureau, tribunal authority or other governmental instrumentality.

“Greenlight” means, collectively, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Capital (Gold) L.P., Greenlight Capital Offshore Master (Gold) Ltd., Greenlight Capital Offshore Partners, Greenlight Reinsurance, Ltd., Greenlight Onshore Investments, LLC and Greenlight Offshore Investments, LLC.

“Greenlight Equity Consideration” has the meaning set forth in Section 1.2(c)(iii).

“Hazardous Materials” means any material, substances or waste that is listed, classified, regulated or otherwise defined, including as a “waste”, “pollutant” or “contaminant” or as “hazardous”, “toxic” or “radioactive”, under any Environmental Law because of its hazardous or dangerous properties or characteristics, including asbestos and any other such material, substance or waste contained in or emanating from building materials.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means (i) any indebtedness or obligations for borrowed money (including the issuance of any debt security) whether or not contingent, (ii) any capital lease obligations, (iii) any obligations to pay the deferred purchase price of property, goods or services (except trade accounts payable and other current liabilities arising in the ordinary course of business), (iv) liabilities arising out of interest rate and currency swap arrangements and other similar arrangements designed to provide protection against fluctuations in interest or currency rates, (v) reimbursement obligations with respect to outstanding draws upon letters of credit, and (vi) any guarantee of any such indebtedness or debt securities of any other Person, including in each case any accrued interest, prepayment penalties, make whole payments and premiums, breakage costs, fees and other amounts due on payment.

“Intellectual Property” means, in the United States of America, all intellectual property and proprietary rights including all (a) patents and patent applications, (b) registered and unregistered trademarks, trade names, service marks, logos, corporate names, internet domain names, social media identifiers and all other source and business indicators and any applications for registration of any of the foregoing, together with all goodwill associated with each of the foregoing (“Trademarks”), (c) registered and unregistered copyrights and works of authorship, including copyrights in computer software, mask works and databases and (d) trade secrets, processes, methods and other proprietary know-how.

“Intervening Event Notice Period” has the meaning set forth in Section 5.3(d)(v).

“IRS” means the U.S. Internal Revenue Service.

“JBGL Capital” means JBGL Capital, LP.

“JBGL Finance” has means JBGL Builder Finance, LLC.

“Knowledge” means, (a) in the case of the Company Entities, the actual knowledge, as of the date of this Agreement and as of the Closing Date, of the individuals listed on Section 8.14 of the Company Disclosure Schedule after reasonable inquiry, and “Company’s Knowledge” shall have the same meaning as set forth in this clause (a) and (b) in the case of Buyer, the actual knowledge, as of the date of this Agreement and as of the Closing Date, of the individuals listed on Section 8.14 of the Buyer Disclosure Schedule after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, rule, regulation, ruling, ordinance or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which any Company Entity holds any Leased Real Property or pursuant to which the Real Estate Business uses Leased Real Property.

“Liability” means any and all Indebtedness, claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

“LLC” means BioFuel Energy, LLC, a Delaware limited liability company.

“LLC Unit Conversion” has the meaning set forth in Section 1.2(d).

“LLC Units” has the meaning set forth in Section 1.2(d).

“Losses” means all losses, liabilities, Taxes, damages, costs, penalties, expenses, judgments, deficiencies, claims, interests, awards, fines, debts or obligations (including reasonable attorneys’ fees and other reasonable expenses).

“Material Adverse Effect” means any change, event, occurrence or effect that individually or in the aggregate with other events, effects, occurrences or changes (a) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition, assets, liabilities, properties or business of the Companies, taken as a whole; provided, however, that the following shall be excluded from the determination of Material Adverse Effect: (i) any condition, change, event, occurrence or effect in any of the industries or markets in which the Companies operate; (ii) after the date hereof, any enactment of, change in, or change in interpretation of, any Law or GAAP; (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Companies operate; (iv) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of terrorism, armed hostilities or war (provided, however, that any change, event, occurrence or effect resulting from, relating to or arising out of foregoing clauses (i) through (iv), may nonetheless be taken into consideration in determining whether a Material Adverse Effect has occurred or may occur to the extent that such change, event, occurrence or effect has a materially disproportionate impact on the Companies relative to other businesses in the industries in which the Companies participate); (v) the announcement or pendency of the Transactions, including by reason of the identity of Buyer and including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, employees or regulators; (vi) any action taken as required by the terms of this Agreement; or (b) prevents or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Companies of the Transactions to which they are a party.

“NASDAQ” means the Nasdaq Stock Market.

“Net Cash” means, with respect to the Buyer Entities, cash (excluding all cash from the proceeds of the Rights Offering and the Financing and all cash that is subject to a reserve or is subject to an Encumbrance) minus all current liabilities including, for the avoidance of doubt, all of Buyer’s costs and expenses related to the Transactions including all fees and costs payable (including amounts payable upon Closing) to Buyer’s or the Special Committee’s financial advisors, accountants and legal counsel.

“NOLs” has the meaning set forth in Section 4.13.

“Notice of Intervening Event” has the meaning set forth in Section 5.3(d)(v).

“Notice of Superior Proposal” has the meaning set forth in Section 5.3(d)(iv).

“Organizational Documents” means, with respect to any Person, its certificate or articles of incorporation, its by-laws, its memorandum and articles of association, its limited liability company agreement or operating agreement, its certificate of formation, its partnership or limited partnership agreement, its trust indenture or agreement or other documentation governing the organization or formation of such Person, but not any shareholder, registration rights, subscription or other Contract to which such Person may become a party after its formation or organization.

“Party” means each of the Companies, Buyer and Sellers.

“Permits” means all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities.

“Permitted Encumbrances” means: (a) statutory Encumbrances arising by operation of Law with respect to obligations which are incurred in the ordinary course of business and are not yet due and payable; (b) requirements and restrictions of zoning, licensing, permitting, building and other Laws; (c) Encumbrances for Taxes not yet subject to the payment of interest or penalties for non-payment or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the most recent Company Financial Statements; (d) non-exclusive licenses to use Intellectual Property granted in the ordinary course of business; (e) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ or other like Encumbrances with respect to amounts not yet due and payable; (f) both (i) all encroachments, overlaps, overhangs, variations in area or measurement and other matters that would be disclosed by a current, accurate survey or physical inspection of the Real Property to which they relate and (ii) servitudes, easements (including conservation easements and/or public trust easements), covenants, rights of way, road use Contracts, conditions, restrictions (including restrictions on transfer of title), reservations and other matters, whether or not of record, provided that none of the items listed in clause (i) or clause (ii), above, would, individually or in the aggregate, reasonably be expected to materially and adversely affect the use of the asset or property to which they relate in the business of the Company Entities as currently conducted; (g) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, Contracts with Government Authorities, performance and return of money bonds and similar obligations; (h) outstanding Encumbrances reflected on Section 2.15 of the Company Disclosure Schedule; or (i) other Encumbrances (other than Liens securing indebtedness for borrowed money) which would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the use of the asset or property to which they relate in the business of the Company Entities as currently conducted.

“Permitted Transfer Restrictions” means restrictions on transfer of Equity Securities or other securities under (i) the Securities Act of 1933, and any other Law that may apply to a transfer of securities contemplated by this Agreement, (ii) the Transaction Documents and (iii) the Organizational Documents of the Parties as in effect on the date hereof.

“Person” means an individual, firm, corporation, limited liability company, partnership, association, trust, unincorporated organization, joint venture, or other entity or group of any kind (including as defined in the Exchange Act), including a Governmental Authority.

“Plan” means, (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that an entity sponsors, participates in, is a party or contributes to, or with respect to which such entity could reasonably be expected to have any material liability and (b) each material employee benefit plan, program or arrangement, whether written or unwritten, including any stock option, stock purchase, stock appreciation right or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, supplemental executive retirement plan, profit sharing plan, unemployment or severance compensation plan, or employment or consulting agreement, for any current or former employee or director of, or other service provider to, such entity or any of its subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA), that such entity or any of its subsidiaries presently sponsors, participates in, is a party or contributes to, or with respect to which such entity or any of its subsidiaries could reasonably be expected to have any material liability.

“Proxy Statement” has the meaning set forth in Section 5.2(a).

“Purchase Price” has the meaning set forth in Section 1.2(b).

“Purchased Interests” has the meaning set forth in the Recitals.

“Real Estate Business” has the meaning set forth in the Recitals.

“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.

“Real Property Leases” means each lease, sublease, license and other agreement granting the right to use or occupy Company Leased Real Property under which any Company Entity is the tenant, subtenant or occupant.

“Registration Rights Agreements” has the meaning set forth in Section 1.3(d).

“Registration Statement” has the meaning set forth in Section 1.1.

“Regular Rights Offering” has the meaning set forth in the Recitals.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or any installation into buildings or building materials.

“Representatives” means, with respect to any Person, the advisors, attorneys, accountants, consultants or other representatives (in each case acting in such capacity) retained by such Person (or on its behalf) or any of its controlled Affiliates, together with directors, officers and employees of such Person and its Subsidiaries.

“Restraints” has the meaning set forth in Section 6.1(c).

“Rights Offering” has the meaning set forth in the Recitals.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Material Adverse Effect” means any change, event, occurrence or effect that individually or in the aggregate with other events, effects, circumstances, matters, occurrences or developments prevents or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by Sellers of the Transactions to which they are a party.

“Sellers” has the meaning set forth in the Preamble.

“Sellers’ Expenses” has the meaning set forth in Section 7.3(c).

“Stock Option Plan” means, any plan, program or arrangement providing for the grant of equity-based awards to directors, officers, employees or other service providers of an entity.

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date. In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be deemed to be: (a) in the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period and (b) in the case of Taxes not described in (a) above (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Closing Date.

“Subsidiary” when used with respect to any Party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing at least 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party.

“Superior Proposal” has the meaning set forth in Section 5.3(g).

“Superior Proposal Notice Period” has the meaning set forth in Section 5.3(d)(iv).

“Tax Returns” has the meaning set forth in Section 2.10(b).

“Taxes” has the meaning set forth in Section 2.10(b).

“Termination Fee” has the meaning set forth in Section 7.3(b).

“Transaction Documents” means this Agreement, the Amended Charter, the Registration Rights Agreements, the Employment Agreement, the Voting Agreement, the Backstop Agreements and the Debt Commitment Letter.

“Transactions” refers collectively to the transactions contemplated by this Agreement and the Transaction Documents, including the Rights Offering, the Common Stock Issuance, the Financing, the Acquisition and the filing of the Amended Charter.

“Treasury Regulations” shall mean the U.S. federal income tax regulations promulgated under the Code by the U.S. Department of Treasury, in effect as of the date hereof.

“Voting Agreement” means the Voting Agreement between Buyer and Greenlight and certain of its Affiliates dated as of the date hereof.

“WARN Act” has the meaning set forth in Section 2.12.

“willful and material breach” has the meaning set forth in Section 7.2.

Section 8.15 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(f) Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, unless the context of this Agreement otherwise requires, such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder.

(g) References to a Person are also to its permitted assigns and successors (in accordance with the terms of this Agreement).

(h) The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(i) All references herein to “$” or dollars shall refer to United States dollars.

(j) All accounting terms used herein and not expressly defined shall have the meanings given to them under GAAP.

(k) The word “or” shall not be exclusive.

(l) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

JBGL CAPITAL, L.P.

By Greenlight APE, LLC, its General Partner

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL EXCHANGE (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL WILLOW CREST (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL HAWTHORNE (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL INWOOD (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL CHATEAU (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

Signature Page to Transaction Agreement

JBGL CASTLE PINES (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL LAKESIDE (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL MUSTANG (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL KITTYHAWK (OFFSHORE), LLC

By Greenlight APE, LLC, its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL BUILDER FINANCE (OFFSHORE), L.P.

By Greenlight APE, LLC, its General Partner

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

GREENLIGHT ONSHORE INVESTMENTS, LLC

By: Greenlight Capital, Inc., its Manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Authorized Signatories

JBGL EXCHANGE, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL WILLOW CREST, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

Signature Page to Transaction Agreement

JBGL HAWTHORNE, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL INWOOD, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL CHATEAU, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL CASTLE PINES, LP

By: JBGL Castle Pines Management, LLC, its General partner

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL CASTLE PINES MANAGEMENT, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL LAKESIDE, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL MUSTANG, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL KITTYHAWK, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

JBGL BUILDER FINANCE, LLC

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

Signature Page to Transaction Agreement

BRICKMAN MEMBER JOINT VENTURE

By:	/s/ James R. Brickman Name: James R. Brickman Title: Manager

BIOFUEL ENERGY CORP.

By:	/s/ Scott H. Pearce Name: Scott H. Pearce Title: President & CEO

Signature Page to Transaction Agreement

Schedule I

Companies

JBGL Exchange, LLC
JBGL Willow Crest, LLC
JBGL Hawthorne, LLC
JBGL Inwood, LLC
JBGL Chateau, LLC
JBGL Castle Pines, LP
JBGL Castle Pines Management, LLC
JBGL Lakeside, LLC
JBGL Mustang, LLC
JBGL Kittyhawk, LLC
JBGL Builder Finance, LLC

A-Schedule I-1

Schedule II

Seller	Purchased Interests
JBGL Capital, LP	50% of JBGL Exchange, LLC
50% of JBGL Hawthorne, LLC
50% of JBGL Inwood, LLC
43.6194% of JBGL Castle Pines, LP
44.06% of JBGL Castle Pines Management, LLC
50% of JBGL Mustang, LLC
50% of JBGL Kittyhawk, LLC
50% of JBGL Lakeside, LLC
50% of JBGL Willow Crest, LLC
50% of JBGL Chateau, LLC
JBGL Exchange (Offshore), LLC	50% of JBGL Exchange, LLC
JBGL Willow Crest (Offshore), LLC	50% of JBGL Willow Crest, LLC
JBGL Hawthorne (Offshore), LLC	50% of JBGL Hawthorne, LLC
JBGL Inwood (Offshore), LLC	50% of JBGL Inwood, LLC
JBGL Chateau (Offshore), LLC	50% of JBGL Chateau, LLC
JBGL Castle Pines (Offshore), LLC	55.3806% of JBGL Castle Pines, LP
55.94% of JBGL Castle Pines Management, LLC
JBGL Mustang (Offshore), LLC	50% of JBGL Mustang, LLC
JBGL Kittyhawk (Offshore), LLC	50% of JBGL Kittyhawk, LLC
JBGL Lakeside (Offshore), LLC	50% of JBGL Lakeside, LLC
JBGL Builder Finance (Offshore), LLC	54.386% of JBGL Builder Finance, LLC
Greenlight Onshore Investments, LLC	35.614% of JBGL Builder Finance, LLC
Brickman Member Joint Venture	10% of JBGL Builder Finance, LLC

A-Schedule II-1

Schedule III

David Einhorn
James R. Brickman
Other persons to be determined by Sellers prior to the Closing

A-Schedule III-1

Exhibit A

BioFuel Energy Corp.
Registration Rights Agreement Term Sheet for the Sellers under the Transaction Agreement

Parties:	BioFuel Energy Corp. (“BIOF”) and the Sellers (as defined in that certain Transaction Agreement to which this term sheet is attached as Exhibit A (the “Transaction Agreement”)) shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with the transactions contemplated by the Transaction Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Transaction Agreement.
Registrable Common Stock:	“Registrable Common Stock” shall mean any share of BIOF common stock, par value $0.01 per share (the “Common Stock”) beneficially owned by a Seller, its Affiliates from time to time, or their permitted transferees (as contemplated below under “Permitted Transferees”) (collectively, the “Holders”); provided that any share of Common Stock that is considered to be Registrable Common Stock shall cease to be Registrable Common Stock (a) upon the sale thereof pursuant to an effective registration statement, (b) upon the sale thereof pursuant to Rule 144 (or successor rule under the Securities Act), (c) when such security ceases to be outstanding or (d) when all such securities held by a Holder become eligible for immediate sale under Rule 144 (or successor rule under the Securities Act) without any time or volume limitations under such rule.
Demand Rights:	Availability: The Holders, acting either individually or together, may issue to BIOF a written request (a “Demand Notice”) that BIOF effect the registration of all or any portion of such Holder’s Registrable Common Stock (a “Demand Registration”). During every twelve month period, the Holders shall be entitled to two Demand Registrations in the aggregate. Any Demand Notice must relate to Registrable Common Stock equal to or greater than $5,000,000 in the aggregate (the “Minimum Amount”). The right to make demands shall be suspended at any time when a shelf registration statement is available for use by the Holders.
Withdrawal: The demanding party may withdraw the Demand Notice at any time prior to the effective date of the registration statement filed in response to such Demand Notice.
Postponement: Upon notice to the demanding party, BIOF may postpone effecting a Demand Registration on one occasion during any period of six consecutive months if BIOF has determined in good faith that it is in the best interests of BIOF to postpone effecting such Demand Registration, provided that such postponement shall be for the shortest possible period of time determined in good faith by BIOF, and shall not exceed 60 days.
Registration Statement: BIOF must file a registration statement within 60 days of the Demand Notice (except as noted above), and must maintain the effectiveness of such statement until all shares of Registrable Common Stock to which the Demand Notice relates are disposed, to a maximum of 180 days (extended for any period during which a stop order, injunction, etc. was in effect). The registration statement shall be on such appropriate registration form of the SEC as shall be selected by BIOF.

A-Exhibit A-1

Piggyback Rights:	Availability: The Holders shall have unlimited piggyback rights, provided that they shall have no piggyback rights for a rights offering or for Form S-8 or S-4 registrations (and successor forms).
Notice: BIOF shall give notice of an intended registered offering to the Holders as soon as reasonably practicable, but no less than 15 days prior to the anticipated filing date.
Cutbacks: Cutbacks will be permitted in an underwritten offering if the underwriter determines in good faith that selling the number of shares requested to be included in the offering would materially and adversely affect BIOF’s ability to sell the shares at the desired offering price. If the offering is for BIOF’s account, then priority will be given to the shares being sold by BIOF, then to the Holders (pro rata based on the number of shares that each elects to include in the registration), then to other BIOF stockholders. If the offering is initiated for the account of BIOF stockholders other than the Holders, priority shall be to those stockholders, then to the Holders (pro rata based on the number of shares that each elects to include in the registration), then to the shares being sold by BIOF. If the offering is initiated by one or more of the Holders pursuant to a Demand Notice, then priority shall be to the demanding party or parties, then to any non-demanding party or parties (i.e., the non-demanding Holders), then to shares being sold by BIOF, and then to other BIOF stockholders; provided that in the case of a demand by any Holder(s) with respect to which one or more other Holders has exercised piggyback rights, if the underwriter has determined there should be a cutback, any Holder exercising piggyback rights may convert its piggyback election to a demand, such that the converting Holder(s) and the demanding Holder(s) will be treated pro rata in such cutback (based on the number of shares that each elects to include in the registration).
Underwriting Terms: BIOF shall require the underwriter to include Registrable Common Stock in the offering on the same terms and conditions as the BIOF shares.
Withdrawal: The Holders may withdraw from a piggyback registration at any time.
Shelf Rights:	Availability: Shelf registration rights shall be available to the Holders for their Registrable Common Stock after such time as BIOF becomes S-3 eligible. Takedown demands (a “Shelf Notice”) shall count as demand registrations. The Holders must demand shelf registration for a number of shares of Registrable Common Stock equal to or greater than the Minimum Amount.
Suspension: BIOF may suspend the shelf registration statement for a maximum of 60 days in succession or 120 days in the aggregate in any 12-month period if BIOF determines in good faith that it is in the best interests of BIOF to suspend the use of such registration statement because of bona fide business reasons (not including the avoidance of BIOF’s obligations under the Registration Rights Agreement), including, without limitation, to avoid disclosure of a financing, acquisition, corporate reorganization or other similar transaction or event, the disclosure of which at such time would be materially detrimental to BIOF.

A-Exhibit A-2

Effectiveness: BIOF must file a shelf registration statement within 60 days of receipt of a Shelf Notice, and must use reasonable best efforts to have such statement declared effective within 90 days of filing. The registration statement shall be kept continuously effective until all Registrable Common Stock is sold, so long as Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis.
Selection of Underwriters:	If the offering is to be underwritten, with respect to (i) any shelf or other Demand Registration, the Holders will select the underwriters subject to reasonable consent of BIOF and (ii) any registration initiated by BIOF for its own account, BIOF shall select a nationally recognized underwriter (or underwriters) in its sole discretion.
Expenses:	All expenses of the registered offerings pursuant to exercise by the Holders of their registration rights shall be paid by BIOF (other than underwriting discounts and commissions with respect to underwritten offerings). In connection with each Demand Registration and piggyback registration, BIOF shall reimburse the Holders for the reasonable fees and disbursements of one counsel on behalf of all Holders.
Termination of Registration Rights:	BIOF’s obligations to register Common Stock with respect to a particular Holder shall terminate when such Holder is able to sell all of its Registrable Common Stock without limitation under Rule 144 of the Securities Exchange Act of 1933.
Indemnification:	Customary indemnification provisions to be set forth in the Registration Rights Agreement.
Amendment:	The Registration Rights Agreement may be amended (including, for the avoidance of doubt, the termination provision) only by a written instrument signed by BIOF and the holders of more than 50% of the Registrable Common Stock held by the Holders.
Permitted Transferees:	The rights of a Holder under the Registration Rights Agreement may be transferred or assigned in connection with a transfer of Registrable Common Stock to (i) any Affiliate of a Holder, (ii) any subsidiary, parent, partner, retired partner, limited partner, shareholder or member of a Holder, (iii) any family member or trust for the benefit of any Holder or (iv) any transferee who, after such transfer, holds at least 1,000 shares of Registrable Common Stock (as adjusted for any stock dividends, stock splits, combinations and reorganizations and similar events). Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of the Registration Rights Agreement; and (c) BIOF is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and indentifying the Registrable Common Stock with respect to which such rights are being transferred or assigned.
Governing Law:	New York.

A-Exhibit A-3

BioFuel Energy Corp.
Registration Rights Agreement Term Sheet for a Backstop Party

Parties:	BioFuel Energy Corp. (“BIOF”) and the Backstop Party (as defined in that certain Rights Offering Backstop Agreement to which this term sheet is attached as Exhibit C (the “Backstop Agreement”)) shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with the transactions contemplated by the Backstop Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Backstop Agreement.
Registrable Common Stock:	“Registrable Common Stock” shall mean any share of BIOF common stock, par value $0.01 per share (the “Common Stock”) beneficially owned by the Backstop Party or its Affiliates from time to time (collectively, the “Holders”); provided that any share of Common Stock that is considered to be Registrable Common Stock shall cease to be Registrable Common Stock (a) upon the sale thereof pursuant to an effective registration statement, (b) upon the sale thereof pursuant to Rule 144 (or successor rule under the Securities Act), (c) when such security ceases to be outstanding or (d) when all such securities held by a Holder become eligible for immediate sale under Rule 144 (or successor rule under the Securities Act) without any time or volume limitations under such rule.
Piggyback Rights:	Availability: The Holders shall have unlimited piggyback rights, provided that they shall have no piggyback rights for a rights offering or for Form S-8 or S-4 registrations (and successor forms).
Notice: BIOF shall give notice of an intended registered offering to the Holders as soon as reasonably practicable, but no less than 15 days prior to the anticipated filing date.
Cutbacks: Cutbacks will be permitted in an underwritten offering if the underwriter determines in good faith that selling the number of shares requested to be included in the offering would materially and adversely affect BIOF’s ability to sell the shares at the desired offering price. If the offering is for BIOF’s account, then priority will be given to the shares being sold by BIOF, then to the Holders and other similarly-situated backstop parties (pro rata based on the number of shares that each elects to include in the registration), then to other BIOF stockholders. If the offering is initiated for the account of BIOF stockholders other than Holders or other similarly-situated backstop parties, priority shall be to those stockholders, then to the Holders and other similarly-situated backstop parties (pro rata based on the number of shares that each elects to include in the registration), then to the shares being sold by BIOF.
Underwriting Terms: BIOF shall require the underwriter to include Registrable Common Stock in the offering on the same terms and conditions as the BIOF shares.
Withdrawal: The Holders may withdraw from a piggyback registration at any time.

A-Exhibit A-4

Expenses:	All expenses of the registered offerings pursuant to exercise by the Holders of their registration rights shall be paid by BIOF (other than underwriting discounts and commissions with respect to underwritten offerings). In connection with each piggyback registration, BIOF shall reimburse the Holders for the reasonable fees and disbursements of one counsel on behalf of all Holders and all similarly-situated backstop parties.
Termination of Registration Rights:	BIOF’s obligations to register Common Stock with respect to a particular Holder shall terminate when such Holder is able to sell all of its Registrable Common Stock without limitation under Rule 144 of the Securities Exchange Act of 1933.
Indemnification:	Customary indemnification provisions to be set forth in the Registration Rights Agreement.
Governing Law:	New York.

A-Exhibit A-5

Exhibit B

Chief Executive Officer Term Sheet

Set forth below are the key terms of the proposed arrangement concerning the service of Executive (as defined below) with BioFuel Energy Corp. (the “Company”) to be reflected in definitive agreements, the effectiveness of which shall be contingent upon the consummation of the Transactions (as such term is defined in the Transaction Agreement to which this term sheet is attached as an Exhibit) (“Definitive Agreement”). This term sheet constitutes the entire agreement between the parties hereto and is hereafter referred to as the “Agreement.”

Name:	James R. Brickman (“Executive”).
Position/Duties:	Executive will serve as Chief Executive Officer of the Company. Executive will report directly to the board of directors of the Company (the “Board”). Executive will be appointed a Board member.
Initial Term:	Executive’s initial term of employment shall be 5 years commencing upon the effectiveness of the Definitive Agreement between the parties.
Annual Base Salary:	While employed under the Definitive Agreement, Executive’s annual base salary shall be $1,400,000 (“Base Salary”) and shall be paid in cash in accordance with the customary payroll practices of the Company. Executive’s Base Salary shall be subject to review every three years and possible increase (but not decrease) as determined by the Board.
Annual Bonus:	While employed under the Definitive Agreement, Executive shall be eligible to receive an annual bonus (the “Bonus”) with a target equal to 100% of Base Salary (the “Target Bonus”) contingent upon the achievement of qualitative performance goals and quantitative goals (based on EBIDTA targets) approved by the Board. The Bonus will be paid in accordance with the terms of the bonus plan as in effect from time to time. The bonus may be paid partially in cash and partially in equity at the discretion of the Board.
Benefits:	While employed under the Definitive Agreement, Executive will be eligible to participate in the Company’s employee benefit plans generally applicable to senior executives of the Company as in effect from time to time and in accordance with the terms and conditions set forth in such plans. The Company will provide Executive with indemnification to the fullest extent permitted by applicable law and directors and officers’ insurance coverage.
Severance:	Subject to Executive’s execution of a release in a form reasonably determined by the Company, in the event that Executive’s employment is terminated by the Company without Cause or Executive resigns for Good Reason, the Company shall provide Executive with severance in an amount equal to two times the sum of (x) Executive’s Base Salary plus (y) the full amount of the Target Bonus for one year.
Payment of the severance shall be in a lump sum on the sixtieth day [1] after Executive’s termination. Executive shall not be entitled to severance upon the expiration of the term of Executive’s employment.
The definitions of “Cause” and “Good Reason” shall be set forth in the Definitive Agreement between the parties.

[1]	Sixtieth day is for tax reasons related to the need for a release.

A-Exhibit B-1

Clawback:	The Company may claw back from Executive any bonus and equity-based compensation received in the prior year if the Company is required to restate financial results due to material non-compliance with any financial reporting requirements.
Prior Agreements:	Concurrent with the effectiveness of the Definitive Agreement, the Sub-Advisory Agreement between Greenlight Capital, Inc. and Executive dated March 10, 2008, as amended, and the Investment Advisory Agreement between JBGL Builder Finance, LLC and Executive, dated June 14, 2010, as amended, and any other remuneration and management agreements, will be terminated contemporaneously and all remaining amounts due under such agreements will be settled by the parties.
Equity Awards:	As soon as practicable, a long term incentive plan will be created to provide for equity-based awards and options to acquire shares of Company Common Stock (the “Options”) to senior management of the Company, including Executive. The plan will reserve 7% of the total shares of Common Stock of the Company (after the contemplated transactions) for awards. The Board will decide, with input from Executive, how many equity-based awards to grant to senior management and what the parameters for granting equity incentives will be. Options will only be granted with an exercise price at least equal to the fair market value of the Common Stock on the date of grant (the “Exercise Price”). Equity-based awards will have a vesting schedule set by the Board. Company will provide Executive a one-time grant of 500,000 Options, exercisable within 10 years of the grant date (subject to earlier termination in customary circumstances), at an Exercise Price of the fair market value of the Company Common Stock immediately post consummation of the Transactions, with a vesting schedule of 20% annually over 5 years.
Restrictive Covenants:	Executive shall be subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant applying to employees, consultants, vendors, customers and similar business relationships of the Company, (iii) perpetual confidentiality covenant and (iv) perpetual non-disparagement covenant.
Withholding:	Payments due to Executive hereunder shall be subject to withholding in accordance with applicable tax laws or regulations.
Confidentiality:	Unless required by law, the terms and conditions in this Agreement (and any successor employment agreement) shall remain confidential except as required to be disclosed under laws and regulations applicable to the Company. The parties acknowledge that this term sheet will be publicly filed and disclosed in various Company filings with the Securities and Exchange Committee related to the Transactions.
Definitive Agreements:	The parties agree to negotiate in good faith and to enter into the Definitive Agreement on terms consistent with this Agreement and in forms reasonably acceptable to the parties, which shall supersede any other employment, severance, change of control or related agreements between the Company and Executive.

A-Exhibit B-2

Exhibit C

[•], 2014

BioFuel Energy Corp.
1600 Broadway, Suite 1740
Denver, CO 80202

Re:  Rights Offering
Ladies and Gentlemen,

This Rights Offering Backstop Agreement (this “Letter Agreement”) is entered into by BioFuel Energy Corp. (“BFE Corp.”) and the entity listed on Exhibit A (the “Backstop Party”) in connection with that certain Transaction Agreement, dated as of June 10, 2014, by and among JBGL Capital, LP, JBGL Exchange (Offshore), LLC, JBGL Willow Crest (Offshore), LLC, JBGL Hawthorne (Offshore), LLC, JBGL Inwood (Offshore), LLC, JBGL Chateau (Offshore), LLC, JBGL Castle Pines (Offshore), LLC, JBGL Mustang (Offshore), LLC, JBGL Kittyhawk (Offshore), LLC, JBGL Lakeside (Offshore), LLC, JBGL Builder Finance (Offshore), LLC, Greenlight Onshore Investments, LLC, Brickman Member Joint Venture, JBGL Exchange, LLC, JBGL Willow Crest, LLC, JBGL Hawthorne, LLC, JBGL Inwood, LLC, JBGL Chateau, LLC, JBGL Castle Pines, LP, JBGL Castle Pines Management, LLC, JBGL Lakeside, LLC, JBGL Mustang, LLC, JBGL Kittyhawk, LLC, JBGL Builder Finance, LLC, and BFE Corp. (the “Transaction Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Transaction Agreement.

This Letter Agreement sets forth the parties’ respective obligations with respect to an SEC-registered offering, described herein (the “Rights Offering”), of rights to purchase shares of Common Stock, par value $0.01 per share, of BFE Corp. (“Common Stock”). Subject to the terms and conditions of this Letter Agreement, the parties hereto intend that the Rights Offering shall provide for anticipated gross proceeds of at least $70,000,000 (taking into account the proceeds of any contemporaneous private placement of securities to equityholders of BioFuel Energy, LLC (the “LLC”), if any) to assist with the financing of the acquisition contemplated by the Transaction Agreement (the “JBGL Acquisition”).

In consideration of the premises and respective covenants and agreements set forth in this Letter Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Registration Statement.

a) BFE Corp. hereby agrees to use its reasonable best efforts to commence and complete the Rights Offering as soon as reasonably practicable, subject to the terms and conditions set forth herein and in the Transaction Agreement. Specifically, BFE Corp. hereby agrees, subject to the terms and conditions set forth herein and in the Transaction Agreement, to use its reasonable best efforts to file a Registration Statement on Form S-1 for the Rights Offering with the SEC and cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable. The offering period for the Rights Offering shall be no less than 20 Business Days. No filing of, or amendment or supplement to, the Registration Statement will be made by BFE Corp. without providing the Backstop Party a reasonable opportunity to review and comment thereon, and BFE Corp. shall consider for inclusion in any such document comments reasonably proposed by the Backstop Party.

b) The Backstop Party shall cooperate with BFE Corp. in connection with the preparation and filing of the Registration Statement, including promptly furnishing to BFE Corp., following written request therefor, any and all information concerning the Backstop Party or its Affiliates as may be required to be set forth in the Registration Statement under applicable Law.

2. Terms of Rights Offering.  In connection with the Rights Offering, BFE Corp. shall distribute at no charge to each of the holders of Common Stock on the record date for the Rights Offering (collectively, the “Eligible Common Stockholders”) rights (the “Rights”) to purchase shares of Common Stock, at a per share purchase price equal to 80% of the average closing price per share of the Common Stock for the

A-Exhibit C-1

ten trading days immediately following the date of filing of the Registration Statement; provided, that in no event will the per share purchase price be greater than $5.00 per share of Common Stock or less than $1.50 per share of Common Stock (the “Rights Price”). All Eligible Common Stockholders shall be eligible to participate in the Rights Offering pro rata based on each Eligible Common Stockholder’s ownership of Common Stock at the time of the Rights Offering. In addition, each Eligible Common Stockholder that exercises all of its Rights may oversubscribe for up to its pro rata share of unsubscribed Rights; provided that no Eligible Common Stockholder may acquire ownership of more than 4.99% of the outstanding Common Stock (after giving effect to the consummation of the Rights Offering and the JBGL Acquisition, and including any shares of Common Stock owned outside of the Rights Offering by the applicable Common Stockholder) by virtue of such oversubscription. For purposes of this Letter Agreement, “pro rata” shall mean (x) the aggregate number of shares of Common Stock held by each Eligible Common Stockholder divided by (y) the aggregate number of shares of Common Stock outstanding.

Each Right shall entitle the holder thereof to acquire, at a per share purchase price equal to the Rights Price, a number of shares of Common Stock equal to (a) $70,000,000 divided by (b) the Rights Price divided by (c) the number of shares of Common Stock outstanding on the record date for the Rights Offering. The number of shares of Common Stock to be issued upon the exercise of all Rights distributed in the Rights Offering shall equal $70,000,000 divided by the Rights Price. In the event that there are equityholders of the LLC (other than BFE Corp.) as of the record date for the Rights Offering, simultaneously with the consummation of the Rights Offering, BFE Corp. shall sell to such equityholders, and such equityholders shall purchase from BFE Corp., a number of shares of Common Stock equal to the aggregate number of shares of Common Stock that such equityholders would have otherwise been entitled to purchase in the Rights Offering if they had converted their units of the LLC into shares of Common Stock prior to the record date of the Rights Offering, with the per share purchase price for such shares of Common Stock being equal to the Rights Price. In the event of the foregoing, the size of the Rights Offering and the number of shares of Common Stock to be issued upon exercise of the Rights shall be equitably adjusted to reflect such arrangement.

3. Use of Offering Proceeds.  The proceeds of the Rights Offering shall be used to finance the JBGL Acquisition in accordance with the terms of the Transaction Agreement and pay related fees and expenses. Any remaining proceeds may be used for general corporate purposes.

4. Basic Commitment.  If the Backstop Party owns shares of Common Stock on the date of this Letter Agreement, then, subject to the terms and conditions set forth herein, the Backstop Party hereby agrees (on behalf of itself and its Affiliates) to participate in the Rights Offering for its full pro rata share of Common Stock (the “Basic Commitment”).

5. Backstop Commitment.  Subject to the terms and conditions set forth herein, including Section 10 hereof, in order to provide assurance that the Rights Offering will be fully subscribed, the Backstop Party hereby commits to purchase the percentage set forth on Exhibit A hereto (the “Commitment Percentage”) of the shares of Common Stock not sold to other Eligible Common Stockholders in the Rights Offering (the “Backstop Commitment”).

6. Conditions.

a) The Backstop Party’s obligation to purchase securities pursuant to the Basic Commitment and/or the Backstop Commitment, as applicable, is subject to the following conditions: (i) BFE Corp. shall be in compliance with its obligations under this Letter Agreement and the Transaction Agreement in all material respects; (ii) the representations and warranties of BFE Corp. set forth in this Letter Agreement shall be true and correct as of the date of this Letter Agreement and the consummation of the Rights Offering; (iii) the receipt by the Backstop Party of a legal opinion from Cravath, Swaine & Moore LLP with regard to the matters set forth in Exhibit D; and (iv) the JBGL Acquisition shall be consummated substantially simultaneously with the issuance to the Backstop Party of Common Stock pursuant to the Basic Commitment and/or the Backstop Commitment, as applicable, in accordance, in all material respects, with the terms of the Transaction Agreement, without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to the Backstop Party without the prior consent of the Backstop Party.

A-Exhibit C-2

b) BFE Corp.’s obligations hereunder are subject to the Backstop Party’s representations and warranties hereunder being true and correct in all material respects.

7. Representations and Warranties of BFE Corp.  BFE Corp. represents and warrants to the Backstop Party, as of the date of this Letter Agreement and as of the closing of the Rights Offering, as follows:

a) Organization.  BFE Corp. is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

b) Power and Authority; Enforceability.  BFE Corp. has all necessary corporate power and authority to execute and deliver this Letter Agreement and each other agreement, document or writing executed or delivered in connection with the Letter Agreement and each amendment or supplement to any of the foregoing (including this Letter Agreement, the “Transaction Documents”) to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions to which it is a party (collectively, the “Transactions”). The execution and delivery of and performance by BFE Corp. under this Letter Agreement, and the consummation by BFE Corp. of the Transactions to which it is a party, have been duly authorized and approved by all necessary corporate action by BFE Corp. (including by the Board of Directors of BFE Corp.). The Transaction Documents to which it is a party have been duly executed and delivered by BFE Corp. and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitute legal, valid and binding obligations of BFE Corp., enforceable against BFE Corp. in accordance with their terms, subject to the Bankruptcy and Equity Exception.

c) No Violation; Necessary Approvals.  Other than as set forth on Schedule 7(c), the execution and delivery by BFE Corp. of this Letter Agreement and the other Transaction Documents to which BFE Corp. is a party, the performance by BFE Corp. of its obligations hereunder and thereunder and the consummation of the Transactions by BFE Corp. will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) Law or Governmental Authority, (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) Contract or Permit to which, in the case of (A), (B) or (C), BFE Corp. is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of BFE Corp. as in effect as of the date of this Letter Agreement; except, in the case of clauses (A), (B) and (C), where any failures, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect; (ii) result in the imposition of any material Encumbrance upon any assets owned by BFE Corp.; (iii) subject to the effectiveness of the Amended Charter, require any consent or amendment under any Contract or organizational document to which BFE Corp. is a party or by which it is bound or any of its assets are subject; (iv) require any Permit under any Law or Order other than (A) required filings with the SEC, (B) filings required under, and compliance with other applicable requirements of, the HSR Act and any other required approval of the consummation of the Transactions by any Governmental Authority pursuant to any other antitrust Laws and (C) notifications or other filings with state or federal regulatory agencies after the date of this Letter Agreement that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any securities of BFE Corp.

d) Capitalization.  Prior to the Amended Charter, BFE Corp.’s authorized equity interests consist of 18,750,000 shares, consisting of (a) 10,000,000 shares of Common Stock, (b) 3,750,000 shares of Class B Common Stock and (c) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock” and, together with the Common Stock and the Class B Common Stock, the “Capital Stock”). With respect to Common Stock, as of the date of this Letter Agreement,      shares are issued and outstanding and      shares are held in treasury. With respect to Class B Common Stock, as of the date of this Letter Agreement,      shares are issued and outstanding and [0] shares are held in treasury. With respect to Preferred Stock, as of the date of this Letter Agreement, 0 shares are issued and outstanding and [0] shares are held in treasury. All of the issued and outstanding shares of Capital Stock: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities Laws and (c) were not issued in breach of any commitments. Except as disclosed in BFE Corp.’s filings with the SEC, BFE Corp. has no outstanding options, warrants, exchangeable or convertible securities,

A-Exhibit C-3

subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under BFE Corp.’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any person may be entitled to purchase any security of BFE Corp., and has no obligation to issue any rights or instruments. Except as disclosed in BFE Corp.’s filings with the SEC, there are no Contracts with respect to the voting or transfer of any of the Capital Stock. BFE Corp. is not obligated to redeem or otherwise acquire any of its outstanding Capital Stock.

8. Representations and Warranties of the Backstop Party.

a) Power and Authority.  The Backstop Party represents and warrants to BFE Corp. that (i) it has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party, and to perform and consummate the Transactions; and (ii) it has taken all action necessary to authorize the execution and delivery by it of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation by it of the Transactions. Each Transaction Document to which the Backstop Party is a party has been duly authorized, executed and delivered by it, and is enforceable against it in accordance with its terms, except as such enforceability may be subject to the Bankruptcy and Equity Exception.

b) Registration Statement.  The Backstop Party shall ensure that the information provided by it for inclusion in the Registration Statement and each amendment or supplement thereto, at the time of dissemination thereof, the time of any amendment or supplement thereto and the time it becomes effective, (i) will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act.

c) No Violation; Necessary Approvals.  The execution and the delivery by the Backstop Party of this Letter Agreement, the performance by the Backstop Party of its obligations hereunder and consummation by the Backstop Party of the Transactions will not, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) Law or Governmental Authority, (B) Order, (C) Contract or Permit to which, in the case of (A), (B) or (C), the Backstop Party is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of the Backstop Party as in effect as of the date of this Letter Agreement; except, in the case of clauses (A), (B) and (C), where any failures, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Backstop Party to fulfill its obligations under this Letter Agreement.

d) No Registration.  The Backstop Party understands that the Common Stock will not be registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Backstop Party’s representations herein or otherwise made pursuant hereto. The Backstop Party understands that BFE Corp. is relying upon the truth of its representations in connection with the Transactions.

e) Investment Intent.  The Backstop Party is acquiring the Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and the Backstop Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

f) Sophistication.  The Backstop Party has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Common Stock being acquired hereunder. The Backstop Party is an accredited investor within the meaning of Rule 501(a) under the Securities Act. The Backstop Party has conducted its own investigation, analysis and appraisal with respect to BFE Corp., the Sellers, the Companies and the Transactions as it has deemed necessary, has access to all information that it believes necessary, sufficient or appropriate to evaluate the Transactions and has had the opportunity to discuss such information with its advisors. The Backstop Party understands and is able to bear

A-Exhibit C-4

any economic risks associated with its investment in the Common Stock to be acquired pursuant hereto (including, without limitation, the necessity of holding the Common Stock for an indefinite period of time) and has made its own investment decision regarding the Transactions based on its own knowledge and investigation.

g) Sufficiency of Funds.  The Backstop Party has and will have available funds sufficient to pay the aggregate purchase price for all Common Stock to be purchased by the Backstop Party hereunder.

h) No Representations; Information.  None of BFE Corp., the Sellers, the Companies or their respective Affiliates has made any representation or warranty, express or implied, regarding any aspect of the Transactions except as set forth herein and in the Transaction Agreement, as applicable, and the Backstop Party is not relying on any such representation or warranty not contained herein or therein. The Backstop Party acknowledges that each of BFE Corp., the Sellers, the Companies and/or their respective Affiliates may possess or have access to information concerning any of them or the Transactions that has not been communicated to the Backstop Party and the Backstop Party hereby waives any and all claims it may have or may hereafter acquire against each of BFE Corp., the Sellers, the Companies and their respective Affiliates relating to any failure to disclose information in connection with the Transactions.

i) Ownership of Common Stock.  All of the Common Stock owned by the Backstop Party and its Affiliates as of the date hereof is set forth on Exhibit B hereto. The Backstop Party (on behalf of itself and its Affiliates) hereby agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, or, other than in connection with its obligations pursuant to the Basic Commitment and/or the Backstop Commitment, as applicable, purchase or otherwise acquire, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock prior to the Closing or termination of the Transaction Agreement in accordance with its terms.

9. Expenses; Indemnification.

a) General.  Whether or not the transactions contemplated hereby are consummated, BFE Corp. agrees to: (x) reimburse the reasonable and documented legal fees and expenses of the Backstop Party incurred in connection with the preparation and negotiation of this Letter Agreement, and the proposed documentation and the transactions contemplated hereby, up to $[•]; and (y) indemnify and hold harmless the Backstop Party and its equityholders, members and general and limited partners and the respective officers, directors, employees, affiliates, advisors, agents, attorneys, accountants and consultants of each such entity and to hold the Backstop Party and such other persons and entities (each, an “Indemnified Person”) harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to this Letter Agreement, the matters referred to herein, the proposed Backstop Commitment contemplated hereby, the use of proceeds thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each such Indemnified Person within five business days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person. Notwithstanding any other provision of this Letter Agreement, neither BFE Corp. nor any Indemnified Person will be liable for any special, indirect, consequential or punitive damages in connection with its respective activities related to the Backstop Commitment. The terms set forth in this paragraph shall survive termination of this Letter Agreement.

b) Tax Withholdings and Indemnity.  BFE Corp. agrees not to withhold any taxes on any payments made to the Backstop Party under this Letter Agreement; provided that to the extent BFE Corp. is required (by Law or pursuant to the conclusion of any legal proceeding or the reasonable interpretation or administration thereof) to withhold, remit or pay over any taxes on any payments made to the Backstop Party under this Letter Agreement, BFE Corp. agrees to indemnify the Backstop Party and make them whole with respect to any and all such taxes actually withheld including any and all associated interest and penalties.

A-Exhibit C-5

10. Maximum Backstop Commitment.  Notwithstanding anything to the contrary in this Letter Agreement, the Backstop Party may not acquire more than 4.99% of the outstanding Common Stock as a result of its Basic Commitment and/or Backstop Commitment, as applicable, and to the extent that the purchase of shares of Common Stock by the Backstop Party pursuant to this Letter Agreement would result in the Backstop Party acquiring more than 4.99% of the outstanding Common Stock upon the consummation of the Rights Offering and the JBGL Acquisition, the Basic Commitment and/or Backstop Commitment, as applicable, for the Backstop Party will be reduced accordingly.

11. No Recourse.  Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, BFE Corp. covenants, agrees and acknowledges that no personal liability shall attach to the former, current or future equityholders, controlling persons, directors, officers, employees, agents, affiliates, members, managers general or limited partners or assignees of the Backstop Party or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

12. Assignment; Third Party Beneficiaries.  This Letter Agreement (a) is not assignable by BFE Corp. or the Backstop Party without the prior consent of the other party and the Sellers (and any purported assignment without such consent shall be null and void) and (b) is intended to be solely for the benefit of the parties hereto and the Sellers and is not intended to confer any benefits upon, or create any rights of, any person other than the parties hereto; provided that the Sellers are an express third party beneficiary hereof and shall have the right directly to enforce specifically the terms and provisions of this Letter Agreement.

13. Governing Law; Jurisdiction.

a) This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

b) Each of the parties hereto hereby agrees that: (i) all actions and proceedings arising out of or relating to this Letter Agreement shall be heard and determined exclusively in the courts of the State of New York or any court of the United States located within the City of New York in the State of New York; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 13 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to the following addresses:

If to BFE Corp., to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Craig F. Arcella
Fax: (212) 474-3700
E-mail: carcella@cravath.com

A-Exhibit C-6

with a copy to (which shall not constitute notice) to:

BioFuel Energy Corp.
1600 Broadway, Suite 1740
Denver, CO 80202
Attention: Mark Zoeller
Fax: (303) 592-8117
E-mail: mzoeller@bfenergy.com

If to the Backstop Party, to:

[•].

However, the foregoing shall not limit the right of a party to effect service of process on any other party by any other legally available method.

14. Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy that may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Letter Agreement, or any of the Transactions. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications expressed above.

15. Amendment; Waiver; Counterparts.  This Letter Agreement may not be amended, modified or waived except in a writing signed by the Backstop Party and BFE Corp., and with the prior written consent thereto by the Sellers. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of this Letter Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

16. Termination.  The obligations of the Backstop Party under this Letter Agreement shall terminate immediately, at the Backstop Party’s election, at any time prior to the consummation of the Rights Offering upon the occurrence of any of the following: (i) if in the reasonable judgment of the Backstop Party, the conditions in Section 6 become incapable of being satisfied prior to the End Date; (ii) a Material Adverse Effect, Buyer Material Adverse Effect or a Seller Material Adverse Effect has occurred; (iii) BFE Corp.’s adoption of any plan of reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (iv) the Common Stock shall no longer be listed on NASDAQ; or (v) the Transaction Agreement shall have been terminated. Further, the Backstop Party or BFE Corp. may terminate this Letter Agreement at any time upon five business days’ prior written notice upon the occurrence of any of the following events: (x) another party’s material breach of any of the representations, warranties or covenants set forth in this Letter Agreement that remains uncured for a period of five business days after the receipt by the non-terminating party of notice of such breach or (y) the issuance by any Governmental Authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Rights Offering or any related transactions. The Letter Agreement, and the obligations of the parties hereunder, may be terminated by mutual agreement between the parties.

17. Entire Agreement.  This Letter Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written on oral, between the parties hereto with respect to the subject matter hereof and shall become effective and binding upon the mutual exchange of fully executed counterparts.

A-Exhibit C-7

18. Registration Rights Agreement.  Prior to the consummation of the Rights Offering, BFE Corp. and the Backstop Party will enter into a registration rights agreement in customary form, including the terms set forth on Exhibit C hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign this letter in the space indicated below and return it to us.

[Signature Pages Follow]

A-Exhibit C-8

Very truly yours,

[BACKSTOP PARTY]

Name:
Title:

[Signature Page to Rights Offering Backstop Agreement]

The foregoing is hereby accepted and agreed
to in all respects by the undersigned:

BIOFUEL ENERGY CORP.

Name:
Title:

[Signature Page to Rights Offering Backstop Agreement]

EXHIBIT A

COMMITMENT PERCENTAGE

Backstop Party	Commitment Percentage
[•]	[•]%

A-Exhibit C-Exhibit A

EXHIBIT B

COMMON STOCK OWNERSHIP

Backstop Party and its Affiliates	Number of Shares of Common Stock
[•]	[•]

A-Exhibit C-Exhibit B

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT TERM SHEET

[See attached.]

A-Exhibit C-Exhibit C-1

BioFuel Energy Corp.
Registration Rights Agreement Term Sheet for a Backstop Party

Parties:	BioFuel Energy Corp. (“BIOF”) and the Backstop Party (as defined in that certain Rights Offering Backstop Agreement to which this term sheet is attached as Exhibit C (the “Backstop Agreement”)) shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with the transactions contemplated by the Backstop Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Backstop Agreement.
Registrable Common Stock:	“Registrable Common Stock” shall mean any share of BIOF common stock, par value $0.01 per share (the “Common Stock”) beneficially owned by the Backstop Party or its Affiliates from time to time (collectively, the “Holders”); provided that any share of Common Stock that is considered to be Registrable Common Stock shall cease to be Registrable Common Stock (a) upon the sale thereof pursuant to an effective registration statement, (b) upon the sale thereof pursuant to Rule 144 (or successor rule under the Securities Act), (c) when such security ceases to be outstanding or (d) when all such securities held by a Holder become eligible for immediate sale under Rule 144 (or successor rule under the Securities Act) without any time or volume limitations under such rule.
Piggyback Rights:	Availability: The Holders shall have unlimited piggyback rights, provided that they shall have no piggyback rights for a rights offering or for Form S-8 or S-4 registrations (and successor forms).
Notice: BIOF shall give notice of an intended registered offering to the Holders as soon as reasonably practicable, but no less than 15 days prior to the anticipated filing date.
Cutbacks: Cutbacks will be permitted in an underwritten offering if the underwriter determines in good faith that selling the number of shares requested to be included in the offering would materially and adversely affect BIOF’s ability to sell the shares at the desired offering price. If the offering is for BIOF’s account, then priority will be given to the shares being sold by BIOF, then to the Holders and other similarly-situated backstop parties (pro rata based on the number of shares that each elects to include in the registration), then to other BIOF stockholders. If the offering is initiated for the account of BIOF stockholders other than Holders or other similarly-situated backstop parties, priority shall be to those stockholders, then to the Holders and other similarly-situated backstop parties (pro rata based on the number of shares that each elects to include in the registration), then to the shares being sold by BIOF.
Underwriting Terms: BIOF shall require the underwriter to include Registrable Common Stock in the offering on the same terms and conditions as the BIOF shares.
Withdrawal: The Holders may withdraw from a piggyback registration at any time.

A-Exhibit C-Exhibit C-2

Expenses:	All expenses of the registered offerings pursuant to exercise by the Holders of their registration rights shall be paid by BIOF (other than underwriting discounts and commissions with respect to underwritten offerings). In connection with each piggyback registration, BIOF shall reimburse the Holders for the reasonable fees and disbursements of one counsel on behalf of all Holders and all similarly-situated backstop parties.
Termination of Registration Rights:	BIOF’s obligations to register Common Stock with respect to a particular Holder shall terminate when such Holder is able to sell all of its Registrable Common Stock without limitation under Rule 144 of the Securities Exchange Act of 1933.
Indemnification:	Customary indemnification provisions to be set forth in the Registration Rights Agreement.
Governing Law:	New York.

A-Exhibit C-Exhibit C-3

EXHIBIT D

MATTERS TO BE ADDRESSED IN OPINION OF CRAVATH, SWAINE & MOORE LLP

1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly and validly authorized and, upon the issuance thereof, the Shares will be validly issued, fully paid and nonassessable.

3. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company for the acquisition of the Shares by the Backstop Party in connection with the Backstop Commitment (as defined in the Rights Offering Letter Agreement), other than those that may be required under the blue sky laws of any jurisdiction.

[4. The statements made in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute summaries of the terms of the Shares, and under the caption “Material U.S Federal Income Tax Consequences”, insofar as they purport to describe the material tax consequences of (i) the receipt and exercise of the Rights and (ii) the acquisition ownership and disposition of the Company’s Common Stock fairly summarize the matters therein described.

5. The Registration Statement became effective under the Securities Act on [           ], 2014, and thereupon the offering contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

6. The Rights have been duly and validly authorized, and, when validly issued in accordance with such authorization, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in proceeding in equity or at law).]

[1]	Only applicable to Greenlight and Third Point.

A-Exhibit C-Exhibit D

Schedule 7(c)

[Disclosure be provided, if any]

A-Schedule 7(c)

Annex B

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 10, 2014 (this “Agreement”), is entered into by and among BioFuel Energy Corp., a Delaware corporation (“Company”), and the stockholders of the Company listed on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used herein but not defined shall have the meanings given to them in the Transaction Agreement (as defined below).

RECITALS:

WHEREAS, the Company and the other parties named therein are concurrently herewith entering into a Transaction Agreement (as may be amended, supplemented or otherwise modified, the “Transaction Agreement”);

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns the Stockholder Existing Shares (each such term as hereinafter defined); and

WHEREAS, as a condition to the willingness of and material inducement to the Company to enter into the Transaction Agreement and to consummate the Transactions, each Stockholder has agreed to enter into this Agreement, pursuant to which such Stockholder is agreeing, among other things, to vote or cause to be voted all of the Securities (as hereinafter defined) it Beneficially Owns in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Certain Definitions.  For purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Company Shares” means, collectively, the shares of common stock, par value $0.01 per share, of the Company and the Class B common stock, par value $0.01 per share, of the Company.

(c) “Securities” means the Stockholder Existing Shares together with any Company Shares and other securities of the Company which the Stockholder and/or any of its controlled Affiliates acquires Beneficial Ownership of after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

(d) “Stockholder Existing Shares” means the Company Shares as set forth on Schedule A hereto. In the event of a stock dividend or distribution, or any change in the Company Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Stockholder Existing Shares” will be deemed to refer to and include all such stock dividends and distributions and any shares into which or for which any or all of the Stockholder Existing Shares may be changed or exchanged as well as the Stockholder Existing Shares that remain.

Section 2. Representations and Warranties of Stockholder.  Each Stockholder, severally and not jointly and severally, hereby represents and warrants to the Company as follows:

(a) Ownership of Company Shares.  As of the date hereof and at all times prior to the termination of this Agreement, such Stockholder Beneficially Owns (and will Beneficially Own, unless any Stockholder Existing Shares are transferred pursuant to Section 6(a) hereof) the Stockholder Existing Shares set forth opposite such Stockholder’s name on Schedule A. Such Stockholder’s investment manager, has and will have at all times through the termination of this Agreement, voting power, power of disposition, power to issue instructions with respect to the matters set forth in Section 7 hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to the Stockholder Existing Shares set forth opposite such Stockholder’s name on Schedule A, with no limitations, qualifications or restrictions on such power, subject to applicable securities laws and the terms of this Agreement. As of the date hereof, neither such Stockholder nor any of its Affiliates Beneficially Owns any Securities other than the Company Shares listed on Schedule A. None of the Stockholder Existing Shares of such Stockholder is the subject of any commitment, undertaking or agreement, contingent or otherwise, the terms of which relate to or could give rise to the transfer of any Stockholder Existing Shares or would affect in any way the ability of such Stockholder to perform its obligations as set out in this Agreement. Such Stockholder has not appointed or granted any proxy inconsistent with this Agreement with respect to the Securities Beneficially Owned by such Stockholder.

(b) Authority.  Such Stockholder’s investment manager has the requisite power to agree to all of the matters set forth in this Agreement with respect to the Securities such Stockholder Beneficially Owns and the full authority to vote, transfer and hold all the Securities such Stockholder Beneficially Owns, subject to applicable securities laws and the terms of this Agreement.

(c) Power; Binding Agreement.  Such Stockholder has the legal capacity and authority to enter into this Agreement and to perform all of such Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(d) No Conflicts.  None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of any of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the certificate of incorporation and the bylaws or comparable organizational documents of such Stockholder, (ii) violates any order, writ, injunction, decree, judgment, or Law applicable to such Stockholder or any of such Stockholder’s properties or assets, (iii) results in or constitutes (with or without notice or lapse of time or both) any breach of or default under, or results in the creation of any Lien (as defined below) on, such Stockholder or any of the Securities of such Stockholder, including pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which the Securities of such Stockholder are bound or (iv) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any Governmental Authority. There is no beneficiary, trustee or holder of a voting trust certificate or other interest in such Stockholder whose consent is required for the execution and delivery of this Agreement or the performance by such Stockholder of the obligations hereunder.

(e) No Liens.  Except as permitted by this Agreement, such Stockholder Existing Shares are now and at all times during the term hereof will be, and the Securities will be, held by such Stockholder, free and clear of all liens, proxies, powers of attorney, voting trusts and voting agreements and arrangements (collectively, “Liens”), except for any such Liens arising hereunder, under applicable federal and state securities Laws and/or any Liens that are not material to the performance of any of such Stockholder’s obligations under this Agreement by such Stockholder.

(f) No Litigation.  There is no Action outstanding, pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or the Securities of such Stockholder at law or in equity before or by any Governmental Authority or any other person that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

Section 3. Representations and Warranties of the Company.  The Company hereby represents to each Stockholder as follows:

(a) Power; Binding Agreement.  The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) No Conflicts.  None of the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the transactions contemplated hereby or compliance by the

Company with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the certificate of incorporation or by-laws of the Company, (ii) violates any order, writ, injunction, decree, judgment, or Law applicable to the Company, any of its subsidiaries or any of their respective properties or assets or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any Governmental Authority, except in the case of clauses (ii) and (iii) where such violations or failures to make or obtain any filing with, or permit, authorization, consent or approval of, any Governmental Authority would not, individually or in the aggregate, materially impair the ability of the Company to perform this Agreement.

Section 4. Disclosure.  Each Stockholder (a) consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and ownership of the Securities and the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, in any press release, any Current Report on Form 8-K, the Proxy Statement, the Registration Statement and any other disclosure document in connection with the Transaction Agreement and any filings with or notices to any Governmental Authority in connection with the Transaction Agreement (or the transactions contemplated thereby); provided, that the Company shall provide the Stockholders with the opportunity to review and comment upon such publication or disclosure prior to its release and (b) agrees promptly to give to the Company any information about such Stockholder it may reasonably request for the preparation of any such documents. The Company hereby consents to and authorizes the publication and disclosure by the Stockholders of the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that any Stockholder reasonably determines in its good faith judgment is required to be disclosed by Law, including in any Schedule 13D/A filing or any filing pursuant to the HSR Act.

Section 5. Additional Securities.  Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the earlier of the Closing or the date the Transaction Agreement is terminated in accordance with its terms, such Stockholder shall not acquire, directly or indirectly, any additional Securities other than in connection with the Rights Offering (solely for up to its pro rata share of the Common Stock), the Common Stock Issuance or the LLC Unit Conversion (including pursuant to Section 9(b) hereof).

Section 6. Transfer and Other Restrictions.  Prior to the termination of this Agreement, each Stockholder, severally and not jointly and severally, hereby irrevocably and unconditionally agrees not to, and to cause each of its controlled Affiliates not to, directly or indirectly:

(a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (including by merger or otherwise by operation of law), or enter into a loan of (collectively, “transfer”), any or all of the Securities it Beneficially Owns or any interest therein, except (i) as provided in Section 2(e) hereof or (ii) transfers of Securities it Beneficially Owns to an Affiliate; provided that such Affiliate shall have: (A) executed a counterpart of this Agreement and (B) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement;

(b) grant any proxy or power of attorney with respect to any of the Securities it Beneficially Owns, or deposit any of the Securities it Beneficially Owns into a voting trust or enter into a voting agreement or arrangement with respect to any such Securities except as provided in this Agreement or any proxy or power of attorney granted in favor of its investment manager on terms not inconsistent with the terms of this Agreement; or

(c) take any other action that would prevent or materially impair the Stockholder from performing any of its obligations under this Agreement or that would make any representation or warranty of such Stockholder hereunder untrue or have the effect of preventing or materially impairing the performance by the Stockholder of any of its obligations under this Agreement.

Any purported transfer in violation of this Section 6 shall be null and void.

Section 7. Voting of the Company Shares.  Each Stockholder hereby irrevocably and unconditionally agrees that, during the period commencing on the date hereof and continuing until termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Shares, however called, each Stockholder and each of its controlled Affiliates that acquires Beneficial Ownership of any Securities will appear at such meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum, and will vote (or cause to be voted) the Securities (a) in favor of (i) the approval of the Transaction Agreement, the Transactions and the various elements thereof, the Charter Amendment, and any other action required in furtherance thereof or necessary for the consummation of the Transactions and (ii) any proposal or recommendation by the Buyer Board or the Special Committee to adjourn or postpone the meeting for any reason, including to solicit additional votes and (b) against any action or agreement that would (i) result in a breach of any covenant, representation or warranty or any other obligation of the Company contained in the Transaction Agreement or (ii) be reasonably likely to impede, interfere with, materially delay, frustrate the purposes of or prevent the Transactions.

Section 8. Proxy Card.  Each Stockholder hereby IRREVOCABLY appoints the Company and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written consent, if applicable) the Securities in accordance with Section 7 at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 7 is to be considered. Each Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Securities, if any, are not irrevocable and such Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Securities. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. THE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 8 ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. The proxy and power of attorney set forth in this Section 8 shall automatically terminate upon the termination of this Agreement.

Section 9. Rights Offering; LLC Unit Conversion.

(a) Each Stockholder acknowledges that the Company intends to conduct a rights offering for shares of its Common Stock in connection with the Acquisition (the “Rights Offering”) and that the LLC does not intend to conduct an economically equivalent offering, private placement or similar transaction with respect to LLC Units. Subject to the terms hereof, including the obligations of the Company pursuant to Section 9(b), each Stockholder hereby waives any right or claim it may have as a beneficial owner of LLC Units to participate in the Rights Offering with respect to such LLC Units and agrees that neither the Company nor the LLC shall have any liability (whether direct or indirect) to it in respect of any dilution it may experience as a beneficial owner of LLC Units as a result of the Rights Offering. Notwithstanding the foregoing, nothing in this Agreement shall prevent any Stockholder from participating in the Rights Offering with respect to Common Stock Beneficially Owned by such Stockholder including Common Stock Beneficially Owned by such Stockholder as a result of the conversion of LLC Units into Common Stock after the date hereof but on or prior to the record date for the Rights Offering.

(b) Each Stockholder hereby agrees and commits to participate in the Rights Offering for its full pro rata share of Common Stock Beneficially Owned as of the record date for the Rights Offering (subject to the terms and conditions of a commitment letter to be entered into between the Company and each Stockholder on terms substantially similar to the Backstop Agreement). In addition, the Company and each Stockholder hereby agree and commit, to the extent such Stockholder does not convert its LLC Units into Common Stock on or prior to the record date for the Rights Offering, the Company shall sell to such Stockholder and such Stockholder shall purchase from the Company, simultaneously with the consummation of the Rights Offering and at a per share purchase price in cash equal to the per share purchase price in the Rights Offering, the number of shares of Common Stock equivalent to the number of shares of Common Stock it would have purchased pursuant to the Rights Offering had it (i) converted all of its LLC Units on or prior to the record date for the Rights Offering, (ii) acquired subscription rights in the Rights Offering on the shares of Common Stock resulting from such conversion and (iii) exercised all of such subscription rights. The purchase and sale of the Common Stock contemplated by the foregoing structure shall be subject to the terms and conditions of a commitment letter to be entered into between the Company and each Stockholder on terms substantially similar to the Backstop Agreement. Notwithstanding the foregoing, each Stockholder’s obligation to purchase shares of Common Stock pursuant to this Section 9(b) shall be limited so that Greenlight collectively will not own more than 49.9% of the issued and outstanding Common Stock after the consummation of the Acquisition, the LLC Unit Conversion, the Rights Offering and the transactions contemplated by the Backstop Agreements.

(c) Each Stockholder hereby agrees and commits to convert all LLC Units it Beneficially Owns into Common Stock on the Closing Date and nothing in this Agreement shall prevent any Stockholder from doing so at any time up to (and including) the Closing Date.

(d) Each Stockholder hereby agrees to not take any action (other than those actions contemplated by the Transaction Documents) prior to the earlier of the termination of the Transaction Agreement and the Closing that would cause the Company’s NOLs or other tax attributes (as described in Section 4.13 of the Transaction Agreement) to become subject to limitation under Section 382 of the Code or otherwise.

(e) Each Stockholder hereby agrees to use its reasonable best efforts to obtain commitments from a sufficient number of investors to backstop the full amount of the Rights Offering and to execute a Backstop Agreement in substantially the form attached as Exhibit C to the Transaction Agreement as soon as reasonably practicable but in no event later than the date of filing of the Registration Statement.

Section 10. Termination.  This Agreement shall terminate on the earliest to occur of: (a) termination of the Transaction Agreement in accordance with its terms; (b) delivery of a written notice of the Company to terminate this Agreement; and (c) the Closing; provided, that the provisions set forth in Section 5 and Section 9 shall survive the termination of this Agreement until the earlier of (x) termination of the Transaction Agreement in accordance with its terms and (y) the Closing, and the provisions set forth in Section 4 and Section 10 11 shall survive the termination of this Agreement indefinitely; provided, further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

Section 11. Miscellaneous.

(a) Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

(b) Successors and Assigns.  This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party, and each party’s respective heirs, beneficiaries, executors, representatives, successors and permitted assigns.

(c) Amendment; Modification and Waiver.  This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by (i) each Stockholder and (ii) the Company, but only upon approval of the Special Committee.

(d) No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incident of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to each Stockholder and its respective Affiliates, if any.

(e) Interpretation.  When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,”

“hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including any schedules and exhibits hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement means each Stockholder and the Company. References to “US dollar,” “dollars,” “US$” or “$” in this Agreement are to the lawful currency of the United States of America.

(f) Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing (in the English language) and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by electronic email transmission (so long as a receipt of such e-mail is requested and received) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to a Stockholder, to:

Greenlight Capital, Inc.
2 Grand Central Tower
140 East 45 Street, Floor 24
New York, NY 10017
Attention:  Andy Weinfeld
          Harry Brandler
Facsimile:  (212) 973-9219
Email:     aweinfeld@GreenlightCapital.com
hbrandler@GreenlightCapital.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer and Feld LLP
One Bryant Park
New York, NY 10036
Attention:  Kerry Berchem
Facsimile:  (212) 872-1002
Email:     kberchem@akingump.com

(ii) if to the Company, to:

Biofuel Energy Corp.
1600 Broadway, Suite 1740
Denver, CO 80202
Attention:  Mark Zoeller
Facsimile:  (303) 592-8117
Email:     mzoeller@bfenergy.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:   Eric L. Schiele
           Craig F. Arcella
Facsimile:  (212) 474-3700
Email:     eschiele@cravath.com
           carcella@cravath.com

(g) Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h) Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware (or if jurisdiction is not then available in the Chancery Court of the State of Delaware, then any state or United States Federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at Law or in equity. Each party hereby waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief to which they are entitled at Law or in equity.

(i) No Survival.  None of the representations, warranties, covenants and agreements made in this Agreement shall survive the termination of the Agreement in accordance with its terms, except for the agreements in Section 4 and this Section 11 which shall survive the termination of this Agreement indefinitely, and except for the agreements in Section 5 and Section 9 which shall survive the termination of this Agreement until the earlier of (x) termination of the Transaction Agreement in accordance with its terms and (y) the Closing.

(j) No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement.

(k) Governing Law.  This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l) Jurisdiction.  Each of the parties hereto hereby agrees that: (i) all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or if jurisdiction is not then available in the Chancery Court of the State of Delaware, then any state or United States Federal court within the State of Delaware); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 11(l) in any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Section 11.  However, the foregoing shall not limit the right of a party to effect service of process on any other party by any other legally available method.

(m) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(n) Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(o) Counterparts.  This Agreement may be executed in one or more counterparts, and by facsimile or .pdf format, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart; provided, however, that if any Stockholder fails for any reason to execute, or perform such Stockholder’s obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

(p) Capacity as a Stockholder.  The Stockholders make their agreements and understandings herein solely in their capacities as record holders and Beneficial Owners of the Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a representative of any Stockholder solely in his capacity as a director of the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first written above.

GREENLIGHT CAPITAL QUALIFIED, L.P.

By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Chief Operating Officer/Chief Financial Officer

GREENLIGHT CAPITAL, L.P.

By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Chief Operating Officer/Chief Financial Officer

GREENLIGHT CAPITAL OFFSHORE PARTNERS

By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Chief Operating Officer/Chief Financial Officer

GREENLIGHT REINSURANCE, LTD.

By: DME ADVISORS, L.P., its investment manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Chief Operating Officer/Chief Financial Officer

GREENLIGHT CAPITAL (GOLD), LP

By: DME CAPITAL MANAGEMENT, LP, its investment manager

By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Chief Operating Officer/Chief Financial Officer

[Signature page to Voting Agreement]

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD.

By:	DME CAPITAL MANAGEMENT, LP, its investment manager
By:	/s/ Daniel Roitman/Harry Brandler Name: Daniel Roitman/Harry Brandler Title: Chief Operating Officer/Chief Financial Officer

BIOFUEL ENERGY CORP.

By:	/s/ Scott H. Pearce Name: Scott H. Pearce Title: President & CEO

[Signature page to Voting Agreement]

SCHEDULE A

Stockholder	Common Stock	Class B Common Stock
Greenlight Capital Qualified, L.P.	96,388	553,968
Greenlight Capital, L.P.	18,400	149,932
Greenlight Capital Offshore Partners	967,239	—
Greenlight Reinsurance, Ltd.	266,236	—
Greenlight Capital (Gold), LP	30,434	77,055
Greenlight Capital Offshore Master (Gold), Ltd.	52,378	—

B-Schedule A

Annex C

Confidential	June 10, 2014

The Special Committee of the Board of Directors
BioFuel Energy Corp.
1600 Broadway
Suite 1740
Denver, CO 80202

Ladies and Gentlemen:

BioFuel Energy Corp. (the “Company”) and the special committee (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company have engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Special Committee (solely in its capacity as such) and to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the public stockholders of the Company other than Greenlight Capital, Inc. and its affiliates (collectively, “Greenlight”), of the Purchase Price (defined below) to be paid by the Company in the contemplated transaction described below (the “Proposed Transaction”) (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder), taking into account the material economic terms of the Related Party Debt Financing (defined below).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that, pursuant to the Transaction Agreement (the “Transaction Agreement”) dated as of June 10, 2014 by and among the Company, the companies listed therein and the sellers listed therein, including but not limited to, Greenlight and Jim Brickman (collectively, the “Sellers”), the Proposed Transaction involves the purchase by the Company of the Purchased Interests (as defined in the Transaction Agreement and collectively, “JBGL”) for aggregate consideration in the amount of $275 million, payable in a combination of cash and common stock of the Company valued during a measurement period as described in the Transaction Agreement (the “Purchase Price”), from the Sellers. It is Duff & Phelps’ understanding that the Purchase Price, and working capital for the Company and its subsidiaries following closing of the Proposed Transaction, would be funded through a combination of (a) a new debt financing consisting of a new term loan of up to $150 million made available by Greenlight (the “Related Party Debt Financing”), (b) a rights offering to purchase common stock of the Company, generating proceeds of at least $70 million, (c) an issuance of the Company’s common stock to the Sellers, and (d) the Company’s cash on hand.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1. Reviewed the following documents:

a. The audited financial statements for the JBGL Capital Companies (“JBGL Capital”) for the years ended December 31, 2011 through December 31, 2013 and JBGL Capital’s unaudited interim financial statements for the four months ended April 30, 2014;

b. The audited financial statements for the JBGL Builder Finance, LLC (“JBGL Builder Finance”) for the years ended December 31, 2011 through December 31, 2013 and JBGL Builder Finance’s unaudited interim financial statements for the four months ended April 30, 2014;

c. Unaudited segment and pro forma financial information for each of JBGL Capital and JBGL Builder Finance for the four months ended April 30, 2014, which JBGL’s management identified as being the most current financial statements available;

The Special Committee of
The Board of Directors
BioFuel Energy Corp.

June 10, 2014

d. Other internal documents relating to the history, current operations, and probable future outlook of JBGL, including financial projections for the years 2014 through 2016 (the “Management Projections”), provided to us by management of JBGL;

e. The Company’s annual report and audited financial statements filed on Form 10-K with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2013 and the Company’s unaudited interim financial statements for the three months ended March 31, 2014 included in the Company’s Form 10-Q filed with the SEC;

f. The Transaction Agreement; and

g. The $150 million Term Loan Facility Commitment Letter from Greenlight (the “Debt Commitment Letter”);

2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of each of the Company and JBGL;

3. Reviewed the historical trading price and trading volume of the Company’s common stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis and an analysis of selected public companies that Duff & Phelps deemed relevant;

5. Reviewed the material economic terms of certain recent debt issuances that Duff & Phelps deemed relevant; and

6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Special Committee’s consent:

1. Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management and JBGL management, and did not independently verify such information;

2. Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3. Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;

4. Assumed that information supplied and representations made by Company and JBGL management are accurate regarding the Company, JBGL and the Proposed Transaction;

5. Assumed that the representations and warranties made in the Transaction Agreement are accurate;

6. Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

The Special Committee of
The Board of Directors
BioFuel Energy Corp.

June 10, 2014

7. Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company or JBGL since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8. Assumed that the Company’s existing net operating loss carryforwards will not be limited after giving effect to the Proposed Transaction pursuant to Internal Revenue Code Section 382;

9. Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Transaction Agreement and the Debt Commitment Letter without any amendments thereto or any waivers of any terms or conditions thereof; and

10. Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or JBGL or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s or JBGL’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction other than two parties that were contacted by Duff & Phelps with the approval of the Special Committee, or with respect to the financing for the Proposed Transaction or any alternatives to the Related Party Debt Financing, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Transaction Agreement and the Proposed Transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction or the Related Party Debt Financing.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s or JBGL’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal or tax matter.

The Special Committee of
The Board of Directors
BioFuel Energy Corp.

June 10, 2014

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s or JBGL’s officers, directors, or employees, or any class of such persons, relative to the consideration to be paid by the Company in the Proposed Transaction or to the terms of the Related Party Debt Financing or otherwise, or with respect to the fairness of any such compensation.

This Opinion is furnished for the use and benefit of the Special Committee, the Board of Directors and the Company in connection with their consideration of the Proposed Transaction and the Related Party Debt Financing and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction or the Related Party Debt Financing versus any alternative strategy, source of financing, or transaction; (ii) does not address any transaction related to the Proposed Transaction or the Related Party Debt Financing; (iii) is not a recommendation as to how the Special Committee, the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction or the Related Party Debt Financing, or whether to proceed with the Proposed Transaction or the Related Party Debt Financing or any related transaction, and (iv) does not indicate that the consideration paid or the terms of the Related Party Debt Financing are the best possibly attainable under any circumstances; instead, it merely states whether the Purchase Price in the Proposed Transaction, taking into account the material economic terms of the Related Party Debt Financing, is within a range suggested by certain financial analyses. Further, this Opinion addresses only the fairness of the Purchase Price to be paid by the Company in the Proposed Transaction, taking into account the material economic terms of the Related Party Debt Financing, and does not address the fairness, taken individually, of the Purchase Price to be paid by the Company in the Proposed Transaction or of the material economic terms of the Related Party Debt Financing. The decision as to whether to proceed with the Proposed Transaction or the Related Party Debt Financing or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps, on the one hand, and the Company and the Special Committee, on the other hand, dated April 18, 2014, as amended (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon the conclusion expressed in this Opinion; however, a portion of Duff & Phelps’ fee is contingent on whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps informing the Special Committee that it is prepared to deliver its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

The Special Committee of
The Board of Directors
BioFuel Energy Corp.

June 10, 2014

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Purchase Price to be paid by the Company in the Proposed Transaction, taking into account the material economic terms of the Related Party Debt Financing, is fair from a financial point of view to the public stockholders of the Company other than Greenlight (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/ Duff & Phelps, LLC

Duff & Phelps, LLC

Annex D

~~COMPOSITE~~AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOFUEL ENERGY CORP.

~~(giving effect to all amendments through March 27, 2014)~~

The name of the corporation is BioFuel Energy Corp. (hereinafter the “Corporation”). The Corporation ~~was originally incorporated under the name “Greenlight BFE Holdings, Inc.” by the filing of~~filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 11, ~~2006. On June 14, 2007,~~2006 under the name of “Greenlight BFE Holdings, Inc.” The Corporation filed: (a) an Amended and Restated Certificate of Incorporation ~~of the Corporation became effective (the “First~~on June 14, 2007; (b) an Amended and Restated Certificate of Incorporation on February 2, 2011; (c) a Certificate of Designations on February 3, 2011; (d) a Certificate of Amendment on June 14, 2012; and (e) a Certificate of Designation on March 27, 2014 (as amended, the “Second Amended and Restated Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation ~~of the Corporation~~, which both amends and restates the provisions of the ~~Corporation’s First~~Second Amended and Restated Certificate of Incorporation, was duly adopted by the Board of Directors of the Corporation and approved by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The ~~First~~Second Amended and Restated Certificate of Incorporation ~~of the Corporation~~ is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of this corporation is ~~BioFuel Energy Corp~~Green Brick Partners, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

SECTION 4.01. Authorized Capital Stock.  The total number of shares of capital stock which the Corporation shall have the authority to issue is ~~18,750,000~~105,000,000 shares, consisting of (a) ~~10,000,000~~ 100,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), ~~(b) 3,750,000 shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”) and (c~~and (b) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The number of authorized shares of ~~any of the Common Stock, the Class B~~the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding ~~and subject to Section 5.01(c) hereof~~) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock~~, the Class B Common Stock~~ or the Preferred Stock voting separately as a class shall be required therefor.

SECTION 4.02. Undesignated Preferred Stock.  The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the voting powers (if any) of the shares of such series, preferences and relative, participating, optional or other special rights or privileges, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The voting powers, preferences and relative, participating, optional and other special rights and privileges of each series of

Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

SECTION 4.03. ~~Common Stock and Class B Common Stock.  (a)~~Series B Junior Participating Preferred Stock. Pursuant to the authority conferred on the Board by Article IV of the Second Amended and Restated Certificate of Incorporation, the Board created a series of 100,000 shares of Preferred Stock designated as Series B Junior Participating Preferred Stock by filing the Certificate of Designation of Series B Junior Participating Preferred Stock of the Corporation with the Secretary of State of the State of Delaware on March 27, 2014. The voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of the Series B Junior Participating Preferred Stock, and the qualifications, limitations and restrictions thereof, continue in effect and are set forth on Annex I hereto and incorporated herein by reference.

SECTION 4.04. Common Stock.   Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote and shall vote at all times, except as otherwise required by this Amended and Restated Certificate of Incorporation or applicable law~~, together with the holders of Class B Common Stock as one class~~; provided, however, that to the fullest extent permitted by applicable law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

~~(b) The Corporation shall issue to each holder of one or more Units (as defined in the LLC Agreement referred to below) of BioFuel Energy, LLC, a Delaware limited liability company (the “LLC”), one share of Class B Common Stock for each Unit held by such holder. Each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote and shall vote at all times, except as otherwise required by this Amended and Restated Certificate of Incorporation or applicable law, together with the holders of Common Stock as one class; provided, however, that to the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. The Corporation shall not subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by any reverse stock split, reclassification or otherwise) the Class B Common Stock unless an identical event is occurring with respect to the Common Stock. In the event of any such subdivision or combination of the Common Stock, the Class B Common Stock shall automatically be subdivided or combined concurrently with and in the same manner as the Common Stock.~~

SECTION ~~4.04.~~4.05. Dividends.  Dividends may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine and may be paid in cash, in property or in shares of the Corporation’s capital stock. ~~Any distributions that may be paid by the LLC to the Corporation pursuant to Section 4.01(a) of the limited liability company agreement of the LLC, as amended (the “LLC Agreement”), shall, subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, automatically be payable directly to the holders of the Common Stock pro rata in accordance with the provisions of the LLC Agreement. No dividends or other distributions may be declared or paid on, or in respect of, the Class B Common Stock.~~

SECTION ~~4.05.~~4.06.  Dissolution, Liquidation or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Common Stock held by each such stockholder. ~~The holders of shares of Class B Common Stock, in such capacity and in respect of their shares of Class B Common Stock, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.~~

~~SECTION 4.06. Retirement of Class B Common Stock~~.  ~~In the event that any holder of Class B Common Stock exchanges any Unit held by such holder pursuant to Article V hereof and the LLC Agreement, the shares of Class B Common Stock attributable to such exchanged Unit shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation and thereupon shall be retired.~~

~~ARTICLE V~~

~~SECTION 5.01. Exchange of Units.  (a) The LLC Agreement provides that each holder of a Unit (other than the Corporation) shall be entitled to exchange, at any time and from time to time, any or all of such holder’s Units, in accordance with, and subject to, the terms of the LLC Agreement.~~

~~(b) As promptly as practicable following the surrender for exchange of Units in the manner provided in the LLC Agreement, the Corporation shall deliver or cause to be delivered at the principal executive offices of the Corporation or at the office of the transfer agent the number of shares of Common Stock issuable upon such exchange, issued in such name or names as such holder may direct, and the person or persons in whose name or names the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock.~~

~~(c) Shares Reserved for Issuance.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon exchange of the Units, such number of shares of Common Stock that shall be issuable upon the exchange of all such outstanding Units; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the exchange of the Units by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation shall use commercially reasonable efforts to list the shares of Common Stock required to be delivered upon exchange (i) in the case of shares of Common Stock to be issued upon exchange of Units outstanding at the time of any initial public offering of the Common Stock, concurrently with the listing upon any national securities exchange of any shares of Common Stock offered and sold pursuant to such initial public offering and (ii) in all other cases, prior to such delivery, in each case upon each national securities exchange or inter-dealer quotation system upon which the outstanding Common Stock may be listed or traded at the time of such delivery. All shares of Common Stock that shall be issued upon exchange of the Units will, upon issue, be validly issued, fully paid and non-assessable.~~

~~(d) Taxes.  The issuance of shares of Common Stock upon exchange of Units shall be made without charge to the holders of such Units for any stamp or other similar tax in respect of such issuance; provided, however , that if any such shares are to be issued in a name other than that of the holder of the Units exchanged, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.~~

~~SECTION 5.02. Amendment of Article V.  Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by the DGCL or elsewhere in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority in voting power of the Class B Common Stock, voting separately as a class, shall be required to alter, amend or repeal this Article V or to adopt any provision inconsistent therewith.~~

ARTICLE V

SECTION 5.01. Section 382 Transfer Restrictions.

(a) Definitions.  For purposes of this Article V:

(A) “Affiliate” and “Associate”, when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof, and to the extent not included within the foregoing, shall also include, with respect to any Person, any other Person whose Corporation Securities would be deemed to be constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.

(B) “Agent” shall mean an agent designated by the Board.

(C) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(D) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that, if such date is not a Business Day, “Close of Business” shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(E) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(F) “Corporation Securities” shall mean (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code or treated as so described pursuant to Treasury Regulation Section 1.382–2(a)(3)(i)), (iii) warrants, rights or options (including options within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18).

(G) “Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

(H) “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

(I) “Greenlight Commitment Letter” shall mean the Commitment Letter, dated July 15, 2014, by and among the Corporation and certain Affiliates of Greenlight Capital, Inc.

(J) “Percentage Stock Ownership” shall mean the percentage stock ownership interest in the Corporation of any Person for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4; provided, that for the sole purpose of determining the Percentage Stock Ownership of any entity (and not for the purpose of determining the Percentage Stock Ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

(K) “Person” shall mean an individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity.

(L) “Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

(M) “Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such a Transfer is prohibited and/or void under this Article V.

(N) “Restriction Release Date” shall mean the earlier of (i) the Close of Business on the effective date of the repeal of Section 382 or any successor statute if the Board determines that this Article V is no longer necessary or desirable for the preservation of Tax Benefits and (ii) the Close of Business on the first day of a taxable year of the Corporation with respect to which the Board determines that no Tax Benefits may be carried forward.

(O) “Subsidiary” of another Person shall mean a Person at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) of which is owned, directly or indirectly, by such other Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

(P) “Substantial Stockholder” shall mean a Person who beneficially owns, alone or together with all Affiliates and Associates of such Person, a Percentage Stock Ownership of 4.99% or more.

(Q) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, research and development credit carryovers and any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, and the Treasury Regulations promulgated thereunder, of the Corporation or any of its Subsidiaries.

(R) “Third Point Commitment Letter” shall mean the Commitment Letter, dated July 15, 2014, by and among the Corporation and certain Affiliates of Third Point LLC.

(S) “Transaction Agreement” shall mean the Transaction Agreement, dated June 10, 2014, by and among the Corporation, the companies listed on Schedule I thereto and the sellers listed on Schedule II thereto.

(T) “Transfer” shall mean, with respect to Corporation Securities, the acquisition or disposition, directly or indirectly, of ownership of Corporation Securities by any means, including, without limitation, (i) the creation or grant of any pledge (or other security interest), right or option with respect to Corporation Securities, including, without limitation, an option within the meaning of Treasury Regulation Section 1.382-4(d)(8); (ii) the exercise of any pledge, right or option described in clause (i); (iii) any sale, assignment, conveyance or other disposition of Corporation Securities; or (iv) any other transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect acquisition or disposition of Corporation Securities (including the acquisition of an ownership interest in a Substantial Stockholder).

(U) “Treasury Regulations” shall mean final, temporary and proposed tax regulations promulgated under the Code, as amended.

(b) Prohibited Transfers.  From and after the filing and effectiveness of this Amended and Restated Certificate of Incorporation, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall, to the fullest extent permitted by applicable law, be prohibited and void ab initio insofar as such attempted Transfer purports to transfer ownership or rights in respect of Corporation Securities to a purported transferee (a “Purported Transferee”) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person (including any group of Persons) would become a Substantial Stockholder or (2) the Percentage Stock Ownership interest of any Substantial Stockholder would be increased. Nothing in this Article V shall preclude (i) the settlement of any transaction with respect to the Corporation Securities entered into through the facilities of a national securities exchange; provided, however, that the Corporation Securities and parties involved in such transaction shall remain subject to the provisions of this Article V in respect of such transaction or (ii) the consummation of any transaction contemplated by the Transaction Agreement, the Greenlight Commitment Letter or the Third Point Commitment Letter.

(c) Exceptions; Authorized Transfers.

(i) The restrictions set forth in Section 5.01(b) shall not apply to an otherwise Prohibited Transfer if the transferor or the transferee obtains the prior written approval of the Board or a duly authorized committee thereof in accordance with Section 5.01(c)(ii) below.

(ii) The restrictions contained in this Article V are for the purposes of reducing the risk that any “ownership change” (as defined in the Code) with respect to the Corporation may limit the Corporation’s ability to utilize its Tax Benefits. In connection therewith, and to provide for effective policing of these provisions, any Person who desires to effect an otherwise Prohibited Transfer (a “Requesting Person”) shall, prior to the date of such transaction for which the Requesting Person seeks authorization (the “Proposed Transaction”), request in writing (a “Request”) that the Board review the Proposed Transaction and authorize or not authorize the Proposed Transaction in accordance with this Section 5.01(c). A Request shall be delivered to the Secretary of the Corporation at the Corporation’s principal place of business. Such Request shall be deemed to have been delivered to the Corporation when actually received by the Corporation. A Request shall include: (1) the name, address, telephone number and electronic mail address of the Requesting Person; (2) the number and Percentage Stock Ownership of Corporation Securities (by type) then beneficially owned by the Requesting Person; (3) a reasonably detailed description of the Proposed Transaction or Proposed Transactions for which the Requesting Person seeks authorization; and (4) a request that the Board authorize the Proposed Transaction pursuant to this Section 5.01(c). The Board shall endeavor to respond to each Request within twenty Business Days of receiving such Request; provided, however, that the failure of the Board to respond during such twenty Business Day period shall not be deemed to be a consent to, or authorization of, the Proposed Transaction. The Board may authorize a Proposed Transaction unless the Board determines that the Proposed Transaction, considered alone or with other transactions (including, without limitation, past transactions or contemplated transactions), would create a material risk that the Corporation’s Tax Benefits may be jeopardized. Only upon the determination by the Board to authorize a Proposed Transaction shall such Proposed Transaction cease to be a Prohibited Transfer. The Board may impose any conditions that it deems reasonable and appropriate in connection with authorizing any Proposed Transaction. In addition, the Board may require an affidavit or representations from such Requesting Person or opinions of counsel to be rendered by counsel selected by the Requesting Person (and reasonably acceptable to the Board), in each case, as to such matters as the Board may reasonably determine with respect to the preservation of the Tax Benefits. Any Requesting Person who makes a Request to the Board shall reimburse the Corporation, within thirty days of demand therefor, for all reasonable out-of-pocket costs and expenses incurred by the Corporation with respect to any Proposed Transaction, including, without limitation, the Corporation’s reasonable costs and expenses incurred in determining whether to authorize the Proposed Transaction, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board to advise the Board or deliver an opinion thereto. The Board may require, as a condition to its consideration of the Request, that the Requesting Person execute an agreement in form and substance satisfactory to the Corporation providing for the reimbursement of such costs and expenses. Any authorization of the Board hereunder may be given prospectively or retroactively.

(iii) Notwithstanding the foregoing, the Board may determine that the restrictions set forth in Section 5.01(b) shall not apply to any particular transaction or transactions, whether or not a request has been made to the Board, including, without limitation, a Request pursuant to this Section 5.01(c), subject to any conditions that it deems reasonable and appropriate in connection therewith. Any determination of the Board hereunder may be made prospectively or retroactively.

(iv) The Board, to the fullest extent permitted by applicable law, may exercise the authority granted by this Article V through duly authorized officers or agents of the Corporation.

(d) Legend; Notation.  The Board may, to the fullest extent permitted by applicable law, require that any certificates representing Corporation Securities issued prior to the Restriction Release Date contain a conspicuous legend in substantially the following form, evidencing the restrictions set forth in this Article V:

“THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME (THE “CERTIFICATE OF INCORPORATION”), CONTAINS CERTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF CORPORATION SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION), INCLUDING COMMON STOCK AND PREFERRED STOCK OF THE CORPORATION, WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF THE CORPORATION IF SUCH TRANSFER MAY AFFECT THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A SUBSTANTIAL STOCKHOLDER AS DEFINED IN THE CERTIFICATE OF INCORPORATION. A COMPLETE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

The Corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article V for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system, and the Corporation shall provide notice of the restrictions on transfer and ownership to holders of uncertificated shares in accordance with applicable law.

(e) Treatment of Excess Securities.

(i) To the fullest extent permitted by applicable law, no officer, employee or agent of the Corporation shall record any Prohibited Transfer, and the Purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, to the fullest extent permitted by applicable law, any Transfer of Excess Securities not in accordance with the provisions of this Section 5.01(e) shall also be a Prohibited Transfer.

(ii) If the Board determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer pursuant to Section 5.01(b), then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (over the NASDAQ Stock Market or other national securities exchange on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 5.01(e)(iii) if the Agent rather than the Purported Transferee had resold the Excess Securities.

(iii) The Agent shall apply any proceeds or any other amounts received by it in accordance with Section 5.01(e)(ii) as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the relevant inter-dealer quotation service or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined by the Board), which amount (or fair market value) shall be determined at the discretion of the Board; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 4.99% or greater Percentage Stock Ownership in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 4.99% Percentage Stock Ownership interest in such class shall be paid to two or more organizations qualifying under Section 501(c)(3) of the Code selected by the Board, such that no organization qualifying under Section 501(c)(3) of the Code shall be deemed to possess a Percentage Stock Ownership in excess of 4.99%. To the fullest extent permitted by applicable law, the recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 5.01(e) inure to the benefit of the Corporation.

(iv) In the event of any Transfer that does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a Substantial Stockholder to violate a restriction on Transfers provided for in Section 5.01(b), the application of Section 5.01(e)(ii) and (iii) shall be modified as described in this Section 5.01(e)(iv). In such case, no such Substantial Stockholder shall be required to dispose of any interest that is not a Security, but such Substantial Stockholder and/or any Person whose ownership of Securities is attributed to such Substantial Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Substantial Stockholder, following such disposition, not to be in violation of this Article V. Such disposition or process shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section 5.01(e)(ii) and Section 5.01(e)(iii), except that the maximum aggregate amount payable either to such Substantial Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Substantial Stockholder or such other Person. The purpose of this Section 5.01(e)(iv) is to extend the restrictions in Section 5.01(b) and Section 5.01(e)(ii) to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Section 5.01(e)(iv), along with the other provisions of this Article V, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(v) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5.01(e)(ii), then the Corporation may take any action it deems necessary to enforce the provisions hereof, including, without limitation, the institution of legal proceedings to compel the surrender. Nothing in this Section 5.01(e)(v) shall (A) be deemed to be inconsistent with any Transfer of the Excess Securities provided in this Article V to be void ab initio, or (B) preclude the Corporation, in its discretion, from immediately bringing legal proceedings without a prior demand. The Board may authorize such additional actions as it deems advisable to give effect to the provisions of this Article V.

(vi) The Corporation may make the written demand described in Section 5.01(e)(ii), as applicable, within thirty days of the date on which the Board determines that a Transfer constituted a Prohibited Transfer; provided, however, that, if the Corporation makes such demand at a later date, the provisions of Article V shall apply nonetheless. No failure by the Corporation to act within the time periods set forth in Section 5.01(e) shall constitute a waiver or loss of any right of the Corporation under this Article V.

(f) Obligation to Provide Information.  At the request of the Corporation, any Person that is a beneficial, legal or record holder of Corporation Securities, any proposed transferor or transferee and any of their respective Affiliates and Associates, shall provide such information as the Corporation may reasonably request as may be necessary from time to time in order to determine compliance with this Article V or the status of the Corporation’s Tax Benefits. In furtherance thereof, as a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, any proposed transferee and any of their respective Affiliates and Associates, shall provide an affidavit containing such information as the Corporation may reasonably request from time to time in order to determine compliance with this Article V or the status of the Tax Benefits of the Corporation.

(g) Board Authority.

(i) The Board shall have the power to interpret or determine in its sole discretion all matters necessary for assessing compliance with this Article V, including, without limitation, (i) the identification of Substantial Stockholders, (ii) whether a Transfer is a Prohibited Transfer, (iii) whether to exempt a Transfer, (iv) the Percentage Stock Ownership of any Substantial Stockholder, (v) whether an instrument constitutes a Corporation Security, (vi) the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of Section 5.01(e)(iii) and (e)(iv), and (vii) any other matters which the Board determines to be relevant; and the determination of the Board on such matters shall be conclusive and binding for all the purposes of this Article V.

(ii) In addition, the Board may, to the extent permitted by applicable law, from time to time establish, modify, amend or rescind bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article V for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article V.

(iii) Nothing contained in this Article V shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits.

(iv) In the case of an ambiguity in the application of any of the provisions of this Article V, including, without limitation, any definition used herein, the Board shall have the power to determine the application of such provisions with respect to any such situation. In the event this Article V requires an action by the Board but fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article V. All such actions, calculations, interpretations and determinations that are done or made by the Board shall be conclusive and binding on the Corporation, the Agent and all other parties for all other purposes of this Article V. The Board may delegate all or any portion of its duties and powers under this Article V to a committee of the Board as it deems necessary or advisable and, to the fullest extent permitted by applicable law, may exercise the authority granted by this Article V through duly authorized officers or agents of the Corporation. Nothing in this Article V shall be construed to limit or restrict the Board in the exercise of its fiduciary duties under applicable law.

(h) Reliance.  To the fullest extent permitted by applicable law, the Corporation and the members of the Board shall, in making the determinations and findings contemplated by this Article V, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other Person as to matters the member reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by, any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date.

(i) Benefits of this Article V.  Nothing in this Article V shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article V. This Article V shall be for the sole and exclusive benefit of the Corporation and the Agent.

(j) Severability.  The purpose of this Article V is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article V or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article V.

(k) Waiver.  With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article V, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence of the terms of this Article V.

ARTICLE VI

SECTION 6.01. Board of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board. The number of the directors of the Corporation shall be fixed in the manner provided in the Bylaws. The directors, other than those who may be elected by the holders of any series of Preferred Stock pursuant to the provisions of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board, shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been elected and qualified. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

SECTION 6.02. Filling of Newly Created Directorships and Vacancies.  Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 6.03. Qualifications of Directors.  There shall be no limitation on the qualifications of any person to be a director or on the ability of any director to vote on any matter brought before the Board, except (a) as required by applicable law or (b) as set forth in this Amended and Restated Certificate of Incorporation.

ARTICLE VII

~~SECTION 7.01. Bylaws.~~  In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the Bylaws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the law of the State of Delaware or this Amended and Restated Certificate of Incorporation.

ARTICLE VIII

~~SECTION 8.01. Limitation on Director Liability.~~  To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE IX

SECTION 9.01. Indemnification.  Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified and held harmless by the Corporation to the fullest extent permitted or authorized by the DGCL against all expenses (including attorneys’ fees), liability and loss reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the Corporation shall not be obligated to indemnify any director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) in connection with any civil or criminal action, suit or proceeding (any of the foregoing, a “Proceeding”) (or part thereof) initiated by such person (other than Proceedings to enforce indemnification or expense reimbursement or advancement rights hereunder) unless such Proceeding (or part thereof) was authorized or consented to by the Board. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Corporation would otherwise have the power to indemnify such person.

Expenses incurred by a person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a Proceeding, shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt by the Corporation of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article IX.

If a claim for indemnification under this Section 9.01 after the final disposition of the Proceeding is not paid in full within ~~90~~ninety calendar days after a written claim therefor has been received by the Corporation, or if a claim for payment of expenses under this Section 9.01 is not paid in full within ~~20~~ twenty calendar days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

The rights conferred on any person by this Section 9.01 shall not be exclusive of any other rights which such person may have or hereafter acquire under any law, this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any agreement, any vote of stockholders or resolution of disinterested directors or otherwise. The Corporation’s obligation, if any, to indemnify any person that was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.

Any amendment, modification or repeal of the foregoing provisions of this Section 9.01 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION 9.02. Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or other person indemnified hereunder, and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such person.

ARTICLE X

~~SECTION 10.01. Meetings of Stockholders.~~  Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided, however, that any action required or permitted to be taken, to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE XI

~~SECTION 11.01. DGCL Section 203.~~  The Corporation hereby expressly elects not to be governed by the provisions of Section 203 of the DGCL, and the restrictions and limitations set forth therein.

******

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by [     ], its [        ], as of the      day of            , 2014.

By:

Name:
Title:

[Signature Page to Amended & Restated Certificate of Incorporation]

Annex I

CERTIFICATE OF DESIGNATION

OF

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

BIOFUEL ENERGY CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

BIOFUEL ENERGY CORP., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the said Corporation (the “Certificate of Incorporation”), the said Board of Directors on March 27, 2014adopted the following resolution creating a series of 100,000 shares of Preferred Stock designated as “Series B Junior Participating Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby authorizes a series of preferred stock, par value $0.01 per share, of the Corporation to be, and such series of preferred stock hereby is, created, and that the number of shares thereof and the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SECTION 1. Designation and Amount.  There shall be a series of Preferred Stock that shall be designated as “Series B Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

SECTION 2. Dividends or Distributions.  (a) Subject to the prior and superior rights of the holders of shares of any other series of preferred stock of the Company or other class of capital stock of the Company ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series B Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series B Junior Participating Preferred Stock, in the amount of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series B Junior Participating Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) in an amount per whole share (rounded to the nearest cent) equal to (x) the Formula Number (as hereinafter defined) then in effect times (y) the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series B Junior Participating Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used herein, the “Formula Number” shall be 1,000; provided, however, that, if at any time after March 27, 2014, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after March 27, 2014, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series B Junior Participating Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b) The Corporation shall declare a cash dividend on the Series B Junior Participating Preferred Stock as provided in Section 2(a)(2) immediately prior to or at the same time it declares a cash dividend on the Common Stock; provided, however, that, in the event no cash dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock, a dividend of $10.00 per whole share on the Series B Junior Participating Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date or the first Quarterly Dividend Payment Date, as the case may be. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(c) Whether or not declared, dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from and after the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d) So long as any shares of Series B Junior Participating Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series B Junior Participating Preferred Stock shall have been declared and set aside.

(e) The holders of shares of Series B Junior Participating Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.

SECTION 3. Voting Rights.  The holders of shares of Series B Junior Participating Preferred Stock, in addition to the voting rights provided by law, shall have the following voting rights:

(a) Each holder of Series B Junior Participating Preferred Stock shall be entitled to a number of votes on each matter on which holders of the Common Stock and Class B Common Stock or stockholders generally are entitled to vote equal to the Formula Number then in effect, for each share of Series B Junior Participating Preferred Stock held of record, multiplied by the maximum number of votes per share which any holder of Common Stock, any holder of Class B Common Stock or stockholders generally then have with respect to such matter (assuming, if applicable, any holding period or other requirement to exercise such maximum voting rights is satisfied).

(b) Except as otherwise herein provided or by applicable law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock and the holders of shares of Class B Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

(c) Except as otherwise herein provided or by applicable law, holders of Series B Junior Participating Preferred Stock shall have no voting rights.

SECTION 4. Certain Restrictions.  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount per share equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount per share equal to the greater of (x) $1,000 per whole share and (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except distributions made ratably on the Series B Junior Participating Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

SECTION 6. Consolidation, Merger, etc.  (a) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

(b) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

SECTION 7. No Redemption; No Sinking Fund.  (a) The shares of Series B Junior Participating Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series B Junior Participating Preferred Stock; provided, however, that, subject to Section 4(a)(iv), the Corporation may purchase or otherwise acquire outstanding shares of Series B Junior Participating Preferred Stock in the open market or by offer to any holder or holders of shares of Series B Junior Participating Preferred Stock.

(b) The shares of Series B Junior Participating Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 8. No Purchase Fund.  The shares of Series B Junior Participating Preferred Stock shall not be subject to or entitled to the operation of a purchase fund.

SECTION 9. No Conversion; No Exchange.  The shares of Series B Junior Participating Preferred Stock shall not be convertible into, or exchangeable for, shares of any other class or series.

SECTION 10. Ranking.  The Series B Junior Participating Preferred Stock shall rank junior to all other series of preferred stock of the Corporation unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

SECTION 11. Fractional Shares.  The Series B Junior Participating Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock. In lieu of any fractional shares, the Corporation may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share, other than those one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in the Rights Agreement), or any integral multiple thereof, represented by one or more whole Rights immediately prior to such exercise, or (b) to issue depositary receipts evidencing fractional shares of Series B Junior Participating Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series B Junior Participating Preferred Stock.

SECTION 12. Reacquired Shares.  Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their retirement and cancelation become authorized but unissued shares of Series B Junior Participating Preferred Stock without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

SECTION 13. Amendment.  So long as any shares of Series B Junior Participating Preferred Stock shall be outstanding, (i) none of the voting power, preferences and relative, participating, optional or other special rights or privileges and the qualifications, limitations and restrictions of the Series B Junior Participating Preferred Stock as herein provided shall be amended in any manner which would alter or change the voting powers, preferences and relative, participating, optional or other special rights or privileges of the holders of Series B Junior Participating Preferred Stock and any qualifications, limitations or restrictions thereof so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Junior Participating Preferred Stock and (ii) no amendment, alteration or repeal of the Certificate of Incorporation or of the Amended and Restated Bylaws of the Corporation shall be effected so as to affect adversely any of such voting power, preferences and relative, participating, optional or other special rights or privileges.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by its authorized officer as of the 27 day and of March, 2014.

BIOFUEL ENERGY INC.,

by	/s/ Mark Zoeller Name: Mark Zoeller Title: Corporate Secretary

~~Annex I~~

~~BIOFUEL ENERGY CORP.~~

~~CERTIFICATE OF DESIGNATIONS~~
~~PURSUANT TO SECTION 151 OF THE~~
~~GENERAL CORPORATION LAW OF THE STATE OF DELAWARE~~

~~SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK~~

~~(Par Value $0.01)~~

~~The undersigned, being a duly authorized officer of BioFuel Energy Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:~~

~~Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors, on January 31, 2011, in accordance with Section 151(g) of the General Corporation Law of the state of Delaware, duly adopted the following resolution establishing a series of 2,000,000 shares of the Corporation’s Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series A Non-Voting Convertible Preferred Stock”):~~

~~RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby establishes a series of Series A Non-Voting Convertible Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations and preferences and conversion, relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:~~

~~SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK~~

~~1. Designation: Number of Shares.~~

~~There shall be created from the 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), authorized to be issued by the Certificate of Incorporation, a series of Preferred Stock designated as “Series A Non-Voting Convertible Preferred Stock” (the “Series A Non Voting Convertible Preferred Stock”), and the number of shares constituting the Series A Non-Voting Convertible Preferred Stock shall be 2,000,000. Such number of shares may be increased (but no such increase shall result in an increase of the number of shares of Series A Non-Voting Convertible Preferred Stock outstanding to a number greater than 5,000,000) or decreased by resolution of the Board of Directors adopted and filed pursuant to Section 151(g) of the DGCL, or any successor provision, and by the filing of a certificate of increase or decrease with the Secretary of State of the State of Delaware; provided that no such decrease shall reduce the number of shares of Series A Non-Voting Convertible Preferred Stock to a number less than the number of shares then outstanding; and provided further than no such increase shall be made unless such increase would be permitted by Section 8.~~

~~2. Definitions.  As used in this Certificate of Designations, the following terms shall have the following meanings:~~

~~“Additional Stock” means any shares of Common Stock or Common Stock Equivalents issued other than (i) any shares of Common Stock issuable upon exercise of the warrants contemplated by the Loan Agreement by and among the Corporation and the lenders party thereto and Greenlight APE, L.L.C., as Administrative Agent, dated September 24, 2010, as such may be amended from time to time, or (ii) any shares of Common Stock issued or issuable upon conversion of the Series A Non-Voting Convertible Preferred Stock.~~

~~“Board of Directors” shall mean the Board of Directors of the Corporation.~~

~~“By-Laws” shall mean the Amended and Restated Bylaws of the Corporation.~~

~~“Cargill Letter” shall mean the letter agreement dated September 23, 2000 among the Corporation, Cargill, Inc., Cargill Commodity Services, Inc., BFE Operating Company, LLC, Pioneer Trail Energy, LLC and Buffalo Lake Energy, LLC, as such may be amended from time to time.~~

~~“Cargill Stock Payment” shall mean the issuance of shares of Series A Non-Voting Convertible Preferred Stock underlying any depositary shares to be issued to Cargill, Inc. in connection with the stock payment to Cargill, Inc. contemplated by clause (B) of the second sentence of the third to last paragraph of the Cargill Letter.~~

~~“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as such may be amended from time to time.~~

~~“Class B Common Stock” shall mean the class B common stock, par value $0.01 per share, of the Corporation.~~

~~“Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.~~

~~“Common Stock Equivalents” means any securities, options or rights convertible into or exchangeable for, or entitling the holder thereof to receive, additional shares of Common Stock (other than the Series A Non-Voting Convertible Preferred Stock),~~

~~“Conversion Date” shall mean the date of the conversion of shares of Series A Non-Voting Convertible Preferred Stock for shares of Common Stock pursuant to Section 5.~~

~~“Conversion Rate” shall be 31.8868015, subject to adjustment pursuant to Section 6.~~

~~“Corporation” shall mean BioFuel Energy Corp., a corporation organized and existing under the laws of the State of Delaware.~~

~~“DGCL” shall mean the General Corporation Law of the State of Delaware.~~

~~“Per Share Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on The Nasdaq Global Market (or such other principal national securities exchange on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose).~~

~~“Registrar” means the Transfer Agent.~~

~~“Requisite Stockholder Approval” means the approval by the holders of the Common Stock and Class B Common Stock of the authorization and issuance of all additional shares of Common Stock issuable upon conversion of all shares of Series A Non-Voting Convertible Preferred Stock at the Conversion Rate.~~

~~“Transfer Agent” means The Bank of New York Mellon or any successor transfer agent appointed pursuant to Section 11.~~

~~3. Dividends and Distributions.  The holders of shares of Series A Non-Voting Convertible Preferred Stock shall be entitled to receive dividends or distributions (as applicable), out of any assets legally available therefor, when, as and if such dividends or distributions (as applicable) are paid to the holders of the Common Stock; provided that each share of Series A Non-Voting Convertible Preferred Stock shall entitle the holder thereof to receive any such dividends or distributions (as applicable) in an amount equal to the aggregate dividends or distributions that would be entitled to be received by holders of a number of shares of Common Stock equal to one multiplied by the Conversion Rate in effect at the applicable time. Dividends shall be payable to holders of record of shares of Series A Non-Voting Convertible Preferred Stock on the record date for the corresponding dividend or distribution on the Common Stock.~~

~~4. Liquidation.~~

~~a. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series A Non-Voting Convertible Preferred Stock shall be entitled to receive and to be paid out of the Corporation’s assets available for distribution to its stockholders, before any payment or distribution is made to holders of Common Stock or any other class of capital stock or series of Preferred Stock established after the original issue date of the Series A Non-Voting Convertible Preferred Stock the terms of which do not expressly provide that such class or series shall rank senior to or on a parity with the Series A Non-Voting Convertible Preferred Stock as to rights upon the liquidation, dissolution or winding up of the Corporation, but after any distribution on any class of capital stock or series of Preferred Stock of the Corporation established after the original issue date of the Series A Non-Voting Convertible Preferred Stock the terms of which expressly provide that such class or series shall rank senior to the Series A Non-Voting Convertible Preferred Stock as to rights upon the liquidation, dissolution or winding up of the Corporation, a liquidation preference in an amount equal to $0.56 multiplied by 31.8868015, plus declared but unpaid dividends.~~

~~b. If, upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, the amounts payable with respect to the liquidation preference of the Series A Non-Voting Convertible Preferred Stock and any class of capital stock or series of preferred stock established after the original issue date of the Series A Non-Voting Convertible Preferred Stock, the terms of which expressly provide that such class or series shall rank on a parity with the Series A Non-Voting Convertible Preferred Stock as to rights upon the liquidation, dissolution or winding up of the Corporation (“Parity Stock”) are not paid in full, the holders of the Series A Non-Voting Convertible Preferred Stock and the Parity Stock will share equally and ratably in any distribution of the Corporation’s assets in proportion to the full liquidation preference to which they are entitled.~~

~~c. After payment of the full amount of the liquidation preference to which they are entitled, the holders of the Series A Non-Voting Convertible Preferred Stock will have no right or claim to any of the Corporation’s remaining assets in the event of the Corporation’s liquidation, dissolution or winding up.~~

~~d. Neither the sale, conveyance or other transfer of all or substantially all of the Corporation’s assets or business (other than in connection with the Corporation’s liquidation, dissolution or winding up), nor the Corporation’s merger or consolidation into or with any other person, will be deemed to be the Corporation’s voluntary or involuntary liquidation, dissolution or winding up for purposes of this Section 4.~~

~~5. Conversion.  The Series A Non-Voting Convertible Preferred Stock shall be converted into Common Stock as follows:~~

~~a. Each outstanding share of Series A Non-Voting Convertible Preferred Stock shall, immediately following the Requisite Stockholder Approval, automatically convert into a number of shares of Common Stock equal to the Conversion Rate.~~

~~b. As soon as practicable after the Conversion Date, the Corporation shall (A) issue and deliver to each record holder of shares of Series A Non-Voting Convertible Preferred Stock as of immediately prior to the Conversion Date one or more certificates representing (or book entry notations representing) the number of shares of Common Stock to which such holder is entitled, together with a check or cash for payment of fractional shares (payable at the Per Share Closing Price of the Common Stock at the close of business on the trading day next preceding the Conversion Date), if any, and (B) pay to such holder, to the extent of funds legally available therefor, all declared but unpaid dividends on the shares of Series A Non-Voting Convertible Preferred Stock that are being converted into Common Stock. Such conversion shall be made on the Conversion Date, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Conversion Date, regardless of whether the Corporation shall have actually delivered certificates representing (or book entry notations representing) such shares of Common Stock as of such date. From and after the Conversion Date, the shares of Series A Non-Voting Convertible Preferred Stock to be converted on the Conversion Date shall no longer be outstanding, and~~

~~all rights of a holder thereof as a holder of Series A Non-Voting Convertible Preferred Stock shall cease and terminate with respect to such shares (except for (i) the right to receive from the Corporation certificates representing (or book entry notations representing) the Common Stock issuable upon conversion, (ii) the right to receive any payment in lieu of a fractional share of Common Stock and (iii) the right to receive, to the extent of funds legally available therefor, all declared but unpaid dividends on the shares of Series A Non-Voting Convertible Preferred Stock). If more than one share of Series A Non-Voting Convertible Preferred Stock is being surrendered for conversion at one time by the same holder, then the number of full shares of Common Stock issuable upon conversion shall be calculated on the basis of the aggregate number of shares of Series A Non-Voting Convertible Preferred Stock so surrendered for conversion by such holder at such time.~~

~~c. All shares of Common Stock issued upon conversion of the shares of Series A Non-Voting Convertible Preferred Stock shall, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action that will cause a contrary result.~~

~~6. Anti-dilution and Recomputations of the Conversion Rate.  The Conversion Rate shall be subject to adjustment from time to time as follows:~~

~~a. Stock Dividends.  If at any time after issuance of the Series A Non-Voting Convertible Preferred Stock the Corporation shall pay or make a dividend or other distribution to holders of its Common Stock solely in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the total number of shares of Common Stock constituting such dividend or other distribution, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination. Such increase shall become effective immediately after the opening of business on the day following the date fixed for determination of the holders entitled to such dividend or other distribution.~~

~~b. Stock Splits and Reverse Stock Splits.  If at any time after issuance of the Series A Non-Voting Convertible Preferred Stock the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be increased and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be decreased, in each case, to equal the product of the Conversion Rate in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.~~

~~c. Sales of Common Stock at a Price Below $0.56.  If at any time after issuance of the Series A Non-Voting Convertible Preferred Stock the Corporation shall issue and sell any shares of Additional Stock for an aggregate consideration per share less than $0.56, the Conversion Rate in effect immediately prior to each such issuance shall be increased by multiplying the Conversion Rate then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Additional Stock issued for an aggregate consideration per share less than $0.56 and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Additional Stock that the aggregate consideration received by the Corporation for such issuance would purchase at a purchase price per share of $0.56. For purposes of this Section 6(c), the aggregate number~~

~~of shares of Additional Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to converting, exchanging or exercising, but without taking into account potential anti-dilution adjustments) of any Common Stock Equivalents shall be deemed to have been issued at the time such Common Stock Equivalents were issued and sold and for a consideration per share (determined on an as-converted to Common Stock basis) equal to the consideration received by the Corporation for any such Common Stock Equivalents, plus the additional consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise of such Common Stock Equivalents. In any case in which the Conversion Rate is adjusted upon the issuance of a Common Stock Equivalent, no further adjustment to the Conversion Rate shall be made upon the issuance of Common Stock resulting from the conversion, exchange or exercise of such Common Stock Equivalent. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, the Conversion Rate of the Series A Non-Voting Convertible Preferred Stock, to the extent in any way affected by such Common Stock Equivalents, shall be recomputed to reflect such change. In the case of the issuance of shares of Addition Stock for cash, the consideration shall be deemed to be the aggregate amount of cash paid per share therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of shares of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors. Such increase shall become effective immediately after the opening of business on the day following the day upon which such issuance occurs.~~

~~d. Consolidation, Merger, etc.  If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Non-Voting Convertible Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the product of (i) the Conversion Rate then in effect and (ii) the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which a single share of Common Stock is exchanged or changed (assuming the holder of such share of Common Stock exercised any rights of election, if any, exercised by the holders of a majority (or plurality, if applicable) of the Common Stock and received per share the kind and amount of consideration equal to the weighted average of the types and amounts of consideration received by a majority (or plurality, if applicable) of similarly electing (or non-electing, as applicable) holders).~~

~~e. De Minimis Adjustments.  No adjustment to the Conversion Rate need be made pursuant to this Section 6 until all cumulative adjustments amount to 1% or more of the Conversion Rate as last adjusted. Any adjustments that arc not made shall be carried forward and taken into account in any subsequent adjustment.~~

~~f. Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to holders of record of Series A Non-Voting Convertible Preferred Stock (if any), first class, postage prepaid, at the address of such record holders as maintained by the Registrar, a notice of adjustment setting forth in reasonable detail the events giving rise to the adjustment and the calculation of the adjustment. A copy of such notice shall also be filed with the Registrar.~~

~~g. Rules of Calculation; Treasury Stock.  All calculations under this Section 6 shall be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of shares of Common Stock outstanding shall be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Corporation.~~

~~7. Voting Rights.  The Series A Non-Voting Convertible Preferred Stock shall have no voting rights except as required by law or as set forth in Section 8.~~

~~8. Protective Provisions.  So long as any shares of Series A Non-Voting Convertible Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Non-Voting Convertible Preferred Stock, voting separately as a class:~~

~~a. authorize or issue additional shares of Series A Non-Voting Convertible Preferred Stock; provided that no such approval shall be required in respect of any shares of Series A Non-Voting Convertible Preferred Stock to be authorized and issued in connection with the Cargill Stock Payment;~~

~~b. authorize or issue any other series of preferred equity securities which are senior or on parity with respect to liquidation or dividend payments to the Series A Nonvoting Convertible Preferred Stock; or~~

~~c. take any action that would amend, alter or modify the Certificate of Incorporation or By-Laws (whether by merger, consolidation, conversion or otherwise) if such amendment, alteration or modification would adversely affect the rights, preferences or privileges of the holders of the Series A Non-Voting Convertible Preferred Stock.~~

~~9. No Redemption; No Sinking Fund.~~

~~a. The shares of Series A Non-Voting Convertible Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Non-Voting Convertible Preferred Stock.~~

~~b. The shares of Series A Non-Voting Convertible Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.~~

~~10. Reissuance of Shares.  Any shares of Series A Non-Voting Convertible Preferred Stock acquired by the Corporation in any manner whatsoever, including upon conversion, shall not be reissued as such and shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.~~

~~11. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent.  The duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Series A Non-Voting Convertible Preferred Stock shall be the Transfer Agent. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent (which successor shall be an independent bank or trust company) who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the holders of shares of Series A Non-Voting Convertible Preferred Stock. Payments shall be payable by United States dollar check drawn on or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in the State of New York; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series A Non-Voting Convertible Preferred Stock register.~~

~~12. Form.  The Series A Non-Voting Convertible Preferred Stock shall initially be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Certificated Series A Non-Voting Convertible Preferred Stock”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. Each Certificated Series A Non-Voting Convertible Preferred Stock shall reflect the number of shares of Certificated Series A Non-Voting Convertible Preferred Stock represented thereby, and may have notations, legends or endorsements required by law or stock exchange rules (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Certificated Series A Non-Voting Convertible Preferred Stock shall be registered in the name or names of the person or persons specified by the Corporation in a written instrument to the Registrar.~~

~~13. Severability of Provisions.  If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Non-Voting Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative,~~

~~participating, optional and other special rights of the Series A Non-Voting Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable provisions shall, nevertheless, remain in full force and effect.~~

~~14. Notices.  Unless otherwise provided herein, any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series A Non-Voting Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Registrar.~~

~~The effective time and date of the series herein certified shall be as of the time and date filed with the Secretary of State of the State of Delaware.~~

~~Signed on February 3, 2011~~

~~/s/ Scott H. Pearce~~
~~Name: Scott H. Pearce~~
~~Title: President and CEO~~

~~[FORM OF FACE OF SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK]~~

~~Certificate Number [ ]~~	~~Number of Shares of Series A Non-Voting Convertible Preferred Stock [ ]~~

~~BIOFUEL ENERGY CORP.~~
~~Series A Non-Voting Convertible Preferred Stock~~
~~(par value $0.01 per share)~~

~~BIOFUEL ENERGY CORP., a Delaware corporation (the “Corporation”), hereby certifies that [        ] (the “Holder”) is the registered owner of [        ] fully paid and non-assessable shares of the Corporation’s designated Series A Non-Voting Convertible Preferred Stock, with a par value of $0.01 per share and a liquidation preference of $[    ] per share (the “Series A Non-Voting Convertible Preferred Stock”). The shares of Series A Non-Voting Convertible Preferred Stock are transferable on the books and records of the Registrar, with the written consent of the Corporation, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Non-Voting Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated [          ] as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business.~~

~~Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.~~

~~Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.~~

~~Unless the Registrar has properly countersigned, these shares of Series A Non-Voting Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.~~

~~IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an officer of the Corporation this [        ] day of [        ] [        ].~~

~~BIOFUEL ENERGY CORP.,~~

~~By~~	~~____________________________________ Name: Title:~~

~~REGISTRAR’S COUNTERSIGNATURE~~

~~These are shares of Series A Non-Voting Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.~~

~~Dated: [        ], [        ]~~

~~THE BANK OF NEW YORK MELLON,~~
~~as Registrar~~

~~By:~~ 	Name: Title:

~~[FORM OF REVERSE OF CERTIFICATE FOR SERIES A NON-VOTING CONVERTIBLE~~
~~PREFERRED STOCK]~~

~~The shares of Series A Non-Voting Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.~~

~~The Corporation shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.~~

~~ASSIGNMENT~~

~~FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Non-Voting Convertible Preferred Stock evidenced hereby to:~~

~~(Insert assignee’s social security or taxpayer identification number, if any)~~

~~(Insert address and zip code of assignee)~~

~~and irrevocably appoints:~~

~~as agent to transfer the shares of Series A Non-Voting Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.~~

~~Date:~~

~~Signature:~~
~~(Sign exactly as your name appears on the other side of this Certificate)~~

~~Signature~~
~~Guarantee:~~

~~(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)~~

Annex E
EXECUTION COPY

SECTION 382 RIGHTS AGREEMENT

dated as of March 27, 2014

between

BIOFUEL ENERGY CORP.

and

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.,

as Rights Agent

Page
SECTION 1. Certain Definitions	E-1
SECTION 2. Appointment of Rights Agent	E-9
SECTION 3. Issue of Rights and Right Certificates	E-9
SECTION 4. Form of Right Certificates	E-11
SECTION 5. Execution, Countersignature and Registration	E-11
SECTION 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights	E-12
SECTION 7. Exercise of Rights; Expiration Date of Rights	E-12
SECTION 8. Cancelation and Destruction of Right Certificates	E-14
SECTION 9. Reservation and Availability of Preferred Shares	E-14
SECTION 10. Preferred Shares Record Date	E-15
SECTION 11. Adjustments in Rights After There Is an Acquiring Person; Exchange of Rights for Shares; Business Combinations	E-16
SECTION 12. Certain Adjustments	E-19
SECTION 13. Certificate of Adjustment	E-20
SECTION 14. Additional Covenants	E-20
SECTION 15. Fractional Rights and Fractional Shares	E-20
SECTION 16. Rights of Action	E-21
SECTION 17. Transfer and Ownership of Rights and Right Certificates	E-22
SECTION 18. Right Certificate Holder Not Deemed a Stockholder	E-22
SECTION 19. Concerning the Rights Agent	E-22
SECTION 20. Merger or Consolidation or Change of Rights Agent	E-22
SECTION 21. Duties of Rights Agent	E-23
SECTION 22. Change of Rights Agent	E-25
SECTION 23. Issuance of Additional Rights and Right Certificates	E-25
SECTION 24. Redemption and Termination	E-26
SECTION 25. Notices	E-26
SECTION 26. Supplements and Amendments	E-27
SECTION 27. Successors	E-27
SECTION 28. Benefits of Rights Agreement; Determinations and Actions by the Board, etc	E-27
SECTION 29. Process to Seek Exemption	E-28
SECTION 30. Tax Benefits Review	E-28
SECTION 31. Severability	E-29
SECTION 32. Governing Law	E-29
SECTION 33. Counterparts; Effectiveness	E-29
SECTION 34. Descriptive Headings	E-29
Exhibits
A Form of Certificate of Designation	Exhibit A-1
B Form of Right Certificate	Exhibit B-1
C Summary of Rights	Exhibit C-1

E-i

SECTION 382 RIGHTS AGREEMENT dated as of March 27, 2014 (the “Rights Agreement”), between BIOFUEL ENERGY CORP., a Delaware corporation (the “Company”), and BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Rights Agent (the “Rights Agent”).

WHEREAS, the Company has generated NOLs (as such term is hereinafter defined) for United States Federal income tax purposes; and such NOLs may potentially provide valuable tax benefits to the Company; the Company desires to avoid an “ownership change” within the meaning of Section 382 and the Treasury Regulations (as such terms are hereinafter defined) promulgated thereunder, and thereby preserve the ability to utilize fully such NOLs and any other Tax Benefits that may arise; and, in furtherance of such objective, the Company desires to enter into this Rights Agreement; and

WHEREAS, on March 27, 2014 (the “Rights Dividend Declaration Date”) the Board of Directors of the Company (the “Board”) has adopted resolutions creating a series of preferred stock designated as “Series B Junior Participating Preferred Stock” and authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as hereinafter defined) on April 7, 2014 (the “Record Date”), and has further authorized and directed the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Company’s treasury) between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date (whether originally issued or delivered from the Company’s treasury) and prior to the earlier of the Redemption Date and the Expiration Date only in accordance with the provisions of Section 23. Each Right shall initially represent the right to purchase one one-thousandth ( 1/1,000th) of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “ Preferred Shares”), having the powers, rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. Certain Definitions.  For purposes of this Rights Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.99% or more of the Common Shares then outstanding, but not including (a) the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan, (b) any Grandfathered Person, unless such Grandfathered Person becomes the Beneficial Owner of a percentage of Common Shares then outstanding exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more of the outstanding Common Shares or (c) any Exempt Person; provided, however, that no Person who or which, alone or together with all Affiliates and Associates of such Person, has become and is the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, has exceeded and is exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Shares at the time outstanding, will be deemed to have become an Acquiring Person solely as the result of (i) a change in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares, including pursuant to a dividend or distribution of shares by the Company made on a pro rata basis to all holders of Common Shares or the issuance of shares by the Company pursuant to a split or subdivision of the outstanding Common Shares; (ii) equity compensation awards granted to such Person by the Company or as a result of an adjustment to the number of Common Shares represented by such equity compensation award pursuant to the terms thereof, unless and until such time, in the case of clause (i) and clause (ii), as such Person or one or more of its Affiliates or Associates thereafter acquires Beneficial Ownership of one additional Common Share (other than any Common Shares acquired as described in clause (i) or (ii) above); or (iii) the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if the

Board determines that such acquisition was made in good faith without the knowledge by such Person or one or more of its Affiliates or Associates that such Person would thereby become an Acquiring Person (including because (A) such Person was unaware that it Beneficially Owned a percentage of then-outstanding Common Shares that would otherwise cause such Person, together with all Affiliates and Associates of such Person, to become an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership but was unaware of the consequences of such Beneficial Ownership under this Rights Agreement), which determination of the Board shall be conclusive and binding on such Person, the Rights Agent, the holders of the Rights and all other Persons.

Notwithstanding clause (iii) of the proviso in the prior sentence, unless the Board determines pursuant to the definition of “Exempt Person” that an Inadvertent Acquiror is an Exempt Person, if any Person that is not an Acquiring Person due to such clause (iii) does not reduce its, together with all of its Affiliates’ and Associates’, percentage of Beneficial Ownership of Common Shares to less than 4.99% (or in the case of a Grandfathered Person, to less than 0.5% in excess of its Grandfathered Percentage) by the Close of Business on the tenth calendar day after notice from the Company (the date of notice being the first day) that such Person’s Beneficial Ownership of Common Shares would make it an Acquiring Person, such Person shall, at the end of such ten calendar day period, become an Acquiring Person (and such clause (iii) shall no longer apply to such Person). If any Person that is not an Acquiring Person due to such clause (iii) and the requirements of the prior sentence shall again become the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, a percentage of Common Shares then outstanding exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person”, subject to the exceptions set forth in this definition.

Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as a result of an Exempt Transaction.

Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportion of the Common Shares beneficially owned by such Person to 4.99% or more (or in the case of a Grandfathered Person, has exceeded and is exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Shares at the time outstanding unless and until such time as such Person or one or more of its Affiliates or Associates thereafter acquires Beneficial Ownership of one additional Common Share unless, upon becoming the Beneficial Owner of such additional Common Share, such Person is not then the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, of a percentage of Common Shares then outstanding exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Shares at the time outstanding.

“Affiliate” and “Associate”, when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement, and to the extent not included within the foregoing, shall also include, with respect to any Person, any other Person whose Common Shares would be deemed to be constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own”, and shall be deemed to have “Beneficial Ownership” of, any securities:

(a) that such Person or any of such Person’s Affiliates or Associates is deemed to “beneficially own” within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, or to have Beneficial Ownership of, any Common Shares by virtue of owning securities or other interests (including rights, options, warrants or LLC Units) that are convertible or exchangeable into, or exercisable for, such Common Shares, except to the extent that upon the acquisition or transfer of such securities or other interests, such securities or other interests would be treated as exercised under Section 1.382-4(d) or other applicable sections of the Treasury Regulations;

(b) that such Person or any of such Person’s Affiliates or Associates has, directly or indirectly, the legal, equitable or contractual right or obligation to acquire (whether such right is exercisable or such obligation is required to be performed immediately or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise, or whether within the control of such Person) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under this clause (b) to be the Beneficial Owner of, or to Beneficially Own, or to have Beneficial Ownership of, (i) any Common Shares by virtue of owning securities or other interests (including rights, options, warrants or LLC Units) that are convertible or exchangeable into, or exercisable for, such Common Shares, except to the extent that upon the acquisition or transfer of such securities or other interests, such securities or other interests would be treated as exercised under Section 1.382-4(d) or other applicable sections of the Treasury Regulations or (ii) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or cease to be subject to withdrawal by the tendering security holder;

(c) that such Person or any of such Person’s Affiliates or Associates has the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed under this clause (c) to be the Beneficial Owner of, or to Beneficially Own, or to have Beneficial Ownership of, any security if (i) the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Common Shares of the Company pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (ii) the beneficial ownership of such security is not also then reportable on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report);

(d) that such Person or any of such Person’s Affiliates or Associates has the right to dispose of, pursuant to any agreement, arrangement or understanding (written or oral);

(e) that are beneficially owned, directly or indirectly, by any other Person (or an Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring (except pursuant to a tender or exchange offer subject to withdrawal as described in the proviso to clause (b) of this definition) such securities, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) or other applicable sections of the Treasury Regulations; or

(f) which are the subject of, or the reference securities for, or that underlie, any derivative security (as defined under Rule 16a-1 under the Exchange Act) Beneficially Owned by such Person or any of such Person’s Affiliates or Associates, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing such derivative security as being subject to be acquired upon the exercise or settlement of such derivative security or as the basis upon which the value or settlement amount of such derivative security is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board in its sole discretion to be the number of Common Shares to which such derivative security relates, to the extent that such derivative security is being used to evade the ownership change rules under Section 382.

Notwithstanding the foregoing, nothing contained in this definition shall cause a Person to be deemed the “Beneficial Owner” of, or to “Beneficially Own”, or to have “Beneficial Ownership” of, securities (A) if the Person is ordinarily engaged in business as an underwriter of securities and has acquired such securities in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company until the expiration of 40 calendar days (or such later date as the Board may determine in any specific case) after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of 40 calendar days (or such later date as the Board may determine in any specific case), or (B) if such Person is a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act) and has acquired such securities solely as a result of such status.

Notwithstanding anything in this Rights Agreement to the contrary, (x) to the extent not contained in this definition, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of, Common Shares that such Person would be deemed to constructively own or that otherwise would be aggregated with shares owned by such Person pursuant to Section 382, or any successor provision or replacement provision of the Code and the Treasury Regulations promulgated thereunder and (y) a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, or to have Beneficial Ownership of, any Common Shares by virtue of owning shares of Class B Common Stock or any LLC Units.

“Board” shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

“Book Value”, when used with reference to Common Shares issued by any Person, shall mean the amount of equity of such Person applicable to each Common Share, determined (a) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (b) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination, and (c) after giving effect to (i) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, that have an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (ii) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (iii) any other agreement, arrangement or understanding (written or oral), or transaction or other action contemplated prior to the date as of which such Book Value is to be determined that would have the effect of thereafter reducing such Book Value.

“Business Combination” shall have the meaning set forth in Section 11(c)(i).

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Certificate of Designation” shall mean the Certificate of Designation of Series B Junior Participating Preferred Stock of the Company, substantially in the form of Exhibit A hereto.

“Class B Common Stock” shall mean the Class B Common Stock, par value $0.01 per share, of the Company.

“Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that, if such date is not a Business Day, “Close of Business” shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

“Code” shall mean Internal Revenue Code of 1986, as amended.

“Common Shares”, when used with reference to the Company prior to a Business Combination, shall mean the shares of Common Stock or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed and any other interest that would be treated as “stock” of the Company for purposes of Section 382 (including Treasury Regulation Section 1.382-2T(f)(18)) in this Section 1 and all other provisions of this Rights Agreement in which such meaning is necessary in order to ensure that this Rights Agreement is effective in carrying out its stated purpose and intent of preserving the Company’s NOLs and other Tax Benefits; “Common Shares”, when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed, and if there shall be more than one class or series of such shares of capital stock or units of equity interests of such Person, then “Common Shares” of such Person shall mean the class or series of capital stock of such Person or units of equity interests in such Person having voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)), or in the case of multiple classes or series having such voting power, having the greatest voting power.

“Common Stock” shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

“Company” shall have the meaning set forth in the heading of this Rights Agreement; provided, however, that if there is a Business Combination, “Company” shall have the meaning set forth in Section 11(c)(iii).

The term “control” with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Distribution Date” shall have the meaning set forth in Section 3(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

“Exchange Consideration” shall have the meaning set forth in Section 11(b)(i).

“Exempt Person” shall mean any Person, alone or together with all Affiliates and Associates of such Person, whose Beneficial Ownership of 4.99% or more of the then outstanding Common Shares, as determined by the Board in its sole discretion, or a duly constituted committee of Independent Directors, in its sole discretion, including a determination pursuant to Section 29, (a) would not jeopardize or endanger the availability to the Company of its NOLs or other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant, or (b) is otherwise in the best interests of the Company; provided, however, that the Board, or a duly constituted committee of Independent Directors, makes such determination either (x) before the time such Person otherwise would have become an Acquiring Person, or (y) after the time such Person otherwise would have become an Acquiring Person if the Board, or a duly constituted committee of Independent Directors, has determined that such Person is an Inadvertent Acquiror; provided, further, that such Person will cease to be an “Exempt Person” if the Board, in its sole discretion, or a duly constituted committee of Independent Directors, in its sole discretion, makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its NOLs or other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant. In granting an exemption under this definition, the Board, or a duly constituted committee of Independent Directors, may require any Person who would otherwise be an Acquiring Person to make certain representations, undertakings or covenants or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board, or a duly constituted committee of Independent Directors, may determine in its sole discretion, including that any such violation shall result in such Person becoming an Acquiring Person.

“Exempt Transaction” shall mean (a) an exchange by any holder of LLC Units held by it on the Rights Dividend Declaration Date for Common Shares pursuant to its rights under the LLC Agreement and (b) any other transaction that the Board determines, or a duly constituted committee of Independent Directors determines, is exempt from this Rights Agreement, which determination shall be made in the sole discretion of the Board (or any such committee) prior to the date of such transaction, including if the Board (or any such committee) determines that (i) neither the Beneficial Ownership of Common Shares by any Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the NOLs or other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant, or (ii) such transaction is otherwise in the best interests of the Company. In granting an exemption under this definition, the Board, or a duly constituted committee of Independent Directors, may require any Person who would otherwise be an Acquiring Person to make certain representations, undertakings or covenants or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board, or a duly constituted committee of Independent Directors, may determine in its sole discretion, including that any such violation shall result in such Person becoming an Acquiring Person.

“Exemption Request” shall have the meaning set forth in Section 29.

“Expiration Date” shall have the meaning set forth in Section 7(a).

“Final Expiration Date” shall mean the Close of Business on March 27, 2017.

“Further Subsequent Transferee” shall have the meaning set forth in Section 7(e).

“Grandfathered Percentage” shall mean, with respect to any Grandfathered Person, the percentage of the outstanding Common Shares of the Company that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns as of the Rights Dividend Declaration Date; provided that, in the event any Grandfathered Person shall sell, transfer, or otherwise dispose of any outstanding Common Shares of the Company after the Rights Dividend Declaration Date, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (a) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (b) the percentage of outstanding Common Shares of the Company that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns immediately following such sale, transfer or disposition.

“Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the Rights Dividend Declaration Date, the Beneficial Owner (as disclosed in public filings with the Securities and Exchange Commission on the Rights Dividend Declaration Date) of 4.99% or more of the Common Shares of the Company then outstanding. Notwithstanding anything to the contrary provided in this Rights Agreement, any Grandfathered Person who after the Rights Dividend Declaration Date becomes the Beneficial Owner of less than 4.99% of the Common Shares of the Company then outstanding shall cease to be a Grandfathered Person and shall be subject to all of the provisions of this Rights Agreement in the same manner as any Person who or which is not and was never a Grandfathered Person.

“including” shall mean including, without limitation.

“Inadvertent Acquiror” shall mean any Person who would be an Acquiring Person but for clause (iii) of the proviso in the definition of “Acquiring Person”.

“Independent Director” shall mean an independent director as defined under Listing Rules of the Nasdaq Stock Market.

“LLC Agreement” shall mean the Third Amended and Restated Limited Liability Company Agreement of BioFuel Energy, LLC dated as of February 4, 2011, as amended as of March 27, 2014, as amended, restated, supplemented or otherwise modified from time to time.

“LLC Units” shall mean the membership units in BioFuel Energy, LLC.

“Major Part”, when used with reference to the assets of the Company and its Subsidiaries as of any date, shall mean assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of earnings before interest, taxes, depreciation and amortization or of the revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on, or derived from, a consolidated or combined statement of income or net earnings of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company’s monthly accounting period immediately preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

“Market Value”, when used with reference to Common Shares on any date, shall mean the average of the daily closing prices, per share, of such Common Shares for the period that is the shorter of (a) 30 consecutive Trading Days ending on the Trading Day immediately prior to the date in question and (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value of Common Shares and ending on the Trading Day immediately prior to the record date of such event. The closing price for each Trading Day shall be the closing price quoted on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market, or, if the Common Shares or other relevant securities are not quoted on the Nasdaq Stock Market, on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed or admitted to trading, or, if such securities are not listed or admitted to trading on any such exchange, the closing price (or, if no sale takes place on such Trading Day, the average of the closing bid and asked prices on such Trading Day) as quoted on any reputable quotations system specified by the Board, or if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board, or if on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons); provided, however, that if a Trading Day occurs during a period following an announcement of any action of the type described in Section 12(a) that would require an adjustment thereunder by the issuer of the securities the closing price of which is to be determined, then, and in each such case, the closing price of such securities shall be appropriately adjusted to reflect the effect of such action on the market price of such securities; and provided further, however, that for the purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no market maker for the Preferred Shares, the closing price on such Trading Day shall be deemed to be the Formula Number (as defined in the Certificate of Designation) multiplied by the closing price of the Common Shares of the Company on such Trading Day.

“NOLs” shall mean the Company’s net operating loss carryforwards.

“Person” shall mean an individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a Public Group (as defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

“Post Transferee” shall have the meaning set forth in Section 7(e).

“Preferred Shares” shall have the meaning set forth in the introductory paragraph of this Rights Agreement. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

“Principal Party” shall mean the Surviving Person in a Business Combination; provided, however, that, (i) if such Surviving Person is a direct or indirect Subsidiary of any other Person, “Principal Party” shall mean the Person that is the ultimate parent of such Surviving Person, and (ii) in the event ultimate control of such Surviving Person is shared by two or more Persons, “Principal Party” shall mean that Person that is immediately controlled by such two or more Persons.

“Prior Transferee” shall have the meaning set forth in Section 7(e).

“Purchase Price” with respect to each Right shall mean $13.50, as such amount may from time to time be adjusted as provided in this Rights Agreement, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

“Record Date” shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

“Redemption Date” shall have the meaning set forth in Section 24(a).

“Redemption Price” with respect to each Right shall mean $0.0001, as such amount may from time to time be adjusted in accordance with Section 12. All references herein to the Redemption Price shall mean the Redemption Price as in effect at the time in question.

“Registered Common Shares” shall mean Common Shares that are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act, and if a Person has multiple classes or series of Registered Common Shares outstanding, “Registered Common Shares” of such Person shall mean the class or series of Registered Common Shares of such Person having voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)), or in the case of multiple classes or series having such voting power, having the greatest voting power.

“Requesting Person” shall have the meaning set forth in Section 29.

“Right Certificate” shall mean a certificate evidencing a Right in substantially the form attached hereto as Exhibit B.

“Right” or “Rights” shall mean the right or rights to purchase Preferred Shares (or other securities) as provided in this Rights Agreement.

“Rights Dividend Declaration Date” shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

“Section 382” shall mean Section 382 of the Code, or any successor provision or replacement provision.

“Securities Act” shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided.

“Share Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that a Person has become an Acquiring Person, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person; provided, however that, if such Person is determined by the Board (a) to be an Exempt Person or (b) to be an Inadvertent Acquiror, then in the case of each of clause (a) and (b), the Share Acquisition Date shall be deemed not to have occurred; but only for so long as such Person (i) in the case of clause (a), remains an Exempt Person or (ii) in the case of clause (b), does not thereafter become an Acquiring Person pursuant to the second sentence of the definition of “Acquiring Person”, unless, in the case of each of clause (i) and clause (ii), the Distribution Date shall have occurred.

“Subsidiary” of another Person shall mean a Person, at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) of which is owned, directly or indirectly, by such other Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

“Summary of Rights” shall have the meaning set forth in Section 3(c).

“Surviving Person” shall mean (a) the Person that is the continuing or surviving Person in a Business Combination specified in Section 11(c)(i)(A) or (b) the Person to which the Major Part of the assets of the

Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(c)(i)(B); provided, however, that, if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(c)(i)(B) to more than one Person, the “Surviving Person” in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, research and development credit carryovers and any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

“Trading Day” shall mean a day on which the principal United States securities exchange (or principal recognized foreign stock exchange, as the case may be) on which the Rights or securities in question are listed or admitted to trading is open for the transaction of business or, if the Rights or securities in question are not listed or admitted to trading on any United States securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.

“Treasury Regulations” shall mean final, temporary and proposed tax regulations promulgated under the Code, as amended.

“Trust” shall have the meaning set forth in Section 11(b)(ii).

“Trust Agreement” shall have the meaning set forth in Section 11(b)(ii).

SECTION 2. Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent to the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-rights agents as it may deem necessary or desirable, upon ten days’ prior written notice to the Rights Agent (and the term “Rights Agent” as used herein shall refer, collectively, to the Rights Agent together with any such co-rights agents). The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine, and shall be provided in writing to the Rights Agent.

SECTION 3. Issue of Rights and Right Certificates.  \1 2 (a) One Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date and each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date and the Expiration Date as provided in Section 23, subject to adjustment as provided in this Rights Agreement.

(b) Until the Close of Business on the earlier of (i) the tenth calendar day after the Share Acquisition Date and (ii) such date (prior to such time as any Person becomes an Acquiring Person), if any, as may be designated by the Board following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries, or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of 4.99% or more of the outstanding Common Shares (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights shall, except as otherwise provided in Section 3(c), be evidenced by the certificates representing the Common Shares registered in the names of the holders thereof, or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Right Certificates, and (y) the Rights, including the right to receive Right Certificates, shall be transferable only in connection with the transfer of the underlying Common Shares. As soon as practicable after the Distribution Date, the Company shall send written notice to Rights Agent of the Distribution Date, and the

Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent (and the Rights Agent shall, if requested with written instructions from the Company, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, one or more Right Certificates evidencing one whole Right for each Common Share held by such record holder, subject to the provisions of Section 15 and to adjustment as provided in this Rights Agreement. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

(c) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person) at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares. With respect to any Common Shares outstanding as of the Record Date, and until the earliest of the Distribution Date, the Redemption Date and the Expiration Date, (i) in the case of certificated shares, (A) the Rights associated with the Common Shares represented by any certificate shall be evidenced by such certificate for the Common Shares with a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (B) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, (A) the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (B) the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.

(d) In the case of certificated Common Shares, certificates issued for Common Shares after the Record Date (including upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date, shall have printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Section 382 Rights Agreement dated as of March 27, 2014 (as it may be amended from time to time (the “Rights Agreement”)), between BIOFUEL ENERGY CORP. (the “Company”) and BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Rights Agent (the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Company shall mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. RIGHTS THAT ARE OR WERE, AT ANY TIME ON OR AFTER THE DATE AN ACQUIRING PERSON BECOMES SUCH, BENEFICIALLY OWNED BY SUCH ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF SUCH ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3(d), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Rights Agreement shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

(e) In the case of Common Shares held in uncertificated form, the Company shall cause the confirmation and account statements sent to holders of Common Shares in book-entry form (including upon transfer or exchange of outstanding Common Shares) prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date to bear a legend in substantially the following form:

Each share of Common Stock, par value $0.01 per share, of BIOFUEL ENERGY CORP. (the “Company”) entitles the holder thereof to certain Rights as set forth in a Section 382 Rights Agreement dated as of March 27, 2014 (as it may be amended from time to time (the “Rights Agreement”)), between the Company and BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Rights Agent (the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by the shares to which this statement relates. The Company shall mail to the holder of shares to which this statement relates a copy of the Rights Agreement without charge after receipt of a written request therefor. RIGHTS THAT ARE OR WERE, AT ANY TIME ON OR AFTER THE DATE AN ACQUIRING PERSON BECOMES SUCH, BENEFICIALLY OWNED BY SUCH ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF SUCH ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3(e), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Rights Agreement shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Common Shares in book entry form, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates or Common Shares held in book entry form shall be evidenced by such certificates or book entry shares alone, and the surrender for transfer of any such certificate or book entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date in connection with the instructions received from the Company, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

SECTION 4. Form of Right Certificates.  The Right Certificates (and the form of election to purchase shares and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the other provisions of this Rights Agreement (including Sections 7, 11 and 24), the Right Certificates, whenever issued, shall be dated as of the Distribution Date and shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment as provided in this Rights Agreement.

SECTION 5. Execution, Countersignature and Registration.  (a) The Right Certificates shall be executed on behalf of the Company by (x) the Chief Executive Officer, the President, the Chief Financial Officer or the General Counsel or (y) any two officers designated by the Board, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent either manually or by facsimile signature, and shall not be valid or obligatory for any purpose unless so countersigned. In the event that any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Rights Agreement any such person was not such an officer of the Company.

(b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

SECTION 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights.  (a) Subject to Section 15, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date and the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 7(e)) may be transferred, split-up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. The Right Certificates are transferable only on the registry books of the Rights Agent. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Company and the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at the office of the Rights Agent designated for such purpose; provided, however, that neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have properly completed and duly signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e) and 15, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

(b) Subject to Sections 7(e) and 15, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancelation of the Right Certificate if mutilated, the Company shall execute a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

SECTION 7. Exercise of Rights; Expiration Date of Rights.  (a) Subject to the other provisions of this Rights Agreement (including Section 7(e) and Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided in this Rights Agreement, to purchase for the Purchase Price one one-thousandth ( 1/1,000th) of a Preferred Share, subject to adjustment as provided in this Rights Agreement, at any time after the Distribution Date and at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, (iii) the Close of Business on the effective date of the repeal of Section 382 or any successor statute if the Board determines that this Rights Agreement is no longer necessary or desirable for the preservation of NOLs or other Tax Benefits, (iv) the Close of Business on the first day of a taxable year of the Company with respect to which the Board determines that no NOLs or other Tax Benefits may be carried forward and (v) the Close of Business on March 26, 2015, if approval of this Rights Agreement by a majority of votes cast by the stockholders present in person or by proxy and voting on the matter has not been obtained by or on such date (the earliest of the events described in clauses (i), (iii), (iv) and (v) being herein referred to as the “Expiration Date”).

(b) Subject to the other provisions of this Rights Agreement (including Section 7(e)), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Rights Agreement) in whole or in part at any time after the Distribution Date and at or prior to the earlier of (i) the Expiration Date and (ii) the Redemption Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by payment of the Purchase Price for each one one-thousandth ( 1/1,000th) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement) as to which the Rights are exercised, together with an amount equal to any applicable transfer tax, in the manner required hereby.

(c) Subject to the other provisions of this Rights Agreement (including Section 7(e)), upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) either (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, requisition from the depositary agent depositary receipts representing the number of one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement) to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with all such requests, (ii) when necessary to comply with this Rights Agreement (or otherwise when appropriate, as determined by the Company with notice to the Rights Agent), requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Rights Agreement (or otherwise when appropriate, as determined by the Company with notice to the Rights Agent), after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 15.

(e) Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are at any time Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such (a “Post Transferee”), (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from such Affiliate or Associate) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding (written or oral) regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e) (a “Prior Transferee”), or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees (a “Further Subsequent Transferee”), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Rights Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of any Right Certificate or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate, or any transferee thereof, hereunder.

(f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8. Cancelation and Destruction of Right Certificates.  All Right Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void and nontransferable pursuant to Section 7(e) surrendered or presented for any purpose shall, if surrendered or presented to the Company or to any of its agents, be delivered to the Rights Agent for cancelation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancelation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall at the written request of the Company, destroy or deliver such canceled Right Certificates, to the Company. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Rights Certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to Rights Certificates canceled or destroyed by the Rights Agent and shall certify to the Company the accuracy of such records.

SECTION 9. Reservation and Availability of Preferred Shares.  (a) The Company shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares (or any authorized and issued Preferred Shares held in its treasury), free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

(b) If there are not sufficient Preferred Shares authorized but unissued (or authorized and issued Preferred Shares held by the Company in its treasury) to permit the exercise of Rights in accordance with this Rights Agreement, the Company shall take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise of Rights pursuant to this Rights Agreement; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares then the Company shall, or, if action by the Company’s stockholders is necessary to cause such authorization, in lieu of seeking any authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments to which it is a party in effect prior to the Distribution Date, (i) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Shares and requiring payment therefor or (ii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, distribute cash, Preferred Shares (including fractions thereof), Common Shares (including fractions thereof) or other equity or debt securities (or any combination of any of the foregoing) having an aggregate value equal to the value of the Preferred Shares (including fractions thereof) that otherwise would have been issuable pursuant to this Rights Agreement, which value shall be determined by a nationally recognized investment banking firm selected by the Board or a duly constituted committee of Independent Directors. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments to which it is party in effect prior to the Distribution Date) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis as such payments are or become permissible under such legal or contractual restrictions until such payments have been paid in full.

(c) The Company shall take all actions as may be necessary to ensure that all Preferred Shares and Common Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares and Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d) The Company shall pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares or Common Shares or other securities upon the exercise or exchange of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates or depositary receipts for the Preferred Shares or Common Shares or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates or depositary receipts for Preferred Shares or Common Shares or other securities, as the case may be, upon the exercise or exchange of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

(e) So long as the Preferred Shares issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.

(f) From and after such time as the Rights become exercisable, the Company shall use its reasonable best efforts, if then necessary to permit the issuance of shares of Preferred Shares upon the exercise of Rights, to register and qualify such shares of Preferred Shares under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a written notice to the Rights Agent as well as a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a written notice to the Rights Agent and a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.

SECTION 10. Preferred Shares Record Date.  Each Person in whose name any certificate for Preferred Shares or Common Shares or other securities is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares or other securities, as the case may be, represented thereby on, and such certificate shall be dated, the date on which the Right Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are closed, such Person shall be deemed to have become the record holder of such Preferred Shares or Common Shares or other securities, as the case may be, on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred

Shares for which the Rights shall be exercisable, including the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11. Adjustments in Rights After There Is an Acquiring Person; Exchange of Rights for Shares; Business Combinations.  (a) Subject to the other provisions of this Rights Agreement (including Section 7(e)), upon the occurrence of the Share Acquisition Date, each holder of a Right shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement) as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement) for which such Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on such Share Acquisition Date.

(b) (i) The Board may, at its option, at any time after the Share Acquisition Date, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to Section 7(e)) for consideration per Right consisting of one-half the Preferred Shares (or fractions thereof) that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) (such consideration in this Section 11(b)(i) being the “Exchange Consideration”). If the Board elects to exchange all the Rights for Exchange Consideration pursuant to this Section 11(b)(i) prior to the physical distribution of the Right Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Rights Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution. The Company may elect to deposit such Preferred Shares with a depositary agent under a depositary arrangement, and, in such event the Company shall cause the depositary agent to issue, in lieu of certificates for such Preferred Shares, depositary receipts representing the number of such Preferred Shares (or fractions thereof) to be exchanged (in which case the certificates for such Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent). Notwithstanding the foregoing, the Board may not effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of more than 50% of the Common Shares then outstanding.

(ii) If the Board elects to mandatorily exchange any Rights under Section 11(b)(i), the Board may, at its option and without limiting any rights the Company may have under Section 26, cause the Company to enter into such arrangements or implement such procedures as it deems necessary or appropriate, in its sole discretion, for the purpose of ensuring that the Exchange Consideration is not received by holders of Rights that have become null and void pursuant to Section 7(e), including entering into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or a portion (as designated by the Board) of the Exchange Consideration distributable pursuant to the exchange, and all holders of Rights entitled to receive such Exchange Consideration pursuant to the exchange shall be entitled to receive such Exchange Consideration (and any dividends paid or distributions made with respect to any securities constituting such Exchange Consideration after the date on which such securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and distributing such Exchange Consideration, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) hereof and not transferable, exercisable or exchangeable in connection herewith. Any securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable securities, and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the securities so issued.

(iii) Any action of the Board ordering the exchange of any Rights pursuant to Section 11(b)(i) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right so exchanged pursuant to Section 11(a) shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to Section 11(c)(i). The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all holders of the Rights to be exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights to be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c) (i) In the event that, directly or indirectly, any transactions specified in the following clause (A) or (B) of this Section 11(c)(i) (each such transaction being a “Business Combination”) shall be consummated:

(A) the Company shall consolidate with, merge with and into, or effect a share exchange with any Acquiring Person or any Affiliate or Associate of an Acquiring Person, any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into the Company or the Company shall otherwise effect any business combination or similar transaction with any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

(B) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries to any Acquiring Person or any Affiliate or Associate of an Acquiring Person,

then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below (or, at such holder’s option, the securities specified in Section 11(a) if the Company is the surviving corporation in such Business Combination):

(1) if the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value as of the time of exercise thereof equal to the result obtained by multiplying the Purchase Price by two;

(2) if the Principal Party in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

(i) if the Principal Party in such Business Combination has Common Shares listed or admitted to trading on any recognized foreign stock exchange, such number of Common

Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value as of the time of exercise thereof equal to the result obtained by multiplying the Purchase Price by two;

(ii) such number of Common Shares of the Surviving Person in such Business Combination (if the Principal Party is also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

(iii) such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

(iv) if the Principal Party in such Business Combination is an Affiliate of one or more Persons that has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

(ii) The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and which shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11(c) and unless prior thereto:

(A) a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and

(B) the Company and each such issuer shall have:

(1) executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(c) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(c)(i) and 11(c)(iii)) and further providing that such issuer, at its own expense, shall use its best efforts to:

(i) cause a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii) qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate; and

(iii) list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

(2) furnished to the Rights Agent a written opinion, reasonably acceptable to the Rights Agent, of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

(3) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer that may be purchased upon the exercise of each Right after the consummation of such Business Combination.

(iii) After consummation of any Business Combination, (A) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11(c) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (B) the term “Company” shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions of this Rights Agreement (including Sections 11(a) and 11(c)) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, (D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and (E) the other provisions of this Rights Agreement (including Sections 7, 9 and 10) with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

(d) Upon the occurrence of the Share Acquisition Date (but not if a Business Combination has occurred and the Company is not the surviving corporation) and solely in the event that an insufficient number of authorized but unissued shares of Class B Common Stock are available to give effect to Section 7.11(e) of the LLC Agreement (or any successor provision thereof) or otherwise, the Company will offer each holder of LLC Units (other than a holder that is the Acquiring Person) the option to purchase, at a purchase price equal to the par value thereof, such number of one one-thousandths ( 1/1,000ths) of a Preferred Share equal to the number of Preferred Units (as defined in the LLC Agreement) such holder would have been entitled to receive under the first sentence of Section 7.11(e) of the LLC Agreement (or any successor provision thereof) but for the absence of available authorized shares of Class B Common Stock (and only to the extent such Preferred Units could not be issued because of such absence).

SECTION 12. Certain Adjustments.  \1 2 (a) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Shares or the Preferred Shares, including any change in the number of Common Shares or Preferred Shares outstanding, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares, or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends), or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

(b) If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the other provisions of this Rights Agreement (including Sections 7, 9 and 10) with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

(c) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase

Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Rights Agreement.

(d) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms that were expressed in the initial Right Certificates issued hereunder.

(e) In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional securities upon the occurrence of the event requiring such adjustment.

SECTION 13. Certificate of Adjustment.  Whenever an adjustment is made or any event occurs affecting the Rights or their exercisability (including an event that causes the Rights to become null and void) as provided in Section 11 or 12, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of Common Shares) in accordance with Section 25, provided that the failure to prepare, file or mail such certificate or summary shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

SECTION 14. Additional Covenants.  (a) Notwithstanding any other provision of this Rights Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including the benefits under Sections 11 and 12, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

(b) The Company covenants and agrees that, after the Distribution Date, except as permitted by Section 26, it shall not take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is intended or reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of Rights would have had absent such action, including the benefits under Sections 11 and 12. Any action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14(b) from and after the Distribution Date. The Company shall not consummate any Business Combination if any issuer of Common Shares for which Rights may be exercised after such Business Combination in accordance with Section 11(c) shall have taken any action that reduces or otherwise limits the benefits the holders of Rights would have had absent such action, including the benefits under Sections 11 and 12.

SECTION 15. Fractional Rights and Fractional Shares.  (a) The Company may, but shall not be required to (except prior to the Distribution Date in accordance with Section 12(a)), issue fractions of Rights or distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second sentence of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b) With respect to one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement), or any integral multiple thereof, represented by one or more whole Rights immediately prior to their exercise, the Company shall be required and, with respect to other fractions of a Preferred Share the Company may, but shall not be required, to (i) issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates that evidence such fractional Preferred Shares or (ii) utilize a depositary arrangement as provided by the terms of this Rights Agreement and the Preferred Shares. Except with respect to one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement), or any integral multiple thereof, represented by one or more whole Rights immediately prior to their exercise, the Company, in lieu of issuing fractional shares, may elect to pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the same fraction of the current market value of one Common Share times the Formula Number (as defined in the Certificate of Designation) if the Preferred Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second sentence of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date of such exercise. If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 15(b) shall apply, as nearly as reasonably practicable, on like terms to such other securities.

(c) The Company may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 11(b), or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

(d) Each holder of a Right by the acceptance of such Right expressly waives its right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right except as provided in this Section 15.

SECTION 16. Rights of Action.  All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Sections 19 and 21, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Shares) in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement. Notwithstanding anything in this Rights Agreement to the contrary, the Company shall not have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 17. Transfer and Ownership of Rights and Right Certificates.  (a) Prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares and the Right associated with each such Common Share shall be automatically transferred upon the transfer of each such Common Share.

(b) After the Distribution Date, the Right Certificates shall be transferable, subject to Section 7(e), only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed.

(c) The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate or book entry shares in respect of the Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares (or notices provided to holders of book entry shares of Common Shares) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 18. Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or other distributions or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 19. Concerning the Rights Agent.  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder, including any taxes or governmental charges imposed as a result of the action taken by it hereunder (other than any taxes on the fees payable to it).

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder in reliance upon any (i) written or oral instructions, representations or certifications received from any person it believes in good faith to be an officer, authorized agent, employee, Rights Certificate Holder or Stockholder of the Company, (ii) any Right Certificate or certificate for the Common Shares, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified, guaranteed or acknowledged, by the proper Person or Persons.

(c) The provisions of this Section 19 and Section 21 hereof shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

SECTION 20. Merger or Consolidation or Change of Rights Agent.  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case, at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

SECTION 21. Duties of Rights Agent.  The Rights Agent undertakes to perform the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the written or oral advice or opinion of such counsel shall be full and complete authorization and the Company shall fully indemnify, subject to clause (k) hereof, the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer or the General Counsel of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted by it in good faith under the provisions of this Rights Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 12 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, the Chief Financial Officer or the General Counsel of the Company in connection with its duties and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such instruction.

(h) The Rights Agent and any stockholder, member, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company or its Subsidiaries may be interested, or contract with or lend money to the Company or its Subsidiaries or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, member, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse side thereof, as the case may be, has either not been properly completed, the certification set forth therein has been altered or any other change to such form has been made (other than with respect to the information that the form requires the executor thereof to furnish in the blank spaces provided for such purpose), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act or for any loss to the Company resulting from any such act, default, neglect or misconduct of any such attorneys or agents; provided that the Rights Agent did not act with willful misconduct or gross negligence.

(k) The Company shall indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage or expense (including reasonable fees and expenses of legal counsel) that the Rights Agent may incur resulting from its actions as Rights Agent pursuant to this Rights Agreement; provided, however, that the Rights Agent shall not be indemnified or held harmless with respect to any such loss, liability, damage or expense incurred by the Rights Agent as a result of, or arising out of, its own gross negligence, bad faith or willful misconduct. In no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company in writing of the assertion of any action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of any such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim (it being understood that any failure to timely provide such notice shall not relieve Company of its indemnification obligations except to the extent defense of any such claim is actually prejudiced as a result of such delay). The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company.

(l) The Rights Agent’s aggregate liability for any and all damages arising from or relating to any and all claims and causes of action arising in connection with this Rights Agreement, shall not exceed the lesser of: (i) the amount of actual damages incurred by the Company; and (ii) an amount equal to the fees paid by the Company to the Rights Agent with respect to those services giving rise to such claim or cause of action during the twelve (12) month period (or such lesser period if those services have been provided for less than twelve (12) months) immediately preceding the date of occurrence of the event upon which a claim is asserted, less any amounts previously paid by the Rights Agent in satisfaction or settlement of other claims applicable to those services giving rise to such claim or cause of action, regardless of the basis on which the Company is entitled to claim damages (including, without limitation breach, negligence, misrepresentation, or other contract or tort claim) and shall constitute the Company’s sole monetary remedy.

(m) IN NO EVENT WILL RIGHTS AGENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS RIGHTS AGREEMENT (INCLUDING LOST PROFITS, DAMAGE TO REPUTATION OR LOST SAVINGS), EVEN IF FORESEEABLE OR EVEN IF RIGHTS AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 22. Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares and the Preferred Shares, in each case by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Rights Agreement as of the effective date of such termination, and the Company shall be responsible for providing notice of such resignation to each transfer agent of the Common Shares and the Preferred Shares. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such entity is authorized to do business as a banking institution in the State of New York), in good standing, which is authorized under such laws to exercise corporate trust or stockholder services powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) any Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall mail notice thereof in writing to the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares). Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 23. Issuance of Additional Rights and Right Certificates.  Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued, granted or sold pursuant to the exercise of stock options or under any employee plan or arrangement (whether or not subject to vesting or other restrictions), or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

SECTION 24. Redemption and Termination.  (a) The Board may, at its option, at any time prior to the earlier of (i) the Share Acquisition Date and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the “Redemption Date”), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

(b) Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), the Company shall give written notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption shall state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner except as specifically set forth in this Section or in Section 11(b) or in connection with the purchase of Common Shares prior to the Distribution Date.

SECTION 25. Notices.  Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

BioFuel Energy Corp.
1600 Broadway, Suite 2200
Denver, Colorado 80202
Attention: Chief Executive Officer

Subject to the provisions of Section 22, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

Broadridge Corporate Issuer Solutions, Inc.
1717 Arch St., Suite 1300
Philadelphia, PA 19103
Attention: Reorganization Department

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

SECTION 26. Supplements and Amendments.  At any time prior to the Distribution Date, and subject to the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement in any manner (provided such change does not in any way impact the Rights Agent’s obligations hereunder without the approval of the Rights Agent) that the Company may deem necessary or desirable (including the date on which the Distribution Date or Expiration Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed pursuant to Section 24) without the approval of any holder of the Rights. From and after the Distribution Date, and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates only (a) to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision of this Rights Agreement or (b) to otherwise supplement or amend any other provision or provisions in this Rights Agreement in any manner that the Company may deem necessary or desirable and that does not (x) adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person, an Affiliate or Associate of an Acquiring Person, a Post Transferee, a Prior Transferee or a Further Subsequent Transferee), (y) cause this Rights Agreement again to become amendable other than in accordance with this sentence or (z) in any way impact the Rights Agent’s obligations hereunder (other than with the approval of the Rights Agent). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date. All supplements and amendments shall be in writing and must be authorized by the Board. Upon the delivery of a certificate from the Chief Executive Officer, the President, the Chief Financial Officer or the General Counsel of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, that any supplement or amendment that does not amend Section 2, 19, 20, 21 or 22 or this Section 26 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. In addition, notwithstanding anything to the contrary contained in this Rights Agreement, no supplement or amendment to this Rights Agreement shall be made which reduces the Redemption Price (except as required by Section 12(a)).

SECTION 27. Successors.  All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 28. Benefits of Rights Agreement; Determinations and Actions by the Board, etc.  (a) Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).

(b) Except as explicitly otherwise provided in this Rights Agreement, the Board shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable, in the administration of this Rights Agreement, including the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend this Rights Agreement and a determination of whether there is an Acquiring Person). For all purposes of this Rights Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as the Board deems to be applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382.

(c) Nothing contained in this Rights Agreement shall be deemed to be in derogation of the obligation of the Board to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to reject any tender offer or other acquisition proposal, or to recommend that holders of Common Shares reject any tender offer or other acquisition proposal, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer or other acquisition proposal that the Board believes is necessary or appropriate in the exercise of such fiduciary duty.

SECTION 29. Process to Seek Exemption  Any Person who desires to effect any acquisition of securities that would, if consummated, result in such Person becoming an Acquiring Person (a “Requesting Person”) may, prior to such time and in accordance with this Section 29, request that the Board grant an exemption with respect to such acquisition under this Rights Agreement so that such Person would be deemed to be an “Exempt Person” as defined in Section 1 for purposes of this Rights Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by overnight delivery service or first-class mail, postage-prepaid, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (a) the name and address of the Requesting Person, (b) the number and percentage of Common Shares then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (c) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to become an Acquiring Person and the maximum number and percentage of Common Shares that the Requesting Person proposes to acquire. The Board, or a duly constituted committee of Independent Directors, shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten Business Days) after receipt thereof; provided, that the failure of the Board (or any such committee) to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. The Board, or a duly constituted committee of Independent Directors, shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion, or such committee determines in its sole discretion, that the acquisition of Beneficial Ownership of Common Shares by the Requesting Person, considered alone or with other transactions (including past transactions or contemplated transactions), (i) will not jeopardize or endanger the availability to the Company of its NOLs or other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant or (ii) is otherwise in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Common Shares in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board, or a duly constituted committee of Independent Directors, shall determine necessary or desirable to provide for the protection of the NOLs and other Tax Benefits or as is otherwise in the best interests of the Company. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s (or any such committee’s) determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by the Board, or a duly constituted committee of Independent Directors, and the action of a majority of such directors (or such committee) shall be deemed to be the determination of the Board for purposes of such Exemption Request.

SECTION 30. Tax Benefits Review  In addition to the review and evaluation otherwise contemplated by this Rights Agreement, the Board, or a duly constituted committee of Independent Directors, shall review the calculation for determining whether an ownership change has occurred under Section 382 once per year (or with such greater frequency as the Board (or any such committee), in its sole discretion, shall determine is advisable). The Board (or any such committee) shall determine after such review whether maintenance of this

Rights Agreement continues to be advisable in order to preserve the value of the NOLs and other Tax Benefits, taking into account such facts and circumstances as the Board (or any such committee) reasonably deems relevant.

SECTION 31. Severability.  If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 32. Governing Law.  This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State.

SECTION 33. Counterparts; Effectiveness.  This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Rights Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature. This Rights Agreement shall be effective as of the Close of Business on the date hereof.

SECTION 34. Descriptive Headings.  Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.

BIOFUEL ENERGY CORP.,

By	/s/ Scott H. Pearce Name: Scott H. Pearce Title: Chief Executive Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Rights Agent,

By	/s/ Mark Kopelman Name: Mark Kopelman Title: Vice President

EXHIBIT A

Form of

CERTIFICATE OF DESIGNATION

OF

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

BIOFUEL ENERGY CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

BIOFUEL ENERGY CORP., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the said Corporation (the “Certificate of Incorporation”), the said Board of Directors on March 27, 2014 adopted the following resolution creating a series of 100,000 shares of Preferred Stock designated as “Series B Junior Participating Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby authorizes a series of preferred stock, par value $0.01 per share, of the Corporation to be, and such series of preferred stock hereby is, created, and that the number of shares thereof and the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SECTION 1. Designation and Amount.  There shall be a series of Preferred Stock that shall be designated as “Series B Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

SECTION 2. Dividends or Distributions.  (a) Subject to the prior and superior rights of the holders of shares of any other series of preferred stock of the Company or other class of capital stock of the Company ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series B Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series B Junior Participating Preferred Stock, in the amount of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series B Junior Participating Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) in an amount per whole share (rounded to the nearest cent) equal to (x) the Formula Number (as hereinafter defined) then in effect times

E-Exhibit A-1

(y) the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series B Junior Participating Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used herein, the “Formula Number” shall be 1,000; provided, however, that, if at any time after March 27, 2014, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after March 27, 2014, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series B Junior Participating Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b) The Corporation shall declare a cash dividend on the Series B Junior Participating Preferred Stock as provided in Section 2(a)(2) immediately prior to or at the same time it declares a cash dividend on the Common Stock; provided, however, that, in the event no cash dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock, a dividend of $10.00 per whole share on the Series B Junior Participating Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date or the first Quarterly Dividend Payment Date, as the case may be. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(c) Whether or not declared, dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from and after the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d) So long as any shares of Series B Junior Participating Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series B Junior Participating Preferred Stock shall have been declared and set aside.

(e) The holders of shares of Series B Junior Participating Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.

E-Exhibit A-2

SECTION 3. Voting Rights.  The holders of shares of Series B Junior Participating Preferred Stock, in addition to the voting rights provided by law, shall have the following voting rights:

(a) Each holder of Series B Junior Participating Preferred Stock shall be entitled to a number of votes on each matter on which holders of the Common Stock and Class B Common Stock or stockholders generally are entitled to vote equal to the Formula Number then in effect, for each share of Series B Junior Participating Preferred Stock held of record, multiplied by the maximum number of votes per share which any holder of Common Stock, any holder of Class B Common Stock or stockholders generally then have with respect to such matter (assuming, if applicable, any holding period or other requirement to exercise such maximum voting rights is satisfied).

(b) Except as otherwise herein provided or by applicable law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock and the holders of shares of Class B Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

(c) Except as otherwise herein provided or by applicable law, holders of Series B Junior Participating Preferred Stock shall have no voting rights.

SECTION 4. Certain Restrictions.  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

E-Exhibit A-3

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount per share equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount per share equal to the greater of (x) $1,000 per whole share and (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except distributions made ratably on the Series B Junior Participating Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

SECTION 6. Consolidation, Merger, etc.  (a) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

(b) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

SECTION 7. No Redemption; No Sinking Fund.  (a) The shares of Series B Junior Participating Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series B Junior Participating Preferred Stock; provided, however, that, subject to Section 4(a)(iv), the Corporation may purchase or otherwise acquire outstanding shares of Series B Junior Participating Preferred Stock in the open market or by offer to any holder or holders of shares of Series B Junior Participating Preferred Stock.

(b) The shares of Series B Junior Participating Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 8. No Purchase Fund.  The shares of Series B Junior Participating Preferred Stock shall not be subject to or entitled to the operation of a purchase fund.

SECTION 9. No Conversion; No Exchange.  The shares of Series B Junior Participating Preferred Stock shall not be convertible into, or exchangeable for, shares of any other class or series.

SECTION 10. Ranking.  The Series B Junior Participating Preferred Stock shall rank junior to all other series of preferred stock of the Corporation unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

SECTION 11. Fractional Shares.  The Series B Junior Participating Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock. In lieu of any fractional shares, the Corporation may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a

E-Exhibit A-4

share, other than those one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in the Rights Agreement), or any integral multiple thereof, represented by one or more whole Rights immediately prior to such exercise, or (b) to issue depositary receipts evidencing fractional shares of Series B Junior Participating Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series B Junior Participating Preferred Stock.

SECTION 12. Reacquired Shares.  Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their retirement and cancelation become authorized but unissued shares of Series B Junior Participating Preferred Stock without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

SECTION 13. Amendment.  So long as any shares of Series B Junior Participating Preferred Stock shall be outstanding, (i) none of the voting power, preferences and relative, participating, optional or other special rights or privileges and the qualifications, limitations and restrictions of the Series B Junior Participating Preferred Stock as herein provided shall be amended in any manner which would alter or change the voting powers, preferences and relative, participating, optional or other special rights or privileges of the holders of Series B Junior Participating Preferred Stock and any qualifications, limitations or restrictions thereof so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Junior Participating Preferred Stock and (ii) no amendment, alteration or repeal of the Certificate of Incorporation or of the Amended and Restated Bylaws of the Corporation shall be effected so as to affect adversely any of such voting power, preferences and relative, participating, optional or other special rights or privileges.

E-Exhibit A-5

EXHIBIT B

[Form of Right Certificate]

Certificate No. [R]-	Rights

NOT EXERCISABLE AFTER, 2014, OR EARLIER IF REDEEMED BY THE COMPANY OR OTHERWISE EXPIRED PURSUANT TO THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Right Certificate

BIOFUEL ENERGY CORP.

This certifies that     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Section 382 Rights Agreement dated as of March 27, 2014, as it may be amended from time to time (the “Rights Agreement”), between BIOFUEL ENERGY CORP., a Delaware corporation (the “Company”), and BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Rights Agent (the “Rights Agent”), unless the Rights evidenced hereby shall have been previously redeemed or exchanged by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time on the earliest of (a) March 27, 2017, (b) the effective date of the repeal of Section 382 or any successor statute if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of NOLs or other tax benefits, (c) the first day of a taxable year of the Company with respect to which the Board determines that no NOLs or other tax benefits may be carried forward and (d) March 26, 2015, if approval of this Rights Agreement by a majority of votes cast by the stockholders present in person or by proxy and voting on the matter has not been obtained by or on such date, unless earlier redeemed or exchanged by the Company as described below (the earliest of the events described in clauses (a), (b), (c), and (d) being referred to as, the “Expiration Date”), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth ( 1/1,000th) of a fully paid, nonassessable share of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), at a purchase price per one one-thousandth ( 1/1,000th) of a share equal to $13.50 (the “Purchase Price”) payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

The Purchase Price and the number and kind of shares that may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares that may be so purchased as of March 27, 2014. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

E-Exhibit B-1

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock, par value $0.01 per share, of the Company or other securities of the Company deemed by the Board of Directors of the Company (the “Board”) to be at least equivalent in value) of $0.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date.

With respect to one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in the Rights Agreement), or any integral multiple thereof, represented by one or more whole Rights immediately prior to their exercise, the Company shall be required and, with respect to other fractions of a Preferred Share the Company may, but shall not be required, to (i) issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates that evidence such fractional Preferred Shares or (ii) utilize a depositary arrangement as provided by the terms of the Rights Agreement and the Preferred Shares. Except with respect to one one-thousandths ( 1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement), or any integral multiple thereof, represented by one or more whole Rights immediately prior to their exercise, the Company, in lieu of issuing fractional shares, may elect to make a cash payment as provided in the Rights Agreement for fractions of a share.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in accordance with the provisions of the Rights Agreement.

E-Exhibit B-2

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company.

Dated as of:

BIOFUEL ENERGY CORP.,

by	Name: Title:

Attest:

Name:
Title:

Date of countersignature:

Countersigned:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.,
as Rights Agent,

by	Authorized Signatory

E-Exhibit B-3

[On Reverse Side of Right Certificate]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if
such holder desires to exercise the Rights
represented by this Right Certificate.)

To the Rights Agent:

The undersigned hereby irrevocably elects to exercise      Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:            ,

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Dated:         ,

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

E-Exhibit B-4

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED            hereby sells, assigns and transfer unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint            Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:        ,

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate and (3) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Signature

E-Exhibit B-5

NOTICE

The signature on the foregoing Form of Election to Purchase or Form of Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

E-Exhibit B-6

EXHIBIT C

RIGHTS BENEFICIALLY OWNED BY ANY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF BIOFUEL ENERGY CORP.

On March 27, 2014 (the “Rights Dividend Declaration Date”), the Board of Directors (the “Board”) of BIOFUEL ENERGY CORP., a Delaware corporation (the “Company”), declared a dividend of one right (collectively, the “Rights”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Shares”). The Rights will be issued to the holders of record of Common Shares outstanding at April 7, 2014 (the “Record Date”) and with respect to Common Shares issued thereafter until the Distribution Date (as defined below). Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-thousandth ( 1/1,000th) of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”) at a price of $13.50, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Section 382 Rights Agreement dated as of March 27, 2014, as it may be amended from time to time (the “Rights Agreement”), between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agent”).

The Board adopted the Rights Agreement in an effort to protect shareholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (the “NOLs”) and other tax benefits to reduce potential future United States Federal income tax obligations. The Company has experienced substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated thereunder, the Company may “carry forward” these NOLs and other tax benefits in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs and other tax benefits do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs and other tax benefits arising in the future, and therefore these NOLs and other tax benefits could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use the NOLs and other tax benefits will be substantially limited, including that the timing of the usage of the NOLs and other tax benefits could be substantially delayed, which could therefore significantly impair the value of those assets.

Until the earlier of 5:00 p.m. New York City time on (a) the tenth calendar day after such date as the Company learns that a person or group (including any affiliate or associate of such person or group), has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the outstanding Common Shares (any such person or group being called an “Acquiring Person”) (subject to exceptions), and (b) such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Shares which could result in such person or group becoming the beneficial owner of 4.99% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by certificates for Common Shares registered in the names of the holders thereof, or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Right Certificates. Generally, the Rights Agreement provides that any person or group (including any affiliate or associate of such person or group) (a “Grandfathered Person”) which beneficially owned (as disclosed in public filings with the Securities and Exchange Commission) 4.99% or more of the outstanding Common Shares as of the Rights Dividend Declaration Date (the percentage of such ownership, the “Grandfathered Percentage”) will not be deemed an “Acquiring Person” unless such Grandfathered Person exceeds its Grandfathered Percentage by 0.5% or more of the outstanding shares of Common Stock. If

E-Exhibit C-1

any Grandfathered Person shall sell, transfer or otherwise dispose of any outstanding Common Shares after the Rights Dividend Declaration Date, the related Grandfathered Percentage shall then mean the lesser of (a) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition and (b) the percentage of outstanding Common Shares of the Company that such Grandfathered Person beneficially owns immediately following such sale, transfer or disposition; provided, however, if at any time after the Rights Dividend Declaration Date, such Grandfathered Person is the beneficial owner of less than 4.99% of the outstanding Common Shares, then such person or group (including any affiliate or associate of such person or group) will cease to be a Grandfathered Person. Additionally, the Rights Agreement includes procedures whereby the Board, or a duly constituted committee of Independent Directors, will consider requests to exempt (a) any person or group (including any affiliate or associate of such person or group) (an “Exempt Person”) that would otherwise be an “Acquiring Person”, or (b) any transaction (an “Exempt Transaction”) resulting in the beneficial ownership of Common Shares, prior to the consummation of such transaction, from the Acquiring Person trigger, in each case if the Board, or a duly constituted committee of Independent Directors, determines in its sole discretion either that such person or group (including any affiliate or associate of such person or group) or such transaction (i) will not jeopardize or endanger the availability of the NOLs or other tax benefits to the Company or (ii) is otherwise in the best interest of the Company; provided that, (A) in the case of an Exempt Person, if the Board, or a duly constituted committee of Independent Directors, later makes a contrary determination with respect to the effect of such person or group’s (including any affiliate or associate of such person or group) beneficial ownership with respect to the availability to the Company of its NOLs or other tax benefits, such person or group (including any affiliate or associate of such person or group) shall cease to be an Exempt Person and (B) in the case of an Exempt Person or Exempt Transaction, the Board, or a duly constituted committee of Independent Directors, may require the applicable person or group (including any affiliate or associate of such person or group) to make certain representations or undertakings, the violation or attempted violation of which will be subject to such consequences as the Board, or a duly constituted committee of Independent Directors, may determine it its sole discretion, including that such person or group (including any affiliate or associate of such person or group) shall become an “Acquiring Person”. The Rights Agreement provides that an exchange by any holder of the LLC Units held by it on the Rights Dividend Declaration Date for Common Shares pursuant to its rights under the limited liability company agreement of BioFuel Energy, LLC (the “LLC Agreement”) then in effect shall be an “Exempt Transaction”.

With respect to any Common Shares outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date and the Expiration Date (as defined below), (a) in the case of certificated shares, the Rights associated with the Common Shares represented by a certificate shall be evidenced by such certificate along with a copy of this Summary of Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (b) in the case of Common Shares held in uncertificated form, the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares. Therefore, until the Distribution Date, the Rights may be transferred with and only with the underlying Common Shares.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 p.m., New York City time, on the earliest of (a) March 27, 2017, (b) the effective date of the repeal of Section 382 or any successor statute if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of NOLs or other tax benefits, (c) the first day of a taxable year of the Company to which the Board determines that no NOLs or other tax benefits may be carried forward and (d) March 26, 2015, if approval of this Rights Agreement by a majority of votes cast by the stockholders present in person or by proxy and voting on the matter has not been obtained by or on such date (the earliest of the events described

E-Exhibit C-2

in clauses (a), (b), (c), and (d) being referred to as, the “Expiration Date”), unless earlier redeemed or exchanged by the Company as described below.

The number of Preferred Shares or other securities issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Shares or Preferred Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares or otherwise. The Purchase Price and the number of Preferred Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in the event of the declaration of a stock dividend on the Common Shares payable in Common Shares or a subdivision or combination of the Common Shares prior to the Distribution Date.

The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-thousandth ( 1/1,000th) of a Preferred Share and, unless represented by depositary receipts pursuant to a depositary arrangement (as provided by the terms of the Preferred Shares), shall be so issued. The foregoing sentence notwithstanding, the Company may, in lieu of issuing fractional shares (other than fractional shares represented by one or more whole Rights immediately prior to their exercise), make a cash payment for such shares based on the market price of such shares on the first trading date prior to the date of exercise.

Subject to the right of the Board to redeem or exchange the Rights as described below, on the first date of public announcement by the Company or an Acquiring Person that a Person has become an Acquiring Person, or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise thereof, for the Purchase Price, that number of one one-thousandths ( 1/1,000ths) of a Preferred Share equal to the number of Common Shares which at the time of such transaction would have a market value of twice the Purchase Price. Any Rights that are or were beneficially owned by an Acquiring Person will become null and void and will not be subject to this “flip-in” provision. In addition, on such date (but not if the “flip-over” provision applies as described below) and solely in the event that an insufficient number of authorized but unissued shares of Class B Common Stock are available to give effect to Section 7.11(e) of the LLC Agreement (or any successor provision thereof) or otherwise, the Corporation will offer each holder of LLC Units (other than a holder that is an Acquiring Person) the option to purchase, at a purchase price equal to the par value thereof, such number of one one-thousandths ( 1/1,000ths) of a Preferred Share equal to the number of Preferred Units (as defined in the LLC Agreement) such holder would have been entitled to receive under the first sentence of Section 7.11(e) of the LLC Agreement (or any successor provision thereof) but for the absence of available authorized shares of Class B Common Stock (and only to the extent such Preferred Units could not be issued because of such absence).

In the event the Company is acquired by, or otherwise engages in a merger, share exchange or other business combination with, an Acquiring Person that has common shares publicly traded in the United States or 50% or more of the Company’s assets or assets representing 50% or more of the Company’s earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that has common shares publicly traded in the United States, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such entity which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination by an Acquiring Person that does not have common shares publicly traded in the United States or 50% or more of the Company’s assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that does not have common shares publicly traded in the United States, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, at such holder’s option, (a) if such entity has common shares publicly traded outside the United States, that number of common shares of such entity which at the time of the transaction would have a market value of twice the Purchase Price, (b) that number of common shares of the surviving corporation in the transaction with such entity which at the time of the transaction would have a book value of twice the Purchase Price, (c) that number of common shares of such entity which at the time of the

E-Exhibit C-3

transaction would have a book value of twice the Purchase Price or (d) if such entity has an affiliate which has common shares publicly traded in the United States, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price. This “flip-over” provision only applies to a merger or similar business combination with an Acquiring Person.

ANY RIGHTS THAT ARE OR WERE, AT ANY TIME ON OR AFTER THE DATE AN ACQUIRING PERSON BECOMES SUCH, BENEFICIALLY OWNED BY SUCH ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF SUCH ACQUIRING PERSON (OR A TRANSFEREE THEREOF) WILL BECOME NULL AND VOID AND ANY HOLDER OF ANY SUCH RIGHT (INCLUDING ANY SUBSEQUENT HOLDER) WILL BE UNABLE TO EXERCISE ANY SUCH RIGHT.

The Rights are redeemable by the Board at a redemption price of $0.0001 per Right (the “Redemption Price”) any time prior to the earlier of (a) the Distribution Date and (b) the Expiration Date (the date of such redemption being the “Redemption Date”). Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

After there is an Acquiring Person the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement. Notwithstanding the foregoing, the Board is not empowered to effect such exchange at any time after any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all affiliates and associates of such person, becomes the beneficial owner of 50% or more of the Common Shares then outstanding.

If the Board elects to mandatorily exchange any Rights, the Board may, at its option and without limiting any rights the Company may have under the Rights Agreement, cause the Company to enter into one or more arrangements it deems necessary or appropriate to implement and give effect to such mandatory exchange in the manner contemplated by the Rights Agreement, including by establishing one or more trusts or other mechanisms for the proper and orderly distribution of the securities and/or cash to be exchanged therefor.

At any time prior to the date the Company learns that a person or group (including any affiliate or associate of such person or group) has become an Acquiring Person (subject to exceptions), the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date will occur, the amount of the Purchase Price or the definition of “Acquiring Person”), except that no supplement or amendment may be made that reduces the Redemption Price or adversely affects the holders of Rights (other than an Acquiring Person, an affiliate or associate of an Acquiring Person and certain transferees).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

A copy of the Rights Agreement, including the terms of the Preferred Shares, will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company upon written request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

E-Exhibit C-4

Annex F

GREEN BRICK PARTNERS, INC.
2014 OMNIBUS EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders.

2. Definitions. The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” means, with respect to any Person, any parent or direct or indirect subsidiary of such Person; provided, that, with respect to Incentive Stock Options, the term shall only mean “parent corporation” and “subsidiary corporation” as defined in Sections 424(e) and 424(f) of the Code; further, provided, that, with respect to the award of any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, and Performance Compensation Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, or similar services agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of, indictment for, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) while employed by or providing services to the Company or any Affiliate, and without the prior written approval of the Board, the Participant performs services for any other Person which competes with the Company or any of its Affiliates, or otherwise violates any restrictive covenants contained in any Award Agreement or any other agreement between the Participant and the Company or any Affiliate, (D) the Participant’s failure to perform duties as reasonably directed by the Company or the Participant’s material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant) or (E) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon the first of the below events to occur following the Effective Date:

(i) Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) (other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof or (y) Greenlight Capital, Inc. and/or its Affiliates) acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or the surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

(ii) At any time when the Common Stock is publicly traded, a majority of the members of the Board shall not be Continuing Directors;

(iii) The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

To the extent a Plan Award provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and a Change in Control is intended to constitute a payment event under such Plan Award, then Change in Control shall mean a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5) and any interpretative guidance promulgated under Section 409A of the Code. In addition, notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Change in Control” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Change in Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change in Control” herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, (i) the Committee shall be a committee of the Board consisting solely of two or more Eligible Directors as necessary in each case to satisfy the requirements of Section 162(m) of the Code and Rule 16b-3 under the Exchange Act with respect to Awards granted under the Plan and (ii) with respect to Awards to directors who are not employees of the Company, the Committee shall consist solely of one or more members of the Board who are “independent” within the meaning of the NASDAQ listing standards (or, if the Common Stock is not admitted to quotation on NASDAQ, such similar standards of any other applicable registered stock exchange or quotation system on which the Common Stock is listed or quoted at any relevant time).

(i) “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(j) “Company” means Green Brick Partners, Inc., a Delaware corporation.

(k) “Continuing Directors” means, as of any date of determination, any member of the Board who: (i) was a member of the Board on the Effective Date; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, however, that such date complies with the requirements of Sections 422 and 409A of the Code, as applicable.

(m) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person such that such person qualifies for long-term disability benefits under such plan or, (x) if no such long-term disability plan then exists or (y) for purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, which provides that an individual is totally and permanently disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(n) “Effective Date” means [_________________].1

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(p) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(q) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

[1]	NTD: The Plan will become effective immediately following the closing of the Transactions.

(r) “Exercise Price” has the meaning given such term in Section 7(b) or Section 8(b) of the Plan, as applicable.

(s) “Fair Market Value” means as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Committee in its sole discretion in a manner intended to satisfy the principles of Section 409A of the Code; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on the date of determination shall be the closing sale price reported for such share on such exchange on the day immediately prior to such date of determination or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the NASDAQ (“NASDAQ”) system or other comparable quotation system and has been designated as a National Market System (“NMS”) security, the fair market value of a share of Common Stock on the date of determination shall be the closing sale price reported for such share on such system on the day immediately prior to such date of determination or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on NASDAQ but has not been designated as an NMS security, the fair market value of a share of Common Stock on the date of determination shall be the average of the highest bid and lowest asked prices of such share on such system on the day immediately prior to such date of determination or, if both bid and ask prices were not reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

(t) “Immediate Family Members” shall have the meaning set forth in Section 14(b).

(u) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.

(v) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(w) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(x) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(y) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(z) “Option” means an Award granted under Section 7 of the Plan.

(aa) “Option Period” has the meaning given such term in Section 7(b) of the Plan.

(bb) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(cc) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan, which, for the avoidance of doubt, could include, without limitation, performance units, performance-based shares and other equity and non-equity performance-based awards.

(dd) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(ee) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the

Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ff) “Performance Goals” means performance goals based on one or more of the following Performance Criteria as determined by the Committee: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth; (v) operating income or profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return (absolute or relative)); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) working capital targets; (xvi) measures of economic value added; (xvii) enterprise value; (xviii) debt levels and net debt; (xix) combined ratio; (xx) timely launch of new facilities; (xxi) employee retention; (xxii) performance relative to budget; (xxiii) safety performance targets; (xxiv) objective measures of personal targets, goals or completion of projects; (xxv) drilling capital efficiency; (xxvi) drilling rate of return; (xxvii) production; (xxviii) new reserves; (xxix) direct lifting costs; and (xxx) SEC finding costs. Performance goals not specified herein may be used to the extent that an Award is not intended to comply with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that, to the extent permitted by Section 162(m) of the Code, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(gg) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(hh) “Permitted Transferee” shall have the meaning set forth in Section 14(b) of the Plan.

(ii) “Person” has the meaning given such term in the definition of “Change in Control.”

(jj) “Plan” means this Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan.

(kk) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ll) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(mm) “Restricted Stock” means shares of Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(nn) “SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(oo) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(pp) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(qq) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(rr) “Substitute Award” has the meaning given such term in Section 5(e).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. Unless sooner terminated by the Board in accordance with Section 13 hereof, the expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may delegate to one or more Officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s constituent documents. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s constituent documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Shares Subject to the Plan; Grant of Awards; Limitations.

(a) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan [____________]2 shares of Common Stock; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 500,000 shares of Common Stock may be made to any single Participant during any calendar year and subject to Section 12 of the Plan, grants of Incentive Stock Options under the Plan in respect of no more than 500,000 shares of Common Stock may be made to any single Participant during any calendar year; (iii) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be earned in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property,

[2]	NTD: The Plan will reserve 7.5% of the total shares of Common Stock of the Company (after the comtemplated Transactions) for Awards.

no more than the Fair Market Value of 500,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; and (iv) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $2,000,000.

(b) Use of shares of Common Stock to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan. For the avoidance of doubt, Awards that can only be settled in cash shall not be treated as shares of Common Stock granted for purposes of this Plan.

(c) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(d) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. Options shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the “Option Period”), in each case, as may be determined by the Committee and as set forth in an Award Agreement; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee in the Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise and Form of Payment. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of Options to be exercised and the date on which such Options were awarded. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges, and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised. Any fractional shares of Common Stock shall be settled in cash. The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent a Participant from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed, traded or reported.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the “SAR Period”), in each case as may be determined by the Committee and as set forth in an Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in the Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value of a share of Common Stock exceeds the Exercise Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the Exercise Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award Agreement. Any fractional share of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each such grant of Restricted Stock or Restricted Stock Units under the Plan shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Stock — Accounts, Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and unless otherwise set forth in an applicable Award Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided by the Committee in an Award Agreement, and the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of shares of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the shares of Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Other Stock-Based Awards. The Committee may issue Awards to Eligible Persons in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. Such Awards may be issued either alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine in its sole discretion determine.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Modification of Performance Criteria/Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee shall adjust or modify the calculation of a Performance Goal for a Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(d) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or an Affiliate of the Company on the date of payment with respect to a Performance Period to be eligible to receive such payment in respect of a Performance Compensation Award for the preceding Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved as determined by the Committee; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance

Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

12. Changes in Capital Structure and Similar Events.

(a) Effect of Certain Events. In the event of (A) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (B) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring”

(within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004) and FASB Accounting Standards Codification Topic 718) or any successor rule, the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act or the exemption under Section 409A, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b) Effect of Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an Award or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, in addition to any adjustment under Section 12(a), the Committee may provide for one or more of the following: (i) each Option and SAR which is at the time outstanding under the Plan shall automatically become fully vested and exercisable with respect to all shares of Common Stock covered thereby, (ii) the Restricted Period shall expire and restrictions applicable to all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse and such Awards shall become fully vested and (iii) Performance Periods in effect on the date the Change in Control occurs shall end on such date and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee whichever is greater.

(c) The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Company Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without shareholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the

Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

14. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards (or adopt a subplan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Notwithstanding anything herein to the contrary, to the extent that a Participant’s beneficiary designation would result in a duplication of, or unintended, benefits payable under this Plan or would otherwise violate applicable law, the Committee shall have the authority to disregard such designation and payments shall be made in accordance with applicable law.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award Agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds three (3) months, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day following the expiration of such three (3) month period.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of shares of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or SAR) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(iii) Notwithstanding any provision in this Plan or any Award Agreement to the contrary, Awards granted hereunder shall be subject, to the extent applicable, (A) to any clawback policy adopted by the Company, and (B) to the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and rules, regulations and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements. If, pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, the Company would not be eligible for continued listing, if applicable, under Section 10D(a) of the Exchange Act if it did not adopt policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan shall be subject to claw-back in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(p) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Shareholder Approval. The Plan shall become effective on the Effective Date; provided, however, that, (i) no Incentive Stock Options shall be valid as an Incentive Stock Option unless and until the Plan has been approved by shareholders within the twelve (12) month period following adoption of by the Board in the manner provided under Section 424 and Treasury Regulations thereunder, and any Option awarded as an Incentive Stock Option prior to such shareholder approval shall be treated as a Nonqualified Stock Option and (ii) no Performance Compensation Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall granted unless and until the Plan has been properly disclosed and approved by shareholders so as to comply with Code Section 162(m).

(s) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding anything herein or in any Award Agreement to the contrary, the Committee may require, as a condition to the grant of and/or the receipt of shares of Common Stock under an Award, that the Participant execute a stockholders, lock-up or other agreements, as it may determine in its sole and absolute discretion.

(u) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

(v) Section 409A. The Plan and the Awards hereunder are intended to either comply with, or be exempt from, the requirements of Section 409A of the Code. To the extent that the Plan or any Award is not exempt from the requirements of Section 409A of the Code, the Plan and any such Award intended to comply with the requirements of Section 409A of the Code shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed by Section 409A of the Code or any damages relating to any failure to comply with Section 409A of the Code.

BIOFUEL ENERGY CORP.

BIOFUEL ENERGY CORP.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SUBMIT A PROXY BY INTERNET www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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SUBMIT A PROXY BY PHONE 1-800-690-6903
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SUBMIT A PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M77342-TBD

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOFUEL ENERGY CORP.

The Board of Directors recommends you vote "FOR" all of the nominees listed below:	For All	Withhold All	For All Except
10. To elect the following directors:	☐	☐	☐

NOMINEES:

01) Mark W. Wong
02) Scott H. Pearce
03) Elizabeth K. Blake
04) David Einhorn
05) Richard I. Jaffee
06) John D. March
07) Ernest J. Sampias

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote "FOR" Proposals 8, 9 and 11:	For	Against	Abstain
8. To approve, on a nonbinding advisory basis, the compensation that may be paid or become payable to the Company's named executive officers in connection with, or following, the consummation of the Transactions.	☐	☐	☐
9. To approve the Section 382 Agreement.	☐	☐	☐
11. To approve, on a nonbinding advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote for the option of every "ONE YEAR" with respect to Proposal 12:	One Year	Two Years	Three Years	Abstain
12. Frequency of future nonbinding advisory votes to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 13, 14 and 15:	For	Against	Abstain
13. To adopt the Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan.	☐	☐	☐
14. To ratify the appointment of Grant Thornton LLP as the Independent Registered Public Accounting Firm of the Company to serve for the 2014 fiscal year.	☐	☐	☐
15. To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Transaction Agreement and approve the Transactions or any other of Proposals 1 through 5 or Proposal 7.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date